     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1999


                                                      REGISTRATION NO. 333-74285


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                      RECKSON ASSOCIATES REALTY CORP. AND
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each registrant as specified in its charter)

       RECKSON ASSOCIATES REALTY                           6798                           RECKSON ASSOCIATES REALTY
            CORP.--MARYLAND                          (Primary Standard                        CORP.--11-3233650
     RECKSON OPERATING PARTNERSHIP,                     Industrial                      RECKSON OPERATING PARTNERSHIP,
             L.P.--DELAWARE                           Classification                           L.P.--11-3233647
    (State or other jurisdiction of                    Code Number)                            (I.R.S. Employer
     incorporation or organization)                                                          Identification No.)

                       ----------------------------------

                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 694-6900
              (Address, including zip code, and telephone number,
     including area code, of each registrant's principal executive offices)

                    ----------------------------------------

                               DONALD J. RECHLER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        RECKSON ASSOCIATES REALTY CORP.
                              225 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 694-6900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                    ----------------------------------------

                                   COPIES TO:


   EDWARD F. PETROSKY, ESQ.             LEE S. PARKS, ESQ.               LESTER S. GARFINKEL                LOU R. KLING, ESQ.
   J. GERARD CUMMINS, ESQ.        FRIED, FRANK, HARRIS, SHRIVER        TOWER REALTY TRUST, INC.           HOWARD L. ELLIN, ESQ.
       BROWN & WOOD LLP                     & JACOBSON                    292 MADISON AVENUE          SKADDEN, ARPS, SLATE, MEAGHER
    ONE WORLD TRADE CENTER              ONE NEW YORK PLAZA                   3(RD) FLOOR                        & FLOM LLP
   NEW YORK, NEW YORK 10048       NEW YORK, NEW YORK 10004-1980        NEW YORK, NEW YORK 10017              919 THIRD AVENUE
        (212) 839-5300                    (212) 859-8000                    (212) 448-1864               NEW YORK, NEW YORK 10022
                                                                                                              (212) 735-3000


                       ----------------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of Tower Realty Trust, Inc., a Maryland corporation, with and into Metropolitan Partners LLC, a Delaware limited liability company, described in the enclosed Joint Proxy
Statement/Prospectus, have been satisfied or waived.


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                           --------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     REVISED PRELIMINARY COPY--SUBJECT TO COMPLETION--DATED MARCH 29, 1999



   [LOGO]                                                                         [RECKSON LOGO]



    The board of directors of each of Tower Realty Trust, Inc. and Reckson Associates Realty Corp. has approved a merger in which Tower will be acquired by Metropolitan Partners LLC, a subsidiary of Reckson. The merger requires the approval of Tower stockholders. Although the approval of Reckson stockholders is not required for the merger to occur, the form of a portion of the merger consideration will vary depending upon the results of a vote of Reckson common stockholders.



    If Reckson common stockholders approve the issuance of only shares of Reckson class B exchangeable common stock as the non-cash portion of the merger consideration, then, in the merger, common stockholders of Tower and holders of limited partnership units of Tower Realty Operating Partnership, L.P. will receive for each share or unit, at their election and subject to proration, either (a) $23.00 in cash or (b) .8364 of a share of Reckson class B exchangeable common stock. If Reckson common stockholders do not approve the issuance of only shares of Reckson class B exchangeable common stock as the non-cash portion of the merger consideration, Reckson will still be obligated to complete the merger, subject to the conditions of the merger agreement. In this case, however, Tower stockholders and unitholders will receive for each of their shares or units, at their election and subject to proration, either (a) $23.00 in cash or (b) .5725 of a share of Reckson class B exchangeable common stock and $7.2565 principal amount of 7% senior unsecured notes due 2009 of Reckson Operating Partnership, L.P.



    In the merger, only 25% of the Tower shares and units will be exchanged for $23.00 in cash. Additionally, the value of the Reckson securities issuable in the merger is uncertain and will fluctuate over time. Based upon the $21.56 closing price of Reckson common stock on March 19, 1999 and, even though the trading price of Reckson common stock is not necessarily indicative of the future trading price of Reckson class B common stock, treating each share of Reckson class B common stock as having the same value as one share of Reckson common stock into which it is convertible, the Tower board of directors believes that the value of the election to receive Reckson stock, or stock and notes, is less than $23.00 per share. Accordingly, the Tower board of directors recommends that Tower stockholders and unitholders elect to receive cash in order to maximize the value of the merger consideration received.



    THE TOWER BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO TOWER STOCKHOLDERS AND UNITHOLDERS AND IS IN THEIR BEST INTERESTS AND THEREFORE RECOMMENDS THAT TOWER STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER. THE RECKSON BOARD OF DIRECTORS RECOMMENDS THAT RECKSON STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SHARE ISSUANCE PROPOSAL.



    Reckson common stock and Tower common stock trade on the New York Stock Exchange under the symbols "RA" and "TOW." Reckson class B common stock and, if issued, Reckson OP 7% notes will be listed on the New York Stock Exchange under
the symbols "    "and "    ." As explained on page   , neither Tower
stockholders nor Reckson stockholders are entitled to appraisal rights in this transaction. FOR A DISCUSSION OF THE RISKS INVOLVED WITH THIS TRANSACTION, SEE "RISK FACTORS RELATING TO THE MERGER AND AN INVESTMENT IN RECKSON SECURITIES"
BEGINNING ON PAGE   .



    This Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully. In addition, you may obtain information about Tower or Reckson from documents filed with the Securities and Exchange Commission.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR ANY SECURITIES THAT MAY BE ISSUED IN THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. FURTHERMORE, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED         , 1999, AND IS FIRST
BEING MAILED TO STOCKHOLDERS ON OR ABOUT         , 1999.

     REVISED PRELIMINARY COPY--SUBJECT TO COMPLETION--DATED MARCH 29, 1999
                              [TOWER REALTY LOGO]
    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON           , 1999


To the Stockholders of Tower Realty Trust, Inc.:


    Notice is hereby given that a special meeting of stockholders (together with any postponement or adjournment thereof, the "Special Meeting") of Tower Realty
Trust, Inc., a Maryland corporation ("Tower"), will be held on [          ,
    ], 1999, at [ :00] a.m. (Eastern time) at the Hotel Inter-Continental New York, 111 East 48th Street, New York, New York, for the following purposes:



    1. To approve the merger of Tower with and into Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan Partners"), (the "Merger") pursuant to the Agreement and Plan of Merger and the transactions contemplated thereby, dated as of December 8, 1998 (the "Merger Agreement"), by and among Tower, Reckson Associates Realty Corp., a Maryland corporation ("Reckson"), Reckson Operating Partnership, L.P., a Delaware limited partnership ("Reckson OP"), and Metropolitan Partners, in which each share of common stock, par value $.01 per share, of Tower ("Tower Common Stock") will, at the election of holders thereof and subject to proration, either (x) be converted into the right to receive $23.00 in cash payable to the holder thereof, without interest, or (y) be converted into either (1) .5725 of a share of class B exchangeable common stock, par value $.01 per share, of Reckson (the "Reckson Class B Common Stock") and $7.2565 principal amount of 7% senior unsecured notes due 2009 of Reckson OP (the "Reckson OP 7% Notes"), guaranteed by Reckson, if the Share Issuance Approval (as defined below) is not obtained, or (2) .8364 of a share of Reckson Class B Common Stock if the Share Issuance Approval is obtained. If the Reckson board of directors withdraws or amends or materially modifies or withdraws its approval or recommendation of the Share Issuance (as defined below) and if the Share Issuance Approval has not been obtained, in addition to the consideration set forth in clauses (x) or (y)(1) above, each share of Tower Common Stock will be converted into an additional $.8046 principal amount of Reckson OP 7% Notes. As used herein, the "Share Issuance Approval" is defined as the approval, by a majority of votes cast at the special meeting of the common stockholders of Reckson, of the issuance of only Reckson Class B Common Stock as the non-cash portion of the merger consideration (the "Share Issuance"); PROVIDED THAT the total votes cast on the Share Issuance represent over 50% in interest of all shares of common stock of Reckson entitled to vote on the Share Issuance; and


    2. To transact such other business as may properly come before the Special Meeting.


    The board of directors has set the close of business (5:00 p.m., Eastern time) on March 12, 1999 as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Special Meeting. Holders of Tower Common Stock as of the Record Date will be entitled to vote on Item 1 and any matters under Item 2 at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be maintained at Tower's headquarters, 292 Madison Avenue, New York, New York 10017, prior to the Special Meeting and will also be available for inspection at the Special Meeting.



    Approval of the Merger (Item 1) requires the affirmative vote of the holders of record of a majority of the shares of Tower Common Stock outstanding on the Record Date. As of the Record Date, there were 16,958,355 shares of Tower Common Stock outstanding, each of which is entitled to one vote in person or by proxy with respect to each matter to be voted on by holders of Tower Common Stock at the Special Meeting.


    For approval of the Merger, the presence in person or by proxy of at least a majority of the outstanding shares of Tower Common Stock entitled to vote on the approval of the Merger is necessary to constitute a quorum at the Special Meeting.


    THE BOARD OF DIRECTORS OF TOWER HAS DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF, TOWER AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT HOLDERS OF TOWER COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AT THE SPECIAL MEETING.


                                          BY ORDER OF THE BOARD OF DIRECTORS OF
                                          TOWER,

                                          [SIGNATURE]
                                          PEGGY D. RAWITT, SECRETARY


March [  ], 1999


    IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED PREPAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IF NO INSTRUCTIONS ARE INDICATED ON YOUR PROXY, YOUR SHARES OF TOWER COMMON STOCK WILL BE VOTED "FOR" APPROVAL OF THE MERGER. EXECUTION OF A PROXY WILL NOT IN ANY WAY AFFECT A STOCKHOLDER'S RIGHT TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME, BEFORE IT IS EXERCISED, BY WRITTEN NOTICE TO THE SECRETARY OF TOWER. IN ADDITION, STOCKHOLDERS ATTENDING THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AT ANY TIME BEFORE THEY ARE EXERCISED.


                           YOU SHOULD NOT SEND STOCK
                       CERTIFICATES WITH YOUR PROXY CARD.

     REVISED PRELIMINARY COPY--SUBJECT TO COMPLETION--DATED MARCH 29, 1999
                           [RECKSON ASSOCIATES LOGO]
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON [          ], 1999


To the Common Stockholders of Reckson Associates Realty Corp.:

    We are writing to you to notify you that a special meeting of common stockholders of Reckson Associates Realty Corp., a Maryland corporation, will be
held on [          ], 1999, at [  :  ] a.m. (Eastern time) at The Omni, 333
Earle Ovington Boulevard, Mitchel Field, New York, for the following purposes:

    1. To consider and vote upon the proposed issuance by Reckson of only shares of Reckson class B exchangeable common stock as the non-cash portion of the merger consideration in the merger of Tower Realty Trust, Inc. with and into Metropolitan Partners LLC, a subsidiary of Reckson, in accordance with the Agreement and Plan of Merger, dated as of December 8, 1998, by and among Reckson, Reckson Operating Partnership, L.P., Tower and Metropolitan Partners; and

    2. To transact such other business, including the adjournment of the special meeting, as may properly come before the special meeting or any adjournments or postponements of the special meeting.

    The board of directors has fixed the close of business on March 15, 1999 as the record date for determining the Reckson common stockholders entitled to notice of and to vote at the special meeting and at any adjournments or postponements of the special meeting. Only stockholders of record of Reckson common stock at the close of business on that date will be entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements of the special meeting.

    The rules of the New York Stock Exchange require that the share issuance proposal be approved by the affirmative vote of a majority of the shares of Reckson common stock cast at the special meeting and entitled to vote on the share issuance proposal, as long as the total votes cast on the share issuance proposal represent a majority of all shares entitled to vote on the share issuance proposal.

    A proxy card accompanies this Notice. It is important that your shares of Reckson common stock be represented at the special meeting, regardless of the number of shares you hold. We urge you to specify your voting preference by completing, dating and signing the enclosed proxy card and returning it in the enclosed prepaid business reply envelope. You may revoke your proxy at any time before it is voted by delivery to us of a written revocation or a later dated proxy or by voting in person at the special meeting. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account. All proxy forms received by you should be signed and returned promptly to ensure that all of your shares are voted.

    If your shares are not registered in your own name and you plan to attend the special meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership on March 15, 1999 and bring that evidence to the special meeting. Please complete, sign and return your proxy card regardless whether you plan to attend the special meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS OF
                                          RECKSON ASSOCIATES REALTY CORP.,

                                          /s/ Gregg M. Rechler


                                          GREGG M. RECHLER
                                          SECRETARY


Melville, New York


March [  ], 1999


    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE SHARE ISSUANCE PROPOSAL, WHICH IS DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. YOUR VOTE IS IMPORTANT.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION................................................................           1

SUMMARY....................................................................................................           7

  The Companies............................................................................................           7
  Summary of the Transaction...............................................................................           7
  The Special Meetings.....................................................................................           8
  Record Dates; Voting Power...............................................................................           8
  Votes Required...........................................................................................           9
  Voting Your Shares.......................................................................................           9
  Shares Held in "Street Name".............................................................................          10
  What to Send in Now......................................................................................          10
  Failure to Return a Form of Election.....................................................................          10
  Changing Your Vote.......................................................................................          10
  Conditions to the Merger.................................................................................          10
  Termination of the Merger Agreement......................................................................          11
  Termination Fees and Expenses............................................................................          12
  Metropolitan Partners' Investment in Tower...............................................................          12
  Release of Litigation; Litigation Trust..................................................................          12
  Recent Reckson Financing.................................................................................          13
  Forward-Looking Statements May Prove Inaccurate..........................................................          13

RISK FACTORS RELATING TO THE MERGER AND AN INVESTMENT IN RECKSON SECURITIES................................          14
  Risk Factors Relating to Failure to Approve the Share Issuance Proposal..................................          14
  Risk Factors Relating to Completion of the Merger........................................................          14
  Risk Factors Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes...........          15
  Risk Factors Relating to Failure of the Merger to be Completed...........................................          29

WHAT TOWER STOCKHOLDERS WILL RECEIVE IN THE MERGER.........................................................          30

SELECTED FINANCIAL DATA....................................................................................          33
  Selected Financial Data of Tower.........................................................................          33
  Selected Financial Data of Reckson.......................................................................          36
  Selected Financial Data of Reckson OP....................................................................          38
  Selected Pro Forma Combined Financial Data of Reckson....................................................          40

COMPARATIVE PER SHARE DATA.................................................................................          43
  Earnings, Dividends and Book Value.......................................................................          43
  Comparative Market Prices and Distributions..............................................................          44
  Distribution Policies....................................................................................          45

THE MERGER.................................................................................................          49
  Background of the Merger.................................................................................          49
  Tower's Reasons for the Merger; Recommendation of the Tower Board of Directors...........................          59
  Reckson's Reasons for the Merger and the Share Issuance Proposal; Positive and Negative Factors
    Considered.............................................................................................          62
  Opinion of Tower's Financial Advisor.....................................................................          63
  Opinion of Reckson's Financial Advisor...................................................................          70
  Cautionary Statement Concerning Forward-Looking Statements...............................................          75

                                                                                                                PAGE
                                                                                                                -----
  Merger Financing.........................................................................................          75
  Anticipated Dispositions of Properties...................................................................          76
  Accounting Treatment.....................................................................................          76
  Material U.S. Federal Income Tax Consequences of the Merger..............................................          76
  Regulatory Matters.......................................................................................          78
  Appraisal Rights.........................................................................................          79
  Federal Securities Laws Consequences; Resale Restrictions................................................          79
  Conduct of the Business if the Merger is not Completed...................................................          79

INTERESTS OF TOWER OFFICERS AND DIRECTORS IN THE MERGER AND RELATED MATTERS................................          80
  Indemnification and Insurance............................................................................          80
  Compensation Arrangements of Tower Executive Officers....................................................          80
  Ownership of Tower Common Stock..........................................................................          82

THE MERGER AGREEMENT.......................................................................................          86
  Structure; Closing; Stockholder Approvals................................................................          86
  Treatment of Tower OP and Tower OP Units.................................................................          87
  Merger Consideration; Election and Conversion of Shares of Tower Common Stock and
    Tower OP Units; Fractional Shares; Special Dividend....................................................          87
  Stock Options............................................................................................          89
  Material Covenants.......................................................................................          89
  Material Representations and Warranties..................................................................          92
  Conditions to the Merger.................................................................................          94
  Termination of the Merger Agreement......................................................................          96
  Fees and Expenses........................................................................................          98
  Release of Litigation; Litigation Trust..................................................................          99
  Amendments; Modification; Waiver.........................................................................          99

METROPOLITAN PARTNERS' INVESTMENT IN TOWER.................................................................         100
  Registration Rights......................................................................................         101

THE SPECIAL MEETINGS.......................................................................................         102
  Purpose; Time and Place..................................................................................         102
  Recommendations..........................................................................................         102
  Record Dates; Quorums; Votes Required....................................................................         103
  Share Ownership of Management and Principal Stockholders Entering Into Voting
    Agreements.............................................................................................         104
  Solicitation of Proxies..................................................................................         104
  Election Procedure.......................................................................................         105
  Voting of Proxies........................................................................................         105
  Revocability of Proxies..................................................................................         106

COMPARISON OF CURRENT TOWER STOCKHOLDER RIGHTS AND RIGHTS OF RECKSON STOCKHOLDERS FOLLOWING THE MERGER.....         107
  Authorized Stock.........................................................................................         107
  Board of Directors and Stockholder Advance Notice Bylaw Provisions.......................................         107
  Special Meetings.........................................................................................         109
  Amendments to Charter and Bylaws.........................................................................         109
  Voting Rights............................................................................................         110
  Removal of Directors.....................................................................................         111
  Dividend and Other Distributions.........................................................................         112

                                                                                                                PAGE
                                                                                                                -----
  Appraisal Rights.........................................................................................         113
  Fundamental Transactions.................................................................................         113
  Ownership Limitations....................................................................................         114
  Business Combinations....................................................................................         116
  Control Share Acquisitions...............................................................................         117

TOWER AND TOWER OP.........................................................................................         118
  Formation Transactions...................................................................................         118
  Financial Information About Industry Segments............................................................         120
  Narrative Description of Tower...........................................................................         120
  Recent Developments......................................................................................         120
  Competition..............................................................................................         121
  Possible Environmental Liabilities.......................................................................         122
  Insurance................................................................................................         122
  Foreign Operations.......................................................................................         123
  Properties...............................................................................................         123
  Occupancy, Effective Rent and Other Data at Significant Properties.......................................         124
  Investment Policies......................................................................................         128
  Legal Proceedings........................................................................................         129
  Stockholder Information..................................................................................         130
  Recent Sales of Unregistered Securities..................................................................         130
  Selected Financial Data--Tower...........................................................................         131
  Management's Discussion and Analysis of Financial Condition and Results of Operations....................         133

RECKSON AND RECKSON OP.....................................................................................         144
  Reckson OP's Management's Discussion and Analysis of Financial Condition and Results of Operations.......         146
  Reckson's Policies with Respect to Investment, Financing and Other Activities............................         155

METROPOLITAN PARTNERS......................................................................................         157
  Formation................................................................................................         157
  Management...............................................................................................         157

TOWER OP...................................................................................................         157
  Treatment of Tower OP Unitholders........................................................................         157

DESCRIPTION OF RECKSON STOCK...............................................................................         158
  Reckson Common Stock.....................................................................................         158
  Reckson Class B Common Stock.............................................................................         158
  Reckson Preferred Stock..................................................................................         163
  Provisions of the Reckson Charter Regarding Stockholders' Rights.........................................         163
  Restrictions on Ownership................................................................................         164

DESCRIPTION OF THE RECKSON OP 7% NOTES.....................................................................         167
  Principal and Interest...................................................................................         168
  Guarantee................................................................................................         168
  Denominations, Registration and Transfer.................................................................         168
  Material Covenants.......................................................................................         169
  Merger, Consolidation or Sale............................................................................         171
  Events of Default, Notice and Waiver.....................................................................         171
  Modification of the Indenture............................................................................         173
  Discharge, Defeasance and Covenant Defeasance............................................................         176
  Governing Law............................................................................................         177

                                                                                                                PAGE
                                                                                                                -----
DELISTING AND DEREGISTRATION OF TOWER COMMON STOCK.........................................................         178

DESCRIPTION OF TOWER PREFERRED STOCK.......................................................................         179
  Dividends................................................................................................         179
  Liquidation..............................................................................................         179
  Redemption at Tower's Option.............................................................................         179
  Conversion at the Holder's Option........................................................................         180
  Tower Preferred Stock Conversion Price Adjustments.......................................................         180
  Priority.................................................................................................         181
  Voting...................................................................................................         181

FEDERAL INCOME TAX CONSEQUENCES RELATING TO AN INVESTMENT IN RECKSON CLASS B COMMON STOCK AND RECKSON OP 7%
  NOTES....................................................................................................         182
  Taxation of Reckson......................................................................................         182
  Tax Aspects of a REIT's Investment in Partnerships.......................................................         186
  Taxation of Taxable Domestic Stockholders................................................................         187
  Constructive Dividends on Reckson Class B Common Stock...................................................         188
  Original Issue Discount on Reckson OP 7% Notes...........................................................         189
  Taxation of Foreign Stockholders.........................................................................         189
  Taxation of Non-U.S. Holders of Reckson OP 7% Notes......................................................         190
  Exchange of Reckson Class B Common Stock for Reckson Common Stock........................................         191
  Information Reporting and Backup Withholding.............................................................         191
  Taxation of Tax-Exempt Stockholders......................................................................         192
  Possible Legislative or Other Actions Affecting Tax Consequences.........................................         192
  State and Local Taxes....................................................................................         192

UNAUDITED PRO FORMA FINANCIAL STATEMENTS...................................................................         193
  Unaudited Pro Forma Combined Financial Statements of Metropolitan Partners...............................         193
  Notes to Unaudited Pro Forma Combined Financial Statements of Metropolitan Partners......................         196
  Unaudited Pro Forma Combined Financial Statements of Reckson--Assuming Reckson Stockholders Approve the
    Share Issuance Proposal................................................................................         200
  Notes to Unaudited Pro Forma Combined Financial Statements of Reckson--Assuming Reckson Stockholders
    Approve the Share Issuance Proposal....................................................................         203
  Unaudited Pro Forma Combined Financial Statements of Reckson--Assuming Reckson Stockholders Do Not
    Approve the Share Issuance Proposal....................................................................         205
  Notes to Unaudited Pro Forma Combined Financial Statements of Reckson--Assuming Reckson Stockholders Do
    Not Approve the Share Issuance Proposal................................................................         208
  Unaudited Pro Forma Combined Financial Statements of Reckson OP--Assuming Reckson Stockholders Do Not
    Approve the Share Issuance Proposal....................................................................         210
  Notes to Unaudited Pro Forma Combined Financial Statements of Reckson OP--Assuming Reckson Stockholders
    Do Not Approve the Share Issuance Proposal.............................................................         213
  Unaudited Pro Forma Condensed Consolidated Financial Statements of Tower.................................         215
  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of Tower........................         218

LEGAL MATTERS..............................................................................................         219
EXPERTS....................................................................................................         219
FUTURE STOCKHOLDER PROPOSALS...............................................................................         219
WHERE YOU CAN FIND MORE INFORMATION........................................................................         220
GLOSSARY...................................................................................................         222
INDEX OF DEFINED TERMS.....................................................................................         226
INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

LIST OF ANNEXES

  ANNEX A-- Amended and Restated Agreement and Plan of Merger

  ANNEX B-- Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

  ANNEX C-- Opinion of Salomon Smith Barney Inc.

  ANNEX D-- Form of Reckson Associates Realty Corp. Articles Supplementary Establishing and Fixing the
           Rights and Preferences of a Class of Shares of Common Stock

                      REFERENCES TO ADDITIONAL INFORMATION

    This document incorporates important business and financial information about our companies from documents filed with the SEC that have not been included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:


Reckson Associates Realty Corp.        Tower Realty Trust, Inc.
225 Broadhollow Road                   292 Madison Avenue
Melville, NY 11747                     New York, NY 10017
(516) 694-6900                         (212) 448-1864
Attn: Susan McGuire                    Attn: Lester S. Garfinkel



    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY       , 1999, WHICH
IS FIVE BUSINESS DAYS IN ADVANCE OF THE DATE THE EXCHANGE AGENT MUST RECEIVE FORMS OF ELECTION FROM TOWER STOCKHOLDERS AND UNITHOLDERS. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.


    See "Where You Can Find More Information" on page   for more information
about the documents incorporated by reference in this document.

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTION


Q:         WHY ARE RECKSON AND TOWER PROPOSING THE
           MERGER?
A: Both Tower and Reckson believe the merger will provide Reckson with the initial properties with which it may build a New
           York City franchise similar to the
           franchises it has established in the
           suburban markets surrounding New York City and will result in cost savings and operating efficiencies arising out of the combined company's increased size and the combination of overlapping support and administrative systems. In addition, the merger will enhance the combined company's ability to market its suburban properties to New York City tenants and to market New
           York City properties to its suburban
           tenants. Furthermore, Tower believes that the consideration to be received by Tower stockholders and unitholders is fair and in their best interests.

Q:         WHAT WILL HOLDERS OF TOWER COMMON STOCK
           AND HOLDERS OF TOWER OP UNITS RECEIVE IN
           THE MERGER?
A:         In the merger, Tower stockholders and
           holders of limited partnership interests of Tower Realty Operating Partnership,
           L.P., or Tower OP units, will receive, for each share and unit, cash and Reckson class B exchangeable common stock and, if Reckson stockholders do not approve the share issuance proposal, 7% senior unsecured notes due 2009 issued by Reckson
           Operating Partnership, L.P., or Reckson
           OP, and guaranteed by Reckson. If Reckson stockholders approve the share issuance proposal, which provides for the issuance of only shares of Reckson class B common stock as the non-cash portion of the merger consideration, then for each share of Tower common stock and Tower OP unit, holders will receive, at their election and subject to proration if the cash election is oversubscribed or undersubscribed, either:

               - $23.00 in cash or

               - .8364 of a share of Reckson class B
                common stock.

           If Reckson stockholders do not approve the share issuance proposal, Reckson will still be obligated to complete the merger, subject to the conditions of the merger agreement. In this case, however, holders will receive for each share of Tower common stock and Tower OP unit, at their election and subject to proration if the cash election is oversubscribed or undersubscribed, either:

               - $23.00 in cash or

               - .5725 of a share of Reckson class B
                common stock and $7.2565 principal
                amount of Reckson OP 7% notes.

           Tower stockholders will not know at the
           time of the Tower special meeting whether
           Reckson OP 7% notes will be issued in the merger because the Tower and Reckson special meetings are scheduled for the same day.

           Additionally, in the event the Reckson
           board of directors modifies or withdraws its recommendation that Reckson stockholders approve the share issuance proposal and Reckson stockholders do not approve the share issuance proposal, Tower stockholders will also receive in the merger, regardless of their election, for each share of Tower common stock, an additional $0.8046 principal amount of
           Reckson OP 7% notes.

Q:         DOES THE MERGER REQUIRE THE APPROVAL OF
           TOWER STOCKHOLDERS OR RECKSON
           STOCKHOLDERS?
A:         The merger requires the approval of the
           holders of a majority of the shares of
           Tower common stock outstanding on the
           record date for the special meeting of the Tower stockholders. The merger does not require the approval of Reckson stockholders, and such holders will not be voting on whether or not the merger actually occurs. The type of consideration payable in the merger will, however, vary, depending upon the vote of the holders of Reckson common stock. This vote is necessary in light of New York Stock
           Exchange rules. These rules require
           stockholder approval of transactions that result in the issuance of a number of shares of common stock of a New York Stock
           Exchange-listed company equaling or
           exceeding 20% of the number of shares of common stock outstanding of such company

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
           prior to the transaction. The approval of
           Reckson preferred stockholders and
           operating partnership unitholders is NOT
           required to approve the share issuance
           proposal and all references in this Joint
           Proxy Statement/ Prospectus to "Reckson
           stockholders" excludes Reckson preferred
           stockholders and Reckson OP unitholders.

Q:         HOW WILL PRORATION AFFECT TOWER
           STOCKHOLDERS?
A: Under the terms of the merger agreement, only 25% of the total number of shares of Tower common stock and Tower OP units will be converted into the right to receive cash in the merger. Similarly, only 75% of the total number of shares of Tower common stock and Tower OP units will be converted into the right to receive Reckson securities. As a result, the amount of cash and the amount of Reckson securities will be subject to proration based on the elections made by Tower stockholders and unitholders.

           Specifically, if holders of more than 25% of the aggregate outstanding shares of Tower common stock and Tower OP units elect to receive cash in the merger, then each Tower stockholder and unitholder making such cash election will have the amount of cash he or she receives reduced pro rata with other holders making a cash election, and will receive, instead of the foregone cash consideration, Reckson securities. Conversely, if holders of less than 25% of the aggregate outstanding shares of Tower common stock and Tower OP units elect to receive cash in the merger, then each Tower stockholder and unitholder not making a cash election will have the amount of Reckson securities he or she receives reduced pro rata with other holders not making a cash election, and will receive, instead of the foregone securities, cash. For purposes of this proration, Reckson class B common stock will be substituted at a rate of one share for each $27.50 of reduction in cash consideration and, if applicable, Reckson
           OP 7% notes will be substituted at a rate of $1.00 in principal amount for each $1.00 reduction in cash consideration. For example:

               - Assume, in accordance with the
                recommendation of the Tower board of
                directors, all Tower stockholders and
                unitholders elect to exchange 100% of
                their shares of Tower common stock
                and Tower OP units for cash and that
                Reckson stockholders approve the
                share issuance proposal. If you own
                1,000 shares of Tower common stock,
                in the merger you will receive:

                 - $5,750, or 25% of 1,000 shares
                  multiplied by $23.00, in cash, plus
                  an additional cash amount in
                  respect of a fractional (30/100)
                  share of Reckson class B common
                  stock; and

                 - 627 shares of Reckson class B
                  common stock, or 75% of 1,000
                  shares multiplied by .8364, rounded
                  down to the nearest whole number.

               - Assume all Tower stockholders and
                unitholders elect to exchange 100% of
                their shares of Tower common stock
                and Tower OP units for cash and that
                Reckson stockholders do not approve
                the share issuance proposal. If you
                own 1,000 shares of Tower common
                stock, in the merger you will
                receive:

                 - $5,750, or 25% of 1,000 shares
                  multiplied by $23.00, in cash, plus
                  an additional cash amount in
                  respect of a fractional (37.5/100)
                  share of Reckson class B common
                  stock and a fractional
                  ($442.375/1,000) Reckson OP 7%
                  note; and

                 - 429 shares of Reckson class B
                  common stock, or 75% of 1,000
                  shares multiplied by .5725, rounded
                  down to the nearest whole number;
                  and

                 - $5,000 principal amount of Reckson
                  OP 7% notes, or 75% of 1,000
                  multiplied by $7.2565, rounded down
                  to the highest whole multiple of
                  $1,000.

           The amount of Reckson OP 7% notes in the preceding example excludes the additional
           Reckson OP 7% notes that will be issued to all Tower stockholders and unitholders in the event the Reckson board of directors modifies or withdraws its recommendation to approve the share issuance proposal and Reckson stockholders do not approve such proposal. In this instance, each Tower stockholder or unitholder will receive an additional $0.8046 principal amount of
           Reckson OP 7% notes for each share or unit held.

Q:         WHY IS THE TOWER BOARD OF DIRECTORS
           RECOMMENDING THAT TOWER STOCKHOLDERS AND
           UNITHOLDERS MAKE THE ELECTION TO RECEIVE
           $23.00 IN CASH PER SHARE?
A:         The value of the Reckson securities is
           uncertain and will fluctuate over time.
           Based upon the $21.56 closing price of
           Reckson common stock on March 19, 1999
           and, even though the trading price of
           Reckson common stock is not necessarily
           indicative of the future trading price of
           Reckson class B common stock, treating
           each share of Reckson class B common stock
           as having the same value as one share of
           Reckson common stock into which it is
           convertible, the Tower board of directors
           believes that the value of the securities
           that a stockholder or unitholder not
           making a cash election will receive for
           each share or unit is less than $23.00 per
           share. See "What Tower Stockholders Will
           Receive in the Merger" on page   .

           In addition, although Tower stockholders and unitholders who elect to receive cash in the merger may be subject to proration as discussed above, the Tower board of directors believes that such stockholders and unitholders, by electing to receive cash, will maximize the value of the merger consideration received. However, the Tower board of directors cautions that the value of the non-cash consideration to be issued in the merger is subject to fluctuations and could at any time in fact be worth more than $23.00.

Q:         HOW WILL WHAT TOWER STOCKHOLDERS RECEIVE
           IN THE MERGER CHANGE IF THE STOCK PRICE OF
           RECKSON COMMON STOCK AND/OR TOWER COMMON
           STOCK CHANGES PRIOR TO THE CLOSING OF THE
           TRANSACTION?
A:         No change will be made to the exchange
           ratios or the $23.00 cash amount by reason of changes in the trading price of Reckson common stock and/or Tower common stock prior to the closing of the merger. The value of the Reckson class B common stock to be issued at the time of the merger may be different than it would be if the merger occurred today.

Q:         HOW WERE THE EXCHANGE RATIOS DETERMINED?
A:         The exchange ratios were determined as
           part of the overall negotiation between
           Reckson and Tower regarding the merger
           consideration, taking into account the
           other terms of the transaction. In
           particular, the exchange ratios, the
           percentage of merger consideration payable
           in cash, the amount of Reckson OP 7% notes
           payable if the share issuance proposal is
           not approved, the terms of the various
           securities, including the dividend rate
           and exchange rights of the Reckson class B
           common stock and the interest rates and
           redemption features of the Reckson OP 7%
           notes, were all part of an overall
           negotiation. In determining the exchange
           ratios, the parties agreed that the stated
           value of the Reckson class B common stock
           would be $27.50. Following negotiation, it
           was also agreed that each share of Tower
           common stock and each Tower OP unit would
           be exchanged for consideration with a
           stated or face value of $23.00 in the
           merger. Accordingly, assuming Reckson
           stockholders approve the share issuance
           proposal, in order for Tower stockholders
           to receive for each share of Tower common
           stock an amount of Reckson class B common
           stock with a stated value of $23.00, each
           share of Tower common stock and each Tower
           OP unit would have to be exchanged for
           23/27.50 of a share of Reckson class B
           common stock, or .8364. Similarly, Reckson
           and Tower determined as a part of their
           negotiation that if Reckson stockholders
           do not approve the share issuance
           proposal, Reckson OP 7% notes would
           replace Reckson class B common stock at a
           rate of $1.00 face amount for each $1.00
           of stated value of replaced stock. READERS
           ARE CAUTIONED THAT THE


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
           RECKSON CLASS B COMMON STOCK STATED VALUE
           AND THE RECKSON OP 7% NOTE FACE AMOUNT DO
           NOT REPRESENT ACTUAL VALUES OR ANTICIPATED
           TRADING PRICES AND THAT RECKSON AND TOWER
           CURRENTLY EXPECT THE RECKSON OP 7% NOTES
           TO TRADE BELOW THEIR FACE AMOUNT AND
           RECKSON CLASS B COMMON STOCK TO TRADE
           BELOW ITS STATED VALUE OF $27.50 PER
           SHARE. ACCORDINGLY, THE NON-CASH PORTION
           OF THE MERGER CONSIDERATION MAY HAVE AN
           ACTUAL VALUE, OR TRADE AT PRICES, LESS
           THAN $23.00 ON A PER SHARE EQUIVALENT
           BASIS. As discussed on pages       , at
           the time it approved the transaction, the
           Tower board of directors anticipated the
           value of the merger consideration to be
           less than $23.00 per share.

Q:         WHAT IS RECKSON CLASS B COMMON STOCK AND
           HOW DOES IT DIFFER FROM RECKSON'S EXISTING
           COMMON STOCK?
A:         Reckson class B common stock is a new
           class of common stock created by Reckson for the purpose of completing the merger.
           Reckson class B common stock is
           exchangeable for Reckson's existing common stock either by the holder, at any time, or by Reckson, at any time after 4 1/2 years from the date of the merger. Holders of Reckson class B common stock will vote on all matters submitted to holders of Reckson common stock, and shall vote together with the holders of Reckson common stock as a single class. Holders of Reckson class B common stock will be entitled to one vote for each share of Reckson class B common stock held.

           Reckson class B common stock differs in
           two significant economic respects from
           Reckson common stock--its dividend and its exchange right.

               - The quarterly distributions on
               Reckson class B common stock will be
                $.5600 per share, absent a reduction
                of the quarterly distribution on
                Reckson common stock below the
                current quarterly distribution of
                $.3375 per share. The Reckson class B
                common stock distribution can
                increase based on the growth in
                Reckson's fully diluted per share
                funds from operations after the
                merger. If in any quarter, the
                distribution on Reckson common stock
                is less than $.3375 per share, then
                the amount of the distribution to be
                paid in respect of Reckson class B
                common stock will be reduced from the
                amount otherwise payable in
                proportion to the decrease in the
                distribution on Reckson common stock
                below $.3375 per share.

               - Reckson class B common stock will be
                exchangeable into Reckson common
                stock generally on a one-for-one
                basis. If dividends on Reckson class
                B common stock fall below levels
                specified in the articles
                supplementary governing the terms of
                the Reckson class B common stock and
                at the time of exchange the Reckson
                common stock issuable upon exchange
                of a share of Reckson class B common
                stock is trading at less than $27.50,
                then, for exchanges at the holder's
                election only, the number of shares
                of Reckson common stock issuable upon
                exchange of one share of Reckson
                class B common stock will be
                increased by a multiple up to 1.25.
                In any case, the exchange rate may be
                adjusted for stock splits,
                combinations and other actions or
                distributions that dilute the per
                share economic rights of the Reckson
                common stock issuable in exchange for
                Reckson class B common stock. For a
                more detailed description of the
                rights and terms of Reckson class B
                common stock, see pages   through   .

Q:         DO TOWER COMMON STOCKHOLDERS HAVE
           APPRAISAL RIGHTS?
A: No. Tower is incorporated under Maryland law. Under Maryland law, because shares of Tower common stock are listed on a national securities exchange, Tower common stockholders have no rights to an appraisal of their shares in connection with the merger.

Q:         DO RECKSON COMMON STOCKHOLDERS HAVE
           APPRAISAL RIGHTS?
A:         No. Following the merger, Reckson
           stockholders will continue to own their
           shares of Reckson common stock and,
           accordingly,

           will have no rights to an appraisal of
           their shares under Maryland law.

Q:         I AM A HOLDER OF TOWER OP UNITS. WHAT WILL
           I RECEIVE IN THE TRANSACTION? AM I
           ENTITLED TO VOTE ON THE APPROVAL OF THE
           MERGER?
A:         As discussed above, holders of Tower OP
           units are being offered the same
           consideration, and the same choices
           between consideration in the transaction as holders of Tower common stock. However, holders of Tower OP units are not entitled to vote on the approval of the merger.

Q:         HOW SOON AFTER THE SPECIAL MEETINGS WILL
           THE MERGER OCCUR?
A:         If the holders of a majority of the
           outstanding shares of Tower common stock approve the merger, we anticipate the merger occurring as soon as practicable after the completion of both the Tower and Reckson special meetings.

Q:         WILL I RECOGNIZE TAXABLE GAIN OR LOSS ON
           THE TRANSACTION?
A:         Yes. The merger will be a taxable
           transaction to you regardless of whether the consideration received is Reckson class B common stock, cash, Reckson OP 7% notes or a combination of such stock, cash and notes. As a result of the merger, you will recognize gain or loss for Federal income tax purposes in an amount by which the sum of the cash and/or the fair market value of the Reckson class B common stock and the issue price of the Reckson OP 7% notes you receive in the merger exceeds, or is less than, your tax basis in your Tower common stock. TAX MATTERS ARE VERY
           COMPLICATED AND THE TAX CONSEQUENCES OF
           THE MERGER TO YOU WILL DEPEND ON THE FACTS
           OF YOUR OWN SITUATION. You are urged to
           consult your tax advisor to determine the particular tax consequences of the merger to you.

Q:         WHAT HAPPENS TO TOWER'S FUTURE DIVIDENDS?
A:         Until the merger is completed, Tower
           stockholders will continue to receive
           regular dividends as authorized by Tower's
           board of directors, including any
           dividends necessary to maintain Tower's
           status as a real estate investment trust,
           or REIT. After the completion of the
           merger, if you have received Reckson class
           B common stock, you will receive the
           dividends payable to all holders of
           Reckson class B common stock as discussed
           above and in accordance with the terms of
           the legal document governing such stock.
           If, instead, you receive no Reckson class
           B common stock in the merger, you will no
           longer receive dividends after the merger
           is completed.

Q:         TOWER PREVIOUSLY ANNOUNCED A TRANSACTION
           IN WHICH IT WOULD BE ACQUIRED BY RECKSON
           AND CRESCENT REAL ESTATE EQUITIES COMPANY
           FOR $24.00 IN CASH PER SHARE OF TOWER
           COMMON STOCK OR, AT THE ELECTION OF THE
           STOCKHOLDER, RECKSON COMMON STOCK AND
           CRESCENT COMMON STOCK. ARE TOWER
           STOCKHOLDERS STILL ENTITLED TO RECEIVE
           SUCH AMOUNTS?
A: No. The previously announced transaction with Reckson and Crescent has been abandoned by the parties and the litigation stemming out of such transaction has been settled. The only transaction currently being considered by
           Tower stockholders is the one described in this Joint Proxy Statement/ Prospectus.

Q:         WHO CAN ANSWER MY QUESTIONS?
A:         RECKSON STOCKHOLDERS. Reckson stockholders
           having more questions about the merger or
           the share issuance proposal or desiring
           additional copies of this Joint Proxy
           Statement/Prospectus or proxy cards should
           contact:

                     D.F. King & Co., Inc.
                        77 Water Street
                    New York, New York 10005
             Banks and Brokers Call Collect: (212)
                            269-5550
           All Others Call Toll-Free: (800) 769-6414
                               or
                Reckson Associates Realty Corp.
                      225 Broadhollow Road
                    Melville, New York 11747
               Attention: Susan McGuire, Investor
                           Relations
                Telephone Number: (516) 694-6900

           TOWER STOCKHOLDERS.  Tower stockholders
           having more questions about the merger or desiring additional copies of this Joint
           Proxy Statement/Prospectus, proxy cards or forms of election should contact:

                   Innisfree M&A Incorporated
                       501 Madison Avenue
                    New York, New York 10022
             Banks and Brokers Call Collect: (212)
                            750-5833
           All Others Call Toll-Free: (888) 750-5834
                               or
                    Tower Realty Trust, Inc.
                       292 Madison Avenue
                    New York, New York 10017
                Attention: Lester S. Garfinkel,
                    Chief Financial Officer,
             Executive Vice President of Finance--
                         Administration
                Telephone Number: (212) 448-1864


                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE PROPOSED MERGER OF TOWER WITH AND INTO METROPOLITAN PARTNERS AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH
WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE   . WE
HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES

TOWER REALTY TRUST, INC. (PAGE   )

292 Madison Avenue
New York, NY 10017
(212) 448-1864

    Tower is an independent, comprehensive real estate company that manages all aspects of its operations internally. Through its controlling interest in the Tower Realty Operating Partnership, L.P., or Tower OP, Tower is engaged in developing, acquiring, owning, renovating, managing and leasing office properties primarily in the Manhattan, Phoenix/Tucson and Orlando markets. Tower, a Maryland corporation, was organized in March 1997 and was formed to continue and expand the commercial real estate business of its predecessor, Tower Equities & Realty Corp.

RECKSON ASSOCIATES REALTY CORP. (PAGE   )

225 Broadhollow Road
Melville, NY 11747
(516) 694-6900

    Reckson is an independent real estate company that manages all aspects of its operations internally and that specializes in the acquisition, leasing, financing, management and development of office and industrial properties in the Tri-State area of Long Island, Westchester, Northern New Jersey and Southern Connecticut. Reckson was incorporated in September 1994 as a Maryland corporation and commenced operations effective with the completion of its initial public offering on June 2, 1995. Reckson was formed for the purpose of continuing the commercial real estate business of Reckson Associates, a predecessor of Reckson, and certain of its affiliated partnerships and other entities which had been engaged in the commercial real estate business in excess of 40 years.

RECKSON OPERATING PARTNERSHIP, L.P. (PAGE   )

c/o Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY 11747
(516) 694-6900

    Reckson OP is controlled by Reckson and is the entity through which Reckson conducts its operations.

SUMMARY OF THE TRANSACTION (PAGE   )

    THE MERGER AGREEMENT IS ATTACHED AT THE BACK OF THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX A. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

    In the merger, Tower will be merged with and into Metropolitan Partners, and, as a result, the separate existence of Tower shall cease. Following the merger, Tower stockholders will own an interest in Reckson, which will own indirectly all of Tower's assets other than those assets that may be sold to
third parties as discussed on page   .

    The diagram of the structure of the transaction is as follows:


                   [DIAGRAM OF STRUCTURE OF THE TRANSACTION]

    Upon completion of the merger, if Reckson stockholders approve the share issuance proposal, former Tower stockholders and unitholders will own approximately 23% of Reckson, or 20% in the event all common limited partnership interests of Reckson OP were redeemed for Reckson common stock. If Reckson stockholders do not approve the share issuance proposal, upon completion of the merger, those percentages will be 17% and 14%, respectively. In addition, Crescent Real Estate Equities Limited Partnership will hold a preferred membership interest in Metropolitan Partners, which interest after two years from the completion of the merger will be converted into either a common membership interest in Metropolitan Partners or approximately 3.45 million shares of Reckson common stock, which represented 8.6% of the outstanding shares of Reckson common stock on March 19, 1999. The number of shares of Reckson common stock issuable upon the exchange of Crescent LP's preferred membership interest in Metropolitan Partners may be adjusted for stock splits, combinations and other actions or distributions that dilute the economic rights of the Reckson common stock issuable in exchange for Crescent LP's preferred membership interest.


THE SPECIAL MEETINGS (PAGES   AND   )

    RECKSON SPECIAL MEETING.  The Reckson special meeting will be held at
[  ]:00 a.m. (Eastern time) on [      ,         ], 1999, at The Omni, 333 Earle
Ovington Boulevard, Mitchel Field, New York. At the special meeting, Reckson stockholders will be asked to approve, in connection with the merger, the proposal that Reckson issue only Reckson class B common stock as the non-cash portion of the merger consideration.


    TOWER SPECIAL MEETING.  The Tower special meeting will be held at [  ]:00
a.m. (Eastern time) on [         ,            ], 1999 at the Hotel
Inter-Continental New York, 111 East 48th Street, New York, New York. At the special meeting, Tower stockholders will be asked to approve the merger.


RECORD DATES; VOTING POWER (PAGES   AND   )


    RECKSON STOCKHOLDERS. You are entitled to vote at the Reckson special meeting if you owned shares of Reckson common stock as of the close of business (5:00 p.m. (Eastern time)), on March 15, 1999, the Reckson record date. On the Reckson record date, there were 40,053,358 shares of Reckson common stock outstanding and entitled to vote at the Reckson special meeting.


    At the Reckson special meeting, Reckson stockholders will be entitled to cast one vote for each share of Reckson common stock held of record on the Reckson record date.


    TOWER STOCKHOLDERS. You are entitled to vote at the Tower special meeting if you owned shares of Tower common stock as of the close of business (5:00 p.m. (Eastern time)), on March 12, 1999, the Tower record date. On the Tower record date, there were 16,958,355 shares of Tower common stock outstanding and entitled to vote at the Tower special meeting.


    At the Tower special meeting, Tower stockholders will be entitled to cast one vote for each share of Tower common stock held of record on the Tower record date.

VOTES REQUIRED (PAGES   AND   )

    RECKSON STOCKHOLDERS. The merger does not require the approval of Reckson's stockholders, and such holders will not be voting on whether or not the merger actually occurs.

    The affirmative vote of a majority of the votes cast at the Reckson special meeting is required to approve the share issuance proposal as long as a majority of the shares of Reckson common stock entitled to vote on such proposal are voted with respect to such proposal.


    Donald J. Rechler, Scott H. Rechler and Roger M. Rechler, officers and/or directors of Reckson, have entered into voting agreements that obligate them to vote a total of 888,034 shares of Reckson common stock, or approximately 2.2% of all Reckson common stock outstanding on the Reckson record date, in favor of the share issuance proposal. In addition, on the Reckson record date, other directors and executive officers of Reckson and their affiliates, none of whom have entered into voting agreements, held approximately 179,000 shares of Reckson common stock, or .45% of all outstanding Reckson common stock outstanding on the Reckson record date.


    TOWER STOCKHOLDERS. The affirmative vote of the holders of record of a majority of the shares of Tower common stock outstanding as of the Tower record date is required to approve the merger.

    Nine Tower stockholders, holding a total of 2,580,230 shares of Tower common stock, or approximately 15.2% of all Tower common stock outstanding on the Tower record date, have entered into voting agreements that obligate them to vote these shares in favor of approval of the merger. In addition, on the Tower record date, directors and executive officers of Tower, and their affiliates, none of whom have entered into voting agreements, held a total of 506,290 shares of Tower common stock, or approximately three percent of all Tower common stock outstanding on the Tower record date.

VOTING YOUR SHARES (PAGE   )

    After you have carefully read this Joint Proxy Statement/Prospectus, just indicate on your proxy card how you want to vote, and sign the card and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares of Reckson common stock or Tower common stock may be represented at the applicable special meeting, both of which are scheduled to take place on
[           ], 1999.

    If you are a Tower stockholder and you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger. If you are a Tower stockholder and you do not return a properly signed proxy or you abstain from voting, it will have the effect of a vote against the merger.

    If you are a Reckson stockholder and you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the share issuance proposal. If you are a Reckson stockholder and you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum and will have the effect of a vote against the share issuance proposal. If you fail to vote or return a properly signed proxy, this failure will not count as a vote either for or against the proposal, but may prevent the attainment of a quorum, which would prevent a vote from being taken with respect to the share issuance proposal.

    You may attend the applicable special meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may withdraw your proxy up to and including the day of the special meetings by
following the directions on page   and either change your vote or attend the
special meeting and vote in person.

    The Reckson board of directors recommends that Reckson stockholders vote FOR the proposal that Reckson issue only shares of Reckson class B common stock as the non-cash portion of the merger consideration. The Tower board of directors recommends that Tower stockholders vote FOR the approval of the merger.

SHARES HELD IN "STREET NAME" (PAGE   )


    Your broker will vote your shares for you only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without your instructions, your shares will not be voted. Failure of Tower stockholders to give instructions will have the same effect as voting against the merger. Failure of Reckson stockholders to give instructions will not count as a vote on the share issuance, but may prevent approval of the share issuance proposal due to a failure to satisfy a New York Stock Exchange requirement that the total votes cast on the share issuance proposal represent over 50% in interest of all outstanding Reckson common stock.


WHAT TO SEND IN NOW (PAGE   )


    Tower stockholders should send in their proxy card, and separately, their completed form of election and Tower common stock certificates prior to the special meeting even if they are voting against the merger but wish to receive, if the merger is completed, cash instead of Reckson securities in the merger. In order for Tower stockholders and unitholders to receive cash, completed forms of election and Tower common stock certificates must be received by the exchange agent by 5:00 p.m., Eastern time, on the day before the Tower special meeting. In the event a Tower stockholder's shares are held in "street name," his or her broker will provide him or her with instructions as to voting his or her shares and electing to receive cash. In any event, Tower stockholders should not send stock certificates with their proxy cards.



    Reckson stockholders should only send in their proxy card.


FAILURE TO RETURN A FORM OF ELECTION (PAGE   )

    If a Tower stockholder or unitholder does not return a form of election, or if a Tower stockholder does not send his or her Tower common stock certificates with the enclosed form of election, each of his or her shares of Tower common stock and Tower OP units will, subject to proration, be automatically exchanged in the merger for Reckson securities. Following the merger, Reckson will send those holders of Tower common stock who have not returned a form of election, or who have not sent their Tower common stock certificates with their form of election, written instructions for surrendering their Tower common stock certificates. For shares held in "street name," a broker will provide Tower stockholders with instructions.

    Tower stockholders who do not surrender their stock certificates prior to the first anniversary of the closing of the merger may lose the right to receive any consideration for their shares.


CHANGING YOUR VOTE (PAGE   )



    You can change your vote at any time before your proxy is voted at the applicable special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to
Reckson or Tower, as applicable, at the address on page   . Third, you can
attend the Reckson special meeting or the Tower special meeting, as applicable, and vote in person. However, your attendance alone will not revoke your proxy. If your shares are not registered in your name and you plan to attend the applicable special meeting and vote your shares in person, you will need to ask the broker, trust company, bank or other nominee that holds your shares to provide you with evidence of your share ownership on the record date for your company's special meeting and bring that evidence to the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.


CONDITIONS TO THE MERGER (PAGE   )

    The completion of the merger depends upon meeting several conditions, including the following:

    (1) the approval of the merger by Tower stockholders;

    (2) the absence of a material adverse change to the business of each of Tower and Reckson involving at least $40 million;

    (3) there being no legal restraints or prohibitions that prevent the completion of the merger;

    (4) the receipt by Tower of an opinion of counsel to Reckson in respect of Reckson's status as a REIT; and

    (5) the receipt by Reckson of a certificate of Tower's counsel stating that nothing has come to such counsel's attention that would cause it to revoke or modify its previously delivered opinion in respect of Tower's status as a REIT.

All of the conditions to the merger, except item (1) above, may be waived by the party entitled to assert the condition. The parties, however, do not foresee any reasonably applicable circumstance under which item (3) above would be waived.


    We do not currently expect that it will be necessary to waive any of the conditions in order to complete the merger and, accordingly, no determination has been made by any of the parties as to whether it would waive any waivable condition if required or what the parties would do if such a condition were waived. However, if Tower decides to waive any material waivable conditions after its special meeting, it will, if it believes it is required under applicable law, make a new solicitation of proxies. The Securities and Exchange Commission has informed Reckson and Tower that it generally believes a new solicitation of proxies is required when material conditions to a merger are waived.


TERMINATION OF THE MERGER AGREEMENT (PAGE   )

    Tower and Reckson may jointly agree to terminate the merger agreement at any time without completing the merger. The merger agreement may also be terminated in other circumstances, including the following:

(1) Either Tower, on the one hand, or Reckson or Metropolitan Partners, on the other hand, may terminate the merger agreement, if, among other circumstances:

    (a) the merger has not been completed by May 31, 1999. However, no party may terminate the merger agreement if its breach is the reason that the merger has not been completed;

    (b) a law or court order prohibits the merger; or

    (c) the Tower stockholders do not approve the merger.

(2) Metropolitan Partners alone may terminate the merger agreement if, prior to the Tower special meeting, the Tower board of directors, among other things:

    (a) withdraws or adversely modifies its recommendation of the merger;

    (b) makes any positive or neutral recommendation regarding a proposal for an alternative acquisition transaction; or

    (c) enters into any agreement which would result in an alternative acquisition transaction occurring.

(3) Any of Reckson, Reckson OP or Metropolitan Partners, on the one hand, or Tower, on the other hand, may terminate the merger agreement upon a material breach of any agreement of the other party contained in the merger agreement which remains uncorrected for 20 business days after notice is given to the breaching party, or if any representation or warranty of the other party shall become untrue and, as a result, a condition to the merger cannot be satisfied.

(4) Tower may terminate the merger agreement if the Tower board of directors determines to accept an alternative acquisition transaction in accordance
    with the provisions described on page   under "The Merger
    Agreement--Material Covenants-- No Solicitation by Tower."


(5) Tower may terminate the merger agreement if Reckson fails to deliver to Crescent LP timely funding notices requiring

    Crescent LP to make a $75 million contribution into escrow at or prior to the closing of the merger.


TERMINATION FEES AND EXPENSES (PAGE   )

    Tower must pay a termination fee of $15 million to Reckson if the merger agreement is terminated in any of the following circumstances:

    - the Tower board of directors accepts a proposal for an alternative acquisition transaction;

    - the Tower board of directors withdraws or adversely modifies its recommendation of the merger;

    - the Tower board of directors makes any positive or neutral recommendation regarding any proposal for an alternative acquisition transaction;

    - Tower enters into any agreement which would result in an alternative acquisition transaction occurring; or

    - the Tower board of directors authorizes any of the above.

    Tower must pay a termination fee of $7.5 million to Reckson if the merger agreement is terminated in the following circumstance:

    - the Tower stockholders do not approve the merger, and a proposal for an alternative acquisition transaction has been publicly announced and not withdrawn, terminated or lapsed, which provides for a purchase price of greater than $23.00 per share of Tower common stock for all shares and which is reasonably capable of being financed by the person making the alternative acquisition proposal.

    Tower must pay a termination fee of $3.5 million to Reckson if the merger agreement is terminated because the Tower stockholders do not approve the merger in the circumstance in which the situation described in the preceding paragraph does not apply.

    In addition to payment of the $15 million and $7.5 million termination fees described above, Tower must pay up to $1.75 million to Reckson in expenses. For
an explanation of the termination fees and expenses, see page   .

METROPOLITAN PARTNERS' INVESTMENT IN TOWER
(PAGE   )


    Concurrently with the signing of the merger agreement, Metropolitan Partners invested $40 million in Tower. Under the terms of that investment:


    - if Tower fails to complete the merger when it is obligated to do so under the merger agreement, or fails to use its best efforts to seek Tower stockholder approval of the merger, Tower must pay Metropolitan Partners $30 million in cash; and

    - if Reckson fails to complete the merger when it is obligated to do so under the merger agreement, or fails to use its best efforts to seek Reckson stockholder approval of the share issuance proposal or to register the Reckson securities, Reckson will forfeit 75% of the securities purchased for Metropolitan Partners' $40 million investment.

RELEASE OF LITIGATION; LITIGATION TRUST (PAGE   )


    In connection with the merger, Tower, Crescent Real Estate Equities Company, the general partner of Crescent LP, Reckson and Metropolitan Partners entered into agreements to release each other, concurrently with the signing of the merger agreement, from all claims arising from or relating to the previously announced and since terminated acquisition of Tower by Crescent and Reckson. If Crescent LP, however, fails to fully fund a $75 million capital contribution to Metropolitan Partners and the conditions for such funding are met, the releases between Tower and Crescent terminate and the Tower board of directors may establish a litigation trust for the purpose of pursuing the resulting litigation against Crescent. If the Tower board of directors determines to establish a litigation trust in this circumstance, all of Tower's rights relating to the litigation will be assigned to the trust and Tower stockholders and unitholders will receive one contingent payment right for each of their shares of Tower common stock or Tower OP units. These contingent payment rights will entitle each holder to his or her pro rata portion of any amounts received by the trust as a result of the litigation or otherwise in the litigation trust, net of expenses.

    The litigation trust will initially be funded by reducing the special dividend which Tower has the right to pay its stockholders under the merger agreement by up to four million dollars and contributing such amount to the litigation trust.


    In the event Crescent LP fails to fully fund the $75 million capital contribution to Metropolitan Partners, Reckson will still be obligated to complete the merger, if the conditions of the merger agreement are met.



RECENT RECKSON FINANCING (PAGE  )



    On March 26, 1999, Reckson OP completed a $300 million offering of senior unsecured notes. Because this offering was completed after December 31, 1998, it is not reflected in the historical financial information of Reckson and Reckson OP contained in this Joint Proxy Statement/Prospectus.


FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE   )

    Tower and Reckson have each made forward-looking statements in this document and in documents that are incorporated by reference that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Reckson and Tower. Also, statements including words such as "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions are forward-looking statements. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference, could affect the future financial results of Reckson and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. For further
information on these factors, see pages   -  .

                    RISK FACTORS RELATING TO THE MERGER AND
                      AN INVESTMENT IN RECKSON SECURITIES


    In addition to the other information included in this Joint Proxy Statement/Prospectus, including the matters addressed in "The Merger--Cautionary
Statement Concerning Forward-Looking Statements" on page   , the risk factors
described below should be considered carefully by Reckson stockholders in deciding whether to vote for the share issuance proposal and by Tower stockholders in deciding whether to approve and adopt the merger and the merger agreement and in determining whether to elect to receive cash or Reckson securities.



RISK FACTORS RELATING TO FAILURE TO APPROVE THE SHARE ISSUANCE PROPOSAL



THE ISSUANCE OF THE RECKSON OP 7% NOTES MAY HINDER RECKSON'S ABILITY TO MEET ITS
  DEBT SERVICE OBLIGATIONS.



    If Reckson stockholders do not approve the share issuance proposal, Reckson OP will issue approximately $101.5 million principal amount of Reckson OP 7% notes in the merger instead of Reckson solely issuing shares of Reckson class B common stock. This principal amount will be increased to approximately $116.5 million if the Reckson board of directors has withdrawn or amended its recommendation in favor of the share issuance proposal and Reckson stockholders do not approve the share issuance proposal. Reckson's management believes that after the merger Reckson will have sufficient cash flow to meet required payments of principal and interest on its overall indebtedness, regardless whether the Reckson OP 7% notes are issued. However, the issuance of the Reckson OP 7% notes will increase the risk that Reckson's cash flow would be insufficient to meet required payments of principal and interest on its overall indebtedness. In addition, the issuance of the Reckson OP 7% notes may impair Reckson's ability to refinance any indebtedness it incurs in the future. As of December 31, 1998, Reckson's total existing indebtedness was approximately $867 million. If the share issuance proposal is approved, after completion of the merger, Reckson's total indebtedness will be approximately $1.108 billion. If the share issuance proposal is not approved, after completion of the merger, Reckson's total indebtedness will be approximately $1.204 billion.


RISK FACTORS RELATING TO COMPLETION OF THE MERGER

CONFLICTS OF INTERESTS COULD RESULT IN DECISIONS NOT IN STOCKHOLDERS' BEST
  INTERESTS.

    Several Tower directors and executive officers have interests in the merger that differ from the interests of Tower stockholders generally. In October 1997, Tower entered into an employment agreement with Robert L. Cox; in April 1998, Tower entered into employment letters and agreements with Peggy D. Rawitt and Lester S. Garfinkel; and in June 1998, Tower entered into employment agreements with Clifford L. Stein, Reid Berman, Scott Jensen and Eric S. Reimer. The term of each of these employment agreements is three years, subject, in the case of Messrs. Garfinkel and Cox and Ms. Rawitt, to automatic one-year extensions. The base salary for 1998 for Mr. Cox was $150,000, for Ms. Rawitt was $175,000, for Mr. Garfinkel was $195,000 ($225,000 for 1999), for Mr. Stein was $135,000, for
Mr. Reimer was $150,000, for Mr. Berman was $75,000 and for Mr. Jensen was $135,000. Ms. Rawitt received a bonus of $131,250 for 1998.

    In addition, if the employment of Mr. Cox or Ms. Rawitt is terminated following the merger under circumstances entitling him or her to severance payments and benefits under his or her respective employment letter and agreement, he or she will receive the severance amount listed below. Furthermore, following the merger, under the terms of the Tower employment agreement with each of Messrs. Garfinkel, Stein, Reimer, Berman and Jensen, the merger will constitute a change of control that gives the employee the right to terminate his employment for "good cause" and then receive the cash severance payment listed below next to his name.

    Additionally, Messrs. Garfinkel, Stein and Cox have "stay bonus" arrangements with Tower. If Mr. Garfinkel remains a Tower employee in good standing through the completion of the merger, he will receive a $900,000 bonus in addition to his severance payment. Mr. Cox will receive a similar $75,000 bonus and Mr. Stein will receive a similar $135,000 bonus. These stay bonuses are payable regardless of whether the officer is terminated following the merger.



                                                                               TOTAL IF BOTH
                                                                               SEVERANCE AND
                                                      SEVERANCE       STAY       STAY BONUS
NAME                                                    AMOUNT       BONUS      ARE PAYABLE
---------------------------------------------------  ------------  ----------  --------------
Robert L. Cox......................................  $    687,000  $   75,000   $    762,000
Peggy D. Rawitt....................................  $    332,500          --   $    332,500
Lester S. Garfinkel................................  $  1,116,882  $  900,000   $  2,016,882
Clifford L. Stein..................................  $    464,198  $  135,000   $    599,198
Eric S. Reimer.....................................  $    515,775          --   $    515,775
Reid Berman........................................  $    257,888          --   $    257,888
Scott Jensen.......................................  $    464,198          --   $    464,198


    Under her employment agreement, Ms. Rawitt was granted 10,000 shares of restricted Tower common stock which will upon the merger be converted into, at her election and subject to proration, cash or Reckson securities.

    In addition, Messrs. Cox, Garfinkel and Reimer, Ms. Rawitt and Robert M. Adams, Lawrence H. Feldman, Reuben Friedberg, Joseph D. Kasman, Esko I. Korhonen, Stephen S. Siegel and Richard M. Wisely, each of whom are or were directors and/or executive officers of Tower, have entered into indemnification agreements with Tower. These agreements provide that Tower will maintain directors' and officers' liability insurance and indemnify directors and officers to the full extent permitted by applicable law. Under the merger agreement, Reckson has agreed to assume these agreements. Reckson has also agreed to indemnify these directors and officers to the fullest extent permitted by law for a period of six years and 90 days after the completion of the merger and to maintain any directors' and officers' liability insurance similar to that in effect on December 8, 1998 for a period of three years and 90 days from the completion of the merger.


    The board of directors of Tower, which includes Messrs. Cox and Garfinkel, was aware of these interests and considered them in approving the merger.


RISK FACTORS RELATING TO AN INVESTMENT IN RECKSON CLASS B COMMON STOCK AND
  RECKSON OP 7% NOTES

LACK OF PUBLIC MARKET FOR RECKSON CLASS B COMMON STOCK AND RECKSON OP 7% NOTES
  AND POTENTIAL VOLATILITY OF MARKET MAY REDUCE LIQUIDITY AND ADVERSELY AFFECT TRADING PRICE OF SECURITIES.

    There has not been a public market for either the Reckson class B common stock or the Reckson OP 7% notes. Although Reckson has agreed to list the class B common stock and the Reckson OP 7% notes on the New York Stock Exchange, neither Reckson nor Tower can assure that an active trading market will develop or, if one does develop, that it will be maintained. Moreover, particularly if the Reckson OP 7% notes are issued in the merger, the aggregate size of the potential markets for the Reckson class B common stock and the Reckson OP 7% notes will be relatively small when compared to other publicly traded securities. Small size can have an adverse effect on whether trading markets will develop as well as on the liquidity of trading markets.

    In addition, in recent years, the stock and debt markets have experienced extreme price fluctuations, sometimes without regard to the performance of particular companies. Broad market and industry fluctuations may adversely affect the trading price of the Reckson class B common stock and, if issued, the Reckson OP 7% notes, regardless of the actual operating performance of Reckson.

NON-CASH PORTION OF MERGER CONSIDERATION MAY NOT HAVE AN ACTUAL VALUE OF $23.00
  PER SHARE OF TOWER COMMON STOCK.


    The value and trading price of the Reckson class B common stock may be greater or less than or the same as the trading price of the Reckson common stock into which it may be exchanged. Although the trading price of Reckson common stock is not necessarily indicative of the future trading price of Reckson class B common stock, on March 19, 1999, the trading price of Reckson common stock was $21.56 per share. If Reckson stockholders approve the share issuance proposal, then each share of Tower common stock and each Tower OP unit which is converted solely to Reckson securities and not cash will be converted into .8364 of a share of Reckson class B common stock, which, based on the $21.56 trading price of Reckson common stock, a one-for-one exchange ratio and the highest end of Tower's financial advisor's range of valuations for the Reckson class B common stock dividend stream, would be worth $20.83. If Reckson stockholders do not approve the share issuance proposal, then each share of Tower common stock and each Tower OP unit which is converted solely to Reckson securities and not cash will be converted into .5725 of a share of Reckson class B common stock and $7.2565 principal amount of Reckson OP 7% notes. Based on all of these the assumptions and the assumption by the Tower board of directors that the Reckson OP 7% notes will be worth 89.4% of their principal amount, on March 19, 1999 the Reckson class B common stock would have been worth $14.26 and the Reckson OP 7% notes would have been worth $6.49, for a total of $20.75. There can be no assurance that the non-cash portion of the merger consideration will have an actual value, or trade at prices, equal to the foregoing or an amount equal to $23.00, the cash price, on a per share equivalent basis. See "What Tower Stockholders Will Receive in the Merger," "The Merger--Tower's Reasons for the Merger; Recommendation of the Tower Board of Directors" and "The Merger--Opinion of Tower's Financial Advisor."


FIXED MERGER CONSIDERATION DESPITE POTENTIAL CHANGES IN STOCK PRICES MAY RESULT
  IN A DECREASED VALUE FOR TOWER STOCKHOLDERS.


    The market price of the Reckson class B common stock and the Reckson OP 7% notes at the time of the merger may vary significantly from the expected prices on the date of execution of the merger agreement, the date of this Joint Proxy Statement/Prospectus and the date of the Tower and Reckson special meetings. These variances may arise due to changes in the business, operations and prospects of Reckson, market assessments of the likelihood that the merger will be completed, and interest rates, general market and economic conditions and other factors. Although the variation in the trading price of Reckson common stock is not necessarily indicative of that which would occur in the trading price of Reckson class B common stock, it should be noted that during the 12-month period ending on March 19, 1999, the most recent date practicable, the closing per share price of Reckson common stock varied from a low of $19.00 to a high of $26.375 and ended that period at $21.56. Historical trading markets are not necessarily indicative of future performance.


    The exchange ratios for shares of Tower common stock converted into Reckson securities were fixed at the time of the signing of the merger agreement and are not subject to adjustment based on changes in the trading price of Reckson common stock and/or Tower common stock prior to the closing of the merger or on the actual prices of Reckson class B common stock or Reckson OP 7% notes at the time of their issuance or of any other securities. Because the Reckson securities will be new securities, issued in the merger for the first time, holders of Tower and Reckson common stock will not know the market price of these securities at the time of their special meetings.

    Additionally, because the special meetings are scheduled for the same day, Tower stockholders will not know at the time of the Tower special meeting whether Reckson OP 7% notes will be issued in the merger.

RECKSON IS DEPENDENT ON THE TRI-STATE AREA MARKET DUE TO LIMITED GEOGRAPHIC
  DIVERSIFICATION AND RECKSON'S FINANCIAL RESULTS MAY SUFFER AS A RESULT OF A DECLINE IN ECONOMIC CONDITIONS IN THE TRI-STATE AREA.

    A decline in the economic conditions in the Tri-State area and for commercial real estate could adversely affect Reckson's business, financial condition and results of operations. All of the properties owned by Reckson OP are located in the Tri-State area, although Reckson's organizational documents do not restrict Reckson from owning properties outside of this area. Each of Reckson's four markets is located in the suburbs of New York City and may be similarly affected by economic changes in this area. A significant downturn in the financial services industry and related industries would likely have a negative effect on these markets and on the performance of Reckson properties.

    The following is a breakdown of Reckson's office and industrial properties for each of Reckson's four markets at December 31, 1998:

                                                                               NUMBER OF       SQUARE     ANNUAL BASE
                                                                              PROPERTIES      FOOTAGE       RENT(1)
                                                                            ---------------  ----------  -------------
Long Island
  - Office................................................................            23      3,671,413  $  71,152,658
  - Industrial............................................................            94      5,638,435     29,268,258

Westchester
  - Office................................................................            25      3,298,623     56,521,355
  - Industrial............................................................             4        256,948      2,130,019

New Jersey
  - Office................................................................            17      1,993,999     34,946,506
  - Industrial............................................................            30      4,497,662     18,391,236

Connecticut
  - Office................................................................             8      1,123,188     22,020,613
  - Industrial............................................................             1        452,414      2,900,684

------------------------

(1) Represents base rents for leases in place as of December 31, 1998 for the period January 1, 1999 through December 31, 1999, excluding the reimbursement by tenants of electrical costs.

DEBT SERVICING AND REFINANCING, INCREASES IN INTEREST RATES AND FINANCIAL
  COVENANTS COULD ADVERSELY AFFECT RECKSON'S ECONOMIC PERFORMANCE.


    DEPENDENCE UPON DEBT OR EQUITY FINANCINGS; RISK OF INABILITY TO SERVICE OR REFINANCE DEBT. In order to qualify as a REIT for Federal income tax purposes, Reckson is required to distribute at least 95% of its taxable income. As a result, Reckson may be more reliant on debt or equity financings than many other companies that are not REITs and, therefore, are able to retain more of their income.



    Reckson is subject to the risks associated with debt financing. Reckson's cash flow could be insufficient to meet required payments of principal and interest. Reckson may not be able to refinance existing indebtedness, which in virtually all cases requires substantial principal payments at maturity, or the terms of such refinancing might not be as favorable as the terms of the existing indebtedness. As of December 31, 1998, the weighted average maturity of Reckson's existing indebtedness was 4.4 years and Reckson's total existing indebtedness was approximately $867 million. After completion of the merger, if the share issuance proposal is approved, the weighted average maturity of Reckson's indebtedness will be 6.22 years, and if the share issuance proposal is not approved, the weighted average maturity of Reckson's indebtedness will be
6.52 years. In addition, Reckson may not be able to refinance any indebtedness it incurs in the future. Reckson also may not be able to obtain funds by selling assets or raising equity to make required payments on maturing indebtedness.

    RISING INTEREST RATES COULD ADVERSELY AFFECT CASH FLOW. Increases in interest rates could increase Reckson OP's interest expense, which could adversely affect Reckson OP's ability to service indebtedness or Reckson's ability to pay distributions to its stockholders. As of December 31, 1998, approximately 56% of Reckson's debt was variable rate debt and Reckson's total debt was $867 million. If the share issuance proposal is approved, after completion of the merger, 27% of Reckson's total debt of approximately $1.108 billion will be variable rate debt. If the share issuance proposal is not approved, after completion of the merger, 25% of Reckson's total debt of approximately $1.204 billion will be variable rate debt. In addition, Reckson may incur indebtedness in the future that also bears interest at a variable rate or Reckson may be required to refinance Reckson's debt at higher rates.



    REQUIREMENTS OF CREDIT FACILITIES COULD ADVERSELY AFFECT RECKSON'S FINANCIAL CONDITION AND RECKSON'S ABILITY TO MAKE DISTRIBUTIONS. The ability of Reckson OP to borrow under its credit facilities is subject to financial covenants, including covenants relating to limitations on unsecured and secured borrowings, minimum interest and fixed charge coverage ratios, a minimum equity value and a maximum dividend payout ratio. Reckson OP relies on borrowings under its credit facilities to finance acquisition and development activities and for working capital purposes and, if Reckson OP is unable to borrow under its credit facilities, it could adversely affect Reckson's financial condition. Reckson OP has obtained a three-year unsecured credit facility from The Chase Manhattan Bank, Union Bank of Switzerland and PNC Bank, National Association, which provides for a maximum borrowing amount of up to $500 million. Reckson OP has also obtained a separate $75 million one-year unsecured credit facility from Chase. The credit facilities also contain a financial covenant limiting the amount of distributions that Reckson may make to holders of its common stock during any fiscal quarter if the distributions exceed, when added to all distributions made during the three immediately preceding quarters, the greatest of:



    - 90% of Reckson's funds from operations;


    - 100% of its funds available for distribution; and

    - the amount Reckson must distribute to continue to qualify as a REIT.

Additionally, if the Reckson OP 7% notes are issued in the merger, then Reckson will also be subject to the covenants contained in the Indenture governing those notes. Although Reckson OP presently is in compliance with the covenants under its credit facilities, there is no assurance that Reckson OP will continue to be in compliance or that it will be able to service its indebtedness or that Reckson will be able to pay distributions to Reckson's stockholders.


    LACK OF LIMITATIONS ON DEBT MAY LEAD TO HIGHER INTEREST PAYMENTS THAT COULD HINDER RECKSON'S ABILITY TO PAY DISTRIBUTIONS AND AVOID DEFAULTS ON EXISTING INDEBTEDNESS. Currently, Reckson has a policy of incurring debt only if, upon incurrence, Reckson's Debt Ratio is then 50% or less. As of December 31, 1998, Reckson's Debt Ratio was 39.4%. After completion of the merger, if the share issuance proposal is approved, Reckson's Debt Ratio will be 40.4%, and if the share issuance proposal is not approved, Reckson's Debt Ratio will be 43.9%. For these purposes, Debt Ratio is defined as the total debt of Reckson OP as a percentage of the market value of outstanding shares of common stock and preferred stock of Reckson, including the conversion of outstanding partnership units in Reckson OP, plus total debt. Under this policy, Reckson could incur additional debt if its stock price increases, even if Reckson may not have a corresponding increase in its ability to repay debt. In addition, as of December 31, 1998, Reckson's debt-to-equity ratio was 1:1.54. After completion of the merger, if the share issuance proposal is approved, Reckson's debt-to-equity ratio will be 1:1.48, and if the share issuance proposal is not approved, Reckson's debt-to-equity ratio will be 1:1.28. Reckson calculated its debt-to-equity ratio by comparing the total debt of Reckson OP to the value of the outstanding Reckson common stock and the common Reckson OP units, each based upon the market value of the common stock, and the liquidation preference of the preferred stock of Reckson and the preferred units of limited partnership interest in Reckson OP, excluding all units of general partnership interest owned by Reckson. As described above, Reckson's credit facilities contain financial covenants which limit the ability of Reckson OP to incur additional indebtedness. However, Reckson's organizational documents do not contain any limitation on the amount of indebtedness Reckson may incur. Accordingly, the Reckson board of directors could alter or eliminate Reckson's policy of maintaining a Debt Ratio of 50% or less and would do so, for example, if it were necessary in order for Reckson to continue to qualify as a REIT. If this policy were changed, Reckson could become more highly leveraged, resulting in higher interest payments that could adversely affect Reckson's ability to pay distributions to Reckson's stockholders and could increase the risk of default on Reckson OP's existing indebtedness.

RECKSON MAY NOT BE ABLE TO PAY ON GUARANTEES.

    The guarantee of the Reckson OP 7% notes by Reckson effectively provides no benefit to investors and should not be viewed by investors as enhancing the credit of the Reckson OP 7% notes or as providing any additional value to the Reckson OP 7% notes. Reckson OP conducts all of Reckson's operations, and the only asset of Reckson is its interest in Reckson OP. As a result, if Reckson OP is unable to meet its obligations on the Reckson OP 7% notes, Reckson will not have any assets from which to pay on its guarantee of the Reckson OP 7% notes.

TRANSACTIONS BY RECKSON OP OR RECKSON COULD ADVERSELY AFFECT HOLDERS OF RECKSON
  OP 7% NOTES.

    Except with respect to a covenant limiting the incurrence of indebtedness, a covenant requiring Reckson OP to maintain a certain percentage of unencumbered assets and a covenant requiring any successor in a business combination with Reckson OP to assume all of the obligations of Reckson OP under the Indenture, the Indenture does not contain any provisions that would protect holders of debt securities in the event of:

    - a highly leveraged or similar transaction involving Reckson OP or the management of Reckson OP, the management of Reckson, or any affiliate of any of these parties,

    - a change in control, or

    - certain reorganizations, restructuring, mergers or similar transactions involving Reckson OP or Reckson.

INTENDED BENEFITS MAY NOT BE REALIZED; RECKSON AND TOWER MAY NOT BE SUCCESSFULLY
  INTEGRATED.

    The completion of the merger poses risks for the ongoing operations of the combined companies, including:

    - that the combined company does not achieve the costs, savings and operating efficiencies Reckson expects from the merger;

    - that the Tower portfolio does not perform as well as Reckson anticipates; and

    - that Reckson does not effectively integrate Tower's operations, which involve the operation and leasing of buildings in New York City, a market in which Reckson has not previously owned and operated properties.

RECKSON'S ACQUISITION, DEVELOPMENT AND CONSTRUCTION ACTIVITIES COULD RESULT IN
  LOSSES.

    Reckson intends to acquire existing office and industrial properties to the extent that suitable acquisitions can be made on advantageous terms. Acquisitions of commercial properties entail risks such as the risks that Reckson may not be in a position or have the opportunity in the future to make suitable property acquisitions on advantageous terms and that its investments will fail to perform as expected. Additionally, some of the properties that Reckson acquires require significant additional investment and upgrades and are subject to the risk that estimates of the cost of improvements to bring such properties up to standards established for the intended market position may prove inaccurate. From Reckson's initial public offering in June 1995 through December 31, 1998, Reckson has acquired 63 office properties with aggregate square footage of approximately 8.5 million and 44 industrial properties with aggregate square footage of approximately 4.3 million, excluding Reckson's investment in the Morris Companies, and has made approximately $46 million of additional upgrades and investments in these properties.

    Reckson also intends to continue the selective development and construction of office and industrial properties in accordance with Reckson's development and underwriting policies as opportunities arise. Since its initial public offering, Reckson has developed or re-developed eight properties comprising approximately 930,000 square feet. Reckson's development and construction activities include the risks that:

    - Reckson may abandon development opportunities after expending resources to determine feasibility;

    - construction costs of a project may exceed Reckson's original estimates;

    - occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable;

    - financing may not be available to Reckson on favorable terms for development of a property; and

    - Reckson may not complete construction and lease-up on schedule, resulting in increased construction costs, carrying costs to complete construction and, in certain instances, penalties owed to tenants with executed leases.

    Reckson's development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. If any of the above occur, Reckson's ability to pay distributions to its stockholders and the ability of Reckson OP to service its indebtedness could be adversely affected. In addition, new development activities, regardless of whether they are ultimately successful, typically require a substantial portion of management's time and attention.

ADVERSE REAL ESTATE MARKET CONDITIONS; INCREASE IN OPERATING EXPENSES OR CAPITAL
  EXPENDITURES, TENANT DEFAULTS AND UNINSURED LOSSES COULD ADVERSELY AFFECT RECKSON'S FINANCIAL RESULTS.

    Reckson's properties' revenues and value may be adversely affected by a number of factors, including:

    - the national, state and local economic climate and real estate conditions, such as oversupply of or reduced demand for space and changes in market rental rates;

    - the need to periodically renovate, repair and relet Reckson's space;

    - increasing operating costs, including real estate taxes and utilities, which Reckson may not be able to pass through to tenants;

    - defaults by Reckson's tenants or their failure to pay rent on a timely basis; and

    - uninsured losses.

    A significant portion of Reckson's expenses, such as mortgage payments, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a decrease in income from Reckson's properties. In addition, Reckson's real estate values and income from properties are also affected by such factors as Reckson's compliance with laws, including tax laws, interest rate levels and the availability of financing.

    BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID, RECKSON MAY NOT BE ABLE TO SELL PROPERTIES WHEN APPROPRIATE. Real estate investments generally cannot be sold quickly. Reckson may not be able to vary its portfolio promptly in response to economic or other conditions. In addition, provisions of the Internal Revenue Code may limit Reckson's ability to sell properties in some situations when it may be economically advantageous to do so, thereby adversely affecting returns to Reckson's stockholders.

    COMPETITION IN RECKSON'S MARKETS IS SIGNIFICANT. The competition for tenants in the office and industrial markets in the Tri-State area is significant and includes properties owned by other REITs, local privately held companies, institutional investors and other owners. There is also significant competition for acquisitions in Reckson's markets from the same types of competitors. Moreover, many users of industrial space in Reckson's markets own the buildings that they occupy.

    INCREASING OPERATING COSTS COULD ADVERSELY AFFECT CASH FLOW. Reckson's properties are subject to operating risks common to commercial real estate, any and all of which may adversely affect occupancy or rental rates. Reckson's properties are subject to increases in Reckson's operating expenses such as cleaning, electricity, heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other costs associated with security, landscaping, repairs and maintenance of Reckson's properties. While Reckson's tenants generally are currently obligated to pay a portion of these costs, there is no assurance that tenants will agree to pay operating costs upon renewal or that new tenants will pay operating costs initially. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without at the same time decreasing occupancy rates. While Reckson has cost-saving measures at each of Reckson's properties, if any of the above occurs, Reckson's ability to pay distributions to its stockholders and the ability of Reckson OP to service its indebtedness could be adversely affected.


    SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE. Reckson carries comprehensive liability, fire, extended coverage and rental loss insurance on all of its properties. However, losses arising from acts of war or relating to pollution are not generally insured because they are either uninsurable or not economically insurable. If an uninsured loss or a loss in excess of insured limits should occur, Reckson could lose its capital invested in a property, as well as any future revenue from the property. Reckson would remain obligated on any mortgage indebtedness or other obligations related to the property. Reckson's management believes that Reckson's properties are adequately insured in accordance with industry standards.


    INVESTMENTS IN MORTGAGE DEBT COULD LEAD TO LOSSES. Reckson may invest in mortgages secured by office or industrial properties. Reckson may acquire such properties through foreclosure proceedings or negotiated settlements. In addition to the risks associated with investments in commercial properties, investments in mortgage indebtedness present additional risks, including the risk that the fee owners of such properties may not make payments of interest on a current basis and Reckson may not realize its anticipated return or sustain losses relating to the investments. Although Reckson currently has no intention to originate mortgage loans as a significant part of its business, Reckson may make loans to a purchaser in connection with Reckson's sale of real estate. The underwriting criteria Reckson would use would be based upon the credit and value of the underlying real estate.

PROPERTY OWNERSHIP THROUGH PARTNERSHIPS AND JOINT VENTURES COULD LIMIT RECKSON'S
  CONTROL OF SUCH INVESTMENTS.

    Partnership or joint venture investments may involve risks not otherwise present for investments made solely by Reckson, including the possibility that Reckson's partners or co-venturers might become bankrupt, that such partners or co-venturers might at any time have different interests or goals than Reckson does, and that such partners or co-venturers may take action contrary to Reckson's instructions, requests, policies or objectives, including Reckson's policy with respect to maintaining its qualification as a REIT. Other risks of joint venture investments include impasse on decisions, such as a sale, because neither the partner or co-venturer nor Reckson would have full control over the partnership or joint venture. There is no limitation under Reckson's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.

    The following is a description of the significant joint ventures in which Reckson is involved:

    RECKSON'S INVESTMENT IN THE OMNI, ITS SINGLE LARGEST PROPERTY, INCLUDES RISKS THAT RECKSON CANNOT REFINANCE OR DISPOSE OF THE PROPERTY IN RECKSON'S SOLE DISCRETION AND RECKSON CAN HAVE ITS GENERAL PARTNERSHIP INTEREST CONVERTED TO A LIMITED PARTNERSHIP INTEREST. Reckson OP owns a 60% general partner interest in Omni Partners, L.P., the partnership that owns the Omni, a 575,000 square foot office building located in Reckson's Nassau West Corporate Center office park. Odyssey Partners, L.P. and an affiliate of Odyssey own the remaining 40% interest. Through its partnership interest, Reckson OP acts as managing partner and has the sole authority to conduct the business and affairs of Omni Partners, L.P. subject to the limitations set forth in its amended and restated agreement of limited partnership. These limitations include Odyssey's right to negotiate under certain circumstances a refinancing of the mortgage debt encumbering the Omni and the right to approve any sale of the Omni made on or before March 13, 2007. Reckson OP will continue to act as the sole managing partner of Omni Partners, L.P. unless conditions specified in the Omni Partnership Agreement occur. Upon the occurrence of any of these conditions, Reckson OP's general partnership interest shall convert to a limited partnership interest and an affiliate of Odyssey shall be the sole managing partner, or at the option of Odyssey, Reckson OP shall be a co-managing partner with an affiliate of Odyssey. In addition, on March 13, 2007, Reckson OP will have the right to purchase Odyssey's interest in Omni Partners, L.P. at an option price based on 90% of its fair market value. If Reckson OP fails to exercise this option, Odyssey has the right to require Reckson OP to purchase Odyssey's interest in Omni Partners, L.P. on March 13, 2007 at the option price. Reckson OP has the right to extend the option exercise date until March 13, 2012. If Reckson OP is required to purchase Odyssey's interest, it will have the right to apply to the payment of the option price all sums due under a loan made by Reckson OP in March 1997 to Odyssey in the amount of approximately $17 million. The Odyssey loan matures on March 13, 2007, subject to Reckson OP's right to extend until March 13, 2012 the option exercise date as set forth above, and is secured by a pledge of all of Odyssey's right, title and interest in Omni Partners, L.P.

    RECKSON'S JOINT VENTURE IN AN OFFICE BUILDING IN TARRYTOWN, NEW YORK IMPOSES A RESTRICTION THAT RECKSON NOT ENTER INTO LARGE LEASES OR REFINANCE OR DISPOSE OF THE BUILDING WITHOUT THE CONSENT OF ITS CO-VENTURER. Reckson OP owns a 60% managing member interest in a limited liability company that owns 520 White Plains Road, a 171,761 square foot office building located in Tarrytown, New York. The remaining 40% member interest is held by Tarrytown Corporate Center III, L.P., a partnership affiliated with the Halpern organization, the organization from which Reckson acquired eight Class A office properties for approximately $86 million in February 1996. When we refer to Class A office buildings in this Joint Proxy Statement/Prospectus, we mean well maintained, high quality buildings that achieve rental rates that are at the higher end of the range of rental rates for office properties in the particular market. The member agreement governing the joint venture arrangement requires Reckson OP to obtain the consent of Tarrytown Corporate Center prior to engaging in activities such as entering into or modifying a lease for more than 25,000 rentable square feet, financing or refinancing indebtedness encumbering the property and selling or otherwise transferring the property.

    RECKSON'S MANAGEMENT OF RECKSON MORRIS OPERATING PARTNERSHIP IS SUBJECT TO THE APPROVAL OF ITS JOINT VENTURE PARTNERS WITH RESPECT TO MATTERS SUCH AS THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE RECKSON MORRIS PROPERTIES. In October 1997, Reckson entered into an agreement to invest up to $150 million in the Morris Companies, a New Jersey developer and owner of the "big box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately 4.0 million square feet. As of December 31, 1998, Reckson has invested approximately $93.8 million for an approximate 71.8% controlling interest in Reckson Morris Operating Partnership, L.P. In connection with the transaction, the Morris Companies contributed 100% of their interests in certain industrial properties to Reckson Morris OP in exchange for operating partnership units in Reckson Morris OP. Although Reckson controls Reckson Morris OP, the former owners of the Morris Companies have approval rights over a number of matters, such as the sale of all or substantially all of the Reckson Morris properties.

    RECKSON'S INTEREST IN JOINT VENTURES WITH MATRIX IS GENERALLY SUBJECT TO THE RIGHT OF FIRST OFFER OF MATRIX AND MATRIX CAN ALSO PUT ITS INTEREST TO RECKSON IF CERTAIN LEASING CONDITIONS ARE SATISFIED. As of December 31, 1998, Reckson OP had invested $15.3 million into joint ventures with Matrix Development Group for the development of industrial properties located in a New Jersey submarket. Although the terms of each of the joint ventures vary, Matrix generally identifies projects for development for which Reckson provides the capital. Reckson OP controls the joint ventures and receives a priority return on its invested capital. Reckson also receives a return of its capital upon any sale or refinancing of a project, and, generally, two-thirds of proceeds in excess of Reckson's return of its capital. Matrix typically has a right of first offer in the event Reckson seeks to dispose of a project and has the right to put its interest in a project to Reckson once specified leasing parameters have been satisfied.


    RECKSON'S PRIVATIZATION OF GOVERNMENT OFFICE BUILDINGS AND CORRECTIONAL FACILITIES IS DEPENDENT UPON CONTINUED OUTSOURCING BY GOVERNMENTS AND COMPETITIVE BIDDING. From time to time, Reckson OP may make joint venture investments in real estate assets with Reckson Strategic Venture Partners. Reckson Services Industries, an entity that Reckson spun-off to its shareholders in 1998, owns 100% of the common ownership interests of Reckson Strategic Venture Partners and, accordingly, controls Reckson Strategic Venture Partners. The strategy of Reckson Strategic Venture Partners is to acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer circumstances for attractive investments as well as opportunities for future growth. Joint venture investments with Reckson Strategic Venture Partners may involve various types of real estate assets and involve different risks than those in Reckson's office and industrial sectors, as to which Reckson has no prior experience or expertise. No assurance can be given as to the success of these investments. As of December 31, 1998, Reckson OP had made a joint venture investment with Reckson Strategic Venture Partners of $10.1 million in the area of privatization of government occupied office buildings and correctional facilities. In addition to the joint venture risks discussed above, this investment includes the following specific risks:


    - dependence upon the continued outsourcing of real estate functions by governmental entities;

    - the ability to compete effectively in bidding on specific projects; and

    - significant government regulation and/or oversight.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY.

    Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at a property. An owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in the property. These laws often impose such liability without regard to whether the owner knew of, or caused, the presence of the contaminants. Clean-up costs and the owner's liability generally are not limited under the enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of or the failure to properly remediate the substances may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the clean-up costs of the substances at a disposal or treatment facility, whether or not such facility is owned or operated by the person. Even if more than one person was responsible for the contamination, each person covered by the environmental laws may be held responsible for the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.

    Environmental laws also govern the presence, maintenance and removal of asbestos-containing materials. These laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials. In connection with the ownership, operation, management and development of real properties, Reckson may be considered an owner or operator of properties containing asbestos-containing-materials. Having arranged for the disposal or treatment of contaminants, Reckson may be potentially liable for removal, remediation and other costs, including governmental fines and injuries to persons and property.

    All of Reckson's office properties and all of Reckson's industrial properties have been subjected to a "Phase I" or similar environmental site assessment after April 1, 1994 that were completed by independent environmental consultant companies, except for the property located at 35 Pinelawn Road which was originally developed by Reckson and subjected to a Phase I in April 1992. These Phase I or similar environmental site assessments involved general inspections without soil sampling, ground water analysis or radon testing and, for Reckson's properties constructed in 1978 or earlier, survey inspections to ascertain the existence of asbestos-containing materials. These environmental site assessments have not revealed any environmental liability that would have a material adverse effect on Reckson's business.

FAILURE TO QUALIFY AS A REIT WOULD BE COSTLY.

    Reckson has been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code beginning with Reckson's taxable year ended December 31, 1995. Although Reckson management believes, based on the advice of its counsel, that Reckson is organized and operates in a manner so as to qualify as a REIT, no assurance can be given that Reckson will qualify or remain qualified as a REIT.

    If Reckson fails to qualify as a REIT in any taxable year, Reckson will be subject to Federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, Reckson also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce net earnings available to service indebtedness, make investments or pay distributions to shareholders because of the additional tax liability to Reckson for the years involved. Also, Reckson would not then be required to pay distributions to its stockholders.

CONFLICTS OF INTEREST COULD RESULT IN DECISIONS NOT IN RECKSON'S BEST INTERESTS.

    TAX CONSEQUENCES UPON A SALE OR REFINANCING OF PROPERTIES MAY RESULT IN CONFLICTS OF INTEREST FOR DIRECTORS AND OFFICERS OF RECKSON. Holders of units of limited partnership interest in Reckson OP or co-owners of properties not owned entirely by Reckson may suffer different and more adverse tax consequences than Reckson will upon the sale or refinancing of Reckson properties. Reckson may have different objectives from these co-owners and holders of limited partnership units regarding the appropriate pricing and timing of any sale or refinancing of these properties. While Reckson, as the sole general partner of Reckson OP, has the exclusive authority as to whether and on what terms to sell or refinance each property owned solely by Reckson OP, the directors and officers of Reckson who hold limited partnership units may seek to influence Reckson not to sell or refinance the properties, even though such a sale might otherwise be financially advantageous to Reckson, or may seek to influence Reckson to refinance a property with a higher level of debt.

RECKSON MAY HAVE CONFLICTS OF INTERESTS WITH RECKSON SERVICE INDUSTRIES.

    CONFLICTS AS A RESULT OF OVERLAPPING MANAGEMENT. Donald J. Rechler serves as Reckson's Chairman of the Board and its Chief Executive Officer and Chairman of the Board of Reckson Service Industries. Scott H. Rechler serves as Reckson's President and its Chief Operating Officer and President and Chief Executive Officer of Reckson Service Industries and is a director of Reckson and Reckson Service Industries. Michael Maturo serves as Executive Vice President, Treasurer and Chief Financial Officer of Reckson and Reckson Service Industries and is a director of Reckson Service Industries. Furthermore, Roger Rechler, Gregg Rechler and Mitchell Rechler are executive officers of Reckson and Roger Rechler and Mitchell Rechler are directors of Reckson, while all three individuals are members of the management advisory committee and directors of Reckson Service Industries. Although each of the individuals referred to above is committed to the success of Reckson, they are also committed to the success of Reckson Service Industries. Reckson's senior management and directors beneficially owned approximately 12% of the outstanding common stock of Reckson, with a total market value, based on the New York Stock Exchange closing price of $22.19 per share on December 31, 1998, of approximately $132.3 million, and approximately 27% of the outstanding common stock of Reckson Service Industries, with a total market value, at a stock price of $4.125 per share on December 31, 1998, of approximately $27.3 million. The conversion of all limited partnership units in Reckson OP into shares of common stock and the exercise of all vested stock options have been assumed in calculating the ownership of Reckson common stock and Reckson Service Industries common stock. There is a risk that the common membership of management, members of the boards of directors and ownership of Reckson and Reckson Service Industries will lead to conflicts of interest in the duties owed to stockholders by common directors and officers in connection with transactions between the two companies, as well as a conflict in allocating management time.

    CONFLICTS IN TRANSACTIONS WITH RECKSON SERVICE INDUSTRIES UNDER THE INTERCOMPANY AGREEMENT. Reckson OP and Reckson Service Industries have entered into an intercompany agreement to formalize their relationship at the outset and to limit conflicts of interest. The Reckson intercompany agreement was not negotiated at arms' length as it was negotiated while 95% of the outstanding common stock of Reckson Service Industries was owned by Reckson OP. Under the Reckson intercompany agreement, Reckson Service Industries granted Reckson OP a right of first opportunity to make any REIT-qualified investment that becomes available to Reckson Service Industries. In addition, if a REIT-qualified investment opportunity becomes available to an affiliate of Reckson Service Industries, including Reckson Strategic Venture Partners, 100% of the common ownership interest of which is indirectly owned by Reckson Service Industries, the Reckson intercompany agreement requires Reckson Service Industries' affiliate to allow Reckson OP to participate in the REIT-qualified investment opportunity to the extent of Reckson Service Industries' interest in the affiliate.

    Under the Reckson intercompany agreement, Reckson OP granted Reckson Service Industries a right of first opportunity to provide to Reckson OP and its tenants any type of non-customary commercial services for occupants of office, industrial and other property types that Reckson may not be permitted to provide because they may generate non-qualifying REIT income under Federal tax laws. Reckson Service Industries will provide services to Reckson OP at rates and on terms as attractive as either the best available for comparable services in the market or those offered by Reckson Service Industries to third parties. In addition, Reckson OP will give Reckson Service Industries access to its tenants with respect to non-customary commercial services that may be provided to such tenants.

    Under the Reckson intercompany agreement, subject to certain conditions, Reckson OP granted Reckson Service Industries a right of first refusal to become the lessee of any real property acquired by Reckson OP if Reckson OP determines that, because the operation of the property would involve the performance of non-customary services that under the Internal Revenue Code a REIT may not generally provide, it is required to enter into a "master" lease arrangement. Pursuant to such master lease arrangement, Reckson OP would own the property, but lease it entirely to a single lessee that would operate the property.

    With respect to services that Reckson Service Industries will provide to Reckson OP, management will have a conflict of interest in determining the market rates to charge Reckson OP for these services. In addition, management will have a conflict of interest in determining whether Reckson OP or Reckson Service Industries would pursue a REIT-qualified investment opportunity outside Reckson's core business strategy of investing in office and industrial properties in the Tri-State area. Furthermore, Reckson OP and Reckson Service Industries may structure investments so that joint ventures between Reckson OP and Reckson Strategic Venture Partners may pursue the portion of investments generating REIT-qualified income and Reckson Strategic Venture Partners will pursue directly the other portion of such investments. Accordingly, Reckson Strategic Venture Partners and Reckson Strategic Venture Partners-Reckson OP joint ventures may have conflicts of interest in the structuring, valuation, management and disposition of these investments.

    CONFLICTS IN RECKSON'S LOANS TO RECKSON SERVICE INDUSTRIES. In June 1998, Reckson OP established a credit facility with Reckson Service Industries, in the amount of $100 million for Reckson Service Industries' service sector operations and other general corporate purposes. In addition, in June 1998, Reckson OP established a second credit facility with Reckson Service Industries, for the funding of investments of up to $100 million by Reckson Service Industries in Reckson Strategic Venture Partners. Advances under this second facility are reduced by the amount of any investment by Reckson OP into a joint venture with Reckson Strategic Venture Partners. Advances under the Reckson Strategic Venture Partners facility in excess of $25 million in respect of any single platform are subject to approval by the Reckson board of directors, while advances under the Reckson Service Industries facility in excess of ten million dollars in respect of any single investment in non-customary commercial services, as well as advances for investments in opportunities in non-customary commercial services, are subject to approval by the Reckson board of directors, or a board committee. Each credit facility has a term of five years and advances under each are recourse obligations of Reckson Service Industries. Interest accrues on advances made under the credit facilities at a rate equal to the greater of (a) the prime rate plus two percent and (b) 12% per annum, with the rate on amounts that are outstanding for more than one year increasing annually at a rate of four percent of the prior year's rate. Prior to maturity, interest is payable quarterly but only to the extent of net cash flow and on an interest-only basis and will be prepayable without penalty at the option of Reckson Service Industries. As long as there are outstanding advances under the credit facilities, Reckson Service Industries is prohibited from paying dividends on any shares of its capital stock. The credit facilities are subject to certain other covenants and prohibit advances thereunder to the extent the advances could, in Reckson's determination, endanger its status as a REIT. The terms of the credit facilities were not negotiated at arms' length and thus may not reflect terms that could have been obtained from independent third parties. Additional indebtedness may be incurred by subsidiaries of Reckson Service Industries. As of December 31, 1998, borrowings under these credit facilities aggregated approximately $33.7 million.

    POLICIES WITH RESPECT TO CONFLICTS OF INTEREST MAY NOT BE
SUCCESSFUL. Reckson has adopted policies designed to eliminate or minimize conflicts of interest. These policies include the approval of all transactions in which directors or officers of Reckson have a conflicting interest by a majority of the directors who are neither officers nor affiliated with Reckson. These policies do not prohibit sales of assets to or from affiliates, but would require the sales to be approved by the independent directors of Reckson. However, there is no assurance that these policies will be successful and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all of Reckson's stockholders.

LIMITS ON OWNERSHIP AND CHANGES IN CONTROL MAY DETER CHANGES IN MANAGEMENT AND
  THIRD PARTY ACQUISITION PROPOSALS.


    RECKSON'S STOCK OWNERSHIP LIMITS MAY DETER A CHANGE IN CONTROL OF
RECKSON. To maintain Reckson's qualification as a REIT, five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, may not own, directly or indirectly, more than 50% in value of Reckson's outstanding capital stock during the last half of a taxable year, other than the first year. In order to protect against the risk of losing REIT status, among other reasons, Reckson's charter limits ownership of its issued and outstanding common stock by any single stockholder to nine percent of the lesser of the number or value of the outstanding shares of common stock. It also will limit ownership of Reckson class B common stock to be issued in the merger by any single stockholder to nine percent in value of the outstanding shares of all of Reckson's common stock and limits ownership of Reckson's issued and outstanding 7 5/8% series A convertible cumulative preferred stock to nine percent in the value of the outstanding shares of all of Reckson's capital stock. In addition, a stockholder may not acquire shares of the Reckson series A preferred stock that would result in the stockholder's owning in excess of 20% of the lesser of the number or value of outstanding shares of Reckson series A preferred stock. These provisions may delay, defer or prevent a change of control of Reckson or other transaction by a third party without the consent of the Reckson board of directors even if a change in control were in the best interests of the stockholders of Reckson.



    RECKSON'S STAGGERED BOARD MAY DETER A CHANGE IN CONTROL OF RECKSON. The Reckson board of directors is divided into three classes. The terms of the Class I, Class II and Class III directors expire in 1999, 2000 and 2001, respectively. Directors are elected for three-year terms. These provisions may deter changes in control because of the increased time period necessary for a third party to acquire control of management through positions on the Reckson board of directors.



    REQUIRED CONSENT OF HOLDERS OF UNITS FOR CHANGE IN CONTROL TRANSACTIONS MAY DETER A CHANGE IN CONTROL OF RECKSON. Under the terms of Reckson OP's partnership agreement, through June 2, 2000, Reckson OP may not sell, transfer or otherwise dispose of all or substantially all of its assets, whether by way of sale or by merger, sale or consolidation into another person, without the consent of the holders of 85% of the outstanding common limited partnership units. This voting requirement could delay, defer or prevent a change in control of Reckson.



    FUTURE ISSUANCES OF STOCK MAY DILUTE RECKSON CLASS B COMMON STOCKHOLDERS' INTERESTS IN RECKSON. Subject to the rights of holders of preferred stock of Reckson, the charter of Reckson authorizes the Reckson board of directors to issue additional shares of stock without stockholder approval. Reckson may also issue shares of Reckson common stock in exchange for limited partnership units pursuant to Reckson OP's partnership agreement. Issuance of Reckson common stock or Reckson class B common stock or similar securities could have the effect of diluting Reckson class B common stockholders' interests in Reckson.



    THE RECKSON CHARTER PERMITS THE ISSUANCE OF PREFERRED STOCK WHICH COULD DELAY, DEFER OR PREVENT A CHANGE IN CONTROL. The charter of Reckson authorizes the Reckson board of directors to issue up to 25 million shares of preferred stock, of which 9.2 million shares of Reckson series A preferred stock have been issued, and 8,000 shares of which have been converted to shares of common stock, to reclassify unissued shares of stock, and to establish the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for each such class or series of any stock issued. Although the Reckson board of directors does not currently intend to do so, it could establish a series of preferred stock that, depending on the terms of such series, could delay, defer or prevent a transaction or a change in control of Reckson that might involve a premium price for Reckson common stock or otherwise be in the best interest of the stockholders of Reckson.

    LIMITATIONS ON ACQUISITION OF AND CHANGES IN CONTROL PURSUANT TO MARYLAND LAW. The Maryland General Corporation Law contains provisions, referred to as the "control share acquisition statute," which eliminate the voting rights of shares acquired in a Maryland corporation in such quantities so as to constitute "control shares," as defined under the Maryland General Corporation Law. The Maryland General Corporation Law also contains provisions referred to as the "business combination statute," which generally limit business combinations between a Maryland corporation and any 10% owners of the corporation's stock or any affiliate of a 10% owner. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for Reckson or of delaying, deferring or preventing a change in control of Reckson under circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then-prevailing market price of such shares. However, as permitted by the Maryland General Corporation Law, the Reckson bylaws contain a provision exempting any and all acquisitions by any person of shares of stock of Reckson from the control share acquisition statute. In addition, the board of directors has adopted a resolution exempting Reckson from the provisions of the business combination statute. The board of directors of Reckson may amend or eliminate these provisions at any time.


EXTERNAL MARKET FACTORS MAY ADVERSELY IMPACT PRICE OF RECKSON SECURITIES.


    RECKSON'S FAILURE TO MEET THE MARKET'S EXPECTATION WITH REGARD TO FUTURE EARNINGS AND CASH DISTRIBUTIONS LIKELY WOULD ADVERSELY AFFECT THE MARKET PRICE OF THE EQUITY SECURITIES OF RECKSON. The market value of the equity securities of a REIT may be based primarily upon the market's perception of the REIT's growth potential and its current and future cash distributions, and may be secondarily based upon the real estate market value of the underlying assets. For the year ended December 31, 1998, Reckson distributed approximately 75.7% of its cash available for distribution to its stockholders. Although Reckson has retained operating cash flow for investment and working capital purposes, which has increased the value of Reckson's underlying assets, this has not proportionally increased the market price of the equity securities of Reckson.



    RISING INTEREST RATES MAY ADVERSELY AFFECT THE PRICE OF RECKSON'S SECURITIES AND MAY IMPAIR RECKSON'S ABILITY TO SERVICE ITS INDEBTEDNESS. One factor which influences the price of the securities is the dividend or interest rate on the securities relative to market interest rates. Rising interest rates may lead potential buyers of equity securities of Reckson to expect a higher dividend rate, which would adversely affect the market price of the securities. In addition, rising interest rates would result in increased expense, thereby adversely affecting cash flow and the ability of Reckson OP to service its indebtedness.



YEAR 2000 ISSUE MAY ADVERSELY AFFECT RECKSON'S OPERATIONS AND FINANCIAL RESULTS.


    Some of Reckson's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, or engage in similar normal business activities.

    Reckson's year 2000 project is estimated to be completed not later than July 31, 1999, which is prior to any anticipated impact on Reckson's operating systems. Additionally, Reckson has received assurances from its contractors that all of its building management and mechanical systems are currently year 2000 compliant or will be made compliant prior to any impact on those systems. However, Reckson cannot guarantee that all contractors will comply with their assurances and therefore Reckson may not be able to determine year 2000 compliance of those contractors. At that time, Reckson will determine the extent to which they will be able to replace non-compliant contractors. Reckson believes that with modifications to existing software and conversion to new software, the year 2000 issue will not pose significant operational problems for their computer systems. However, if modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on Reckson's operations.

    Through December 31, 1998, Reckson has expended approximately $375,000 and expects to expend an additional one million dollars in connection with upgrading building management, mechanical and computer systems. The costs of the project and the date on which Reckson believes it will complete the year 2000 modifications are based on Reckson's management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

RISK FACTORS RELATING TO FAILURE OF THE MERGER TO BE COMPLETED


FAILURE TO APPROVE THE MERGER MAY REQUIRE, UNDER LIMITED CIRCUMSTANCES, TOWER TO
  PAY TERMINATION FEES AND MAY RESULT IN A DECREASE IN TOWER COMMON STOCK'S MARKET PRICE.



    If the holders of a majority of the outstanding shares of Tower common stock fail to approve the merger or if it is not completed for any reason, Tower may be subject to a number of material risks, including the requirement that, under limited circumstances, Tower pay up to $16.75 million in termination fees and expenses to Reckson, and a possible decline in the market price of Tower common stock to the extent current market prices reflect a market assumption that the merger will be completed. See "The Merger Agreement--Fees and Expenses." In the event that, following termination of the merger, the Tower board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than would be provided by the merger. Under the terms of the merger agreement, prior to the termination of the merger, Tower is not permitted directly or indirectly to (a) solicit, initiate or encourage any alternative acquisition proposal or (b) engage in discussions or negotiations with, or disclose any non-public information relating to, Tower or its subsidiaries or afford access to Tower's or its subsidiaries' properties, books or records to, any person that has made, or indicated interest in making, an alternative acquisition proposal. Nevertheless, Tower may furnish information, participate in negotiations and discussions and enter into agreements regarding an alternative acquisition proposal with a third party if the Tower board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would present a reasonable risk of a breach of the duties of the Tower board of directors under applicable law. See "The Merger Agreement--Material Covenants--No Solicitation by Tower."


METROPOLITAN PARTNERS OR TOWER MAY BE REQUIRED TO PAY A SUBSTANTIAL PENALTY TO
  THE OTHER IF IT IS OBLIGATED TO COMPLETE THE MERGER BUT FAILS TO DO SO.

    In the event that a court issues a final non-appealable judgment that Metropolitan Partners and Reckson are obligated to complete the merger but have breached their covenants to do so, or that Metropolitan Partners or Reckson failed to use their reasonable best efforts to take all actions necessary to cause the closing conditions to the merger to be satisfied, Metropolitan Partners will be obligated to return to Tower for no consideration 75% of the Tower series A preferred stock that Metropolitan Partners purchased for $40 million at the time of the signing of the merger agreement.

    In the event that a court issues a final non-appealable judgment that Tower is obligated to complete the merger but has breached its covenant to do so, or that Tower failed to use its reasonable best efforts to take all actions necessary to obtain approval of the merger agreement by the Tower stockholders or assist in registering the offering of the Reckson class B common stock and the Reckson OP 7% notes, Tower is required to pay Metropolitan Partners, in addition to any termination fees payable under the merger agreement, a fee of $30 million in cash.

               WHAT TOWER STOCKHOLDERS WILL RECEIVE IN THE MERGER


    EXCLUDING RECKSON CLASS B COMMON STOCK DIVIDEND PROVISIONS



    The first table below illustrates, based on the indicated stock prices, the value of the cash, Reckson class B common stock and Reckson OP 7% notes that Tower stockholders will receive in the merger for each Tower share, assuming
100% of the holders of Tower common stock and Tower OP units elect to receive cash in the merger. This value has been calculated by (a) valuing each share of Reckson class B common stock at an amount equal to the indicated trading price of one share of Reckson common stock for which it will be initially exchangeable and (b) valuing the Reckson OP 7% notes issuable in the merger if Reckson stockholders do not approve the share issuance proposal at 89.4% of the face amount thereof, which is what the Tower board of directors valued them at when approving the merger. If Reckson stockholders approve the share issuance proposal, and assuming 100% cash elections as described above, each share of Tower common stock will be converted into, on average, 25% of $23.00 in cash and 75% of .8364 of a share of Reckson class B common stock, or $5.75 in cash and
 .6273 of a share of Reckson class B common stock. Similarly, on the basis of the same 100% election assumption, if Reckson stockholders do not approve the share issuance proposal, each share of Tower common stock will, on average, be converted into $5.75 in cash, 75% of $7.2565 (or $5.4424) principal amount of Reckson OP 7% notes and 75% of .5725 (or .4294) of a share of Reckson class B common stock.



    INCLUDING RECKSON CLASS B COMMON STOCK DIVIDEND PROVISIONS



    The assumption of valuing Reckson class B common stock as equal to the value of the underlying Reckson common stock has the effect of ignoring the dividend provision of the Reckson class B common stock which the Tower board of directors and the Reckson board of directors believe represents incremental value. As discussed under "The Merger--Opinion of Tower's Financial Advisor--Valuation of the Reckson Class B Common Stock," Merrill Lynch derived a present value of $3.35 for the excess of the expected dividends payable on a share of Reckson class B common stock for the 4.5 years after the merger over the expected dividends payable on a share of Reckson common stock for the same 4.5-year period. Based on the assumption that a Tower holder will receive 75% of .8364 of a share of Reckson class B common stock for each Tower share or unit, Tower stockholders and unitholders would receive, in addition to the right to Reckson class B common stock for each share or unit held, a stream of dividend payments valued at $2.10, or the product of $3.35 X 75% X .8364, if Reckson stockholders approve the share issuance proposal, or at $1.44, or the product of $3.35 X 75% X .5725, if Reckson stockholders do not approve the share issuance proposal. As noted under the discussion of Merrill Lynch's analysis, the methodologies and assumptions that were used by Merrill Lynch related, among other things, to discount rates, projected funds from operations and capitalization rates determined as of December 2, 1998, the date Merrill Lynch conducted the analysis for purposes of its opinion and presentation to the Tower board of directors. The $3.35 amount, from which the $2.10 and $1.44 were derived, represents the highest end of Merrill Lynch's range of valuations for the dividend stream. For illustrative purposes, the second table below indicates the value of the merger consideration, columns C and E in the first table, at four different Reckson common stock closing prices, after adding the incremental value, i.e., $2.10 or $1.44, as applicable, attributable to the Reckson class B common stock dividend provisions.



    ADDITIONAL CONSIDERATIONS



    It should be noted that both the value and the trading price of the Reckson class B common stock may be greater, less than or the same as the trading price of the Reckson common stock into which it may be exchanged. Moreover, the exchange rate of one-for-one applicable to the exchange of Reckson class B common stock into Reckson common stock is subject to increase if dividends on Reckson class B common stock fall below levels specified in the articles supplementary that govern the terms of the Reckson class B common stock and at the time of exchange the Reckson common stock issuable upon exchange of a share of Reckson class B common stock is trading at less than $27.50.



    Furthermore, valuing the Reckson OP 7% notes at 89.4% of their face amount, which is what the Tower board of directors valued them at when approving the merger, may have the effect of overvaluing or undervaluing the Reckson OP 7% notes. Thus, the amounts set forth in the tables below should not be viewed as indicative of the actual trading prices or values of the consideration to be received in the merger, either on an absolute basis, or, in the case of columns
(C) and (E), relative to each other.



    Additionally, the following tables do not reflect any interests that Tower stockholders and unitholders may receive if Crescent LP fails to fully fund a $75 million capital contribution to Metropolitan Partners. If such an event occurs, the Tower board of directors may establish a litigation trust for the purpose of pursuing litigation against Crescent and all of Tower's rights with respect to such litigation will be assigned to the litigation trust. Each Tower stockholder and unitholder will receive one contingent payment right for each of his or her shares of Tower common stock and Tower OP units. These contingent payment rights will entitle each holder to his or her pro rata portion of any amounts received by the trust as a result of litigation or otherwise in the litigation trust, net of expenses.



    Finally, each Tower stockholder and unitholder will receive an additional $0.8046 principal amount of Reckson OP 7% notes in respect of each share of Tower common stock and Tower OP unit held if the Reckson board of directors withdraws or amends or modifies in any material respect, or publicly announces an intention to withdraw or amend or modify in any material respect, its approval or recommendation that Reckson stockholders approve the share issuance proposal AND the share issuance proposal is not approved by Reckson stockholders.



    The closing price of Reckson common stock on March 19, 1999 is highlighted in both tables.

   WHAT TOWER STOCKHOLDERS WILL RECEIVE IN THE MERGER FOR EACH SHARE OF TOWER
                                  COMMON STOCK
 WITHOUT TAKING INTO ACCOUNT THE DIVIDEND PROVISIONS OF RECKSON CLASS B COMMON
                                     STOCK



                                                               ASSUMING RECKSON'S STOCKHOLDERS
                 ASSUMING RECKSON'S STOCKHOLDERS          DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL
               APPROVE THE SHARE ISSUANCE PROPOSAL
                                                       (RECKSON CLASS B COMMON STOCK, CASH AND RECKSON
             (RECKSON CLASS B COMMON STOCK AND CASH)                     OP 7% NOTES)
             ----------------------------------------  ------------------------------------------------
                                    TOTAL PER SHARE                           TOTAL PER SHARE MERGER
              VALUE OF RECKSON          MERGER          VALUE OF RECKSON          CONSIDERATION:
               CLASS B COMMON       CONSIDERATION:       CLASS B COMMON     ---------------------------
             STOCK CONSTITUTING   -------------------  STOCK CONSTITUTING    VALUE OF RECKSON CLASS B
              THE STOCK PORTION    VALUE OF RECKSON     THE STOCK PORTION    COMMON STOCK (.4294 OF A
              OF THE PER SHARE      CLASS B COMMON      OF THE PER SHARE    SHARE) PLUS VALUE OF NOTES
                   MERGER          STOCK (.6273 OF A         MERGER         (89.4% OF $5.4424 PRINCIPAL
  CLOSING       CONSIDERATION       SHARE) AND CASH       CONSIDERATION     AMOUNT) PLUS AMOUNT OF CASH
 PRICE OF      (EQUAL TO 75% X     ($5.75) RECEIVED     (EQUAL TO 75% OF    ($5.75) RECEIVED (EQUAL TO
  RECKSON    .8364 (OR .6273) X   (EQUAL TO AMOUNT IN  .5725 (OR .4294) X     AMOUNT IN COLUMN (D) +
  COMMON      AMOUNT IN COLUMN      COLUMN (B) PLUS     AMOUNT IN COLUMN    $4.87 (OR 89.4% OF $5.4424)
   STOCK            (A))                $5.75)                (A))                   + $5.75)
    (A)              (B)                  (C)                  (D)                      (E)
-----------  -------------------  -------------------  -------------------  ---------------------------
 $   25.00        $   15.68            $   21.43            $   10.73                $   21.36
     24.50            15.37                21.12                10.52                    21.14
     24.00            15.06                20.81                10.31                    20.93
     23.50            14.74                20.49                10.09                    20.71
     23.00            14.43                20.18                 9.88                    20.50
     22.50            14.11                19.86                 9.66                    20.28
     22.00            13.80                19.55                 9.45                    20.07
     21.56            13.52                19.27                 9.26                    19.88
     21.50            13.49                19.24                 9.23                    19.85
     21.00            13.17                18.92                 9.02                    19.64
     20.50            12.86                18.61                 8.80                    19.42
     20.00            12.55                18.30                 8.59                    19.21
     19.50            12.23                17.98                 8.37                    18.99
     19.00            11.92                17.67                 8.16                    18.78
     18.50            11.61                17.36                 7.94                    18.56
     18.00            11.29                17.04                 7.73                    18.35



 VALUE OF MERGER CONSIDERATION FOR EACH SHARE OF TOWER COMMON STOCK TAKING INTO
        ACCOUNT THE DIVIDEND PROVISIONS OF RECKSON CLASS B COMMON STOCK



                     MERGER CONSIDERATION IF RECKSON          MERGER CONSIDERATION IF RECKSON
 CLOSING PRICE          STOCKHOLDERS APPROVE THE              STOCKHOLDERS DO NOT APPROVE THE
  OF RECKSON             SHARE ISSUANCE PROPOSAL                  SHARE ISSUANCE PROPOSAL
 COMMON STOCK                      (C)                                      (E)
---------------  ---------------------------------------  ---------------------------------------
   $   25.00                    $   23.53                                $   22.80
       21.56                        21.37                                    21.32
       21.50                        21.34                                    21.29
       18.00                        19.14                                    19.79

                            SELECTED FINANCIAL DATA

SELECTED FINANCIAL DATA OF TOWER


    The historical selected financial data of Tower and Tower Predecessor as of and for the periods ended December 31, 1998 and 1997, for the period from January 1, 1997 to October 15, 1997, as of and for the years ended December 31, 1996, 1995, and for the year ended December 31, 1994 have been derived from the respective audited financial statements. The selected financial data as of December 31, 1994 are derived from the respective unaudited financial statements and, in the opinion of Tower management, reflect all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The following historical data should be read in conjunction with the consolidated and combined historical financial statements of Tower and Tower Predecessor and notes thereto and "Tower and Tower OP--Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus.



    The historical operating results of Tower and Tower Predecessor may not be indicative of future operating results. In addition, Tower believes that the recorded value of Tower properties, which reflects the historical cost of such real estate, less accumulated depreciation, is not indicative of the fair value of the Tower properties.

                                                                    TOWER (CONSOLIDATED)
                                                            -------------------------------------   TOWER PREDECESSOR (COMBINED)
                                                              TWELVE      MARCH 27,                -------------------------------
                                                              MONTHS       1997--     JANUARY 1,
                                                               ENDED      DECEMBER      1997--         YEAR ENDED DECEMBER 31,
                                                             DECEMBER        31,      OCTOBER 15,  -------------------------------
                                                             31, 1998       1997         1997        1996       1995       1994
                                                            -----------  -----------  -----------  ---------  ---------  ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA AND NUMBER OF PROPERTIES)
Statements of Operations Data:
  Rental income...........................................   $ 110,137    $  16,409    $  21,908   $  26,138  $  25,202  $  25,994
  Management fees(1)......................................          --        1,090          318       1,261        961         82
  Construction, leasing and other income..................         857          861          576       1,335      1,041        320
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Total revenues..........................................     110,994       18,360       22,802      28,734     27,204     26,396
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Property operating and maintenance expenses(1)..........      25,849        3,941        4,538       5,481      5,332      5,278
  Real estate taxes.......................................      14,838        2,266        3,792       4,722      4,571      3,971
  General and administrative..............................      10,140        2,844        2,189       3,494      3,497      2,512
  Interest expense........................................      20,770        2,369       11,725      15,511     15,150     12,751
  Depreciation and amortization...........................      17,773        2,813        5,541       6,853      6,897      7,415
  Ground rent/air rights expense..........................         683          126          473         599        599        599
  Costs related to sale of the Company....................       5,019           --           --          --         --         --
  Severance and other compensation costs..................       2,471           --           --          --         --         --
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Total expenses..........................................      97,543       14,359       28,258      36,660     36,046     32,526
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Equity in unconsolidated entities(1)....................         297          353          134         461        193          1
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Income (loss) before minority interest and extraordinary
    gain on early extinguishment of debt..................      13,748        4,354       (5,322)     (7,465)    (8,649)    (6,129)
  Minority interest(2)....................................      (1,234)        (373)          --          --         --         --
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Income (loss) before extraordinary gain (loss) on early
    extinguishment of debt................................   $  12,514    $   3,981    $  (5,322)  $  (7,465) $  (8,649) $  (6,129)
                                                            -----------  -----------  -----------  ---------  ---------  ---------
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Income before loss on early extinguishment of debt
    applicable to common shareholders.....................   $  12,285    $   3,981
                                                            -----------  -----------
                                                            -----------  -----------
  Income before loss on early extinguishment of debt per
    common share (basic and diluted)......................   $     .72    $    0.24
                                                            -----------  -----------
                                                            -----------  -----------
  Weighted average number of shares outstanding (basic and
    diluted)..............................................      16,946       16,920
                                                            -----------  -----------
                                                            -----------  -----------
Balance Sheet Data (end of period):
  Real estate, net of accumulated depreciation............   $ 673,442    $ 618,113                $ 129,064  $ 128,138  $ 132,904
  Total assets............................................     719,747      656,096                  172,967    173,889    184,174
  Total debt..............................................     260,293      228,990                  202,892    199,962    202,454
  Total liabilities.......................................     299,394      259,759                  234,857    230,977    235,343
  Minority interest in operating partnership..............      34,371       33,920                       --         --         --
  Stockholders' equity/owners' deficit....................     385,982      382,417                  (61,870)   (57,088)   (51,169)

Other Data:
  Cash dividends declared per common share................   $    1.69    $    0.35           --          --         --         --
  Funds from operations available to common shares(3).....      35,421        6,581    $     219   $     129  $  (1,449) $   1,292
  Cash flow from operating activities.....................      38,515        6,526        5,290         951      1,762      4,118
  Cash flow from investing activities.....................     (73,388)    (540,188)      (3,771)     (6,787)    (3,440)    (3,137)
  Cash flow from financing activities.....................      39,803      535,008       (1,785)      5,613        238         30
Property Data (end of period):
  Number of Properties....................................          25           22       --               7          6          6


------------------------------


(1) The operations transferred to Tower Equities Management, Inc., a Delaware corporation, are combined with the property operations in the historical financial statements of Tower and the Tower Predecessor prior to October 15, 1997, and are accounted for under the equity method in Tower's historical financial statements subsequent to that date.



   Equity in unconsolidated entities also includes Tower's ten percent interest, subject to an increase to up to 27.5% if performance goals are achieved, in the partnership owning 2800 North Central Avenue, Phoenix, Arizona, and prior to October 16, 1997 Tower Predecessor's 18% interest in the DRA joint venture companies that, prior to the Tower initial public offering, owned the following properties: 286 Madison Avenue, New York, New York; 290 Madison Avenue, New York, New York; 292 Madison Avenue, New York, New York; the six Corporate Center properties, Phoenix, Arizona; 5151 East Broadway, Tucson, Arizona; and One Orlando Center, Orlando, Florida.


   Subsequent to the initial public offering, Tower owns ten percent of 2800
    North Central Avenue and 95% of the economic interest in Tower Equities Management. Tower Predecessor owned, on December 31, 1996, 3.8% of 2800 North Central Avenue and approximately 18% of the DRA joint venture companies, which represents Lawrence H. Feldman's effective ownership interest.

(2) Represents an approximate 9.0% and 8.6% historical interest at December 31, 1998 and December 31, 1997, respectively, in Tower OP.



(3) Tower generally considers funds from operations an appropriate measure of liquidity of an equity REIT because industry analysts have accepted it as a performance measure of equity REITs. "Funds from operations," as defined by the National Association of Real Estate Investment Trusts, means net income
    (loss), computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, after adjustments for unconsolidated entities. Tower also added back costs to net income related to the sale of the company and severance and certain compensation charges. Tower's determination of funds from operations may not be comparable to funds from operations reported by other REITs. Tower believes that in order to facilitate a clear understanding of the combined historical operating results of Tower Predecessor and Tower, funds from operations should be considered in conjunction with net income (loss) as presented in the consolidated and combined financial statements and notes thereto of Tower and Tower Predecessor included elsewhere in this Joint Proxy Statement/Prospectus. Funds from operations should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of Tower's performance or to cash flows from operating activities, determined in accordance with GAAP, or as a measure of liquidity or the ability to make distributions. Tower's and Tower Predecessor's historical funds from operations for the respective periods is calculated as follows:



                                                          TOWER
                                                 ------------------------
                                                     FOR
                                                 THE TWELVE                                   TOWER PREDECESSOR
                                                   MONTHS      MARCH 27,   -------------------------------------------------------
                                                    ENDED       1997--     JANUARY 1,
                                                  DECEMBER     DECEMBER      1997--              YEAR ENDED DECEMBER 31,
                                                     31,          31,      OCTOBER 15,  ------------------------------------------
                                                    1998         1997         1997        1996       1995       1994       1993
                                                 -----------  -----------  -----------  ---------  ---------  ---------  ---------
                                                                              (DOLLARS IN THOUSANDS)
Funds From Operations:
  Net income (loss)............................   $  11,907    $   3,981    $   1,153   $  (7,465) $  (8,649) $  (6,129) $  (9,954)
    Real estate depreciation and
      amortization.............................      17,773        2,813        5,541       6,853      6,897      7,415      7,982
    Real estate depreciation and amortization
      of unconsolidated entities...............         134           33           --         741        303          6         --
    Minority interest..........................       1,174          373           --          --         --         --         --
    Severance and other compensation costs.....       2,471           --           --          --         --         --         --
    Costs related to sale of Tower.............       5,019           --           --          --         --         --         --
    Preferred stock dividend requirements......        (229)
    Gain (loss) on early extinguishment of
      debt.....................................         667           --       (6,475)         --         --         --         --
                                                 -----------  -----------  -----------  ---------  ---------  ---------  ---------
    Funds from operations......................   $  38,916    $   7,200    $     219   $     129  $  (1,449) $   1,292  $  (1,972)
                                                 -----------  -----------  -----------  ---------  ---------  ---------  ---------
                                                 -----------  -----------  -----------  ---------  ---------  ---------  ---------
    Funds from operations applicable to common
      shareholders.............................   $  35,421    $   6,526           --          --         --         --         --

SELECTED FINANCIAL DATA OF RECKSON

    The following table sets forth selected financial and operating data for Reckson and on a combined historical basis for Reckson's predecessor entities ("Reckson Group"). The selected historical operating and balance sheet data of Reckson at and for the years ended December 31, 1998, 1997 and 1996 and for the period from June 3, 1995 to December 31, 1995 and selected operating data of the Reckson Group for the period from January 1, 1995 to June 2, 1995 and for the year ended December 31, 1994 have been derived from audited financial statements.


                                                                                           RECKSON
                                          RECKSON ASSOCIATES REALTY CORP.                  GROUP(1)
                              --------------------------------------------------------  --------------   RECKSON GROUP
                                                                         JUNE 3, 1995     JANUARY 1,    ---------------
                               YEAR ENDED    YEAR ENDED    YEAR ENDED         TO             1995         YEAR ENDED
                              DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   DECEMBER 31,     TO JUNE 2,     DECEMBER 31,
                                  1998          1997          1996         1995(1)           1995           1994(1)
                              ------------  ------------  ------------  --------------  --------------  ---------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
  Total revenues(2).........   $  265,140    $  152,668    $   95,110    $     38,355    $     22,270     $    55,192
                              ------------  ------------  ------------  --------------  --------------  ---------------
  Property operating
    expenses................       47,919        28,943        18,959           7,144           3,985          10,496
  Real estate taxes.........       35,541        20,579        13,935           5,755           3,390           7,798
  Ground rents..............        1,761         1,269         1,107             579             234             500
  Rent expense to an
    affiliate...............           --            --            --              --              99             358
  Construction costs and
    expenses................           --            --            --              --           1,929           7,487
  Interest..................       47,795        21,585        13,331           5,331           7,622          17,426
  Depreciation and
    amortization............       52,957        27,237        17,670           7,233           3,606           8,274
  Marketing, general and
    administrative..........       15,919         8,292         5,949           1,859           1,759           3,346
                              ------------  ------------  ------------  --------------  --------------  ---------------
  Total expenses............      201,892       107,905        70,951          27,901          22,624          55,685
                              ------------  ------------  ------------  --------------  --------------  ---------------

  Operating income (loss)...       63,248        44,763        24,159          10,454            (354)           (493)
  Investment income.........           --            --            --              --             210             841
  Gain (loss) on sales of
    properties..............           --           672            --              --              35             954
  Equity in income (losses)
    of investees............        1,233            55         1,031             100             303             (56)
  Minority interests........      (10,672)       (8,624)       (6,768)         (3,067)             --              --
  Distributions to preferred
    unitholders.............       (1,753)           --            --              --              --              --
                              ------------  ------------  ------------  --------------  --------------  ---------------
  Income (loss) before
    extraordinary item......       52,056        36,866        18,422           7,487             194           1,246
  Gain (loss) on
    extinguishment of
    debts...................       (1,670)       (2,230)         (895)         (4,234)             --           4,434
  Dividends to preferred
    shareholders............      (12,491)           --            --              --              --              --
                              ------------  ------------  ------------  --------------  --------------  ---------------
  Net income (loss)
    available to common
    shareholders............   $   37,895    $   34,636    $   17,527    $      3,253    $        194     $     5,680
                              ------------  ------------  ------------  --------------  --------------  ---------------
PER SHARE DATA:
  Cash dividends declared
    per share...............   $     1.41    $     1.24    $     1.19(3)  $       0.67(3)
                              ------------  ------------  ------------  --------------
  Basic net income per
    share...................   $     0.96    $     1.06    $     0.88(3)  $       0.22(3)
                              ------------  ------------  ------------  --------------
  Weighted average shares
    outstanding.............   39,473,000    32,727,000    19,928,000(3)    14,678,000(3)
                              ------------  ------------  ------------  --------------
  Diluted net income per
    share(4)................   $     0.95    $     1.04    $     0.87(3)  $       0.22(3)
                              ------------  ------------  ------------  --------------
  Diluted weighted average
    shares outstanding......   40,010,000    33,260,000    20,190,000(3)    14,725,000(3)
                              ------------  ------------  ------------  --------------

                                                 RECKSON ASSOCIATES REALTY CORP.                    RECKSON GROUP
                                       ---------------------------------------------------  ------------------------------
                                                     YEAR ENDED DECEMBER
                                        YEAR ENDED           31,           JUNE 3, 1995 TO  JANUARY 1, 1995   YEAR ENDED
                                       DECEMBER 31,  --------------------   DECEMBER 31,      TO JUNE 2,     DECEMBER 31,
                                           1998        1997      1996(1)       1995(1)          1995(1)         1994(1)
                                       ------------  ---------  ---------  ---------------  ---------------  -------------
                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Commercial real estate, before
    accumulated depreciation.........   $1,743,223   $1,015,282 $ 519,504
  Total assets.......................    1,854,816   1,113,257    543,758
  Mortgage notes payable.............      253,463     180,023    161,513
  Unsecured credit facility..........      465,850     210,250    108,500
  Unsecured term loan................       20,000          --         --
  Senior unsecured notes.............      150,000     150,000         --
  Minority interest..................      188,816      92,405     61,066
  Shareholders' equity...............      706,064     448,665    186,867

OTHER DATA:
  Funds from operations (basic)(5)...   $   97,697   $  69,548  $  41,133     $  17,246        $   3,800       $   8,566
  Funds from operations
    (diluted)(5).....................       99,449          --         --            --               --              --
  Net cash provided by operating
    activities.......................      118,207      70,643     39,422        17,023            1,619           8,072
  Net cash (used in) provided by
    investing activities.............     (613,300)   (546,951)  (273,703)      (78,315)            (710)          1,538
  Net cash (used in) provided by
    financing activities.............      475,614     485,448    239,985        68,275           (5,092)         (9,184)
  Ratio of earnings to fixed
    charges(6).......................        2.11x       2.77x      2.72x         2.71x            1.02x(7)           --(7)(8)
  Gross leasable area at end of
    period
      (square feet in thousands):
    Office...........................       10,155       7,595      4,397         1,930            1,570           1,570
    Industrial.......................       10,845       6,050      4,403         3,500            2,959           2,959


------------------------------
(1) Historical data include data attributable to the Omni, a 575,000 square foot office building located in Reckson's Nassau West Corporate Center office park, and which was owned by Omni Partners, L.P., from its opening in 1990 through December 20, 1993, the date on which Omni Partners, L.P. was recapitalized and its financial statements were unconsolidated. Concurrently with Reckson's initial public offering, Reckson acquired a 60% managing general partner interest in Omni Partners, L.P. and consolidated its financial statements.
(2) Historical total revenues include construction revenue of $2,361 (Reckson Group January 1, 1995 to June 2, 1995) and $8,175 (1994).
(3) Adjusted to reflect a two-for-one stock split effective on April 15, 1997.

(4) The earnings per share amounts prior to 1997 have been restated as required to comply with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." For further discussion of earnings per share and impact of Statement No. 128, see the notes to Reckson's consolidated financial statements which are incorporated by reference herein.

(5) Reckson considers funds from operations to be an appropriate measure of the performance of an equity REIT. The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines funds from operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint venture companies. Reckson implemented this new method of calculation on January 1, 1996. Reckson computes funds from operations in accordance with the standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than Reckson. Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of Reckson's operating performance or as an alternative to cash flow as a measure of liquidity.
(6) The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interests, fixed charges and preferred dividends. Fixed charges consist of interest expense, including interest costs capitalized, and the amortization of debt issuance costs plus preferred dividends.
(7) Prior to completion of Reckson's initial public offering on June 2, 1995, its predecessors operated in a manner as to minimize net taxable income to their owners. The initial public offering and the related formation transactions permitted Reckson to deleverage its properties significantly, resulting in a significantly improved ratio of earnings to fixed charges.
(8) The excess of fixed charges over earnings amounted to approximately $493 for the year ended December 31, 1994.

SELECTED FINANCIAL DATA OF RECKSON OP

    The following table sets forth selected financial and operating data for Reckson OP and on a combined historical basis for the Reckson Group. The selected operating and balance sheet data of Reckson OP at and for the years ended December 31, 1998, 1997 and 1996 and for the period from June 3, 1995 to December 31, 1995 and selected operating data of the Reckson Group for the period from January 1, 1995 to June 2, 1995 and for the year ended December 31, 1994 have been derived from audited financial statements.


                                                           RECKSON OP
                                    --------------------------------------------------------          RECKSON GROUP
                                                                               JUNE 3, 1995   ------------------------------
                                     YEAR ENDED    YEAR ENDED    YEAR ENDED         TO          JANUARY 1,      YEAR ENDED
                                    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   DECEMBER 31,   1995 TO JUNE 2,  DECEMBER 31,
                                        1998          1997          1996         1995(1)          1995(1)         1994(1)
                                    ------------  ------------  ------------  --------------  ---------------  -------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Revenues(2).......................   $  266,312    $  153,348    $   96,030    $     38,455      $  20,889       $  56,931
Total expenses....................      201,003       107,639        70,935          27,892         20,695          55,685
  Income (loss) before
    distribution to preferred unit
    holders, minority interests
    and extraordinary items.......       65,309        45,709        25,095          10,563            194           1,246
  Minority interests..............        2,819           920           915             246             --              --
  Extraordinary items--gain
    (loss)........................       (1,993)       (2,808)       (1,259)         (6,022)            --           4,434
  Preferred distributions.........       14,244            --            --              --             --              --
  Net income available to common
    unit holders..................       46,253        41,981        22,921           4,295            194           5,680

PER UNIT DATA:(3)
  Net income per common unit:
  General partner.................   $      .98    $     1.06    $      .87(4)  $        .22(4)
  Limited partners................   $      .98    $     1.03    $      .86(4)  $        .19(4)
  Weighted average common units
    outstanding:
  General partner.................   39,473,000    32,727,000    19,928,000(4)    14,678,000(4)
  Limited partners................    7,728,000     7,016,000     6,503,000(4)     5,648,000(4)

BALANCE SHEET DATA:
(period end)
  Real estate, before accumulated
    depreciation..................   $1,743,223    $1,015,282    $  519,504
  Total assets....................    1,854,520     1,113,105       543,391
  Mortgage notes payable..........      253,463       180,023       161,513
  Unsecured Credit facility.......      465,850       210,250       108,500
  Unsecured Term Loan.............       20,000            --            --
  Senior unsecured notes..........      150,000       150,000            --
  Market value of equity..........    1,332,882     1,141,592       653,606
  Total market capitalization
    including debt................    2,119,936     1,668,800       921,423

OTHER DATA:
  Funds from operations(5)........   $   98,501    $   69,619    $   40,938    $     17,190      $   3,800       $   8,566

  Ratio of earnings to fixed
    charges(6)....................        2.12x         2.78x         2.71x           2.71x          1.02x(7)           --(7)(8)
  Total square feet (at end of
    period) (square feet in
    thousands)....................       21,000        13,645         8,800           5,430          4,529           4,529
  Number of properties (at end of
    period).......................          204           155           110              81             72              72


------------------------------
(1) Historical data include data attributable to the Omni, a 575,000 square foot office building located in Reckson's Nassau West Corporate Center office park, and which was owned by Omni Partners, L.P., from its opening in 1990 through December 20, 1993 (the date on which Omni Partners, L.P. was recapitalized and its financial statements were unconsolidated). Concurrently with Reckson's initial public offering, Reckson OP acquired a 60% managing general partner interest in Omni Partners, L.P. and consolidated its financial statements.
(2) Historical total revenues include construction revenue of $2,361 (Reckson Group January 1, 1995 to June 2, 1995) and $8,175 (1994).
(3) The earnings per unit amounts are based on the weighted average units outstanding for the period then ended.
(4) Adjusted to reflect a two-for-one unit split effective on April 15,1997.
(5) Reckson OP considers funds from operations to be an appropriate measure of the performance of an equity REIT. The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines funds from operations as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint venture companies. Reckson OP implemented this new method of calculation on January 1, 1996. Reckson OP computes funds from operations in accordance with the standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than Reckson OP. Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of Reckson OP's operating performance or as an alternative to cash flow as a measure of liquidity.
(6) The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interests, fixed charges and preferred dividends. Fixed charges consist of interest expense, including interest costs capitalized, and the amortization of debt issuance costs plus preferred dividends.
(7) Prior to completion of Reckson's initial public offering on June 2, 1995, Reckson OP's predecessors operated in a manner as to minimize net taxable income to their owners. The initial public offering and the related formation transactions permitted Reckson OP to deleverage its properties significantly, resulting in a significantly improved ratio of earnings to fixed charges.
(8) The excess of fixed charges over earnings amounted to approximately $493 for the year ended December 31, 1994.

SELECTED PRO FORMA COMBINED FINANCIAL DATA OF RECKSON

    The following table presents selected pro forma combined financial data of Reckson and Reckson OP. Such pro forma combined financial data give effect to the proposed merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners. The pro forma financial data assume that the merger of Tower into Metropolitan Partners took place on December 31, 1998, with respect to the balance sheet data and that the merger and investment occurred as of January 1, 1998, with respect to the statement of income information. This table shows how the merger is effected if the Reckson stockholders approve the share issuance proposal as well as if the Reckson stockholders do not approve the share issuance proposal. If the Reckson stockholders approve the share issuance proposal the merger is effected by the exchange of $5.75 in cash and 0.6273 of a share of Reckson class B common stock for each outstanding share of Tower common stock and each Tower OP unit, whereby approximately $107.2 million in cash is paid and approximately 11,694,835 shares of Reckson class B common stock are issued in exchange for all outstanding shares of Tower common stock and Tower OP units. If Reckson stockholders do not approve the share issuance proposal the merger is effected by the exchange of $5.75 in cash, .4294 of a share of Reckson class B common stock and approximately $5.44 principal amount of Reckson OP 7% notes for each outstanding share of Tower common stock and each Tower OP unit, whereby approximately $107.2 million in cash is paid and approximately 8,004,894 shares of Reckson class B common stock and approximately $101.5 million aggregate principal amount of Reckson OP 7% notes are issued and in exchange for all outstanding Tower common stock and Tower OP units. This table does not give effect to the additional $0.8046 principal amount of Reckson OP 7% notes issued upon conversion of each share of Tower common stock and each Tower OP unit if the Reckson board of directors withdraws or amends or materially modifies its approval or recommendation to approve the share issuance proposal and Reckson stockholders do not approve the share issuance proposal.

    The selected pro forma data also reflects the sale of four of Tower's New York City properties to an unrelated third party immediately prior to the merger, as well as Metropolitan Partners holding Tower's Arizona and Florida properties for disposal.

    The selected pro forma financial data are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company and Reckson had made an investment in Metropolitan Partners during the specified period. The selected pro forma combined financial data are based on, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Reckson, which are incorporated by reference herein, and Reckson OP, which are included elsewhere in this Joint Proxy Statement/Prospectus, and the unaudited pro forma combined financial statements of Reckson and Reckson OP. See "Unaudited Pro Forma Financial Statements" included elsewhere in this Joint Proxy Statement/Prospectus for additional information regarding this pro forma information.

                                                             SHARE ISSUANCE       SHARE ISSUANCE PROPOSAL IS NOT
                                                               PROPOSAL IS                   APPROVED
                                                                APPROVED        ----------------------------------
                                                           -------------------     RECKSON OP         RECKSON
                                                                                 AS OF AND FOR     AS OF AND FOR
                                                                 RECKSON              THE               THE
                                                              AS OF AND FOR        YEAR ENDED        YEAR ENDED
                                                             THE YEAR ENDED       DECEMBER 31,      DECEMBER 31,
                                                            DECEMBER 31, 1998         1998              1998
                                                           -------------------  ----------------  ----------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                 (UNAUDITED)
REVENUES:
    Base rents...........................................      $   322,897        $    322,897      $    322,897
    Tenant escalations and reimbursements................           27,744              27,744            27,744
    Equity in earnings of real estate joint ventures.....              603                 603               603
    Equity in earnings of service companies..............            1,530               1,530             1,530
    Interest income on mortgage notes and notes
      receivable.........................................            7,739               7,739             7,739
    Other................................................            5,026               4,965             5,026
                                                                  --------            --------          --------
        Total revenues...................................          365,539             365,478           365,539
                                                                  --------            --------          --------
                                                                  --------            --------          --------
EXPENSES:
Operating expenses:
    Property operating expenses..........................           69,646              69,646            69,646
    Real estate taxes....................................           48,510              48,510            48,510
    Ground rents.........................................            2,444               2,444             2,444
    Marketing, general and administrative................           17,919              17,030            17,919
                                                                  --------            --------          --------
        Total operating expenses:........................          138,519             137,630           138,519
                                                                  --------            --------          --------
                                                                  --------            --------          --------
    Interest.............................................           68,284              75,818            75,818
    Depreciation and amortization........................           65,665              65,665            65,665
        Total expenses:..................................          272,468             279,113           280,002
                                                                  --------            --------          --------
Income before minority interest and extraordinary
  items..................................................           93,071              86,365            85,537
Minority partners' and preferred interest in consolidated
  partnership (income)...................................           (9,083)             (9,139)           (9,083)
Distributions to preferred unitholders/shareholders......          (14,244)            (14,244)          (14,244)
                                                                  --------            --------          --------
Income before limited partners' minority interest in
  operating partnership income and extraordinary items...           69,744        $     62,982            62,210
                                                                                      --------
                                                                                      --------
Limited partners' minority interest in operating
  partnership income.....................................           (8,092)                               (7,949)
                                                                  --------                              --------
Income before extraordinary item.........................      $    61,652                          $     54,261
                                                                  --------                              --------
                                                                  --------                              --------

                                                             SHARE ISSUANCE       SHARE ISSUANCE PROPOSAL IS NOT
                                                               PROPOSAL IS                   APPROVED
                                                                APPROVED        ----------------------------------
                                                           -------------------     RECKSON OP         RECKSON
                                                                                 AS OF AND FOR     AS OF AND FOR
                                                                 RECKSON              THE               THE
                                                              AS OF AND FOR        YEAR ENDED        YEAR ENDED
                                                             THE YEAR ENDED       DECEMBER 31,      DECEMBER 31,
                                                            DECEMBER 31, 1998         1998              1998
                                                           -------------------  ----------------  ----------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                 (UNAUDITED)
INCOME PER SHARE:
Basic income per share of Reckson common stock before
  extraordinary item.....................................      $      1.05                          $       1.03
                                                                  --------                              --------
                                                                  --------                              --------
Basic weighted average number of shares of Reckson common
  stock outstanding......................................           39,473                                39,473
                                                                  --------                              --------
                                                                  --------                              --------
Diluted income per share of Reckson common stock before
  extraordinary item.....................................      $      1.03                          $       1.01
                                                                  --------                              --------
                                                                  --------                              --------
Diluted weighted average number of shares of Reckson
  common stock outstanding...............................           40,010                                40,010
                                                                  --------                              --------
                                                                  --------                              --------
Basic income per share of Reckson class B common stock
  before extraordinary item..............................      $      1.74                          $       1.71
                                                                  --------                              --------
                                                                  --------                              --------
Basic weighted average number of shares of Reckson class
  B common stock outstanding.............................           11,695                                 8,005
                                                                  --------                              --------
                                                                  --------                              --------
Diluted income per share of Reckson class B common stock
  before extraordinary item..............................      $      1.17                          $       1.12
                                                                  --------                              --------
                                                                  --------                              --------
Diluted weighted average number of shares of Reckson
  class B common stock outstanding.......................           11,695                                 8,005
                                                                  --------                              --------
                                                                  --------                              --------



OTHER FINANCIAL DATA:
Commercial real estate, after accumulated
  depreciation...............................     $2,032,687      $ 2,032,687    $ 2,032,687
    Total assets.............................      2,516,090        2,515,794      2,516,090
Mortgage notes payable.......................        492,243          492,243        492,243
Credit facility..............................        188,988          188,988        188,988
Senior unsecured notes.......................        449,262          544,783        544,783
Minority interests...........................        127,173          127,173        127,173
Shareholders' equity.........................        959,030        1,049,860        867,283

                           COMPARATIVE PER SHARE DATA

EARNINGS, DIVIDENDS AND BOOK VALUE

    The following tables present historical per share data of Reckson, historical and pro forma per share data of Tower and pro forma combined per share data as if the merger had occurred as of January 1, 1998. The tables also present Tower's pro forma equivalent per share data. The first table presents the pro forma combined and pro forma equivalent data assuming Reckson stockholders approve the share issuance proposal and the Reckson OP 7% notes are not issued. The second table assumes Reckson stockholders do not approve the share issuance proposal and a combination of Reckson class B common stock and Reckson OP 7% notes is issued.

    The pro forma combined per share data are intended for information purposes, and do not purport to represent what the combined entity's results of continuing operations would actually have been had the transaction in fact occurred at an earlier date, or project the results for any future date or period. Upon completion of the merger, the actual financial position and results of operations of the combined company will differ, perhaps significantly, from the pro forma amounts reflected in these tables due to a variety of factors, including changes in operating results between the date of the pro forma financial information and the date on which the merger is completed and thereafter, as well as the factors discussed under "Risk Factors Relating to the Merger and an Investment in Reckson Securities."

                                                                                             SHARE ISSUANCE
                                                SHARE ISSUANCE PROPOSAL APPROVED         PROPOSAL NOT APPROVED
                                           -------------------------------------------  ------------------------
                                                                           TOWER
                     RECKSON      TOWER           PRO FORMA              PRO FORMA             PRO FORMA
                       (A)         (B)           COMBINED(C)           EQUIVALENT(D)          COMBINED(C)
                   -----------  ---------  ------------------------  -----------------  ------------------------

                                                          RECKSON         RECKSON                      RECKSON
                                             RECKSON      CLASS B         CLASS B         RECKSON      CLASS B
                                             COMMON       COMMON          COMMON          COMMON       COMMON
                                              STOCK        STOCK           STOCK           STOCK        STOCK
                                           -----------  -----------  -----------------  -----------  -----------
Income (loss) per
  common share
  from continuing
  operations:
Basic:
Year ended
  December 31,
  1998...........   $    0.96   $     .69   $    1.05    $    1.74       $    1.09       $    1.03    $    1.71
Diluted:
Year ended
  December 31,
  1998...........   $    0.95   $     .69   $    1.03    $    1.17       $    0.73       $    1.01    $    1.12
Distributions per
  common share:
Year ended
  December 31,
  1998...........   $    1.35   $    1.69   $    1.35    $    2.24       $    1.41       $    1.35    $    2.24
Book Value per
  common share:
Year ended
  December 31,
  1998...........   $   17.63   $   22.76   $   18.54    $   18.54       $   11.63       $   18.05    $   18.05


                          TOWER
                        PRO FORMA
                      EQUIVALENT(D)
                   -------------------
                         RECKSON
                         CLASS B
                         COMMON
                          STOCK
                   -------------------
Income (loss) per
  common share
  from continuing
  operations:
Basic:
Year ended
  December 31,
  1998...........       $    0.73
Diluted:
Year ended
  December 31,
  1998...........       $    0.48
Distributions per
  common share:
Year ended
  December 31,
  1998...........       $    0.96
Book Value per
  common share:
Year ended
  December 31,
  1998...........       $    7.75


------------------------------

    (a) The twelve-month information for Reckson represents Reckson's historical information as of and for the year ended December 31, 1998. See "Selected Financial Data--Selected Financial Data of Reckson."

    (b) The twelve-month information for Tower represents Tower's historical information as of and for the twelve months ended December 31, 1998. See "Selected Financial Data--Selected Financial Data of Tower" and "Unaudited Pro Forma Financial Statements--Unaudited Pro Forma Condensed Consolidated Financial Statements of Tower."


    (c) See "Unaudited Pro Form Financial Statements--Unaudited Pro Forma Combined Financial Statements of Reckson."

    (d) Tower's pro forma equivalent per share information represents the pro forma combined per share information for Reckson class B common stock multiplied by an exchange ratio of .6273 if the share issuance proposal is approved and .4294 if the share issuance proposal is not approved.

COMPARATIVE MARKET PRICES AND DISTRIBUTIONS


    The following table presents trading information for Tower common stock and Reckson common stock on the NYSE Composite Transactions Tape on July 8, 1998, December 7, 1998 and March 19, 1999. July 8, 1998 was the last full trading day prior to the public announcement of the prior merger agreement among Tower, Reckson and Crescent. December 7, 1998 was the last full trading day prior to the publication in THE WALL STREET JOURNAL of a story stating that the announcement of the merger was imminent. March 19, 1999 was the last practicable trading day for which information was available prior to the date of this Joint Proxy Statement/Prospectus. The table also sets forth the equivalent pro forma sale prices of Tower common stock on such dates as determined by multiplying the applicable last reported sale price of Reckson common stock, which for purposes of this analysis is being used as an estimate of the expected market price of Reckson class B common stock, by the exchange ratio of .6273 (I.E., .8364 X 75%) and adding $5.75 (I.E., $23.00 X 25%). Because the exchange ratio is fixed and because there is currently no market for Reckson class B common stock, the market value of the shares of Reckson class B common stock that holders of Tower common stock will receive in the merger is subject to fluctuation and may be higher or lower than the values set forth below. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR RECKSON COMMON STOCK AND TOWER COMMON STOCK.



                                                                                                          TOWER
                                                 TOWER                           RECKSON               EQUIVALENT
                                             COMMON STOCK                     COMMON STOCK                 PRO
                                          (DOLLARS PER SHARE)              (DOLLARS PER SHARE)            FORMA
                                    -------------------------------  -------------------------------  (DOLLARS PER
                                      HIGH        LOW       CLOSE      HIGH        LOW       CLOSE       SHARE)
                                    ---------  ---------  ---------  ---------  ---------  ---------  -------------
July 8, 1998......................  $  23.938  $  23.188  $  23.688  $  25.688  $  25.250  $  25.500    $  21.750
December 7, 1998..................     18.813     18.503     18.625     23.875     23.188     23.313       20.374
March 19, 1999....................     19.750     19.188     19.688     21.688     21.025     21.563       19.277


    The principal trading market for each of Tower common stock and Reckson common stock is the NYSE under the symbols, "TOW" and "RA," respectively. The following tables set forth, for the periods indicated, the high and low sales price per share on the NYSE and the distributions paid per share on each of Tower common stock and Reckson common stock. All information provided in the following table with respect to Reckson has been adjusted to reflect the two-for-one stock split on April 15, 1997.


                                                       TOWER COMMON STOCK(1)                RECKSON COMMON STOCK
                                                 ----------------------------------  ----------------------------------
                                                   HIGH        LOW     DISTRIBUTIONS   HIGH        LOW     DISTRIBUTIONS
                                                 ---------  ---------  ------------  ---------  ---------  ------------
Fiscal Year 1996
  First Quarter................................                                      $  16.125  $  14.563   $   0.2891
  Second Quarter...............................                                         16.500     14.625       0.3000
  Third Quarter................................                                         18.563     15.063       0.3000
  Fourth Quarter...............................                                         21.313     17.500       0.3000

Fiscal Year 1997
  First Quarter................................                                      $  23.625  $  20.250   $   0.3000
  Second Quarter...............................                                         27.875     20.000       0.3125
  Third Quarter................................                                         27.125     22.000       0.3125(2)
  Fourth Quarter...............................  $  28.500  $  22.375   $   0.3536      29.125     24.000       0.3125(2)

Fiscal Year 1998
  First Quarter................................  $  26.438  $  22.563   $   0.4225   $  26.813  $  24.000   $   0.3125
  Second Quarter...............................     22.250     20.750       0.4225      26.375     22.375       0.3375(3)
  Third Quarter................................     23.938     19.333       0.4225      26.313     19.000       0.3375
  Fourth Quarter...............................     20.813     16.938       0.4225      24.750     19.500       0.3375

Fiscal Year 1999
  First Quarter (through
    March 19, 1999)............................  $  20.688  $  19.063   $   0.4225   $  24.000  $  20.500   $   0.3375


------------------------


(1) Tower common stock commenced trading on October 16, 1997.


(2) Reckson paid the third quarter and fourth quarter distributions during the quarter ended December 31, 1997.

(3) In addition to the regular quarterly distribution, Reckson made a one-time distribution of shares of the common stock of Reckson Service Industries, Inc., valued at $1.03 per share of Reckson Services Industries, to its stockholders of record on May 26, 1998 in a ratio equal to one share of Reckson Service Industries for every 12.5 shares of Reckson common stock held. Reckson distributed the Reckson Service Industries shares on June 11, 1998.


    On the respective record dates for the Tower and Reckson special meetings, there were approximately 62 holders of record of Tower common stock and 421 holders of record of Reckson common stock.


DISTRIBUTION POLICIES

TOWER


    Tower has adopted a policy of paying regular quarterly distributions on shares of Tower common stock and Tower OP units, and cash distributions have been paid on Tower common stock and Tower OP units for each quarterly period since Tower's formation. In order to maintain its qualification as a REIT, Tower must make annual distributions to its stockholders of at least 95% of its taxable income, which, for this purpose, does not include net capital gains. There may be circumstances where Tower may be required to make distributions in excess of cash available for distribution in order to meet such REIT distribution requirements. In such event, Tower presently would expect to borrow funds, or to sell assets for cash, to the extent necessary to obtain cash sufficient to make the distributions required to meet the REIT distribution requirements.

    Tower currently anticipates that it will maintain at least the current distribution rate for the immediate future, unless actual results of operations, economic conditions or other factors differ from its current expectations. Future distributions, if any, paid by Tower will be at the discretion of the board of directors of Tower and will depend on the actual cash flow of Tower, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, and such other factors as the board of directors of Tower deems relevant. Additionally, under the Maryland General Corporation Law, a distribution may not be made if, after giving effect to the distribution, the corporation would not be solvent (as defined in the Maryland General Corporation Law). In no event will dividends be paid on the Tower common stock following the completion of the merger.

RECKSON

    COMMON STOCK. Reckson currently pays regular quarterly distributions of $0.3375 per share to holders of Reckson common stock, which is equivalent to an annual distribution of $1.35 per share. Future distributions by Reckson will be at the discretion of the Reckson board of directors and will depend on:

    - the actual funds from operations of Reckson,

    - its financial condition,

    - its capital requirements,

    - the annual distribution requirements under the REIT provisions of the Internal Revenue Code, and

    - other factors that the Reckson board of directors may deem relevant.


Reckson cannot assure stockholders that distributions on its stock will be made in the future. Additionally, under the Maryland General Corporation Law, a distribution may not be made if, after giving effect to the distribution, the corporation would not be solvent, as defined in the Maryland General Corporation Law.


    Distributions by Reckson to the extent of its current and accumulated earnings and profits for Federal income tax purposes generally will be taxable to stockholders as ordinary dividend income. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable reduction of a stockholder's basis in his or her shares of Reckson common stock to the extent thereof, and thereafter as taxable gain. Reckson has determined that, for Federal income tax purposes, 100% of the $0.99 per share distributions paid for 1998, representing dividends for three quarters, represented earnings and profits. In addition, on June 11, 1998, Reckson paid a stock dividend equivalent to $.0824 per share relating to Reckson OP's distribution of its common stock interest in Reckson Service Industries to Reckson. The stock dividend was also considered ordinary income for federal income tax purposes. Various factors, including Reckson's future acquisitions, if any, may affect the percentage of future distributions, including distributions to holders of Reckson class B common stock, that represents earnings and profits for Federal income tax purposes.

    In the future, Reckson may implement a dividend reinvestment program under which holders of Reckson common stock may elect to have distributions automatically reinvested in additional shares of Reckson common stock. Reckson may, from time to time, repurchase shares of Reckson common stock in the open market for purposes of fulfilling its obligations under this dividend reinvestment program, if adopted, or may elect to issue additional shares of Reckson common stock.

    RECKSON CLASS B COMMON STOCK. Distributions by Reckson in respect of the Reckson class B common stock will also be at the discretion of the Reckson board of directors subject to factors affecting distributions on Reckson common stock. Additionally, under the Maryland General

Corporation Law, a distribution may not be made if, after giving effect to the distribution, the corporation would not be solvent as defined in the Maryland General Corporation Law. There can be no assurance that any distributions to holders of Reckson class B common stock will be made by Reckson. To the extent authorized by the Reckson board of directors and absent a decrease in the distribution paid on Reckson's existing common stock, the quarterly distribution on the Reckson class B common stock will be $0.5600 per share for the first four full calendar quarters the Reckson class B common stock is outstanding. For the partial quarter preceding the first such full calendar quarter, the distribution will be pro rated.


    After the first four full calendar quarters and subject to decreases proportional to any decrease in distributions on Reckson's existing common stock, as described below, the quarterly distribution per share will be increased over $0.5600 by 70% of the growth, if any, of the fully diluted funds from operations per share of Reckson common stock during the measuring period then completed over the 12-month period ending with the quarter during which the merger occurs, which period will serve as the base year. For purposes of this adjustment, the first four full calendar quarters following the merger and each subsequent consecutive four calendar quarter period will be measuring periods. After each measuring period, Reckson's fully diluted funds from operations per share during the base year will be compared to Reckson's fully diluted funds from operations per share during the four quarter period then completed. The excess, if any, of fully diluted funds from operations per share of Reckson common stock during the then-completed four-quarter period over the base year will represent the growth used to determine the quarterly distributions during the following four quarter period. Holders of Reckson class B common stock are cautioned that because funds from operations growth is always measured against the base year distributions on Reckson class B common stock could increase following a measuring period with fully diluted funds from operations per share higher than fully diluted funds from operations per share in the base year, and subsequently decrease from such higher level to the extent subsequent measuring periods have lower fully diluted funds from operations per share. In such event, however, unless the distribution on Reckson's existing common stock is less than $0.3375, the quarterly per share distribution on Reckson class B common stock shall be no less than the quarterly per share distribution on Reckson's existing common stock plus $0.2225.



    For example, if the merger occurs on April 30, 1999, the period from July 1, 1998 to June 30, 1999 will serve as the base year. Fully diluted funds from operations per share during this period will be compared to fully diluted funds from operations per share for July 1, 1999 to June 30, 2000, to determine the growth to calculate the distribution on Reckson class B common stock for the period from July 1, 2000 to June 30, 2001. Similarly fully diluted funds from operations per share for the base year will be compared to fully diluted funds from operations per share for July 1, 2000 to June 30, 2001 to determine the growth to calculate the distribution on Reckson class B common stock for the period from July 1, 2001 to June 30, 2002. Assuming, for illustration only, that fully diluted funds from operations per share for July 1, 1998 to June 30, 1999 is $2.05, that fully diluted funds from operations per share for July 1, 1999 to June 30, 2000 is $2.26, and that Reckson does not decrease the distribution paid on Reckson's common stock below $.3375, then the quarterly distribution on a share of Reckson class B common stock for July 1, 2000 to June 30, 2001 would be $0.6002. This is calculated by multiplying $0.56 by the sum of one plus 70% of the quotient of the excess of $2.26 over $2.05, divided by $2.05. Making the same assumptions, and further assuming that fully diluted funds from operations per share for July 1, 2000 to June 30, 2001 is $2.20, then the quarterly distribution for July 1, 2001 to June 30, 2002 would be $0.5887. This is calculated by multiplying $0.56 by the sum of one plus 70% of the quotient of the excess of $2.20 over $2.05, divided by $2.05. READERS ARE CAUTIONED THAT FUNDS FROM OPERATIONS PER SHARE AND DISTRIBUTION FIGURES FOR FUTURE PERIODS IN THIS PARAGRAPH AND THE FOLLOWING PARAGRAPH ARE PRESENTED SOLELY TO ILLUSTRATE THE CALCULATION OF DISTRIBUTIONS ON RECKSON CLASS B COMMON STOCK. THESE FIGURES ARE NOT ESTIMATES OF AND DO NOT REPRESENT RECKSON'S EXPECTATIONS FOR THE ACTUAL FIGURES.

    If in any quarter, the distribution on Reckson's existing common stock is less than $0.3375 per share, then the amount of the distribution to be paid in respect of Reckson class B common stock according to the formula above will be decreased in proportion to the decrease in the distribution on Reckson's existing common stock below $0.3375 per share. For example, using the prior paragraph's assumptions, if the quarterly distribution on a share of Reckson common stock during the period from July 1, 2001 to June 30, 2002 is reduced to $0.2700, or 80% of $0.3375, then the distribution on a share of Reckson class B common stock for such quarter would be reduced to approximately $0.4710, or 80% of $0.5887. See "Description of Reckson Stock--Reckson Class B Common Stock" on
page   .

                                   THE MERGER


    THIS SECTION OF THIS JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES THE MATERIAL ASPECTS OF THE MERGER AND MATERIAL PROVISIONS OF THE MERGER AGREEMENT. THE DESCRIPTION OF THE MERGER AND THE MERGER AGREEMENT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AS ANNEX A, AND WHICH IS INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. ALL HOLDERS OF TOWER COMMON STOCK AND RECKSON COMMON STOCK ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT IN ITS ENTIRETY.


    Reckson, a Maryland corporation, and Tower, a Maryland corporation, are furnishing this Joint Proxy Statement/Prospectus to holders of Reckson common stock and holders of Tower common stock in connection with the solicitation of proxies by the Reckson board of directors in connection with a special meeting of holders of Reckson common stock and in connection with the solicitation of proxies by the Tower board of directors in connection with a special meeting of
holders of Tower common stock each to be held on             , 1999, and at any
adjournments or postponements of the special meetings.

    At the Reckson special meeting, Reckson common stockholders will be asked to vote upon a proposal, in connection with the merger, to issue only Reckson class B common stock as the non-cash portion of the consideration to be paid pursuant to the merger agreement instead of a combination of Reckson class B common stock and Reckson OP 7% notes.

    At the Tower special meeting, Tower common stockholders will be asked to vote upon a proposal to approve the merger agreement providing for the merger of Tower with and into Metropolitan Partners.

    In the merger, other than shares of Tower common stock and Tower OP units owned directly or indirectly by Tower, Reckson, Reckson OP, Metropolitan Partners or any of their wholly owned subsidiaries, each share of Tower common stock and each Tower OP unit issued and outstanding immediately prior to the closing of the merger will be converted, without any action on the part of the holder thereof, into:

    - at the election of the stockholder or unitholder and subject to the proration provisions set forth in the merger agreement, either:

      (a)  the right to receive $23.00 in cash without interest, or

      (b)  either:

       (1) .8364 of a share of Reckson class B common stock if Reckson stockholders approve the share issuance proposal or

       (2) .5725 of a share of Reckson class B common stock and $7.2565 principal amount of Reckson OP 7% notes if Reckson stockholders do not approve the share issuance proposal, and

    - if there has occurred an Adverse Recommendation Event and Reckson stockholders have not approved the share issuance proposal, in addition to the consideration set forth in clause (a) or (b)(2) above, an additional $0.8046 principal amount of Reckson OP 7% notes.

BACKGROUND OF THE MERGER

    At a meeting held on December 8, 1998, the Tower board of directors determined that the merger is fair to, and in the best interests of, Tower and its stockholders, approved the merger, the merger agreement and the transactions contemplated thereby and determined to recommend to Tower stockholders that they vote for approval and adoption of the merger and the merger agreement. See "--Tower's Reasons for the Merger; Recommendation of the Tower Board of Directors" and "Interests of Tower Officers and Directors in the Merger and Related Matters." The following discussion sets forth information relating to the background of the merger.


    The Tower board of directors, as part of its ongoing oversight and planning, has from time to time considered various financial and other alternatives that may increase the value of Tower to all of its stockholders. In addition, issues relating to the long-term strategy of Tower were discussed regularly by senior management and the Tower board of directors. In this regard, senior management and the Tower board of directors were of the view that, during the recent past, the REIT industry has been characterized by consolidation driven in large measure by the economies of scale available to larger entities in the industry. They likewise believed that greater size permitted efficiencies and lower capital raising costs, lower costs for goods and services resulting from larger centralized buying power, amortization of ongoing general and administrative costs over a broader portfolio base and other potential advantages for stockholders that could be gained in a combination with another operator. In addition, senior management and the Tower board of directors believed that the high level of acquisition activity of larger office property REITs had generally increased the prices of commercial real estate, especially in the lucrative New York City market. The Tower board of directors also believed that the REIT industry in general was potentially facing an overall decline. Accordingly, in early 1998, Tower asked Merrill Lynch to preliminarily review with the Tower board of directors strategic options that might be available to Tower in order to enhance stockholder value.

    In late February 1998, Lawrence H. Feldman, Tower's then Chairman, President and Chief Executive Officer, engaged in discussions with a REIT regarding a possible transaction involving Tower and another REIT. Shortly thereafter, negotiations with that REIT were discontinued by the mutual decision of the parties on account of several factors, including, but not limited to, concerns relating to the structure and the identity of senior management and its impact on the combined company's ability to maximize shareholder value on a going forward basis and that the other party appeared to be interested only in acquiring control of Tower which at that time was not of interest to the Tower board of directors.

    At a meeting held on March 12, 1998, the Tower board of directors continued to consider various alternatives that might be available with respect to Tower in order to enhance value to stockholders. During such discussion, the Tower board of directors considered the current state of Tower, its competition and ability to compete effectively, its opportunities for growth and the benefits that might come from a strategic alliance with an outside investor or a merger or sale of Tower. The Tower board of directors also considered the extent of Tower's ability to acquire additional properties and the availability of debt financing with respect thereto. At this meeting, the Tower board of directors formed a Strategic Assessment Committee composed of Mr. Feldman, Lester S. Garfinkel, Esko I. Korhonen and Robert M. Adams, three of whom were, at the time, independent outside directors, to work with senior management to explore strategic alternatives. The Tower board of directors also retained Merrill Lynch as its exclusive financial advisor to advise the Strategic Assessment Committee and to assist Tower in maximizing stockholder value.


    Russell C. Platt, then a managing director of Morgan Stanley Asset Management, Inc., and Francis X. Tansey, the President of DRA Advisors, Inc., each such entity being a significant stockholder of Tower, were named to the Tower board of directors on March 30, 1998.


    On April 7, 1998, representatives of Merrill Lynch conducted a detailed briefing and discussion with the Tower board of directors during which they outlined the methodology they would employ if the Tower board of directors determined to seek strategic alliances, third-party equity investors or potential acquirers. Merrill Lynch then summarized the process it would follow in collecting and disseminating information about the business of Tower, identifying potential partners, investors and acquirers and examining and reporting on potential strategies for increasing stockholder value by methods other than sale or merger. Merrill Lynch also discussed a time frame in which a transaction could potentially be accomplished and appropriate procedures that Tower should follow throughout the process. At this meeting the Tower board of directors reviewed the viability and the impact that potential real estate acquisitions being considered by Tower could have on Tower's future strategic opportunities. Following this discussion, the Tower board of directors reviewed and clarified the purposes and roles of the Strategic Assessment Committee and Mr. Tansey was added to it. The Strategic Assessment Committee was delegated authority to direct and oversee the process conducted by Merrill Lynch in developing possible alternative transactions available to Tower. In addition, Skadden, Arps, Slate, Meagher & Flom LLP was retained as counsel to the Strategic Assessment Committee and the outside directors. On April 17, 1998, following the resignation of Joseph Kasman, Tower's Chief Financial Officer, the Tower board of directors appointed Mr. Garfinkel as Chief Financial Officer of Tower. The Strategic Assessment Committee, at meetings held between April 7 and May 27 from time to time discussed whether it would be appropriate for it to consist only of non-management directors. On May 27, 1998, the Strategic Assessment Committee was reconstituted to consist of only Messrs. Adams, Korhonen and Tansey; Messrs. Feldman and Garfinkel remained as management advisors to the Committee.

    During the period from April 17, 1998 to May 26, 1998, Merrill Lynch was in contact with 16 companies, including Reckson and Crescent, regarding the feasibility of, and their interest in pursuing, a transaction with Tower. During that same period, Merrill Lynch delivered to all of such companies a letter describing the process that Tower intended to conduct and also included a package of background materials regarding Tower consisting of publicly available information. By early May 1998, Merrill Lynch delivered a package of confidential information prepared by Tower to third parties and assembled a list of more than 20 firms and entities who were viewed as potential partners, investors and acquirers. Eventually, 15 entities executed confidentiality agreements and were provided copies of the package of confidential information. Throughout May and early June, Merrill Lynch, Tower senior management and the Strategic Assessment Committee had regular conferences concerning the progress of these efforts.

    During the first week of May 1998, interested parties were asked to provide a written expression of interest describing the terms on which they had an interest in pursuing a transaction with Tower no later than May 15, 1998. That date was later extended to May 18, 1998. On or around such date, one written and three oral expressions of interest were received from four public entities, one of which was Reckson. These preliminary indications of value, before any due diligence was conducted, ranged from $20.00 to $27.00 per share of Tower common stock.

    On May 21, 1998, at a special meeting of the Tower board of directors, Merrill Lynch reviewed the indications of interest received to date and described the discussions with each interested party, the proposed form and amount of consideration to be paid by each of such interested parties in a potential transaction involving Tower, the advantages and disadvantages of each such indication and related matters. Merrill Lynch reported that four entities were continuing to perform due diligence on Tower but that no formal offer letter had been received to date. The Tower board of directors directed Merrill Lynch to continue discussions with each of such interested parties as well as to continue to pursue other opportunities to maximize stockholder value.

    Throughout late May and early June, the interested parties conducted due diligence on Tower and were given access to the Tower data room. Merrill Lynch continued to discuss the terms of a potential transaction involving Tower with each of these interested parties and updated the Strategic Assessment Committee on a regular basis. At a special meeting of the Tower board of directors on June 3, 1998, Merrill Lynch presented an update on the strategic alternative process and indicated that another public entity had submitted a written preliminary indication of interest and had subsequently been given access to the Tower data room. During this period, Merrill Lynch also contacted several other parties, some of whom had previously been contacted, in order to determine whether they would be interested in pursuing potential transactions such as making a significant investment in Tower or being acquired by Tower for what would be a significant percentage of the outstanding Tower common stock. Merrill Lynch informed all parties that any definitive proposals that they might make had to be received by June 15, 1998.

    At a special meeting of the Tower board of directors on June 19, 1998, Merrill Lynch summarized for the Tower board of directors the details of the three written proposals that it had received from parties interested in consummating a business combination with Tower and the relative estimated valuation of each such proposal as well as other factors. The first proposal involved a merger of Tower with a public REIT, the initial bidder, roughly comparable in size to Tower, in which Tower stockholders would receive stock of the initial bidder valued, based on the exchange ratio indicated and the then current trading price of the initial bidder's common stock, at $22.25 per share of Tower common stock. The second proposal involved a merger of Tower into a larger public REIT in which Tower stockholders would receive shares of a newly created class of convertible preferred stock of the buying REIT valued by such REIT at $24.00 per share of Tower common stock. Based upon the terms of the convertible preferred stock, Merrill Lynch estimated that the true market value of the securities to be received by Tower stockholders was valued at a 10% to 15% discount to the face value of $24.00. The third proposal involved a merger of Tower into Reckson in which Tower stockholders would receive cash or Reckson equity valued at $24.00 per share of Tower common stock. Reckson's proposal was subject to a number of significant conditions including completion of due diligence and, depending on the amount of Reckson equity payable, obtaining Reckson stockholder approval. Thereafter, the Tower board of directors extensively discussed the limited resources available to Tower if a stand-alone alternative was adopted relative to larger REITs, the increasing pressure from larger REITs whose economies of scale permitted less costly operation and lower acquisition and financing costs and, accordingly, provided such larger REITs with a competitive advantage relative to Tower in bidding for properties, the ability of Tower to retain current members of management, the need of Tower to augment existing management with additional personnel in order to effectively operate the business and other factors. Following such discussion and discussion regarding the relative merits and drawbacks, including relative valuations, of the three proposals received as well as timing and, in the case of the second proposal, liquidity concerns, upon the recommendation of the Strategic Assessment Committee, the Tower board of directors authorized the Strategic Assessment Committee to enter into exclusive negotiations regarding a "merger of equals" with the initial bidder only if the initial bidder were to increase its current stock-for-stock merger proposal to deliver a fixed exchange ratio valued at $24.00 per share of Tower common stock. Merrill Lynch was directed to engage in discussions with the initial bidder in order to try to reach agreement as to price and other terms. Mr. Feldman then announced to the Tower board of directors his view that $24.00 per share of Tower common stock was too low and indicated his intention to submit a written offer by the end of the day to purchase Tower for $25.00 per share of Tower common stock. The Tower board of directors proceeded to question Mr. Feldman as to the terms and timing of such a transaction and his ability to complete such a transaction, including obtaining the necessary financing. In light of Mr. Feldman's potential conflict of interest, an Executive Committee of the Tower board of directors, composed of all members of the Tower board of directors other than Mr. Feldman, was formed for the purposes of discussing issues and taking actions on behalf of Tower with respect to the sale process in order to ensure the integrity of such process during the pendency of Mr. Feldman's bid for Tower.

    Merrill Lynch subsequently reported to the Strategic Assessment Committee that it had conveyed the position of the Tower board of directors to the initial bidder but that the initial bidder was unable to deliver a fixed exchange ratio with a value of $24.00 per share of Tower common stock. Rather, the initial bidder was willing to increase its bid to a fixed exchange ratio with a value of $23.00 per share of Tower common stock with the addition of a contingent value right. Merrill Lynch reported to the Strategic Assessment Committee that, in its view, the value of the contingent value right was minimal and that, therefore, the overall value of the initial bidder's bid was just over $23.00 per share of Tower common stock. At the direction of the Strategic Assessment Committee, Merrill Lynch began extensive discussions at this time with Reckson, which had indicated its intent to form a joint venture company with Crescent in order to complete a transaction with Tower. Reckson, together with Crescent, and their respective advisors, continued to conduct due diligence during this period.

    On June 30, 1998, a special meeting of the Executive Committee was held at which presentations were made by Reckson and Crescent, jointly, and by Mr. Feldman. Merrill Lynch informed the Executive Committee that the initial bidder, prior to the meeting, had determined not to make a presentation. Preceding the presentations by Reckson and Crescent and by Mr. Feldman, certain members of management, other than Mr. Feldman, described for the benefit of the Tower board of directors the strategic direction Tower could pursue if it were to remain a stand-alone entity. Reckson's and Crescent's presentation included a definitive offer to acquire Tower for $24.00 per share of Tower common stock with the ability of Tower stockholders to elect to receive common stock of each of Reckson and Crescent for up to 40% of the consideration payable in the transaction, divided equally between the two REITs as well as an explanation of the terms of their financing. In addition, Reckson and Crescent indicated that their proposed transaction did not require the approval of either company's stockholders and, accordingly, would not be conditioned on such approval. The Executive Committee determined to proceed to negotiate with Reckson and Crescent. Reckson and Crescent required Tower, and Tower agreed, to negotiate exclusively with them for the next three days.

    On July 3, 1998, the Executive Committee met to receive updates with respect to the negotiations with Reckson and Crescent and the status of other alternatives. Mr. Feldman was again questioned as to his ability to complete a transaction to acquire Tower and with respect to his financing but he was unable to provide the Tower board of directors with adequate assurances as to these matters. Accordingly, in light of the progress being made with Reckson and Crescent, the decision was made by the Executive Committee to extend the period of exclusivity with Reckson and Crescent for one week. During this period, Merrill Lynch was contacted by the initial bidder with an unsolicited proposal to acquire Tower in a stock-for-stock merger with consideration valued at $24.00 per share of Tower common stock. Prior to the Executive Committee reviewing such proposal, however, the initial bidder formally withdrew it. Thereafter, Mr. Feldman did not make a firm written commitment to acquire Tower nor did he provide Tower with information regarding his ability to finance or complete such a transaction.


    On July 8, 1998, at a special meeting of the Tower board of directors to consider the structure and terms of the proposed transaction, Skadden Arps and Tower's Maryland counsel, Ballard Spahr Andrews & Ingersoll, LLP, discussed issues related to the terms of the proposed merger of Tower with and into Metropolitan Partners, then a joint venture company owned 50% by Reckson and 50% by Crescent (the "Prior Merger") and again advised the Tower board of directors of its duties in connection with the transaction. Merrill Lynch then reviewed certain financial analyses with the Tower board of directors and delivered its oral opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of Tower common stock, other than Reckson or Crescent or any of their respective affiliates, in the Prior Merger. The Tower board of directors was informed by Merrill Lynch that Merrill Lynch would be rendering a written opinion to the Tower board of directors as to the fairness of the merger consideration payable in the Prior Merger. After an extensive discussion which included Merrill Lynch and legal counsel and during which a substantially final version of the merger agreement by and among Tower, Reckson, Crescent and Metropolitan Partners (the "Prior Merger Agreement") was reviewed in detail with the Tower board of directors, the Tower board of directors then approved and adopted the Prior Merger and the Prior Merger Agreement and approved the transactions contemplated thereby. In the Prior Merger, each share of Tower common stock was to be converted into the right to receive $24.00 in cash. Instead of receiving cash, Tower stockholders and unitholders could have elected to receive, for each share of Tower common stock and each Tower unit and subject to proration, .4615 of a share of Reckson common stock and .3523 of a share of Crescent common stock. Up to 40% of the total consideration payable in the Prior Merger was payable in Reckson common stock and Crescent common stock, if Tower stockholders and unitholders had so elected. In addition, in the event the stock prices of Reckson common stock or Crescent common stock prior to the special meeting had increased by more than 7% above their July 7, 1998 closing prices, then the applicable exchange ratio(s) would have been adjusted downward in proportion to any increase in excess of such 7%. Accordingly, the benefit to Tower stockholders and unitholders of any appreciation in the price of either Reckson or Crescent common stock above the July 7, 1998 levels would have been effectively capped at 7% over the stock prices on July 7, 1998.


    The vote of the Tower board of directors was eight directors in favor and one director against, with Mr. Feldman casting the sole vote in opposition. Mr. Feldman stated that his vote in opposition resulted from his belief that the consideration to be received by the Tower stockholders in the Prior Merger was below that which he believed Tower to be worth. Mr. Feldman's position, view and valuation were considered by the other members of the Tower board of directors who voted in favor of the transaction. The next day, the parties executed the Prior Merger Agreement and later that day publicly announced the transaction. Subsequently, on August 2, 1998, the Executive Committee determined that Mr. Feldman should cease serving in his executive positions with Tower and to seek his resignation and, if necessary, to terminate him without cause, as Chairman, Chief Executive Officer and President. Following discussion between Mr. Feldman and representatives of the Tower board of directors, on August 3, 1998, Mr. Feldman resigned from such positions and as a Director of Tower. His resignation was agreed to be treated for purposes of Mr. Feldman's employment agreement and certain other purposes as a termination by Tower without cause.

    During the months of July through October, the parties prepared proxy material relating to the Prior Merger which was filed, on a confidential basis, with the SEC, reviewed and commented on by the SEC and subsequently refiled. Reckson and Crescent continued to conduct due diligence on Tower. During this period, the parties operated under the Prior Merger Agreement and Tower in accordance therewith requested various consents of Reckson and Crescent in order to engage in leasing and other business opportunities. Reckson and Crescent granted some of the requested consents and, as permitted under the Prior Merger Agreement, did not grant some of the requested consents. When consent was not granted, Tower did not pursue the opportunities.

    On Thursday, October 29, 1998, at a meeting called at the request of Reckson and Crescent, Tower was informed that Reckson and Crescent believed that they had discovered misrepresentations of Tower in the Prior Merger Agreement, including an issue which could be relevant to Tower's status as a REIT. At such meeting, Scott H. Rechler, Reckson's President and Chief Operating Officer outlined the terms of a possible alternative transaction that Reckson would be interested in pursuing involving a purchase price of approximately $20.00 per share of Tower common stock payable partly in cash and partly in Reckson common stock. Mr. Rechler also informed Tower, and the representative of Crescent present at the meeting confirmed, that Crescent would not be a part of such a transaction except to provide a portion of the cash financing. Tower indicated to Reckson and Crescent that it would investigate the issues that they had raised. Reckson and Crescent agreed that they would provide Tower with any detailed backup information in their possession concerning the basis for their belief at a meeting to be held the following morning. During this October 29(th) meeting, Tower stated its belief that Reckson and Crescent were not terminating the Prior Merger Agreement, but were raising areas of concern which, if proven to be true, could result in such termination. Although Tower's representatives at such meeting believed that Reckson's representatives agreed with such interpretation pending the results of the investigation of the matters raised and further discussion, Tower also believes that Crescent's general counsel stated prior to the conclusion of the October 29(th) meeting that Crescent was under no circumstances prepared to proceed with the existing transaction, or any other transaction involving Tower other than the cash financing described above. In addition, Tower believes that Crescent's general counsel repeatedly stated that Crescent was convinced that there were a number of problems in the representations made by Tower in the Prior Merger Agreement and that Crescent would not be willing to delay a public announcement beyond Monday, November 2, 1998 notwithstanding the results of the investigation to be undertaken. Crescent, however, disagrees with Tower's belief concerning the content of any statements by Crescent's general counsel.


    Promptly following this meeting, there was an informal meeting of the Strategic Assessment Committee and certain other Tower directors during which they were updated as to the developments. That evening a Tower board meeting was held to further discuss the matters raised at the meeting with Reckson and Crescent as well as Tower's possible courses of action. On Friday, October 30, 1998, representatives of Tower met with representatives of Reckson and Crescent at the offices of Shaw Pittman Potts & Trowbridge, counsel to Crescent, in New York. At this meeting, Reckson and Crescent presented their detailed backup to support the position they had taken at the October 29(th) meeting. Tower, Reckson and Crescent do not agree on the events of this meeting. While Tower believes representatives of Reckson and Crescent stated at this meeting that the Prior Merger Agreement was breached and that they would not proceed to the closing of the Prior Merger, neither Reckson nor Crescent believe this occurred and each of Reckson and Crescent disagrees with Tower's belief as to what occurred. Following the October 30(th) meeting and through the weekend, representatives of Tower, including directors, officers, outside counsel and accountants continued to review and investigate the allegations raised on October 30(th). The Tower board met on Friday, October 30(th) and again on Sunday, November 1(st) to receive updates from its advisors concerning the investigation of the allegations. At those meetings, the Tower board also discussed with its advisors whether there was in fact a breach of the Prior Merger Agreement by Tower, whether Reckson and Crescent by their actions had breached the Prior Merger Agreement and what the respective rights and obligations of the parties under the Prior Merger Agreement would be assuming both whether there were and were not misrepresentations made by Tower. The Tower board also discussed litigation that had recently been brought against Crescent by a third party which alleged breaches of its acquisition agreement by Crescent, as well as reports in the media that Crescent was attempting to withdraw from a number of acquisition commitments. The Tower board also discussed these developments in the context of its belief regarding Crescent's statements referred to above regarding its intent with respect to the Prior Merger Agreement. Merrill Lynch advised the Tower board as to the then-current market environment for publicly traded REITs and the possible impact on Tower of different courses of action. At the conclusion of the meeting on Sunday, November 1(st), the Tower board authorized the filing of a lawsuit against Reckson and Crescent. Following the conclusion of the meeting, Lester S. Garfinkel, Tower's Chief Financial Officer, communicated to Mr. Rechler that Tower did not agree with the positions raised by Reckson and Crescent and was not willing to agree to any change in the terms of the Prior Merger.



    On Monday, November 2, 1998, Tower filed suit against Reckson and Crescent in New York Supreme Court for breaching the Prior Merger Agreement, seeking at least $75 million in compensatory damage provisions, declaratory damages and other relief, including injunctive relief requiring Reckson and Crescent to proceed with the Prior Merger. Simultaneously, Tower issued a press release relating to the litigation stating that it believed that Reckson and Crescent had breached the Prior Merger Agreement. Metropolitan Partners issued a press release denying the breach, indicating that the Prior Merger Agreement was still in effect, and stating that it was continuing to comply with its terms. Tower disagrees with such press release.


    On Wednesday, November 9, 1998, two directors of Tower met with representatives of Reckson and Crescent to discuss the situation.

    On Friday, November 10(th), Reckson proposed a revised transaction to Tower in which Reckson would acquire Tower at a stated value of $22.00 per share of Tower common stock which consisted of a

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combination of cash and a new class of common stock, class B, of Reckson and assigned a stated value of $27.50 to a share of Reckson class B common stock. The proposal also contemplated that Reckson and Crescent would be released from the litigation upon the signing of a definitive merger agreement and that Reckson would receive an opinion of Tower's counsel at the time of signing confirming Tower's status as a REIT. Discussions between the parties and their representatives continued over the next several weeks concerning this proposal by Reckson, during which period the proposed exchange rate was raised to provide that Reckson would acquire Tower at a stated value of $23.00 per share of Tower common stock. During this time, the Tower board of directors and the Strategic Assessment Committee had numerous meetings at which updates as to the status of the negotiations were given and at which a number of issues that arose during such negotiations were discussed. Of particular concern to Tower was limiting the representations made by Tower in any merger agreement, particularly in light of Reckson's and Crescent's due diligence of Tower to date, and providing for greater certainty of closing, including by quantifying at an appropriate level the concept of material adverse change and eliminating or substantially reducing any representations of Tower as to its status as a REIT. Tower also wanted to structure a transaction which could be completed even if Reckson's stockholders did not approve the share issuance proposal. As a result, the transaction was modified to include the Reckson OP 7% notes in such a circumstance. Because the Tower board of directors believes that Reckson OP 7% notes to be issued if Reckson stockholders do not approve the share issuance proposal are less valuable securities than the Reckson class B common stock that will be replaced by the notes, the Tower board of directors desired assurances that the Reckson board of directors would continue to recommend that Reckson stockholders approve the share issuance proposal. As a result, Tower negotiated a provision requiring that Reckson issue in the merger approximately $15 million principal amount of additional Reckson OP 7% notes if the Reckson board of directors modifies or withdraws its recommendation to approve the share issuance proposal and Reckson stockholders do not approve the proposal.


    Another issue that received a significant amount of attention by the parties was the status of the pending litigation. The Tower board was of the view that without the continuing possibility of litigation related to the Prior Merger Agreement, Tower was at risk if the proposed merger did not close. Reckson and Crescent insisted that Tower release them at the time of the signing of a definitive merger agreement and that the release be effective even if the merger were not completed. At a minimum, Tower determined that a material benefit from Reckson and Crescent that would not be contingent on a closing of the transaction was required in order to compensate Tower for releasing them from the litigation. Following extensive discussion, it was ultimately agreed that, as part of the transaction, Metropolitan Partners would purchase $40 million of Tower preferred stock at the time of the signing of a definitive merger agreement. The detailed provisions of this preferred stock and certain liquidated damage provisions, standstill restrictions and registration rights relating to the Tower preferred stock were negotiated by the parties during this period. From Tower's perspective, the sale of the preferred stock provided important cash liquidity to it and represented a benefit which it felt would be valuable pending both the closing of the merger and in the event the merger was not completed. With respect to Crescent, the Tower board of directors continued to believe that since Crescent's commitment was only to provide financing at consummation of the merger, a release from the pending litigation only at that time would be appropriate. Extensive negotiations on this point ensued with Crescent during which Crescent insisted upon a release at the time of signing an agreement with Reckson. The parties eventually compromised and agreed that any release by Tower of Crescent from the litigation would terminate in the event the merger was completed and Crescent failed to provide the financing in breach of its obligations. In this event, the litigation against Crescent would be, in Tower's discretion, reinstated and, if so reinstated, Tower stockholders and unitholders would receive for each share of Tower stock and each Tower unit an interest in a trust established to manage such litigation, were it to occur. The Tower board retained the flexibility to contribute up to $4 million in cash to the litigation trust to fund the costs and expenses of pursuing any such claim against Crescent. Also discussed


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
extensively during this period were the terms of the Reckson class B common stock, including, in particular, its dividend rate, and the Reckson OP 7% notes.

    During this period, the Tower board spent considerable time assessing the liquidity of Tower, its borrowing capacity under its line of credit, its projected cash needs and its ability to refinance the $100 million mortgage at 810 Seventh Avenue, New York City. In that regard, Tower received an extension on the maturity of the existing mortgage loan for 810 Seventh Avenue from December 31, 1998 to April 30, 1999, with an option to further extend such loan through June 30, 1999. Tower was particularly concerned about its liquidity position in light of the fact that in its view it had not, over the course of the prior three months, pursued a number of leasing and other transactions to which Reckson and Crescent had objected, as permitted under the terms of the Prior Merger Agreement. Tower viewed the receipt of $40 million from Reckson in connection with Reckson's purchase of the Tower preferred stock as resulting in a material improvement of its liquidity position.


    On November 17, 1998, Tower received a proposal from a privately owned REIT seeking to combine with Tower. Such proposal valued Tower at $24.00 per share of Tower common stock for purposes of determining the appropriate equity split between current stockholders of Tower and the stockholders of such privately owned REIT. However, the proposal valued the other party at a price which the Tower board viewed as significantly above the net asset value of that party. Additionally, the party requested the ability to engage in further discussions with Tower and to conduct due diligence with respect to Tower and its operations. The Tower board, in light of the unacceptable relative valuations of the two companies proposed by such third party, Tower's lack of interest in pursuing a transaction, the main consequence of which would be to take the other entity public, as well as the preliminary nature of the inquiry and the amount of due diligence and time necessary, determined not to proceed with such proposal.


    On November 24, 1998, a newly formed private real estate investment fund sent a letter to Tower in which it proposed to acquire Tower for $24.00 per share of Tower common stock in cash, subject to due diligence, financing and other conditions. At the request of the Tower board, a representative of Merrill Lynch contacted this entity and inquired as to its sources of financing and other matters. The Merrill Lynch representative was informed by the principal of this entity that it had never done an acquisition before and, although it currently did not have sufficient equity or debt, he was confident that the fund would be able to raise the necessary equity and debt financing following due diligence of Tower. In light of the highly speculative nature of this proposal, the lack of financing and any relevant transaction history for this entity and the imminent finalization of the Reckson transactions, which the Tower board believed would be placed at great risk if it were delayed, the Tower board determined not to proceed with such proposal or allow this entity to conduct due diligence.


    On December 7, 1998, at a special meeting of the Tower board to consider the structure and terms of the proposed transaction, Skadden Arps and Tower's Maryland counsel, Ballard Spahr, discussed issues related to the terms of the proposed merger and again advised the Tower board of its duties in connection with the transaction. Merrill Lynch then reviewed financial analyses with the Tower board, advised the Tower board as to the fairness from a financial point of view, without taking into account any tax consequences, of the consideration to be received by the holders of Tower OP units and delivered its oral opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of Tower common stock other than Reckson or Crescent or any of their respective affiliates. Merrill Lynch did not express any opinion as to the consequences to Tower or any Tower OP unitholder of the merger of Tower OP into a newly formed subsidiary of Metropolitan Partners. See "--Opinion of Tower's Financial Advisor." Merrill Lynch subsequently delivered its written opinion to the Tower board as to the fairness of the merger consideration to be received by Tower stockholders from a financial point of view, a copy of which is attached to this Joint Proxy Statement/Prospectus as Annex B. After an extensive discussion which included Merrill Lynch and legal counsel and during which a substantially final version of the merger agreement, the documentation relating to Reckson's purchase of the Tower preferred stock and the releases of each of Reckson, Crescent and Metropolitan Partners from the litigation were reviewed in detail with the Tower board of directors, the Tower board of directors, subject to satisfactory resolution of the remaining open issues between the parties, unanimously determined that the merger is fair to, and in the best interests of, the Tower stockholders, approved and adopted the merger and the merger agreement and related documentation and approved the transactions contemplated thereby. Following this meeting, the parties continued to negotiate the remaining open issues relating to the transaction.

    During the course of the night of December 7(th), Tower and its advisors became concerned about an interpretation of financial covenants in Tower's line of credit with Fleet Bank, N.A. that might have affected the ability of Tower to borrow funds under the line of credit between the signing and closing of the merger agreement. Based on this concern, the parties determined to suspend discussions in the early morning hours of December 8(th), pending discussion with Tower's lenders. On the morning of December 8, 1998, a story appeared in THE WALL STREET JOURNAL that reported that the execution of a merger agreement by Tower and Reckson was imminent. On December 8(th), Tower and Reckson each issued press releases acknowledging that they were in discussions with the other concerning a possible transaction. During the course of the day on December 8(th), Tower discussed the proposed merger and the terms of its line of credit with its outside accountants, counsel, lenders, investment bankers and representatives of Reckson. Based on these discussions, Tower concluded that it anticipated having adequate liquidity under its line of credit pending the closing of the merger. Also, on December 8(th), Tower and Reckson and their respective counsel substantially completed the negotiation of the terms of the merger agreement, the Reckson class B common stock, the Reckson OP 7% notes, the Stock Purchase Agreement, the Tower preferred stock, the litigation releases and related documentation.

    At a Tower board meeting on the evening of December 8, 1998, the final terms of all of the documents were reviewed. Officers of Tower indicated to the Tower board that, based on discussions with representatives of the lenders under the Fleet Bank line of credit, Tower's accountants, investment bankers and representatives of Reckson, they were no longer concerned about the ability of Tower to borrow under the Fleet Bank line of credit between the time of signing and closing, if necessary. The Tower board then reapproved the transaction in all respects. Later that evening, the parties executed the merger agreement, the Stock Purchase Agreement and other documentation and, on the following day, publicly announced the transaction.

    Immediately following the execution of the merger agreement, Tower received another letter from the private equity fund that had contacted Tower before the merger agreement was executed, indicating that it had seen the article in THE WALL STREET JOURNAL reporting that the merger announcement was imminent and expressing its continued interest in acquiring Tower for $24.00 per share. This letter was dated December 8, 1998 and had apparently been delivered prior to the execution of the merger agreement, although no one at Tower actually received it until after the signing. A copy of the letter was promptly delivered to the Tower board of directors and to Reckson. At a meeting of the Tower board of directors on December 21, 1998, the Tower board of directors, together with representatives of Skadden Arps, Ballard Spahr and Merrill Lynch, discussed the appropriate response to the letter, including in light of certain provisions under the merger agreement. Although the Tower board was skeptical of this third party's interest and its ability to complete a transaction in light of the prior contact with it, at the request of the Tower board of directors, Mr. Tansey, Chairman of the Tower board of directors, contacted the principal of the private equity fund with a view to receiving additional information as to the viability of its proposal. In the course of their conversation, the principal indicated that he would not be able to provide details as to the financing of an acquisition of Tower as requested unless and until he was able to conduct a thorough due diligence investigation of Tower but that, in fact, he was no longer interested in the transaction with Tower.

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TOWER'S REASONS FOR THE MERGER; RECOMMENDATION OF THE TOWER BOARD OF DIRECTORS

    AT A SPECIAL MEETING HELD ON DECEMBER 8, 1998, THE TOWER BOARD OF DIRECTORS DETERMINED THAT THE MERGER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF TOWER AND ITS STOCKHOLDERS, APPROVED THE MERGER AND THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND DETERMINED TO RECOMMEND TO HOLDERS OF TOWER COMMON STOCK THAT THEY VOTE FOR APPROVAL OF THE MERGER IN ACCORDANCE WITH THE MERGER AGREEMENT AND TRANSACTIONS CONTEMPLATED THEREBY.

    The decision of the Tower board of directors to approve the merger and the merger agreement and to recommend approval of the merger by the holders of Tower common stock was based on a number of factors. The following are the material factors considered by the Tower board of directors, some of which contain both positive and negative elements:

    - the Tower board of directors' understanding of the present and anticipated environment in the commercial real estate industry. (This was considered by the Tower board of directors to be a positive factor.);

    - how possible consolidation within the real estate industry could affect Tower's competitive position on a stand-alone basis (This was considered by the Tower board of directors to be a positive factor.);

    - the ability of the existing management team, without the addition of experienced mid-level management assistants to replace the loss of key personnel, to operate the business effectively as a stand-alone entity (This was considered by the Tower board of directors to be a positive factor.);

    - the Tower board of directors' consideration of information concerning the financial condition, results of operations, prospects and businesses of Tower and Reckson, including the revenues of the companies (This was considered by the Tower board of directors to be a positive factor.);

    - concern as to Tower's cash flow as a stand-alone entity over the near term, particularly in light of it having been required to forego leasing and other opportunities during the pendency of the Prior Merger Agreement (This was considered by the Tower board of directors to be a positive factor.);

    - Tower's need to refinance the loan at 810 Seventh Avenue (even after taking into account the extension of the maturity of the loan to April 30, 1999, with an option to further extend the loan through June 30, 1999) (This was considered by the Tower board of directors to be a positive factor.);

    - Tower's obligations to pay dividends to maintain its status as a REIT for tax purposes (This was considered by the Tower board of directors to be a positive factor.);

    - the immediate cash infusion through the sale of $40 million of preferred stock of Tower to Metropolitan Partners on terms which the Tower board of directors considered attractive and which provided immediate relief from possible cash flow difficulties (This was considered by the Tower board of directors to be a positive factor.);

    - presentations from, and discussions with, senior executives of Tower, representatives of its outside legal counsel and representatives of Merrill Lynch regarding the business and financial due diligence with respect to Reckson and the terms and conditions of the merger agreement (This was considered by the Tower board of directors to be a positive factor.);

    - that the Tower board of directors before entering into the Prior Merger Agreement undertook, with the assistance of Merrill Lynch, a lengthy analysis of strategic alternatives, during which a large number of potential bidders were contacted over an extended period of time (This was considered by the Tower board of directors to be a positive factor.);

    - that for the period of time from November 2, 1998, the day on which Tower announced that it had commenced litigation against Reckson and Crescent for having breached the Prior Merger Agreement, through the execution of the merger agreement, including after the public announcement of Tower on November 2, 1998, Tower's stock price did not exceed $18.88 (This was considered by the Tower board of directors to be a positive factor.);

    - that none of the persons who made proposals to acquire Tower before the execution of the Prior Merger Agreement had submitted acquisition proposals, either in their original or a modified form, after Tower announced that it had commenced litigation against Crescent and Reckson for having breached the Prior Merger Agreement (This was considered by the Tower board of directors to be a positive factor.);

    - that the only two proposals received by the Tower board of directors after Tower announced that it had commenced litigation against Crescent and Reckson were not, for the reasons discussed under "--Background of the Merger," viewed by the Tower board of directors as being in the best interests of the Tower stockholders or Tower OP unitholders or as favorable as the merger (This was considered by the Tower board of directors to be a positive factor.);

    - the financial and other analyses presented by Merrill Lynch, including the opinion of Merrill Lynch that the consideration to be offered to Tower common stockholders in the merger was fair to such stockholders from a financial point of view as of the date of the opinion as discussed in
      "--Opinion of Tower's Financial Advisor" on page   (This was considered by
      the Tower board of directors to be a positive factor.);

    - that the Tower board of directors valued the merger consideration, based on the advice of Merrill Lynch using a trading price for Reckson common stock of $23.94, the closing price on December 2, 1998, at ranges of $20.77 to $22.86 in the event the Reckson stockholders approved the share issuance proposal and $20.90 to $22.38 in the event the Reckson stockholders did not approve the share issuance proposal and compared the amounts to:

     - $18.94, the closing price of Tower common stock on the New York Stock Exchange Composite Transaction Tape on December 7, 1998, the last full trading day prior to the publication in THE WALL STREET JOURNAL of a story stating that the announcement of the merger was imminent (This was considered by the Tower board of directors to be a positive factor.); and


     - the $24.00 per share price of the Prior Merger Agreement (This was considered by the Tower board of directors to be a negative factor.);


    - that in light of the events related to the Prior Merger Agreement, the Tower board of directors believed that the agreements with Reckson provided for greater certainty of completion, including the possible forfeiture of $30 million, calculated on a purchase price basis, of preferred stock by Reckson if, among other things, Reckson fails to complete the merger when it is obligated to do so. (This was considered by the Tower board of directors to be a positive factor.);

    - that although the Tower board of directors would have preferred that the only non-cash consideration payable in the merger be Reckson class B common stock, the alternative mix of stock and Reckson OP 7% notes ensured that consummation of the transactions did not depend upon the Reckson stockholder vote, thereby providing greater certainty of completion of the merger (This was considered by the Tower board of directors to be positive in certain respects and negative in other respects.);

    - that the Prior Merger Agreement provided for a higher price of $24.00 per share and unit than the value of the merger consideration as discussed above (This was considered by the Tower board of directors to be a negative factor.);

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
    - that there existed in the Prior Merger Agreement the opportunity for such higher price to be paid entirely in cash as compared to the limited amount of cash payable in the merger (This was considered by the Tower board of directors to be a negative factor.);


    - that although the Tower board of directors believed that the litigation Tower had commenced arising from the Prior Merger Agreement against Reckson, Crescent and Metropolitan Partners had strong merits, the other parties to the Prior Merger Agreement would not have voluntarily completed the Prior Merger and that expensive and inherently uncertain litigation would have been necessary to compel such completion (This was considered by the Tower board of directors to be both a positive and a negative factor.);


    - that Reckson and Metropolitan Partners required that concurrently with the execution of the merger agreement, rather than at the completion of the merger, Tower, Crescent, and Reckson and Metropolitan Partners would agree to release each other from all actions and claims arising from or relating to the Prior Merger Agreement (This was considered by the Tower board of directors to be a negative factor.);

    - that if Crescent fails to fully fund a $75 million capital contribution to Metropolitan Partners, the releases between Tower and Crescent terminate and Tower may set up a litigation trust in order to pursue its litigation against Crescent (This was considered by the Tower board of directors to be a positive factor.);


    - the merger agreement permits the Tower board of directors to consider additional BONA FIDE third-party offers to acquire Tower and permits the Tower board of directors to provide information to and negotiate with such parties and to terminate the merger agreement, subject to the payment of significant fees and expenses to Reckson, if prior to the time of the merger the Tower board of directors withdraws or modifies in a manner adverse to Reckson its recommendation in order to permit Tower to execute a definitive agreement relating to a proposal for Tower that the Tower board of directors determines is more favorable to stockholders than the transactions contemplated by the merger agreement (see "The Merger Agreement--Material Covenants" and "The Merger Agreement--Termination of the Merger Agreement") (This was considered by the Tower board of directors to be a positive factor notwithstanding the possible payment of fees.);


    - the Tower board of directors' recognition that members of the Tower board of directors and of Tower's management may have interests in the merger that are in addition to, and not necessarily aligned with, the interests of holders of Tower common stock, which interests were considered in connection with its approval and adoption of the merger agreement, as discussed in "Interests of Tower Officers and Directors in the Merger and
      Related Matters" on page   (This was considered by the Tower board of
      directors to be a neutral factor.); and

    - the restrictions on the conduct of Tower's business pending closing of the merger, the conditions to closing of the merger and the significant fees and expenses that would become payable in the event of a termination of the merger agreement under circumstances described in the merger agreement (Although these terms were superior to those contained in the Prior Merger Agreement, this was considered by the Tower board of directors to be a negative factor.).

    The foregoing discussion of the factors considered by the Tower board of directors is not intended to be exhaustive, but includes all material factors considered by the Tower board of directors. In reaching its decision to approve the merger, the Tower board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

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RECKSON'S REASONS FOR THE MERGER AND THE SHARE ISSUANCE PROPOSAL; POSITIVE AND
  NEGATIVE FACTORS CONSIDERED

    THE RECKSON BOARD OF DIRECTORS:

       (A) HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND COMPLETION OF THE MERGER,

       (B) BELIEVES THAT THE TERMS OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE ADVISABLE AND IN THE BEST INTERESTS OF RECKSON AND ITS STOCKHOLDERS AND

       (C) RECOMMENDS THAT THE HOLDERS OF RECKSON COMMON STOCK VOTE FOR THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

    In reaching its determination to approve the merger agreement, the Reckson board of directors held discussions with Reckson's management and legal and financial advisors and also considered the following material positive factors:

    - Reckson management's judgment that the New York City real estate market offers an attractive opportunity for Reckson to build a strong franchise, as it has done in the suburban markets where Reckson currently operates;

    - the acquisition of Tower establishes Reckson's presence in the New York City real estate market and provides the initial properties from which to build a New York City franchise;

    - Reckson management's belief that a New York City franchise will benefit, and benefit from, Reckson's existing suburban franchises by allowing it to develop relationships with tenants that may choose to relocate or expand to properties in Reckson's suburban portfolio and allowing Reckson to offer its suburban tenants the ability to relocate or expand to Reckson's New York City properties;

    - the combination of Tower's and Reckson's existing operations creates the opportunities for Reckson to realize cost savings and operating efficiencies due to the increased size of the combined company and the combination of overlapping support and administrative systems;

    - the potential for the Tower acquisition to increase Reckson's funds from operations per share;

    - Reckson's view that on the whole the Tower properties are well maintained and leased to good credit quality tenants that will add diversity to the Reckson tenant base;

    - that concurrently with the execution of the merger agreement, Reckson received a full release from Tower regarding the litigation commenced by Tower arising from the Prior Merger Agreement; although the Reckson board of directors believed the Tower claims to be without merit, it viewed the release as eliminating the inherent uncertainty and expense of the litigation; and

    - the Reckson board of directors' view that the overall terms of the merger agreement are fair to Reckson.

    In reaching its determination to recommend approval of the share issuance proposal, the Reckson board of directors also considered:

    - Reckson management's judgement that the less leveraged capital structure that would result from the issuance of only Reckson class B common stock in the merger, instead of a combination of Reckson class B common stock and Reckson OP 7% notes, is a preferable capital structure for Reckson after the merger.

    The foregoing discussion of the factors considered by the Reckson board of directors is not intended to be exhaustive, but includes all material factors considered by the Reckson board of directors. In reaching its decision to approve the merger, the Reckson board of directors did not

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
quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

    The Reckson board of directors believes that these reasons are relevant to, and support, its approval of the merger agreement and recommendation of the share issuance proposal because they are consistent with Reckson's previously stated mission of maximizing long-term profitability for its stockholders. In addition, the Reckson board of directors believes that by acquiring these assets in a single transaction Reckson will recognize certain cost savings by eliminating the management time and effort required to acquire a substantial number of properties on an individual basis.

    The Reckson board of directors also considered potentially negative factors that could arise from the proposed merger. The material potentially negative factors the Reckson board of directors considered are as follows:

    - the significant costs involved in connection with consummating the merger and the substantial management time and effort required to effectuate the merger and integrate the businesses of Tower into Reckson;

    - if the Reckson stockholders do not approve the share issuance proposal, then the merger will result in a more leveraged capital structure than if the Reckson stockholders approve the proposal;

    - the risks of entering the New York City market where Reckson has not previously owned and operated properties and where Reckson does not have an established management team; and

    - the risk that the anticipated benefits of the acquisition of Tower might not be fully realized.

    In the view of the Reckson board of directors, the negative factors were not sufficient, either individually or collectively, to outweigh the advantages offered by the merger.

OPINION OF TOWER'S FINANCIAL ADVISOR

    On April 16, 1998, Tower retained Merrill Lynch to act as its exclusive financial advisor in connection with the evaluation of various strategic alternatives available to Tower. At the meeting of the Tower board of directors on December 6, 1998, Merrill Lynch rendered its oral opinion to the Tower board of directors, and subsequently on December 8, 1998, Merrill Lynch delivered its written opinion, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review described in the opinion, the proposed consideration to be received by the holders of Tower common stock was fair to such stockholders from a financial point of view. Merrill Lynch has not been requested to, and does not expect to, update its opinion prior to the closing of the merger. No limitations were imposed by Tower's board of directors upon Merrill Lynch with respect to the investigations made or procedures followed by it in rendering its opinion. The full text of the Merrill Lynch opinion, which sets forth assumptions made, matters considered and limitations on the scope of review undertaken, is attached to this Joint Proxy Statement/Prospectus as Annex B and is incorporated herein by reference. The description of the Merrill Lynch opinion set forth herein is qualified in its entirety by reference to the full text of the Merrill Lynch opinion. Tower stockholders are urged to read the Merrill Lynch opinion in its entirety. In the opinion of the Tower board of directors, no events or significant changes in information have occurred that would alter the Merrill Lynch opinion. However, if an event or change of this type does occur, including an amendment to the merger agreement which materially affects the financial terms of such agreement, a revised fairness opinion may be requested.

    THE MERRILL LYNCH OPINION IS ADDRESSED TO THE TOWER BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE TOWER STOCKHOLDERS IN THE MERGER AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE TOWER BOARD OF DIRECTORS TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE, NOR SHOULD IT BE CONSTRUED AS, A RECOMMENDATION TO ANY TOWER STOCKHOLDER AS TO WHETHER SUCH STOCKHOLDER SHOULD CHOOSE CASH OR

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RECKSON SECURITIES IN THE MERGER OR HOW SUCH STOCKHOLDER SHOULD VOTE AT THE
TOWER SPECIAL MEETING. THE PROPOSED CONSIDERATION TO BE RECEIVED BY THE TOWER STOCKHOLDERS PURSUANT TO THE MERGER WAS DETERMINED ON THE BASIS OF NEGOTIATIONS AMONG TOWER, METROPOLITAN PARTNERS AND RECKSON, AND WAS APPROVED BY THE TOWER BOARD OF DIRECTORS.

    In connection with the preparation of the Merrill Lynch opinion, Merrill Lynch, among other things:

    - reviewed Tower's Annual Report, Form 10-K and related financial information for the fiscal year ended December 31, 1997, and Tower's Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

    - reviewed Reckson's Annual Report, Form 10-K and related information for the fiscal year ended December 31, 1997, and Reckson's Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

    - reviewed information, including financial forecasts, relating to the business, earnings, cash flow, funds from operations, adjusted funds from operations, assets, liabilities and prospects of Tower furnished to Merrill Lynch by Tower;


    - reviewed Reckson's management's internal financial projections for the year ending December 31, 1999, furnished to Merrill Lynch by Reckson;



    - conducted discussions with members of senior management and representatives of Tower and Reckson concerning the matters described in the preceding four bullet points, as applicable, as well as their respective businesses and prospects before and after giving effect to the merger;



    - reviewed the market prices and valuation multiples for Tower common stock and compared them with those of publicly traded companies that Merrill Lynch deemed to be reasonably similar to Tower;


    - reviewed the proposed financial terms of the Reckson class B common stock and compared them with the terms of convertible preferred issues of publicly traded companies that Merrill Lynch deemed to be reasonably similar to the Reckson class B common stock;

    - reviewed the proposed financial terms of the Reckson OP 7% notes;

    - reviewed the results of operations of Tower and Reckson and compared them with those of publicly traded companies that Merrill Lynch deemed to be reasonably similar to Tower and Reckson, respectively;

    - compared the proposed financial terms of the merger with the financial terms of other transactions that Merrill Lynch deemed to be relevant;

    - reviewed a pro forma analysis of the consequences of the merger on funds from operations growth per share of Reckson common stock;

    - participated in discussions and negotiations among representatives of Tower and Reckson and their financial and legal advisors;

    - reviewed a draft dated December 5, 1998 of the merger agreement;


    - reviewed a draft dated December 5, 1998 of the Reckson articles supplementary relating to the Reckson class B common stock;


    - reviewed a draft dated December 5, 1998 of the form of the Reckson OP 7% notes;

    - reviewed a draft dated December 5, 1998 of the Stock Purchase Agreement by and between Tower and Metropolitan Partners; and

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
    - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

    Non-public information discussed by senior management of Tower with representatives of Merrill Lynch consisted of funds from operations projections of $2.34 per share of Tower common stock for 1998.


    In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Tower, Reckson or Metropolitan Partners, nor was Merrill Lynch furnished with any such evaluation or appraisal. Merrill Lynch also assumed that Tower would be treated as a REIT for Federal income tax purposes. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Tower or Reckson. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Tower or Reckson, Merrill Lynch assumed that such information had been reasonably prepared and reflected the best currently available estimates and judgment of Tower's or Reckson's management as to the expected future financial performance of Tower or Reckson, as the case may be. Merrill Lynch also assumed that the final form of the merger agreement was substantially similar to the draft reviewed by Merrill Lynch.


    The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch opinion. In connection with the preparation of the Merrill Lynch opinion delivered to the Tower board of directors on December 8, 1998, Merrill Lynch was not asked by Tower or the Tower board of directors to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of Tower. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger. Merrill Lynch did not value, or evaluate the merits of, the litigation among Tower, Reckson and Crescent that was ongoing as of the date of the Merrill Lynch opinion for purposes of rendering the Merrill Lynch opinion.


    Merrill Lynch expressed no opinion as to the prices at which Reckson common stock or Reckson class B common stock will trade following completion of the merger. The Merrill Lynch opinion does not address the relative merits of the merger and alternative business combinations with third parties. Merrill Lynch did not consider any tax consequences of the merger or other transactions in connection therewith.



    At the meeting of the Tower board of directors held on December 6, 1998, Merrill Lynch presented financial analyses accompanied by written materials in connection with the delivery of the Merrill Lynch opinion. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch opinion. The focus of the Merrill Lynch analysis was on the calculation of the relative values of Tower common stock and the Reckson class B common stock. Each of the factors and analyses that Merrill Lynch considered and performed were in support of the Merrill Lynch opinion.


VALUATION OF THE RECKSON CLASS B COMMON STOCK

    To determine the value of the Reckson class B common stock, Merrill Lynch prepared and evaluated financial analyses resulting in ranges of values for the Reckson class B common stock, each based on different assumed closing prices for Reckson's existing common stock. Based on a per share

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

closing price of Reckson's existing common stock of $23.94 on December 2, 1998, Merrill Lynch derived values for the Reckson class B common stock ranging from $23.94 to $27.29 per share. The $23.94 per share value is equal to the December 2, 1998 closing price of Reckson's existing common stock for which a share of Reckson class B common stock is exchangeable initially on a one-for-one basis. The $27.29 per share value is equal to the sum of (a) the $23.94 per share closing price of Reckson's existing common stock as of December 2, 1998 and (b) $3.35, the present value per share, assuming an 8% annual discount rate, of the Excess Dividends (as defined below) over the 4.5-year period that the Reckson class B common stock is anticipated to be outstanding before being called for exchange. "Excess Dividends" means the spread, if any, between the dividend payable on Reckson class B common stock and the estimated dividend payable on Reckson common stock. Merrill Lynch's analyses assumed (a) an 8.5% annual funds from operations growth rate for the period 2001 through 2003; and (b) an 8.5% annual dividend growth rate on Reckson common stock for the same period. On the basis of the foregoing methodologies, Merrill Lynch's valuation of the Reckson class B common stock ranged from $28.00 to $31.34 per share, assuming Reckson's existing common stock closes at $28.00 per share, and from $20.00 to $23.34 per share, assuming Reckson's existing common stock closes at $20.00 per share.


VALUATION OF THE RECKSON OP 7% NOTES

    To determine the value of the Reckson OP 7% notes, Merrill Lynch performed yield and liquidity analyses. To determine an estimate of the yield investors would receive from the Reckson OP 7% notes, Merrill Lynch analyzed the trading performance of recent senior, unsecured debt offerings of CarrAmerica Realty Corp., Crescent Real Estate Equities Company and Highwoods Properties, Inc. Based on this comparable analysis, Merrill Lynch estimated the spread for the Reckson OP 7% notes to be 388 basis points over the comparable ten-year U.S. Treasury Note. This yield analysis gave an implied value to the Reckson OP 7% notes of 90.2% of their face amount, or $4.91 per Reckson OP 7% note. In addition, Merrill Lynch applied a 0.125% discount to the 7% coupon rate on the notes, effectively reducing the coupon rate on the Reckson OP 7% notes to 6.875%, to reflect a potential lack of liquidity in the market for the Reckson OP 7% notes immediately following the closing of the merger. Combining the results of its yield analysis and liquidity analysis, Merrill Lynch estimated that the discount at which the Reckson OP 7% notes would trade, utilizing industry standard bond pricing methodologies, would be approximately 89.4% of the face amount of the Reckson OP 7% notes, or $4.86 per note.

VALUATION OF THE TOTAL CONSIDERATION PAYABLE TO TOWER STOCKHOLDERS


    Assuming that Reckson stockholders approve the share issuance proposal, 75% of the total merger consideration will be payable in Reckson class B common stock and 25% will be payable in cash. The range of values for the portion of the consideration payable in Reckson class B common stock was determined to be $15.02 to $15.52 per share of Tower common stock. This range is the product of



    - 75% of the value of the Reckson class B common stock, ranging from $23.94 to $27.29 per share, as determined above under the caption "Valuation of the Reckson Class B Common Stock;" and


    - the .8364 exchange ratio.

Merrill Lynch then added the cash portion of the merger consideration of $5.75 per share of Tower common stock to this range, resulting in a value for the merger consideration ranging from $20.77 per share to $22.86 per share of Tower common stock.


    Assuming that Reckson stockholders do not approve the share issuance proposal and assuming all holders of Tower common stock and units elect to receive cash in the merger, 51% of the outstanding shares of Tower common stock and Tower units will be exchanged for Reckson class B common stock, 25% will be exchanged for cash and 24% will be exchanged for Reckson OP 7% notes with a face amount of $5.44 per share of Tower common stock. In this case, Merrill Lynch determined the range of values for the portion of the consideration payable in Reckson class B common stock to be $10.21 to $10.55 per share of Tower common stock. This range is the product of:



    - 51% of the value of the Reckson class B common stock, ranging from $23.94 to $27.29 per share, as determined above under the caption "Valuation of the Reckson Class B Common Stock;" and


    - the .8364 exchange ratio.


The range of values for the portion of the consideration payable in Reckson OP 7% notes was determined to be $4.86 to $4.91 per share of Tower common stock as discussed above under the caption "Valuation of the Reckson OP 7% Notes." Merrill Lynch then added the cash portion of the merger consideration of $5.75 per share of Tower common stock to these ranges, resulting in a value for the merger consideration ranging from $20.82 per share to $21.21 per share of Tower common stock.


HISTORICAL TRADING PERFORMANCES AND CURRENT CAPITALIZATION


    Merrill Lynch reviewed certain trading information for each of Tower and Reckson and, on the basis thereof, calculated their respective market values, market capitalizations and trading multiples based on the high stock prices on December 2, 1998, of $18.9375 for Tower and $23.9375 for Reckson. Merrill Lynch then calculated the market value of each of Tower and Reckson as a multiple of projected funds from operations and funds from operations less recurring capital expenditures ("AFFO"). First Call, an industry service provider of earnings estimates based on an average of earnings estimates published by various investment banking firms, provided mean estimates of funds from operations for comparable REITs and Merrill Lynch Equity Research supplied estimates of AFFO for comparable REITs. For Tower the funds from operations multiples for 1998 and 1999 were 8.2x and 7.6x, respectively. For Reckson the funds from operations multiples for 1998 and 1999 were 11.9x and 10.8x, respectively, and the AFFO multiples for 1998 and 1999 were 13.8x and 12.5x, respectively.


    Merrill Lynch also reviewed the share price history for Tower for the period October 10, 1997 through December 2, 1998, and for Reckson for the period December 2, 1997 through December 2, 1998 and noted certain events and public announcements which related to the companies and the REIT industry as a whole during the process in order to demonstrate the effect, or lack thereof, on the share prices of the respective companies during such periods.

ANALYSIS OF SELECTED COMPARABLE PUBLICLY TRADED COMPANIES

    Using publicly available information and estimates of future financial results published by First Call and taken from Merrill Lynch Equity Research, Merrill Lynch compared funds from operations and AFFO data for each of Tower and Reckson with the corresponding funds from operations and AFFO data for a group of publicly traded companies engaged primarily in the ownership, management, operation and acquisition of office properties which Merrill Lynch deemed to be reasonably comparable to Tower and Reckson. For the purpose of its analyses, the following companies were used as comparable companies to Tower: CarrAmerica Realty Corp., Cornerstone Properties Inc., Mack-Cali Realty Corp., Prime Group Realty Trust, Reckson and SL Green Realty Corp.; and the following companies were used as comparable companies to Reckson: Boston Properties Inc., CarrAmerica Realty Corp., Crescent Real Estate Equities Company, Equity Office Properties Trust, Mack-Cali Realty Corp. and Vornado Realty Trust.

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
    Merrill Lynch's calculations resulted in the following relevant ranges for the Tower comparable companies and for Tower as of December 2, 1998: a range of market value as a multiple of projected 1998 funds from operations of 8.0x to 11.9x, with a mean of 9.8x as compared to Tower at 8.2x; a range of market value as a multiple of projected 1999 funds from operations of 6.8x to 10.8x, with a mean of 8.8x as compared to Tower at 7.6x; a range of market value as a multiple of projected 1998 AFFO of 10.9x to 13.8x, with a mean of 11.7x; and a range of market value as a multiple of projected 1999 AFFO of 9.5x to 12.5x, with a mean of 10.8x. Based upon these projected multiples, Merrill Lynch determined the implied per share valuation of Tower to be $17.91 to $24.92.

    Merrill Lynch's calculations resulted in the following relevant ranges for the Reckson comparable companies and for Reckson as of December 2, 1998: a range of market value as a multiple of projected 1998 funds from operations of 9.2x to 14.1x, with a mean of 11.1x as compared to Reckson at 11.9x; a range of market value as a multiple of projected 1999 funds from operations of 8.2x to 11.9x, with a mean of 9.8x as compared to Reckson at 10.8x; a range of market value as a multiple of projected 1998 AFFO of 10.4x to 16.8x, with a mean of 12.8x as compared to Reckson at 13.8x; and a range of market value as a multiple of projected 1999 AFFO of 9.5x to 14.1x, with a mean of 11.4x as compared to Reckson at 12.5x. Based upon these projected multiples, Merrill Lynch determined the implied per share valuation of Reckson to be $18.13 to $30.70.

    None of the companies utilized in the above analysis for comparative purposes is, of course, identical to Tower or Reckson. Accordingly, a complete analysis of the results of the foregoing calculation cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Tower comparable companies and the Reckson comparable companies and other factors that could affect the public trading volume of the Tower comparable companies and the Reckson comparable companies, as well as that of Tower or Reckson. In addition, the multiples of market value to estimated 1998 and projected 1999 funds from operations and AFFO for the Tower comparable companies and the Reckson comparable companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

COMPARABLE TRANSACTIONS ANALYSIS

    Merrill Lynch also compared applicable financial ratios of the merger with those of other selected mergers and strategic transactions involving REITs which Merrill Lynch deemed to be relevant. These transactions were Apartment Investment & Management Co.'s merger with Ambassador Apartments, Inc., Camden Property Trust's merger with Oasis Residential, Camden Property Trust's merger with Paragon Group, Inc. and Bradley Real Estate Inc.'s merger with Tucker Properties Corp.


    Using publicly available information and estimates of financial results as published by First Call, Merrill Lynch calculated the implied offer value per share for the acquired company, as of the day before the announcement of the respective transaction, as a multiple of the estimated funds from operations per share for such company for the current year, if the transaction was announced in the first half of the year, or for the next year if the deal was announced in the second half of the year. This analysis yielded a range of transaction funds from operations multiples of 6.6x to 11.2x with a mean of 9.8x. Merrill Lynch then applied these multiples to the projected 1998 Tower funds from operations of $2.34 per share and derived a range of values for Tower common stock of $15.44 per share to $26.21 per share.


DISCOUNTED CASH FLOW ANALYSIS

    Merrill Lynch performed discounted cash flow analyses (i.e., analyses of the present value of the projected cash flows, taking debt service into account, for the periods using the discount rates indicated) of Tower based upon projections provided by Tower's management for the years 1998

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
through 2003, inclusive, using discount rates reflecting an equity cost of capital ranging from 15.5% to 17.5% and terminal value multiples of calendar year 2003 AFFO ranging from 9.5x to 10.5x. Based upon Tower's 1998 and 1999 budget and property level cash flow projections for 2000 through 2003, and assuming no acquisitions in years 1999 through 2003, distributions per share were not projected to increase. The projections prepared by management of Tower were estimates only and inherently subject to known and unknown risks, uncertainties, and other factors, many of which are outside of Tower's control, which may cause the actual results to differ significantly from those set forth in the projections. The range of implied present values per share of Tower common stock was $16.34 to $18.92 using the discounted dividend method and $18.27 to $20.94 based upon the discounted AFFO method.

    Merrill Lynch also performed discounted cash flow analyses of Reckson based upon projections and assumptions agreed to by Reckson's management to be reasonable for the years 1998 through 2003, inclusive, using discount rates reflecting an equity cost of capital ranging from 15.0% to 17.0% and terminal value multiples of calendar year 2003 AFFO ranging from 11.0x to 13.0x. The range of present values per share of Reckson common stock was $21.32 to $26.02 using the discounted dividend method and $23.05 to $27.81 based upon the discounted AFFO method.

NET ASSET VALUATION ANALYSIS

    Merrill Lynch performed a net asset valuation for Tower based on an asset-by-asset real estate valuation of Tower's properties, an estimation of the current value for Tower's other assets and liabilities, and an estimation of Tower's debt balances as of November 25, 1998. The real estate valuation utilized property specific projections prepared by Tower's management. Merrill Lynch reviewed Tower management's economic and market assumptions used in the Pro-Ject cash flow projections for reasonableness. Merrill Lynch also reviewed Tower management's lease-up assumptions for non-stabilized properties for reasonableness. For the operating portfolio of Tower, the valuation utilized a 10-year discounted cash flow method on property cash flows (net operating income less alterations, commissions, capital expenditures and reserves) for the period July 1, 1998 through June 30, 2008 and a range of capitalization rates of 8.50% to 10.75%, and a range of discount rates of 10.75% to 12.75%. Merrill Lynch analyzed the resultant going-in capitalization rates and values per square foot against comparable sales, published market research and data obtained from discussions with local appraisers. These calculations indicated a per share net asset valuation range for Tower of $19.34 to $23.48.

PRO FORMA COMBINATION ANALYSIS

    Merrill Lynch analyzed the pro forma effects resulting from the merger, including the potential impact on Reckson's projected stand-alone funds from operations per share and the anticipated incremental increase to Reckson's funds from operations per share resulting from the merger. Merrill Lynch observed that, after giving effect to Reckson and Tower management projections, the merger would be accretive to Reckson's projected funds from operations per share in each of the years 1998 through 2003, inclusive; and that, after giving effect to Tower management projections, the merger would be accretive to Reckson's projected funds from operations per share in each of the years 1999, 2000, 2001 and 2002.

    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying the Merrill Lynch opinion. In its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Tower's and Reckson's control. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. All valuations prepared by Merrill Lynch are estimated values which do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. All such estimates are inherently subject to uncertainty.

    The Tower board of directors selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the merger and because it is familiar with Tower and its business. In addition, Merrill Lynch acted as the lead managing underwriter in connection with Tower's initial public offering in October 1997 and, in connection therewith, received customary fees. Merrill Lynch has from time to time rendered investment banking, financial advisory and other services to Tower, Reckson and/or their affiliates and may continue to do so and has received, and may receive, customary compensation for the rendering of such services. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.


    Pursuant to a letter agreement dated April 16, 1998, Tower agreed to pay Merrill Lynch a transaction fee of $4.4 million, $1 million of which was paid by Tower in connection with the fairness opinion Merrill Lynch delivered on July 9, 1998 relating to the Prior Merger and $3.4 million of which is payable by Tower upon the completion of the merger. Tower also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch and related persons against liabilities arising out of or in conjunction with its rendering of services under such letter agreement, including liabilities under the federal securities law.


    In the ordinary course of its business, Merrill Lynch may actively trade in the securities of Tower and Reckson for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF RECKSON'S FINANCIAL ADVISOR

    Salomon Smith Barney was retained by Reckson to act as its financial advisor in connection with the proposed merger. In connection with such engagement, Reckson requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to Reckson of the consideration to be paid by Reckson in the merger. On December 5, 1998, at a meeting of the Reckson board of directors held to evaluate the proposed merger, Salomon Smith Barney delivered to the Reckson board of directors an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated December 8, 1998, the date of execution of the merger agreement, that, as of the date of its opinion and based upon and subject to the matters stated in the opinion, the merger consideration was fair, from a financial point of view, to Reckson.

    In arriving at its opinion, Salomon Smith Barney reviewed the merger agreement, the terms of the Reckson class B common stock as set forth in the proposed form of the articles supplementary of Reckson and the terms of the Reckson OP 7% notes as set forth in the proposed form of Indenture attached as exhibits to the merger agreement, and held discussions with certain senior officers, directors and other representatives and advisors of Reckson and representatives and advisors of Tower concerning the businesses, operations and prospects of Reckson and Tower. Salomon Smith Barney examined publicly available business and financial information relating to Reckson and Tower as well as financial forecasts and other information and data for Reckson and Tower which were provided to or otherwise discussed with Salomon Smith Barney by the management of Reckson and representatives and advisors of Tower, including information relating to strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney reviewed the financial terms of the

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
merger as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of Reckson common stock and Tower common stock; the historical and projected earnings and other operating data of Reckson and Tower; and the capitalization and financial condition of Reckson and Tower. Salomon Smith Barney also considered, to the extent publicly available, the financial terms of other transactions recently effected which Salomon Smith Barney considered relevant in evaluating the merger and analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Reckson and Tower. Salomon Smith Barney also evaluated the potential pro forma financial impact of the merger on Reckson. In addition, Salomon Smith Barney conducted such other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the management of Reckson and representatives and advisors of Tower advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Reckson and Tower as to the future financial performance of Reckson and Tower and the strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney assumed, with the consent of the Reckson board of directors, that Tower was organized and has operated in conformity with the requirements for qualification as a REIT for Federal income tax purposes and that the merger and the related transactions will not adversely affect the REIT status of Reckson. Salomon Smith Barney did not express any opinion as to what the value of the Reckson class B common stock or the Reckson OP 7% notes actually will be when issued pursuant to the merger or the prices at which the Reckson class B common stock or the Reckson OP 7% notes will trade or otherwise be transferable subsequent to the merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Reckson or Tower nor did Salomon Smith Barney make any physical inspection of the properties or assets of Reckson or Tower. Salomon Smith Barney was not requested to consider, and Salomon Smith Barney's opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Reckson or the effect of any other transaction in which Reckson might engage. Although Salomon Smith Barney evaluated the merger consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiation between Reckson and Tower. No other limitations were imposed by Reckson on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.


    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED DECEMBER 8, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE RECKSON BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO RECKSON, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.


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    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    No company, transaction or business used in Salomon Smith Barney's analyses as a comparison is identical to Reckson, Tower or the merger, nor is an evaluation of the results of such analyses entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, transactions or business segments being analyzed. In its analyses, Salomon Smith Barney made numerous assumptions with respect to Reckson, Tower, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Reckson and Tower. The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

    Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Reckson board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Reckson board of directors or management with respect to the merger consideration or the proposed merger.

INTRODUCTION


    Salomon Smith Barney derived an implied reference range for the Reckson class B common stock and the Reckson OP 7% notes as described below in the "Class B Common Stock Analysis" and the "Senior Notes Analysis," respectively. Salomon Smith Barney then used these reference ranges to derive an implied reference range for the merger consideration as described below in the "Merger Consideration Analysis" assuming both that Reckson stockholders approve the share issuance proposal and that Reckson stockholders do not approve the share issuance proposal. Salomon Smith Barney then compared the implied reference ranges for the merger consideration against the implied equity reference ranges for Tower derived from three valuation methodologies more fully described below under "Net Asset Analysis," "Selected Companies Trading Analysis" and "Selected Transactions Analysis." Salomon Smith Barney also analyzed potential pro forma financial effects of the merger on Reckson as described below in "Pro Forma Merger Analysis."


CLASS B COMMON STOCK ANALYSIS


    In analyzing the Reckson class B common stock, Salomon Smith Barney examined the difference in Reckson's projected dividends for Reckson common stock and Reckson class B common stock over the 4.5 year period commencing on January 1, 1999, at the end of which period, at Reckson's option, the Reckson class B common stock may be exchanged into shares of Reckson common stock. Reckson class B common stock dividend projections were calculated based on internal estimates of the management of Reckson as to Reckson's projected funds from operations growth for the five-year


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
period 1999 through 2003. Based on a range of estimated rates of return for REIT equity investments of 12.0% to 16.0%, the net present value of the difference between the dividends on a share of Reckson class B common stock and a share of Reckson common stock, referred to as the "excess dividend value," was between $2.65 and $2.89 per share. In order to estimate a reference range for a share of Reckson class B common stock, the excess dividend value was added to the closing stock price of Reckson common stock on December 4, 1998 of $23.13 per share since each share of Reckson class B common stock is exchangeable into a share of Reckson common stock on a one-for-one basis. Based on the closing price of Reckson common stock on December 4, 1998, this analysis indicated an implied reference range for the Reckson class B common stock of approximately $25.77 to $26.01 per share.

SENIOR NOTES ANALYSIS

    Salomon Smith Barney analyzed the present value of the Reckson OP 7% notes by discounting the interest and principal payment stream of the Reckson OP 7% notes utilizing discount rates of 8.0% to 8.5%. These discount rates were determined based on an estimate of the market yield for a security of similar credit quality as the Reckson OP 7% notes. This analysis indicated an implied reference range of approximately 90.0% to 93.2% of the par value of the Reckson OP 7% notes.

MERGER CONSIDERATION ANALYSIS

    Salomon Smith Barney analyzed the merger consideration assuming both that Reckson stockholders approve the share issuance proposal and that Reckson stockholders do not approve the share issuance proposal, without giving effect, in the event that the share issuance proposal is not approved, to the potential issuance of additional Reckson OP 7% notes in the case of an Adverse Recommendation Event. The merger consideration was analyzed (1) in the event that the share issuance proposal is approved, by adding (A) the product of (x) the Reckson class B common stock exchange ratio of 0.6273 and (y) the reference range for the Reckson class B common stock derived from the "Class B Common Stock Analysis" described above and (B) the cash amount per share of Tower common stock of $5.75, which analysis yielded an implied reference range of approximately $21.92 to $22.07 per share, and (2) in the event that the share issuance proposal is not approved, by adding (A) the product of (x) the Reckson class B common stock exchange ratio of 0.4291 and (y) the reference range for the Reckson class B common Stock derived from the "Class B Common Stock Analysis" described above and (B) the cash amount per share of Tower common stock of $5.75, and (C) the product of (y) the reference range for the Reckson OP 7% notes derived from the "Senior Notes Analysis" described above and (z) the Reckson OP 7% notes amount per share of Tower common stock of $5.45, which analysis yielded an implied reference range of approximately $21.71 to $21.99 per share.

NET ASSET ANALYSIS

    Salomon Smith Barney performed a net asset analysis of Tower by applying to each of Tower's assets a range of capitalization rates estimated based on market conditions and discussions with the management of Reckson. The range of capitalization rates was applied to Tower's 1999 net operating income projections as adjusted by Reckson. These capitalization rates resulted in an operating property reference range of approximately $684 million to $724 million. The value of Tower's land holdings, based on estimates of Reckson management, was added to the operating property reference range, resulting in a total property reference range of approximately $703 million to $743 million. Tower's outstanding net debt was then subtracted from the total property reference range, which amount was then divided by the total outstanding shares of Tower common stock and outstanding Tower OP units, resulting in an implied equity reference range for Tower of approximately $21.74 to $23.85 per share.

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SELECTED COMPANIES TRADING ANALYSIS


    Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of Tower and two groups of selected publicly traded REITs, collectively, the "selected companies," consisting of (1) primary companies: Parkway Properties, Inc., SL Green Realty Corp., Kilroy Realty Corporation, Great Lakes REIT, Inc., and Brandywine Realty Trust and (2) secondary companies: Reckson, Mack-Cali Realty Corporation, Arden Realty, Inc., and Prentiss Properties Trust. Salomon Smith Barney compared market values as a multiple of projected funds from operations for the years ended December 31, 1998 and December 31, 1999. All multiples were based on closing stock prices on December 4, 1998. Estimated funds from operations data for the selected companies were based on research analysts' estimates, and estimated funds from operations data for Tower were based both on research analysts' estimates and estimates of the management of Reckson as to Tower's funds from operations based on Tower's existing asset portfolio, including potential cost savings and operational efficiencies associated with general and administrative cost reductions. Applying a range of multiples for the selected companies to Tower's estimated 1998 and 1999 funds from operations based on research analysts' estimates and funds from operations based on portfolio estimates of Reckson's management resulted in an implied average equity reference range for Tower of approximately $19.18 to $21.66 per share.


SELECTED TRANSACTIONS ANALYSIS


    Using publicly available information, Salomon Smith Barney reviewed the purchase prices and implied transaction multiples paid in the following 11 selected transactions in the REIT industry, collectively, the "selected transactions," consisting of (acquiror/target): (1) Irvine Co./Irvine Apartment Communities; (2) ProLogis Trust/Meridian Industrial Trust, Inc.; (3) Public Storage, Inc./Storage Trust Realty; (4) Regency Realty Corporation/Pacific Retail Trust; (5) New Plan Realty Trust/Excel Realty Trust, Inc.; (6) Security Capital Pacific Trust/Security Capital Atlantic Incorporated; (7) Avalon Properties, Inc./Bay Apartment Communities, Inc.; (8) Kimco Realty Corporation/The Price REIT Inc.; (9) AIMCO/Ambassador Apartments, Inc.; (10) Camden Property Trust/Oasis Residential, Inc.; and (11) Prime Retail Inc./Horizon Group Properties, Inc. Salomon Smith Barney compared the purchase prices paid in the selected transactions as a multiple of latest 12 months and one-year forward funds from operations. All multiples were based on financial information available at the time of the relevant transaction. Applying a range of multiples for the selected transactions to Tower's latest 12 months funds from operations and estimated 1999 funds from operations based on research estimates and funds from operations based on portfolio estimates of Reckson's management resulted in an implied average equity reference range for Tower of approximately $21.84 to $25.10 per share.


PRO FORMA MERGER ANALYSIS

    Salomon Smith Barney analyzed pro forma effects resulting from the merger, including the impact of the merger on Reckson's projected funds from operations for the years 1999 and 2000, based on internal estimates of the management of Reckson. The results of the pro forma merger analysis suggested that the merger could be accretive to Reckson's funds from operations in each of the years analyzed assuming both that Reckson stockholders approve the share issuance proposal and that Reckson stockholders do not approve the share issuance proposal. The actual results achieved by the combined company may vary from projected results and the variations may be material.

MISCELLANEOUS


    Pursuant to the terms of Salomon Smith Barney's engagement, Reckson has agreed to pay Salomon Smith Barney for its services in connection with the merger an aggregate financial advisory fee of $3.5 million, $3.0 million of which will be payable upon completion of the merger. Reckson has also agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses


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
incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the Federal securities laws, arising out of Salomon Smith Barney's engagement.

    Salomon Smith Barney has advised Reckson that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Reckson and Tower for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided investment banking services to Reckson and Tower unrelated to the proposed merger, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Reckson, Tower and their respective affiliates.

    Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Reckson based on its experience, expertise and familiarity with Reckson, Tower and their respective businesses. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


    Tower and Reckson have each made forward-looking statements in this document and in documents that are incorporated by reference in this Joint Proxy Statement/Prospectus that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Tower and Reckson set forth in "Summary," "Selected Financial Data," "The Merger--Background of the Merger," "The Special Meetings-- Recommendations," and statements preceded or followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.


    Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Reckson may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Tower and Reckson to control or predict. Determining factors include, among others, general economic and business conditions, local real estate conditions, future acquisitions and restructurings, the availability and creditworthiness of prospective tenants, lease rents, the availability of financing and the other risks detailed in this Joint Proxy Statement/Prospectus under the heading "Risk Factors Relating to the Merger and an Investment in Reckson Securities" and included from time to time in reports filed by Tower and Reckson with the SEC, including the reports incorporated by reference in this Joint Proxy Statement/Prospectus. For the type of statements described in this and the preceding paragraph, Tower and Reckson claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MERGER FINANCING


    The total amount of cash and new borrowings required to complete the merger, including payment of the cash consideration to Tower stockholders and Tower OP unitholders, refinancing of a portion of Tower's existing indebtedness, payments in respect of Tower employment arrangements, and other transaction fees and expenses is estimated to be approximately $280 million without taking into account the dispositions discussed below.



    Reckson is currently negotiating a short-term, unsecured bridge loan it may use to provide a portion of the funds necessary to complete the merger. Reckson is also negotiating with potential


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

lenders regarding the terms of a commitment for new, longer term secured financing in the amount of $240 million, which it would use to complete the merger. The amount of Reckson's longer term financing may be decreased as a result of the proceeds from some of the dispositions discussed below.



    In addition, Crescent LP has agreed to provide $85 million through the purchase of a preferred membership interest in Metropolitan Partners. Crescent LP's preferred interest accrues distributions at a rate of 7.5% per year for a two-year period and may be redeemed by Metropolitan Partners at any time during that period for $85 million, plus an amount sufficient to provide Crescent LP with a 9.5% internal rate of return on its investment in Metropolitan Partners. After two years, Crescent LP's preferred membership interest must be exchanged for either a common membership interest in Metropolitan Partners or common stock of Reckson. See "Metropolitan Partners--Formation."



ANTICIPATED DISPOSITIONS OF PROPERTIES



    Reckson has engaged brokers to, and anticipates that it will, dispose of the Tower properties located outside the New York City metropolitan area. In addition, Reckson has entered into an agreement with SL Green Realty Corp. for SL Green to acquire four of Tower's non-Class A New York City properties, comprising approximately 701,000 square feet, for approximately $84.5 million. The sale of the four properties is expected to be completed prior to the completion of the merger.


ACCOUNTING TREATMENT

    Metropolitan Partners will account for the merger as a purchase of a business, which means that the assets and liabilities of Tower, including intangible assets, will be recorded at their fair values. The results of operations and cash flows of Tower will be included in Metropolitan Partners' financial statements prospectively as of the completion of the merger. Reckson will consolidate its investment in Metropolitan Partners.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following summarizes the material U.S. Federal income tax consequences of the merger to holders of Tower common stock. This summary is based on provisions of the Internal Revenue Code, regulations promulgated under the Internal Revenue Code and administrative and judicial interpretations of the Internal Revenue Code, all of which are subject to change, possibly with retroactive effect. This summary assumes that holders of Tower common stock hold their shares as capital assets within the meaning of section 1221 of the Internal Revenue Code, which generally covers property held for investment. This summary does not address all aspects of U.S. Federal income taxation that may be relevant to particular holders of Tower common stock in light of their personal investment circumstances or to holders of Tower common stock subject to special treatment under the Internal Revenue Code, including financial institutions, tax-exempt organizations, insurance companies, broker-dealers, regulated investment companies, holders of Tower common stock who received their shares through the exercise of employee stock options or otherwise as compensation, and persons holding Tower common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment. This summary does not discuss the U.S. Federal income tax consequences of the merger to a holder who, for U.S. Federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it discuss any foreign, state or local tax consequences of the merger.


    EACH HOLDER OF TOWER COMMON STOCK IS URGED TO REVIEW THE DISCUSSION UNDER "FEDERAL INCOME TAX CONSEQUENCES RELATING TO AN INVESTMENT IN RECKSON CLASS B COMMON STOCK AND RECKSON OP 7% NOTES" AND TO CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.


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
THE SPECIAL DIVIDEND

    Under the merger agreement, Tower may declare a special dividend to the holders of Tower common stock, the record date for which will be the close of business on the last business day prior to the date of the closing. The special dividend will be at a rate equal to Tower's most recent quarterly dividend, multiplied by the number of days elapsed since the last dividend record date through and including the date of the closing of the merger and divided by 91. The special dividend may be increased to the extent Tower reasonably determines that the amount provided in the preceding formula may not be sufficient for Tower to qualify as a REIT for its last taxable year.

    To the extent the special dividend is paid out of Tower's earnings and profits, the special dividend will be taxable to holders of Tower common stock as ordinary income, except to the extent designated by Tower as capital gain income, and will not be eligible for the dividends received deduction generally available to corporations. To the extent the special dividend is in excess of Tower's earnings and profits, it will generally not be taxable to a holder of Tower common stock, but rather will reduce the holder's adjusted tax basis in his or her shares. To the extent the special dividend exceeds the adjusted tax basis in a holder's shares, it will be included in the holder's taxable income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In the event the special dividend is reduced to fund the litigation trust, holders of Tower common stock should generally be deemed for U.S. Federal income tax purposes to have received their pro rata portion of the cash used to fund the litigation trust, and should be subject to U.S. Federal income taxation on the amount deemed received in the manner described above. Following this distribution, for U.S. Federal income tax purposes, a holder of an interest in the litigation trust should (a) have a tax basis in the trust equal to his or her pro rata portion of the cash used to fund the litigation trust, (b) be treated as an owner of an undivided interest in the assets of the litigation trust, and (c) be allocated his or her pro rata share of income and expense of the litigation trust. The ability of a holder of an interest in the litigation trust to deduct allocations of trust expenses may be limited under the Internal Revenue Code. HOLDERS OF TOWER COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF HOLDING INTERESTS IN THE LITIGATION TRUST.

THE MERGER

    In the opinion of Brown & Wood LLP, the receipt of any combination of cash, shares of Reckson class B common stock and Reckson OP 7% notes in exchange for Tower common stock as a result of the merger will be a taxable transaction for U.S. Federal income tax purposes, and may also be a taxable transaction under applicable foreign, state, local or other tax laws. In general, for U.S. Federal income tax purposes, a holder of Tower common stock will recognize capital gain or loss equal to the difference between his or her adjusted tax basis in the Tower common stock and the amount of cash, the fair market value of any Reckson class B common stock and the fair market value of any Reckson OP 7% notes received in exchange for the holder's Tower common stock. Gain or loss generally must be calculated separately for each block of Tower common stock exchanged in the merger. A block of stock is generally considered to be a group of shares acquired at the same cost in a single transaction. Net capital gain recognized in the merger by individuals who have held their Tower common stock for more than one year generally will be taxed at a maximum U.S. Federal income tax rate of 20%. Gain recognized in the merger by individuals who have held their Tower common stock for one year or less generally will be taxed at ordinary income tax rates. There are limitations on the deductibility of capital losses for both individual and corporate taxpayers.

    Payments made in connection with the merger, and on the Reckson OP 7% notes, may be subject to "backup withholding" at a rate of 31%, unless a holder of Tower common stock (a) is a corporation or comes within an exempt category and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number to the exchange agent, and otherwise complies with applicable backup withholding rules. A holder of Tower common stock who does not provide a correct taxpayer

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

identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will generally be creditable against the stockholder's U.S. Federal income tax liability. Individual holders of Tower common stock may generally avoid backup withholding by completing a substitute IRS Form W-9 or, for foreign persons, an IRS Form W-8 or IRS Form W-8BEN and submitting it to the exchange agent for the merger when they submit their Tower common stock certificate(s). For those Tower stockholders wishing to elect to receive $23.00 in cash instead of Reckson securities, a substitute IRS Form W-9 will be included in the form of election to be submitted with stock certificate(s) to the exchange agent prior to the Tower special meeting. For Tower stockholders not making a cash election, a substitute IRS Form W-9 also will be included in the letter of transmittal to be submitted with stock certificate(s) to the exchange agent after the merger. Each holder of Tower common stock should consult its tax advisor as to its qualification for exemption from backup withholding and/or the procedure for obtaining an exemption or otherwise providing a taxpayer identification number.


STATUS OF RECKSON AS A REIT


    As noted above, Reckson, like Tower, has elected to be taxed as a REIT. For special considerations relating to the holding of stock in a REIT as well as to the taxation of a REIT, see "Federal Income Tax Consequences Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes."


ORIGINAL ISSUE DISCOUNT ON RECKSON OP 7% NOTES

    As partial consideration for Tower common stock exchanged in the merger, if Reckson stockholders do not approve the share issuance proposal, Tower stockholders will receive Reckson OP 7% notes. Although this cannot be determined with certainty, it is possible that the Reckson OP 7% notes will be issued with original issue discount. The following summary is a general description of the U.S. Federal income tax consequences to holders of the Reckson OP 7% notes if the Reckson OP 7% notes are issued and carry original issue discount. The following summary is based upon final Treasury regulations released by the IRS on January 27, 1994, as amended on June 11, 1996, under the original issue discount provisions of the Internal Revenue Code.


    The Reckson OP 7% notes will be issued with original issue discount if, upon their issuance, their "stated redemption price at maturity" exceeds their "issue price" by more than a DE MINIMIS amount, which is generally 1/4 of 1% of a note's stated redemption price at maturity multiplied by the number of complete years to maturity from its issue date. In the case of Reckson OP 7% notes, their "stated redemption price at maturity" will be their stated principal amount. The "issue price" of a Reckson OP 7% note will equal its fair market value, as determined on the issue date, assuming that, as expected, the Reckson 7% OP notes trade on the New York Stock Exchange. If the Reckson 7% OP notes are issued, and are issued with original issue discount, a holder of a Reckson OP 7% note will be required to include such original issue discount in income as ordinary interest income for U.S. Federal income tax purposes as such original issue discount accrues under a constant yield method. This generally will result in the inclusion of amounts in income in advance of receipt of the cash payments attributable to income on the note, regardless of the holder's regular method of accounting.


REGULATORY MATTERS


    Neither Reckson nor Tower believes that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applies to the merger or that waiting period requirements under the Hart-Scott-Rodino Act are applicable to the merger. However, the completion of the merger may be delayed by reason of the Hart-Scott-Rodino Act. At any time before or after completion of the merger, the Federal Trade Commission or the Antitrust Division of the Department of Justice could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the


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

completion of the merger or seeking divestiture of substantial assets of Reckson or Tower. At any time before or after the completion of the merger, any state could take any action under its own antitrust laws it deems necessary or desirable. This action could include seeking to enjoin the completion of the merger or seeking divestiture of Tower assets, of Tower assets held by Metropolitan Partners, or of assets of Reckson. Private parties may also seek to take legal action under the antitrust laws.


APPRAISAL RIGHTS


    Both Tower and Reckson are incorporated under Maryland law. Under Maryland law, because shares of Tower common stock are listed on a national securities exchange, Tower common stockholders have no rights to an appraisal of their shares in connection with the merger. Following the merger, Reckson stockholders will continue to own their shares of Reckson comon stock and, accordingly, will have no rights to an appraisal of their shares under Maryland law.


FEDERAL SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS


    All Reckson class B common stock and Reckson OP 7% notes received by holders of Tower common stock in the merger will be freely transferable, except that Reckson class B common stock and Reckson OP 7% notes received by persons who are deemed to be "affiliates" of Tower prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act, or Rule 144 promulgated under the Securities Act in the case of persons who become affiliates of Reckson, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of a party generally include individuals or entities that control, are controlled by, or are under common control with, a party and may include officers and directors of a party, as well as principal stockholders of a party.


CONDUCT OF THE BUSINESS IF THE MERGER IS NOT COMPLETED

    If the merger is not completed, it is expected that Tower's business and operations will continue to be conducted substantially as they currently are being conducted.

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            INTERESTS OF TOWER OFFICERS AND DIRECTORS IN THE MERGER
                              AND RELATED MATTERS


    In considering the recommendation of the Tower board of directors with respect to the merger agreement, stockholders should be aware that certain members of the management of Tower and members of the Tower board of directors have interests in the merger that are different from, or in addition to, the interests of Tower stockholders. Three executive officers of Tower, Mr. Garfinkel, Mr. Cox and Mr. Feldman, were members of the nine-person Tower board of directors that approved the merger. Certain executive officers, directors and key employees of Tower have been granted stock options and/or restricted shares and/or have entered into agreements providing them with rights upon a change in control of Tower. The following sets forth the cash payments and other benefits which will be provided to key executives, directors and key employees of Tower in connection with the merger.


INDEMNIFICATION AND INSURANCE

    Robert M. Adams, Robert L. Cox, Lawrence H. Feldman, Reuben Friedberg, Lester S. Garfinkel, Joseph D. Kasman, Esko I. Korhonen, Peggy D. Rawitt, Eric
S. Reimer, Stephen S. Siegel and Richard M. Wisely have entered into indemnification agreements with Tower which provide that Tower will maintain directors' and officers' liability insurance and indemnify directors and officers to the full extent permitted by applicable law. Reckson has agreed in the merger agreement that after the merger Metropolitan Partners will provide to each current or former director or officer of Tower the same exculpation and indemnification for acts or omissions occurring prior to the closing of the merger provided by Tower to such individuals immediately prior to the merger pursuant to Tower's charter or bylaws or in any agreement with Tower or its subsidiaries that was in effect at the date of the merger agreement, and that all such rights will survive the merger and continue in full force and effect in accordance with their terms. Further, under the terms of the merger agreement, for a period of six years and ninety days after the closing of the merger, Metropolitan Partners will indemnify the current and former officers and directors of Tower to the fullest extent permitted by law. In addition, for a period of three years and ninety days after the closing of the merger, Metropolitan Partners is obligated to maintain in effect policies of directors' and officers' liability insurance that are no less advantageous to such persons than are policies covering each person as at the date of execution of the merger agreement except that Metropolitan Partners will not be required to pay more than 200% of the aggregate premium paid by Tower in 1998. Reckson has unconditionally guaranteed the obligations of Metropolitan Partners described in this paragraph.

COMPENSATION ARRANGEMENTS OF TOWER EXECUTIVE OFFICERS

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

    In October 1997, Tower entered into employment agreements with Messrs. Feldman and Cox, in April 1998, Tower entered into employment agreements with Ms. Rawitt and Mr. Garfinkel, and in June 1998, Tower entered into employment agreements with Clifford L. Stein, Reid Berman, Scott Jensen and Mr. Reimer. The term of each of these Tower employment agreements is three years, subject, in the case of Messrs. Feldman, Garfinkel and Cox and Ms. Rawitt, to automatic one-year extensions. The base salary for 1998 for Mr. Feldman was $175,000, for Mr. Cox was $150,000, for Ms. Rawitt was $175,000, for Mr. Garfinkel was $195,000 ($225,000 for 1999), for Mr. Stein was $135,000, for Mr. Reimer was
$150,000, for Mr. Berman was $75,000 and for Mr. Jensen was $135,000.

    Pursuant to the terms of the Tower employment agreements, except with respect to Ms. Rawitt, in the event an executive officer's employment is terminated by Tower other than for Cause, as defined in each Tower employment agreement, or is terminated by such Tower executive officer for "Good Reason," as defined in each Tower employment agreement but generally including a change in control of Tower as defined in each Tower employment agreement, each Tower executive officer will be entitled to receive a severance payment equal to either 2.99 times the "base amount," as defined in the Internal Revenue Code, or 2.99 times the Tower executive officer's then current "base salary," payable in monthly installments over a 12-month period, as determined under their respective Tower employment agreement. With respect to Ms. Rawitt, pursuant to her Tower employment agreement, in the event Ms. Rawitt's employment is terminated by Tower within six months following a change in control of Tower, or is terminated by Ms. Rawitt for Good Reason, Ms. Rawitt will be entitled to receive a severance payment equal to one-year's then current base salary plus the bonus paid to Ms. Rawitt during the preceding year of her employment.


    If the employment of any of the following Tower executive officers is terminated following a change in control of Tower under circumstances entitling him or her to severance payments and benefits under the applicable Tower employment agreement, the appropriate amount of the cash severance payment would be as follows:


TOWER EXECUTIVE OFFICERS                                                     SEVERANCE AMOUNT
---------------------------------------------------------------------------  -----------------
Robert L. Cox..............................................................     $   687,000
Peggy D. Rawitt............................................................     $   332,500


    Upon a change in control of Tower, under the terms of the applicable Tower employment agreement, the appropriate amount of the cash severance payment for each of the following Tower executive officers would be as follows:

TOWER EXECUTIVE OFFICERS                                                     SEVERANCE AMOUNT
---------------------------------------------------------------------------  -----------------
Lester S. Garfinkel........................................................    $   1,116,882
Clifford L. Stein..........................................................    $     464,198
Eric S. Reimer.............................................................    $     515,775
Reid Berman................................................................    $     257,888
Scott Jensen...............................................................    $     464,198

    The above amounts will be paid to each Tower executive officer only in the event that the conditions to such payment contained in the applicable Tower employment agreement are satisfied, entitling such Tower executive officer to his or her severance payment.


STAY BONUSES FOR MESSRS. GARFINKEL, STEIN AND COX


    In addition to the severance payments above, Tower must pay the "stay bonuses" set forth below, provided that the officer remains an employee of Tower in good standing through the consummation of a change in control and regardless of whether the officer is terminated following a change in control. The merger will constitute a change in control.

TOWER EXECUTIVE OFFICERS                                                    STAY BONUS AMOUNT
--------------------------------------------------------------------------  ------------------
Lester S. Garfinkel.......................................................      $  900,000
Clifford L. Stein.........................................................      $  135,000
Robert L. Cox.............................................................      $   75,000


    There are no other stay bonuses payable to any other Tower executive officers following the merger other than those to Messrs. Garfinkel, Stein and Cox.


RESTRICTED STOCK AWARD


    Pursuant to Ms. Rawitt's Tower employment agreement, she was granted 10,000 shares of restricted Tower common stock, which restrictions lapse and which shares become non-forfeitable (a) in five equal annual installments commencing on January 1, 1999, (b) in the event Ms. Rawitt's employment is terminated by Tower other than for cause, or is terminated by Ms. Rawitt for Good Reason, as defined in her Tower employment agreement or (c) a change in control, as defined in her Tower employment agreement. As a result, Ms. Rawitt's restricted Tower common stock shall vest and become free of all restrictions immediately prior to the merger and shall be converted into the merger consideration.


OPTION AWARDS


    Pursuant to the merger agreement, each outstanding stock option to acquire shares of Tower common stock shall, effective as of the merger, become fully vested and exercisable and shall, subject to obtaining the required consent of each holder of Tower stock options, be cancelled. In consideration of such cancellation, Tower shall pay to each holder of Tower stock options an amount in cash equal to the product of (a) the excess, if any, of $23.00 over the exercise price of such option and (b) the number of shares of Tower common stock exercisable by such option. Since all Tower stock options held by the Tower executive officers have an exercise price of $26.00, the executive officers of Tower will not receive any payment for their Tower stock options.


RESIGNATIONS OF LAWRENCE H. FELDMAN AND RUSSELL C. PLATT

    On August 3, 1998, Mr. Feldman resigned from his positions as Chairman, Chief Executive Officer, President and Director of Tower. Mr. Cox was promoted to serve as Chief Executive Officer and President of Tower until the closing of the merger and Mr. Tansey was appointed Chairman.


    On January 11, 1999, shortly after his resignation from Morgan Stanley Asset Management, Inc., Mr. Platt resigned from his position as Director of Tower. On March 2, 1999, the Tower board of directors elected J. Timothy Morris, a principal of Morgan Stanley & Co., as Director of Tower.


OWNERSHIP OF TOWER COMMON STOCK


    Shown below is certain information as of March 15, 1999, with respect to beneficial ownership of shares of Tower common stock by each director, each of the five most highly compensated executive officers, all directors and Tower executive officers as a group, and each person Tower believes beneficially holds more than 5% of the outstanding Tower common stock. Unless otherwise indicated, the named person or members of the group possess sole voting and investment power with respect to the shares.


                                                                                  PERCENT OF ALL
                                             NUMBER OF SHARES                        SHARES OF
                                               AND TOWER OP     PERCENT OF ALL         TOWER
                                                  UNITS         SHARES OF TOWER    COMMON STOCK
                                               BENEFICIALLY         COMMON         AND TOWER OP
NAME OF BENEFICIAL OWNER(1)                       OWNED            STOCK(2)          UNITS(3)
-------------------------------------------  ----------------  -----------------  ---------------
Lawrence H. Feldman(4).....................        904,254              5.33%             4.85%
Robert L. Cox..............................        106,723                 *                 *
Eric S. Reimer.............................         78,722                 *                 *
Reuben Friedberg...........................         30,119                 *                 *
Lester S. Garfinkel(5).....................          1,000                 *                 *
Peggy D. Rawitt(6).........................         10,000                 *                 *
Robert M. Adams(7).........................         53,993                 *                 *
Esko I. Korhonen(8)(18-21)                              --                --                --
Stephen B. Siegel(9).......................             --                --                --
Richard M. Wisely(10)......................         38,000                 *                 *
Francis X. Tansey(11)(12)..................        924,800              5.45              4.96
J. Timothy Morris(13)(14)..................      1,780,630             10.50              9.55
DRA Opportunity Fund(15)...................        465,400              2.74              2.49
Office Invest Sub LLC(16)..................        459,400              2.71              2.46
Morgan Stanley Dean Witter & Co.(17).......      1,780,630             10.50              9.55
Carlyle Realty Partners, L.P.(18)..........        123,150                 *                 *
Carlyle Realty Qualified Partners,
  L.P.(19).................................        130,506                 *                 *
Carlyle Realty Partners Sunrise,
  L.P.(20).................................         79,489                 *                 *
Carlyle Realty Coinvestment, L.P.(21)......         51,470                 *                 *
Heitman/PRA Securities Advisors LLC(22)....      1,732,822             10.22              9.30
OZ Management, L.L.C.(23)..................        956,200              5.63              5.10
European Investors Inc.(24)................        927,960              5.47              4.97
All executive officers and directors as a
  group (10 persons).......................      3,023,987             17.83%            16.22%


------------------------

*   Represents less than 1.0% of the class.

(1) Unless otherwise indicated, the business address of each person listed is c/o Tower Realty Trust, Inc., 292 Madison Avenue, 3rd Floor, New York, New York 10017.

(2) Assumes that all Tower OP units held by the person are exchanged for shares of Tower common stock on a one-for-one basis. The total number of shares of Tower common stock outstanding used in calculating this percentage assumes that none of the Tower OP units held by other persons are exchanged for shares of Tower common stock.

(3) Assumes that all Tower OP units held by the person are exchanged for shares of Tower common stock. The total number of shares of Tower common stock outstanding used in calculating this percentage assumes that all of the Tower OP units held by other persons are exchanged for shares of Tower common stock.


(4) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999. Mr. Feldman individually owns 887,946 Tower OP units and beneficially owns 16,308 Tower OP units through his indirect ownership of Maitland Property Investors, Ltd., the record holder of such Tower OP units. The business address of Mr. Feldman is Feldman Equities, 269 Grand Central Parkway, Penthouse A, Floral Park, New York 11005.



(5) Includes 1,000 shares of Tower common stock held jointly by Mr. Garfinkel and his spouse.



(6) Includes 8,000 shares of restricted Tower common stock that shall vest and become free of all restrictions immediately prior to the closing of the merger and 2,000 shares of unrestricted Tower common stock.



(7) The business address of Mr. Adams is Adams Financial Services, Inc., 13 South Bayles Avenue, Port Washington, New York 11050.



(8) The business address of Mr. Korhonen is Federal Capital Partners, 1626 East Jefferson Street, Rockville, Maryland 20852.



(9) The business address of Mr. Siegel is Insignia/Edward S. Gordon Co., 200 Park Avenue, 19th Floor, New York, New York 10166.



(10) The business address of Mr. Wisely is LungCheck, Inc., 8255 East Raintree Drive, Scottsdale, Arizona, 85260-2515.



(11) The business address of Mr. Tansey is DRA Advisors, Inc., 1180 Avenue of the Americas, New York, New York 10036.



(12) Includes 465,400 shares of Tower common stock held by DRA Opportunity Fund and 459,400 shares of Tower common stock held by Office Invest Sub LLC, which may be deemed to be beneficially owned by Mr. Tansey in his capacity as President of DRA Advisors, Inc., an affiliate of DRA Opportunity Fund and Office Invest Sub LLC.



(13) The business address of Mr. Morris is Morgan Stanley, Dean Witter, Discover & Co., 1585 Broadway, New York, New York 10036. On January 11, 1999, soon after his resignation from Morgan Stanley, Russell C. Platt resigned from the Tower board of directors. On March 2, 1999, the Tower board of directors elected Mr. Morris as Director.



(14) Includes 1,655,430 shares of Tower common stock held by certain private investment funds and separate accounts advised by Morgan Stanley Dean Witter Investment Management, Inc. (the "Morgan Stanley Investors"), which formerly were deemed to be beneficially owned by Mr. Platt in his capacity as Managing Director of Morgan Stanley Asset Management and currently beneficially owned by Mr. Morris, in his capacity as a Principal of Morgan Stanley & Co. Mr. Morris and Mr. Platt each disclaim beneficial ownership of such shares of Tower common stock.



(15) The business address of DRA Opportunity Fund is 1180 Avenue of the Americas, New York, New York 10036. Francis X. Tansey is the President of DRA Advisors, Inc., an affiliate of DRA Opportunity Fund.



(16) The business address of Office Invest Sub LLC is c/o DRA Advisors, Inc., 1180 Avenue of the Americas, New York, New York 10036. Francis X. Tansey is the President of DRA Advisors, Inc., an affiliate of Office Invest Sub LLC.



(17) Morgan Stanley Dean Witter Investment Management, as investment adviser to the Morgan Stanley Investors, and Morgan Stanley, Dean Witter, Discover & Co., as the owner of all the Tower common stock of Morgan Stanley Dean Witter Investment Management, are deemed beneficially to own the shares of Tower common stock beneficially owned by the Morgan Stanley Investors. See Notes 13 and 14 above. Morgan Stanley Dean Witter Investment Management maintains its principal office at 1221 Avenue of the Americas, New York, New York 10020 and Morgan Stanley, Dean Witter, Discover & Co. maintains its principal office at 1585 Broadway,

    New York, New York 10036. Morgan Stanley Dean Witter Investment Management disclaims beneficial ownership of such shares of Tower common stock.



(18) Carlyle Realty Partners, L.P. is an affiliate of The Carlyle Group, the business address of which is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Esko I. Korhonen, a director of Tower, was until December, 1998 a principal of Carlyle.



(19) Carlyle Realty Qualified Partners, L.P. is an affiliate of Carlyle. Esko I. Korhonen, a director of Tower, was until December, 1998 a principal of Carlyle.



(20) Carlyle Realty Partners Sunrise, L.P. is an affiliate of Carlyle. Esko I. Korhonen, a director of Tower, was until December, 1998 a principal of Carlyle.



(21) Carlyle Realty Coinvestment, L.P. is an affiliate of Carlyle. Esko I. Korhonen, a director of Tower, was until December, 1998 a principal of Carlyle.



(22) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999. Heitman/PRA Securities Advisors LLC serves as an investment advisor to the Heitman Real Estate Portfolio, that, along with 60 separate account clients, have given to the Heitman/PRA Securities Advisors LLC the right to receive or the power to direct the dividends from, or proceeds from the sale of 1,712,422 shares, or 10.10%, of Tower common stock. One separate account of Heitman Real Estate Portfolio has the right to receive or the power to direct the dividends from, or proceeds from the sale of 20,300 shares of 0.12%, of Tower common stock. The business address of Heitman/PRA Securities Advisors LLC is 180 North LaSalle Street, Suite 3600, Chicago, Illinois 60601.



(23) Based on the Schedule 13G filed with the Securities and Exchange Commission on March 2, 1999. OZ Management, L.L.C. serves as principal investment manager, and has been granted investment discretion over, 780,600 and 175,600 shares of Tower common stock held, respectively, for the account of OZ Master Fund Ltd. and Och-Ziff Capital Management, L.P. The business address of OZ Management, L.L.C. is 153 East 53(rd) Street, 44(th) Floor, New York, New York 10022.



(24) Based on the Schedule 13G filed with the Securities and Exchange Commission on February 13, 1998. Of the 927,960 shares of Tower common stock beneficially owned by European Investors Inc., 207,360 shares of Tower common stock are beneficially owned by EII Realty Securities Inc., a wholly owned subsidiary of European Investors Inc. The business address of European Investors Inc. is 667 Madison Avenue, New York, New York 10021.

                              THE MERGER AGREEMENT

    This section of this Joint Proxy Statement/Prospectus describes various aspects of the proposed merger, including material provisions of the merger agreement. The description of the merger agreement contained in this Joint Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as Annex A, and which is incorporated in this Joint Proxy Statement/Prospectus by reference. All holders of Tower common stock and Reckson common stock are urged to read carefully the merger agreement in its entirety.

STRUCTURE; CLOSING; STOCKHOLDER APPROVALS

    The merger agreement contemplates the merger of Tower with and into Metropolitan Partners, a newly formed limited liability company and subsidiary of Reckson, with Metropolitan Partners surviving the merger. The closing of the merger will take place on a date which will be no later than the second business day after the last condition precedent to the merger set forth in the merger agreement has been satisfied or waived, unless another time or date is agreed to by Tower and Reckson.

    The merger will become effective at such time that a Certificate of Merger has been filed with the Secretary of State of Delaware and Articles of Merger have been accepted for record by the State Department of Assessment and Taxation of Maryland or at such other time as may be agreed by Tower and Reckson and specified in these filings. These filings are expected to occur on or as soon as practicable after the closing date. The affirmative vote of the holders of a majority of the outstanding shares of Tower common stock is required to approve and adopt the merger and the merger agreement.

VOTING AGREEMENTS

    The following principal holders of Tower common stock have executed voting agreements pledging to vote their shares of Tower common stock in favor of the merger:


                                                    NUMBER OF SHARES OF
                                                     TOWER COMMON STOCK     PERCENT OF ALL     PERCENT OF ALL SHARES OF
                                                     AND TOWER OP UNITS     SHARES OF TOWER       TOWER COMMON STOCK
NAME                                                 BENEFICIALLY OWNED     COMMON STOCK(1)      AND TOWER OP UNITS(2)
--------------------------------------------------  --------------------  -------------------  -------------------------
DRA Opportunity Fund..............................           465,400                 2.7%                    2.5%
Office Invest Sub LLC.............................           459,400                 2.7                     2.5
Morgan Stanley Dean Witter Investment Management
  Inc.(3).........................................         1,655,430                 9.8                     8.9
                                                          ----------                 ---                     ---
  Total...........................................         2,580,230                15.2%                   13.8%
                                                          ----------                 ---                     ---
                                                          ----------                 ---                     ---


------------------------

(1) Calculated based only on the number of shares of Tower common stock held by the person divided by the total number of shares of Tower common stock outstanding, in each case, on the Tower record date.

(2) Assumes that all Tower OP units held by the person are exchanged for shares of Tower common stock. The total number of shares of Tower common stock outstanding used in calculating this percentage assumes that all of the Tower OP units held by other persons are exchanged for shares of Tower common stock.


(3) Morgan Stanley Dean Witter Investment Management Inc. executed a voting agreement as attorney-in-fact for seven Tower stockholders that hold an aggregate of 1,655,430 shares of Tower common stock, which shares were purchased in connection with the stockholders' participation in the Morgan Stanley Real Estate Special Situations Investment Program. Morgan Stanley Dean Witter Investment Management Inc. has the power to vote all of these shares.

    Pursuant to the voting agreements, the parties named above have agreed to vote all shares of Tower common stock owned of record by each of them, or that they otherwise have the power to vote, in favor of the approval and adoption of the merger and the merger agreement and against (1) approval of any proposals made in opposition or competition to the merger, (2) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Tower with any party other than Metropolitan Partners, (3) any liquidation or winding up of Tower or (4) any other action that may reasonably be expected to result in a breach of the covenants or representations of Tower under the merger agreement which would materially and adversely affect Tower or its ability to complete the transactions contemplated by the merger agreement. Each such stockholder is also restricted from soliciting third party acquisition proposals with respect to Tower or engaging in discussions or negotiations with respect to such potential third party acquisition proposals and was required to terminate any discussions or negotiations related to such third party acquisition proposals upon execution of the voting agreement.


TREATMENT OF TOWER OP AND TOWER OP UNITS

    The merger agreement also provides for a merger of Tower OP with and into a newly formed subsidiary created by Metropolitan Partners. Each holder of a Tower OP unit will receive the same consideration, and have the right to make the same cash election, for their Tower OP units in the merger of Tower OP as holders of Tower common stock.

MERGER CONSIDERATION; ELECTION AND CONVERSION OF SHARES OF TOWER COMMON STOCK
  AND TOWER OP UNITS; FRACTIONAL SHARES; SPECIAL DIVIDEND

MERGER CONSIDERATION

    Each share of Tower common stock and each Tower OP unit will be converted into, at the election of the holders thereof, either (x) the right to receive $23.00 in cash payable to the holder thereof, without interest, or (y) either
(1) .8364 of a share of Reckson class B common stock if Reckson stockholders approve the share issuance proposal, or (2) .5725 of a share of Reckson class B common stock and $7.2565 principal amount of Reckson OP 7% notes guaranteed by Reckson, if Reckson stockholders do not approve the share issuance proposal. If the Reckson board of directors withdraws or amends or materially modifies its approval or recommendation to approve the share issuance proposal and Reckson stockholders do not approve the share issuance proposal, in addition to the consideration described above, each share of Tower common stock and each Tower OP unit will be converted into an additional $0.8046 principal amount of Reckson OP 7% notes. The total amount of cash and the number of shares of Reckson class B common stock and Reckson OP 7% notes that any stockholder receives is subject to proration. See "--Proration of Shares" below. Upon conversion of Tower common stock and Tower OP units into merger consideration, such shares of Tower common stock and Tower OP units shall be cancelled and will cease to exist. All shares of Tower common stock owned by Tower, Reckson, Reckson OP, Metropolitan Partners or any of their wholly owned subsidiaries immediately prior to the merger will be cancelled in the merger and no payment will be made for such shares.

EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF TOWER COMMON STOCK AND
  CERTIFICATES REPRESENTING TOWER OP UNITS

    The merger agreement provides that prior to the mailing of this Joint Proxy Statement/Prospectus, Metropolitan Partners will appoint an exchange agent for the purpose of paying the merger consideration, and Metropolitan Partners will make available to the exchange agent, as required under the merger agreement, the cash and securities certificates for such purpose. The merger agreement provides that Metropolitan Partners will mail a form of election with or at substantially the same time as this Joint Proxy Statement/Prospectus to each holder of Tower common stock and Tower OP units on the Tower record date. The form of election is to be used by each such holder who wishes to elect to receive cash for such holder's shares of Tower common stock or Tower OP units, as the case may be, subject to proration. Forms of election, together with certificates for the shares of Tower common stock, if any, to which such form of election relates, must be received by the exchange agent by 5:00 p.m., Eastern time, on the business day before the Tower special meeting. Any form of election not properly completed or not properly accompanied by the electing Tower stockholder's stock certificates shall be treated by the exchange agent as an election to receive either (a) .8364 of a share of Reckson class B common stock if Reckson stockholders approve the share issuance proposal for each share of Tower common stock or Tower OP unit, as the case may be, to which such form of election relates, or (b) .5725 of a share of Reckson class B common stock and $7.2565 principal amount of Reckson OP 7% notes if Reckson stockholders do not approve the share issuance proposal. Promptly after the closing of the merger, Metropolitan Partners will cause the exchange agent to send each holder of Tower common stock, other than such holders of Tower common stock who validly submitted a form of election to the exchange agent prior to the Tower special meeting, a letter of transmittal for use in such exchange and instructions explaining how to surrender certificates to the exchange agent. Holders of Tower common stock whose shares are converted into the right to receive the merger consideration and who surrender their certificates to the exchange agent, together with a properly completed and signed form of election or letter of transmittal, as the case may be, will receive the merger consideration. Holders of unexchanged shares of Tower common stock will not be entitled to receive any dividends, interest payments or other distributions payable by Reckson on the Reckson class B common stock and Reckson OP 7% notes, if any, into which such shares have been converted as of the closing of the merger until their certificates are surrendered. Upon surrender, however, such holders will receive accumulated dividends and distributions, without interest, payable on the related shares of Reckson class B common stock and accrued interest on the Reckson OP 7% notes subsequent to and in respect of a record date after the closing of the merger, together with cash in lieu of fractional shares. Tower stockholders who do not surrender their stock certificates prior to the first anniversary of the closing of the merger may lose the right to receive the merger consideration.


PRORATION OF SHARES


    Under the terms of the merger agreement, 25% of the aggregate outstanding shares of Tower common stock and outstanding Tower OP units, treated as equivalents, will be converted into the right to receive cash in the transaction, and 75% of the aggregate outstanding shares of Tower common stock and outstanding Tower OP units, treated as equivalents, will be converted into the right to receive Reckson class B common stock and, if Reckson stockholders do not approve the share issuance proposal, Reckson OP 7% notes in the transaction. As a result, the amount of cash a Tower stockholder making a cash election will receive in the merger, and the amount of Reckson class B common stock and, if Reckson stockholders do not approve the share issuance proposal, the Reckson OP 7% notes a Tower stockholder not making a cash election will receive in the merger, are subject to proration based on the total number of shares of Tower common stock and Tower OP units for which a cash election is made. To the extent that cash elections made by Tower stockholders and Tower OP unitholders would otherwise result in more than 25% of the aggregate outstanding shares of Tower common stock and Tower OP units being converted into the right to receive cash consideration in the transaction, then each Tower stockholder and Tower OP unitholder making a cash election will have the amount of cash it receives reduced pro rata with other holders making a cash election, and will receive, in lieu of the foregone cash consideration, Reckson class B common stock and, if Reckson stockholders do not approve the share issuance proposal, Reckson OP 7% notes. Conversely, to the extent that cash elections made by Tower stockholders and Tower OP unitholders would otherwise result in less than 25% of the aggregate outstanding shares of Tower common stock and Tower OP units being converted into the right to receive cash in the transaction, then each Tower stockholder and Tower OP unitholder not making a cash election will have the amount of Reckson class B common stock and, if Reckson stockholders do not approve the share issuance proposal, Reckson OP 7% notes it receives reduced pro rata with other holders not making a cash election, and will receive, in lieu of the foregone securities, cash. For purposes of this proration, Reckson class B common stock will be substituted at a rate of one share for each $27.50 of reduction in cash consideration and, if applicable, Reckson OP 7% notes will be substituted at a rate of $1.00 in face amount for each $1.00 reduction in cash consideration.

    The 75% cap discussed above excludes the additional Reckson OP 7% notes that will be issued to all Tower stockholders and Tower OP unitholders in the event the Reckson board of directors withdraws or amends or materially modifies its approval or recommendation to approve the share issuance proposal and Reckson stockholders do not approve such proposal.

SPECIAL DIVIDEND


    Tower may declare a special dividend to its stockholders of record as of the last business day before the closing date, which will be at a rate equal to Tower's most recent quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the closing date, and divided by 91. The special dividend may be increased to the extent that Tower reasonably determines that such increase is necessary to allow Tower to qualify as a REIT for the taxable year ended December 31, 1997, December 31, 1998 or its taxable year ending on the closing date. An equivalent distribution will concurrently be made by Tower OP. The litigation trust discussed under "--Release of Litigation; Litigation Trust" will initially be funded by reducing this special dividend by up to four million dollars and contributing such amount to the litigation trust.


STOCK OPTIONS


    The merger agreement provides that, as of the time of the merger, each Tower stock option outstanding under any employee or director stock option or compensation plan or arrangement of Tower, whether or not then vested or exercisable, will become fully exercisable and vested and each such Tower stock option will, subject to obtaining any required consent, be cancelled. In consideration of such cancellation, Tower will pay each such holder of Tower stock options an amount in cash equal to the product of (1) the excess, if any, of $23.00 over the exercise price of such Tower stock option and (2) the number of shares of Tower common stock subject to such Tower stock options. Since all Tower stock options have an exercise price of $26.00, no holder of Tower stock options will receive any payment for their Tower stock options.


MATERIAL COVENANTS

INTERIM OPERATIONS OF TOWER

    From the date of execution of the merger agreement until the closing of the merger, Tower and its subsidiaries are required to conduct their business in the ordinary course substantially consistent with past practice and to use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their officers and employees. In general, during this period, neither Tower nor any of its subsidiaries may, without Reckson's prior written consent, take any of the following actions, among others:


    - make or rescind any express or deemed election relative to taxes unless required by law or necessary to preserve Tower's status as a REIT, the status of any noncorporate subsidiary of Tower as a partnership for Federal income tax purposes, or as a qualified REIT subsidiary as defined under the Internal Revenue Code, as the case may be;


    - declare, set aside or pay any dividend, other than regular quarterly dividends, the special dividend described above under "--Merger Consideration; Election and Conversion of Shares of Tower Common Stock and Tower OP Units; Fractional Shares; Special Dividend" or regular distributions pursuant to the limited partnership agreement of Tower OP or as necessary to maintain REIT status;

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    - issue or sell shares of Tower common stock or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire any such shares of Tower common stock;

    - make any capital expenditures in excess of $100,000 or enter into any commitments for any such expenditure, whether or not set forth in the budget, except in specified instances;

    - acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any commitment, including any lease or amendment thereto, for the acquisition of any real property or other transaction involving payments to or by Tower in excess of $75,000 or which is not included in the budget;

    - encumber assets or commence construction of, or enter into any commitment to develop or construct, other real estate projects;

    - amend its organizational documents;

    - grant options or other rights or commitments relating to any Tower securities, or any other security the value of which is measured by shares of Tower common stock, or any security subordinated to the claim of its general creditors;

    - pay, discharge or satisfy claims, liabilities or obligations whether absolute, accrued, asserted, contingent or otherwise; settle any tax certiorari proceeding with respect to Tower without the written consent of Reckson and Metropolitan Partners;

    - incur, assume or guarantee by Tower or any subsidiary of Tower any indebtedness for borrowed money, except in connection with permitted acquisitions and dividends;

    - except in connection with a transaction permitted by the budget, create or assume by Tower or any subsidiary of Tower any lien on any asset other than certain permitted liens and liens which, in the aggregate, do not have and could not reasonably be expected to have a material adverse effect on Tower and its subsidiaries, taken as a whole;

    - grant any severance or termination pay, enter into any employment, deferred compensation or other similar agreement or any amendment to any such existing agreement, increase the benefits payable under any existing severance or termination pay policies or employment agreement, increase the compensation, bonus or other benefits payable or adopt any new plan, program or arrangement;

    - complete, or enter into any agreement or agreement in principle with respect to or take any steps to facilitate, any acquisition of stock or assets or operations of another entity, other than any acquisition by Tower in respect of which the cash consideration paid by Tower is less than $100,000 individually and for all such transactions taken together, the aggregate cash consideration paid by Tower is less than $1,000,000;

    - sell, lease or amend any existing lease, mortgage, subject to lien or otherwise dispose of any real property in excess of 7,500 square feet, unless in the budget; make any loans, advances or capital contributions to, or investments in, any other person; and

    - acquire or enter into any option or agreement to acquire any real property or other transaction involving in excess of $100,000 which is not included in the budget; or authorize, agree to or commit to take any of the foregoing actions.

SPECIAL MEETINGS; PROXY MATERIAL


    Reckson has agreed, in accordance with applicable law and its organizational documents, to cause the Reckson special meeting to be duly called and held as promptly as practicable for the purpose of voting on the share issuance proposal and Tower has agreed, in accordance with applicable law and its organizational documents, to cause the Tower special meeting to be duly called and held as promptly as practicable for the purpose of voting on the approval and adoption of the merger and the merger agreement. In connection with the Reckson special meeting and the Tower special meeting, Reckson and Tower, subject to the duties of their respective boards of directors agreed to, (a) promptly prepare and file with the SEC, use their reasonable best efforts to have cleared by the SEC and thereafter mail to stockholders of Reckson on the one hand, and to the stockholders of Tower on the other hand, as promptly as practicable, a joint proxy statement and a form of joint proxy, in connection with the vote of Reckson's stockholders on the one hand, and Tower's stockholders on the other hand, with respect to, in the case of Reckson, the share issuance proposal, and, in the case of Tower, the merger and the merger agreement, (b) use their reasonable best efforts to obtain the necessary approvals by their respective stockholders of the share issuance approval, in the case of Reckson and the merger and the merger agreement and the transactions contemplated thereby, in the case of Tower, and (c) otherwise materially comply with all legal requirements applicable to the Reckson special meeting and the Tower special meeting.

NO SOLICITATION BY TOWER


    The merger agreement provides that, from the date of execution of the merger agreement until the termination thereof, Tower will not directly or indirectly, through advisors, agents or other intermediaries, and Tower will use its reasonable best efforts to ensure that Tower's respective officers, directors, advisors, representatives or other agents will not, directly or indirectly, (a) solicit, initiate or encourage any Acquisition Proposal or (b) engage in discussions or negotiations other than to disclose the provisions of the merger agreement with, or disclose any non-public information relating to Tower or its subsidiaries or afford access to Tower's or its subsidiaries' properties, books or records to, any person that has made, or indicated interest in making, an Acquisition Proposal. Notwithstanding the foregoing, Tower may furnish information and participate in negotiations and discussions and enter into agreements regarding an Acquisition Proposal with a third party ("Acquisition Agreements") if the Tower board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would present a reasonable risk of a breach of the duties of the Tower board of directors under applicable law.


    In addition, prior to approving or recommending an Acquisition Proposal or entering into an Acquisition Agreement or withdrawing, amending or modifying its recommendation that Tower's stockholders vote to approve and adopt the merger and the merger agreement, Tower shall (A) notify Reckson in writing that it intends to approve, recommend or accept such Acquisition Proposal or enter into such Acquisition Agreement or withdraw, amend or modify its current recommendation, and (B) attach the most current version of any such Acquisition Proposal or Acquisition Agreement to such notice.

    Pursuant to the merger agreement, Tower has agreed to immediately terminate discussions, if any, with all third parties relating to an Acquisition Proposal. The merger agreement does not prohibit Tower or the Tower board of directors from taking and disclosing to Tower's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Exchange Act Rules 14d-9 and 14e-2(a), if failure to so disclose would be inconsistent with its obligations under applicable law, or to make any other disclosures required in its judgment by applicable law.

DIRECTOR AND OFFICER LIABILITY

    Pursuant to the merger agreement, Metropolitan Partners has agreed that (a) it will exculpate and indemnify each current or former officer, director, employee or agent of Tower or any of its subsidiaries in the same manner as provided to such parties by Tower immediately prior to the time of closing in Tower's charter and bylaws or in its partnership, operating or similar agreement or in an agreement between any such indemnified party and Tower or any of Tower's subsidiaries, in each case as in effect on the date the merger agreement was executed; (b) for six years and ninety days after the closing of the merger, it will indemnify and hold harmless the indemnified parties to the fullest extent permitted by law against all losses, expenses, claims, damages, liabilities, judgments or amounts paid in settlement with respect to any threatened, pending or contemplated claim, action, suit or proceeding and advance to such indemnified parties all costs incurred in connection therewith; and (c) for three years and ninety days after the closing of the merger, it will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the closing of the merger covering each such person currently covered by Tower's officers' and directors' liability insurance policy on terms no less favorable than those of such policy in effect on the date of the merger agreement, subject to a limit on premiums of $266,000 per year. Reckson has unconditionally guaranteed the obligations of Metropolitan Partners described in this paragraph. Director and officer liability arrangements are more fully described under "Interests of Tower Officers and Directors in the Merger and Related Matters-- Indemnification and
Insurance" on page   .


REASONABLE BEST EFFORTS

    Each party has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the transactions contemplated by the merger agreement. In addition, Tower has agreed to use its reasonable best efforts to obtain The Carlyle Group's consent to transfer Tower's interest in 2800 Associates, L.P.

OTHER MATERIAL COVENANTS

    The merger agreement contains mutual covenants of the parties, including covenants relating to: public announcements; notification; access to information; further assurances; employee matters; cooperation in connection with governmental and regulatory filings and in obtaining consents and approvals; and confidential treatment of non-public information.


    The merger agreement also contains covenants of Reckson, including covenants requiring Reckson to: use reasonable best efforts to (a) list the Reckson class B common stock to be issued in connection with the merger and the shares of Reckson common stock issuable upon conversion of the Reckson class B common stock on the New York Stock Exchange prior to the closing of the merger and (b) list the Reckson OP 7% notes to be issued in connection with the merger in the event Reckson's stockholders do not approve the share issuance proposal on the American Stock Exchange, Inc.; to prepare and file with the SEC a registration statement on Form S-4; to vote all shares of Tower common stock beneficially owned by it in favor of approval and adoption of the merger and the merger agreement at the Tower special meeting; and to guarantee the performance of Metropolitan Partners, subject to certain exceptions, under the merger agreement. The parties have since agreed to have the Reckson OP 7% notes listed on the New York Stock Exchange rather than the American Stock Exchange.


MATERIAL REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary reciprocal representations and warranties by each of Tower, Reckson, Reckson OP and Metropolitan Partners relating to, among other things:

    - due organization and good standing;

    - corporate authorization to enter into the contemplated transactions;

    - governmental approvals required in connection with the contemplated transactions;

    - absence of any breach of organizational documents and material agreements as a result of the contemplated transactions;

    - capitalization;

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
    - authorization, execution, delivery and performance and enforcement of required consents, approvals, orders and authorizations of governmental authorities relating to the merger agreement;

    - filings with the SEC;

    - financial statements;

    - information included in this Joint Proxy Statement/Prospectus;

    - absence of changes since September 30, 1998 that would have a material adverse effect;

    - taxes;

    - receipt of an opinion of their respective financial advisors;

    - the stockholder vote required;

    - the recommendation of their respective boards of directors;

    - compliance with the Investment Company Act of 1940;


    - compliance with the Hart-Scott-Rodino Antitrust Improvements Act; and


    - finders' fees.


"Material adverse effect" means a material adverse effect on the condition, business, assets or results of operations of Tower and its subsidiaries, taken as a whole, or Reckson and its respective subsidiaries, taken as a whole, as the case may be, that is not a result of a decline or deterioration in the economy in general or the real estate markets in which such entities operate. The parties have also agreed that no representation and warranty shall be deemed breached by reason of any facts known to Reckson or Crescent or certain related parties prior to the execution of the merger agreement or, with respect to the representations and warranties made by Tower in section 3.11 of the merger agreement, by reason of any matters relating to Tower's status as a REIT.


    In addition, Tower has made representations and warranties to Reckson regarding:

    - its subsidiaries;

    - material contracts and arrangements; and

    - the exemption of the merger from state takeover statutes.

    Each of Reckson, Reckson OP and Metropolitan Partners has also made representations and warranties to Tower with respect to:

    - compliance with laws;

    - environmental matters;

    - real property;

    - litigation;

    - ownership of investments in other companies;

    - the financing of the transaction;

    - the authorization of the issuance of the Reckson class B common stock;

    - the operations of Metropolitan Partners;

    - the surviving entity after the merger; and

    - knowledge of information related to the conduct of Tower prior to the closing of the merger.

    The representations and warranties in the merger agreement do not survive the completion of the merger.

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
CONDITIONS TO THE MERGER

CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER

    The obligations of Tower, Reckson, Reckson OP and Metropolitan Partners to complete the merger are subject to the satisfaction or, to the extent permitted under applicable law, waiver of the following conditions:

    - the approval and adoption of the merger and the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Tower common stock;

    - there being no applicable law or regulation, judgment, injunction, order or decree prohibiting the consummation of the merger;

    - no action or proceeding by any governmental entity having been commenced and pending, or, to the knowledge of the parties, threatened, against Tower, Reckson, Reckson OP or Metropolitan Partners or any of their respective affiliates, partners, associates, officers or directors, or any officers or directors of such partners, that seeks to prevent or delay the transactions contemplated by the merger agreement or that challenges any of the terms or provisions of the merger agreement or that seeks material damages in connection therewith;

    - the Form S-4 registration statement of which this Joint Proxy Statement/Prospectus is a part having become effective under the Securities Act and not being subject to any stop order or related proceedings by the SEC, and any material "blue sky" and other applicable state securities laws necessary to register and qualify (1) (a) the shares of Reckson class B common stock assuming that the share issuance proposal is obtained and (b) the shares of Reckson class B common stock, Reckson OP 7% notes and related guarantees to be issued assuming the share issuance proposal is not obtained and, with respect to clauses (a) and (b) above, the shares of Reckson common stock issuable upon conversion of the Reckson class B common stock following the merger having been complied with and
      (2) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder; and

    - the shares of Reckson class B common stock to be issued in the merger and the shares of Reckson common stock issuable upon conversion of such Reckson class B common stock having been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

CONDITIONS TO THE OBLIGATIONS OF TOWER

    The obligations of Tower to effect the merger are further subject to the satisfaction, or, to the extent permitted by applicable law, waiver of the following conditions:

    - the performance in all material respects by Reckson, Reckson OP and Metropolitan Partners of each of their respective agreements and covenants contained in or contemplated by the merger agreement that are required to be performed by it at or prior to closing of the merger pursuant to the terms of the merger agreement, except for such failures of performance as would not impair in any non-DE MINIMIS respect the value of Reckson, Reckson OP and Metropolitan Partners, taken together;


    - the representations and warranties of Reckson, Reckson OP and Metropolitan Partners contained in the merger agreement being true and correct in all respects as of the closing of the merger, it being understood that for purposes of consummating the merger, all representations and warranties shall be interpreted without giving effect to the words "materially" or "material" individually or as it appears in the term "material adverse effect" or qualifications or exceptions based on such words, except:


       - to the extent such representations and warranties refer to an earlier date, in which case they shall be true in all respects as of the earlier date,

       - as otherwise contemplated by the merger agreement,

       - as may result from any actions or transactions by or involving Tower or any of its affiliates, and

       - to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have a material adverse effect; an aggregate effect or impact involving $40 million or more will be deemed to have or constitute a material adverse effect and an aggregate effect or impact will not be deemed to have or constitute a material adverse effect unless it involves $40 million or more;

    - Tower having received a bring-down opinion of Brown & Wood LLP, counsel to Reckson, dated as of the time of the merger, covering the period through the closing of the merger and otherwise substantially in the form of its opinion delivered to Tower on December 8, 1998; and

    - the Tower articles supplementary shall be duly and validly filed with the State Department of Assessment and Taxation of Maryland.


    On December 9, 1998, the State Department of Assessments and Taxation of Maryland received and accepted for record the Tower articles supplementary described in the last bullet point above.


CONDITIONS TO THE OBLIGATIONS OF RECKSON AND METROPOLITAN PARTNERS

    The obligations of Reckson and Metropolitan Partners to effect the merger are further subject to the satisfaction or, to the extent permitted by applicable law, waiver of the following conditions:

    - the performance in all material respects by Tower of its agreements and covenants contained in or contemplated by the merger agreement that are required to be performed by it at or prior to the closing of the merger pursuant to the terms of the merger agreement, except for such failures of performance as would not impair in any non-DE MINIMIS respect the value of Tower;


    - the representations and warranties of Tower contained in the merger agreement being true and correct in all respects as of the closing of the merger, it being understood that for purposes of consummating the merger, all representations and warranties shall be interpreted without giving effect to the words "materially" or "material" individually or as it appears in the term "material adverse effect" or qualifications or exceptions based on such words, except:


       - to the extent such representations and warranties refer to an earlier date, in which case they shall be true in all respects as of the earlier date,

       - as otherwise contemplated by the merger agreement,

       - as may result from any actions or transactions by or involving Reckson or Metropolitan Partners or any of their affiliates, and


       - to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have a material adverse effect; an aggregate effect or impact involving $40 million or more will be deemed to have or constitute a material adverse effect and an aggregate effect or impact will not be deemed to have or constitute a material adverse effect unless it involves $40 million or more;

    - Reckson having received a certificate of Battle Fowler LLP, counsel to Tower, stating that nothing has come to the attention of Battle Fowler LLP which would cause it to revoke, rescind or modify in any material respect its opinion relating to the qualification of Tower as a REIT, delivered to Reckson and its counsel concurrently with the execution of the merger agreement; PROVIDED, HOWEVER, that the foregoing condition shall be deemed satisfied if the only reason that it would not otherwise be satisfied is the failure of that certain letter from Reckson to Tower dated December 8, 1998, in which Reckson made representations to Tower relating to the impact of Reckson's preferred stock investment in Tower on Tower's status as a REIT, to be true and correct at all times since the execution thereof; and

    - those consents, authorizations, orders and approvals of, or filings or registration with, any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of the merger agreement by Tower, excluding the financing agreements related to the properties located at or known as Corporate Center and 2800 North Central Avenue having been obtained or made.

TERMINATION OF THE MERGER AGREEMENT

RIGHT TO TERMINATE

    The merger agreement provides that it may be terminated at any time prior to the time of the merger as follows:

    (1) by mutual written consent of Tower, Reckson, Reckson OP and Metropolitan Partners;

    (2) by either Tower, on the one hand, or Reckson, Reckson OP or Metropolitan Partners, on the other hand, if:

       (a) the merger has not been completed by May 31, 1999, or such other date as the parties may have agreed upon, but no party may terminate if its breach is the reason that the merger has not been completed; or

       (b) any law or regulation makes consummation of the merger illegal or any judgment, injunction, order or decree enjoining Tower, Reckson, Reckson OP or Metropolitan Partners from consummating the merger is entered and such judgment, injunction, order or decree has become final and non-appealable;

    (3) by either Tower, on the one hand, or Metropolitan Partners, on the other hand, if the holders of a majority of the outstanding shares of Tower common stock fail to approve and adopt the merger and the merger agreement at the Tower special meeting;

    (4) by Metropolitan Partners if, prior to the Tower special meeting, the Tower board of directors:

       (a) has withdrawn or modified or amended, or publicly announced its intention to withdraw, in a manner adverse to Metropolitan Partners its approval or recommendation of the merger;

       (b) makes any recommendation with respect to any Acquisition Proposal other than a recommendation to reject such Acquisition Proposal;

       (c) enters into any agreement which would result in consummation of an Acquisition Proposal other than the merger; or

       (d) resolves to do any of the foregoing;

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
    (5) by Metropolitan Partners if:


       (a) Reckson shall have notified Tower in writing on or before December 30, 1998 that it approved the schedule required by Section 856(c)(6)(A) of the Internal Revenue Code, and Tower shall have failed to file the amended Federal income tax return for its taxable year ending December 31, 1997 and the schedule for such taxable year on or before December 31, 1998 in accordance with the merger agreement, PROVIDED, HOWEVER, that the termination right described in this clause (a) can be exercised by Metropolitan Partners only on or before January 31, 1999, or



       (b) if, pursuant to the merger agreement, Reckson shall have notified Tower in writing on or before December 30, 1998 that it did not approve the schedule, and either (1) Tower shall have failed to file the amended return and the schedule on or before January 25, 1999 in accordance with the merger agreement or (2) Tower shall have filed the amended return and the schedule on or before January 25, 1999 in accordance with the merger agreement, but the schedule as filed was prepared in a fraudulent manner; PROVIDED, HOWEVER, that the termination right described in this clause (b) could have been exercised by Metropolitan Partners only on or before February 24, 1999;


    (6) by Reckson, Reckson OP or Metropolitan Partners:

       (a) upon a material breach of any covenant or agreement of Tower set forth in the merger agreement, except for that covenant discussed in the preceding clause, which remains uncured for 20 business days after notice of such breach has been delivered to Tower by Reckson, Reckson OP or Metropolitan Partners, or


       (b) if any representation or warranty of Tower shall become untrue, in either case such that either of the conditions set forth in the first two bullet points above under "--Conditions to the Merger; Conditions to the Obligations of Reckson and Metropolitan Partners" would be incapable of being satisfied;


    (7) by Tower:

       (a) upon a material breach of any covenant or agreement of any of Reckson, Reckson OP or Metropolitan Partners set forth in the merger agreement which remains uncured for 20 business days after notice of such breach has been delivered by Tower to Reckson, Reckson OP and Metropolitan Partners, or


       (b) if any representation or warranty of Reckson or Metropolitan Partners shall become untrue, in either case such that either of the conditions set forth in the first two bullet points above under "--Conditions to the Merger; Conditions to the Obligations of Tower" would be incapable of being satisfied;


    (8) by Tower, if its board of directors determines to accept an Acquisition Proposal in accordance with the provisions described above under "--Material Covenants; No Solicitation by Tower" and if it pays the fee described below under "--Fees and Expenses; Termination Fee"; or

    (9) by Tower, if Reckson fails to deliver to Crescent timely funding notices requiring Crescent to make a $75 million contribution into escrow at or prior to the closing of the merger.


    On December 30, 1998, Reckson approved the schedule described in clause (5) above. On December 31, 1998, Tower filed the amended return and schedule with the Internal Revenue Service.


EFFECT OF TERMINATION

    Except for any breach of the merger agreement by any party thereto (which breach and subsequent liability are not affected by the termination of the merger agreement), if the merger agreement is

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
validly terminated, no provision thereof shall survive except for the provisions relating to the effect of termination; fees and expenses; confidentiality; survival of representations and warranties; and Tower's operations as a REIT, and the merger agreement shall become void and of no effect with no liability on the part of any of the parties thereto. The confidentiality agreement entered into between Tower and Reckson as of April 20, 1998 will continue in effect notwithstanding termination of the merger agreement.

    In addition, Metropolitan Partners has agreed that neither Tower nor its directors, officers, employees, representatives or agents, nor any person who shall make an Acquisition Proposal, shall be deemed, by reason of the making of such proposal, to have tortiously or otherwise wrongfully interfered with or caused a breach of the merger agreement, or other agreements, instruments and documents executed in connection with the merger agreement, or the rights of Metropolitan Partners or any of its affiliates.

FEES AND EXPENSES

TERMINATION FEE


    Reckson will receive a termination fee if the merger agreement is terminated:



    (1) in the circumstances described in paragraph (3) or (8) under "--Termination of the Merger Agreement; Right to Terminate" above;


    (2) pursuant to Tower's stockholders failing to approve and adopt the merger agreement and the merger at the Tower special meeting and at the time of such stockholder vote, an alternative acquisition proposal had been publicly announced and not withdrawn, terminated or lapsed which provides greater consideration per share to the stockholders of Tower than the merger consideration and which is reasonably capable of being financed by the person making such acquisition proposal; or


    (3) pursuant to Tower's stockholders failing to approve and adopt the merger agreement and the merger at the Tower special meeting, in circumstances in which the situation described in paragraph (2) immediately above does not apply.


    The termination fee which Reckson may be entitled to receive is exclusive of all other remedies for those particular events, and will be an amount equal to the lesser of:

    (x) (a) $15 million in the case of paragraph (1) above, (b) $7.5 million in the case of paragraph (2) above and (c) $3.5 million in the case of paragraph (3) above plus, in the case of a termination fee payable pursuant to paragraph (1) or (2) above, an expense amount (as described below), and


    (y) the maximum amount that can be paid to the party entitled to the termination fee in the year in which the merger agreement is terminated and in all relevant taxable years thereafter without causing it to fail to meet the REIT income requirements under the Internal Revenue Code.


    Tower's obligation to pay any unpaid portion of a termination fee unpaid as a result of Reckson's limitation under clause (y) above shall terminate on December 8, 2001 and Tower shall have no obligation to make any further payments. An expense amount relating to the termination fees described in clauses (x)(a) and (x)(b) above shall be equal to the actual, direct out-of-pocket expenses incurred by the party entitled to the termination fee in connection with the transactions contemplated by the merger agreement; PROVIDED THAT in no event shall the expense amount payable to Reckson relating to such termination fee exceed $1.75 million.

    In addition, in the event of a suit by any party to the merger agreement for a breach of the merger agreement, the prevailing party will be entitled to actual, out-of-pocket litigation expenses incurred by such prevailing party in such action.

RELEASE OF LITIGATION; LITIGATION TRUST

    In connection with the merger, Tower, Crescent and Reckson and Metropolitan Partners entered into agreements to release each other, concurrently with the execution of the merger agreement, from all claims arising from or relating to the Prior Merger Agreement. If Crescent, however, fails to fully fund a $75 million capital contribution to Metropolitan Partners, assuming the conditions for such funding are met, the releases between Tower and Crescent terminate and the Tower board of directors may establish a litigation trust for the purpose of pursuing the resulting litigation against Crescent. If the Tower board of directors determines to establish a litigation trust in such circumstance, the following shall occur:

    - Holders of Tower common stock and Tower OP units at the time of the merger will receive one contingent payment right in the litigation trust for each of their shares of Tower common stock or Tower OP units, which will entitle such holders to their PRO RATA portion of any amounts received by the litigation trust or otherwise in the litigation trust, net of expenses;

    - The litigation trust will initially be funded by reducing the special dividend which Tower has the right to pay its stockholders under the merger agreement by up to $4 million and contributing such amount to the litigation trust (see "--Merger Consideration; Election and Conversion of Shares of Tower Common Stock and Tower OP Units; Fractional Shares; Special Dividend" above);

    - The litigation trust will be managed by trustees designated by the Tower board of directors; and

    - Metropolitan Partners, Reckson and Reckson OP and their respective affiliates will fully cooperate with the litigation trust and its representatives in pursuing all related litigation against Crescent; however, Metropolitan Partners, Reckson and Reckson OP do not have any obligation to take any action in connection with this litigation trust requiring it to incur non-DE MINIMIS out-of-pocket expenses.

    In the event Crescent fails to fully fund the $75 million capital contribution to Metropolitan Partners, Reckson will still be obligated to complete the merger, subject to the conditions of the merger agreement.

AMENDMENTS; MODIFICATION; WAIVER

    Any provision of the merger agreement may be amended, modified or waived prior to the closing of the merger only if the amendment or waiver is in writing and signed, in the case of an amendment, by Tower, Reckson, Reckson OP and Metropolitan Partners, or in the case of a waiver, by the party against whom the waiver is to be effective; after the approval by Tower stockholders of the merger in accordance with the merger agreement and transactions contemplated thereby, however, no amendment or waiver may be made except as allowed under applicable law.

                   METROPOLITAN PARTNERS' INVESTMENT IN TOWER

    On December 8, 1998, Metropolitan Partners purchased 2,169,197 shares of series A convertible preferred stock, par value $.01 per share, liquidation preference $18.44 per share, of Tower for an aggregate purchase price of $40 million. In connection with this sale of securities, Tower entered into a registration rights agreement with Metropolitan Partners that provides registration rights with respect to such shares of Tower series A preferred stock. The Tower series A preferred stock will initially have a per share distribution equal to the per share distribution on the Tower common stock which is currently $1.69 annually, resulting in a yield of 9.16%. Prior to a termination of the merger agreement, the Tower series A preferred stock is not redeemable or convertible and has no voting rights.

    If the merger agreement is terminated:

    - Tower series A preferred stock will have an annual cumulative distribution of $1.844 per share.

    - Holders of Tower series A preferred stock may generally convert it, in whole or in part, to Tower common stock on a one-for-one basis. However, the exchange notes may be adjusted for stock splits, combinations and other action, or distributions that dilute the economic rights of the Tower common stock issuable upon conversion of the Tower series A preferred stock.

    - Tower will have the right to redeem the Tower series A preferred stock, at a price equal to the liquidation preference plus accrued and unpaid dividends, during the 120 days following termination of the merger agreement and at any time after December 9, 2002.

    - If the dividends payable on the Tower series A preferred stock are in arrears for six consecutive periods, then the holders of the Tower series A preferred stock shall have the right to elect two additional directors to the Tower board of directors, as described in the Tower charter.

    Furthermore, in the event the merger agreement is terminated, in addition to the termination fees payable under the merger agreement the following arrangements have been agreed to by Tower, Reckson and Metropolitan Partners:

    - Metropolitan Partners will forfeit to Tower 75% of the shares of Tower series A preferred stock purchased in the event that a court issues a final, nonappealable judgment that:

       (a) Reckson and Metropolitan Partners are obligated to complete the merger but have breached their respective covenants to do so; or


       (b) Reckson and Metropolitan Partners failed to use their reasonable best efforts to take all actions necessary to register with the SEC the offering of the Reckson class B common stock and the Reckson OP 7% notes or to list the Reckson class B common stock, and the underlying common stock into which it is exchangeable, on the New York Stock Exchange; or


       (c) Reckson failed to use its reasonable best efforts to obtain the approval of Reckson stockholders of the share issuance proposal.

    - Tower will pay Metropolitan Partners $30 million in cash in the event that a court issues a final non-appealable judgment that:

       (a) Tower is obligated to complete the merger but has breached its covenant to do so; or

       (b) Tower failed to use its reasonable best efforts to take all actions necessary to obtain the approval and adoption of the merger and the merger agreement by the Tower stockholders or assist in registering with the SEC the offering of the Reckson class B common stock and the Reckson OP 7% notes.

    In connection with its acquisition of the Tower series A preferred stock, Metropolitan Partners agreed to certain limitations on its and its affiliates' ability, following the termination of the merger agreement until December 8, 2003, to transfer the shares of Tower series A preferred stock, or any Tower common stock into which it has been converted. Metropolitan Partners also agreed that during such period, it would be subject to certain customary standstill restrictions.

    For a discussion of the terms of the Tower series A preferred stock, see "Description of Tower Preferred Stock."

REGISTRATION RIGHTS

    In connection with the Stock Purchase Agreement and sale of Tower series A preferred stock to Metropolitan Partners, Tower and Metropolitan Partners entered into a registration rights agreement, dated as of December 8, 1998, providing Metropolitan Partners with registration rights with respect to the shares of series A preferred stock purchased from Tower and the shares of Tower common stock issuable upon conversion thereof.

    Metropolitan Partners, as a holder of such shares of series A preferred stock and shares of Tower common stock issuable upon conversion of such shares is entitled to three demand registrations and unlimited piggyback registrations, however, no piggyback registrations will be permitted on a shelf registration effected by Tower where the proposed methods of distribution under such shelf registration do not including underwritten offerings. Metropolitan Partners is permitted to request shelf registrations as well as underwritten registrations. A registration pursuant to a demand request must be effective only for 90 days, except in the case of a shelf registration which must be effective only for 120 days. These registration rights are transferable to up to five third parties, but such transferees shall not be entitled to piggyback registration rights unless the number of shares such transferee seeks to have included in such piggyback registration exceeds, assuming conversion of such shares of Tower series A preferred stock into Tower common stock, one percent of the outstanding shares of Tower common stock at such time.

    Tower shall pay expenses with respect to the three demand registrations. The managing underwriters for any demand registration shall be either Merrill Lynch or Salomon Smith Barney, or such other underwriter as Tower and Metropolitan, or its permitted transferees, may agree.

    The registration rights agreement terminates upon the earlier of (a) ten years, (b) the later of five years or such time as the three demand registrations have been effected or (c) at such time that no holder owns more than one percent of the outstanding Tower common stock; however, so long as demand registrations are available, the registration rights agreement will not terminate unless Metropolitan Partners and its affiliates beneficially own, collectively, less than .5% of the outstanding Tower common stock.

                              THE SPECIAL MEETINGS

PURPOSE; TIME AND PLACE

RECKSON

    This Joint Proxy Statement/Prospectus is being furnished to holders of Reckson common stock in connection with the solicitation of proxies by the Reckson board of directors for use at the Reckson special meeting, to be held at
[  ]:00 a.m. (Eastern time) on [            ], 1999, at the Omni, 333 Earle
Ovington Boulevard, Mitchel Field, New York and any adjournments or postponements of the meeting, to consider and vote upon the proposal to issue only Reckson class B common stock as the non-cash portion of the merger consideration and to transact such other business as may properly come before the Reckson special meeting or any adjournments or postponements of the Reckson special meeting. Reckson is seeking stockholder approval of the share issuance proposal to comply with the requirements of the New York Stock Exchange that govern the listing of the Reckson common stock on the exchange. The rules of the New York Stock Exchange require stockholder approval of transactions that result in the issuance of a number of shares of common stock of a listed company equal to or in excess of 20% of the number of shares of common stock of the company outstanding prior to the transaction. Approval of the share issuance proposal by Reckson stockholders is not required by the Maryland General Corporation Law or by Reckson's charter or bylaws, nor is such approval required to complete the merger.

    Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Reckson common stock is accompanied by a form of proxy for use at the Reckson special meeting.

TOWER


    This Joint Proxy Statement/Prospectus is also being furnished to holders of Tower common stock in connection with the solicitation of proxies by the Tower board of directors for use at the Tower special meeting which will be held at
[  ]:00 a.m. (Eastern time) on [      ,         ,] 1999 at the Hotel
Inter-Continental New York, 111 East 48th Street, New York, New York. At the Tower special meeting, holders of Tower common stock will be asked to consider and vote upon approval of the merger in accordance with the merger agreement and the transactions contemplated by the merger agreement and to consider such other matters as may properly come before the Tower special meeting.


    Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Tower common stock is accompanied by a form of proxy for use at the Tower special meeting.

    This Joint Proxy Statement/Prospectus is also furnished to stockholders of Tower and Tower OP unitholders as a prospectus in connection with the issuance by Reckson of shares of Reckson class B common stock and, if Reckson stockholders do not approve the share issuance proposal, Reckson OP 7% notes, in each case, pursuant to the merger agreement.

RECOMMENDATIONS

RECKSON

    THE RECKSON BOARD OF DIRECTORS (A) HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND CONSUMMATION OF THE MERGER CONTEMPLATED THEREBY, (B) BELIEVES THAT THE TERMS OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE ADVISABLE AND IN THE BEST INTERESTS OF RECKSON AND ITS STOCKHOLDERS AND (C) RECOMMENDS THAT THE HOLDERS OF RECKSON COMMON STOCK VOTE FOR THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

TOWER

    THE TOWER BOARD OF DIRECTORS (A) HAS APPROVED THE MERGER, THE TERMS OF THE MERGER AGREEMENT AND CONSUMMATION OF THE MERGER CONTEMPLATED THEREBY, (B) BELIEVES THAT THE TERMS OF THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE ADVISABLE, FAIR TO AND IN THE BEST

INTERESTS OF TOWER AND ITS STOCKHOLDERS AND (C) RECOMMENDS THAT THE HOLDERS OF TOWER COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER.

RECORD DATES; QUORUMS; VOTES REQUIRED

RECKSON

    The Reckson board of directors has fixed the close of business on March 15, 1999 as the record date for the determination of the holders of Reckson common stock entitled to receive notice of and to vote at the Reckson special meeting and at any adjournments or postponements of the Reckson special meeting.


    As of the Reckson record date, there were 40,053,358 shares of Reckson common stock outstanding held by approximately 421 holders of record. Each share of Reckson common stock outstanding on the Reckson record date is entitled to one vote upon each matter properly submitted at the Reckson special meeting.


    The presence, in person or by proxy, at the Reckson special meeting of holders of a majority of the shares of Reckson common stock outstanding on the Reckson record date is necessary to constitute a quorum to transact business at the Reckson special meeting. To approve the share issuance proposal, the affirmative vote of a majority of the votes cast at the Reckson special meeting is necessary and a majority of the shares of Reckson common stock entitled to vote upon the share issuance proposal must be voted at the Reckson special meeting.

    Reckson recognizes that a vote by stockholders against the share issuance proposal could be interpreted either as a vote in opposition to the merger or as expressing a preference for issuing the Reckson OP 7% notes instead of Reckson class B common stock. However, because the Reckson board of directors previously determined that entering into the merger agreement was in the best interests of Reckson and its stockholders and the obligation of Reckson to complete the merger is not conditioned upon Reckson stockholders approving the share issuance proposal, Reckson will remain contractually bound to complete the merger regardless of the outcome of the vote upon the share issuance proposal.

TOWER

    The Tower board of directors has fixed the close of business on March 12, 1999 as the record date for determining the holders of Tower common stock entitled to notice of, and to vote at, the Tower special meeting. Only holders of record of shares of Tower common stock outstanding at the close of business on the Tower record date will be entitled to notice of, and to vote at, the Tower special meeting.


    At the close of business on the Tower record date, 16,958,355 shares of Tower common stock were issued and outstanding and were held by approximately 62 holders of record. Holders of record of Tower common stock are entitled to one vote per share on any matter which may properly come before the Tower special meeting.


    The presence at the Tower special meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Tower common stock and entitled to vote on the Tower record date is necessary to constitute a quorum of the Tower common stock, which, in turn, is needed to transact business at the Tower special meeting. However, in the event that a quorum is not present at the Tower special meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

    Approval of the merger by the affirmative vote of the holders of a majority of the outstanding shares of Tower common stock is required by the Maryland General Corporation Law and the Tower charter.

SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS ENTERING INTO VOTING
  AGREEMENTS

RECKSON

    As of the Reckson record date, directors and executive officers of Reckson and their affiliates beneficially owned an aggregate of 1,151,154 shares of Reckson common stock, excluding shares that may be acquired within 60 days upon exercise of employee stock options, or 2.9% of the shares of Reckson common stock outstanding on the Reckson record date. The directors and executive officers of Reckson have indicated their intention to vote their shares of Reckson common stock in favor of the share issuance proposal. Three directors have entered into voting agreements that obligate them to vote a total of 888,034 shares of Reckson common stock, or 2.2% of the shares of Reckson common stock outstanding on the Reckson record date, in favor of the share issuance proposal.

    As of the Reckson record date, the directors and executive officers of Tower did not own any shares of Reckson common stock.

TOWER

    As of the Tower record date, directors and executive officers of Tower and their affiliates beneficially owned an aggregate of 506,290 shares of Tower common stock, excluding shares that may be acquired within 60 days upon exercise of Tower stock options, or 3% of the shares of Tower common stock outstanding on the Tower record date. The directors and executive officers of Tower have indicated their intention to vote their shares of Tower common stock in favor of approval of the merger. Nine principal holders of Tower common stock have executed voting agreements pledging to vote an aggregate of 2,580,230 shares of Tower common stock in favor of the merger, collectively representing approximately 15.2% of the voting power of Tower. See "The Merger Agreement-- Structure; Closing; Stockholder Approvals."

    As of Tower record date, directors and executive officers of Reckson did not own any shares of Tower common stock.

SOLICITATION OF PROXIES


    Proxies are being solicited by and on behalf of the Reckson board of directors for the Reckson special meeting and the Tower board of directors for the Tower special meeting. The cost of solicitation of proxies will be paid by Reckson for Reckson proxies and by Tower for Tower proxies. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Reckson or Tower in person or by telephone, telegram or other means of communication. Directors, officers and employees soliciting proxies will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with soliciting proxies. Arrangements have also been made with brokerage firms, banks, custodians nominees and fiduciaries for the forwarding of proxy solicitation materials to owners of Reckson common stock or Tower common stock held of record by such entities and these entities will be reimbursed by Reckson or Tower for reasonable expenses incurred in forwarding the proxy solicitation materials. Reckson has retained D.F. King & Co., Inc. and Tower has retained Innisfree M&A Incorporated to assist in the solicitation of proxies from their respective stockholders and to verify records related to the solicitations. The fees to be paid to D.F. King for such services are not expected to exceed $5,000, plus reasonable out of pocket expenses. The fees to be paid to Innisfree M&A Incorporated for such services are not expected to exceed $10,000, plus reasonable out of pocket expenses. In order to ensure sufficient representation at their special meetings, directors, officers and employees of Reckson and Tower may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay.

                STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.

ELECTION PROCEDURE


    Holders of Tower common stock or Tower OP units who wish to elect to receive cash in the merger must fill out and return an executed form of election in the envelope provided so that it is received by the exchange agent before 5:00 p.m., Eastern time, on the day before the Tower special meeting. Holders of Tower common stock must include their stock certificates with their form of election. Those holders of Tower common stock or Tower OP units who do not timely return a form of election or, in the case of holders of Tower common stock, the appropriate stock certificates with such form of election, following the completion of the merger, will receive, subject to proration if the cash election is undersubscribed or oversubscribed, either (1) .8364 of a share of Reckson class B common stock if Reckson stockholders approve the share issuance proposal or (2) .5725 of a share of Reckson class B common stock and $7.2565 principal amount of Reckson OP 7% notes, guaranteed by Reckson, if Reckson stockholders do not approve the share issuance proposal. Holders of Tower common stock must surrender their common stock certificates before they will be able to receive certificates for any Reckson securities. Holders of Tower common stock who do not surrender their certificates prior to the completion of the merger will receive instructions for the surrender and exchange of their certificates following the completion of the merger.



    Persons who become holders of Tower common stock or Tower OP units who need copies of the form of election may obtain the form of election from Innisfree M&A Incorporated by calling (888) 750-5834.


              TOWER STOCKHOLDERS MUST SEND STOCK CERTIFICATES WITH
                            THEIR FORM OF ELECTION.

VOTING OF PROXIES

    Shares of Reckson common stock and Tower common stock represented by properly executed proxies received in time for the appropriate special meeting, and not revoked, will be voted at the applicable special meeting in the manner specified by the proxies. If a proxy is properly executed but does not contain voting instructions, shares of Reckson common stock represented by the proxy will be voted FOR the share issuance proposal and shares of Tower common stock represented by the proxy will be voted FOR the approval of the merger.

    Abstentions may be specified on the proposals for both special meetings. A properly executed proxy marked "ABSTAIN" for either proposal will be counted as present for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable special meeting with respect to the indicated proposal. Since the affirmative vote of the holder of a majority of the outstanding shares of Tower common stock are required for approval by Tower stockholders of the merger, a proxy marked "ABSTAIN" with respect to the Tower proposal will have the effect of a vote against the proposal. In addition, the failure of a Tower stockholder to return a proxy will have the effect of a vote against the approval of the merger. Since the approval of the share issuance proposal requires the affirmative vote of a majority of the votes cast by Reckson stockholders and an abstention counts as a vote cast, an abstention by a Reckson common stockholder will have the effect of a vote against the Reckson proposal.


    Under New York Stock Exchange rules, brokers who hold shares in street name for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters such as the proposal for the stockholders of Reckson to approve the share issuance proposal and the proposal for the stockholders of Tower to approve the merger. Thus, absent specific instructions from the beneficial owners of shares held in street name, brokers are not empowered to vote these shares (I.E., "broker non-votes"). Since under the Tower charter, the affirmative vote of the holders of shares entitled to cast a majority of all the shares of Tower common stock outstanding on the Tower record date is required for approval of the merger, a broker non-vote on the Tower merger proposal will have the effect of a vote against the proposal. However, because a broker non-vote is not considered a vote cast for purposes of the share issuance proposal, a broker non-vote on the Reckson share issuance proposal will not count as a vote either for or against the proposal, but may prevent satisfaction of a New York Stock Exchange requirement that the total votes cast on the share issuance proposal represent over 50% in interest of all outstanding Reckson common stock.

    It is not expected that any matter other than as described in this Joint Proxy Statement/Prospectus will be brought before the special meetings; however, if other matters are properly presented, the persons authorized to vote the shares covered by a proxy will have authority to vote in accordance with their judgment on any other properly presented matter, including any proposal to adjourn or postpone a special meeting or concerning the conduct of a special meeting.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed card does not prevent a stockholder from voting in person. A stockholder may revoke a proxy at any time without condition or qualification prior to its exercise by:

    (1) delivering, prior to the Reckson special meeting, to the Secretary, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, or prior to the Tower special meeting, to the Secretary, Tower Realty Trust, Inc., 292 Madison Avenue, New York, New York 10017, as applicable, a written notice of revocation bearing a later date or time than the proxy; or

    (2) delivering, prior to the Reckson special meeting, to the Secretary of Reckson, or prior to the Tower special meeting, to the Secretary of Tower, as applicable, a duly executed proxy bearing a later date or time than the revoked proxy; or

    (3) attending and voting at the Reckson special meeting or the Tower special meeting, as applicable.

               COMPARISON OF CURRENT TOWER STOCKHOLDER RIGHTS AND
              RIGHTS OF RECKSON STOCKHOLDERS FOLLOWING THE MERGER

    The rights of Tower stockholders are currently governed by the Maryland General Corporation Law, the Tower charter and the Tower bylaws. The rights of Reckson stockholders are currently governed by the Maryland General Corporation Law, the Reckson charter and the Reckson bylaws.

    Although the following summary discusses the material differences between the rights of Tower stockholders and Reckson stockholders, it is not intended to be complete and is qualified in its entirety by reference to the Maryland General Corporation Law, the Tower charter, the Tower bylaws, the Reckson charter and the Reckson bylaws. Copies of the Reckson charter and the Reckson bylaws are incorporated by reference herein and will be sent to stockholders of Tower upon request. See "Where You Can Find More Information."

AUTHORIZED STOCK


    TOWER. The authorized stock of Tower consists of 150,000,000 shares of Tower common stock and 50,000,000 shares of preferred stock, in each case par value $.01 per share, of which 2,169,197 issued and outstanding shares of preferred stock have been classified as series A convertible preferred stock, par value $.01 per share.



    RECKSON. The authorized stock of Reckson consists of 100,000,000 shares of Reckson common stock, 12,000,000 of which will be classified as Reckson class B common stock; 25,000,000 shares of Reckson preferred stock, 9,200,000 of which were designated as 7 5/8% series A convertible cumulative preferred stock and of which 9,192,000 were issued and outstanding as of March 19, 1999; and 75,000,000 shares of excess stock of Reckson, in each case, par value $.01 per share.


BOARD OF DIRECTORS AND STOCKHOLDER ADVANCE NOTICE BYLAW PROVISIONS


    TOWER. The Tower charter provides that the number of directors shall not be fewer than three nor greater than 15 persons, which number may be increased or decreased under the Tower bylaws. With exceptions specified in the Tower charter, a majority of the Tower board of directors shall consist of persons who are not (a) officers or employees of Tower or Tower OP or any subsidiary of Tower or of Tower OP or (b) affiliates, as defined in the Tower charter or the limited partnership agreement of Tower OP, of Tower or Tower OP. The Tower bylaws provide that at any regular meeting or at any special meeting called for that purpose, a majority of the entire Tower board of directors may establish, increase or decrease the number of directors, so long as the number is never less than the minimum number required by the Maryland General Corporation Law nor more than 15. The Tower board of directors is divided into three classes, with directors of each class serving until the third annual meeting of stockholders after the annual meeting at which that class was elected. Tower currently has eight directors. Under the Tower bylaws, any vacancy in the Tower board of directors, other than one caused by an increase in the number of directors, shall be filled by a vote of a majority of the remaining Tower board of directors. Any director so elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.


    Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to Tower's notice of meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of Tower who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the notice procedures of the Tower bylaws. Nominations of persons for election to the Tower board of directors may be made at a special meeting of stockholders at which directors are to be elected (a) pursuant to Tower's notice of meeting, (b) by or at the direction of the Tower board of directors or (c) provided that the Tower board of directors has determined that directors shall be elected at such special meeting, by any stockholder of Tower who is a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the advance notice procedures of the Tower bylaws.

    The Tower bylaws state that for nominations and other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given notice to the secretary of Tower not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, notice by the stockholder must be delivered not earlier than the 90(th) day before the annual meeting and not later than the close of business on the later of the 60(th) day before the annual meeting or the tenth day following the public announcement of the date of the meeting is first made. For a special meeting, the Tower bylaws state that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. However, in the event that a special meeting is called for the purpose of electing one or more directors to the Tower board of directors, any Tower stockholder may nominate a person or persons for election as director as specified in Tower's notice of meeting, if the stockholder delivers a notice to the secretary of Tower not earlier than the 90(th) day before the special meeting and not later than the close of business on the later of the 60(th) day before the special meeting or the tenth day after the day on which a public announcement is first made of the date of the meeting and the nominees proposed by the Tower board of directors to be elected at the meeting.

    RECKSON. The Reckson bylaws provide that the number of directors of Reckson may be established by the Reckson board of directors but may not be fewer than the minimum number required by the Maryland General Corporation Law nor more than 15. Reckson currently has ten directors. Any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Reckson board of directors.

    The Reckson board of directors is divided into three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors is elected by Reckson common stockholders. Reckson believes that classification of the Reckson board of directors will help to assure the continuity and stability of Reckson's business strategies and policies as determined by the Reckson board of directors. The use of a staggered board may delay or defer a change of control of Reckson or removal of incumbent management. Holders of shares of Reckson common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of Reckson stockholders, the holders of a majority of the shares of Reckson common stock are able to elect all of the successors of the class of directors whose terms expire at that meeting.

    The Reckson bylaws contain advance notice bylaw provisions that are substantially similar to the Tower bylaws. However, the time period within which a Reckson stockholder may nominate an individual as a director of Reckson or propose business for consideration at an annual meeting differs from the time period for Tower stockholders. Specifically, the Reckson bylaws state that any Reckson stockholder of record wishing to nominate a Reckson director or have a Reckson stockholder proposal considered at an annual meeting must provide written notice and supporting documentation to Reckson relating to the nomination or proposal not less than 75 days nor more than 180 days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof. In the event that the Reckson annual meeting is called for a date more than seven calendar days before or delayed more than 60 calendar days from the anniversary of the prior year's annual meeting or special meeting, Reckson stockholders generally must provide written notice within 20 calendar days after the date on which public announcement of the date of the meeting is made. Like the Tower bylaws, the Reckson bylaws provide that only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to Reckson's notice of meeting. However, if

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Reckson calls a special meeting of the stockholders for the purpose of electing one or more directors, a Reckson stockholder may nominate a person or persons for election as director by delivering to the secretary of Reckson a notice not earlier than the 180(th) day before the special meeting and not later than the close of business on the later of the 75(th) day before the special meeting or the tenth day after the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Reckson board of directors to be elected at the meeting.

    The purpose of requiring Reckson stockholders to give Reckson advance notice of nominations and other business is to afford the Reckson board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Reckson board of directors, to inform Reckson stockholders and make recommendations about the qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Reckson stockholders. Although the Reckson bylaws do not give the Reckson board of directors any power to disapprove stockholder nominations for the election of Reckson directors or proposals for action, they may have the effect of precluding a contest for the election of Reckson directors or the consideration of Reckson stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to Reckson and its stockholders.

    For a discussion of certain voting rights of holders of Reckson series A preferred stock, see "--Voting Rights--Reckson" below.

SPECIAL MEETINGS

    TOWER. The Maryland General Corporation Law provides that a special meeting of stockholders may be called by the president, the board of directors or any person specified in the charter or the bylaws. The Tower bylaws allow the chief executive officer to call a special meeting of stockholders. In addition, the Maryland General Corporation Law and Tower bylaws require the Secretary of the corporation to call a special meeting on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.

    RECKSON. The Maryland General Corporation Law provides that a special meeting of stockholders may be called by the president, the board of directors or any person specified in the charter or bylaws. The Reckson charter and the Reckson bylaws allow special meetings of the stockholders to be called by (a) the president, (b) the chief executive officer or (c) the Reckson board of directors. In addition, the Maryland General Corporation Law and the Reckson bylaws require the secretary of Reckson to call a special meeting on the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.

AMENDMENTS TO CHARTER AND BYLAWS

    TOWER. Under the Maryland General Corporation Law, unless otherwise provided in the corporation's charter, a proposed charter amendment requires (a) the board of directors of the corporation to adopt a resolution that declares the proposed amendment to be advisable and (b) the affirmative vote of two-thirds of the outstanding shares of stock entitled to be cast on the matter. However, the Tower charter provides that the affirmative vote of the holders of a majority of the outstanding shares of Tower common stock is required for amendments to the Tower charter regarding the issuance of shares of authorized stock, and other amendments to the Tower charter require the affirmative vote of two-thirds of the outstanding shares of Tower common stock, voting together as a single class.

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    Under the Maryland General Corporation Law, the power to adopt, alter and repeal the bylaws is vested in the stockholders, except to the extent that the charter or bylaws vest it in the board of directors. The Tower charter and the Tower bylaws expressly provide for the amendment of the Tower bylaws by the affirmative vote of holders of a majority of the Tower common stock or by the affirmative vote of a majority of the Tower board of directors.

    RECKSON. Under the Maryland General Corporation Law and the Reckson charter, a proposed charter amendment requires an affirmative vote of at least two-thirds of the outstanding shares of stock entitled to be cast on the matter.

    Under the Maryland General Corporation Law, the power to adopt, alter and repeal the bylaws is vested in the stockholders, except to the extent that the charter or bylaws vest it in the board of directors. The Reckson bylaws vest exclusive power to the Reckson board of directors to adopt, alter or repeal any provision of the Reckson bylaws and to make new bylaws.

VOTING RIGHTS


    TOWER. The outstanding voting securities of Tower are the shares of Tower common stock. Generally, under the Maryland General Corporation Law and the Tower charter, each share of Tower common stock is entitled to one vote on all matters submitted to Tower stockholders. To the extent that the charter of Tower may provide under Maryland law, the Tower series A convertible preferred stock does not currently have any voting rights or power, and the consent of the holders is not required for the taking of any corporate action. However, if the merger agreement terminates, after the termination date, each share of the Tower series A convertible preferred stock has the following voting rights:



    Whenever dividends on the Tower series A convertible preferred stock are in arrears for six consecutive quarterly dividend periods, the holders of Tower series A convertible preferred stock, voting separately as a class with all other series of Tower preferred stock on parity with the Tower series A convertible preferred stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution and winding up, and upon which like voting rights have been conferred and are exercisable (the "Tower Defaulted Preferred Stock"), shall be entitled to elect two additional directors of Tower (a) at a special meeting of the stockholders requested by the holders of at least 25% of the Tower Defaulted Preferred Stock in accordance with the Tower charter, except that no such meeting shall be called or held within 45 days immediately preceding the date fixed for the next annual meeting of the stockholders, (b) at any annual meeting of the stockholders held for the purpose of electing directors or (c) by the unanimous written consent of the holders of the Tower Defaulted Preferred Stock. The voting rights continue until the time that all dividends accumulated and unpaid on the Tower series A convertible preferred stock have been paid or declared and funds set aside in full. Whenever the terms of the directors elected by the holders of Tower Defaulted Preferred Stock terminates and the special voting powers vested in the holders of Tower Defaulted Preferred Stock expires, the number of directors shall be the number provided in the bylaws of Tower, irrespective of any increase made as a consequence of the special voting rights of the Tower Defaulted Preferred Stock.


    RECKSON. The outstanding voting securities of Reckson are the shares of Reckson common stock and Reckson series A preferred stock. Under the Maryland General Corporation Law and the Reckson charter, each share of Reckson common stock is entitled to one vote on all matters submitted to Reckson stockholders, subject to the provisions in the Reckson charter regarding Reckson excess stock. Each share of Reckson class B common stock will be entitled to one vote on all matters submitted to Reckson stockholders, and shares of Reckson common stock and Reckson class B common stock will vote together as a single class. Each share of Reckson series A preferred stock is entitled to the following voting rights:

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    - Whenever dividends on the Reckson series A preferred stock are in arrears for six or more quarterly periods, the holders of Reckson series A preferred stock, voting together as a class with all other series of Reckson preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of Reckson at a special meeting called by the holders of record of at least ten percent of the Reckson series A preferred stock, unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Reckson series A preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment of the dividends is set aside for payment. In such case, the entire board of directors of the Reckson will be increased by two directors.

    - So long as any shares of such Reckson series A preferred stock remain outstanding, Reckson will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Reckson series A preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, with such series voting separately as a class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Reckson series A preferred stock as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Reckson, or reclassify any authorized capital stock of Reckson into such stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such stock; or
      (b) amend, alter or repeal the provisions of the Reckson charter or the designating amendment for the Reckson series A preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Reckson series A preferred stock or its holders. Holders of Reckson series A preferred stock shall not be entitled to any voting right in connection with this type of event, however, if as a result of such event (a) the Reckson series A preferred stock remains outstanding with its terms materially unchanged or (b) Reckson is not the surviving entity but the surviving entity issues to holders of Reckson series A preferred stock the same number of shares of any other series of preferred stock with rights, preferences, privileges and voting powers that are materially unchanged from the rights, preferences, privileges, voting powers and other terms of the Reckson series A preferred stock. Any increase in the amount of the authorized Reckson preferred stock or the creation or issuance of any other series of Reckson preferred stock, or any increase in the amount of authorized shares of Reckson series A preferred stock or any other series of Reckson preferred stock, in each case ranking on a parity with or junior to the Reckson series A preferred stock as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Reckson, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Reckson series A preferred stock.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding shares of the Reckson series A preferred stock have been converted, redeemed or called for redemption and sufficient funds have been deposited in trust to effect such redemption.

REMOVAL OF DIRECTORS

    TOWER. Under the Tower charter, subject to the rights of holders of Tower preferred stock to elect directors, any director, or the entire Tower board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least a majority of the votes entitled to be cast in the election of directors. For the purpose of the foregoing, "cause" means with respect to any particular director a final judgment of a court of competent jurisdiction holding that

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such director caused demonstrable material harm to Tower through bad faith or active and deliberate dishonesty.

    RECKSON. The Reckson charter permits the removal of any director, or the entire Reckson board of directors, at any time, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors.

DIVIDEND AND OTHER DISTRIBUTIONS


    TOWER. Under the Maryland General Corporation Law, a board of directors may authorize a corporation to make distributions to its stockholders, in accordance with the corporation's charter, unless, after giving effect to the distribution, the corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. Under the Maryland General Corporation Law, the directors of a corporation are entitled to contribution from every other director who could be held liable for making improper dividend payments, stock repurchases or redemptions, using the required standard of care for directors under the Maryland General Corporation Law. Directors held to be liable pursuant to this provision of the Maryland General Corporation Law are entitled to be subrogated to the rights of the corporation against stockholders receiving dividends on, or assets for the sale or redemption of, their stock with knowledge that such dividend, repurchase or redemption was unlawful.


    RECKSON. As a Maryland corporation, Reckson is subject to the same provisions of the Maryland General Corporation Law as Tower, described immediately above. Reckson stockholders have the following dividend and distribution rights:

    - The liquidation preference of the outstanding shares of the Reckson series A preferred stock is not added to the liabilities of Reckson for the purposes of determining under the Maryland General Corporation Law whether a distribution may be made to holders of stock with preferential rights upon dissolution of Reckson which are junior to the Reckson series A preferred stock.

    - Although limited by the preferential rights of Reckson preferred stock and the provisions of the Reckson charter regarding excess stock, holders of Reckson common stock are entitled, and holders of Reckson class B common stock will be entitled, to receive distributions on their stock as authorized by the Reckson board of directors and declared by Reckson out of assets legally available for distributions and to share ratably in the assets of Reckson legally available for distribution to Reckson common stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provisions of all known debts and liabilities of Reckson.

    - Holders of Reckson series A preferred stock are entitled to receive, as authorized by the board of directors and declared by Reckson, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7 5/8% per year of the liquidation preference per share, which is equivalent to $1.90625 per year per share. Distributions on the Reckson series A preferred stock are cumulative and are payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day.

    - No distributions on the Reckson series A preferred stock shall be authorized by the Reckson board of directors or be paid or set apart for payment by Reckson if the terms and provisions of any agreement of Reckson, including any agreement relating to its indebtedness, prohibits such

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      authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach or a default of the agreement, or if such authorization or payment is restricted or prohibited by law.

    - Notwithstanding the foregoing, distributions on the Reckson series A preferred stock accumulate whether or not Reckson has earnings, whether or not there are funds legally available for the payment of distributions on the Reckson series A preferred stock and whether or not such distributions on the Reckson series A preferred stock are authorized. Accumulated but unpaid distributions on the Reckson series A preferred stock will not bear interest and holders of the Reckson series A preferred stock will not be entitled to any distributions in excess of full cumulative distributions as described above.

    Reckson transferred the net proceeds of the sale of the Reckson series A preferred stock to Reckson OP in exchange for 7 5/8% series A preferred units in Reckson OP, the economic terms of which are substantially identical to those of the Reckson series A preferred stock. Reckson OP will be required to make all required distributions on the Reckson series A preferred units (which will mirror the payments of distributions, including accumulated and unpaid distributions upon redemption, and of the liquidation preference amount on the shares of Reckson series A preferred stock) prior to any distribution of cash or assets to the holders of the units of limited partnership interest in Reckson OP or to the holders of any other interests in Reckson OP, except for any other series of preferred units ranking on a parity with the Reckson series A preferred units with respect to the payment of distributions or amounts upon a liquidation, dissolution or winding upon of Reckson, and except for distributions required to enable Reckson to maintain its qualification as a REIT.

    The Reckson series A preferred stock ranks senior to the Reckson common stock and the Reckson class B common stock as to the payments of distributions and to amounts distributed upon a liquidation, dissolution or winding up of Reckson.


    For information regarding the distributions on the Reckson class B common stock, see "Comparative Per Share Data--Distribution Policies" and "Description of Reckson Stock--Reckson Class B Common Stock."


APPRAISAL RIGHTS

    TOWER. Tower common stockholders have no appraisal rights under the Maryland General Corporation Law because the Tower common stock is traded on a national securities exchange, the New York Stock Exchange.

    RECKSON. Holders of Reckson common stock and future holders of Reckson class B common stock have no appraisal rights under the Maryland General Corporation Law because Reckson common stock is, and Reckson class B common stock will be, traded on a national securities exchange, the New York Stock Exchange.

FUNDAMENTAL TRANSACTIONS


    TOWER. The Maryland General Corporation Law generally requires that mergers, consolidations and sales, leases or exchanges of all or substantially all of a corporation's property and assets be approved by the board of directors and by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter. However, under the Maryland General Corporation Law, a corporation's charter may require a greater or lesser proportion of votes, although not less than a majority of all the votes entitled to be cast on the matter. The Tower charter provides that mergers, consolidations and sales, leases or exchanges of all or substantially all of Tower's property and assets must be authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.


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

    RECKSON. The Maryland General Corporation Law generally requires that mergers, consolidations and sales, leases or exchanges of all or substantially all of a corporation's property and assets be approved by the board of directors and by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter. However, under the Maryland General Corporation Law, a corporation's charter may require a greater or lesser proportion of votes, although not less than a majority of all the votes entitled to be cast on the matter. The Reckson charter does not contain such a provision.


OWNERSHIP LIMITATIONS


    TOWER. For Tower to qualify as a REIT under the Internal Revenue Code, it must satisfy requirements concerning the ownership of its outstanding shares of stock. Specifically, it must satisfy the Five or Fewer Requirement and the shares of stock of Tower must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or a proportionate part of a shorter taxable year. These two requirements do not apply until after the first taxable year for which Tower makes an election to be taxed as a REIT. See "Federal Income Tax Consequences Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes--Taxation of Reckson."


    The Tower charter, subject to exceptions described below, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of the number or value of the outstanding shares of any class of stock of Tower, subject to the Tower look-through ownership limit described below. Various entities, such as pension trusts qualifying under Section 401(a) of the Internal Revenue Code, mutual funds qualifying as regulated investment companies under Section 851 of the Internal Revenue Code, and corporations, will be looked through for purposes of the "closely held" test of Section 856(h) of the Internal Revenue Code. With limited exceptions, the Tower charter will allow such an entity under the Tower look-through ownership limit to own up to 15.0% of the shares of any class or series of Tower's stock, as long as the ownership does not cause any individual beneficial owner of such entity to exceed the Tower ownership limit or otherwise result in a violation of the tests described in clauses (b), (c) or (d) of the succeeding paragraph.

    Any transfer of stock of Tower that would (a) result in any person owning, directly or indirectly, stock of Tower in excess of the Tower ownership limit or the Tower look-through ownership limit, if applicable, (b) result in Tower common stock being owned by fewer than 100 persons, as determined without reference to any rules of attribution, (c) result in Tower being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, or (d) cause Tower to own, actually or constructively, 9.9% or more of the ownership interest in a tenant of Tower's, Tower OP's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, will be null and void, and the intended transferee will acquire no rights in such shares of stock.

    The ownership attribution rules under the Internal Revenue Code are complex and may cause shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Tower common stock or any class or series of Tower preferred stock or the acquisition of an interest in an entity that owns, actually or constructively, shares of stock by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding shares of Tower common stock or any class or series of preferred stock and thus subject such shares to the Tower ownership limit or the Tower look-through ownership limit, if applicable. The Tower board of directors may grant an exemption from the Tower ownership limit for one or more persons who would not be treated as "individuals" for purposes of the Internal Revenue Code if it is satisfied, based upon the advice of counsel or a ruling from the IRS or other evidence satisfactory to the Tower board of directors, that the ownership will not cause any person who is an individual to be treated as owning shares of stock in excess of the Tower ownership limit, applying

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the applicable constructive ownership rules, and will not otherwise jeopardize
Tower's status as a REIT. The Tower board of directors may require undertakings, or representations from the applicant for the waiver regarding the representation of the REIT status of Tower. In addition, the Tower board of directors may give a look-through entity an exception to the Tower look-through ownership limit if the look-through entity satisfies the Tower board of directors that its share ownership will not adversely affect Tower's ability to qualify as a REIT.


    If, notwithstanding the restrictions described above, and the relevant exceptions described in this summary, any shares of Tower common stock are purportedly transferred in a transfer that would (a) result in any person owning, directly or indirectly, shares of Tower common stock in excess of the Tower ownership limit or the Tower look-through ownership limit, if applicable,
(b) result in the shares of Tower common stock being owned by fewer than 100 persons as determined without reference to any rules of attribution, (c) result in Tower being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, or (d) cause Tower to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of Tower's, Tower OP's or a subsidiary partnership's real property, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, such shares will be designated as "shares-in-trust" and will be transferred automatically to a trust, effective on the day before the purported transfer of the shares. The record holder of the shares of Tower common stock that are designated as shares-in-trust (the "Prohibited Owner") will be required to submit the shares-in-trust to Tower for registration in the name of the trustee of the trust. The trustee will be designated by Tower but will not be affiliated with Tower. The beneficiary of the trust will be one or more charitable organizations named by Tower.

    Shares-in-trust will remain issued and outstanding shares of stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares-in-trust and will hold the dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust. The trustee will designate a permitted transferee of the shares-in-trust, if the permitted transferee (a) purchases the shares-in-trust for valuable consideration and (b) acquires the shares-in-trust without the acquisition resulting in another transfer to another trust.

    The Prohibited Owner with respect to shares-in-trust will be required to repay to the trustee the amount of any dividends or distributions received by the Prohibited Owner (a) that are attributable to any shares-in-trust and (b) the record date of which was on or after the date that such shares become shares-in-trust. Any vote taken by a Prohibited Owner prior to Tower's discovery that the shares-in-trust were held in trust will be rescinded as null and void and recast by the trustee. However, if Tower has already taken irreversible corporate action based on such vote, then the trustee shall not have the authority to rescind and recast the vote. The Prohibited Owner generally will receive from the trustee the lesser of (a) the price per share such Prohibited Owner paid for the shares of stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer or (b) the price per share received by the trustee from the sale of the shares-in-trust. Any amounts received by the trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the beneficiary of the trust.

    The shares-in-trust will be deemed to have been offered for sale to Tower, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer or (b) the market price per share on the date that Tower, or its designee, accepts such offer. Subject to the trustee's ability to designate a permitted transferee, Tower will have the right to accept such offer for a period of 90 days after the later of (a) the date of the purported transfer which resulted in the creation of such shares-in-trust or (b) the date Tower determines in good faith that a transfer resulting in the shares-in-trust occurred.

    Any person who acquires or attempts to acquire stock in violation of the foregoing restrictions, or any person who owned shares of stock that were transferred to a trust, will be required (a) to give immediately written notice to Tower of such event and (b) to provide to Tower any other information that Tower may request in order to determine the effect, if any, of the transfer on Tower's status as a REIT.

    All persons who own, directly or indirectly, more than five percent or such lower percentages as required pursuant to regulations under the Internal Revenue Code of the outstanding shares of stock of Tower must, within 30 days after January 1 of each year, provide to Tower a written statement or affidavit stating (a) the name and address of the direct or indirect owner; (b) the number of shares of stock owned directly or indirectly; and (c) a description of how the shares are held. In addition, each direct or indirect stockholder shall provide to Tower any additional information that Tower may request in order to determine the effect, if any, of the stockholder's ownership on Tower's status as a REIT and to ensure compliance with the Tower ownership limit.

    In general, neither the Tower ownership limit nor the Tower look-through ownership limit, as applicable, will apply to the acquisition of shares of stock by an underwriter that participates in a public offering of shares of Tower stock.

    All certificates representing shares of Tower common stock will bear a legend referring to the restrictions described above.

    The Tower ownership limit could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority of, shares of Tower common stock might receive a premium from their shares of Tower common stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interest. Additionally, the same ownership limits apply to the Tower series A convertible preferred stock.

    RECKSON. Reckson's charter imposes extensive limitations and restrictions on ownership of Reckson stock. See "Description of Reckson Stock."

BUSINESS COMBINATIONS


    Under the Maryland General Corporation Law, certain "business combinations" (including a merger, consolidation, share exchange or, in some circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom or with whose affiliate the business combination is to be effected or by an affiliate or associate of the interested stockholder voting together as a single voting group, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the Maryland General Corporation Law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

    TOWER. The Tower bylaws contain a provision exempting from the business combination statute any and all acquisitions by any owner of shares of stock of Tower. There can be no assurance that this provision will not be amended or repealed in the future.

    RECKSON. The Reckson board of directors has elected to exempt from these provisions of Maryland law any and all business combinations between any person and Reckson. There can be no assurance that the Reckson board of directors will not amend or repeal this exemption in the future.

CONTROL SHARE ACQUISITIONS

    The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. Control shares are voting shares of stock which, if aggregated with all other voting shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to exceptions specified by the Maryland General Corporation Law.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of several conditions, including an undertaking to pay expenses, may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

    TOWER. The Tower bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Tower's shares of stock. This provision may be amended or repealed in the future.

    RECKSON. The Reckson bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of
stock of Reckson.   This provision may be amended or repealed in the future.

                               TOWER AND TOWER OP


    Tower was organized in March 1997 and was formed to continue and expand the commercial real estate business of Tower Equities & Realty Corp. Tower operates as a fully integrated, self-administered, and self-managed real estate company and operates in a manner with the expectation of qualifying as a REIT for Federal income tax purposes.



    Through its controlling interest in Tower OP, Tower is engaged in developing, acquiring, owning, renovating, managing and leasing office properties primarily in the Manhattan, Phoenix/Tucson and Orlando markets. As of December 31, 1998, Tower's portfolio of properties included 25 office buildings encompassing approximately 4.6 million rentable square feet. Tower also owns or has an option to acquire four parcels of land adjacent to four of the Tower properties which can support 2.2 million rentable square feet of development.



    On October 16, 1997, Tower completed an initial public offering of 13,817,250 shares of Tower common stock, including the exercise of the underwriters' over-allotment option of 1,802,250 shares, at a price of $26.00 per share. Tower also effected concurrent private placements of (a) 1,153,845 shares of Tower common stock to a number of private equity funds and (b) 1,949,360 shares of Tower common stock in connection with the purchase of a number of Tower's properties, each at a price of $26.00 per share, and realized net proceeds from the initial public offering and the concurrent private placements of approximately $353.35 million. These net proceeds were contributed to Tower OP in exchange, in part, for Tower's approximate 91.4% interest therein which includes a 90.4% limited partner interest and a 1% general partner interest. Tower OP used the proceeds received from Tower, the $107.0 million net cash proceeds from Tower's term loan facility borrowed concurrent with and subsequent to the Tower initial public offering and approximately $12.3 million of proceeds received from Morgan Stanley Asset Management from the conversion of convertible notes of Tower held by certain private investment funds and separate accounts advised by Morgan Stanley Asset Management (the "MSAM Notes") into Tower common stock, as follows: (a) approximately $281.0 million for repayment of certain indebtedness, including associated prepayment penalties, relating to the Tower properties and the Tower partnerships that own the Tower properties;
(b) approximately $137.0 million to acquire certain equity, debt and fee interests in the Tower properties; (c) approximately $3.1 million to pay for commitment fees and expenses relating to the term loan and Tower's $200.0 million unsecured line of credit with Fleet Bank; (d) approximately $3.0 million to pay transfer taxes and other expenses associated with the acquisitions of the Tower properties; and (e) the remaining approximately $48.6 million for working capital.


FORMATION TRANSACTIONS

    The principal transactions made in connection with the formation of Tower and the acquisition of the Tower properties included the following:

    - Tower acquired, directly or indirectly, a 100% interest in each of Tower's initial 21 properties and a 10% interest in the 2800 North Central Avenue property and the ground lease encumbering the Maitland Forum Property for an aggregate of 1,128,160 shares of restricted Tower common stock, 1,583,640 Tower OP units, approximately $118.7 million in cash, and the assumption of approximately $244.6 million in mortgage indebtedness and approximately $13 million of non-interest-bearing deferred tax liabilities payable over 10 years. However, the tax liabilities have been discounted as of the date of the Tower initial public offering to approximately $9.8 million, as described in Tower's financial statements included herein, as follows:


     - Tower OP acquired directly or indirectly from a number of the then-current officers and directors of Tower interests in each of the 21 initial properties, including an interest in the Maitland Forum ground lease, two parcels of land adjacent to two of the initial properties which can support 370,000 square feet of development, and substantially all the assets of the management companies affiliated with Tower Equities & Realty Corp. and another management company, Properties Atlantic, Inc., in exchange for 1,509,490 Tower OP units; and


     - Tower acquired from third parties, directly or indirectly, debt, equity and fee interests in the 21 initial properties, including an interest in the Maitland Forum ground lease, in exchange for 1,128,160 shares of restricted Tower common stock, 74,150 Tower OP units and $118.7 million in cash.

    - Tower OP entered into the $107.0 million seven-year term loan with Merrill Lynch Credit Corporation and borrowed approximately $54.0 million under such facility at the closing of the Tower initial public offering. Subsequent to the Tower initial public offering, Tower additionally borrowed approximately $53.0 million under the term loan, the proceeds of which were used to repay certain indebtedness encumbering one of the 21 initial properties and for working capital purposes.


    - Tower OP utilized $246.5 million of the net proceeds of the Tower initial public offering, the concurrent private placements and the $54.0 million initial draw on the term loan to repay mortgage indebtedness, including $1.9 million of prepayment penalties, encumbering the 21 initial properties and the Tower property partnerships concurrent with the closing of the Tower initial public offering.



    - Tower Predecessor and Properties Atlantic, Inc. management and leasing companies that were owned entirely by some of the then-current officers and directors of Tower contributed substantially all of the assets of such companies to Tower OP and Tower OP, in turn, recontributed such assets to Tower Equities Management in exchange for 100% of the non-voting common stock and 5% of the voting common stock in Tower Equities Management which collectively is entitled to receive approximately 95% of the dividends. This structure was designed to assist Tower in maintaining its status as a REIT.


    - Tower issued 886,200 shares of restricted Tower common stock in exchange for the cancellation of indebtedness outstanding under the MSAM Notes.


    - Tower Equities Management and the then-current officers and directors that held interests in retail properties controlled directly or indirectly by Tower Predecessor entered into management agreements with respect to each of these properties. Four of these properties are controlled by some of the then-current officers and directors of Tower and have non-cancellable management contracts. However, these management contracts may be cancelled upon a sale of the applicable property. The remaining three properties are under management contracts which may be terminated upon payment of two years of management fees or upon a sale of the applicable property. In consideration for the services to be provided under the management agreements, Tower Equities Management is entitled to receive market rate property and construction management fees, as well as applicable leasing commissions.



    - Tower OP acquired, at no cost, an option to acquire from some of the then-current officers and directors for approximately $10.3 million, exclusive of various closing costs, approximately 43 acres of undeveloped land in Phoenix that can support 1.0 million square feet of office development. This option was exercised by Tower in November 1997. In addition, Tower OP acquired from certain officers and directors for no additional consideration an option to acquire for approximately $3.8 million, which is approximately $4.75 per buildable square foot, approximately 3.6 acres of land adjacent to Tower's One Orlando Center property that can support approximately 800,000 square feet of development. As of May 9, 1997, such property was appraised at approximately $5.1 million.

    - Tower established the three-year $200.0 million unsecured revolving line of credit with Fleet Bank which has been and will continue to be used primarily to finance the acquisition of, and investment in, office properties, to refinance existing indebtedness, and for general working capital needs.



    - Tower paid to an affiliate of The Carlyle Group $925,000 in consideration of obtaining such affiliate's consent to transfer certain interests in the 2800 North Central Avenue property to Tower.



    - As part of Tower's formation transactions, Tower acquired certain interests in the Tower property partnerships from certain officers and directors and certain third parties. Certain of the interests in three of the Tower property partnerships were acquired from Edward Feldman, the father of Lawrence H. Feldman, pursuant to a bankruptcy proceeding under Chapter 7 of U.S. Bankruptcy Code. In conjunction with the transfer of those interests to Tower, Tower entered into a court-approved settlement agreement whereby Tower has obtained a release of all potential claims of the bankruptcy trustee and any creditor of the bankruptcy estate relating directly or indirectly to Tower in exchange for a cash payment of $2.0 million. Accordingly, Tower believes that this bankruptcy proceeding will have no impact on Tower's operations.


FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

    Historically, Tower has been involved in only one industry, namely commercial office real estate. Therefore, all of the financial statements contained herein relate to this industry segment.

NARRATIVE DESCRIPTION OF TOWER


    Tower operates from its midtown Manhattan headquarters and its two full service regional offices in Orlando and Phoenix. Tower is a fully integrated real estate company with in-house expertise in acquisition, development, construction, property management and leasing. As of December 31, 1998, the 25 office buildings owned by Tower contained approximately 4.6 million square feet and had a weighted average occupancy rate of 94.6%. Substantially all of the properties are located either in Manhattan, Orlando or Phoenix.


    Tower's business focuses on acquiring office properties at a significant discount to replacement cost that are attractively priced due to physical, leasing and/or operational deficiencies. Accordingly, Tower seeks to acquire office properties that present an attractive opportunity to create value and enhance cash flow through Tower's hands-on approach to property repositioning, including the implementation of property specific renovation programs for underperforming assets. Tower believes that the significant expertise of its management in property development, redevelopment, construction, management and leasing provides it with the expertise necessary to identify, acquire, upgrade, renovate and reposition underperforming office properties.


RECENT DEVELOPMENTS



    On December 31, 1997, Tower acquired the office property located at 810 Seventh Avenue in New York City. The 42-story glass tower consists of approximately 700,000 square feet and includes office space and parking facilities. As of December 31, 1998, the building was 92.5% leased. The total cost of the building was approximately $150 million, including closing costs.



    On May 6, 1998, Tower acquired, for approximately $34.3 million in cash, the office property located at 90 Broad Street in New York City, which is a 25-story building containing approximately 335,000 square feet.


    On August 3, 1998, Mr. Feldman resigned from his positions as Chairman, Chief Executive Officer, President and Director of Tower. Mr. Cox was promoted to serve as Chief Executive Officer and

President of Tower until the closing of the merger and Mr. Tansey was appointed Chairman of the Tower board of directors. On March 17, 1999, Tower paid Mr. Feldman a severance payment of approximately $1.0 million in full satisfaction of all obligations under his employment agreement and Mr. Feldman executed a release of claims against Tower. This severance amount, equal to 2.99 times Mr. Feldman's "base amount" as described in his employment agreement and as defined in Section 280G of the Internal Revenue Code, was charged to operations by Tower during the third quarter of 1998.



    On December 7, 1998, Tower entered into a mortgage extension agreement with Credit Suisse First Boston in connection with Tower's refinancing of 810 Seventh Avenue. Under the mortgage extension agreement, the $100 million mortgage's due date is extended from December 31, 1998 to April 30, 1999. The mortgage can be further extended to June 30, 1999 upon the payment of an extension fee of $500,000. On December 31, 1998, Tower paid down $40 million of the $100 million mortgage to Credit Suisse First Boston. Costs associated with the transaction include payment of a 1% backend fee ($400,000) and accrued interest of $565,147, in addition to other expenses paid by Tower on December 7, 1998. In February of 1999 Tower closed on an amendment to its revolving credit agreement with Fleet Bank for the purpose of making 810 Seventh Avenue an unencumbered asset and adding to Tower's unencumbered asset borrowing base. In that regard, Tower drew down $60 million from its revolving line of credit with Fleet Bank in order to fully repay its mortgage with Credit Suisse First Boston. Tower's mortgage with Credit Suisse First Boston was assigned to Fleet Bank and Tower's line of credit was reduced from $200 million to $165 million. Costs associated with such transaction were approximately $1.2 million. In order for Tower to complete this transaction, Tower received a consent from Reckson.



    On December 8, 1998, Metropolitan Partners purchased 2,169,197 Tower series A preferred shares for an aggregate purchase price of $40 million. In connection with this sale of securities, Tower entered into a registration rights agreement with Metropolitan Partners that provides registration rights with respect to such Tower series A preferred shares. The Tower series A preferred shares will initially have a dividend equal to the dividend on the Tower common stock which is currently $1.69 per share annually, resulting in a yield of 9.16%. Holders of Tower series A preferred stock will not have rights to convert such shares into shares of Tower common stock unless the merger is terminated. If the merger is terminated, the Tower series A preferred stock will be convertible into Tower common stock, initially, on a one-for-one basis by the holders thereof, subject to customary adjustments. In addition, if Metropolitan Partners breaches its obligation to close the merger, Metropolitan Partners is required to return to Tower for no consideration 75% of the Tower series A preferred stock purchased by Metropolitan Partners, equivalent to $30 million based on the purchase price.



    On January 14, 1999, Tower drew down $8.0 million from the line of credit to replenish working capital for capital improvements and leasing costs including tenant improvements and brokerage commissions previously funded from operations, enabling Tower to make its fourth quarter distribution.


COMPETITION

    Tower competes with other owners and developers that have greater resources and more experience than Tower. Additionally, the number of competitive properties in any particular market in which the Tower properties are located could have a material adverse effect on both Tower's ability to lease space at its properties or any newly acquired property and on the rents charged at the properties. Tower believes its major competitors are local real estate companies in its markets that specialize in the redevelopment and development of office buildings and (1) in the New York City office market: SL Green Realty Corp., (2) in the Metropolitan Orlando office market: Highwoods Properties, Inc., and (3) in the Metropolitan Phoenix office market: Prentiss Properties Trust and CarrAmerica Realty Corporation. Tower believes, however, that its line of credit with Fleet Bank and its access as a public company to the capital markets to raise funds during periods when conventional sources of financing may be unavailable or prohibitively expensive will provide Tower with substantial competitive advantages.

POSSIBLE ENVIRONMENTAL LIABILITIES


    Under various Federal, state, and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. In connection with the ownership, operation, management and development of real properties, Tower may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as other related costs, including governmental fines and injuries to persons and property. Environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances, including asbestos-containing materials. As the owner of the Tower properties, Tower may be potentially liable for any such costs.


    Tower engaged an independent consulting firm to perform Phase I Environmental Site Assessments, or updates on Environmental Site Assessments performed within the last 18 months, on all of the Tower properties. The purpose of Phase I Environmental Site Assessments is to identify potential sources of contamination for which Tower may be responsible and to assess the status of environmental regulatory compliance. For a number of the Tower properties, the Phase I Environmental Site Assessments reference prior Phase II Environmental Site Assessments obtained on such Tower properties. Phase II Environmental Site Assessments generally involve more invasive procedures than Phase I Environmental Site Assessments, such as soil sampling and testing or the installation and monitoring of groundwater wells. The Environmental Site Assessments have not revealed any environmental condition, liability or compliance concern that Tower believes would have a material adverse effect on Tower's business, assets or results of operations nor is Tower aware of any such condition, liability or concern.

INSURANCE


    Tower OP carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Tower properties, with policy specifications and insured limits which Tower believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because they are either uninsurable or not economically feasible to insure. Should an uninsured loss or a loss in excess of insured limits occur, Tower could lose its capital invested in a property, as well as the anticipated future revenues from the property and, in the case of debt which is with recourse to Tower, would remain obligated for any mortgage debt or other financial obligations related to the property. Any such loss would adversely affect Tower. Moreover, Tower will generally be liable for any unsatisfied obligations other than non-recourse obligations. Tower's management believes that the Tower properties are adequately insured. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

FOREIGN OPERATIONS

    Tower does not engage in any foreign operations or derive revenues from foreign sources.

PROPERTIES


    As of December 31, 1998, Tower owned or held interests in 25 operating office properties comprising approximately 4.6 million net rentable square feet. The Tower properties are wholly owned by Tower through its subsidiaries, except 2800 North Central Avenue, which is owned by a joint venture company in which Tower owns a 10% limited partnership interest. Tower also owns or has an option to acquire four development parcels, which can support 2.2 million of rentable square feet of development.


                                                                                                                      ANNUALIZED
                                                                                                                         RENT
                                                   PERCENT     YEAR BUILT/    RENTABLE     PERCENT     ANNUALIZED     PER LEASED
MARKET/PROPERTY                                     OWNED     RENOVATED (1)  SQUARE FEET   LEASED       RENT (2)      SQUARE FOOT
-----------------------------------------------  -----------  -------------  -----------  ---------  ---------------  -----------
NEW YORK CITY AREA
MANHATTAN MARKET
  Tower 45.....................................         100%          1989       443,114      98.40% $    20,898,877   $   47.93
  286 Madison Avenue...........................         100%          1918(4)     111,999     98.80%       2,814,351       25.43
  290 Madison Avenue...........................         100%          1950(4)      38,512     86.20%       1,001,922       30.18
  292 Madison Avenue...........................         100%       1920/86       186,901      97.00%       5,395,833       29.76
  100 Wall Street..............................         100%       1969/94       458,848      96.20%      12,943,910       29.32
  810 Seventh Avenue...........................         100%       1970/90       692,023      92.50%      20,879,041       32.62
  90 Broad Street..............................         100%       1930/98       335,904      78.80%       5,892,180       22.26
LONG ISLAND MARKET
  120 Mineola Boulevard........................         100%       1984/92       100,810      88.10%       2,608,996       29.38
                                                                             -----------  ---------  ---------------  -----------
Market Subtotal/ Weighted Average                                              2,368,111      92.00% $    72,435,100   $   34.96
                                                                             -----------  ---------  ---------------  -----------
METROPOLITAN ARIZONA AREA
METROPOLITAN PHOENIX MARKET
  Corporate Center Building 10010-30...........         100%       1976/86       188,614     100.00% $     2,908,426   $   15.42
  Corporate Center Building 10040..............         100%       1976/86        23,155     100.00%         387,155       16.72
  Corporate Center Building 10050..............         100%       1976/86        42,398     100.00%         713,792       16.84
  Corporate Center Building 10210..............         100%       1976/86        45,100     100.00%         685,034       15.19
  Corporate Center Building 10220..............         100%       1976/86        24,128     100.00%         424,380       17.59
  Corporate Center Building 9630 (5)...........         100%       1976/86       130,164     100.00%       2,359,700       18.13
  2800 North Central (6).......................          10%          1987       357,923      92.00%       6,214,185       18.87
  Century Plaza................................         100%       1974/90       219,769      89.50%       2,863,198       14.56
  Blue Cross/Blue Shield Building..............         100%          1982       126,084     100.00%       1,898,732       15.06
METROPOLITAN TUCSON MARKET
5151 E. Broadway...............................         100%    1975/89/96       246,486      96.30%       3,870,542       16.31
                                                                             -----------  ---------  ---------------  -----------
Market Subtotal/ Weighted Average                                              1,403,821      97.78% $     2,325,164   $   15.50
                                                                             -----------  ---------  ---------------  -----------
METROPOLITAN ORLANDO MARKET
One Orlando Center.............................         100%          1989       357,184      99.50% $     8,578,446   $   24.14
5750 Major Boulevard...........................         100%       1973/97        82,815      94.00%       1,363,158       17.51
Maitland Forum (7).............................         100%       1985/96       266,060      99.90%       4,384,382       16.50
Maitland West (8)..............................         100%          1982        59,610      82.70%         860,781       17.46
                                                                             -----------  ---------  ---------------  -----------
Market Subtotal/ Weighted Average..............                                  765,669      94.02% $    15,186,767   $   20.96
                                                                             -----------  ---------  ---------------  -----------
Consolidated Portfolio Total/Weighted Average                                  4,537,601      94.60% $   109,947,031   $   25.61
                                                                             -----------  ---------  ---------------  -----------

                                                                ANNUAL NET
                                                 PERCENT OF   EFFECTIVE RENT
                                                  PORTFOLIO     PER LEASED
                                                 ANNUALIZED    SQUARE FOOT
MARKET/PROPERTY                                     RENT           (3)
-----------------------------------------------  -----------  --------------
NEW YORK CITY AREA
MANHATTAN MARKET
  Tower 45.....................................       19.01%    $    42.83
  286 Madison Avenue...........................        2.56%         25.87
  290 Madison Avenue...........................        0.91%         36.99
  292 Madison Avenue...........................        4.91%         30.00
  100 Wall Street..............................       11.77%         31.45
  810 Seventh Avenue...........................       18.99%         36.92
  90 Broad Street..............................        5.36%         24.36
LONG ISLAND MARKET
  120 Mineola Boulevard........................        2.37%         26.83
                                                 -----------
Market Subtotal/ Weighted Average                     65.88%    $    34.97
                                                 -----------
METROPOLITAN ARIZONA AREA
METROPOLITAN PHOENIX MARKET
  Corporate Center Building 10010-30...........        2.65%    $    15.41
  Corporate Center Building 10040..............        0.35%         16.91
  Corporate Center Building 10050..............        0.65%         17.02
  Corporate Center Building 10210..............        0.62%         15.32
  Corporate Center Building 10220..............        0.39%         18.13
  Corporate Center Building 9630 (5)...........        2.15%         18.33
  2800 North Central (6).......................        5.65%         17.11
  Century Plaza................................        2.60%         14.09
  Blue Cross/Blue Shield Building..............        1.73%         16.11
METROPOLITAN TUCSON MARKET
5151 E. Broadway...............................        3.52%         17.15
                                                 -----------
Market Subtotal/ Weighted Average                     20.31%    $    16.51
                                                 -----------
METROPOLITAN ORLANDO MARKET
One Orlando Center.............................        7.80%    $    25.68
5750 Major Boulevard...........................        1.24%         14.58
Maitland Forum (7).............................        3.99%         15.33
Maitland West (8)..............................        0.78%         14.87
                                                 -----------
Market Subtotal/ Weighted Average..............       13.81%    $    21.52
                                                 -----------
Consolidated Portfolio Total/Weighted Average        100.00%    $    24.33
                                                 -----------


------------------------------


(1) Data does not include years in which tenant improvements were made to the properties.



(2) Annualized Rent represents the annualized monthly base rent in effect plus estimated annualized monthly tenant pass-through of increases in operating and other expenses (but excluding electricity costs paid by tenants) under each lease executed as of December 31, 1998, or, if such monthly rent has been reduced by a rent concession, the monthly rent that would have been in effect at such date in the absence of such concession. Base rent represents the fixed base rental amount paid by a tenant under the terms of the related lease agreement, which amount generally does not include payments on account of real estate taxes, operating expense escalations and utility charges. Annualized Rent represents actual payments attributable to leases executed.



(3) Annualized Rent Per Leased Square Foot represents the base rent for the month of December 1998 under each lease executed as of December 31, 1998, presented on a straight-line basis in accordance with GAAP, taking into account the amortization of tenant improvement costs and leasing commissions, if any, paid or payable by Tower during such period, annualized.


(4) In 1996 Tower completed certain mechanical upgrades with respect to this Tower property.

(5) Includes two free-standing restaurants adjacent to the Tower property which account for, in the aggregate, 17,000 rentable square feet. Currently, 100% of such property is leased.

(6) Data are presented without proration on account of Tower's partial ownership interest. Tower's interest in the cash flow from this Tower property increases to up to 27.5% if performance goals are achieved.

(7) Maitland Forum consists of two buildings.


(8) Consists of three properties located at Maitland Center Parkway.



OCCUPANCY, EFFECTIVE RENT AND OTHER DATA AT SIGNIFICANT PROPERTIES



    The following table sets forth year-end occupancy of and net effective rent for 1993 through 1998 at Tower 45, 810 7(th) Avenue and 100 Wall Street which are considered significant properties because they each accounted for more than 10% of Tower's gross revenues for its last fiscal year and/or the book value of these properties amounted to 10% or more of Tower's total assets for such period.


                                                   OCCUPANCY AT DECEMBER 31,                            NET EFFECTIVE RENT
                                ----------------------------------------------------------------  -------------------------------
SIGNIFICANT PROPERTIES            1993       1994       1995       1996       1997       1998       1993       1994       1995
------------------------------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Tower 45......................     96.00%      99.80%     99.10%     99.30%     97.70%     98.40% $   34.74  $   33.20  $   26.38
810 7th Avenue................         (1)        (1)        (1)        (1)     91.00%     92.50%        (1)        (1)        (1)
100 Wall Street...............     70.90%      80.10%     82.90%     95.50%     94.46%     96.20%        (1)        (1)        (1)
One Orlando Center

SIGNIFICANT PROPERTIES            1996       1997       1998
------------------------------  ---------  ---------  ---------
Tower 45......................  $   32.53  $   42.66  $   42.83
810 7th Avenue................         (1) $   33.22  $   36.92
100 Wall Street...............         (1) $   30.03  $   31.45
One Orlando Center


------------------------------


(1) Data not available because Tower did not own the property during the applicable period and the previous unaffiliated owners of the properties have advised Tower that such data are unavailable.



    As of December 31, 1998 (a) one tenant occupied 10% or more of the rentable square footage at the Tower 45 property (D.E. Shaw & Co., L.P.); (b) one tenant occupied 10% or more of the rentable square footage at 810 7(th) Avenue (EMI Music); and (c) two tenants each occupied 10% or more of the rentable square feet at 100 Wall Street (Credit Suisse and Waterhouse Securities, Inc.). The loss of one or more of these significant tenants at one of these significant properties could have a material adverse effect on the financial performance of such property.



DESCRIPTIONS OF THE SIGNIFICANT PROPERTIES



    TOWER 45 (NEW YORK, NEW YORK). Tower 45 is a 40-story Class A office tower located in midtown Manhattan. The building was completed in 1989 and contains 4,383 square feet of retail space along 45(th) Street between Sixth and Seventh Avenues (as well as 100 square feet of retail space within the lobby), 438,631 square feet of office space (not including storage space) on floors two through 40 and an on-site 47-space parking garage consisting of 9,730 square feet. The exterior is composed of ironspot brick. The building's entrance includes an open air atrium 175 feet high. As of December 31, 1998 this property was 98.4% leased and the annualized rent was $47.93 per leased square foot as compared to an average market rental rate, as of that date, of $41.00 per leased square foot. Major tenants include D.E. Shaw & Co., L.P., a securities trading and financial services company (77,301 rentable square feet), Equitable Life Assurance Society of the United States (44,081 rentable square feet), NEC Business Communications Systems (East), Inc., an international telecommunications company (15,200 rentable square feet), U.S. Government, General Services Agency (11,386 rentable square feet), King & Spalding, a national law firm (35,574 rentable square feet), Shell Mining Company, a mining and exploration company (11,858 rentable square feet), and Brown Raysman, Milstein, Felder & Steiner LLP, a national law firm (55,815 rentable square feet).



    810 SEVENTH AVENUE (NEW YORK, NEW YORK). 810 Seventh Avenue is a 42-story glass tower consisting of approximately 700,000 square feet and includes office space and parking facilities. As of December 31, 1998, the building was 92.5% leased and the annualized rent was $32.62 per leased square foot as compared to an average market rate, as of that date, of $38.00 per leased square foot.

Major tenants include EMI Music, a large entertainment company (72,000 rentable square feet), and Planned Parenthood and Muscular Dystrophy, international not for profit organizations (61,896 and 43,500 rentable square feet, respectively). The total cost of the building was approximately $150 million, including closing costs.



    100 WALL STREET (NEW YORK, NEW YORK). 100 Wall Street is a 29-story, 458,848 square foot Class A building located in downtown Manhattan. The building was designed by Emory Roth & Sons, P.C. and completed in 1969. In 1994, the building underwent an extensive modernization program and was the recipient of the 1994 Builders Owners and Managers Association award for modernization/restoration. As of December 31, 1998, this property was 96.2% leased and the annualized rent was $29.32 per leased square foot as compared to an average market rental rate as of the date of $28.00 per leased square foot. Major tenants include Credit Suisse, an international bank and financial institution (95,310 rentable square feet), Waterhouse Securities, Inc., a national securities firm (94,358 rentable square feet), MCI Telecommunications Corporation, an international telecommunications company (34,250 rentable square feet), and GFI Capital Resources Group, a real estate financial and services provider (33,412 rentable square feet).



    ONE ORLANDO CENTER (ORLANDO, FLORIDA). One Orlando Center is a modern 19-story Class A granite and glass office tower that is easily visible on the Orlando skyline with its unique neon lighting. The property is located four blocks north of the Orlando central business district and is two blocks from the new downtown courthouse complex. One Orlando Center was built in 1989 and contains 357,184 rentable square feet with parking for 1,386 vehicles. The vacant parcel adjacent to the current parking structure was upgraded in 1996 by relandscaping the entire area into a park-like setting at a cost of
approximately $125,000. As of December 31, 1998, this property was [     ]%
leased and the annualized rent was $[     ] per leased square foot as compared
to a market rental rate, as of that date, of $[     ] per leased square foot.
The major tenants at the property are First Union Bank, a national bank (69,364 square feet), American Express, an international financial institution (13,387 square feet), United Healthcare Services, Inc., a national healthcare provider (39,240 square feet) and Hansen, Lind & Meyer, a national arechitectual and engineering firm (30,000 square feet).



DEPRECIATION OF SIGNIFICANT PROPERTIES



    For Federal income tax purposes, the basis, net of accumulated depreciation, in Tower 45, 810 7(th) Avenue and 100 Wall Street aggregated approximately $130 million, $151 million and $59 million at September 30, 1998. The real property associated with those significant properties (other than land) generally will be depreciated for Federal income tax purposes over 40 years using the straight line method. For financial reporting purposes, the significant properties are recorded at their historical cost and are depreciated using the straight line method over their estimated useful lives, typically 40 years. The Federal tax basis on Tower 45 equals approximately $24 million for the land and approximately $106 million for the building. The Federal tax basis on 810 7(th) Avenue equals approximately $121 million for the land and approximately $30 million for the building. The Federal tax basis on 100 Wall Street equals approximately $12 million for the land and approximately $47 million for the building. Depreciation for these significant properties is computed on the straight line method at a rate of 2.5% and the life claimed with respect to the buildings is 40 years.



REAL ESTATE TAXES ON SIGNIFICANT PROPERTIES



    The 1997 annual real estate taxes paid on Tower 45 were approximately $3.7 million. The 1997 annual real estate taxes paid on 810 7(th) Avenue were $3.4 million. The 1997 annual real estate taxes paid on 100 Wall Street were approximately $2.0 million. The New York City real estate tax rate is $10.164 per each $100 of assessed value.

                    LEASE EXPIRATIONS--PROPERTY BY PROPERTY


    The following table sets forth detailed lease expiration information for each of the significant properties for leases in place as of December 31, 1998 for each of the 10 years beginning January 1, 1999, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations. As of December 31, 1998, the weighted average remaining lease term (based on square footage) for the portfolio was 4.82 years:


                                                                 YEAR OF LEASE EXPIRATION
                       ------------------------------------------------------------------------------------------------------------
                         1999       2000       2001       2002       2003       2004       2005       2006       2007       2008
                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
TOWER 45

Square Footage of
  Expiring Leases....     10,400          0     82,557     57,329      6,756     62,333    120,213          0     89,411          0

Percentage of Total
  Leased Sq. Ft......        2.3%        --       18.6%      12.9%       1.5%      14.1%      27.1%        --       20.2%        --

Annualized Rent of
  Expiring Lease
  (1)................  $ 406,848          0  $3,164,831 $2,095,784 $ 216,192  $2,471,898 $4,676,630         0  $6,058,351         0

Percentage of Total
  Annualized Rent
  (1)................        2.1%        --       16.2%      10.8%       1.1%      12.7%      24.0%        --       31.1%        --

Number of Leases
  Expiring...........          3          0          5          7          1          3          5          0          1          0

Annualized Rent Per
  Sq. Ft. of Expiring
  Leases (1).........  $   39.12         --  $   38.34  $   36.56  $   32.00  $   39.66  $   38.90  $      --      67.76  $      --

Tower Quoted Rental
  Rate Per Sq. Ft.
  (2)(3).............  $   41.00

810 7TH AVENUE

Square Footage of
  Expiring Leases....     62,000     54,948     15,625     41,000     77,396     20,500     45,372          0     77,500     73,314

Percentage of Total
  Leased Sq. Ft......        9.6%       8.6%       2.4%       6.4%      12.0%       3.2%       7.1%        --       12.1%      11.4%

Annualized Rent of
  Expiring Lease
  (1)................  $1,530,625 $1,448,016 $ 391,750  $1,435,000 $2,486,159 $ 389,500  $1,182,657         0  $2,340,500 $2,535,430

Percentage of Total
  Annualized Rent
  (1)................        8.3%       7.8%       2.1%       7.4%      13.5%       2.1%       6.4%        --       12.7%      13.7%

Number of Leases
  Expiring...........          2          2          2          1          2          1          5          0          3          6

Annualized Rent Per
  Sq. Ft. of Expiring
  Leases (1).........  $   24.69  $   26.35  $   25.07  $   35.00  $   32.12  $   19.00  $   26.07         --  $   30.20  $   34.58

Tower Quoted Rental
  Rate Per Sq. Ft.
  (2)(3).............  $   38.00

                       2009 AND
                        BEYOND      TOTAL
                       ---------  ----------
TOWER 45
Square Footage of
  Expiring Leases....     14,115     443,144
Percentage of Total
  Leased Sq. Ft......        3.2%        100%
Annualized Rent of
  Expiring Lease
  (1)................  $ 394,104  $19,484,638
Percentage of Total
  Annualized Rent
  (1)................        2.0%        100%
Number of Leases
  Expiring...........          2          27
Annualized Rent Per
  Sq. Ft. of Expiring
  Leases (1).........      27.92  $       --
Tower Quoted Rental
  Rate Per Sq. Ft.
  (2)(3).............
810 7TH AVENUE
Square Footage of
  Expiring Leases....    174,870     642,525
Percentage of Total
  Leased Sq. Ft......       27.2%        100%
Annualized Rent of
  Expiring Lease
  (1)................  $4,710,530 $18,450,167
Percentage of Total
  Annualized Rent
  (1)................       25.5%        100%
Number of Leases
  Expiring...........          8          32
Annualized Rent Per
  Sq. Ft. of Expiring
  Leases (1).........  $   26.94          --
Tower Quoted Rental
  Rate Per Sq. Ft.
  (2)(3).............

                                                              YEAR OF LEASE EXPIRATION
                  ----------------------------------------------------------------------------------------------------------------
                    1999        2000       2001        2002       2003       2004        2005        2006       2007       2008
                  ---------  ----------  ---------  ----------  ---------  ---------  ----------  ----------  ---------  ---------
100 WALL STREET

Square Footage
 of Expiring
 Leases.........     26,191     126,217      2,668      66,631          0      7,041      54,875      77,601      2,508     10,439
Percentage of
 Total Leased
 Sq. Ft.........        6.1%       29.4%       0.6%       15.5%        --        1.6%       12.8%       18.0%       0.6%       2.4%
Annualized Rent
 of Expiring
 Lease (1)......  $ 710,312  $3,786,510  $  69,368  $1,841,704  $       0  $ 215,794  $1,494,696  $1,803,488  $ 139,060  $ 295,918
Percentage of
 Total
 Annualized Rent
 (1)............        5.9%       31.5%       0.6%       15.3%        --        1.8%       12.5%       15.0%       1.2%       2.5%
Number of Leases
 Expiring.......          2           2          1           5          0          2           4           3          1          2
Annualized Rent
 Per Sq. Ft. of
 Expiring Leases
 (1)............  $   27.12  $    30.00  $   26.00  $    27.64         --  $   30,65  $    27.24          --  $   55.45  $   28.35
Company Quoted
 Rental Rate Per
 Sq. Ft. (3)....  $   28.00

ONE ORLANDO CENTER

Square Footage
 of Expiring
 Leases.........
Percentage of
 Total Leased
 Sq. Ft.........
Annualized Rent
 of Expiring
 Lease (1)......
Percentage of
 Total
 Annualized Rent
 (1)............
Number of Leases
 Expiring.......
Annualized Rent
 Per Sq. Ft. of
 Expiring Leases
 (1)............
Company Quoted
 Rental Rate Per
 Sq. Ft. (3)....

                   2009 AND
                    BEYOND       TOTAL
                  ----------  -----------
100 WALL STREET
Square Footage
 of Expiring
 Leases.........      55,761      429,932
Percentage of
 Total Leased
 Sq. Ft.........        13.0%         100%
Annualized Rent
 of Expiring
 Lease (1)......  $1,645,701  $12,002,551
Percentage of
 Total
 Annualized Rent
 (1)............        13.7%         100%
Number of Leases
 Expiring.......           4           26
Annualized Rent
 Per Sq. Ft. of
 Expiring Leases
 (1)............  $    29.51           --
Company Quoted
 Rental Rate Per
 Sq. Ft. (3)....
ONE ORLANDO CENT
Square Footage
 of Expiring
 Leases.........
Percentage of
 Total Leased
 Sq. Ft.........
Annualized Rent
 of Expiring
 Lease (1)......
Percentage of
 Total
 Annualized Rent
 (1)............
Number of Leases
 Expiring.......
Annualized Rent
 Per Sq. Ft. of
 Expiring Leases
 (1)............
Company Quoted
 Rental Rate Per
 Sq. Ft. (3)....


----------------------------------


(1) Represents annualized rent as of December 31, 1998.



(2) Represents the weighted average of high-rise space, mid-rise space and low-rise space present in the property.



(3) Represents average rental rates per square foot quoted by Tower at the property as of December 31, 1998.

INVESTMENT POLICIES



INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE



    Tower conducts all of its investment activities through Tower OP and its affiliates. Tower's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of Tower.



    Tower pursues its investment objectives primarily through the direct ownership by Tower OP of the properties and other acquired office properties. Tower currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in additional development projects as well. Investment or development activities are not limited to any geographic area or product type or to a specified percentage of Tower's assets. Tower does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. Tower intends to engage in such future investment or development activities in a manner which is consistent with the maintenance of its status as a REIT for Federal income tax purposes. In addition, Tower may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the real estate presently owned or other properties purchased, or sell such real estate properties, in whole or in part, when circumstances warrant.



    Tower may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. Such investments permit Tower to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. Tower will not, however, enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.



    Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on such financing or indebtedness will have a priority over any distributions with respect to Tower common stock. Investments are also subject to Tower's policy not to be treated as an investment company under the Investment Company Act of 1940.



INVESTMENTS IN REAL ESTATE MORTGAGES



    While Tower's current portfolio consists of, and Tower's business objectives emphasize, equity investments in commercial real estate, Tower may, in the discretion of its board of directors, invest in mortgages and other types of equity real estate interests consistent with Tower's qualification as a REIT. Tower does not presently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages if Tower concludes that it may benefit from the cash flow or any appreciation in value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable Tower to recoup its full investment.



SECURITIES OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES
  AND OTHER ISSUERS



    Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, Tower also may invest in securities of other REITs or other entities engaged in real estate activities. In addition, Tower may, but does not presently intend to, invest in securities of other issuers, including for the purpose of exercising control over such entities.

LEGAL PROCEEDINGS


    As a result of the acquisition of the Tower properties, Tower has become a successor party in interest to certain legal proceedings arising in the ordinary course of the business of Tower Equities & Realty and the other third-party predecessor entities.



    On or about January 21, 1999, an action captioned DBD INTERNATIONAL LIMITED, INC. V. TOWER REALTY TRUST, INC., Index No. 99 CV 9 (Cir. Ct. Dunn Co.), was commenced in the Circuit Court of the State of Wisconsin. The plaintiff alleges that Tower purportedly breached a contract regarding the plaintiff's provision of image management services to Tower. The plaintiff seeks, among other things, compensatory damages in the amount of $798,788, prejudgment interest and attorneys' fees.



    In July 1998, David Miller, a purported stockholder of Tower, commenced a putative class action against Tower and certain of its then directors and officers in the Supreme Court of New York, New York County captioned MILLER V. ADAMS, ET AL., Index No. 98/113363 (Sup. Ct. N.Y. Co.). This action challenges, among other things, the process employed by Tower and its directors in reviewing, approving and assessing the fairness of the Prior Merger Agreement. Following Tower's press release on November 2, 1998, this action was discontinued without prejudice. On or about December 18, 1998, David Miller commenced a putative class action in the Supreme Court of New York, New York County captioned MILLER V. ADAMS, ET. AL., Index No. 98/606208 (Sup. Ct. N.Y. Co.), among other things, challenging the process employed by Tower and its directors in reviewing, approving and assessing the fairness of the merger agreement. Miller is seeking, among other things, equitable and declaratory relief and unspecified compensatory damages.



    Tower intends to contest these claims vigorously. As with any litigation, however, it is not possible to predict the resolution of these pending actions and Tower therefore bears risks associated with these actions. However, although Tower management believes that the ultimate resolution of those matters will not have a material adverse effect on the financial position of Tower, the ultimate resolution may have a material adverse effect on the results of operations of any one period.

    On November 2, 1998, Tower commenced an action in New York State Supreme Court against Reckson, Crescent and Metropolitan Partners alleging breach of the merger agreement between the parties dated July 9, 1998. Tower sought $75 million in compensatory damages, declaratory and other relief. Tower's press release on November 2, 1998 stated that this action was filed because Tower had been informed by Crescent, Reckson and Metropolitan Partners that they would not proceed with the transactions contemplated by the Prior Merger Agreement. On December 22, 1998, the action was discontinued. As discussed under "The Merger Agreement--Release of Litigation; Litigation Trust," under certain limited circumstances this action can be recommenced following the merger by Tower against Crescent for the benefit of Tower's stockholders.


    On or about September 29, 1998, a complaint entitled STEPHEN MIKOLAS V. LAWRENCE FELDMAN, FELDMAN EQUITIES, TOWER 45 ASSET MANAGEMENT CORPORATION, 286 MADISON LP, 290 MADISON LP, 292 MADISON LP, TOWER EQUITIES & REALTY AND TOWER REALTY TRUST, INC., Index No. 98 Civ. 6079 (S.D.N.Y.) was filed in the U.S. District Court for the Southern District of New York in which the plaintiff alleges unlawful retaliation in violation of federal, state and city statutes. On or about March 19, 1999, the parties entered into a "Stipulation of Discontinuance," which provided that the action be discontinued, without prejudice, and subject to reinstatement in the event a formal settlement agreement is not executed by the parties within thirty days. The resolution contemplated by the parties, which would include a dismissal of the action with prejudice, is not expected to have a material adverse effect on the financial position or results of operations of Tower.



    On or about July 10, 1998, a complaint entitled KAREN SCHWARTZ (F/K/A KAREN RUSSO) V. LAWRENCE FELDMAN, FELDMAN EQUITIES, TOWER 45 ASSET MANAGEMENT CORPORATION, 286 MADISON LP, 290 MADISON LP, 292 MADISON LP, TOWER EQUITIES & REALTY AND TOWER REALTY TRUST, INC., Index No. 98 Civ. 4918

(S.D.N.Y.), was filed in the U.S. District Court for the Southern District of New York in which the plaintiff alleges she was discriminated against in the terms and conditions of her employment on the basis of her religion in violation of federal, state and city statutes. On or about March 19, 1999, the parties entered into a "Stipulation of Discontinuance," which provided that the action be discontinued, without prejudice, and subject to reinstatement in the event a formal settlement agreement is not executed by the parties within thirty days. The resolution contemplated by the parties, which would include a dismissal of the action with prejudice, is not expected to have a material adverse effect on the financial position or results of operations of Tower.


STOCKHOLDER INFORMATION


    At March 19, 1999, Tower had approximately 63 holders of record of Tower common stock and as of March 19, 1999 approximately 5,311 beneficial owners of shares of Tower common stock. In addition, the Tower OP units, which are redeemable in specific circumstances for shares of Tower common stock, were held by 24 entities or persons, beneficially or otherwise.


RECENT SALES OF UNREGISTERED SECURITIES


    Concurrently with the consummation of the Tower initial public offering and pursuant to the formation transactions, Tower issued (a) 1,153,845 shares of Tower common stock in the concurrent private placements, (b) 886,200 shares of Tower common stock in connection with the cancellation of the MSAM Notes, and
(c) 1,128,160 shares of Tower common stock in connection with the acquisition of certain interests in the 21 initial properties. In addition, Tower OP issued 1,583,640 Tower OP units to "accredited" investors, including certain officers and directors, in consideration for their contribution to Tower OP of ownership interests in the 21 initial properties. Subsequent to December 31, 1997, Tower OP issued 129,032 Tower OP units as partial consideration in the acquisition of a certain management contract in connection with the acquisition of the 810 Seventh Avenue property.


    Concurrently with the execution of the merger agreement, Tower sold 2,169,197 shares of newly issued series A convertible preferred stock, par value $.01 per share, liquidation preference $18.44 per share, to Metropolitan Partners for an aggregate purchase price of $40 million. The Tower series A preferred stock will initially have a per share distribution equal to the per share distribution on the Tower common stock which is currently $1.69 annually, resulting in a yield of 9.16%. Prior to a termination of the merger agreement, the Tower series A preferred stock is not redeemable or convertible and has no voting rights. See "Metropolitan Partners' Investment in Tower," above.


    The issuance of shares of Tower common stock and Tower OP units pursuant to the formation transactions, the acquisition of 810 7th Avenue and the issuance of the series A preferred stock constitute private placements of securities which are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

SELECTED FINANCIAL DATA--TOWER



    The historical selected financial data of Tower and Tower Predecessor as of and for the periods ended December 31, 1998 and 1997, for the period from January 1, 1997 to October 15, 1997, as of and for the years ended December 31, 1996, 1995, and for the year ended December 31, 1994 have been derived from the respective audited financial statements. The selected financial data as of December 31, 1994 are derived from the respective unaudited financial statements and, in the opinion of Tower management, reflect all adjustments consisting of normal recurring adjustments, necessary for a fair presentation of such data. The following historical data should be read in conjunction with the consolidated and combined historical financial statements of Tower and Tower Predecessor and notes thereto and "Tower and Tower OP--Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus.



    The historical operating results of Tower and Tower Predecessor may not be indicative of future operating results. In addition, Tower believes that the recorded value of Tower properties, which reflects the historical cost of such real estate, less accumulated depreciation, is not indicative of the fair value of the Tower properties.

                                                                    TOWER (CONSOLIDATED)
                                                            -------------------------------------   TOWER PREDECESSOR (COMBINED)
                                                              TWELVE      MARCH 27,                -------------------------------
                                                              MONTHS       1997--     JANUARY 1,
                                                               ENDED      DECEMBER      1997--         YEAR ENDED DECEMBER 31,
                                                             DECEMBER        31,      OCTOBER 15,  -------------------------------
                                                             31, 1998       1997         1997        1996       1995       1994
                                                            -----------  -----------  -----------  ---------  ---------  ---------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA AND NUMBER OF PROPERTIES)
Statements of Operations Data:
  Rental income...........................................   $ 110,137    $  16,409    $  21,908   $  26,138  $  25,202  $  25,994
  Management fees(1)......................................          --        1,090          318       1,261        961         82
  Construction, leasing and other income..................         857          861          576       1,335      1,041        320
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Total revenues..........................................     110,994       18,360       22,802      28,734     27,204     26,396
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Property operating and maintenance expenses(1)..........      25,849        3,941        4,538       5,481      5,332      5,278
  Real estate taxes.......................................      14,838        2,266        3,792       4,722      4,571      3,971
  General and administrative..............................      10,140        2,844        2,189       3,494      3,497      2,512
  Interest expense........................................      20,770        2,369       11,725      15,511     15,150     12,751
  Depreciation and amortization...........................      17,773        2,813        5,541       6,853      6,897      7,415
  Ground rent/air rights expense..........................         683          126          473         599        599        599
  Costs related to sale of the Company....................       5,019           --           --          --         --         --
  Severance and other compensation costs..................       2,471           --           --          --         --         --
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Total expenses..........................................      97,543       14,359       28,258      36,660     36,046     32,526
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Equity in unconsolidated entities(1)....................         297          353          134         461        193          1
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Income (loss) before minority interest and extraordinary
    gain (loss) on early extinguishment of debt...........      13,748        4,354       (5,322)     (7,465)    (8,649)    (6,129)
  Minority interest(2)....................................      (1,234)        (373)          --         373         --         --
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Income (loss) before extraordinary gain (loss) on early
    extinguishment of debt................................   $  12,514    $   3,981    $  (5,322)  $  (1,341) $  (7,465) $  (6,129)
                                                            -----------  -----------  -----------  ---------  ---------  ---------
                                                            -----------  -----------  -----------  ---------  ---------  ---------
  Income before loss on early extinguishment of debt
    applicable to common shareholders.....................   $  12,285    $   3,981
                                                            -----------  -----------
                                                            -----------  -----------
  Income before loss on early extinguishment of debt per
    common share (basic and dilutive).....................   $    0.72    $    0.24
                                                            -----------  -----------
                                                            -----------  -----------
  Weighted average number of shares outstanding (basic and
    dilutive).............................................      16,946       16,920
                                                            -----------  -----------
                                                            -----------  -----------
Balance Sheet Data (end of period):
  Real estate, net of accumulated depreciation............   $ 673,442    $ 618,113                $ 129,064  $ 128,138  $ 132,904
  Total assets............................................     719,747      656,096                  172,967    173,889    184,174
  Total debt..............................................     260,293      228,990                  202,892    199,962    202,454
  Total liabilities.......................................     299,394      259,759                  234,857    230,977    235,343
  Minority interest in operating partnership..............      34,371       33,920                       --         --         --
  Stockholders' equity/owners' deficit....................     385,982      382,417                  (61,870)   (57,088)   (51,169)

Other Data:
  Cash dividends declared per common share................   $    1.69    $    0.35           --          --         --         --
  Funds from operations available to common shares(3).....      35,421        6,581    $     219   $     129  $  (1,449) $   1,292
  Cash flow from operating activities.....................      38,515        6,526        5,290         951      1,762      4,118
  Cash flow from investing activities.....................     (73,388)    (540,188)      (3,771)     (6,787)    (3,440)    (3,137)
  Cash flow from financing activities.....................      39,803      535,008       (1,785)      5,613        238         30
Property Data (end of period):
  Number of Properties....................................          25           22       --               7          6          6


------------------------------


(1) The operations transferred to Tower Equities Management, Inc., a Delaware corporation, are combined with the property operations in the historical financial statements of Tower and the Tower Predecessor prior to October 15, 1997, and are accounted for under the equity method in Tower's historical financial statements subsequent to that date.



   Equity in unconsolidated entities also includes Tower's ten percent interest, subject to an increase to up to 27.5% if performance goals are achieved, in the partnership owning 2800 North Central Avenue, Phoenix, Arizona, and prior to October 16, 1997 Tower Predecessor's 18% interest in the DRA joint venture companies that, prior to the Tower initial public offering, owned the following properties: 286 Madison Avenue, New York, New York; 290 Madison Avenue, New York, New York; 292 Madison Avenue, New York, New York; the six Corporate Center properties, Phoenix, Arizona; 5151 East Broadway, Tucson, Arizona; and One Orlando Center, Orlando, Florida.



   Subsequent to the initial public offering, Tower owns ten percent of 2800
    North Central Avenue and 95% of the economic interest in Tower Equities Management. Tower Predecessor owned, on December 31, 1996, 3.8% of 2800 North Central Avenue and approximately 18% of the DRA joint venture companies, which represents Lawrence H. Feldman's effective ownership interest.

(2) Represents an approximate 9.0% and 8.6% historical interest at December 31, 1998 and December 31, 1997, respectively, in Tower OP.



(3) Tower generally considers funds from operations an appropriate measure of liquidity of an equity REIT because industry analysts have accepted it as a performance measure of equity REITs. "Funds from operations," as defined by the National Association of Real Estate Investment Trusts, means net income
    (loss), computed in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, after adjustments for unconsolidated entities. Tower also adds back costs to net income related to the sale of the company and severance and certain compensation charges. Tower's determination of funds from operations may not be comparable to funds from operations reported by other REITs. Tower believes that in order to facilitate a clear understanding of the combined historical operating results of Tower Predecessor and Tower, funds from operations should be considered in conjunction with net income (loss) as presented in the consolidated and combined financial statements and notes thereto of Tower and Tower Predecessor included elsewhere in this Joint Proxy Statement/Prospectus. Funds from operations should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of Tower's performance or to cash flows from operating activities, determined in accordance with GAAP, or as a measure of liquidity or the ability to make distributions. Tower's and Tower Predecessor's historical funds from operations for the respective periods is calculated as follows:



                                                         TOWER
                                                ------------------------
                                                  TWELVE     HISTORICAL                      TOWER PREDECESSOR
                                                  MONTHS      MARCH 27,   -------------------------------------------------------
                                                   ENDED       1997--     JANUARY 1,
                                                 DECEMBER     DECEMBER      1997--              YEAR ENDED DECEMBER 31,
                                                    31,          31,      OCTOBER 15,  ------------------------------------------
                                                   1998         1997         1997        1996       1995       1994       1993
                                                -----------  -----------  -----------  ---------  ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Funds From Operations:
  Net income (loss)...........................   $  11,907    $   3,981    $   1,153   $  (7,465) $  (8,649) $  (6,129) $  (9,954)
    Real estate depreciation and
      amortization............................      17,773        2,813        5,541       6,853      6,897      7,415      7,982
    Real estate depreciation and amortization
      of unconsolidated entities..............         134           33           --         741        303          6         --
    Minority interest.........................       1,174          373           --          --         --         --         --
    Severance and other compensation costs....       2,471           --           --          --         --         --         --
    Costs related to sale of Tower............       5,019           --           --          --         --         --         --
    Preferred stock dividend requirements.....        (229)
    Gain (loss) on extinguishment of debt.....         667           --       (6,475)         --         --         --         --
                                                -----------  -----------  -----------  ---------  ---------  ---------  ---------
    Funds from operations.....................   $  38,916    $   7,200    $     219   $     129  $  (1,449) $   1,292  $  (1,972)
                                                -----------  -----------  -----------  ---------  ---------  ---------  ---------
                                                -----------  -----------  -----------  ---------  ---------  ---------  ---------
  Funds from operations applicable to common
    shareholders..............................   $  35,421


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS

    The following discussion should be read in conjunction with the "Selected Financial Data" and the historical consolidated and combined financial statements and related notes thereto for Tower and for Tower Predecessor, respectively, appearing elsewhere in this Joint Proxy Statement/Prospectus. The following discussion is based primarily on the consolidated financial statements of Tower for the period subsequent to the Tower initial public offering and on the combined financial statements of Tower Predecessor for the periods prior to the Tower initial public offering. The combined financial statements include the assets, liabilities and operations of the Tower properties and predecessor management companies acquired by Tower in the formation transactions from Tower Predecessor. In addition, Tower Predecessor includes interests in 2800 North Central Avenue and the Tower properties held by the DRA joint venture companies, on the equity basis of accounting.

    Historical results set forth in the "Selected Financial Data," the combined financial statements of Tower Predecessor, and the consolidated financial statements of Tower should not be taken as an indication of future operations of Tower.

OVERVIEW


    Tower was incorporated in the State of Maryland on March 27, 1997. Tower operates so as to qualify as a REIT for Federal income tax purposes. As of October 16, 1997, Tower completed the Tower initial public offering of 13,817,250 shares of common stock, including the exercise of the underwriters' over-allotment option of 1,802,250 shares, and effected the concurrent private placements of 1,153,845 shares of common stock at a price of $26.00 per share. The net proceeds realized therefrom were approximately $353.35 million. In addition, in connection with the formation transactions relating to the Tower initial public offering and the concurrent private placements, including the acquisition of certain property interests and the cancellation of certain indebtedness, Tower issued 1,949,360 shares of common stock. Upon consummation of these offerings, Tower acquired a sole 1% general partner interest, and a 90.4% limited partner interest in Tower OP. At December 31, 1998, Tower had a .1% general partner interest and a 89.9% limited partner interest in Tower OP.



    Tower was formed to continue and expand the commercial real estate business of Tower Equities & Realty, including developing, acquiring, owning, renovating, managing, and leasing office properties in the Manhattan, Phoenix, Tucson and Orlando markets. Upon consummation of the initial public offering and the concurrent private placements and the formation transactions, Tower OP owned or had interests in the 21 initial properties. On December 31, 1997, Tower purchased the approximately 700,000 square foot office building located at 810 Seventh Avenue in Midtown Manhattan for approximately $150 million, including closing costs, on January 16, 1998, Tower purchased the approximately 126,000 square foot Blue Cross/Blue Shield office complex located in Phoenix, Arizona for $16.9 million and on May 6, 1998, Tower purchased the approximately 335,000 square foot building located at 90 Broad Street in Manhattan for approximately $34.3 million. Tower also owns or has an option to acquire four development parcels, which can support 2.2 million rentable square feet of development. In November 1997, Tower exercised its option to purchase one of the optioned development parcels located in Phoenix, Arizona for approximately $10.3 million. This parcel is currently under development.


    On March 31, 1997 interests in certain partnerships, properties and limited liability companies were contributed to Tower OP in exchange for OP units in Tower OP. Certain of these interests were owned by Tower OP after consummation of the offering. Simultaneously with such contributions of interests, Tower issued $12.3 million of notes to certain investors advised by Morgan Stanley Asset Management. The notes were collateralized by certain of the properties. Upon completion of the offering, all notes were converted into Tower common stock.

RESULTS OF OPERATIONS


    Tower's consolidated results of operations comprise Tower Equities Management's operations from March 27, 1997 (using the equity method after October 15, 1997), the consolidated results of Tower OP, and the operating entities comprising the Tower Predecessor and DRA joint ventures after October 16, 1997. Tower Predecessor's combined results of operations included the management companies' and the operations of the Tower Predecessor properties for all periods presented. The consolidated and combined results of operations of Tower and Tower Predecessor are not directly comparable between periods as a result of the effects of valuation of assets and liabilities recorded in accordance with Accounting Principles Board Opinion No. 16. Consequently, the comparison of the results of operations between the periods provides only limited information regarding the operations of Tower as currently constituted. The following table sets forth selected statement of operations data for Tower and the Tower Predecessor for the periods indicated:

                                                                                         TOWER
                                                                          TOWER       PREDECESSOR                    TOWER
                                                                        MARCH 27,     JANUARY 1,     COMBINED     PREDECESSOR
                                                           TOWER          1997-          1997-      YEAR ENDED    YEAR ENDED
                                                       DECEMBER 31,   DECEMBER 31,    OCTOBER 15,    DECEMBER    DECEMBER 31,
                                                           1998           1997           1997        31, 1997        1996
                                                       -------------  -------------  -------------  -----------  -------------
                                                                                   (IN THOUSANDS)
Rental Income........................................    $ 110,137      $  16,409      $  21,908     $  38,317     $  26,138
Management Fees......................................           --          1,090            318         1,408         1,261
Construction, leasing and other fees.................          857            861            576         1,437         1,335
                                                       -------------  -------------  -------------  -----------  -------------
Total revenue........................................      110,994         18,360         22,802        41,162        28,734
                                                       -------------  -------------  -------------  -----------  -------------
Expenses:
Property operating and maintenance...................       25,549          3,941          4,538         8,479         5,481
Real estate taxes....................................       14,838          2,266          3,792         6,058         4,722
General and administrative...........................       10,140          2,844          2,189         5,033         3,494
Interest expense.....................................       20,770          2,369         11,725        14,094        15,511
Depreciation and amortization........................       17,773          2,813          5,541         8,354         6,853
Ground rent/air rights expense.......................          683            126            473           599           599
Costs related to sale of Tower.......................        5,019             --             --            --            --
Severance and other compensated costs................        2,471             --             --            --            --
                                                       -------------  -------------  -------------  -----------  -------------
Total expenses.......................................       97,543         14,359         28,258        42,617        36,660
                                                       -------------  -------------  -------------  -----------  -------------
Equity in unconsolidated entities....................          297            353            134           487           461
                                                       -------------  -------------  -------------  -----------  -------------
Net income (loss) before extraordinary gain on early
  extinguishment of debt and minority interest.......       13,748          4,354         (5,322)         (968)       (7,465)
Minority interests...................................       (1,234)           373                          373          (373)
                                                       -------------  -------------  -------------  -----------  -------------
Net income (loss) before gain (loss) on early
  extinguishment of debt.............................       12,514          3,981         (5,322)       (1,341)       (7,465)
Extraordinary gain (loss) on early extinguishment of
  debt, net of minority interest.....................         (607)            --          6,475         6,475            --
Net income (loss)....................................    $  11,907      $   3,981      $   1,153     $   5,134     $  (7,465)
                                                       -------------  -------------  -------------  -----------  -------------
                                                       -------------  -------------  -------------  -----------  -------------



COMPARISON OF YEAR ENDED DECEMBER 31, 1998 TO YEAR ENDED DECEMBER 31, 1997
  (COMBINED)



    Total revenues increased by $69.8 million, or 169.4%, to $111.0 million in 1998 as compared to $41.2 million in 1997. Rental income increased by $71.8 million, or 187.5%, to $110.1 million in 1998 as compared to $38.3 million in 1997 primarily as a result of the properties acquired concurrent with and subsequent to Tower's initial public offering. Rental income for the year ended December 31, 1998 included $31.6 million of rental income from the Tower properties previously held by DRA and rental revenue of $42.2 million from 100 Wall Street, Century Plaza, 810 Seventh Avenue and the Blue Cross/ Blue Shield office complex; the 1997 results include rental revenues of $9.5 million related to such properties. The remaining increase in rental income can be attributed to an increase in base rent, primarily resulting from (i) an increase in leasing activity from the date of Tower's initial public offering and (ii) additional unbilled rent resulting from the effect of re-straightlining the lease payments over the remaining lease terms from the date of Tower's initial public offering.



    Management fee income decreased in 1998 as compared to $1.4 million in 1997. These fees relate to services provided during 1997 by consolidated or combined management companies to certain properties (which have been eliminated since Tower became self-administered following the consummation of its initial public offering), as well as services to third-party owned properties by consolidated or combined management companies. These operations are reflected in the results of operations of Tower Equities Management subsequent to the consummation of the initial public offering. Tower Equities Management results of operations are reflected by Tower on the equity method of accounting.



    Total expenses in 1998 increased by $54.9 million, or 128.9%, to $97.5 million as compared to $42.6 million in 1997 primarily as a result of the acquisition of the properties previously owned by the DRA joint venture companies and other properties purchased concurrent with and subsequent to

Tower's initial public offering. Expenses, excluding interest, depreciation and amortization, as a percentage of total revenue increased to 52.9% from 49.0%. The components of expenses, excluding interest and depreciation and amortization, as a percentage of total revenue are as follows:



                                                           1998       1997
                                                         ---------  ---------
Property operating and maintenance.....................       23.1%      20.6%
Real estate taxes......................................       13.4       14.7
General and administrative.............................        9.1       12.2
Ground rent and air rights.............................        0.6        1.5
Other costs............................................        6.7
                                                               ---        ---
    Total..............................................       52.9%      49.0%
                                                               ---        ---
                                                               ---        ---



    Property operating and maintenance increased as a percentage of revenue due to the inclusion of the properties located in Arizona, where utility costs are typically higher. The decrease in real estate taxes as a percentage of revenue is primarily due to the inclusion of 100 Wall Street and 90 Broad Street, which have lower real estate tax assessment as compared to Tower's other New York properties. General and administrative costs decreased as a result of improved leverage of Tower's cost base over a larger revenue base. Other costs represent costs that were not present in 1997.



    Interest expense increased by $6.7 million to $20.8 million in 1998 as compared to $14.1 million in 1997 due to increased borrowings in connection with the acquisition of properties subsequent to Tower's initial public offering, offset in part by the effect of the repayment of Tower Predecessor's debt from the proceeds of the common stock offering.



    Depreciation and amortization increased $9.4 million or 111.9% to $17.8 million in 1998 as compared to $8.4 million in 1997 as a result of reflecting a full year of depreciation of the properties acquired from the DRA joint venture companies and the acquisition of additional properties.



    Equity in unconsolidated entities decreased by approximately $0.2 million primarily reflecting lower results of Tower Equities Management, which is accounted for on the equity method for the full year in 1998.



    Minority interest pertains to interests in certain partnerships and properties, and that were contributed to Tower OP in exchange for Tower OP units concurrent with and subsequent to Tower's initial public offering. The increase is consistent with Tower's results of operations for the year.



    The extraordinary loss in 1998 resulted from the partial prepayment of the debt incurred to purchase 810 7th Avenue. The 1997 extraordinary gain resulted from the prepayment of debt by the Tower Predecessor.



    Net income increased by $6.8 million to $11.9 million in 1998 as compared to $5.1 million in 1997, as a result of the acquisition of properties and other factors described above.



COMPARISON OF YEAR ENDED DECEMBER 31, 1997 COMBINED TO YEAR ENDED DECEMBER 31,
  1996.


    Total revenues increased by $12.4 million, or 43.3%, to $41.2 million in 1997 as compared to $28.7 million in 1996. Rental income increased by $12.2 million, or 46.6%, to $38.3 million in 1997 as compared to $26.1 million in 1996 primarily due to (i) $6.3 million of rental income from the Properties held by the DRA joint venture companies from October 16, 1997 through December 31, 1997 and (ii) the purchase of 100 Wall Street and Century Plaza at the time of Tower's initial public offering, which contributed rental revenues of $3.2 million from October 16, 1997 to December 31, 1997. The remaining increase in rental income can be attributed to an increase in base rent, primarily resulting from the effect of re-straightlining the lease payments over the remaining lease terms, as of

October 16, 1997, of approximately $2 million, and other increases from properties which were owned by the Tower Predecessor.

    Management fee income increased $0.1 million, or 11.7%, to $1.4 million in 1997 as compared to $1.3 million in 1996. These fees are reflected in results of operations of Tower Equities Management after October 15, 1997 results of operations. Construction, leasing, and other fees, relating to seven retail properties as well as the DRA joint venture companies and 2800 North Central Avenue, also increased by $0.1 million, or 7.6%, to $1.4 million in 1997 as compared to $1.3 million in 1996. After October 15, 1997, these construction, leasing and other fees are reflected in the results of operations of Tower Equities Management.

    Total expenses in 1997 increased by $6.0 million, or 16.3%, to $42.6 million as compared to $36.6 million in 1996. Expenses excluding interest and depreciation and amortization increased from $14.3 million in 1996 to $20.2 million in 1997 due to an inclusion of the DRA joint venture companies subsequent to Tower's initial public offering and the purchase of 100 Wall Street and Century Plaza. Expenses excluding interest and depreciation and amortization as a percentage of total revenue decreased slightly from 49.8% in 1996 to 48.9% in 1997, reflecting economies realized through spreading fixed costs over larger total revenue base. The components of expenses, excluding interest and depreciation and amortization decreased as a percentage of total revenue as follows:


                                                                                    1997       1996
                                                                                  ---------  ---------
Property operating and maintenance..............................................       20.6%      19.1%
Real estate taxes...............................................................       14.7       16.4
General and administrative......................................................       12.2       12.2
Ground rent and air rights......................................................        1.5        2.1
                                                                                        ---        ---
    Total.......................................................................       49.0%      49.8%
                                                                                        ---        ---
                                                                                        ---        ---



    The increase in property operating and maintenance expenses as a percentage of revenue has been offset by a decrease in real estate taxes and ground rent and air rights. The increase in property operating and maintenance as a percentage of revenue is primarily attributed to the inclusion, subsequent to Tower's initial public offering, of certain DRA joint venture properties located in Arizona, which have higher operating costs. The decrease in real estate taxes as a percentage of revenue is primarily due to the inclusion of 100 Wall Street, which has a lower real estate tax assessment a compared to Tower's other New York properties. The decrease in ground rent and air rights, which are fixed costs, as a percentage of revenue, is due to the increase in Tower's revenue base.



    Interest expense decreased by $1.4 million to $14.1 million in 1997 as compared to $15.5 million in 1996 due to the repayment of debt with the proceeds of Tower's initial public offering.



    Depreciation and amortization expense increased $1.5 million or 22.0% to $8.3 million in 1997 as compared to $6.8 million in 1996 due to depreciation of additional properties in 1997 as compared to 1996 (primarily subsequent to Tower's initial public offering).



    Equity in unconsolidated entities remained relatively constant from year to year.



    Minority interest pertains to interests in certain partnerships, properties, and Properties Atlantic which were contributed to Tower OP in exchange for Tower OP Units. The percentage of minority interest for the period subsequent to Tower's initial public offering through December 31, 1997 is approximately 8.6%.



    Net income increased by $12.6 million to $5.1 million in 1997 as compared to net loss of $7.5 million in 1996, reflecting the reasons previously discussed and a $6.5 million extraordinary gain on the extinguishment of debt by Tower Predecessor.

LIQUIDITY AND CAPITAL RESOURCES



    Cash and cash equivalents were $6.3 million and $1.3 million at December 31, 1998 and December 31, 1997, respectively. Cash and cash equivalents include cash on hand and short term, highly liquid investments with original maturities of three months or less. These financial investments, which potentially subject Tower to concentrations of credit risk, are invested primarily through short-term obligations issued or guaranteed by the U.S. government or its agencies. Tower believes that this mitigates their risk. Included in cash and cash equivalents at December 31, 1998 and 1997 are segregated security deposits amounting to approximately $5.9 million. In 1997 the cash and cash equivalent balance was comprised primarily of segregated security deposits. The increase in cash and cash equivalents is a result of the net increase in amounts outstanding under the Fleet Bank line of credit of $70.4 million, and cash flows from operations of $38.5 million, net of approximately $73.4 million for additions to real estate and deferred charges primarily as a result of the $16.9 million purchase of the Blue Cross/Blue Shield office complex, the $34.3 million purchase of the 90 Broad Street property and capital expenditures on those properties, as well as Tower's other properties and $30.1 million relating to distributions to stockholders and holders of Tower OP units.



    Tower believes that its principal short-term liquidity needs are to fund normal recurring expenses, debt service requirements, and deferred real estate taxes. The Tower properties require periodic investment of capital for tenant-related capital expenditures and for general capital improvements. In addition, Tower has adopted a policy of paying regular quarterly distributions on its common stock, preferred stock and the Tower OP units. Based upon its cash and cash equivalents as of December 31, 1998, its expected cash flows from operations and the funds available under the Fleet Bank line of credit, Tower expects to meet its cash requirements for the foreseeable future.



    As a general policy, Tower intends to maintain a debt policy limiting Tower's total consolidated indebtedness plus its pro rata share of joint venture company debt to 50% of Tower's total market capitalization. However, Tower may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price for its common stock, growth and acquisition opportunities and other factors. Accordingly, there can be no assurance that Tower may not increase its debt to total market capitalization ratio beyond the limit described above.



    At December 31, 1998 and 1997, Tower had total outstanding indebtedness of approximately $260.3 and $228.9 million, exclusive of Tower's ten percent portion of the debt on 2800 North Central Avenue of $2.8 million and $2.7 million, respectively. This total outstanding indebtedness was collateralized by nine of the Tower properties and represents 44% and 36% of Tower's total market capitalization based on the $20.125 and $24.625 closing price of the shares of Tower common stock at December 31, 1998 and 1997.



FLEET BANK LINE OF CREDIT



    The Fleet Bank line of credit has a three-year term and bears interest at the rate of approximately 150 basis points over LIBOR (London Interbank Offered
Rate). As of December 31, 1998, $70.4 million was outstanding under the Fleet Bank line of credit. The line of credit matures in October 2000 but will become due upon consummation of the merger.


    In conjunction with its Fleet Bank line of credit Tower must maintain the following financial ratios:


    - Total outstanding indebtedness must not exceed 55% of "total value," as defined in the line of credit, during the first year of the facility and must not exceed 50% thereafter.



    - Collateral indebtedness must not exceed 40% of total value during the first year of the facility and 35% thereafter.

    - Recourse indebtedness cannot exceed five percent of total value.



    - The total outstanding unsecured indebtedness must not exceed 60% of total unencumbered assets value (as defined in the line of credit) during the first year of the facility and 55% thereafter.



    Other financial covenants that must be met by Tower include interest expense and fixed charges to debt ratios, among others.



    As of December 31, 1998, Tower has complied with the financial debt covenants.



    In connection with the merger agreement with Reckson, Tower issued $40 million of preferred stock which shares in the dividends pro rata with the Tower common stockholders and Tower OP unitholders. The proceeds from the issuance was utilized to partially prepay the 810 7(th) Avenue loan.



    In 1999, Tower borrowed $60 million under the line of credit and used the proceeds to repay the remaining debt outstanding on the 810 7th Avenue property. In connection with this borrowing the total amount available to borrow under the Fleet Bank line of credit was reduced from $200 million to $165 million.



MORTGAGE DEBT



                                                                 PRINCIPAL         INTEREST
DESCRIPTION                                                        AMOUNT            RATE             MATURITY
----------------------------------------------------------  --------------------  -----------  ----------------------
                                                                (DOLLARS IN
                                                                 THOUSANDS)
Term loan.................................................      $    107,000            6.82%        October 16, 2027
Corporate Center..........................................            21,000            7.55%         January 1, 2006
Corporate Center..........................................               974            8.37%         January 1, 2006
810 Seventh Avenue........................................            60,000           *    %          April 30, 1999
2800 North Central........................................             2,696            9.41%            May 31, 1999
Construction Loan.........................................             1,212            7.75%                      **


------------------------


*   LIBOR plus 400 basis points.



**  Term of the construction loan is concurrent with the period of construction.



    In connection with the acquisition of 810 Seventh Avenue, Tower incurred a $100 million mortgage loan from Credit Suisse First Boston Mortgage Capital LLC that was to mature on December 31, 1998. On December 8, 1998, this mortgage was extended through April 30, 1999 with an option to further extend the loan through June 30, 1999 for a 1% payment to the bank ($1.0 million), a broker fee of .5% ($.5 million) and an additional 1% fee to be paid upon maturity. Extending the mortgage loan to June 30, 1999 would have required the payment of an additional extension fee of .05% ($.5 million). This mortgage was repaid in 1999 from the borrowings under the revolving line of credit.



INTEREST RATE RISK



    Tower's financial instruments that are sensitive to changes in interest rates are its debt obligations, all of which are denominated in U.S. dollars. The interest rate on real estate debt other than the 810 7(th) Avenue debt is fixed and therefore not affected by changes in interest rates. The 810 7(th) Avenue debt and borrowings under the revovling credit agreement bear interest at variable rates. Tower does not enter in derivative instruments to mitigate the impact of interest rate movements. Accordingly, increases in market rates will adversely impact Tower.

CASH FLOWS



    Tower's 1998 cash flows from operating activities were $38.5 million. This is an increase of $26.7 million over operating cash flows of $11.8 million for the year ended December 31, 1997. This increase is primarily attributed to an increase in net income resulting from the full year of operations of the DRA properties and other property acquisitions.



    Cash flows used in investing activities for Tower's 1998 operations were $73.4 million. The primary uses of cash in 1998 included the acquisition of the Blue Cross/Blue Shield property and 90 Broad Street property and other capital expenditures on Tower properties. Cash flows used in investing activities for Tower's 1997 operations increased by $537.2 million from $6.8 million for the year ended December 31, 1996 to $540.2 million. The primary uses of cash in 1997 included the acquisition of real estate, joint venture and deferred charges of $534.4 million in connection with Tower's formation transactions.



    Cash flows from financing activities were $39.8 million reflecting the sale of $40 million of preferred stock and related pay down on the 810 7(th) Avenue mortgage debt, borrowings under the line of credit and related repayments net of distributions to Tower common shareholders and Tower OP unitholders. Cash flows from financing activities for the year ended December 31, 1997 increased $527.6 million from $5.6 million at December 31, 1996 to $533.2 million at December 31, 1997. The most significant inflows of cash relate to the net proceeds from Tower's initial public offering of $353.3 million, proceeds from real estate debt of $217.9 million, which includes $100.0 million for a mortgage note on 810 7(th)Avenue, approximately $107.0 million from the term loan and amounts borrowed from MSAM, which were repaid with stock in conjunction with Tower's initial public offering. In addition, Tower has declared a $.3536 per share or $6.5 million distribution payable as of December 31, 1997. This amount was paid on January 15, 1998.

FUNDS FROM OPERATIONS



    Tower generally considers funds from operations an appropriate measure of liquidity of an equity REIT because industry analysts have accepted it as a performance measure of equity REITs. "Funds from operations," as defined by the NAREIT, means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales (loss) of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Tower also adds back costs related to the sale of the company and severance and other compensation charges. Accordingly, funds from operations as defined by Tower may not be comparable to definitions used by other REITs. Tower believes that in order to facilitate a clear understanding of the combined historical operating results of Tower Predecessor and Tower, funds from operations should be considered in conjunction with net income (loss), determined in accordance with GAAP, as presented in the audited consolidated and combined financial statements of Tower and Tower Predecessor, respectively, and notes thereto included elsewhere in this Joint Proxy Statement/ Prospectus. Funds from operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of Tower's performance or to cash flows from operating activities, determined in accordance with GAAP, as a measure of liquidity or ability to make distributions.



    Tower's calculation of funds from operations is as follows:



                                               TOWER             TOWER PREDECESSOR
                                      ------------------------  --------------------
                                                   MARCH 27,         JANUARY 1,         COMBINED
                                                    1997 -             1997 -          YEAR ENDED    YEAR ENDED
                                                 DECEMBER 31,       OCTOBER 15,       DECEMBER 31,  DECEMBER 31,
                                        1998         1997               1997              1997          1996
                                      ---------  -------------  --------------------  ------------  ------------
                                                                (DOLLARS IN THOUSANDS)

Net income (loss)...................  $  11,907    $   3,981         $    1,153        $    5,134    $   (7,465)
Real estate depreciation and
  amortization......................     17,773        2,813              5,541             8,354         6,853
Real estate depreciation and
  amortization of unconsolidated
  joint venture.....................        134           33                                   33           741
Minority interest...................      1,174          373                                  373
Cost-related to the sale of Tower...      5,019
Severance and other compensation
  costs.............................      2,471
Preferred stock dividend
  requirement.......................       (229)          --                 --                --            --
Gain (loss) on extinguishment of
  debt..............................        667                          (6,475)           (6,475)
                                      ---------       ------            -------       ------------  ------------
Funds from operations...............  $  38,916    $   7,200         $      219        $    7,419    $      129
                                      ---------       ------            -------       ------------  ------------
                                      ---------       ------            -------       ------------  ------------



    On a combined basis, funds from operations increased by $31.5 million for the year ended December 31, 1998 from the year ended December 31, 1997, and increased by $7.3 million for the year ended December 31, 1997 from the year ended December 31, 1996 as a result of the factors discussed in the analysis of operating results.

INFLATION

    Tower's leases with the majority of its tenants require the tenants to pay most operating expenses, including insurance and real estate taxes, and increases in common area maintenance expenditures which partially offsets Tower's exposure to increases in costs and operating expenses resulting from inflation.

YEAR 2000

    Tower has conducted a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Tower believes that the cost of remediation associated with its computer systems will be minimal and the remediation is anticipated to be completed in the first quarter of 1999.

    Tower's Year 2000 compliance program focuses on addressing Year 2000 readiness in the following areas:

    - Tower's information technology and software;

    - other material technology systems; and

    - Year 2000 compliance of third parties with which Tower has a material relationship. In this regard, Tower has retained consultants to assist in its efforts.

    Tower has completed an initial assessment and remediation of its key information technology systems including its operating systems and critical financial and nonfinancial applications. Remediation efforts as of the date hereof include addressing critical financial applications. Based on this initial assessment and remediation efforts, Tower believes that these key information technology systems will be "Year 2000 compliant" by the first quarter of 1999. However, there can be no assurance that coding errors or other defects will not be discovered in the future. Tower is currently evaluating the remaining non-critical information technology systems for Year 2000 compliance.


    As of December 31, 1998, Tower owned and operated a portfolio of 25 office properties. Tower is continually evaluating whether the material non-information technology systems such as security control equipment, fire suppression equipment and other physical plant and equipment at such properties are Year 2000 compliant, and has been advised by most of its vendors that such systems and equipment are or will be compliant. All Tower properties, as a part of general operating policy, are developing contingency plans that will be deployed in the event key operational systems, such as security control equipment, fail (E.G., when a power failure occurs).


    Tower depends upon the proper functioning of third-party computer and non-information technology systems. These third parties include tenants, commercial banks and other lenders, construction contractors, and vendors. Tower has initiated communications with third parties with whom it has important financial or operational relationships to determine the extent to which they are vulnerable to the Year 2000 issue. Tower has not yet received sufficient information from all parties about their remediation plans to predict the outcome of their efforts.

    If third parties with whom Tower or one of its affiliates interacts have Year 2000 problems that are not remedied, the following problems could result:

     a. In the case of construction contractors and other vendors, the delayed construction or redevelopment of properties;

     b. In the case of vendors, disruption of important services upon which Tower or its affiliates depend, such as professional services, including accounting and legal services, telecommunications and electrical power; and

     c. In the case of banks and other lenders, the disruption of capital flows potentially resulting in liquidity stress.

    Due to the nature of Tower's tenants' businesses, Tower does not believe the Year 2000 issue will materially impact the tenants' ability to pay rent. However, financial difficulties of significant tenants as a result of the Year 2000 issues could have a material adverse effect on Tower's results of operations or financial position. Though Tower does not expect the Year 2000 issue to have a material adverse effect on its result of operations or financial position there can be no assurances of that position.

ENVIRONMENTAL MATTERS


    Tower is not aware of any environmental issues at any of the Tower properties. Tower believes it has sufficient insurance coverage at each of the Tower properties.


RECENT ACCOUNTING PRONOUNCEMENTS

    Effective January 1, 1998, Tower adopted the SFAS 130. SFAS 130 specifies the presentation and disclosure requirements for reporting comprehensive income, which includes items which have been formerly reported as a component of stockholders' equity. SFAS 130 does not have an impact on Tower's financial statements.


    During 1997, the FASB issued FASB 131. Tower's management believes that when adopted, FASB 131 will require Tower to report additional geographic information based on Tower's major geographic areas of focus.



    In June 1998, the FASB issued FASB 133. Tower's management does not expect that adoption of this statement will have a significant impact on Tower's financial statements.


    In October 1998, the FASB issued FASB 134. FASB 134 is not expected to have an impact on Tower's financial statements.

    During 1998, the AICPA issued SOP 98-5 and SOP 98-1, which are effective for the fiscal years beginning after December 15, 1998. In addition, the Emerging Issues Task Force of the Financial Accounting Standards Board released EITF 97-11. EITF 97-11 was adopted during the first quarter of fiscal 1998 and resulted in Tower having to expense internal property acquisition costs they would have otherwise capitalized.

                             RECKSON AND RECKSON OP

    Reckson was incorporated in September 1994 and commenced operations effective with the completion of its initial public offering on June 2, 1995. Reckson, together with Reckson OP, was formed for the purpose of continuing the commercial real estate business of the predecessors of Reckson, its affiliated partnerships and other entities. For more than 40 years, Reckson has been engaged in the business of owning, developing, acquiring, constructing, managing and leasing suburban office and industrial properties in the New York City metropolitan area. Based on industry surveys, Reckson believes that it is one of the largest owners and managers of Class A suburban office and industrial properties in the Tri-State area of New York, New Jersey and Connecticut. Reckson operates as a self-managed REIT with in-house capabilities in property management, development, construction and acquisitions. As of December 31, 1998, Reckson owned and controlled, directly or indirectly, 204 properties encompassing approximately 21.0 million rentable square feet, all of which it manages. The properties consist of 73 Class A suburban office properties encompassing approximately 10.1 million rentable square feet, 129 industrial properties encompassing approximately 10.8 million rentable square feet and two 10,000 square foot retail properties. In addition, as of December 31, 1998, Reckson owned or had contracted to acquire approximately 980 acres of land (including approximately 400 acres under option) that may present future development opportunities. In addition, Reckson has invested $17 million in a note receivable secured by the interest of Odyssey Partners, L.P. in Omni Partners, L.P. The office properties are Class A suburban office buildings that are well-located, well-maintained and professionally managed. In addition, these properties are modern or have been modernized to compete with newer buildings in their markets. We believe that these properties achieve among the highest rent and occupancy rates within their markets. The majority of the office properties are located in eleven planned office parks and are tenanted by, among others, national services firms, such as telecommunications firms, "big five" accounting firms, securities brokerage houses, insurance companies and health care providers. The industrial properties are utilized for distribution, warehousing, research and development and light manufacturing/assembly activities and are located primarily in three planned industrial parks.

    All of Reckson's interests in the Reckson properties are held directly or indirectly by, and all of its operations relating to the Reckson properties are conducted through, Reckson OP. Reckson controls Reckson OP as the sole general partner and, as of December 31, 1998, owned approximately 83.8% of Reckson OP's outstanding units of partnership interest.

    Reckson's executive offices are located at 225 Broadhollow Road, Melville, New York 11747 and its telephone number at the location is (516) 694-6900. At December 31, 1998, Reckson had approximately 250 employees.

                              ORGANIZATIONAL CHART

                                    [CHART]

RECKSON OP'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the consolidated financial statements of Reckson OP and the combined financial statements of the Reckson Group and related notes included in this Joint Proxy
Statement/Prospectus.


    Reckson OP considers various statements set forth herein to be forward-looking statements with respect to Reckson OP's expectations for future periods. Forward-looking statements, including, without limitation, statements relating to the timing and success of acquisitions, the financing of Reckson OP's operations, the ability to lease vacant space and the ability to renew or relet space under expiring leases, involve risks and uncertainties. Although Reckson OP believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results may differ materially from those set forth in the forward-looking statements and Reckson OP can give no assurance that its expectation will be achieved. Factors that might cause the results of Reckson OP to differ materially from those indicated by such forward-looking statements include general economic conditions, general real estate industry risks, tenant default and bankruptcies, loss of major tenants, the impact of competition and acquisition, redevelopment and development risks, the ability to finance business opportunities and local real estate risks such as an oversupply of space or a reduction in demand for real estate in Reckson OP's real estate markets. Consequently, forward-looking statements should be regarded solely as reflections of Reckson OP's current operating and development plans and estimates. These plans and estimates are subject to revision from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements.


OVERVIEW AND BACKGROUND

    The Reckson Group, the predecessor to Reckson, was engaged in the ownership, management, operation, leasing and development of commercial real estate properties, principally office and industrial buildings, and also owned certain undeveloped land located primarily on Long Island, New York. Reckson OP commenced operations on June 2, 1995 and is the successor to the operations of the Reckson Group. Reckson is the sole general partner in Reckson OP. During June 1995, Reckson contributed approximately $162 million in cash to Reckson OP in exchange for an approximate 73% general partnership interest. As a result, Reckson OP owned or had an interest in 72 properties, including one joint venture property.

    Reckson OP owns all of the interests in its real estate properties either directly or through Reckson FS Limited Partnership. At December 31, 1998, Reckson OP owned 204 properties, including two joint venture properties, encompassing approximately 21.0 million square feet. The properties include 73 suburban office properties containing approximately 10.1 million square feet, 129 industrial properties containing approximately 10.8 million square feet and two retail properties containing 20,000 square feet.


    Since June 2, 1995, Reckson OP has acquired or contracted to acquire approximately $1.14 billion of Class A suburban office and industrial properties encompassing approximately 12.8 million square feet located in the Tri-State area of Long Island, Westchester County, southern Connecticut and New Jersey. In that regard, Reckson OP has acquired 13 office properties and 33 industrial properties encompassing approximately 2.1 and 2.6 million square feet, respectively, located on Long Island for an aggregate purchase price of approximately $302 million. Since its initial investment in Westchester County, Reckson OP has acquired 17 office properties encompassing approximately 2.4 million square feet and three industrial properties encompassing approximately 163,000 square feet for an aggregate purchase price of approximately $304 million. Since its initial investment in southern Connecticut, Reckson OP has acquired two office properties encompassing approximately 325,000 square feet for an aggregate purchase price of approximately $61.3 million. In May 1997, Reckson OP acquired five office properties encompassing approximately 496,000 square feet located in New Jersey for an aggregate purchase price of approximately $56.9 million and, in connection with this acquisition, established its New Jersey Division. Since its initial investment in New Jersey, Reckson OP has acquired 12 office properties encompassing approximately 1.5 million square feet and seven industrial properties encompassing approximately 1.1 million square feet for an aggregate purchase price of approximately $231.6 million. Additionally, Reckson OP has invested approximately $52.1 million for approximately 154 acres of land located on Long Island, 32 acres of land located in Westchester county and 380 acres of land located in New Jersey, which allows for approximately 4.3 million square feet of future development opportunities. In addition, Reckson OP has invested approximately $61.3 million in mortgage indebtedness encumbering four Class A office properties on Long Island encompassing approximately 577,000 square feet, an 825,000 square foot industrial building located in New Jersey and a 400 acre parcel of land located in New Jersey. On January 6, 1998, Reckson OP made its initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies' properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction, the Morris Companies contributed 100% of their interests in some industrial properties to Reckson Morris Operating Partnership,
L. P., in exchange for operating partnership units in Reckson Morris OP. Reckson OP has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, Reckson OP has invested approximately $93.8 million for an approximate 71.8% controlling interest. In addition, at December 31, 1998, Reckson OP had advanced approximately $31 million to the Morris Companies primarily to fund construction costs related to development properties to be contributed to Reckson Morris OP.


    During 1997, Reckson formed Reckson Service Industries and Reckson Strategic Venture Partners. Reckson OP owned a 95% non-voting common stock interest in Reckson Service Industries through June 10, 1998. On June 11, 1998, Reckson OP distributed its 95% common stock interest in Reckson Service Industries of approximately $3 million to its partners. Additionally, during June 1998, Reckson OP established a credit facility with Reckson Service Industries in the amount of $100 million for Reckson Service Industries' service sector operations and other general corporate purposes. As of December 31, 1998, Reckson OP had advanced $33.7 million under the Reckson Service Industries facility, all of which is outstanding. In addition, Reckson OP approved the funding of investments of up to $100 million with or in Reckson Strategic Venture Partners, through Reckson Strategic Venture Partners-controlled joint venture REIT-qualified investments or advances made to Reckson Service Industries under terms similar to the Reckson Service Industries Facility. As of December 31, 1998, approximately $17.3 million had been invested through this Reckson Strategic Venture Partners facility, of which $10.1 million represents Reckson Strategic Venture Partners-controlled joint venture investments and $7.2 million represents advances to Reckson Service Industries under the facility. These amounts have been included in investment in real estate joint ventures and investments in and advances to affiliates, respectively, on Reckson OP's balance sheet. Reckson Service Industries serves as the managing member of Reckson Strategic Venture Partners. Reckson Service Industries invests in operating companies that generally provide commercial services to the Reckson Service Industries customer base, which includes the tenants of Reckson Service Industries' executive suite business and to properties owned by Reckson OP and its tenants and third parties. Reckson Strategic Venture Partners was formed to provide Reckson OP with a research and development vehicle to invest in alternative real estate sectors. Reckson Strategic Venture Partners invests primarily in real estate and real estate related operating companies generally outside of Reckson OP's core office and industrial focus. Reckson Strategic Venture Partners' strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as a platform for future growth.

    Reckson OP and Reckson Service Industries have entered into an intercompany agreement to formalize their relationship and to limit conflicts of interest. Under the intercompany agreement, Reckson Service Industries granted Reckson OP a right of first opportunity to make any REIT-qualified investment that becomes available to Reckson Service Industries. In addition, if a REIT-qualified investment opportunity becomes available to an affiliate of Reckson Service Industries, including Reckson Strategic Venture Partners, the intercompany agreement requires the affiliate to allow Reckson OP to participate in the REIT-qualified investment opportunity to the extent of Reckson Service Industries' interest in the affiliate.

    Under the intercompany agreement, Reckson OP granted Reckson Service Industries a right of first opportunity to provide to Reckson OP and its tenants any type of non-customary commercial services for occupants of office, industrial and other property types that Reckson may not be permitted to provide because they may generate REIT non-qualifying income under federal tax laws. Reckson Service Industries will provide services to Reckson OP at rates and on terms as attractive as either the best available for comparable services in the market or those offered by Reckson Service Industries to third parties. In addition, Reckson OP will give Reckson Service Industries access to its tenants with respect to non-customary commercial services that may be provided to the tenants.

    Under the intercompany agreement, as long as various conditions are met, Reckson OP granted Reckson Service Industries a right of first refusal to become the lessee of any real property acquired by Reckson OP if Reckson OP determines that, because the operation of the property would involve the performance of non-customary services that under the Internal Revenue Code a REIT may not generally provide, it is required to enter into a "master" lease arrangement. Under a master lease arrangement, Reckson OP would own the property, but lease it entirely to a single lessee that would operate the property.

    On December 8, 1998, Reckson, Reckson OP, Metropolitan Partners and Tower executed the merger agreement and Tower, Reckson, Crescent and Metropolitan Partners exchanged mutual releases for any claims related to the prior merger agreement. Simultaneously with the execution of the merger agreement, Metropolitan Partners purchased from Tower approximately 2.2 million shares of Tower series A preferred stock, for an aggregate purchase price of $40 million. See "The Merger" and "Metropolitan Partners' Investment in Tower."

    On August 27, 1998 Reckson OP announced the formation of a joint venture with Reckson Strategic Venture Partners and the Dominion Group, an Oklahoma-based, privately-owned group of companies that focuses on the development, acquisition and ownership of government occupied office buildings and correctional facilities. The new venture, Dominion Properties LLC, is owned by Dominion Venture Group LLC, and by a subsidiary of Reckson OP. The Dominion Properties venture will engage primarily in acquiring, developing and/or owning government-occupied office buildings and privately operated correctional facilities. Under the Dominion Properties venture's operating agreement, Reckson Strategic Venture Partners is to invest up to $100 million, some of which may be invested by Reckson OP. The initial contribution by Reckson Strategic Venture Partners was approximately $39 million of which approximately $10.1 million was invested by a subsidiary of Reckson OP. Reckson OP's subsidiary funded its capital contribution through the Reckson Strategic Venture Partners facility discussed above. In addition, Reckson OP advanced approximately $2.9 million to Reckson Service Industries through the Reckson Strategic Venture Partners commitment discussed above for an investment in Reckson Strategic Venture Partners which was then invested on a joint venture basis with the Dominion Group in service business activities related to the real estate activities. As of December 31, 1998, the Dominion Properties venture had investments in 11 government office buildings and two correctional facilities.

    The market capitalization of Reckson OP at December 31, 1998 was approximately $2.2 billion. Reckson OP's market capitalization is calculated based on the value of Reckson OP's common units,

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which, for this purpose, is assumed to be the same per unit as the value of a share of Reckson's common stock, and the stated values of Reckson OP's preferred units and the $867 million (including its share of joint venture debt and net of minority partners' interest) of debt outstanding at December 31, 1998. As a result, Reckson OP's total debt to total market capitalization ratio at December 31, 1998 equaled approximately 39.4%.

    In December 1998, New York State announced it had selected Reckson to develop a 655 acre tract of land in western Suffolk County on Long Island. Reckson estimates it will invest $250 million in the development of this project over a number of years.


RECENT FINANCING



    On March 26, 1999, Reckson OP completed a $300 million offering of senior notes, of which $100 million are due in 2004 and bear interest at a rate of 7.40% and of which $200 million are due in 2008 and bear interest at a rate of 7.75%. The net proceeds of the offering were approximately $297 million and were used to repay borrowings under Reckson OP's revolving credit facility. Because this offering was completed after December 31, 1998, it is not reflected in the historical financial information of Reckson and Reckson OP contained in this Joint Proxy Statement/Prospectus.


RESULTS OF OPERATIONS

    Reckson OP's total revenues increased by $113 million or 73.7% from 1997 to 1998 and $57.3 million or 60% from 1996 to 1997. The growth in total revenues is substantially attributable to Reckson OP's acquisition of 47 properties and the development of two properties which aggregate approximately 7.4 million square feet in 1998, the acquisition of 45 properties comprising approximately 4.8 million square feet in 1997 and the acquisition of 29 properties comprising approximately 3.3 million square feet in 1996. Total revenues were also positively affected by increases in occupancies in Reckson OP's properties and to increases in rental rates throughout its markets. Property operating revenues, which include base rents and tenant escalations and reimbursements, increased by $108.7 million or 75.6% from 1997 to 1998 and $51 million or 55% from 1996 to 1997. The 1998 increase in property operating revenues is comprised of $2.1 million attributable to increases in rental rates and changes in occupancies and $106.6 million attributable to acquisitions of properties. The remaining balance of the increase in total revenues in 1998 is primarily attributable to increases in interest income on Reckson OP's investments in mortgage notes and notes receivable and income related to Reckson OP's interest in its service companies primarily attributable to the executive center business. The 1997 increase in property operating revenues is comprised of $2.1 million attributable to increases in rental rates and changes in occupancies and $48.9 million attributable to acquisitions of properties. The remaining balance of the increase in total revenues in 1997 is substantially attributable to interest income on Reckson OP's investments in mortgage notes and notes receivable. The increase from 1996 to 1997 was offset by a decrease in the equity in earnings of service companies as a result of the management and construction companies focusing most of their resources on Reckson OP's core portfolio and redevelopment opportunities rather than third party services. Reckson OP's base rent was increased by the impact of the straight-line rent adjustment by $7.7 million in 1998, $4.5 million in 1997 and $3.8 million in 1996.


    Property operating expenses, real estate taxes and ground rents increased by $34.4 million from 1997 to 1998 and by $16.8 million from 1996 to 1997. These increases are primarily due to the acquisition of properties. Gross operating margins, which are defined as property operating revenues less property expenses, taken as a percentage of property operating revenues, for 1998, 1997 and 1996 were 66.2%, 64.7% and 63.4%, respectively. The year to year increases in gross operating margins result from increases realized in rental rates, Reckson OP's ability to realize operating efficiencies as a result of operating a larger portfolio of properties with concentrations of properties in office and


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
industrial parks or in its established sub-markets, a stable operating cost environment and the increased ownership of net leased properties.

    Marketing, general and administrative expenses were $15.0 million in 1998, $8.0 million in 1997 and $5.9 million in 1996. The increase in marketing, general and administrative expenses is due to the increased costs of managing the acquisition properties, the cost of opening and maintaining Reckson OP's Westchester, Southern Connecticut and New Jersey divisions and the increase in corporate management and administrative costs associated with the growth of Reckson OP. Reckson OP's business strategy has been to expand into the other Tri-State area suburban markets by applying its standards for high quality office and industrial space and premier tenant service to its New Jersey, Westchester and Southern Connecticut divisions. In doing this, Reckson OP seeks to create a superior franchise value that it enjoys in its home base of Long Island. Over the past three years Reckson OP has supported this effort by increasing the marketing programs in the other divisions and strengthening the resources and operating systems in these divisions. The cost of these efforts are reflected in both the marketing, general and administrative expense as well as the revenue growth of Reckson OP. Marketing, general and administrative expenses as a percentage of total revenues were 5.64% in 1998, 5.23% in 1997 and 6.18% in 1996.


    Interest expense was $47.8 million in 1998, $21.6 million in 1997 and $13.3 million in 1996. The increase of $26.2 million from 1997 to 1998 is attributable to (a) an increase in mortgage debt including approximately $14.8 million resulting from the Morris acquisition in January 1998, approximately $45.1 million resulting from the acquisition of six office properties encompassing approximately 980,000 square feet in Westchester County, New York from Cappelli Enterprises and affiliated entities in April 1998 and the refinancing of 395 North Service Road in the amount of $21.4 million in October 1998; (b) a full year of interest on Reckson OP's $150 million of senior unsecured notes and (c) an increased average balance on Reckson OP's credit facilities. The increase of $8.3 million from 1996 to 1997 is attributable to an increase in mortgage debt including a $50 million mortgage note incurred in connection with the acquisition of Landmark Square in October 1996, the refinancing of the Omni in the amount of $58 million in August 1997, increased interest cost attributable to an increased average balance on Reckson OP's credit facilities and interest on Reckson OP's senior unsecured notes. The weighted average balance outstanding on Reckson OP's credit facilities was $377.9 million for 1998, $103.2 million for 1997 and $71.2 million for 1996.



    Included in amortization expense are amortized finance costs of $1.6 million in 1998, $.80 million in 1997 and $.53 million in 1996. The increase of $.80 million from 1997 to 1998 is primarily attributable to loan costs incurred in connection with Reckson OP's $500 million credit facility and $50 million term loan. The increase of $.27 million from 1996 to 1997 was the result of the amortization of financing costs associated with the credit facilities, the Landmark Square mortgage, the Omni refinanced mortgage and the senior unsecured notes.


    Extraordinary items, net of minority interest resulted in a $1.7 million loss in 1998, a $2.2 million loss in 1997 and a $.9 million loss in 1996. The extraordinary items were all attributed to the write-offs of deferred loan costs incurred in connection with Reckson OP's restructuring of its credit facilities.

LIQUIDITY AND CAPITAL RESOURCES

    SUMMARY OF CASH FLOWS. Net cash provided by operating activities totaled $119.2 million in 1998, $75.8 million in 1997 and $41.8 million in 1996. Increases for each year were primarily attributable to the growth in cash flow provided by the acquisition of properties and to a lesser extent from interest income from mortgage notes and notes receivable.

    Net cash used by investing activities totaled $613.3 million in 1998, $549.3 million in 1997 and $274.6 million in 1996. Cash used in investing activities related primarily to investments in real estate properties including development costs and investments in mortgage notes and notes receivable. In

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

addition, in December 1998, Reckson OP purchased $40 million of preferred stock of Tower in connection with the merger.


    Net cash provided by financing activities totaled $474.6 million in 1998, $482.9 million in 1997 and $238.3 million in 1996. Cash provided by financing activities during 1998, 1997 and 1996 was primarily attributable to proceeds from partner contributions and draws on Reckson OP's credit facilities and additionally, in 1998 the issuance of preferred units and in 1997 proceeds from the issuance by Reckson OP of senior unsecured notes in the amount of $150 million.

    INVESTING ACTIVITIES. During 1998, Reckson OP acquired (a) on Long Island, three office properties encompassing an aggregate of approximately 674,000 square feet for approximately $63.4 million and two industrial properties encompassing approximately 200,000 square feet for approximately $4.4 million;
(b) in Westchester, six office properties encompassing approximately 980,000 square feet for approximately $173 million; (c) in Connecticut, two office properties encompassing an aggregate of approximately 325,000 square feet for approximately $61.3 million and (d) in New Jersey, four Class A office properties encompassing approximately 522,000 square feet for approximately $90.9 million and six industrial properties encompassing approximately 985,000 square feet for approximately $41.6 million. In addition, on January 6, 1998, Reckson OP invested approximately $72 million and acquired a controlling interest in the Morris Companies, an owner and operator of "Big Box" industrial properties located in Secaucus, New Jersey.

    In June 1998, Reckson OP established the Reckson Service Industries credit facility in the amount of $100 million for Reckson Service Industries' service sector operations and for other general corporate purposes. As of December 31, 1998, approximately $33.7 million had been advanced to Reckson Service Industries under this facility. In addition, Reckson OP approved a commitment to fund investments of up to $100 million with or in Reckson Strategic Venture Partners. As of December 31, 1998, Reckson OP has invested approximately $17.3 million under this commitment.

    FINANCING ACTIVITIES. In connection with the $173 million acquisition of the Cappelli portfolio and the $10 million purchase of the Cappelli interest in 360 Hamilton Avenue, Reckson OP issued series B, C and D preferred operating units in the amount of approximately $42.5 million. The series B, C and D preferred units have a current distribution rate of 6.25% and are convertible to common units at conversion prices of approximately $32.51, $29.39 and $29.12, respectively for each preferred unit.

    During the year ended December 31, 1998, Reckson contributed approximately $53 million in cash to Reckson OP in exchange for 2,265,261 common units. Proceeds from the contributions were used to repay borrowings under the credit facilities.

    Additionally, during April 1998, Reckson contributed approximately $221 million to Reckson OP in exchange for 9,200,000 series A preferred units. The series A preferred units have a liquidation preference of $25 per unit, a distribution rate of 7.625% and are convertible to Reckson OP's common units at a conversion rate of .8769 of a common unit for each preferred unit. Net proceeds from the contribution were used to repay borrowings under credit facilities.

    On July 23, 1998, Reckson OP obtained a three year $500 million unsecured revolving credit facility from Chase Manhattan Bank, Union Bank of Switzerland and PNC Bank as co-managers of the credit facility bank group. Interest rates on borrowings under the $500 million credit facility are priced off of LIBOR plus a sliding scale ranging from 112.5 basis points to 137.5 basis points based on the leverage ratio of Reckson OP. Upon Reckson OP receiving an investment grade rating on its senior unsecured debt by two rating agencies, the pricing is adjusted based off of LIBOR plus a scale ranging from 65 basis points to 90 basis points depending upon the rating. The $500 million credit facility replaced and restructured Reckson OP's existing $250 million unsecured credit facility and $200 million unsecured short-term facility. As a result, some deferred loan costs incurred in connection with those facilities were written off and have been reflected as an extraordinary loss on Reckson OP's statement

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
of operations. Reckson OP utilizes the $500 million credit facility primarily to finance the acquisitions of properties and other real estate investments, fund its development activities and for working capital purposes. At December 31, 1998, Reckson OP had availability under the $500 million credit facility to borrow an additional $8.1 million, net of $26.1 million of outstanding undrawn letters of credit.

    On December 4, 1998, Reckson OP obtained a one-year $50 million unsecured term loan from Chase Manhattan Bank. On January 13, 1999, Reckson OP and Chase Manhattan Bank increased the total availability under the term loan to $75 million. Interest rates on borrowings under the $75 million term loan are priced off LIBOR plus 150 basis points for the first nine months and 175 basis points for the remaining three months. At December 31, 1998, Reckson OP had availability under the term loan to borrow an additional $30 million, which was increased to $55 million on January 13, 1999.

    CAPITALIZATION. Reckson OP's indebtedness at December 31, 1998 totaled $867 million (including its share of joint venture debt and net of the minority partners' interests) and was comprised of $464 million outstanding under the $500 million credit facility, $20 million outstanding under the $75 million term loan, $150 million of senior unsecured notes and approximately $233 million of mortgage indebtedness. Based on Reckson OP's total market capitalization of approximately $2.2 billion at December 31, 1998, Reckson OP's debt represented approximately 39.4% of its total market capitalization. Reckson OP's total market capitalization is calculated based on the value of Reckson OP's common units, which for this purpose is assumed to be the same per unit as the value of a share of Reckson common stock, and the stated value of Reckson OP's preferred units.

    Historically, rental revenue has been the principal source of funds to pay operating expenses, debt service and capital expenditures, excluding non-recurring capital expenditures of Reckson OP. Reckson OP's investments in mortgage notes, Reckson Strategic Venture Partners and advances under the Reckson Service Industries facility are expected to produce cash flows. Reckson OP expects to meet its short-term liquidity requirements generally through its net cash provided by operating activities along with the $500 million credit facility and the $75 million term loan previously discussed. Reckson OP expects to meet some of its financing requirements through long-term secured and unsecured borrowings and the issuance of debt securities and additional equity securities of Reckson OP. Reckson OP also expects strategic dispositions of assets or interests in assets to generate cash flows. Reckson OP will refinance existing mortgage indebtedness or indebtedness under the $500 million credit facility at maturity or retire the debt through the issuance of additional debt securities or additional equity securities. Reckson OP anticipates that the current balance of cash and cash equivalents and cash flows from operating activities, together with cash available from borrowings and debt and equity offerings, will be adequate to meet the capital and liquidity requirements of Reckson OP in both the short and long-term.

INFLATION

    Some of Reckson OP's office leases provide for fixed base rent increases or indexed escalations. In addition, some of Reckson OP's office leases provide for separate escalations of real estate taxes and electric costs over a base amount. The industrial leases also generally provide for fixed base rent increases, direct pass through of a portion of operating expenses and separate real estate tax escalation over a base amount. Reckson OP believes that inflationary increases in expenses will generally be offset by contractual rent increases and expense escalations described above.

    The $500 million credit facility and the $75 million term loan bear interest at a variable rate, which will be influenced by changes in short-term interest rates, and are sensitive to inflation.

IMPACT OF YEAR 2000

    Some of Reckson OP's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that

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
recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculation causing disruptions of operations, including a temporary inability to process transactions, or engage in similar normal business activities.

    Reckson OP has completed an assessment to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and afterwards. Currently, the entire property management system is year 2000 compliant and has been thoroughly tested. Because Reckson OP's accounting software is maintained and supported by an unaffiliated third party, the total year 2000 project cost as it relates to the accounting software is estimated to be minimal.

    The year 2000 project is estimated to be completed by July 31, 1999, which is prior to any anticipated impact on its operating systems. Additionally, Reckson OP has received assurances from its contractors that all of Reckson OP's building management and mechanical systems are currently year 2000 compliant or will be made compliant prior to any impact on those systems. However, Reckson OP cannot guarantee that all contractors will comply with their assurances and therefore, Reckson OP may not be able to determine year 2000 compliance of those contractors. At that time, Reckson OP will determine the extent to which Reckson OP will be able to replace non-compliant contractors. Reckson OP believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on the operations of Reckson OP.

    To date, Reckson OP has expended approximately $375,000 and expects to expend an additional one million dollars in connection with upgrading building management, mechanical and computer systems. The costs of the project and the date on which Reckson OP believes it will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause material differences include the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.


    In a "worst case scenario," Reckson OP believes that failure of the building management and mechanical systems to operate properly would result in inconveniences to the building tenants, which might include no elevator service, lighting or entry and egress. In this case, the management of Reckson OP would manually override these systems in order for normal operations to resume. Additionally, in a "worst case scenario" of the failure of the third party to deliver, on a timely basis, the necessary upgrades to the accounting software, Reckson OP would be required to process transactions, such as the issuance of disbursements, manually until an alternative system was implemented.


    If Reckson OP is not successful in implementing their year 2000 compliance plan, Reckson OP may suffer a material adverse impact on its consolidated results of operations and financial condition. Because of the importance of addressing the year 2000 issue, Reckson OP expects to develop contingency plans if it determines that the compliance plans will not be implemented by July 31, 1999.

FUNDS FROM OPERATIONS

    Management believes that funds from operations is an appropriate measure of performance of an equity REIT. Funds from operations is defined by NAREIT as net income or loss, excluding gains or losses from debt restructurings and sales of properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not indicative of cash available to fund cash needs. Funds from operations should not be considered as an alternative to net income as an indicator of Reckson OP's operating performance or as an alternative to cash flow as a measure of liquidity. See "Selected Financial Data of Reckson OP." In March 1995, NAREIT issued a White Paper analysis to address certain interpretive issues under its definition of funds from operations. The White Paper provides that amortization of deferred financing costs and depreciation of non-rental real estate assets are no longer to be added back to net income to arrive at funds from operations.


    Since all companies and analysts do not calculate funds from operations in a similar fashion, Reckson OP's calculation of funds from operations presented herein may not be comparable to similarly titled measures as reported by other companies.

    The following table presents Reckson OP's funds from operations calculation (in thousands):


                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
Income before extraordinary items............................................  $   48,246  $   44,789  $   24,180
Less:
  Extraordinary loss.........................................................       1,993       2,808       1,259
                                                                               ----------  ----------  ----------
Net income...................................................................      46,253      41,981      22,921
Adjustment for Funds from Operations:
Add:
  Depreciation and amortization..............................................      51,424      26,834      17,429
  Minority interests in consolidated partnerships............................       2,819         920         915
  Extraordinary loss.........................................................       1,993       2,808       1,259
Less:
  Gain on sale of property...................................................          --         672          --
Amount distributed to minority partners in consolidated partnerships.........       3,988       2,252       1,586
                                                                               ----------  ----------  ----------
Funds from Operations........................................................  $   98,501  $   69,619  $   40,938
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average units outstanding...........................................      47,201      39,743      26,431
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

RECKSON'S POLICIES WITH RESPECT TO INVESTMENT, FINANCING AND OTHER ACTIVITIES



    The following is a discussion of investment, financing and other policies of Reckson. These policies, as well as Reckson's method of operating its properties have been determined by Reckson's board of directors and may be amended or revised from time to time by Reckson's board of directors without a vote of Reckson's stockholders, except that Reckson cannot change its policy of holding its assets and conducting its business only through Reckson OP and its subsidiaries without the consent of the holders of Reckson OP units as provided in the limited partnership agreement of Reckson OP.



INVESTMENT POLICIES



    Reckson will conduct all of its investment activities through Reckson OP and its subsidiaries. Reckson's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of Reckson.



    Reckson may purchase income-producing commercial real estate properties or mortgages secured by real estate properties and other types of properties for long-term investment, expand and improve the real estate presently owned or other properties purchased, or sell these types of real estate properties, in whole or in part, when circumstances warrant. Generally, it is Reckson's policy to acquire properties primarily for long-term income generation, in accordance with REIT qualification requirements. Reckson may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit Reckson to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. Reckson may also invest in or lend to entities that directly or indirectly own real estate properties and related service companies or entities that provide business services to Reckson's tenant base and third parties. Reckson will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service on financing or indebtedness will have a priority over any distributions with respect to Reckson and Reckson OP capital stock.



    While Reckson's current portfolio consists primarily of, and Reckson's business objectives emphasize equity investments in commercial real estate, Reckson has in the past and may, in the discretion of its board of directors, in the future invest in other types of equity real estate interests. Reckson currently intends to invest in or develop commercial properties in the Tri-State area. However, future development or investment activities will not be limited to any geographic area or product type or to a specified percentage of Reckson's assets. While Reckson intends to diversify in terms of property locations, size and market, Reckson does not have any limit on the amount or percentage of its assets that may be invested in any one property or in any one market area.



    Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, Reckson has in the past and may in the future invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. Investments are also subject to Reckson's policy not to be treated as an investment company under the Investment Company Act of 1940.



FINANCING POLICIES



    Reckson currently has a policy of incurring debt only if upon such incurrence the debt to total market capitalization ratio would be 50% or less. Reckson's articles of incorporation and bylaws do not, however, limit the amount or percentage of indebtedness that Reckson may incur. In addition, Reckson may from time to time modify its policy in light of economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its capital stock, growth opportunities, REIT qualification requirements and other factors. Accordingly, Reckson may increase or decrease its debt to total market capitalization ratio beyond the limits described above.



    To the extent that Reckson's board of directors decides to obtain additional capital, Reckson may raise such capital through additional debt or equity offerings, including offerings of senior securities, debt financings or retention of funds from operations, subject to REIT distribution requirements, or a combination of these methods. As long as Reckson OP is in existence, the net proceeds of the sale of capital stock by Reckson will be transferred to Reckson OP in exchange for that number of units in Reckson OP equal to the number of shares of capital stock sold by Reckson. Reckson presently anticipates that any additional borrowings would be made through Reckson OP, although Reckson may guarantee indebtedness of Reckson OP or incur indebtedness directly and loan the proceeds to Reckson OP. Borrowings may be unsecured or may be secured by any or all of the assets of Reckson, Reckson OP or any existing or new property-owning partnership and may have full or limited recourse to all or any portion of the assets of Reckson, Reckson OP or any existing or new property-owning partnership. Indebtedness incurred by Reckson may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by Reckson may be used for working capital, to refinance existing indebtedness or to finance acquisitions or other investment activities, expansions or the development of new properties, and for the payment of distributions. Other than restrictions that may be imposed by lenders from time to time in connection with outstanding indebtedness, Reckson has not established limits on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.



POLICIES WITH RESPECT TO OTHER ACTIVITIES



    Reckson has authority to offer common stock, preferred stock, Reckson OP units or options to purchase stock in exchange for property and to repurchase or otherwise acquire its common stock or other securities in the open market or otherwise and may engage in these activities in the future. Reckson may (but is not obligated to) issue Reckson common stock to holders of units in Reckson OP upon exercise of their redemption rights. Reckson has issued common stock, units and other securities in exchange for property and for other purposes. The Reckson board of directors has no present intention of causing Reckson to repurchase any Reckson common stock. Reckson has and may again issue preferred stock from time to time, in one or more series, as authorized by the Reckson board of directors without the need for stockholder approval. Reckson has not engaged in trading, underwriting or agency distribution of securities of other issuers other than Reckson OP, and the Reckson board of directors has no present intention to do so. Reckson has engaged in the sale of securities of other issuers and the investment in securities of other issuers for the purpose of obtaining control and may do so in the future. At all times, Reckson intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Internal Revenue Code or the related Treasury Regulations, the Reckson board of directors determines that it is no longer in the best interest of Reckson to qualify as a REIT. Reckson has made loans to third parties and may do so in the future, including, without limitation, to joint ventures in which it participates. Reckson intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. Reckson's policies with respect to such activities may be reviewed and modified or amended from time to time by Reckson's board of directors without a vote of the stockholders.

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                             METROPOLITAN PARTNERS

FORMATION


    Reckson controls Metropolitan Partners and owns 100% of its common membership interests. Crescent LP has agreed to purchase a convertible preferred membership interest in Metropolitan Partners for an aggregate purchase price of $85 million. Ten million dollars of the purchase price was paid by Crescent LP to Metropolitan Partners at the time of the execution of the merger agreement and the remaining portion is payable prior to the closing of the merger and is expected to be used to fund a portion of the merger consideration. Crescent LP's investment accrues distributions at a rate of 7.5% per year for a two-year period and may be redeemed by Metropolitan Partners at any time during that period for $85 million, plus an amount sufficient to provide a 9.5% internal rate of return. If Metropolitan Partners does not redeem the preferred interest, upon the expiration of the two-year period, Crescent LP must (a) convert its interest into a common membership interest in Metropolitan Partners or (b) exchange its interest for an amount of shares of Reckson common stock equal to Crescent LP's capital contributions to Metropolitan Partners to that date divided by $24.61. The exchange price may be adjusted for stock splits, combinations and other actions or distributions that dilute the economic rights of the Reckson common stock issuable in exchange for Crescent LP's preferred membership interest. Crescent LP also has approval rights over a transfer by Reckson of 50% or more of its interest in Metropolitan Partners.


MANAGEMENT


    Metropolitan Partners is governed by the Metropolitan Partners board of managers. The board is elected by a majority vote of the common membership interests of Metropolitan Partners. Reckson currently owns 100% of the common membership interests in Metropolitan Partners. The board has the authority to conduct the management of the business of Metropolitan Partners, but Crescent LP has veto rights over some transactions, including transactions between Reckson and Metropolitan Partners, any sale of all or any substantial portion of the assets of Metropolitan Partners, and sales of additional interests in Metropolitan Partners (a) with a preference equal or senior to Crescent LP's interest, (b) below a minimum price or (c) in a public offering. Metropolitan Partners also has a limit on the indebtedness it may incur of 65% of its value.


                                    TOWER OP

TREATMENT OF TOWER OP UNITHOLDERS


    Holders of Tower OP units will receive the same per unit consideration for the merger as holders of Tower common stock. If the merger is approved, Tower OP will be merged with and into a newly formed entity created by Metropolitan Partners and the separate existence of Tower OP will cease. In connection with this merger, if Reckson stockholders approve the share issuance proposal, for each Tower OP unit, a holder will receive, at his or her election and subject to proration if the cash election is oversubscribed or undersubscribed, either (a) $23.00 in cash or (b) .8364 shares of Reckson class B common stock. If Reckson stockholders do not approve the share issuance proposal, holders of Tower OP units will receive for each Tower OP unit, at his or her election and subject to proration if the cash election is oversubscribed or undersubscribed, either (a) $23.00 in cash or (b) .5725 shares of Reckson class B common stock and $7.2565 principal amount of Reckson OP 7% notes.

                          DESCRIPTION OF RECKSON STOCK

    The Reckson charter provides that Reckson may issue up to 100 million shares of common stock, 25 million shares of Reckson preferred stock and 75 million shares of Reckson excess stock, in each case par value $.01 per share.


    Although the following discusses the material terms of the Reckson class B common stock, the description of the terms of the Reckson common stock, the Reckson class B common stock and the Reckson preferred stock does not purport to be complete and is subject to and qualified in its entirety by the Reckson charter and the Reckson Associates Realty Corp. Articles Supplementary Establishing and Fixing the Rights and Preferences of a Class of Shares of Preferred Stock, each of which have been previously filed with the SEC, and the Reckson Class B Common Stock Articles Supplementary, a form of which is attached as Annex D to this Joint Proxy Statement/Prospectus. The Reckson charter and each of the articles supplementary are incorporated into this Joint Proxy
Statement/Prospectus by reference. See the Glossary beginning on page   for the
definitions of capitalized terms used in this summary.


RECKSON COMMON STOCK

    On March 1, 1999, there were 40,053,358, shares of Reckson common stock and 7,764,630 Reckson OP units excluding 40,053,358 Reckson OP units owned by Reckson. Reckson OP units may be redeemed for cash, or, at the option of Reckson, Reckson common stock on a one-for-one basis.


    Although limited by the preferential rights of any Reckson preferred stock and by the provisions of the Reckson charter regarding Reckson excess stock, holders of shares of Reckson's existing common stock are entitled to receive distributions on such stock as authorized by the Reckson board of directors and declared by Reckson out of assets legally available for distributions and to share ratably in the assets of Reckson legally available for distribution to its common stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Reckson.


    Subject to the provisions of the Reckson charter regarding Reckson excess stock, each outstanding share of Reckson common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided by the terms of any Reckson preferred stock, the holders of Reckson common stock together with the holders of Reckson class B common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Reckson common stock and the Reckson class B common stock may elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Holders of Reckson common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any other securities of Reckson. Although limited by the provisions of the Reckson charter regarding Reckson excess stock, holders of shares of Reckson common stock will have equal dividend, liquidation and other rights. See "--Restrictions on Ownership."

    The transfer agent and registrar for Reckson common stock is American Stock Transfer & Trust Company.

RECKSON CLASS B COMMON STOCK

    The Reckson board of directors has classified and designated 12 million shares of Reckson common stock as Reckson class B common stock. If Reckson stockholders approve the share issuance proposal, Reckson expects to issue approximately 11,694,835 shares of Reckson class B common stock in the merger. If Reckson stockholders do not approve the share issuance proposal, Reckson expects to issue approximately 8,004,894 shares of Reckson class B common stock in the merger.

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
DISTRIBUTIONS


    Although limited by the preferential rights of any Reckson preferred stock and the provisions of the Reckson class B common stock articles supplementary regarding Reckson excess stock, the holders of Reckson class B common stock will be entitled to receive if, when and as authorized by the Reckson board of directors out of funds legally available for the payment of distributions, cash distributions equal to the Class B Dividend Amount. Distributions on the Reckson class B common stock, if authorized, will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day. Distributions will be payable to holders of record as they appear in the stock transfer records of Reckson at the close of business on the applicable record date, which will be a date designated by the Reckson board of directors for the payment of distributions that is not more than 30 nor less than 10 days prior to the following Reckson distribution payment date.


    No distributions on Reckson class B common stock will be authorized by the Reckson board of directors or be paid or set apart for payment by Reckson if the terms and provisions of any agreement of Reckson, including any agreement relating to its indebtedness, prohibits an authorization, payment or setting apart for payment or provides that an authorization, payment or setting apart for payment would constitute a breach or a default under the agreement, or if such authorization or payment is restricted or prohibited by law.


    Distributions on Reckson class B common stock will be noncumulative. If the Reckson board of directors does not authorize a distribution on the Reckson class B common stock payable on any Reckson distribution payment date while any Reckson class B common stock is outstanding, then holders of the Reckson class B common stock will have no right to receive a distribution for that Reckson distribution payment date, and Reckson will have no obligation to pay a distribution for that Reckson distribution payment date, whether or not distributions are declared and paid for any future Reckson distribution payment date with respect to either the Reckson common stock, the Reckson preferred stock, or any other stock of Reckson.


    No distributions, whether in cash, securities or property, will be authorized or paid or set apart for payment to holders of Reckson common stock for any quarterly period unless for each share of Reckson class B common stock outstanding, a distribution equal to the Class B Dividend Amount for such period has been or contemporaneously is authorized and paid or authorized and a sum sufficient for the payment of the distribution is set apart for payment to holders of Reckson class B common stock for the then current distribution period. No interest, or sum of money in place of interest, shall be payable in respect of any distribution payment or payments on Reckson class B common stock which may be in arrears.

LIQUIDATION RIGHTS

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Reckson, the holders of Reckson class B common stock will have no liquidation preference, but will be entitled to share ratably in any distribution or payment made to holders of Reckson common stock. When determining the pro rata share of the holders of Reckson class B common stock in any liquidation, dissolution or winding up payments or distributions, each share of Reckson class B common stock will be treated as the equivalent of that number of shares of Reckson common stock into which it may then be exchanged. Distributions to holders of Reckson class B common stock upon the liquidation, dissolution or winding up of Reckson will be limited by the preferential rights of any Reckson preferred stock and by the Reckson class B common stock articles supplementary regarding Reckson excess stock.

VOTING

    Although limited by the provisions of the Reckson class B common stock articles supplementary regarding Reckson excess stock, holders of Reckson class B common stock shall have the right to vote on all matters submitted to the holders of Reckson common stock; holders of Reckson class B common stock and Reckson common stock vote together as a single class. In any vote, each holder of Reckson

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
class B common stock will be entitled to one vote for each share of Reckson class B common stock held by the holder.

EXCHANGE AT RECKSON'S OPTION

    Reckson class B common stock is not redeemable, but Reckson may repurchase Reckson class B common stock from any holder. Subject to the provisions of the Reckson class B common stock articles supplementary regarding Reckson excess stock, Reckson may exchange any or all shares of Reckson class B common stock for Reckson common stock on a one-for-one basis, subject to adjustment as described below (the "Exchange Rate"), plus any declared but unpaid distributions, at any time after four and one-half years from the completion of the merger.

    If fewer than all of the outstanding shares of Reckson class B common stock are to be exchanged, the shares to be exchanged shall be determined pro rata or by lot or in any other manner determined by the Reckson board of directors to be equitable. If fewer than all the shares of Reckson class B common stock represented by any certificate are exchanged, then new certificates representing the unredeemed shares will be issued without cost to the holder of the unexchanged Reckson class B common stock.

    At least 30 days, but no more than 60 days, prior to a date fixed for exchange of some or all of the Reckson class B common stock, written notice shall be given by first class mail, to each holder of record on a date no more than three business days prior to the mailing date of the notice at each holder's address as it appears in the stock transfer records of Reckson. Neither failure to give notice nor any deficiency in the notice shall affect the validity of the procedure for the exchange of any share of Reckson class B common stock. The notice shall state:

    - the Exchange Rate;

    - the number of shares of Reckson class B common stock to be exchanged and, if fewer than all the shares held by a holder are to be exchanged, the number of such shares to be exchanged from the holder;

    - the exchange date;

    - the manner in which the holder is to surrender to Reckson or the transfer agent the certificate or certificates representing the shares of Reckson class B common stock to be exchanged;

    - that the holder's right to elect to exchange such holder's Reckson class B common stock for Reckson common stock will terminate on the fifth business day prior to the exchange date; and

    - that dividends on the shares of Reckson class B common stock to be exchanged shall cease on the exchange date unless Reckson defaults in the issuance of the Reckson common stock issuable upon exchange of the Reckson class B common stock.

    Each holder shall surrender the certificate or certificates representing the shares of Reckson class B common stock so exchanged to Reckson or the transfer agent, duly endorsed or otherwise in proper form for transfer, as determined by Reckson, in the manner and at the place designated in the notice, and on the exchange date the number of full shares of Reckson common stock issuable upon the exchange of the shares of Reckson class B common stock shall be payable to the holder whose name appears on such certificate or certificates as the owner of the shares, and each surrendered certificate will be canceled and retired.

    On or after the exchange date, unless Reckson defaults in the issuance of the shares of Reckson common stock as described above and except as further provided in the next two paragraphs:

    - all distributions on any Reckson class B common stock called for exchange shall cease on the exchange date, and all rights of the holders of exchanged shares of Reckson class B common stock as holders of Reckson class B common stock shall terminate on the exchange date, other than the right to receive the shares of Reckson common stock issuable upon exchange of the Reckson class B common stock;

    - the shares of Reckson class B common stock called for exchange will not be transferred except with the consent of Reckson on Reckson's stock transfer records; and

    - the exchanged shares shall no longer be deemed outstanding for any purpose. Until shares of Reckson class B common stock called for exchange are surrendered in the manner described in the notice, no shares of Reckson common stock will be issued. No provision will be made for distributions payable on Reckson common stock exchanged for Reckson class B common stock prior to the exchange date.


    If the exchange date falls after a Reckson distribution payment record date and on or prior to the corresponding Reckson distribution payment date, then each holder of Reckson class B common stock at the close of business on such Reckson distribution payment record date shall be entitled to the distribution payable to the holder of shares on the corresponding Reckson distribution payment date even though the holder's shares were surrendered prior to the Reckson distribution payment date.


    Following the exchange date, Reckson will pay all distributions payable on the Reckson common stock to be exchanged for Reckson class B common stock with a record date for such distribution following the exchange date even if Reckson common stock certificates are surrendered after such record date.

EXCHANGE AT HOLDER'S OPTION

    Although limited by the provisions of the Reckson class B common stock articles supplementary regarding Reckson excess stock, holders of Reckson class B common stock may exchange any of their Reckson class B common stock for Reckson common stock at the Exchange Rate, at any time. However, the right of a holder to exchange shares of Reckson class B common stock that Reckson has notified the holder will be exchanged at Reckson's option will terminate at the close of business on the fifth business day prior to the exchange date specified in Reckson's notice.

    Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which the certificates were surrendered and notice was received by Reckson and the exchange shall be at the Exchange Rate in effect at such time and on such date.

    Holders of shares of Reckson class B common stock at the close of business on a Reckson distribution payment record date shall be entitled to receive and retain the distribution payable on those shares on the corresponding Reckson distribution payment date even if the shares were exchanged following the Reckson distribution payment record date and on or prior to the corresponding Reckson distribution payment date. Except as provided above, Reckson will make no payment or allowance for unpaid distributions, whether or not in arrears, on exchanged shares or for distributions on Reckson common stock that is issued upon such exchange.

EXCHANGE RATE ADJUSTMENTS

    The Exchange Rate may be adjusted, including upon the occurrence of the following events:


    - payments or distributions to holders of Reckson common stock payable in Reckson common stock and subdivisions, combinations and reclassifications of Reckson common stock;


    - the issuance of rights, options or warrants to all holders of Reckson common stock that entitle the holders to subscribe for or purchase Reckson common stock at a price per share less than the fair market value per share of Reckson common stock; and

    - distributions to all holders of Reckson common stock of equity securities or evidences of indebtedness of Reckson or its assets, excluding cash distributions.

    In addition to the foregoing adjustments, Reckson will be entitled to make increases in the Exchange Rate, in addition to those required as described in this paragraph, as it determines to be advisable so that any share distributions, subdivision, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets other than cash distributions made by Reckson to its stockholders shall not be taxable.

    If during any two consecutive quarters, the total distributions paid on a share of Reckson class B common stock for each such quarter and the immediately prior quarter is less than the sum of (a) 1/4th of the Unadjusted Class B Dividend Amount applicable to the measured quarter plus (b) 1/4th of the Unadjusted Class B Dividend Amount applicable to the immediately prior quarter, then the Exchange Rate applicable to an exchange at the holder's option, but not to an exchange at the option of Reckson, thereafter will be adjusted as follows. If at the time the exchange option is exercised at the holder's option:

           (A) the Exchange Consideration Amount is equal to or greater than $27.50, then no additional adjustment is required;

           (B) the Exchange Consideration Amount is less than $27.50, but equal to or greater than $22.00, then the Exchange Rate will be multiplied by the quotient of (1) $27.50 divided by (2) the Exchange Consideration Amount; and

           (C) the Exchange Consideration Amount is less than $22.00, then the Exchange Rate will be multiplied by 1.25.

    No adjustment of the Exchange Rate is required to be made in any case other than that described in the immediately preceding paragraph until cumulative adjustments amount to 1% or more of the Exchange Rate. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.


    Except as otherwise provided for subdivisions, combinations and reclassifications of Reckson common stock and distributions to holders of Reckson common stock of Reckson common stock, if Reckson shall be a party to any transaction including a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Reckson common stock, sale or transfer of all or substantially all of Reckson's assets or recapitalization of the Reckson common stock, in each case as a result of which Reckson common stock will be converted into the right to receive shares, stock, securities or other property including cash or any combination of shares, stock, securities or other property, Reckson or its successor in such transaction shall make appropriate provision so that each share of Reckson class B common stock, if not converted into the right to receive shares, stock, securities or other property in the transaction in accordance with the penultimate sentence of this paragraph shall thereafter be exchangeable into the kind and amount of shares, stock, securities and other property, including cash or any combination of shares, stock, securities or other property, receivable upon the completion of the transaction by a holder of that number of shares of Reckson common stock into which one share of Reckson class B common stock was convertible immediately prior to the transaction, assuming such holder of Reckson common stock failed to exercise any rights of election. If the kind and amount of shares, stock, securities and other property receivable in the transaction is not the same for each non-electing share, the kind and amount of property receivable by the holder of Reckson class B common stock to be converted shall be deemed to be the kind and amount receivable per share by a plurality of the non-electing shares. Reckson may not be a party to any transaction in which any share of Reckson class B common stock is converted into the right to receive shares, stock, securities or other property, including cash or any combination thereof, with an aggregate value less than that receivable by the number of shares of Reckson common stock into which shares of Reckson class B common stock were exchangeable immediately prior to the transaction, unless the terms of the transaction are consistent with the provisions described in this paragraph. The aggregate value of the shares, stock, securities or other property to be received by holders of Reckson class B common stock in any transaction shall be conclusively determined in good faith by Reckson's board of directors.


TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Reckson class B common stock will be American Stock Transfer & Trust Company.

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
LISTING

    Reckson will apply to list the Reckson class B common stock on the New York Stock Exchange. Acceptance of the Reckson class B common stock and the underlying shares of Reckson common stock for listing on the New York Stock Exchange is a condition to completion of the merger.

OTHER

    Holders of shares of Reckson class B common stock will have no sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Reckson. Subject to the provisions of the Reckson class B common stock articles supplementary regarding Reckson excess stock, all holders of shares of Reckson class B common stock will have equal dividend, liquidation and other rights.

RECKSON PREFERRED STOCK

    The Reckson board of directors is authorized to fix the number of shares constituting each series of Reckson preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of Reckson preferred stock, including provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and any other subjects or matters that may be fixed by resolution of the board of directors.


    The Reckson board of directors has classified and designated 9,200,000 shares of Reckson preferred stock as 7 5/8% series A convertible cumulative preferred stock. As of March 1, 1999, 9,192,000 shares of Reckson series A preferred stock were outstanding. Reckson series A preferred stock has a liquidation preference of $25.00 per share. The liquidation preference of the outstanding shares of the Reckson series A preferred stock is not added to the liabilities of Reckson for the proposes of determining under the Maryland General Corporation Law whether a distribution may be made to holders of stock with preferential rights upon dissolution of Reckson which are junior to the shares of series A preferred stock. Distributions on Reckson series A preferred stock are cumulative and are payable quarterly in arrears on or about January 31, April 30, July 31 and October 31 of each year at the rate of 7 5/8% of the liquidation preference per share, per year, which is equivalent to $1.90625 per year per share of Reckson series A preferred stock.


    Shares of Reckson series A preferred stock are convertible at any time, unless previously redeemed, in whole or in part, at the option of the holders into Reckson common stock. The conversion price of $28.51 per share of Reckson common stock is equivalent to a conversion rate of .8769 of a share of Reckson common stock for each share of Reckson series A preferred stock and may be adjusted for stock splits, combinations and other actions or distributions that dilute the economic rights of the Reckson common stock issuable in exchange for Reckson series A preferred stock.


    Shares of Reckson series A preferred stock are not redeemable prior to April 13, 2003, except to the extent necessary to preserve Reckson's status as a REIT. On or after April 13, 2003, the shares of Reckson series A preferred stock are redeemable in whole or part, at the option of Reckson, at specified redemption prices, plus accumulated and unpaid distributions, if any. Reckson may exercise this option only if the redemption price, other than the portion of the redemption price consisting of accumulated and unpaid distributions, is paid solely out of the sale proceeds of stock of Reckson. The Reckson series A preferred stock does not have a stated maturity date and is not entitled to the benefit of any sinking fund or mandatory redemption provisions.


    The Reckson series A preferred stock ranks senior to Reckson common stock and Reckson class B common stock as to distributions and the distribution of assets upon the liquidation, dissolution or winding up of Reckson.


PROVISIONS OF THE RECKSON CHARTER REGARDING STOCKHOLDERS' RIGHTS


    Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage is set forth in the corporation's charter. The Reckson charter does not provide for a lesser percentage in such situations. In addition, the limited partnership agreement of Reckson OP provides that through June 2, 2000, Reckson OP may not sell, transfer or otherwise dispose of all or substantially all of its assets or engage in any other similar transaction, regardless of the form of such transaction, without the consent of the holders of 85% of the outstanding common units of limited partnership interest.


    The Reckson charter authorizes the Reckson board of directors to reclassify any unissued shares of Reckson common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

    The Reckson board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at such meeting will be elected for a three-year term and the directors in the other two classes will continue in office. Reckson believes that classified directors helps to ensure the continuity and stability of Reckson's board of directors and Reckson's business strategies and policies as determined by the board. The use of a staggered board may delay or defer a change in control of Reckson or removal of incumbent management.


    For a more detailed discussion of these and other similar provisions of the Reckson charter, as well as the Reckson bylaws, see "Comparison of Current Tower Stockholder Rights and Rights of Reckson Stockholders Following the Merger."


RESTRICTIONS ON OWNERSHIP

    For Reckson to qualify as a REIT under the Internal Revenue Code it must satisfy the Five or Fewer Requirement and its outstanding capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, other than the first year, or during a proportionate part of a shorter taxable year. Pursuant to the Internal Revenue Code, Reckson stock held by some types of entities, including pension trusts qualifying under
Section 401(a) of the Internal Revenue Code, U.S. investment companies registered under the Investment Company Act of 1940, partnerships, trusts and corporations, will be attributed to the beneficial owners of these entities for purposes of the Five or Fewer Requirement (I.E., the beneficial owners of these entities will be counted as stockholders of Reckson).

    The Reckson charter, with the exceptions described below, provides that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than nine percent (the "Reckson Common Stock Ownership Limit") of the aggregate number or value of the outstanding shares of common stock of Reckson. Limitations on the ownership of Reckson Preferred Stock, including the Reckson series A preferred stock, may also apply. Any transfer of shares of stock that would result in a violation of the Reckson Common Stock Ownership Limit or that would result in the disqualification of Reckson as a REIT, including any transfer that results in shares of capital stock being owned by fewer than 100 persons or results in Reckson being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, will be null and void, and the intended transferee will acquire no rights to the shares of stock. The foregoing restrictions on transferability and ownership will not apply if the Reckson board of directors determines that it is no longer in the best interests of Reckson to attempt to qualify, or to continue to qualify, as a REIT. The Reckson board of directors may, in its sole discretion, waive the Reckson Common Stock Ownership Limit if evidence satisfactory to the Reckson board of directors and Reckson's tax counsel is presented that the changes in ownership will not then or in the future jeopardize Reckson's REIT status and the Reckson board of directors otherwise decides that such action is in the best interests of Reckson.

    In addition, the Reckson Associates Realty Corp. Articles Supplementary Establishing and Fixing the Rights and Preferences of a Class of Shares of Common Stock, the form of which is attached as Annex D to this Joint Proxy Statement/Prospectus, provides that no holders of Reckson class B common stock may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than nine percent of the aggregate value of all classes of common stock of Reckson, including Reckson common stock and Reckson class B common stock (the "Reckson Class B Common Stock Ownership Limit," and together with the Reckson Common Stock Ownership Limit, the "Reckson Ownership Limits"). Any transfer of shares of Reckson class B common stock in excess of the Reckson Class B Common Stock Ownership Limit or that would result in the disqualification of Reckson as a REIT will be null and void, and the intended transferee will acquire no rights to the shares of Reckson class B common stock. Transfer of shares of Reckson class B common stock that may result in the disqualification of Reckson as a REIT include any transfer that would result in Reckson owning, whether directly or through the attribution provisions of the Internal Revenue Code, an interest in a tenant described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by Reckson from such tenant would cause Reckson to fail to satisfy any of the gross income requirements of
Section 856(c) of the Internal Revenue Code or that would result in Reckson being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. The Reckson board of directors may, in its sole discretion, with the advice of Reckson's tax counsel, waive the limitation on a person's owning, within the meaning of certain ownership attribution rules of the Internal Revenue Code, Reckson class B common stock in excess of the Reckson Class B Common Stock Ownership Limit if that person is not an individual for purposes of the Internal Revenue Code and the Reckson board of directors receives the representations and undertakings from the person necessary to ascertain that the person's owning Reckson class B common stock will not violate the Reckson Class B Common Stock Ownership Limit. In addition, the Reckson board may, in its sole discretion, with the advice of Reckson's tax counsel, waive the limitation on a person's owning, within the meaning of certain other ownership attribution rules of the Internal Revenue Code, Reckson class B common stock in excess of the Reckson Class B Common Stock Ownership Limit if that person does not and represents that it will not own more than a nine percent interest in a tenant of Reckson and the Reckson board receives the representations and undertakings from the person necessary to ascertain this fact.


    Shares of stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Reckson Ownership Limits will automatically be converted into shares of excess stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Internal Revenue Code. The trustee of the trust will be deemed to own the excess stock for the benefit of the charitable beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder on excess stock prior to the discovery by Reckson that capital stock has been transferred in violation of the provisions of the Reckson charter shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as null and void with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the charitable beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting excess stock prior to the discovery by Reckson that shares of capital stock have been transferred in violation of the provisions of the Reckson charter will be rescinded as null and void. While the excess stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the charitable beneficiary. The trustee of the trust may transfer the interest in the trust representing the excess stock to any person whose ownership of the shares of capital stock converted into excess stock would be permitted under the Reckson Ownership Limits. If such transfer is made, the interest of the charitable beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the charitable beneficiary as described below. The original transferee-stockholder shall receive the lesser of (a) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into excess stock or, if the original transferee-stockholder did not give value for the shares (E.G., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which the shares of excess stock were converted for the ten trading days immediately preceding such sale or gift, and (b) the price received by the trustee from the sale or other disposition of the excess stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-stockholder shall be paid by the trustee to the charitable beneficiary. Any liquidation distributions relating to excess stock will be distributed in the same manner as proceeds of a sale of excess stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the original transferee-stockholder of any shares of excess stock may be deemed, at the option of Reckson, to have acted as an agent on behalf of Reckson in acquiring the shares of excess stock and to hold the shares of excess stock on behalf of Reckson.

    In addition, Reckson will have the right, for a period of 90 days during the time any shares of excess stock are held in trust, to purchase all or any portion of the shares of excess stock at the lesser of (a) the price initially paid for the shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for the shares, the average closing price for the class of stock from which the shares of excess stock were converted for the ten trading days immediately preceding such sale or gift, and
(b) the average closing price for the class of stock from which the shares of excess stock were converted for the ten trading days immediately preceding the date Reckson elects to purchase the shares. Reckson may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Reckson may pay the amount of any reductions to the trustee for the benefit of the charitable beneficiary. The 90-day period begins on the later of the date on which notice is received of the violative transfer if the original transferee-stockholder gives notice to Reckson of the transfer or, if no notice is given, the date the Reckson board of directors determines that a violative transfer has been made.


    The Reckson class B common stock articles supplementary also provide that holders of excess stock that was originally Reckson class B common stock shall not be entitled to exchange any such shares of excess stock for shares of Reckson common stock. Any exchange of shares of Reckson class B common stock for shares of Reckson common stock made prior to the discovery by Reckson that such shares of Reckson class B common stock have been converted into excess stock shall be null and void and the original transferee-stockholder shall surrender the shares of Reckson common stock for which the Reckson class B common stock was exchanged upon demand to Reckson. Surrendered shares of Reckson common stock shall be converted into excess stock and deposited into the trust. Notwithstanding the foregoing, at any time on or after the closing date, Reckson may elect to exchange excess stock that was originally Reckon class B common stock for Reckson common stock in accordance with the provisions of the Reckson class B common stock articles supplementary. See "--Reckson Class B Common Stock."


    These restrictions will not preclude settlement of transactions through the New York Stock Exchange.

                     DESCRIPTION OF THE RECKSON OP 7% NOTES

    If Reckson's stockholders fail to approve the share issuance proposal, Tower stockholders and unitholders will receive in the merger, for each of their shares or units, at their election and subject to proration, either (a) $23.00 in cash or (b) .5725 of a share of Reckson class B common stock and $7.2565 principal amount of Reckson OP 7% notes. If an Adverse Recommendation Event has occurred, each share and unit will be converted into the right to receive an additional $0.8046 principal amount of Reckson OP 7% notes. If the share issuance proposal is not approved, Reckson OP will issue approximately $101.5 million principal amount of Reckson OP 7% notes or $116.5 million principal amount if an Adverse Recommendation Event occurs.

    The Reckson OP 7% notes will be issued under an Indenture dated as of the closing of the merger (the "Indenture"), between Reckson OP, Reckson and The Bank of New York, as trustee. A copy of the form of the Indenture has been filed with the SEC and will be made available upon request. The terms of the Reckson OP 7% notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Reckson OP 7% notes are governed by all terms contained in or made part of the Indenture, and holders of Reckson OP 7% notes are referred to the Indenture and the Trust Indenture Act for a statement of these terms. Although the following summary discusses the material provisions of the Reckson OP 7% notes, it does not purport to be complete and is subject to and qualified in its entirety by reference to the actual provisions of the Reckson OP 7% notes and the Indenture.
See Glossary beginning on page   for the definitions of capitalized terms used
in this summary.


    The Reckson OP 7% notes will be direct, unsecured and unsubordinated obligations of Reckson OP and will rank evenly with each other and with all other unsecured and unsubordinated indebtedness of Reckson OP outstanding at any time. The Reckson OP 7% notes will be effectively subordinated to all existing and future mortgages and other secured indebtedness of Reckson OP to the extent of the value of the property securing such indebtedness. The Reckson OP 7% notes also will be effectively subordinated to all existing and future third-party indebtedness and other liabilities of Reckson OP's subsidiaries. As of December 31, 1998, on a pro forma basis, secured indebtedness of Reckson OP and its subsidiaries aggregated approximately $492 million and the total liabilities of Reckson OP were approximately $1.34 billion. Subject to the limitations set forth in the Indenture, and as described under "--Material Covenants--Limitations on Incurrence of Debt" below, the Indenture will permit Reckson OP to incur additional secured and unsecured indebtedness. Additional indebtedness may consist of, but is not limited to, indebtedness issued under the Indenture.


    The Reckson OP 7% notes will mature ten years from the issuance and will not be subject to redemption or repayment prior to the maturity date. The Reckson OP 7% notes are not subject to any sinking fund provisions.

    Except for a covenant limiting the incurrence of indebtedness, a covenant requiring a certain percentage of unencumbered assets and a traditional merger covenant, which is described below under the caption "--Merger, Consolidation or Sale," the Indenture does not contain any other provisions that would limit the ability of Reckson OP or Reckson to incur indebtedness or that would afford holders of Reckson OP 7% notes protection in the case of any of the following events:

    - a highly leveraged or similar transaction involving Reckson OP, the management of Reckson OP or Reckson, or any affiliate of any such party;

    - a change of control; or

    - a reorganization, restructuring, merger or similar transaction involving Reckson OP or Reckson that may adversely affect the holders of Reckson OP 7% notes.

    In addition, except as limited by the covenants referred to above, Reckson OP or Reckson may, in the future, enter into transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of Reckson OP or Reckson, that would increase the amount of Reckson OP's indebtedness or substantially reduce or eliminate Reckson OP's assets, which may have an adverse effect on Reckson OP's ability to service its indebtedness, including the Reckson OP 7% notes. In addition, restrictions on ownership and transfers of Reckson's common stock and preferred stock which are designed to preserve its status as a REIT may act to prevent or hinder a change of control. See "Description of Reckson Stock."


PRINCIPAL AND INTEREST


    The Reckson OP 7% notes will bear interest at 7% per year from and including their date of issuance, or from and including the immediately preceding interest payment date for which interest has been paid, and will be payable semiannually in arrears on each April 1 and October 1, commencing October 1, 1999, to the persons in whose names the applicable Reckson OP 7% notes are registered in the security register applicable to the Reckson OP 7% notes at the close of business on March 15 or September 15, immediately preceding the applicable interest payment date, regardless of whether such day is a business day. Interest on the Reckson OP 7% notes will be computed on the basis of a 360-day year of twelve 30-day months.


    Any interest not punctually paid or duly provided for on any interest payment date for a Reckson OP 7% note will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the Reckson OP 7% note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the trustee, notice of which shall be given to the holder of the Reckson OP 7% note not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.


    The principal of, and any accrued interest on, each Reckson OP 7% note payable on the maturity date will be paid against presentation and surrender of the Reckson OP 7% note at the corporate trust office of the trustee, located initially at 101 Barclay Street, Floor 21 West, New York, New York 10286. Interest on the Reckson OP 7% notes will be payable at the corporate trust office of the trustee, or at the option of Reckson OP, payment of interest may be made by check mailed to the addresses of the holders entitled to the payment as they appear in the security register or by wire transfer of funds to the holders at accounts maintained within the United States. All payments related to the Reckson OP 7% notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


    If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount payable for the period from and after the interest payment date or the maturity date to the next business day.

GUARANTEE

    Reckson will fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on the Reckson OP 7% notes.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Reckson OP 7% notes will be issuable in denominations of $1,000 and any integral multiple of $1,000.

    Subject to the limitations described in the Indenture, the Reckson OP 7% notes will be exchangeable for other Reckson OP 7% notes of a like aggregate principal amount and tenor in different authorized denominations upon surrender of Reckson OP 7% notes at the corporate trust office of the trustee. In addition, subject to limitations described in the Indenture, the Reckson OP 7% notes may be surrendered for registration of transfer at the corporate trust office of the trustee. Every Reckson OP 7% note surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Reckson OP 7% note, but Reckson OP may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. Reckson OP may at any time designate additional transfer agents for the Reckson OP 7% notes.

MATERIAL COVENANTS

LIMITATIONS ON INCURRENCE OF DEBT


    Reckson OP will not, and will not permit any subsidiary to, incur any Indebtedness, other than intercompany indebtedness subordinated to the Reckson OP 7% notes, if, immediately after giving effect to the incurrence of the additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of Reckson OP, and of its subsidiaries determined at the applicable proportionate interest of Reckson OP in each such subsidiary, determined in accordance with GAAP, is greater than 60% of the sum of (a) the Total Assets as of the end of the last calendar quarter covered in Reckson OP's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the incurrence of the additional Indebtedness or, if Reckson OP is not then subject to the reporting requirements of the Exchange Act, as of its most recent calendar quarter and (b) any increase in the Total Assets since the end of such quarter, including, any increase in Total Assets resulting from the incurrence of such additional Indebtedness. The Total Assets adjusted by such increase are referred to as the "Adjusted Total Assets."


    Reckson OP will not, and will not permit any subsidiary to, incur any Indebtedness, other than intercompany indebtedness subordinated to the Reckson OP 7% notes, if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Indebtedness and to the application of the proceeds of such Indebtedness, and calculated on the assumptions that:

    - such Indebtedness and any other Indebtedness incurred by Reckson OP or its subsidiaries since the first day of the four-quarter period and the application of the proceeds of such Indebtedness, including to refinance other Indebtedness, had occurred at the beginning of the period;

    - the repayment or retirement of any other Indebtedness by Reckson OP or its subsidiaries since the first day of the four-quarter period had been incurred, repaid or retained at the beginning of the period. In making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of borrowings under such facility during the period;

    - any income earned as a result of any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, for the period; and

    - in the case of an acquisition or disposition by Reckson OP or any of its subsidiaries of any asset or group of assets since the first day of the four-quarter period, including by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of the period with the appropriate adjustments with respect to such acquisition or disposition being included in the pro forma calculation of Consolidated Income Available for Debt Service to the Annual Service Charge.

    Reckson OP will not, and will not permit any subsidiary to, incur any Indebtedness secured by any lien of any kind upon any of the property of Reckson OP or any of its subsidiaries if, immediately after giving effect to the incurrence of such additional secured debt, the aggregate principal amount of all outstanding secured debt of Reckson OP, and of its subsidiaries determined at the applicable proportionate interest of Reckson OP in each such subsidiary, is greater than 40% of Adjusted Total Assets.

MAINTENANCE OF TOTAL UNENCUMBERED ASSETS

    Reckson OP will maintain Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding unsecured debt.

EXISTENCE


    Except as permitted under "--Merger, Consolidation or Sale," Reckson OP is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and that of each subsidiary and its respective rights and franchises. Reckson OP or any subsidiary shall not be required to preserve any right or franchise, however, if it determines that the preservation of a right or franchise is no longer desirable in the conduct of its business or the business of the applicable subsidiary and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of Reckson OP 7% notes.


MAINTENANCE OF PROPERTIES


    Reckson OP is required to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to its material properties, all as in the judgment of Reckson OP may be necessary to properly conduct the business carried on in connection with its material properties. Reckson OP and its subsidiaries shall not be prevented, however, from selling or otherwise disposing for value their properties in the ordinary course of business.


INSURANCE

    Reckson OP is required to, and is required to cause each of its subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.

PAYMENT OF TAXES AND OTHER CLAIMS

    Reckson OP is required to pay or discharge or cause to be paid or discharged, before becoming delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or property or that of any subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Reckson OP or any subsidiary; PROVIDED, HOWEVER, that Reckson OP shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

PROVISION OF FINANCIAL INFORMATION

    Whether or not Reckson OP is subject to Section 13 or 15(d) of the Exchange Act and for so long as the Reckson OP 7% notes are outstanding, Reckson OP will, to the extent permitted under the Exchange Act, be required to file with the SEC the annual reports, quarterly reports and other documents which Reckson OP would have been required to file with the SEC pursuant to such Section 13 or 15(d) if Reckson OP were so subject, such documents to be filed with the SEC on or prior to the respective dates by which Reckson OP would have been required so to file such documents if Reckson OP were so subject. Reckson OP will also in any event
(1) within 15 days of each required filing date (a) transmit by mail to all holders of Reckson OP 7% notes, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports which Reckson OP would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Reckson OP were subject to such sections and (b) file with the trustee copies of the annual reports, quarterly reports and other documents which Reckson OP would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Reckson OP were subject to such sections and (2) if filing such documents by Reckson OP with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

MERGER, CONSOLIDATION OR SALE

    Reckson OP or Reckson may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity only if the following conditions are met:

    - Reckson OP or Reckson, as the case may be, shall be the continuing entity, or if not, the successor entity formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of and premium, if any, and interest on all the Reckson OP 7% notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture and the guarantee of the Reckson OP 7% notes;

    - immediately after giving effect to such transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

    - an officer's certificate and legal opinion covering such conditions shall be delivered to the trustee.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The Indenture provides that the following events are "events of default" with respect to the Reckson OP 7% notes:

    a. default for 30 days in the payment of any installment of interest on any Reckson OP 7% note;

    b. default in the payment of the principal of any Reckson OP 7% note at its maturity;

    c. default in the performance of any other covenant of Reckson OP or Reckson contained in the Indenture, if the default has continued for 60 days after written notice as provided in the Indenture;

    d. Reckson OP, Reckson, any subsidiary in which Reckson OP has invested, or is committed or otherwise obligated to invest, at least $20 million in capital or any entity in which Reckson OP is the general partner shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any recourse Indebtedness that is outstanding in a principal or notional amount of at least $20 million, or the equivalent of $20 million in one or more other currencies, either individually or in the aggregate (but excluding the Reckson OP 7% notes), of Reckson OP and its consolidated subsidiaries, taken as a whole, when the same becomes due and payable, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders of such Indebtedness to cause such Indebtedness to mature prior to its stated maturity;

    e. one or more final, non-appealable judgments or orders for the payment of money aggregating $20 million or the equivalent of $20 million in one or more other currencies or more are rendered against one or more of Reckson OP, Reckson, any subsidiary in which Reckson OP has invested, or is committed or otherwise obligated to invest, at least $20 million in capital and any entity in which Reckson OP is the general partner and remain unsatisfied and either (a) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (b) there shall be a period of at least 60 days after entry of such judgment or order during which a stay of enforcement, by reason of a pending appeal or otherwise, shall not be in effect; any such judgment or order shall not give rise to an event of default, however, if and for so long as (1) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment of the judgment or order and (2) the insurer has been notified, and has not disputed the claim made for payment, of the amount of the judgement or order; or

    f. events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Reckson OP, Reckson or any significant subsidiary or any of their respective property, as set forth in the Indenture.

    If an event of default occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the Reckson OP 7% notes may declare the principal amount of all of the Reckson OP 7% notes to be due and payable immediately by written notice to Reckson OP and Reckson. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the Reckson OP 7% notes may rescind and annul such declaration and its consequences if (a) Reckson OP or Reckson deposits with the trustee all required payments of the principal of and interest on the Reckson OP 7% notes, plus fees, expenses, disbursements and advances of the trustee and (b) all events of default, other than the non-payment of accelerated principal of or interest on the Reckson OP 7% notes have been cured or waived as provided in the Indenture. The Indenture also provides that the holders of not less than a majority in principal amount of the Reckson OP 7% notes may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of or interest on the Reckson OP 7% notes or (b) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each Reckson OP 7% note affected by the modification or amendment.


    The trustee will be required to give notice to the holders of the Reckson OP 7% notes within 90 days of a default under the Indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of the Reckson OP 7% notes of any default with respect to the Reckson OP 7% notes except a default in the payment of the principal of or interest on the Reckson OP 7% notes, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

    The Indenture provides that no holder of the Reckson OP 7% notes may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy under the Indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the Reckson OP 7% notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Reckson OP 7% notes from instituting suit for the enforcement of payment of the principal of and interest on the Reckson OP 7% notes at their due dates.


    Except for provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the Reckson OP 7% notes then outstanding under the Indenture, unless such holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the Reckson OP 7% notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, or which may be unduly prejudicial to the holders of the Reckson OP 7% notes not joining in the direction.

    Within 120 days after the close of each fiscal year, Reckson OP and Reckson must deliver a certificate of an officer certifying to the trustee whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status of the default.

MODIFICATION OF THE INDENTURE


    Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding securities issued under the Indenture or series of securities issued under the Indenture, which are affected by such modification or amendment. For purposes of the Indenture, securities that have been defeased or for which funds for payment have been deposited with the trustee, are not considered outstanding.


    No modification or amendment may, however, without the consent of the holder of each Reckson OP 7% note affected by the modification or amendment:

    - change the stated maturity of the principal of, or premium, if any, or any installment of interest on, any such Reckson OP 7% note;

    - reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Reckson OP 7% note;

    - reduce the amount of principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy;

    - adversely affect any right of repayment of the holder of any such Reckson OP 7% note;

    - change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Reckson OP 7% Note;

    - impair the right to institute suit for the enforcement of any payment on or after the stated maturity with respect to any such Reckson OP 7% note;

    - reduce the above-stated percentage of outstanding securities issued under the Indenture of any series the consent of whose holders is necessary to modify or amend the Indenture, to waive compliance with certain provisions of the Indenture or certain defaults and consequences under the Indenture or to reduce the quorum or voting requirements set forth in the Indenture;

    - modify or affect in any manner adverse to the holders the terms and conditions of the obligations of Reckson in respect of the payment of principal, and premium, if any, and interest on any securities issued under the Indenture that Reckson has guaranteed; or

    - modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults except defaults in the payment of the principal of, premium, if any, and interest on the Reckson OP 7% notes, defaults in respect of a covenant or other provision of the Indenture that cannot be modified or amended without the consent of each holder of Reckson OP 7% notes affected by the modification or amendment and waivers of covenants relating to:

      (1)  limitations on indebtedness,

      (2)  maintenance of properties,

      (3)  insurance,

      (4)  the existence of Reckson OP and its subsidiaries,

      (5)  Total Unencumbered Assets,

      (6)  payment of taxes, and

      (7)  provision of financial information,

      except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of each outstanding security issued under the Indenture affected by the modification or waiver.


    In addition to Reckson OP's obligation to pay the principal of and interest on the Reckson OP 7% notes, the Indenture contains several other affirmative and negative covenants as described under "--Material Covenants." None of Reckson OP, Reckson and the trustee may omit compliance with these covenants unless the holders of not less than a majority in principal amount of Reckson OP 7% notes waive compliance.


    Modifications and amendments of the Indenture will be permitted to be made by Reckson OP, Reckson and the trustee without the consent of any holder of Reckson OP 7% notes for any of the following purposes:

    (1) to evidence the succession of another entity to Reckson OP as obligor or Reckson as guarantor under the Indenture;

    (2) to add to the covenants of Reckson OP or Reckson for the benefit of the holders of all or any series of security issued under the Indenture or to surrender any right or power conferred upon Reckson OP or Reckson in the Indenture;

    (3) to add events of default for the benefit of the holders of all or any series of security issued under the Indenture;

    (4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, securities issued under the Indenture in bearer form, or to permit or facilitate the issuance of securities under the Indenture in uncertificated form as long as the modification does not adversely affect the interests of the holders of any series of securities issued under the Indenture in any material respect;

    (5) to amend or supplement any provisions of the Indenture as long as the amendment or supplement does not materially adversely affect the interests of the holders of any Reckson OP 7% notes then outstanding;

    (6) to secure the Reckson OP 7% notes;

    (7) to establish the form or terms of any series of securities issued under the Indenture;

    (8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

    (9) to cure any ambiguity, defect or inconsistency in the Indenture as long as the cure does not adversely affect the interests of holders of any series of securities issued under the Indenture in any material respect; or

    (10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of securities issued under the Indenture as long as the supplement does not adversely affect the interests of the holders of any series of securities issued under the Indenture in any material respect.

    In addition, without the consent of any holder of Reckson OP 7% notes, Reckson or a subsidiary of Reckson may directly assume the due and punctual payment of the principal of, any premium and interest on all the Reckson OP 7% notes and the performance of every covenant of the Indenture on the part of Reckson OP to be performed or observed. Upon any such assumption, Reckson or the subsidiary shall succeed to, and be substituted for and may exercise every right and power of, Reckson OP under the Indenture with the same effect as if Reckson or the subsidiary had been the issuer of the Reckson OP 7% notes and Reckson OP shall be released from all obligations and covenants with respect to the Reckson OP 7% notes. No assumption shall be permitted unless Reckson has delivered to the trustee (a) an officers' certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of Reckson in the Indenture remain in full force and effect and (b) an opinion of independent counsel that the holders of Reckson OP 7% notes will have no materially adverse United States federal tax consequences as a result of the assumption, and that, if any Reckson OP 7% notes are then listed on the New York Stock Exchange, that such Reckson OP 7% notes shall not be delisted as a result of such assumption.

    In determining whether the holders of the requisite principal amount of outstanding securities of a series issued under the Indenture have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of securities issued under the Indenture, the Indenture provides that:

    (1) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of the Original Issue Discount Security that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of the Original Issue Discount Security;

    (2) the principal amount of securities issued under the Indenture denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date of the foreign-denominated security Reckson OP 7% note, of the principal amount or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the foreign-denominated security of the amount determined as provided in (1) above;

    (3) the principal amount of an Indexed Security (as defined in the Indenture) that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security pursuant to the Indenture; and

    (4) Securities issued under the Indenture owned by Reckson OP, Reckson or any other obligor upon the securities issued under the Indenture or any affiliate of Reckson OP, Reckson or of such other obligor shall be disregarded.

    The Indenture contains provisions for convening meetings of the holders of Reckson OP 7% notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by Reckson OP, Reckson or the holders of at least 10% in principal amount of the Outstanding Reckson OP 7% notes, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Reckson OP 7% note affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Reckson OP 7% notes. Except as referred to above, however, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Reckson OP 7% notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Reckson OP 7% notes. Any resolution passed or decision taken at any meeting of holders of Reckson OP 7% notes duly held in accordance with the Indenture will be binding on all holders of Reckson OP 7% notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be entities holding or representing a majority in principal amount of the Outstanding Reckson OP 7% notes. However, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Reckson OP 7% notes, the entities holding or representing such specified percentage in principal amount of the Outstanding Reckson OP 7% notes will constitute a quorum.

    Notwithstanding the foregoing provisions, any action to be taken at a meeting of holders of Reckson OP 7% notes with respect to any action that the Indenture expressly provides may be taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Reckson OP 7% notes may be taken at a meeting at which a quorum is present by the affirmative vote of holders of such specified percentage in principal amount of the Outstanding Reckson OP 7% notes.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    Reckson OP may discharge most of its obligations to the holders of Reckson OP 7% notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year or are scheduled for redemption within one year by irrevocably depositing with the trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the Reckson OP 7% notes are payable in an amount sufficient to pay the entire indebtedness on the Reckson OP 7% notes in respect of principal and premium, if any, and interest to the date of the deposit, if such Reckson OP 7% notes have become due and payable, or to the stated maturity or redemption date, as the case may be.


    The Indenture provides that, unless these provisions are made inapplicable to the Reckson OP 7% notes, Reckson OP may elect either (a) to defease and discharge itself and Reckson from any and all obligations with respect to the Reckson OP 7% notes, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the Reckson OP 7% notes and the obligations to register the transfer or exchange of the Reckson OP 7% notes, to replace temporary or mutilated, destroyed, lost or stolen Reckson OP 7% notes, to maintain an office or agency in respect of the Reckson OP 7% notes and to hold moneys for payment in trust ("defeasance") or (b) to release itself and Reckson from their obligations with respect to the Reckson OP 7% notes under certain sections of the Indenture (including the restrictions described under "--Material Covenants"), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to the Reckson OP 7% notes ("covenant defeasance"), in either case upon the irrevocable deposit by Reckson OP or Reckson with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the Reckson OP 7% notes are payable at stated maturity, or Government Obligations, or both, applicable to such Reckson OP 7% notes which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest on the Reckson OP 7% notes, on the scheduled due dates of the principal and premium, if any, and interest.



    The defeasance trust will only be permitted to be established if, among other things, Reckson OP or Reckson has delivered to the trustee an opinion of counsel to the effect that the holders of such Reckson OP 7% notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law.


    If after Reckson OP or Reckson has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to the Reckson OP 7% notes, (a) the holder of a Reckson OP 7% note is entitled to, and does, elect pursuant to the Indenture or the terms of the Reckson OP 7% note to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Reckson OP 7% note, or (b) a Conversion Event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by the Reckson OP 7% note shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest on the Reckson OP 7% note as they become due out of the proceeds yielded by converting the amount so deposited in respect of the Reckson OP 7% note into the currency, currency unit or composite currency in which the Reckson OP 7% note becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. Unless otherwise provided with respect to Reckson OP 7% notes, all payments of principal of, and premium, if any, and interest on any Reckson OP 7% note that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.


    In the event Reckson OP effects covenant defeasance with respect to any Reckson OP 7% notes and such Reckson OP 7% notes are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (c) under "--Events of Default, Notice and Waiver" with respect to sections no longer applicable to the Reckson OP 7% notes, the amount in such currency, currency unit or composite currency in which the Reckson OP 7% notes are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the Reckson OP 7% notes at the time of their stated maturity but may not be sufficient to pay amounts due on the Reckson OP 7% notes at the time of the acceleration resulting from such event of default. However, Reckson OP and Reckson would remain liable to make payment of such amounts due at the time of acceleration.


GOVERNING LAW

    The Indenture and the Reckson OP 7% notes will governed by the laws of the State of New York.

               DELISTING AND DEREGISTRATION OF TOWER COMMON STOCK

    If the merger is completed, Tower common stock will cease to be listed on the New York Stock Exchange and will cease to be registered under the Exchange Act.

                      DESCRIPTION OF TOWER PREFERRED STOCK

    The following description of the material terms of the Tower series A preferred stock is a summary of the Tower Realty Trust, Inc. Articles Supplementary for the $40 Million Series A Convertible Preferred Shares, Liquidation Preference $18.44 per share, and does not purport to be complete and is subject to and qualified in its entirety by both the Tower charter, which has been previously filed with the SEC, and the Tower articles supplementary. See
the Glossary beginning on page   for the definitions of capitalized terms used
in this summary.


    The Tower board of directors has classified and designated 2,167,197 shares of its preferred stock as Tower Series A Convertible Preferred Stock, par value $.01 per share, liquidation preference $18.44 per share, and has provided for the issuance of the preferred stock. As of March 19, 1999, there were 2,169,197 shares of Tower series A preferred stock outstanding, all of which are owned by Metropolitan Partners.


DIVIDENDS

    If authorized and declared by the Tower board of directors, the holders of Tower series A preferred shares will be entitled to receive, out of assets legally available for that purpose, annual dividends payable in cash in the following manner:

    (1) Prior to the Trigger Date, in a per share amount equal to the annual per share amount of dividends payable in respect of the number of shares of Tower common stock into which such holders' shares of Tower series A preferred stock would then be convertible had the Trigger Date occurred.

    (2) After the Trigger Date, at a rate equal to ten percent of the liquidation preference per share of Tower series A preferred stock held.

    Dividends on the Tower series A preferred stock are cumulative only after the Trigger Date, whether or not there are assets of Tower legally available for payment of such dividends, and will be payable quarterly, if authorized and declared by the Tower board of directors, in arrears on the first business day of January, April, July and October.

LIQUIDATION

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Tower and before any payments or distribution of the assets of Tower shall be made or set apart for the holders of shares of Tower common stock, the holders of Tower series A preferred stock shall only be entitled to receive:

    (1) $18.44 per share of series A preferred stock;

    (2) plus an amount equal to all dividends, whether or not earned or declared, accrued and unpaid on the Tower series A preferred stock commencing on the Trigger Date to the date of final distribution to the holders of series A preferred stock.

REDEMPTION AT TOWER'S OPTION

    Tower may redeem the Tower series A preferred stock, in whole or in part at any time, or from time to time, within 120 days after the Trigger Date or at any time after December 9, 2002 at a redemption price equal to the aggregate liquidation preference for all such shares being redeemed, plus accrued and unpaid dividends.

CONVERSION AT THE HOLDER'S OPTION


    After the Trigger Date and subject to the provisions of the Tower articles supplementary, holders of shares of Tower series A preferred stock may convert all or a portion of their shares into fully paid and non-assessable shares of Tower common stock. Each share of series A preferred stock will be convertible into a number of shares of Tower common stock equal to $18.44 divided by the Tower Preferred Stock Conversion Price in effect at the time the shares are surrendered for exchange. Initially, the Tower Preferred Stock Conversion Price is equal to $18.44 or, effectively, one share of Tower common stock for each share of series A preferred stock.


    No fractional shares or scrip representing fractions of shares of Tower common stock will be issued upon conversion of the Tower series A preferred stock. Instead of any fractional interest, Tower will pay to the holder an amount in cash based upon the current market price of shares of Tower common stock on the trading day immediately preceding the day of conversion.

TOWER PREFERRED STOCK CONVERSION PRICE ADJUSTMENTS

    The Tower Preferred Stock Conversion Price will be adjusted in the following circumstances:


    - payments or distributions to holders of Tower common stock payable in Tower common stock and subdivisions, combinations and reclassifications of Tower common stock;


    - the issuance to all holders of Tower common stock of rights, options or warrants that entitle the holders to subscribe for or purchase Tower common stock at a price per share less than the fair market value per share of Tower common stock; and

    - distributions to all holders of Tower common stock of equity securities of Tower or evidences of indebtedness of Tower or its assets, excluding cash distributions.

Tower shall be entitled to make reductions to the Tower Preferred Stock Conversion Price, in addition to those required as described in this paragraph, as it shall determine to be advisable in order that any stock dividends, subdivision, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets other than cash dividends made by Tower to its stockholders shall not be taxable.

    No adjustment of the Tower Preferred Stock Conversion Price is required to be made until cumulative adjustments amount to one percent or more of the Tower Preferred Stock Conversion Price. Any adjustments not required to be made will be carried forward and taken into account in subsequent adjustments.

    Except as otherwise provided for subdivisions, combinations and reclassifications of Tower common stock and distributions to holders of Tower common stock in Tower common stock, if Tower shall be a party to any transaction including a merger, consolidation, statutory share exchange, self tender offer for substantially all of the Tower common stock, sale of substantially all of Tower's assets or recapitalization of the Tower common stock, in each case as a result of which Tower common stock shall be converted into the right to receive shares, stock, securities or other property, including cash or any combination of shares, stock, securities or other property, Tower or its successor in such transaction shall make appropriate provision so that each share of Tower series A preferred stock, if not converted into the right to receive shares, stock, securities or other property in the transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property, including cash or any combination of shares, stock, securities or other property, receivable upon the completion of the transaction by a holder of that number of shares of Tower common stock into which one share of series A preferred stock was convertible immediately prior to completion of the transaction, assuming such holder of Tower common stock failed to exercise any rights of election. If the kind and amount of shares, stock, securities and other property receivable in the transaction is not the same for each non-electing share, the kind and amount of property receivable by the holder of Tower series A preferred stock to be converted shall be deemed to be the kind and amount receivable per share by a plurality of the non-electing shares.

PRIORITY

    As to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, no class or series of Tower capital stock shall rank prior to the Tower series A preferred stock. Any class or series of shares of Tower shall be deemed to rank:

    (1) On parity with the Tower series A preferred stock if the holders of the class of stock or series and the Tower series A preferred stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and

    (2) Junior to the Tower series A preferred stock, if the stock or series is Tower common stock or if the holders of Tower series A preferred stock are entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, prior to the holders of the stock or series, and the stock or series does not in either case rank prior to the Tower series A preferred stock.

VOTING


    To the extent that the charter of Tower may provide under Maryland law, the Tower series A preferred stock does not currently have any voting rights or powers, and the consent of the holders is not required for the taking of any corporate action. However, after the Trigger Date, whenever dividends payable on the Tower series A preferred stock are cumulatively in arrears for six consecutive Tower Preferred Stock Dividend Periods, the holders of all Tower series A preferred stock and any class or series of shares on par with the Tower series A preferred stock upon which like voting rights have been conferred shall be entitled to elect two directors to the Tower board of directors as described in the Tower articles supplementary.

                    FEDERAL INCOME TAX CONSEQUENCES RELATING
                TO AN INVESTMENT IN RECKSON CLASS B COMMON STOCK
                            AND RECKSON OP 7% NOTES

    The following is a summary of the Federal income tax consequences resulting from the holding, exchanging or otherwise disposing of Reckson class B common stock and Reckson OP 7% notes. This discussion is based upon the Internal Revenue Code, the Treasury regulations promulgated under the Internal Revenue Code, rulings issued by the IRS, and judicial decisions, all in effect as of the date of this Joint Proxy Statement/Prospectus and all of which are subject to change, possibly retroactively. This discussion is for general information only and does not purport to discuss all aspects of Federal income taxation which may be important to a particular investor in light of his individual investment or tax circumstances, or to investors subject to special tax rules including insurance companies, financial institutions, broker-dealers and, except to the extent discussed below, tax-exempt organizations and foreign investors. This summary assumes that persons will hold their Reckson stock as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code which generally covers property held for investment. No advance ruling has been or will be sought from the IRS regarding any matter discussed herein.

    THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH TOWER STOCKHOLDER IS URGED TO CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC CONSEQUENCES TO HIM OF HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF RECKSON CLASS B COMMON STOCK AND RECKSON OP 7% NOTES, INCLUDING ANY FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES AND OF RECKSON'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST.

TAXATION OF RECKSON

GENERAL

    The REIT provisions of the Internal Revenue Code are highly technical and complex. The following sets forth the material aspects of the provisions of the Internal Revenue Code that govern the Federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code, all of which are subject to change, possibly retroactively.

    Reckson elected to be taxed as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1995, and Reckson intends to continue its election to be taxed as a REIT. Reckson's counsel, Brown & Wood LLP, has provided an opinion that, commencing with Reckson's taxable year ended December 31, 1995, Reckson has been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and Reckson's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Brown & Wood LLP is based on, and conditioned upon, representations and covenants as to factual matters, including representations and covenants made by Reckson regarding the nature of Reckson's properties and the future conduct of Reckson's business in accordance with the REIT requirements that are described in this Joint Proxy Statement/Prospectus. Reckson's qualification and taxation as a REIT depends on its past and continuing ability to meet, through actual annual operating results, requirements relating to asset ownership, distribution levels, and diversity of stock ownership, and the various qualification tests imposed by the Internal Revenue Code discussed in this Joint Proxy Statement/Prospectus. Counsel will not review Reckson's compliance with those tests on a continuing basis and, accordingly, no assurance can be given that Reckson's operating results for any particular taxable year will satisfy the requirements for taxation as a REIT under the Internal Revenue Code. An opinion of counsel is not

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binding on the IRS or the courts and there can be no assurance that the IRS will not challenge Reckson's eligibility for taxation as a REIT. See "--Failure to Qualify."



    Provided that an entity qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. However, notwithstanding qualification, a REIT will be subject to Federal income tax as follows: First, a REIT will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, a REIT may be subject to the "alternative minimum tax" on its items of tax preference. Third, if a REIT has "net income from Foreclosure Property," it will be subject to tax on this income at the highest corporate rate. Fourth, if a REIT has net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than Foreclosure Property), income derived from these sales or other dispositions will be subject to a 100% tax. Fifth, if a REIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below) but has nonetheless maintained its qualification as a REIT because other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the REIT fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the REIT's profitability. Sixth, if a REIT should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year (other than certain retained long-term capital gains that a REIT elects to retain and pay tax on), and (c) any undistributed taxable income from prior periods, a REIT would be subjected to a 4% excise tax on the excess of the required distribution over the amounts actually distributed. Seventh, if a REIT acquires assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the asset in the hands of the REIT is determined by reference to the adjusted basis of the asset in the hands of subchapter C corporation, under Treasury Regulations not yet promulgated, the subchapter C corporation would be required to recognize any net built-in gain that would have been realized if the subchapter C corporation had liquidated on the last day before the date of the transfer. Pursuant to IRS Notice 88-19, a REIT may elect, in lieu of the treatment described above, to be subject to tax at the highest regular corporate tax rate on the excess, if any, of the fair market value over the adjusted basis of any such asset as of the beginning of the date of acquisition ("Built-in Gain") if it recognizes gain on the disposition of any assets acquired from a subchapter C corporation during the ten-year period following their acquisition. Reckson intends to make this election and, therefore, will be taxed at the highest regular corporate rate on such Built-in Gain if and to the extent any assets acquired from a subchapter C corporation are sold within the specified ten-year period.


REQUIREMENTS FOR QUALIFICATION

    The Internal Revenue Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for the special Internal Revenue Code provisions applicable to REITs; (4) that is neither a financial institution nor an insurance company under the Internal Revenue Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include specified entities; and (7) which meets other tests described below with respect to the nature of its income and assets. The Internal Revenue Code provides that conditions (1) through (4) must be met during an entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. The Reckson charter provides restrictions regarding transfers of its shares, which provisions are intended to assist

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Reckson in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above.

    To monitor their compliance with the share ownership requirements, REITs are required to maintain records regarding the actual ownership of their shares. To do so, REITs must demand written statements each year from specified record holders of their stock in which the record holders are to disclose the beneficial owners of the shares, which are the persons required to include in gross income the REIT dividends. A list of those persons failing or refusing to comply with this demand must be maintained as part of the REIT's records. A stockholder who fails or refuses to comply with this demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information. Reckson believes that it has complied with this requirement.

    A corporation may not elect to become a REIT unless its taxable year is the calendar year. Reckson has satisfied this requirement.

OWNERSHIP OF PARTNERSHIP INTERESTS


    In the case of a REIT that is a partner in a partnership, regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in "Tax Aspects of a REIT's Investment in Partnerships."


INCOME TESTS


    In order to maintain their qualification, REITs annually must satisfy two gross income requirements. First, at least 75% of a REIT's gross income, excluding gross income from "prohibited transactions," I.E., sales of property held primarily for sale to customers in the ordinary course of business, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or from permitted temporary investments. Second, at least 95% of a REIT's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from income qualifying under the 75% test, and from dividends, interest and gain from the sale or disposition of stock or securities. In addition, for each taxable year before 1998, gain from the sale or other disposition of stock or securities held for less than one year, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years, apart from involuntary conversions and sales of Foreclosure Property, must have represented less than 30% of a REIT's gross income, including gross income from prohibited transactions, for such taxable year. Reckson believes it satisfied all three of these income tests for each taxable year before 1998 and expects to satisfy the 75% and 95% tests for subsequent taxable years.


    Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, the amount of rent may be based on a fixed percentage or percentages of receipts or sales. Second, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property." Third, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. However, a REIT (or its affiliates) is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not

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otherwise considered rendered to the occupant of the property. In addition, a
REIT (or its affiliates) may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for the services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from any non-customary services is deemed to be at least 150% of the direct cost of providing the services. The Internal Revenue Code also provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of ten percent or more of the REIT, directly or constructively, owns 10% or more of the tenant.



    If a REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it is entitled to relief under the Internal Revenue Code. These relief provisions will be generally available if the REIT's failure to meet such tests was due to reasonable cause and not due to willful neglect, the REIT attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Reckson would be entitled to the benefit of these relief provisions. See "--Taxation of Reckson." Even where these relief provisions apply, a tax is imposed with respect to the excess net income.


ASSET TESTS


    At the close of each quarter of its taxable year, a REIT must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by real estate assets (including its allocable share of real estate assets held by a partnership or a qualified REIT subsidiary as described below), stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering, cash, cash items and U.S. government securities. Second, not more than 25% of a REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by a REIT may not exceed five percent of the value of the REIT's total assets, and a REIT may not own more than ten percent of any one issuer's outstanding voting securities. The 25% and five percent tests generally must be met for any quarter in which a REIT acquires securities of an issuer. Thus, this requirement must be satisfied not only on the date a REIT first acquires corporate securities, but also each time the REIT increases its ownership of corporate securities, including as a result of Reckson increasing its interest in the Reckson OP either with the proceeds of an offering of Reckson common stock (including Reckson class B common stock) or by acquiring Reckson OP units from Reckson OP limited partners upon the exercise of their exchange rights.



    Qualified REIT subsidiaries are corporations that are wholly owned by a REIT or another qualified REIT subsidiary. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for Federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. Each qualified REIT subsidiary therefore will not be subject to Federal corporate income taxation, although it may be subject to state or local taxation. In addition, a REIT's ownership of the voting stock of each qualified REIT subsidiary does not violate the general restrictions against ownership of more than ten percent of the voting securities of any issuer or more than five percent of the value of the REIT's total assets.


ANNUAL DISTRIBUTION REQUIREMENTS


    In order to maintain its qualification, a REIT is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to (1) the sum of (a) 95% of its "REIT taxable income" computed without regard to the dividends paid deduction and net capital gain and (b) 95% of the net income after tax, if any, from Foreclosure Property, minus (2) the sum of specified


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
non-cash income. These distributions must be made in the taxable year to which they relate, or in the following taxable year if declared before a REIT timely files its tax return for the prior year and if paid with or before the first regular dividend payment after the declaration is made. To the extent that a REIT distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. If a REIT should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain income for the year, and (3) any undistributed taxable income from prior periods, the REIT would be subject to a four percent excise tax on the excess of the required distribution over the amounts actually distributed. Notwithstanding the foregoing, a REIT may elect to retain, rather than distribute, all or a portion of its net long-term capital gains and pay the tax on the gains. In such a case, a REIT may elect to have its stockholders include their proportionate share of the undistributed long-term capital gains in income and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

    It is possible that a REIT, from time to time, could lack sufficient cash to meet the 95% distribution requirement, for example, due to timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at taxable income of the REIT. In the event that a cash short-fall occurs, in order to meet the 95% distribution requirement, the REIT may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable distributions of property.


    A REIT may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the REIT's deduction for dividends paid for the earlier year. Thus, a REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the REIT will be required to pay interest based on the amount of any deduction taken for deficiency dividends.



    Reckson believes that it has made and intends to make timely distributions sufficient to satisfy all annual distribution requirements. In this regard the limited partnership agreement of Reckson OP authorizes its general partner to take any steps as may be necessary to cause Reckson OP to distribute to its partners amounts sufficient to permit Reckson to meet these distribution requirements. It is possible, however, that Reckson may experience the timing differences discussed above, thus requiring Reckson to arrange for short-term or long-term borrowing to meet the distribution requirements.


FAILURE TO QUALIFY

    If a REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the REIT will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the REIT fails to qualify as a REIT will not be deductible nor will they be required to be made. Upon failing to qualify as a REIT, to the extent of the REIT's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the REIT will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Reckson would be entitled to any statutory relief.

TAX ASPECTS OF A REIT'S INVESTMENT IN PARTNERSHIPS

    In general, partnerships are "pass-through" entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction

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and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. A REIT must include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, a REIT must include its proportionate share of assets held by its subsidiary partnerships. See "--Taxation of Reckson--Ownership of Partnership Interests."


TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES

    The Internal Revenue Code and IRS regulations provide that income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of the property at the time of contribution (a "Book-Tax Difference"). These allocations are solely for income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for similar allocations to the other partners.

SALE OF PROPERTY


    Generally, any gain realized by Reckson OP on the sale of real property, if the property is held for more than one year, will be long-term capital gain; however, a portion of this gain may be treated as depreciation or cost recovery recapture.



    A REIT's share of any gain realized on the sale of any property held directly or by a subsidiary partnership as inventory or other property held primarily for sale to customers in the ordinary course of the REIT's or the subsidiary partnership's business, however, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Taxation of Reckson," above. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Reckson OP intends to hold its properties for investment with a view toward long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties, and to make such occasional sales of properties as are consistent with these investment objectives.


TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

    Provided that a corporation qualifies as a REIT, distributions made to the REIT's taxable domestic stockholders out of current or accumulated earnings and profits and not designated as capital gain dividends will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction generally available for corporations. Distributions and retained long-term capital gains that are designated as capital gain dividends will be taxed as long-term capital gains, without regard to how long the stockholder has held its stock, to the extent that they do not exceed the REIT's actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of capital gain dividends as ordinary income.

    A REIT may elect to retain and pay income tax on its long-term capital gain. If a REIT makes this election, the REIT may elect to have its stockholders include in their income as long-term capital gain their proportionate share of the long-term capital gain designated by the REIT. Each stockholder would be deemed to have paid the stockholder's share of the tax paid by the REIT. The basis of the

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
stockholder's shares will be increased by the amount of the undistributed long-term capital gain, less the amount of the tax paid.

    Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of the stockholder's shares. To the extent that distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) PROVIDED THAT the shares are a capital asset in the hands of the stockholder. Any dividend declared by a REIT in October, November or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by the REIT and received by the stockholder on December 31 of the year of declaration, PROVIDED THAT the dividend is actually paid by the REIT during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of a REIT. All or a portion of any loss realized upon a taxable disposition of a REIT's stock may be disallowed if other shares of the same class of the stock are purchased within 30 days before or after the disposition.

    The highest Federal marginal individual income tax rate, which applies to ordinary income and gain from the sale or exchange of capital assets held for one year or less, is 39.6%. The maximum regular income tax rate on capital gains derived by non-corporate taxpayers is 20% for sales and exchanges of capital assets held for more than one year. Any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (I.E., "depreciation recapture") if treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate. With respect to distributions designated by a REIT as capital gain dividends and any retained capital gains that the REIT is deemed to distribute, the REIT may designate, subject to limits of the Internal Revenue Code and the associated regulations, whether the distribution is taxable to its individual stockholders at a Federal income tax rate of 20% or 25%. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a non-corporate taxpayer's ordinary income up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

    In general, any loss upon a sale or exchange of shares by a stockholder who has held shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the REIT required to be treated by the stockholder as long-term capital gain.

CONSTRUCTIVE DIVIDENDS ON RECKSON CLASS B COMMON STOCK


    If at any time Reckson makes a distribution of property to its stockholders that would be taxable to the stockholders as a dividend for U.S. Federal income tax purposes and, as required under the exchange rate provisions of the Reckson class B common stock, the exchange rate of the Reckson class B common stock is increased, the increase may be deemed to be the payment of a taxable dividend to the holders of the Reckson class B common stock. In addition, in the event there is an adjustment to the exchange rate as a consequence of a "shortfall" in the distributions paid on a share of Reckson class B common stock for two consecutive quarters, the IRS could argue that there has been a constructive dividend to the holders of the Reckson class B common stock as a result of the adjustment. Although there is no authority directly addressing the issue and therefore the matter is not free from doubt, Reckson believes that, based upon the intent of the constructive dividend provisions of the Internal Revenue Code, an adjustment to the exchange rate as a consequence of a dividend


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

"shortfall" should not result in a deemed constructive dividend to the holders of the Reckson class B common stock. However, since there is no authority directly addressing this issue, there can be no assurance that a court would agree with this conclusion.


ORIGINAL ISSUE DISCOUNT ON RECKSON OP 7% NOTES


    As discussed above, the Reckson OP 7% notes, if issued, may be issued with original issue discount, in which event holders will be required to include amounts in income before the receipt of cash corresponding to this income. See "The Merger--Material U.S. Federal Income Tax Consequences of the Merger."


TAXATION OF FOREIGN STOCKHOLDERS

    The following is a general discussion of the U.S. Federal income and estate tax consequences of the ownership and disposition of a REIT's stock applicable to Non-U.S. Holders of such stock. A "Non-U.S. Holder" is any person other than
(1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (3) an estate whose income is includible in gross income for U.S. Federal income tax purposes regardless of its source, or (4) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, trusts in existence on August 20, 1996, and treated as United States persons prior to August 20, 1996 that elect to continue to be United States persons will also not be a Non-U.S. Holder. The discussion below is based on current law and is for general information only. The discussion does not address all aspects of U.S. Federal income and estate taxation.

ORDINARY DIVIDENDS

    The portion of dividends received by Non-U.S. Holders payable out of a REIT's earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30%, or a lower rate if permitted under an applicable income tax treaty. In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of a REIT's stock. In cases where the dividend income from a Non-U.S. Holder's investment in a REIT's stock is, or is treated as, effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to dividends. A Non-U.S. Holder may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

NON-DIVIDEND DISTRIBUTIONS


    Unless the REIT stock constitutes a USRPI, as discussed below, distributions made by the REIT that are not paid out of earnings and profits will not be subject to U.S. income or withholding tax. See "--Disposition of Stock of a REIT." If it cannot be determined that a distribution was, in fact, in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of withheld amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits. If a REIT's stock constitutes a USRPI, the distributions will be subject to a ten percent withholding and taxed pursuant to the FIRPTA at the highest applicable capital gain rate to the extent the distributions exceed a stockholder's basis in his or her stock.


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
CAPITAL GAIN DIVIDENDS

    USRPI capital gains will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations without regard to whether the distribution is designated as a capital gain dividend. In addition, the REIT will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI Capital Gains which tax will be creditable against such stockholder's U.S. Federal tax liability. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder that is not entitled to a treaty exemption.

DISPOSITION OF STOCK OF A REIT

    Unless a REIT's stock constitutes a USRPI, a sale of the REIT's stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not constitute a USRPI if the REIT is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. Reckson believes that it is, and expects to continue to be, a domestically controlled REIT, and therefore that the sale of its stock will not be subject to taxation under FIRPTA. Because the common stock of Reckson is publicly traded, however, no assurance can be given that it is or will continue to be a domestically controlled REIT.


    If Reckson does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of stock in Reckson will nevertheless generally not be subject to tax under FIRPTA as a sale of a USRPI, PROVIDED THAT (a) the stock is "regularly traded" under applicable Treasury Regulations on an established securities market (E.G., the New York Stock Exchange, on which Reckson common stock is listed) and (b) the selling Non-U.S. Holder held five percent or less of the outstanding Reckson common stock, at all times during a specified testing period.


    If gain on the sale of stock of a REIT were subject to taxation under FIRPTA, the Non-U.S. Holder generally would be subject to the same treatment as a U.S. stockholder with respect to gain (and possibly the additional branch profits tax or a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold ten percent of the purchase price and remit the withheld amount to the IRS. Any amounts withheld would be credited against the Non-U.S. Holder's actual U.S. tax liability and otherwise eligible for a refund.

    Capital gain on the sale of Reckson common stock that is not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (a) if the Non-U.S. Holder's investment in the REIT is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain on the sale of the REIT stock and, in addition, may be subject to an additional 30% branch profits tax subject to possible rate reduction or exemption under an applicable treaty, or (b) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

TAXATION OF NON-U.S. HOLDERS OF RECKSON OP 7% NOTES

    Subject to the discussion of backup withholding below, provided a Non-U.S. Holder's ownership of the Reckson OP 7% notes is not effectively connected with a U.S. trade or business:

    (1) payments of interest and principal on Reckson OP 7% notes by Reckson OP or any agent of Reckson OP to a Non-U.S. Holder will not be subject to U.S. Federal income or withholding tax, PROVIDED THAT in the case of interest (a)(1) the Non-U.S. Holder does not actually or constructively own 10% of more of the capital or profits of Reckson OP,
        (2) the Non-U.S. Holder is not a controlled foreign corporation that is related to Reckson OP through stock ownership, (3) the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Internal Revenue Code and (4) either (A) the Non-U.S. Holder certifies to Reckson OP or its agent on IRS Form W-8 or IRS Form W-8 BEN (or a suitable substitute form), under penalties of perjury, that it is not a "United States Person" (as defined in the Internal Revenue Code) and provides its name and address (an "Owner's Statement"), or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial instruction") and holds Reckson OP 7% notes on behalf the Non-U.S. Holder certifies to Reckson OP or its agent under penalties of perjury that an Owner's Statement has been received from the Non-U.S. Holder or another financial institution between it and the Non-U.S. Holder and furnishes Reckson OP or its agent with a copy thereof or (b) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which interest on the Reckson OP 7% notes is exempt from U.S. Federal withholding tax and the Non-U.S. Holder provides a properly executed IRS Form 1001 or IRS Form W-8 BEN claiming the exemption; and

    (2) a Non-U.S. Holder will not be subject to U.S. Federal income tax on gain realized on the sale, exchange or other disposition of a Reckson OP 7% note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and specified other conditions are met.


EXCHANGE OF RECKSON CLASS B COMMON STOCK FOR RECKSON COMMON STOCK



    Holders of Reckson class B common stock may elect to exchange their Reckson class B common stock for Reckson common stock at any time. In addition, Reckson may cause holders of Reckson class B common stock to exchange their stock for Reckson common stock at any time more than four and one-half years from the closing of the merger. Generally, a holder of Reckson class B common stock will receive one share of Reckson common stock for each share of Reckson class B common stock exchanged, absent Reckson common stock splits, combinations or other actions or distributions that dilute the economic rights of the Reckson common stock issuable in exchange for Reckson class B common stock. See "Description of Reckson Stock--Reckson Class B Common Stock--Exchange Rate Adjustments." In the opinion of Reckson's counsel, Brown & Wood LLP, holders of Reckson class B common stock will not recognize gain or loss upon the exchange of their Reckson class B common stock for Reckson common stock, except upon receiving any cash in lieu of fractional shares of Reckson common stock. Rather, the holder will acquire a basis in the shares of Reckson common stock received equal to the basis the holder had in the Reckson class B common stock exchanged, reduced by any portion of basis attributable to the receipt of cash in lieu of fractional shares. In addition, the holder will acquire a holding period in the Reckson common stock received identical to the holding period the holder had in the Reckson class B common stock exchanged.


INFORMATION REPORTING AND BACKUP WITHHOLDING

    Reckson will report to its U.S. stockholders and, to the extent required, the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 31% with respect to distributions paid unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide Reckson with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Reckson may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders who fails to certify their non-foreign status. The IRS has issued final Treasury Regulations regarding the backup withholding rules as applied to Non-U.S. Holders. These final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 1999.

TAXATION OF TAX-EXEMPT STOCKHOLDERS


    Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from Federal income taxation. However, they are subject to taxation on their UBTI. The IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, PROVIDED THAT the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by Reckson to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Reckson common stock with indebtedness, a portion of the income thereon will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Internal Revenue Code
Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from a REIT as UBTI. In addition, a pension trust that owns more than ten percent of a REIT's stock may be required to treat a percentage of the dividends from the REIT as UBTI (the "UBTI Percentage," as defined in the Glossary on page 225). The UBTI rule applies to a pension trust holding more than ten percent of the REIT's only if (1) the UBTI Percentage is at least five percent, (2) the REIT qualified as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the REIT in proportion to their actuarial interest in the pension trust, and (3) either (A) one pension trust owns more than 25% of the value of the REIT's stock or (B) a group of pension trusts each individually holding more than ten percent of the value of the REIT's stock collectively owns more than 50% of the value of the REIT's stock.


POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

    The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and their interpretation could adversely affect an investment in Reckson. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to Reckson or an investment in its stock will be changed.

STATE AND LOCAL TAXES

    Reckson and its stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The tax treatment in these jurisdictions may differ from the Federal income tax treatment described above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws upon an investment in Reckson class B common stock and Reckson OP 7% notes.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF METROPOLITAN PARTNERS

    The following pro forma financial statements of Metropolitan Partners give effect to the proposed merger of Tower and Metropolitan Partners using the purchase method of accounting. The pro forma combined financial statements are based on the unaudited historical consolidated financial statements of Tower. The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted (see Note 1 to the pro forma combined financial statements of Metropolitan Partners).

    The pro forma combined balance sheet of Metropolitan Partners assumes that the merger took place on December 31, 1998. The pro forma statement of operations of Metropolitan Partners for the year ended December 31, 1998 assumes that the merger took place as of January 1, 1998.


    The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Tower for the year ended December 31, 1998, including the notes thereto, included elsewhere herein.

                           METROPOLITAN PARTNERS LLC
                  PRO FORMA CONDENSED COMBINING BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                                        PRO FORMA
                                                                                       ADJUSTMENTS
                            METROPOLITAN                                   -----------------------------------    METROPOLITAN
                              PARTNERS       TOWER      ELIMINATIONS                                  SALE          PARTNERS
                             HISTORICAL    PRO FORMA         (2)               MERGER(3)            ASSETS(4)      PRO FORMA
                            ------------   ---------    -------------      -----------------       -----------   --------------
ASSETS:
Real estate, net..........    $    --      $673,462      $       --         $     51(a),(e)        $  (225,000)      $448,513
  Real estate held for
    sale..................         --            --              --                 --                 225,000        225,000
  Cash and cash
    equivalents...........          9         5,065              --                 --                      --          5,074
  Tenant receivables......         --        11,288              --             (6,181)(a)                  --          5,107
  Escrowed funds..........         --         3,378              --                 --                      --          3,378
  Other assets............        222         8,943            (222)            (2,659)(a)                  --          6,284
  Investments in Tower....     42,299            --         (42,299)                --                      --             --
  Investments in real
    estate joint
    ventures..............         --         2,707              --                993(a)                   --          3,700
  Deferred charges, net...         --        13,104              --             (8,987)(a),(c)              --          4,117
                            ------------   ---------    -------------      -----------------       -----------   --------------
      Total Assets........    $42,530      $717,947      $  (42,521)        $  (16,783)            $        --       $701,173
                            ------------   ---------    -------------      -----------------       -----------   --------------
                            ------------   ---------    -------------      -----------------       -----------   --------------

LIABILITIES AND
  STOCKHOLDERS' EQUITY:
  Mortgage notes
    payable...............    $    --      $129,893      $       --         $  108,887(b)(e)       $        --       $238,780
  Credit facility.........         --       130,400              --           (130,400)(b)                  --
  Accrued expenses and
    other liabilities.....         --        29,946              --                 --                      --         29,946
  Deferred real estate
    taxes.................         --         9,155              --              3,204(a)                   --         12,359
  Affiliate payables......         --            --              --                 --                      --              0
                            ------------   ---------    -------------      -----------------       -----------   --------------
      Total Liabilities...         --       299,394              --            (18,309)                     --        281,085
                            ------------   ---------    -------------      -----------------       -----------   --------------

Limited partners' interest
  in the operating
  partnership.............         --        34,209              --            (34,208)(b),(d)              --              1

EQUITY:
  Stockholders' equity....         --       344,344              --           (344,344)(b),(d)              --             --
  Preferred stock.........                   40,000         (40,000)                --                      --             --
  Reckson-common equity...     32,475            --          (2,466)           305,078(b)                   --        335,087
  Crescent-preferred
    equity................     10,055            --             (55)            75,000(b)                   --         85,000
                            ------------   ---------    -------------      -----------------       -----------   --------------
      Total Equity........     42,530       384,344         (42,521)            35,734                      --        420,087
                            ------------   ---------    -------------      -----------------       -----------   --------------
      Total Liabilities
        and Equity........    $42,530      $717,947      $  (42,521)        $  (16,783)            $        --       $701,173
                            ------------   ---------    -------------      -----------------       -----------   --------------
                            ------------   ---------    -------------      -----------------       -----------   --------------


           See accompanying notes to pro forma financial statements.

                           METROPOLITAN PARTNERS LLC
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                                                                           PRO-FORMA
                                                                                           ADJUSTMENT
                                                                    --------------------------------------------------------
                                       METROPOLITAN                                                            METROPOLITAN
                                         PARTNERS         TOWER      ELIMINATIONS                 SALE ASSETS  PARTNERS PRO
                                        HISTORICAL      PRO FORMA         (2)        MERGER (5)       (4)          FORMA
                                      ---------------  -----------  ---------------  -----------  -----------  -------------
REVENUES:
  Rental income.....................     $      --      $ 112,598      $      --      $ (14,404)   $      --     $  98,194
  Other.............................           176            949           (176)           (98)          --           851
                                             -----     -----------         -----     -----------  -----------  -------------
          Total Revenues............           176        113,547           (176)       (14,502)          --        99,045
                                             -----     -----------         -----     -----------  -----------  -------------

EXPENSES:
  Operating Expenses:
      Property operating expenses...            --         26,727             --         (5,000)          --        21,727
      Real estate taxes.............            --         15,024             --         (2,055)          --        12,969
      Ground rents and air rights...            --            683             --             --           --           683
      Marketing, general and
        administrative..............            --         10,356             --         (8,356)          --         2,000
      Sale of the company...........            --          5,019             --         (5,019)          --            --
      Severance and other
        compensation costs..........            --          2,471             --         (2,471)          --            --
                                             -----     -----------         -----     -----------  -----------  -------------
          Total Operating
            Expenses................            --         60,280             --        (22,901)          --        37,379
                                             -----     -----------         -----     -----------  -----------  -------------
  Interest..........................            --         17,907             --           (141)          --        17,766
  Depreciation and amortization.....            --         18,063             --         (1,548)      (3,807)       12,708
                                             -----     -----------         -----     -----------  -----------  -------------
          Total Expenses............            --         96,250             --        (24,590)      (3,807)       67,853
                                             -----     -----------         -----     -----------  -----------  -------------
Operating Income....................           176         17,297           (176)        10,088        3,807        31,192
Equity in earnings of service
  companies.........................            --            297             --             --           --           297
                                             -----     -----------         -----     -----------  -----------  -------------
Net income before preferred
  distributions.....................           176         17,594           (176)        10,088        3,807        31,489
                                             -----     -----------         -----     -----------  -----------  -------------
Preferred distribution..............            55             --            (55)         6,375           --         6,375
                                             -----     -----------         -----     -----------  -----------  -------------
Net income available to common
  members...........................     $     121      $  17,594      $    (121)     $   3,713    $   3,807     $  25,114
                                             -----     -----------         -----     -----------  -----------  -------------
                                             -----     -----------         -----     -----------  -----------  -------------


           See accompanying notes to pro forma financial statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                            OF METROPOLITAN PARTNERS


NOTE 1. BASIS OF PRESENTATION

    Metropolitan Partners is a subsidiary of Reckson, in which Reckson owns all of the common membership interest. Metropolitan Partners will account for the merger as a purchase and accordingly will allocate the purchase price to the assets and liabilities acquired based on their relative fair values.

    The pro forma combined balance sheet assumes that the merger took place December 31, 1998 and includes Tower's unaudited December 31, 1998 pro forma balance sheet. The pro forma combined statement of operations for the year ended December 31, 1998 assumes that the merger took place as of January 1, 1998 and includes Tower's pro forma unaudited statement of operations for the year ended December 31, 1998.

    The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma combined financial statements. A change affecting the value assigned to the long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

NOTE 2. ELIMINATION ADJUSTMENTS


    Reflects the elimination of Metropolitan Partners investment in Tower in consolidation. Adjustment also reflects the elimination of the dividends paid to Metropolitan Partners on the Tower preferred stock.


NOTE 3. METROPOLITAN PARTNERS BALANCE SHEET PRO FORMA ADJUSTMENTS


a. Adjustment to reflect the components of the purchase price. Under the terms of the transaction, Metropolitan Partners will effectively pay for each share of Tower common stock and each Tower OP unit: (a) $5.75 in cash and
    (b) 0.6273 of a share of Reckson class B common stock. The value of the Reckson class B common stock issued, which is convertible on a one-for-one basis into Reckson common stock, subject to adjustment, is assumed for purposes of this presentation to be $25.89 which equals the sum of (a) $23.31, which was Reckson common stock's closing price on the day immediately preceding the date of the merger agreement and (b) the present value of the excess of the dividend assumed to be paid to the holders of the Reckson class B common stock over the dividend assumed to be paid to holders of Reckson common stock during the 4.5-year period the shares of Reckson class B common stock are assumed to be outstanding. The actual value or trading price of the Reckson class B common stock may be greater or less than or equal to the value used for purposes of this presentation. Adjustment also reflects the allocation of the excess of the purchase price over the assets acquired less liabilities assumed to long-term assets based on their relative fair values.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      OF METROPOLITAN PARTNERS (CONTINUED)


    The following table summarizes the calculation of the excess of the purchase price over the assets acquired less liabilities assumed:


                                                                              (DOLLARS IN
                                                                               THOUSANDS)
                                                                          --------------------
Merger consideration....................................................       $  409,977
Transaction costs.......................................................           32,000
                                                                                 --------
Total purchase price....................................................          441,977

Assets acquired less liabilities assumed of $378,553 (less write-off of
  certain intangible assets of approximately $22,120)...................          356,433
                                                                                 --------
Excess purchase price to be allocated to assets.........................       $   85,544
                                                                                 --------
                                                                                 --------


    The following table is a summary of the amounts allocated to the long-term assets, the allocation of the excess purchase price over the assets acquired less liabilities assumed and the fair values of the assets acquired:

                             (DOLLARS IN THOUSANDS)


                                                       HISTORICAL      EXCESS         FAIR
                                                          COST     PURCHASE PRICE    VALUE
                                                       ----------  --------------  ----------
Real estate..........................................  $  673,462    $   84,551    $  758,013
Investment in joint ventures.........................       2,707           993         3,700
                                                       ----------       -------    ----------
                                                       $  676,169    $   85,544    $  761,713
                                                       ----------       -------    ----------
                                                       ----------       -------    ----------



b. Adjustment reflects the anticipated funding of the purchase price. Metropolitan Partners expects to fund its obligations in connection with the merger through a combination of assumed debt and newly incurred debt and with an $85 million preferred investment by Crescent LP. The Adjustment is based on Metropolitan Partners assuming approximately $129.9 million of existing secured debt bearing a weighted average interest rate of 6.95%, and incurring approximately $108.9 million of new secured financing, which bears interest at 7.75% after the retirement of approximately $84.5 million with the proceeds of the sale of certain properties described below. The Adjustment assumes that Metropolitan Partners uses a portion of these proceeds to retire approximately $130.4 million of existing unsecured debt bearing a weighted average interest rate of 7.3%.


c. Adjustment reflects the payment of costs related to obtaining the acquisition financing of approximately $1.1 million less the write-off of approximately $2.3 million of financing costs written-off in connection with the retirement of certain indebtedness, as described above.

d. Adjustment reflects the elimination of Tower stockholders' equity and the limited partners' interest in the Tower operating partnership.


e. An agreement in principle with a third party has been reached in which the third party has agreed to purchase four of Tower's New York City properties for approximately $84.5 million. The agreement in principle is not yet binding on the parties and, therefore, there can be no assurances that such sale will occur. Adjustment also reflects the elimination of the operations related to the four buildings disposed of.


NOTE 4. SALE PRO FORMA ADJUSTMENTS

    Metropolitan Partners anticipates that it will dispose of the assets in the Tower portfolio located outside New York. Metropolitan Partners plans to sell those assets during 1999 and has estimated the

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      OF METROPOLITAN PARTNERS (CONTINUED)


sales value, net of related costs to sell, at approximately $225 million. Adjustment also reflects the elimination of depreciation expense related to assets held for sale.

NOTE 5. METROPOLITAN PARTNERS STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS


    Reflects the net decrease in depreciation expense resulting from the step-up in accounting book basis of real estate as a result of the purchase of Tower by Metropolitan Partners reduced by the depreciation expense associated with the real estate held for sale and decrease in interest expense related to the retirement of certain indebtedness, as described above and in Note 5. Adjustment also reflects the addback of certain costs related to the sale of Tower ($5,019) and severance costs ($2,471) that are not expected to have a continuing impact on Metropolitan Partners.



    Adjustment also reflects a reduction of general and administrative expenses. In connection with the merger of Tower into Metropolitan Partners, Reckson's management believes that it will realize certain cost savings related to a reduction in the number of employees from the combination of overlapping support and administrative systems and professional fees and other costs associated with the operation of Tower as a public company, including executive officers compensation, legal, audit and tax fees, annual report preparation and printing costs, and stock registration and filing fees. A summarization of these savings is outlined below:



                                                                        (DOLLARS IN THOUSANDS)
                                                                      --------------------------
                                                                         TOWER     METROPOLITAN
                                                                       PRO FORMA     PRO FORMA
                                                                      -----------  -------------
Salaries and related costs..........................................   $   6,000     $   1,200
Rent................................................................         250           300
Other...............................................................       4,106           500
                                                                      -----------       ------
  Total.............................................................   $  10,356     $   2,000
                                                                      -----------       ------
                                                                      -----------       ------


    The following table summarizes the calculation of pro forma depreciation expense for the twelve months ended December 31, 1998:


                                                                              (DOLLARS IN
                                                                               THOUSANDS)
                                                                          --------------------
Pro forma real estate...................................................       $  448,513
Allocation to buildings.................................................               85%
                                                                                 --------

Total allocated to buildings............................................          381,236
Depreciable life........................................................               30
                                                                                 --------

Pro forma depreciation expense..........................................       $   12,708
                                                                                 --------
                                                                                 --------

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      OF METROPOLITAN PARTNERS (CONTINUED)


    The following table summarizes the calculation of pro forma interest expense for the twelve months ended December 31, 1998:

                             (DOLLARS IN THOUSANDS)


                                                                    AMOUNT      RATE     INTEREST
                                                                  ----------  ---------  ---------
Debt assumed....................................................  $  129,893       6.96% $   9,041
Acquisition financing...........................................     108,887       7.75%     8,439
                                                                  ----------        ---  ---------
                                                                  $  238,780             $  17,480
Amortization of deferred financing costs........................                               286
                                                                                         ---------
Pro forma interest expense......................................                         $  17,766
                                                                                         ---------
                                                                                         ---------


NOTE 6. PREFERRED EQUITY


    Crescent LP has agreed to make an $85 million preferred investment in Metropolitan Partners, $10 million of which has already been funded. The proceeds of Crescent LP's investment were used to partially fund Metropolitan Partners' $40 million investment in Tower upon execution of the merger agreement and the balance of Crescent LP's investment will be used to fund, in part, Metropolitan Partners' cash requirements in connection with the consummation of its merger with Tower. Crescent LP's preferred equity earns a 7.5% distribution and is redeemable for cash at Metropolitan Partners' option during the first two years with a payment sufficient to provide Crescent LP with a 9.5% internal rate of return. After year two the preferred equity must convert into either shares of Reckson common stock at $24.61 per share or a common equity interest in Metropolitan Partners based on the ratio of Crescent LP's investment in Metropolitan Partners to the total investment in Metropolitan Partners. For purposes of calculating diluted earnings per share of Reckson, the preferred equity has no impact because it is anti-dilutive upon conversion into either Reckson common stock or common equity interest in Metropolitan Partners.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON--ASSUMING RECKSON
  STOCKHOLDERS APPROVE THE SHARE ISSUANCE PROPOSAL


    The following pro forma combined financial statements of Reckson give effect to the proposed merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners assuming Reckson stockholders approve the share issuance proposal. Metropolitan Partners is a subsidiary of Reckson.

    The pro forma combined financial statements are based on the historical consolidated financial statements and the notes thereto of Reckson. The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

    The pro forma combined balance sheet of Reckson assumes that the merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners took place on December 31, 1998. The pro forma statement of operations of Reckson for the year ended December 31, 1998 assumes that the merger and investment occurred as of January 1, 1998.

    The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company and Reckson had made an investment in Metropolitan Partners during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Reckson for the year ended December 31, 1998, including the notes thereto.

                        RECKSON ASSOCIATES REALTY CORP.
                  PRO FORMA CONDENSED COMBINING BALANCE SHEET
       ASSUMING RECKSON STOCKHOLDERS APPROVE THE SHARE ISSUANCE PROPOSAL
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                                  DECEMBER 31, 1998    PRO FORMA       METROPOLITAN     ELIMINATION    DECEMBER 31, 1998
                                     HISTORICAL      ADJUSTMENTS(2)  PARTNERS LLC(3)   ADJUSTMENTS(4)      PRO FORMA
                                  -----------------  --------------  ----------------  --------------  -----------------
ASSETS:
  Real estate, net..............     $ 1,584,174       $       --       $  448,513       $       --       $ 2,032,687
  Real estate held for sale.....              --               --          225,000               --           225,000
  Cash and cash equivalents.....           2,349               --            5,074               --             7,423
  Tenant receivables............           5,159               --            5,107               --            10,266
  Affiliate receivables.........          53,329               --               --               --            53,329
  Deferred rent receivable......          22,526               --               --               --            22,526
  Investment in mortgage notes
    and note receivable.........          99,268               --               --               --            99,268
  Investment in Metropolitan
    Partners....................              --          302,779(a)            --         (302,779)               --
  Contract and land deposits and
    other pre-acquisition
    costs.......................           2,253               --               --               --             2,253
  Prepaid expenses and other
    assets......................          46,372               --            9,662          (42,299)           13,735
  Investments in real estate
    joint ventures..............          15,104               --            3,700               --            18,804
  Deferred lease and loan costs,
    net.........................          24,282            2,400(b)         4,117               --            30,799
                                  -----------------  --------------       --------     --------------  -----------------
      Total Assets..............     $ 1,854,816       $  305,179       $  701,173       $ (345,078)      $ 2,516,090
                                  -----------------  --------------       --------     --------------  -----------------
                                  -----------------  --------------       --------     --------------  -----------------

LIABILITIES AND STOCKHOLDERS'
  EQUITY:
  Mortgage notes payable........     $   253,463       $       --       $  238,780       $       --       $   492,243
  Senior unsecured notes........         150,000          299,262(b)            --               --           449,262
  Credit facility...............         485,850         (296,862)(b)            --              --           188,988
  Accrued expenses and other
    liabilities.................          48,565               --           29,946               --            78,511
  Affiliate payables............           2,395               --               --               --             2,395
  Deferred real estate taxes....              --               --           12,359               --            12,359
  Dividends and distributions
    payable.....................          19,663               --               --               --            19,663
                                  -----------------  --------------       --------     --------------  -----------------
      Total Liabilities.........         959,936            2,400          281,085               --         1,243,421
                                  -----------------  --------------       --------     --------------  -----------------

  Minority partners' interest
    and preferred interest in
    consolidated partnerships...          52,173               --           85,001          (10,001)          127,173
  Preferred unit interest in the
    operating partnership.......          42,518               --               --               --            42,518
  Limited partners' minority
    interest in operating
    partnership.................          94,125           49,823(a)            --               --           143,948
                                  -----------------  --------------       --------     --------------  -----------------
                                         188,816           49,823           85,001          (10,001)          313,639
                                  -----------------  --------------       --------     --------------  -----------------

STOCKHOLDERS' EQUITY:
  Preferred stock...............              92               --               --               --                92
  Common stock..................             400               --               --               --               400
  Class B common stock..........              --              117(a)            --               --               117
  Additional paid-in capital....         705,572          252,839(a)       335,087         (335,077)          958,421
                                  -----------------  --------------       --------     --------------  -----------------
      Total Stockholders'
        Equity..................         706,064          252,956          335,087         (335,077)          959,030
                                  -----------------  --------------       --------     --------------  -----------------
      Total Liabilities and
        Stockholders' Equity....     $ 1,854,816       $  305,179       $  701,173       $ (345,078)      $ 2,516,090
                                  -----------------  --------------       --------     --------------  -----------------
                                  -----------------  --------------       --------     --------------  -----------------


           See accompanying notes to pro forma financial statements.

                        RECKSON ASSOCIATES REALTY CORP.
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
       ASSUMING RECKSON STOCKHOLDERS APPROVE THE SHARE ISSUANCE PROPOSAL
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                          PRO FORMA       METROPOLITAN        ELIMINATION     DECEMBER 31, 1998
                                          HISTORICAL   ADJUSTMENTS(2)    PARTNERS LLC(5)    ADJUSTMENTS(4)        PRO FORMA
                                          -----------  ---------------  -----------------  -----------------  -----------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES:
  Base rents............................   $ 224,703      $      --         $  98,194          $      --          $ 322,897
  Tenants escalations and
    reimbursements......................      27,744             --                --                 --             27,744
  Equity in earnings of real estate
    joint ventures......................         603             --                --                 --                603
  Equity in earnings of service
    companies...........................       1,233             --               297                 --              1,530
  Interest income on mortgage notes and
    notes receivable....................       7,739             --                --                 --              7,739
  Other.................................       4,351             --               851               (176)             5,026
                                          -----------       -------           -------              -----           --------
      Total Revenues....................     266,373             --            99,342               (176)           365,539
                                          -----------       -------           -------              -----           --------
                                          -----------       -------           -------              -----           --------
EXPENSES:
  Operating Expenses:
    Property operating expenses.........      47,919             --            21,727                 --             69,646
    Real estate taxes...................      35,541             --            12,969                 --             48,510
    Ground rents........................       1,761             --               683                 --              2,444
    Marketing, general and
      administrative....................      15,919             --             2,000                 --             17,919
                                          -----------       -------           -------              -----           --------
      Total Operating Expenses..........     101,140             --            37,379                 --            138,519
                                          -----------       -------           -------              -----           --------
                                          -----------       -------           -------              -----           --------
  Interest..............................      47,795          2,723(b)         17,766                 --             68,284
  Depreciation and amortization.........      52,957             --            12,708                 --             65,665
                                          -----------       -------           -------              -----           --------
      Total Expenses....................     201,892          2,723            67,853                 --            272,468
                                          -----------       -------           -------              -----           --------
  Income before minority interest and
    extraordinary items.................      64,481         (2,723)           31,489               (176)            93,071
  Minority partners' and preferred
    interest in consolidated partnership
    (income)............................      (2,763)            --            (6,375)                55             (9,083)
  Distribution to preferred unitholders/
    shareholders........................     (14,244)                              --                 --            (14,244)
                                          -----------       -------           -------              -----           --------
  Income before limited partners'
    minority interest in operating
    partnership income and extraordinary
    items...............................   $  47,474      $  (2,723)        $  25,114          $    (121)         $  69,744
                                          -----------       -------           -------              -----           --------
                                          -----------       -------           -------              -----           --------
Limited partners' minority interest in operating partnership income.........................................         (8,092)
                                                                                                                   --------
Net income before extraordinary item........................................................................      $  61,652
                                                                                                                   --------
                                                                                                                   --------
Basic income per share before extraordinary item............................................................      $    1.05
                                                                                                                   --------
                                                                                                                   --------
Basic weighted average number of shares of common stock outstanding.........................................         39,473
                                                                                                                   --------
                                                                                                                   --------
Diluted income per share of common stock before extraordinary item..........................................      $    1.03
                                                                                                                   --------
                                                                                                                   --------
Diluted weighted average number of shares of common stock outstanding.......................................         40,010
                                                                                                                   --------
                                                                                                                   --------
Basic income per share of Class B common stock before extraordinary item....................................      $    1.74
                                                                                                                   --------
                                                                                                                   --------
Basic weighted average number of shares of Class B common stock outstanding.................................         11,695
                                                                                                                   --------
                                                                                                                   --------
Diluted income per share of Class B common stock before extraordinary item..................................      $    1.17
                                                                                                                   --------
                                                                                                                   --------
Diluted weighted average number of shares of Class B common stock outstanding...............................         11,695
                                                                                                                   --------
                                                                                                                   --------


           See accompanying notes to pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON--ASSUMING
            RECKSON STOCKHOLDERS APPROVE THE SHARE ISSUANCE PROPOSAL


NOTE 1. BASIS OF PRESENTATION


    Metropolitan Partners is a subsidiary of Reckson in which Reckson owns all of the common membership interests. Reckson will account for the merger as a purchase and accordingly will allocate the purchase price to the assets and liabilities acquired based on their relative fair values.


    The pro forma combined balance sheet assumes that the merger took place December 31, 1998 and Reckson made its investment in Metropolitan Partners on the same date and includes Reckson's audited December 31, 1998 consolidated balance sheet. The pro forma combined statement of operations for the year ended December 31, 1998 assumes that the merger took place as of January 1, 1998 and includes Reckson's audited statement of operations for the year ended December 31, 1998.


    The pro forma financial statements assume that Reckson's shareholders approve the issuance of only Reckson class B common stock as proposed. If Reckson's shareholders do not approve the issuance of only Reckson class B common stock, the merger agreement provides that approximately one-third of the Reckson class B common stock that was to be paid will be replaced by senior unsecured notes of Reckson OP, which notes will bear interest at the rate of 7% per annum and have a term of ten years.


NOTE 2. PRO FORMA ADJUSTMENTS


    (a) Reflects Reckson's investments in Metropolitan Partners. Reckson will fund its investments in Metropolitan Partners with the issuance of approximately $302.8 million of Reckson class B common stock. The Reckson class B common stock will pay an initial dividend of $2.24 per share, subject to increases based on the future growth of Reckson's fully diluted funds from operations per share, is convertible on a one-for-one basis into Reckson common stock, subject to adjustment, is redeemable by Reckson after 4.5 years on a one-for-one basis for Reckson common stock and has no dividend or liquidation preference over Reckson common stock. Under the terms of the transaction, Metropolitan Partners will effectively pay for each share of Tower common stock and each Tower OP unit: (a) $5.75 and (b) 0.6273 of a share of Reckson class B common stock. The value of the Reckson class B common stock issued is assumed for purposes of this presentation to be $25.89, which represents the sum of (a) $23.31, which was Reckson common stock's closing price on the day immediately preceding the date of the merger agreement and (b) the present value of the excess of the additional dividend to be paid to the holders of the Reckson class B common stock over the dividend assumed to be paid to holders of Reckson common stock during the 4.5-year period the shares are assumed to be outstanding. The actual value of trading price of the Reckson class B common stock may be greater or less than or equal to the value used for purposes of this presentation.



    (b) Reflects the proceeds from Reckson's public offering of senior unsecured notes in the amount of approximately $299.3 million, net of discounts of approximately $0.7 million. The adjustment assumes that Reckson will use the net proceeds, after the payment of $2.4 million of transaction costs, to retire amounts outstanding under its credit facilities. The notes were issued in two series, one series with a face amount of $100 million which bears interest at an effective rate of 7.44% and has a term of five years and one series with a face amount of $200 million which bears interest at an effective rate of 7.79% and has a term of ten years. The notes will rank equally with each other and with all of Reckson's other senior unsecured debt. Adjustment also reflects the increase in interest expense associated with the new senior unsecured notes.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON--ASSUMING
      RECKSON STOCKHOLDERS APPROVE THE SHARE ISSUANCE PROPOSAL (CONTINUED)


NOTE 3. METROPOLITAN PARTNERS BALANCE SHEET PRO FORMA ADJUSTMENTS

    Reflects the pro forma combined balance sheet of Metropolitan Partners as of December 31, 1998.

NOTE 4. ELIMINATION ADJUSTMENTS

    Reflects the consolidating of Reckson's investment in Metropolitan Partners in consolidation. Adjustment also reflects the elimination of dividends received by Metropolitan Partners relating to its investment in the Tower preferred stock.

NOTE 5. METROPOLITAN PARTNERS STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

    Reflects the pro forma combined statement of operations of Metropolitan Partners for the year ended December 31, 1998.

NOTE 6. MINORITY INTERESTS

    Represents the minority interest of the limited partners in Reckson OP based on pro forma rate of approximately 13.05% as of December 31, 1998.

NOTE 7. PRO FORMA EARNINGS PER COMMON SHARE


    Basic pro forma income per share of Reckson common stock and Reckson class B common stock before extraordinary items is based upon the proration of income based on the relative amounts distributable to each class of shareholders and the average number of shares of Reckson common stock outstanding during the year ended December 31, 1998 of 39,473,000 and 11,695,000 Class B shares issued.


    Diluted pro forma income per share of Reckson common stock before extraordinary items is based upon the diluted weighted average number of Reckson common stock outstanding during the year ended December 31, 1998 of 40,010,000.


    Diluted pro forma net income per share of Reckson class B common stock is based upon the impact of the conversion of all outstanding Reckson class B shares to Reckson common stock, on a one-for-one basis, resulting in a weighted average number of shares outstanding during the year ended December 31, 1998 of 59,433,000, net of the add-back of the income allocated to the holders of the Reckson class B common stock of approximately $20,319 for the year ended December 31, 1998.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON--ASSUMING RECKSON
  STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL


    The following pro forma combined financial statements of Reckson give effect to the proposed merger of Tower into Metropolitan Partners and Reckson's investment in Metropolitan Partners assuming Reckson stockholders do not approve the share issuance proposal. Metropolitan Partners is a subsidiary of Reckson.

    The pro forma combined financial statements are based on the historical consolidated financial statements and the notes thereto of Reckson. The pro forma adjustments are preliminary and based on Reckson management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of those changes will depend on the nature and amount of the assets or liabilities adjusted.

    The pro forma combined balance sheet of Reckson assumes that the investment took place on December 31, 1998. The pro forma statement of operations of Reckson for the year ended December 31, 1998 assumes that the merger took place as of January 1, 1998.

    The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company and Reckson had made an investment in Metropolitan Partners during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Reckson for the year ended December 31, 1998, including the notes thereto.

                        RECKSON ASSOCIATES REALTY CORP.
                  PRO FORMA CONDENSED COMBINING BALANCE SHEET
    ASSUMING RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)



                           DECEMBER 31, 1998         PRO FORMA            METROPOLITAN      ELIMINATION     DECEMBER 31, 1998
                              HISTORICAL          ADJUSTMENTS(2)         PARTNERS LLC(3)   ADJUSTMENTS(4)       PRO FORMA
                           -----------------   ---------------------     ---------------   --------------   -----------------
ASSETS:
  Real estate, net.......     $1,584,174          $      --                 $448,513         $      --         $2,032,687
  Real estate held for
    sale.................             --                                     225,000                --            225,000
  Cash and cash
    equivalents..........          2,349                 --                    5,074                --              7,423
  Tenant receivables.....          5,159                 --                    5,107                --             10,266
  Affiliate
    receivables..........         53,329                 --                       --                --             53,329
  Deferred rent
    receivable...........         22,526                 --                       --                --             22,526
  Investment in mortgage
    notes and note
    receivable...........         99,268                 --                       --                --             99,268
  Investment in
    Metropolitan
    Partners.............             --            302,779(a)                    --          (302,779)                --
  Contract and land
    deposits and other
    pre-acquisition
    costs................          2,253                 --                       --                --              2,253
  Prepaid expenses and
    other assets.........         46,372                 --                    9,662           (42,299)            13,735
  Investments in real
    estate joint
    ventures.............         15,104                 --                    3,700                --             18,804
  Deferred lease and loan
    costs, net...........         24,282              2,400(b)                 4,117                --             30,799
                           -----------------       --------              ---------------   --------------   -----------------
      Total Assets.......     $1,854,816          $ 305,179                 $701,173         $(345,078)        $2,516,090
                           -----------------       --------              ---------------   --------------   -----------------
                           -----------------       --------              ---------------   --------------   -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Mortgage notes
    payable..............     $  253,463          $      --                 $238,780         $      --         $  492,243
  Senior unsecured
    notes................        150,000            394,783(a)(b)                 --                --            544,783
  Credit facility........        485,850           (296,862)(b)                   --                --            188,988
  Accrued expenses and
    other liabilities....         48,565                 --                   29,946                --             78,511
  Affiliate payables.....          2,395                 --                       --                --              2,395
  Deferred real estate
    taxes................             --                 --                   12,359                --             12,359
  Dividends and
    distributions
    payable..............         19,663                 --                       --                --             19,663
                           -----------------       --------              ---------------   --------------   -----------------
      Total
        Liabilities......        959,936             97,921                  281,085                --          1,338,942
                           -----------------       --------              ---------------   --------------   -----------------
  Minority partners'
    interest and
    preferred interest in
    consolidated
    partnerships.........         52,173                 --                   85,001           (10,001)           127,173
  Preferred unit interest
    in the operating
    partnership..........         42,518                 --                       --                --             42,518
  Limited partners'
    minority interest in
    operating
    partnership..........         94,125             46,049(a)                    --                --            140,174
                           -----------------       --------              ---------------   --------------   -----------------
                                 188,816             46,049                   85,001           (10,001)           309,865
                           -----------------       --------              ---------------   --------------   -----------------
STOCKHOLDERS' EQUITY:
  Preferred stock........             92                 --                       --                --                 92
  Common stock...........            400                 --                       --                --                400
  Class B common stock...             --                 80(a)                    --                --                 80
  Additional paid-in
    capital..............        705,572            161,129(a)               335,087          (335,077)           866,711
                           -----------------       --------              ---------------   --------------   -----------------
      Total Stockholders'
        Equity...........        706,064            161,209                  335,087          (335,077)           867,283
                           -----------------       --------              ---------------   --------------   -----------------
      Total Liabilities
        and Stockholders'
        Equity...........     $1,854,816          $ 305,179                 $701,173         $(345,078)        $2,516,090
                           -----------------       --------              ---------------   --------------   -----------------
                           -----------------       --------              ---------------   --------------   -----------------


           See accompanying notes to pro forma financial statements.

                        RECKSON ASSOCIATES REALTY CORP.
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
    ASSUMING RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                          PRO FORMA       METROPOLITAN       ELIMINATION    DECEMBER 31, 1998
                                          HISTORICAL   ADJUSTMENTS(5)    PARTNERS LLC(6)   ADJUSTMENTS(4)       PRO FORMA
                                          -----------  ---------------  -----------------  ---------------  -----------------
REVENUES:
  Base rents............................   $ 224,703      $      --         $  98,194         $      --         $ 322,897
  Tenants escalations and
    reimbursements......................      27,744             --                --                --            27,744
  Equity in earnings of real estate
    joint ventures......................         603             --                --                --               603
  Equity in earnings of service
    companies...........................       1,233             --               297                --             1,530
  Interest income on mortgage notes and
    notes receivable....................       7,739             --                --                --             7,739
      Other.............................       4,351             --               851              (176)            5,026
                                          -----------  ---------------        -------           -------          --------
        Total Revenues..................     266,373             --            99,342              (176)          365,539
                                          -----------  ---------------        -------           -------          --------
                                          -----------  ---------------        -------           -------          --------

EXPENSES:
  Operating Expenses:
    Property operating expenses.........      47,919             --            21,727                --            69,646
    Real estate taxes...................      35,541             --            12,969                --            48,510
    Ground rents........................       1,761             --               683                --             2,444
  Marketing, general and
    administrative......................      15,919             --             2,000                --            17,919
                                          -----------  ---------------        -------           -------          --------
    Total Operating Expenses............     101,140             --            37,379                --           138,519
                                          -----------  ---------------        -------           -------          --------
  Interest..............................      47,795         10,257            17,766                --            75,818
  Depreciation and amortization.........      52,957             --            12,708                --            65,665
                                          -----------  ---------------        -------           -------          --------
    Total Expenses......................     201,892         10,257            67,853                --           280,002
                                          -----------  ---------------        -------           -------          --------
  Income before minority interest and
    extraordinary items.................      64,481        (10,257)           31,489              (176)           85,537
  Minority partners' and preferred
    interest in consolidated
    partnerships (income)...............      (2,763)            --            (6,375)               55            (9,083)
  Distributions to preferred
    unitholders/ shareholder............     (14,244)            --                --                --           (14,244)
                                          -----------  ---------------        -------           -------          --------
  Income before limited partners'
    minority interest in operating
    partnership income and extraordinary
    items...............................   $  47,474      $ (10,257)        $  25,114         $    (121)        $  62,210
                                          -----------  ---------------        -------           -------          --------
                                          -----------  ---------------        -------           -------          --------
Limited partners' minority interests in operating partnership income......................................         (7,949)
                                                                                                                 --------
                                                                                                                 --------

Net income before extraordinary item......................................................................      $  54,261
                                                                                                                 --------
                                                                                                                 --------

Basic income per share of common stock before extraordinary item..........................................      $    1.03
                                                                                                                 --------
                                                                                                                 --------

Basic weighted average number of shares of common stock outstanding.......................................         39,473
                                                                                                                 --------
                                                                                                                 --------

Diluted income per share of common stock before extraordinary item........................................      $    1.01
                                                                                                                 --------
                                                                                                                 --------

Diluted weighted average number of shares of common stock outstanding.....................................         40,010
                                                                                                                 --------
                                                                                                                 --------

Basic income per share of Class B common stock before extraordinary item..................................      $    1.71
                                                                                                                 --------
                                                                                                                 --------

Basic weighted number of average shares of Class B common stock outstanding...............................          8,005
                                                                                                                 --------
                                                                                                                 --------

Diluted income per share of Class B common stock before extraordinary item................................      $    1.12
                                                                                                                 --------
                                                                                                                 --------

Diluted weighted average number of shares of Class B common stock outstanding.............................          8,005
                                                                                                                 --------
                                                                                                                 --------


           See accompanying notes to pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON--ASSUMING
        RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL


NOTE 1. BASIS OF PRESENTATION

    Metropolitan Partners LLC is a subsidiary of Reckson Associates Realty Corp. in which Reckson owns all of the common membership interest. Reckson will account for the merger as a purchase and accordingly will allocate the purchase price to the assets and liabilities acquired based on their relative fair values.

    The pro forma combined balance sheet assumes that the merger took place December 31, 1998 and Reckson made its investment in Metropolitan Partners on the same date and includes Reckson's audited December 31, 1998 consolidated balance sheet. The pro forma combined statements of operations for the year ended December 31, 1998 assumes that the merger took place as of January 1, 1998 and includes Reckson's audited statement of operations for the year ended December 31, 1998.

    The pro forma financial statements assume that Reckson's shareholders do not approve the issuance of only Reckson class B common stock, as proposed and accordingly, as provided for in the merger agreement, approximately one-third of the consideration that was to be paid in the form of Reckson class B common stock has been replaced by Reckson OP 7% notes.

NOTE. 2. PRO FORMA ADJUSTMENTS


    (a) Reflects Reckson's investment in Metropolitan Partners. Reckson will fund its investment in Metropolitan Partners with the issuance of approximately $207.3 million of Reckson class B common stock and the issuance of approximately $95.5 million of senior unsecured notes, par value $101.6 million. The Reckson class B common stock will pay an initial dividend of $2.24 per share, subject to increases based on the future growth of Reckson's fully diluted funds from operations per share, is convertible on a one-for-one basis into Reckson common stock, subject to adjustment, is redeemable by Reckson after 4.5 years on a one-for-one basis for Reckson common stock and has no dividend or liquidation preference over Reckson common stock. Under the terms of the transaction, Metropolitan Partners will effectively pay for each share of Tower common stock and each Tower OP unit: (a) $5.75, (b) 0.4294 of a share of class B common stock of Reckson and (c) $5.13 of Reckson OP 7% notes (par value $5.44). The value of the Reckson class B common stock issued is assumed for purposes of this presentation to be $25.89, which equals the sum of (a) $23.31, which was Reckson common stock's closing price on the day immediately preceding the date of the merger agreement and (b) the present value of the excess of the additional dividend assumed to be paid to the holders of the Reckson class B common stock over the dividends assumed to be paid to holders of Reckson common stock during the 4.5-year period the shares are assumed to be outstanding. The actual value or trading price of the Reckson class B common stock may be greater or less than or equal to the value used for purposes of this presentation.



    (b) Reflects the proceeds from Reckson's public offering of senior unsecured notes in the amount of approximately $299.3 million, net of discounts of approximately $0.7 million. The adjustment assumes that Reckson will use the net proceeds, after the payment of $2.4 million of transaction costs, to retire amounts outstanding under its credit facilities. The notes were issued in two series, one series with a face amount of $100 million which bears interest at an effective rate of 7.44% and has a term of five years and one series with a face amount of $200 million which bears interest at an effective rate of 7.79% and has a term of ten years. The notes will rank equally with each other and with all of Reckson's other senior unsecured debt.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON--ASSUMING
  RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL (CONTINUED)


NOTE 3. METROPOLITAN PARTNERS BALANCE SHEET PRO FORMA ADJUSTMENTS

    Reflects the pro forma combined balance sheet of Metropolitan Partners as of December 31, 1998.

NOTE 4. ELIMINATION ADJUSTMENTS

    Reflects the consolidating elimination of Reckson's investment in Metropolitan Partners. Adjustment also reflects the elimination of the dividends received by Metropolitan Partners relating to its investment in the Tower preferred stock.

NOTE 5. PRO FORMA ADJUSTMENTS


    Reflects the increase in interest costs related to the issuance of the 7% senior unsecured notes and the new senior unsecured notes described in note 2.


NOTE 6. METROPOLITAN PARTNERS STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

    Reflects the pro forma combined statement of operations of Metropolitan Partners for the year ended December 31, 1998.

NOTE 7. MINORITY INTERESTS

    Represents the minority interest of the limited partners in Reckson OP based on the pro forma rate of approximately 13.91% as of December 31, 1998.

NOTE 8. PRO FORMA EARNINGS PER COMMON SHARE

    Basic pro forma income per share of Reckson common stock and Reckson class B common stock before extraordinary items is based upon the proration of income based on the relative amounts distributable to each class of shareholders and the average number of shares of Reckson common stock outstanding during the year ended December 31, 1998 of 39,473,000 and the 8,005,000 Class B shares issued.

    Diluted pro forma income per share before extraordinary items is based upon the diluted weighted average number of shares of Reckson common stock outstanding during the year ended December 31, 1998 of 40,010,000.


    Diluted pro forma income per share of Reckson class B common stock is based upon the impact of the conversion of all outstanding Reckson class B common stock to Reckson common stock, on a one-for-one basis resulting in a weighted average number of shares outstanding during the year ended December 31, 1998 of 55,743,000, net of the add-back of the income allocated to the holders of Reckson class B common stock of approximately $13,662 for the year ended December 31, 1998.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON OP--ASSUMING
  RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL


    The following pro forma combined financial statements of Reckson OP give effect to the proposed merger of Tower into Metropolitan Partners and Reckson OP's investment in Metropolitan Partners assuming Reckson stockholders do not approve the share issuance proposal. Metropolitan Partners is a subsidiary of Reckson OP.

    The pro forma combined financial statements are based on the historical consolidated financial statements and the notes thereto of Reckson OP. The pro forma adjustments are preliminary and based on Reckson OP management's estimates of the value of the tangible and intangible assets acquired. Based on the timing of the closing of the transaction and other factors, the pro forma adjustments may differ materially from those presented in these pro forma financial statements. A change affecting the value assigned to long-term assets acquired and liabilities acquired and/or assumed would result in a reallocation of the purchase price and modifications to the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

    The pro forma combined balance sheet of Reckson OP assumes that investment took place on December 31, 1998. The pro forma statements of operations of Reckson OP for the year ended December 31, 1998 assumes that the investment was made on January 1, 1998.

    The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods or the results that actually would have been realized had Metropolitan Partners and Tower been a combined company and Reckson OP had made an investment in Metropolitan Partners during the specified periods. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Reckson OP for the year ended December 31, 1998, including the notes thereto.

                      RECKSON OPERATING PARTNERSHIP, L.P.
                  PRO FORMA CONDENSED COMBINING BALANCE SHEET
    ASSUMING RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                           DECEMBER 31, 1998        PRO FORMA            METROPOLITAN      ELIMINATION     DECEMBER 31, 1998
                              HISTORICAL          ADJUSTMENTS(2)        PARTNERS LLC(3)   ADJUSTMENTS(4)       PRO FORMA
                           -----------------   --------------------     ---------------   --------------   -----------------
ASSETS:
  Real estate, net.......     $1,584,174          $     --                 $448,513         $      --         $2,032,687
  Real estate held for
    sale.................             --                --                  225,000                --            225,000
  Cash and cash
    equivalents..........          2,228                --                    5,074                --              7,302
  Tenant receivables.....          5,159                --                    5,107                --             10,266
  Affiliate
    receivables..........         53,154                --                       --                --             53,154
  Deferred rent
    receivable...........         22,526                --                       --                --             22,526
  Investment in mortgage
    notes and notes
    receivable...........         99,268                --                       --                --             99,268
  Investment in
    Metropolitan
    Partners.............             --           302,779(a)                    --          (302,779)                --
  Contract and land
    deposits and other
    pre-acquisition
    costs................          2,253                --                       --                --              2,253
  Prepaid expenses and
    other assets.........         46,372                --                    9,662           (42,299)            13,735
  Investments in real
    estate joint
    ventures.............         15,104                --                    3,700                --             18,804
  Deferred lease and loan
    costs, net...........         24,282             2,400(b)                 4,117                --             30,799
                           -----------------      --------              ---------------   --------------   -----------------
      Total Assets.......     $1,854,520          $305,179                 $701,173         $(345,078)        $2,515,794
                           -----------------      --------              ---------------   --------------   -----------------
                           -----------------      --------              ---------------   --------------   -----------------

LIABILITIES AND
  STOCKHOLDERS' EQUITY:
  Mortgage notes
    payable..............     $  253,463          $     --                 $238,780         $      --         $  492,243
  Senior unsecured
    notes................        150,000           394,783(a)(b)                 --                --            544,783
  Credit facility........        485,850          (296,862)(b)                   --                --            188,988
  Accrued expenses and
    other liabilities....         48,384                --                   29,946                --             78,330
  Affiliate payables.....          2,395                --                       --                --              2,395
  Deferred real estate
    taxes................             --                --                   12,359                --             12,359
  Dividends and
    distributions
    payable..............         19,663                --                       --                --             19,663
                           -----------------      --------              ---------------   --------------   -----------------
      Total
        Liabilities......        959,755            97,921                  281,085                --          1,338,761
                           -----------------      --------              ---------------   --------------   -----------------
  Minority partners' and
    preferred interest in
    consolidated
    partnership..........         52,173                --                   85,001           (10,001)           127,173
  Partners' capital
  Preferred capital......        263,126                --                       --                --            263,126
  General partner's
    capital..............        485,341           161,209(a)               335,087          (335,077)           646,560
  Limited partner's
    capital..............         94,125            46,049(a)                    --                --            140,174
                           -----------------      --------              ---------------   --------------   -----------------
      Total partners'
        capital..........        842,592           207,258                  335,087          (335,077)         1,049,860
                           -----------------      --------              ---------------   --------------   -----------------
      Total Liabilities
        and Partners'
        Capital..........     $1,854,520          $305,179                 $701,173         $(345,078)        $2,515,794
                           -----------------      --------              ---------------   --------------   -----------------
                           -----------------      --------              ---------------   --------------   -----------------


           See accompanying notes to pro forma financial statements.

                      RECKSON OPERATING PARTNERSHIP, L.P.
             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
    ASSUMING RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL
                          YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                            SEPTEMBER 30, 1998
                                                        PRO FORMA       METROPOLITAN        ELIMINATION         RECKSON OP
                                        HISTORICAL   ADJUSTMENTS(5)    PARTNERS LLC(6)      ADJUSTMENTS         PRO FORMA
                                        -----------  ---------------  -----------------  -----------------  ------------------
REVENUES:
  Base rents..........................   $ 224,703      $      --         $  98,194          $      --          $  322,897
  Tenant escalations and
    reimbursements....................      27,744             --                --                 --              27,744
  Equity in earnings of real estate
    joint ventures....................         603             --                --                 --                 603
  Equity in earnings of service
    companies.........................       1,233             --               297                 --               1,530
  Interest income on mortgage notes
    and notes receivable..............       7,739             --                --                 --               7,739
  Other...............................       4,290             --               851               (176)              4,965
                                        -----------       -------           -------              -----            --------
      Total Revenues..................     266,312             --            99,342               (176)            365,478
                                        -----------       -------           -------              -----            --------
                                        -----------       -------           -------              -----            --------

EXPENSES:
  Operating Expenses:
    Property operating expenses.......      47,919             --            21,727                 --              69,646
    Real estate taxes.................      35,541             --            12,969                 --              48,510
    Ground rents......................       1,761             --               683                 --               2,444
  Marketing, general and
    administrative....................      15,030             --             2,000                 --              17,030
                                        -----------       -------           -------              -----            --------
      Total Operating Expenses........     100,251             --            37,379                 --             137,630
                                        -----------       -------           -------              -----            --------
  Interest............................      47,795         10,257            17,766                 --              75,818
  Depreciation and amortization.......      52,957             --            12,708                 --              65,665
                                        -----------       -------           -------              -----            --------
    Total Expenses....................     201,003         10,257            67,853                 --             279,113
                                        -----------       -------           -------              -----            --------

  Income before minority interest and
    extraordinary items...............      65,309        (10,257)           31,489               (176)             86,365

  Minority partners' and preferred
    interest in consolidated
    partnerships (income).............      (2,819)            --            (6,375)                55              (9,139)
  Distributions to preferred
    unitholders/ shareholders.........     (14,244)            --                --                 --             (14,244)
                                        -----------       -------           -------              -----            --------
  Income before limited partners'
    minority interest in operating
    partnership income and
    extraordinary items...............   $  48,246      $ (10,257)        $  25,114          $    (121)         $   62,982
                                        -----------       -------           -------              -----            --------
                                        -----------       -------           -------              -----            --------

Limited Partner...........................................................................................      $    8,047
                                                                                                                  --------
                                                                                                                  --------
General Partner--Class A..................................................................................      $   41,103
                                                                                                                  --------
                                                                                                                  --------
General Partner--Class B..................................................................................      $   13,832
                                                                                                                  --------
                                                                                                                  --------
Income per Unit Limited Partner...........................................................................      $     1.04
                                                                                                                  --------
                                                                                                                  --------
General Partner--Class A..................................................................................      $     1.04
                                                                                                                  --------
                                                                                                                  --------
General Partner--Class B..................................................................................      $     1.73
                                                                                                                  --------
                                                                                                                  --------


           See accompanying notes to pro forma financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON OP--ASSUMING RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL


NOTE 1. BASIS OF PRESENTATION

    Metropolitan Partners is a subsidiary of Reckson OP in which Reckson OP owns all of the common membership interests. Reckson OP will account for the merger as a purchase and accordingly will allocate the purchase price to the assets and liabilities acquired based on their relative fair values. Reckson is the sole general partner of Reckson OP.

    The pro forma combined balance sheet assumes that the merger took place December 31, 1998 and Reckson OP made its investment in Metropolitan Partners on the same date and includes Reckson OP's audited December 31, 1998 consolidated balance sheet. The pro forma combined statements of operations for the year ended December 31, 1998 assumes that the merger took place as of January 1, 1998 and includes Reckson OP's audited statement of operations for the year ended December 31, 1998.

    The pro forma financial statements assume that Reckson's shareholders do not approve the issuance of only Reckson class B common stock, as proposed and accordingly, as provided for in the merger agreement, approximately one-third of the consideration that was to be paid in the form of Reckson class B common stock has been replaced by Reckson OP 7% notes.

NOTE 2. PRO FORM ADJUSTMENTS


    (a) Reflects Reckson OP's investment in Metropolitan Partners. Reckson OP will fund its investment in Metropolitan Partners with Reckson's issuance of approximately $207.3 million of Reckson class B common stock and the issuance of approximately $95.5 million of Reckson OP 7% notes, par value $101.6 million. The Reckson class B common stock will pay an initial dividend of $2.24 per share, subject to increases based on the future growth of Reckson's fully diluted funds from operations per share, is convertible on a one-for-one basis into Reckson common stock, subject to adjustment, is redeemable by Reckson after
4.5 years on a one-for-one basis for Reckson common stock and has no dividend or liquidation preference over Reckson common stock. Under the terms of the transaction, Metropolitan Partners will effectively pay for each share of Tower common stock and each Tower OP unit: (a) $5.75 in cash, (b) 0.4294 of a share of Reckson class B common stock, and (c) $5.13 of Reckson OP 7% notes, par value $5.44. The value of the Reckson class B common stock issued is assumed for purposes of this presentation to be $25.89, which equals the sum of (a) $23.31, which was Reckson common stock's closing price on the day immediately preceding the date of the Merger Agreement and (b) the present value of the excess of the additional dividend assumed to be paid to the holders of the Reckson class B common stock over the dividends assumed to be paid to holders of Reckson common stock during the 4.5-year period the shares are assumed to be outstanding. The actual value or trading price of the Reckson class B common stock may be greater or less than or equal to the value used for purposes of this presentation.



    (b) Reflects the proceeds from Reckson's public offering of senior unsecured notes in the amount of approximately $299.3 million, net of discounts of approximately $0.7 million. The adjustment assumes that Reckson will use the net proceeds, after the payment of $2.4 million of transaction costs, to retire amounts outstanding under its credit facilities. The notes were issued in two series, one series with a face amount of $100 million which bears interest at an effective rate of 7.44% and has a term of five years and one series with a face amount of $200 million which bears interest at an effective rate of 7.79% and has a term of ten years. The notes will rank equally with each other and with all of Reckson's other senior unsecured debt.

     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF RECKSON OP--ASSUMING RECKSON STOCKHOLDERS DO NOT APPROVE THE SHARE ISSUANCE PROPOSAL
                                  (CONTINUED)


NOTE 3. METROPOLITAN PARTNERS BALANCE SHEET PRO FORMA ADJUSTMENTS

    Reflects the pro forma combined balance sheet of Metropolitan Partners as of December 31, 1998.

NOTE 4. ELIMINATION ADJUSTMENTS

    Reflects the consolidating elimination of Reckson OP's investment in Metropolitan Partners. Adjustment also reflects the elimination of the dividends received by Metropolitan Partners relating to its investment in the Tower preferred stock.

NOTE 5. PRO FORMA ADJUSTMENTS


    Reflects the increase in interest costs related to the issuance of the Reckson OP 7% notes and the new senior unsecured notes described in note 2.


NOTE 6. METROPOLITAN PARTNERS STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

    Reflects the pro forma combined statement of operation of Metropolitan Partners for the year ended December 31, 1998.

NOTE 7. PRO FORMA GENERAL AND LIMITED PARTNER NET INCOME ALLOCATION

    General Partner Class A and B basic pro forma income per share before extraordinary items is based upon the proration of income based on the relative amounts distributable to each class of unitholders and the average number of Class A units outstanding during the year ended December 31, 1998 of 39,473,000 and 8,005,000 Class B units issued.

    Limited Partner pro forma income before extraordinary items is based upon the proration of income based on the relative amounts distributable to each class of unitholders and the average number of limited partnership units outstanding during the year ended December 31, 1998 of 7,728,000.

NOTE 8. PRO FORMA ADJUSTMENTS

    Reflects the increase in interest costs related to the issuance of the Reckson OP 7% notes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF TOWER


    The unaudited pro forma condensed consolidated balance sheet reflects the prepayment of the remaining $60 million of the mortgage on the 810 Seventh Avenue property with funds drawn on the line of credit facility, and the modification of the line of credit facility as if such transactions occurred on December 31, 1998. The unaudited pro forma condensed consolidated statement of income reflects the historical results of Tower for the year ended December 31, 1998, adjusted to reflect the issuance of $40 million of convertible preferred stock to prepay $40 million of the mortgage note on the 810 Seventh Avenue property, the prepayment of the remaining $60 million mortgage note on 810 Seventh Avenue with funds drawn on the line of credit facility, the related modification of the line of credit facility, and the acquisition of 90 Broad Street and the Blue Cross/Blue Shield properties (the "1998 Acquisition Properties"), as if such transactions had occurred on January 1, 1998. The unaudited pro forma financial information is not indicative of the results of operations of Tower for the periods indicated nor does it purport to represent or project the results of operations for future periods. The unaudited pro forma financial information should be read in conjunction with the Tower historical financial statements and "Tower and Tower OP--Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus.

                            TOWER REALTY TRUST, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                            AS OF DECEMBER 31, 1998



                                                                      HISTORICAL
                                                                     DECEMBER 31,     MODIFICATION
                                                                         1998          OF DEBT(1)    PRO FORMA
                                                                   -----------------  ------------  -----------
                                                                                  (IN THOUSANDS)
Assets:
Real estate, net.................................................     $   673,442      $       --    $ 673,442
Deferred charges, net............................................          13,692            (588)(a)     13,104
Receivables, net.................................................          11,288              --       11,288
Escrowed funds...................................................           3,378              --        3,378
Cash and cash equivalents........................................           6,277          (1,212)(b)      5,065
Investment in unconsolidated entities............................           2,708              --        2,707
Other assets.....................................................           8,962              --        8,963
                                                                         --------     ------------  -----------
  Total assets...................................................     $   719,747      $   (1,800)   $ 717,947
                                                                         --------     ------------  -----------
                                                                         --------     ------------  -----------

Liabilities and Shareholders' Equity:
Debt on real estate..............................................     $   189,893      $  (60,000)(c)  $ 129,893
Borrowings under revolving line of credit........................          70,400          60,000(c)    130,400
Accounts payable and other liabilities...........................          11,524              --       11,524
Distribution payable.............................................           8,106              --        8,106
Deferred real estate taxes.......................................           9,155              --        9,155
Other liabilities................................................          10,316              --       10,316
                                                                         --------     ------------  -----------
  Total liabilities..............................................         299,394              --      299,394
                                                                         --------     ------------  -----------

Minority interest in operating partnership.......................          34,371            (162)(d)     34,209

Shareholders' Equity:
Convertible preferred shares 50,000,000 shares authorized,
  2,169,197 issued and outstanding...............................          40,000              --       40,000
Common Shares, $.01 par value, 150,000,000 shares authorized;
  16,920,455 issued and outstanding..............................             169                          169
Additional paid in capital.......................................         365,814                      365,814
Due from previous owners.........................................            (981)             --         (981)
Distribution in excess of accumulated earnings...................         (19,020)         (1,638)(d)    (20,658)
                                                                         --------     ------------  -----------

  Total shareholders' equity.....................................         385,982          (1,638)     384,344
                                                                         --------     ------------  -----------

  Total liabilities and shareholders' equity.....................     $   719,747      $   (1,800)   $ 717,947
                                                                         --------     ------------  -----------
                                                                         --------     ------------  -----------



      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                         Financial Statements of Tower.

                            TOWER REALTY TRUST, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                            AS OF DECEMBER 31, 1998



                                                                                                MODIFICATION        YEAR
                                                                                                 OF DEBT AND        ENDED
                                                   AS REPORTED       1998         PRO FORMA       PREFERRED       DECEMBER
                                                  DECEMBER 31,    ACQUISITION    ACQUISITION        STOCK         31, 1998
                                                      1998        PROPERTIES     PROPERTIES    TRANSACTION (1)    PRO FORMA
                                                  -------------   -----------    -----------   ---------------   -----------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Rental income.................................     $110,137       $2,461(2)      $112,598        $    --         $112,598
  Management fees...............................                                                                        --
  Other revenues................................         857            92(2)          949              --             949
                                                  -------------   -----------    -----------       -------       -----------
    Total revenues..............................     110,994         2,553         113,547              --         113,547
                                                  -------------   -----------    -----------       -------       -----------
Expenses:
  Property operating and maintenance............      25,849           878(2)       26,727              --          26,727
  Real estate taxes.............................      14,838           186(2)       15,024              --          15,024
  General office and administration.............      10,140            16(2)       10,156             200 (1(d)    10,356
  Interest expense..............................      20,770           927(3)       21,697          (3,790)(1(e))    17,907
  Ground lease and air rights...................         683            --             683              --             683
  Depreciation and amortization.................      17,773           290(4)       18,063              --          18,063
  Cost related to sale of Tower.................       5,019            --           5,019              --           5,019
  Severance and other compensation costs........       2,471            --           2,471              --           2,471
                                                  -------------   -----------    -----------       -------       -----------
    Total expenses..............................      97,543         2,297          99,840          (3,590)         96,250
                                                  -------------   -----------    -----------       -------       -----------
Equity in unconsolidated entities...............         297            --             297              --             297
                                                  -------------   -----------    -----------       -------       -----------
Income (loss) before minority interest..........      13,748           256          14,004           3,590          17,594
Minority interest...............................      (1,234)          (23)(5)      (1,257)           (322)(5)      (1,579)
                                                  -------------   -----------    -----------       -------       -----------
Income (loss) before gain (loss) on early
  extinguishment of debt........................     $12,514        $  233         $12,747         $ 3,268         $16,015
                                                  -------------   -----------    -----------       -------       -----------
                                                  -------------   -----------    -----------       -------       -----------
Net income before early extinguishment of debt
  per common share, basic and diluted...........     $  0.72                                                       $  0.73(6)
                                                  -------------                                                  -----------
                                                  -------------                                                  -----------
Weighted average number of common shares
  outstanding, basic and diluted................      16,946                                                        16,946
                                                  -------------                                                  -----------
                                                  -------------                                                  -----------



      See accompanying notes to Unaudited Pro Forma Condensed Consolidated
                         Financial Statements of Tower.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF
                                     TOWER



(1) On February 25, 1999, Tower modified its line of credit with its bank and paid a line of credit modification fee of $412 thousand and approximately $200 thousand to third parties for closing costs. The modification provided for 810 7th Avenue to be considered an unsecured asset under the line of credit, enabling Tower's utilization of the line of credit to prepay the remaining $60 million on the mortgage, and reduced the line of credit facility from $200 million to $165 million. In connection with the $60 million prepayment of the remaining mortgage debt, Tower paid an additional fee of $600 thousand to the mortgage lender.


    The following describes the pro forma adjustments resulting from these transactions:


    (a) Represents the write-off of the remaining deferred costs on the 810 7th Avenue mortgage note of $1 million, net of the costs paid to the bank to modify the line of credit facility of $412 thousand.



    (b) Cash paid (1) to the bank to modify the line of credit facility ($412 thousand), (2) to the mortgage lender to prepay the 810 7th Avenue mortgage ($600 thousand), and (3) third party fees related to the line of credit modification ($200 thousand).



    (c) Pay down of the 810 7th Avenue mortgage note from $60 million of funds drawn on the line of credit facility.



    (d) Reflects the impact to distribution in excess of accumulated earnings of the above-noted transactions, as follows: (1) $200 thousand paid to third parties in connection with the modification of the line of credit facility, (2) $1 million write-off of deferred financing costs related to the prepayment of the 810 7th Avenue mortgage note and (3) $600 thousand paid to the mortgage lender in connection with the prepayment. In accordance with EITF 96-19, all fees paid to third parties in connection with the modifications have been recorded to general and administrative expenses as incurred and fees paid to the lender in connection with the modification of the credit facility were deferred and amortized over the term of the facility. Fees paid to the mortgage lender in connection with prepayments, along with the remaining unamortized financing costs, which together total $1.6 million, have been accounted for as extraordinary loss on early extinguishment of debt. The minority interest related to the amounts recorded through distribution in excess of accumulated earnings has been calculated at 8.98%



    (e) The reduction in interest expense is the result of the reversal of previously recorded interest expense on the $100 million mortgage note of approximately $8.3 million on a historical basis for the twelve months ended December 31, 1998, net of interest calculated on the $60 million outstanding under the facility at 7.3% and amortization of the $412 thousand modification fee on the facility, which expires in October 2000. A one-eighth of one percent change in the interest rate will result in a $75 thousand change in interest expense for the period ended December 31, 1998.



(2) Reflects the historical results of the 90 Broad Street and Blue Cross/Blue Shield properties prior to their respective acquisitions.



(3) Interest expense on the funds drawn on the line of credit for the 1998 Acquisition Properties at 7.3%. A change of 1/8 of one percent in the interest rate on the line of credit would change interest expense by approximately $65 thousand for the year ended December 31, 1998.


(4) Depreciation expense on the portion of the purchase price allocated to buildings calculated on a straight line basis over 40 years, based on an allocation of 20% of the purchase price to land.


(5) Minority interest share of pro forma income at 8.98%.



(6) Includes the dilutive effect of preferred stock dividends of $3,665 thousand from January 1, 1998 through December 31, 1998.

                                 LEGAL MATTERS

    The validity of the issuance of the Reckson class B common stock and Reckson OP 7% notes offered by this Joint Proxy Statement/Prospectus and the legal matters described under "The Merger-- Material U.S. Federal Income Tax Considerations of the Merger" and "Federal Income Tax Consequences Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes" will be passed upon for Reckson and Reckson OP by Brown & Wood LLP, New York, New York. Tax matters relating to Tower's qualification as a REIT will be passed upon for Tower by Battle Fowler LLP.

                                    EXPERTS


    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Reckson Associates Realty Corp. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Reckson's Annual Report on Form 10-K for the year ended December 31, 1998 as set forth in their report, which is incorporated by reference in this Joint Proxy Statement/Prospectus by reference. These consolidated financial statements are incorporated in reliance on their report, given on their authority as experts in accounting and auditing.



    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Reckson Operating Partnership L.P. as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998 as set forth in their report, which is included in this Joint Proxy Statement/Prospectus. These financial statements are included in reliance on their report, given on their authority as experts in accounting and auditing.



    The consolidated balance sheets of Tower as of December 31, 1998 and 1997 and the consolidated statement of income, retained earnings and cash flows of Tower for the year ended December 31, 1998 and for the period from March 27, 1997 through December 31, 1997 and the combined statements of income, retained earnings and cash flows of the Tower Predecessor for the period from January 1, 1997 through October 15, 1997 and the year ended December 31, 1996, included in this Joint Proxy Statement/Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.


                          FUTURE STOCKHOLDER PROPOSALS

    Proposals of stockholders intended for inclusion in Reckson's proxy materials relating to the 1999 annual meeting must have been received at Reckson's principal executive offices not later than December 8, 1998.

    For a proposal of a Reckson stockholder to be presented at Reckson's 1999 annual meeting, other than a stockholder proposal included in Reckson's proxy materials pursuant to Rule 14a-8 of the Exchange Act, it must have been received at the principal executive offices of Reckson after November 21, 1998 and before March 8, 1999, unless the 1999 annual meeting is rescheduled to take place before May 14, 1999 or after July 21, 1999, in which case Reckson stockholders generally must provide written notice within 20 calendar days after the date on which public announcement of the date of such meeting is first made. Any proposal should be mailed to: Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York, 11747 Attn: Gregg M. Rechler, Secretary.

    Due to the contemplated completion of the merger, Tower does not currently expect to hold a 1999 annual meeting of stockholders. In the event that the merger is not completed and an annual meeting is held, to be eligible for inclusion in Tower's proxy statement and form of proxy relating to that meeting, proposals of stockholders intended to be presented at the annual meeting must be received by Tower either (a) within a reasonable time after Tower announces publicly the date of the meeting and before Tower mails its proxy statement to stockholders in connection with the annual meeting, or (b) no later than June 15, 1999, if Tower has announced publicly its intention not to complete the merger prior to June 15, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

    Tower and Reckson file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The public filings of Tower and Reckson are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Tower and Reckson also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Reckson and Reckson OP have filed a Registration Statement to register with the SEC the offering of the shares of Reckson class B common stock that will be issued, and the Reckson OP 7% notes that may be issued, to Tower stockholders and Tower OP unitholders in connection with the merger. This Joint Proxy Statement/Prospectus is a part of the Registration Statement and constitutes a proxy statement for each of Reckson and Tower for their special meetings of stockholders and a prospectus for each of Reckson and Reckson OP for the offering of the Reckson class B common stock and Reckson OP 7% notes.

    As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information that stockholders can find in the Registration Statement or the exhibits to the Registration Statement.

    The SEC allows Reckson and Tower to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information contained directly in the Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents listed below that Reckson has previously filed with the SEC. These documents contain important information about Reckson and its business and financial condition and performance.


RECKSON SEC FILINGS (FILE NO. 1G15313762)      PERIOD
---------------------------------------------  ---------------------------------------------
Annual Report on Form 10-K                     Year ended December 31, 1998
Current Reports on Form 8-K                    February 5, 1999, February 5, 1999, and
  (including Form 8-K/A)                       March 1, 1999
Registration Statement on Form 8-A             Filed May 9, 1995 (as amended)
Registration Statement on Form 8-A             Filed April 9, 1998


    Reckson and Tower hereby incorporate by reference additional documents that either company may file with the SEC between the date of this Joint Proxy Statement/Prospectus and the date of its special meeting.

    Documents incorporated by reference can be obtained through Reckson or Tower, as the case may be, or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Joint Proxy Statement/Prospectus. You may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:


   Reckson Associates Realty Corp.           Tower Realty Trust, Inc.
        225 Broadhollow Road                    292 Madison Avenue
         Melville, NY 11747                     New York, NY 10017
           (516) 694-6900                         (212) 448-1864
         Attn: Susan McGuire                 Attn: Lester S. Garfinkel



    If you would like to request documents from either company, please do so by
April   , 1999 to receive them before the special meetings. If you request any incorporated documents from either Reckson or Tower, they will mail them to you by first class mail, or other equally prompt means, within one business day of your request.



    You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement/Prospectus to vote your shares at the Reckson special meeting or the Tower special meeting, as the case may be. Reckson and Tower have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Joint Proxy Statement/ Prospectus. This Joint Proxy Statement/Prospectus is
dated March   , 1999. You should not assume that the information contained in the Joint Proxy Statement/Prospectus is accurate as of any date other than that date, and neither the mailing of this Joint Proxy Statement/Prospectus to stockholders nor the issuance of the Reckson securities in the merger shall create any implication to the contrary.

                                    GLOSSARY

    ACQUISITION PROPOSAL: Any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving Tower or any of its subsidiaries, or the acquisition or purchase of 50% or more of any class of equity securities of Tower or any of its subsidiaries, or any tender offer, or exchange offer that if completed would result in any person beneficially owning 50% or more of any class of equity securities of Tower or any of its subsidiaries, or all or substantially all of the assets of, Tower and its subsidiaries, other than the transactions contemplated by the merger agreement.

    ADVERSE RECOMMENDATION EVENT: This occurs if the Reckson board of directors withdraws or amends or modifies in any material respect, or publicly announces an intention to withdraw or amend or modify in any material respect, its approval or recommendation of the share issuance proposal.


    AGGREGATE FUNDS FROM OPERATIONS GROWTH: The fraction with respect to any Class B Year, the numerator of which is the excess of funds from operations per share of Reckson common stock in such Class B Year over the funds from operations per share of Reckson common stock in the Base Year, in each case, calculated on a fully diluted basis and the denominator of which is funds from operations per share of Reckson common stock in the Base Year, calculated on a fully diluted basis.


    AICPA:  American Institute of Certified Public Accountants.

    ANNUAL SERVICE CHARGE: The amount which is expensed or capitalized in any 12-month period for interest on Indebtedness.


    BASE YEAR: The 12-month period ending on the last day of the calendar quarter in which the Class B Issue Date occurs.



    BASE YEAR QUARTERLY DIVIDEND:  $0.3375 per share.


    CLASS B DIVIDEND AMOUNT: With respect to any quarterly period an amount equal to 1/4th of the product of (a) the Unadjusted Class B Dividend Amount for the Class B Year in which such quarterly period occurs, multiplied by (b) the Dividend Payment Percentage for such quarterly period.

    CLASS B ISSUE DATE: The date on which the Reckson class B common stock is first issued.

    CLASS B YEAR: The Base Year and each consecutive 12-month period thereafter.


    CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE: Consolidated net income of Reckson OP and its subsidiaries (1) plus amounts which have been deducted for
(a) interest on Indebtedness of Reckson OP and its subsidiaries, (b) provision for taxes of Reckson OP and its subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any non-cash charge resulting from a change in accounting principles in determining consolidated net income for such period, (f) amortization of deferred charges, and (g) provisions for or realized losses on properties and (2) less amounts which have been included for gains on properties.


    CONVERSION EVENT: The cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (b) the euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community.

    DIVIDEND PAYMENT PERCENTAGE: With respect to any quarterly period the lesser of (a) 1 and (b) the fraction (expressed as a percentage) equal to (1) the dividend paid per share on the Reckson common stock in such quarter over (2) the Base Year Quarterly Dividend.

    EITF 97-11: Statement issued by the Emerging Issues Task Force of the Financial Accounting Standards Board, "Accounting for Internal Costs Relating to Real Estate Property Acquisitions." This requires that the internal pre-acquisition costs of identifying and acquiring operating property be expensed as incurred.



    EXCHANGE CONSIDERATION AMOUNT:  On any date of determination, the product of
(a) the market price of Reckson common stock on such date multiplied by (b) the Exchange Rate on such date, without giving effect to any adjustment described in this paragraph.


    FASB:  Financial Accounting Standards Board.


    FASB 131: Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," establishes the disclosure requirements for reporting segment information. Effective for fiscal years beginning after December 15, 1997.



    FASB 133: Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," addresses the accounting for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities. Effective for all fiscal quarters for all fiscal years beginning after June 15, 1999.



    FASB 134: Financial Accounting Standards No. 134, "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," addresses the accounting for and disclosure of mortgage backed securities as either held-to-maturity, held-for-sale, or trading security. Effective for the first fiscal quarters beginning after December 15, 1998.


    FIRPTA:  Foreign Investment in Real Property Tax Act of 1980.

    FIVE OR FEWER REQUIREMENT: The Internal Revenue Code rule that in order for an entity to qualify as a REIT under the Internal Revenue Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year, and such shares of capital stock must be beneficially owned by 100 or more persons at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of shorter taxable year.


    FORECLOSURE PROPERTY: Real property and any personal property incident to such real property which is acquired as a result of a default either on a lease of such property or indebtedness which was secured by such property and with respect to which an appropriate election is made, except that property ceases to be Foreclosure Property (a) upon the close of the third taxable year following the taxable year in which the REIT acquired the property (except that such time period may be extended for up to three years with permission from the IRS) or, if earlier, (b) when the REIT engages in construction on the property (other than for completion of improvements) or (c) if the REIT holds the property for more than 90 days and uses the property in a business conducted by the REIT other than through an independent contractor. Property is not eligible for the election to be treated as Foreclosure Property if the loan or lease with respect to which the default occurs was made, entered into, or acquired by the REIT with an intent to evict or foreclose or when the REIT knew or had reason to know that default would occur.


    GAAP: Accounting principles as are generally accepted in the United States of America as of the date or time of any required computation.

    GOVERNMENT OBLIGATIONS: Securities which are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the securities issued under the Indenture of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the securities issued under the Indenture of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer of the securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

    INDEBTEDNESS:  Any indebtedness, whether or not contingent, in respect of
(a) borrowed money evidenced by bonds, notes, debentures or similar instruments,
(b) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (c) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (d) any lease of property as lessee which would be reflected on a balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (a) through (c) above to the extent that any such items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.


    LIBOR:  London Interbank Offered Rate.


    NAREIT:  The National Association of Real Estate Investment Trusts.


    NET INCOME FROM FORECLOSURE PROPERTY: Either (a) the net gain from disposition of Foreclosure Property which is held primarily for sale to customers in the ordinary course of business or (b) other net income from Foreclosure Property which would not satisfy the 75% gross income test described in "Federal Income Tax Consequences Relating to an Investment in Reckson Class B Common Stock and Reckson OP 7% Notes--Taxation of Reckson--Income Tests."



    PERMITTED DEBT: Indebtedness of Reckson OP or any subsidiary owing to any subsidiary or Reckson OP; PROVIDED that any such Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Reckson OP 7% notes; PROVIDED FURTHER that any disposition, pledge or transfer of any such Indebtedness to a person (other than Reckson OP or another subsidiary) shall be deemed to be an incurrence of such Indebtedness by Reckson OP or a subsidiary, as the case may be, and not Permitted Debt.


    SFAS 130: The Standards Board Statement of Financial Accounting Standards No. 130 specifies the presentation and disclosure requirements for reporting comprehensive income, which includes items which have been formerly reported as a component of stockholders' equity.


    SOP 98-1: Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed for Internal Use," issued by the AICPA. Provides guidance on whether the costs of computer software developed or obtained for internal use should be capitalized or expensed. Effective for the fiscal years beginning after December 15, 1988.



    SOP 98-5: Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities," issued by the AICPA. This requires that certain costs incurred in conjunction with start-up activities be expensed. Effective for the fiscal years beginning after December 15, 1988.



    TOTAL UNENCUMBERED ASSETs: The sum of (a) those Undepreciated Real Estate Assets not subject to a lien on a consolidated basis, (b) all other assets of Reckson OP, and of its subsidiaries determined at the applicable proportionate interest of Reckson OP in each such subsidiary, which are not subject to a lien determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (c) the cost of any property of Reckson OP, or any subsidiary thereof, in which Reckson OP, or such subsidiary, as the case may be, has a firm, non-contingent purchase obligation and which is not subject to a lien.


    TOTAL ASSETS: The sum of (a) the Undepreciated Real Estate Assets, (b) all other assets of Reckson OP, and of its subsidiaries determined at the applicable proportionate interest of Reckson OP in each such subsidiary, determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (c) the cost of any property of Reckson OP, or any subsidiary thereof, in which Reckson OP, or such subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

    TOWER PREDECESSOR: The following entities controlled and managed by Tower Equities & Realty: Tower 45, 120 Mineola Boulevard, Maitland Forum, three Maitland Center Parkway Properties, 5750 Major Boulevard and the predecessor management companies, including Tower Equities & Realty Corp., CXX Mineola Management Corp., Forum Realty and Management Corp., and Tower Equities of Arizona L.L.C.

    TOWER PREFERRED STOCK CONVERSION PRICE: The conversion price per share of Tower common stock for which shares of the Tower series A preferred stock are convertible, as may be adjusted pursuant to the Tower articles supplementary. The initial conversion price shall be $18.44, per share which is equivalent to an initial conversion rate of one share of Tower common stock for each share of Tower series A preferred stock.

    TOWER PREFERRED STOCK DIVIDEND PERIODS: Quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the first day of the next succeeding Tower Preferred Stock Dividend Period other than (a) the initial Tower Preferred Stock Dividend Period, which commenced on December 9, 1999 and ended on and included December 31, 1998 and (b) if the Trigger Date occurs on a date other than January 1, April 1, July 1 or October 1 (the "quarter dates"), the period from the immediately prior quarter date of the Trigger Date and the period from and including the Trigger Date to the immediately succeeding quarter date.

    TRIGGER DATE:  The date of termination of the merger agreement.

    UBTI:  Unrelated business taxable income.

    UBTI PERCENTAGE: The UBTI Percentage is the gross income derived by the REIT from an unrelated trade or business (determined as if the REIT were a pension trust) divided by the gross income of the REIT for the year in which the dividends are paid.

    UNADJUSTED CLASS B DIVIDEND AMOUNT: (a) $2.24 per share for the first Class B Year after the Base Year and (b) with respect to any Class B Year thereafter, an amount equal to $2.24 multiplied by the sum of (1) one plus (2) 70% of Aggregate Funds From Operations Growth for the prior Class B Year.

    UNDEPRECIATED REAL ESTATE ASSETS: The cost (original cost plus capital improvements) of real estate assets of Reckson OP and its subsidiaries before depreciating and amortization, determined on a consolidated basis in accordance with GAAP.

    USRPI:  United States real property interest.


    USRPI CAPITAL GAINS: Under FIRPTA, a distribution made by a REIT to a Non-U.S. Holder attributable to gains from dispositions by the REIT of USRPIs such as the properties directly or indirectly owned by the REIT.

                             INDEX OF DEFINED TERMS


1998 Acquisition Properties........        215
Acquisition Agreements.............         91
Adjusted Total Assets..............        169
AFFO...............................         67
Built-in Gain......................        183
covenant defeasance................        176
defeasance.........................        176
Excess Dividends...................         66
Exchange Rate......................        160
Exempt Organizations...............        192
Indenture..........................        167
Indexed Security...................        175
Interested Stockholder.............        116
material adverse effect............         93
Morgan Stanley Investors...........         84
MSAM Notes.........................        118
Non-U.S. Holder....................        189
Orginal Issue Discount Security....        173
Prior Merger.......................         53
Prior Merger Agreement.............         53
Prohibited Owner...................        115
Reckson Class B Common Stock
  Ownership Limit..................        165
Reckson Common Stock Ownership
  Limit............................        164
Reckson Group......................         36
Reckson Ownership Limits...........        165
Tower Defaulted Preferred Stock....        110

                         INDEX TO FINANCIAL STATEMENTS


TOWER REALTY TRUST, INC.:



Report of Independent Auditors...........................................................     F-2
Consolidated Balance Sheets of Tower Realty Trust Inc. (the "Company") as of December 31,
  1998 and 1997..........................................................................     F-3
Consolidated Statement of Income of the Company for the year ended December 31, 1998 and the period from March 27, 1997 (inception of the Company) to December 31, 1997 and
  Combined Statements of Income of the Tower Predecessor for the period January 1, 1997
  to October 15, 1997, and the year ended December 31, 1996..............................     F-4
Consolidated Statement of Changes in Shareholders' Equity of the Company for the year ended December 31, 1998 and the period from March 27, 1997 (inception of the Company)
  to December 31, 1997 and Combined Statements of Changes in Owners' Deficit of the Tower
  Predecessor for the Period January 1, 1997 to October 15, 1997 and the year ended
  December 31, 1996......................................................................     F-5
Consolidated Statement of Cash Flows of the Company for the year ended December 31, 1998 and the period March 27, 1997 (inception of the Company) to December 31, 1997 and
  Combined Statements of Cash Flows of the Tower Predecessor for the period January 1,
  1997 to October 15, 1997, and the year ended December 31, 1996.........................     F-6
Notes to Consolidated and Combined Financial Statements..................................   F-7-F-26
Schedule III--Real Estate and Accumulated Depreciation...................................  F-27-F-29

RECKSON OPERATING PARTNERSHIP, L.P.:

Report of Independent Auditors...........................................................     F-30
Consolidated Balance Sheets as of December 31, 1998 and December 31, 1997................     F-31
Consolidated Statements of Income for the years ended December 31, 1998, 1997 and 1996...     F-32
Consolidated Statements of Partners' Capital for the years ended December 31, 1998, 1997
  and 1996...............................................................................     F-33
Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and
  1996...................................................................................     F-34
Notes to Consolidated Financial Statements...............................................  F-35-F-53
Schedule III--Real Estate and Accumulated Depreciation...................................  F-54-F-61

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Tower Realty Trust, Inc.


    We have audited the accompanying consolidated and combined financial statements and the financial statement schedule of Tower Realty Trust, Inc. and its subsidiaries (the "Company") and the Tower Predecessor, listed on page F-1 of this Joint Proxy Statement/Prospectus. These consolidated and combined financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tower Realty Trust, Inc. as of December 31, 1998 and 1997, the consolidated results of operations and cash flows of Tower Realty Trust, Inc. for the year ended December 31, 1998 and for the period from March 27, 1997 (inception of the Company) to December 31, 1997, and the combined results of operations and cash flows of the Tower Predecessor for the period from January 1, 1997 to October 15, 1997, and the year ended December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                          PricewaterhouseCoopers LLP


1177 Avenue of the Americas
New York, New York
March 17, 1999

                          CONSOLIDATED BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                            DECEMBER 31, 1998  DECEMBER 31, 1997
                                                                            -----------------  -----------------
                                  ASSETS
Assets:
Real estate...............................................................     $   691,560        $   620,557
  Less: accumulated depreciation..........................................         (18,118)            (2,444)
                                                                                  --------           --------
                                                                                   673,442            618,113
Deferred charges..........................................................          13,692             11,495
Receivables...............................................................          11,288              3,820
Cash and cash equivalents.................................................           6,277              1,347
Escrowed cash.............................................................           3,378              6,373
Other assets..............................................................           8,962             12,537
Investments in unconsolidated entities....................................           2,708              2,411
                                                                                  --------           --------
    Total assets..........................................................     $   719,747        $   656,096
                                                                                  --------           --------
                                                                                  --------           --------

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Debt on real estate.....................................................     $   189,893        $   228,990
  Borrowings under revolving line of credit...............................          70,400                 --
  Accounts payable and other liabilities..................................          11,524              7,494
  Distributions payable...................................................           8,106              6,543
  Deferred real estate taxes..............................................           9,155              9,758
  Other liabilities.......................................................          10,316              6,974
                                                                                  --------           --------
    Total liabilities.....................................................         299,394            259,759
                                                                                  --------           --------
Minority interest in Operating Partnership................................          34,371             33,920
Commitments and Contingencies (See Note 13)
Shareholders' equity (owners' deficit):
  Preferred shares 50,000,000 shares authorized, 2,197,167 shares issued
    and outstanding.......................................................          40,000                 --
  Common shares $.01 par value, 150,000,000 shares authorized, 16,959,355 and 16,920,455 shares issued and outstanding as of December 31, 1998
    and 1997..............................................................             169                169
  Additional paid-in capital..............................................         364,833            364,250
  Distributions in excess of accumulated earnings.........................         (19,020)            (2,002)
                                                                                  --------           --------
  Total shareholders equity...............................................         385,982            362,417
                                                                                  --------           --------
  Total liabilities and shareholders' equity..............................     $   719,747        $   656,096
                                                                                  --------           --------
                                                                                  --------           --------


   The accompanying notes are an integral part of these financial statements.

                  CONSOLIDATED (COMBINED) STATEMENTS OF INCOME
            (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                TOWER PREDECESSOR
                                                        THE COMPANY                 (COMBINED)
                                                      (CONSOLIDATED)        --------------------------
                                                 -------------------------  JANUARY 1,
                                                 YEAR ENDED    MARCH 27,       1997       YEAR ENDED
                                                  DECEMBER    1997 THROUGH    THROUGH    DECEMBER 31,
                                                     31,      DECEMBER 31,  OCTOBER 15,  -------------
                                                    1998          1997         1997          1996
                                                 -----------  ------------  -----------  -------------
Revenues:
  Rental income................................   $ 110,137    $   16,409    $  21,908     $  26,138
  Management fees..............................          --         1,090          318         1,261
  Construction, leasing and other fees.........         857           861          576         1,335
                                                 -----------  ------------  -----------  -------------
Total revenues.................................     110,994        18,360       22,802        28,734
                                                 -----------  ------------  -----------  -------------
Expenses:
  Property operating and maintenance...........      25,849         3,941        4,538         5,481
  Real estate taxes............................      14,838         2,266        3,792         4,722
  General and administrative...................      10,140         2,844        2,189         3,494
  Interest expense.............................      20,770         2,369       11,725        15,511
  Depreciation and amortization................      17,773         2,813        5,541         6,853
  Ground rent/air rights expense...............         683           126          473           599
  Costs related to the sale of Company.........       5,019            --           --            --
  Severance and other compensation costs.......       2,471            --           --            --
                                                 -----------  ------------  -----------  -------------
Total expenses.................................      97,543        14,359       28,258        36,660
                                                 -----------  ------------  -----------  -------------
Equity in unconsolidated entities..............         297           353          134           461
                                                 -----------  ------------  -----------  -------------
Income (loss) before minority interest and
  extraordinary gain (loss) on early
  extinguishment of debt.......................      13,748         4,354       (5,322)       (7,465)
Minority interest..............................      (1,234)         (373)
                                                 -----------  ------------  -----------  -------------
Net income (loss) before extraordinary gain
  (loss) on early extinguishment of debt.......      12,514         3,981       (5,322)       (7,465)
Extraordinary gain (loss) on early
  extinguishment of debt, net of minority
  interest.....................................        (607)           --        6,475            --
                                                 -----------  ------------  -----------  -------------
Net income (loss)..............................      11,907         3,981    $   1,153     $  (7,465)
                                                                            -----------  -------------
                                                                            -----------  -------------
Less: Preferred stock dividend requirements....        (229)           --
                                                              ------------
Net income (loss) applicable to common
  shareholders.................................   $  11,678    $    3,981
                                                 -----------  ------------
                                                 -----------  ------------
Per Share Data--basic and diluted:
Net income before extraordinary gain (loss) on
  early extinguishment of debt per common
  share........................................   $     .72    $     0.24
  Extraordinary (loss) on early extinguishment
    of debt, net of minority interest per
    common share...............................        (.03)           --
                                                 -----------  ------------
  Net income per common share..................   $     .69    $     0.24
                                                 -----------  ------------
                                                 -----------  ------------
Weighted average number of common shares
  outstanding--basic and diluted...............      16,946        16,920
                                                 -----------  ------------
                                                 -----------  ------------



   The accompanying notes are an integral part of these financial statements.

                 CONSOLIDATED (COMBINED) STATEMENTS OF CHANGES
                  IN SHAREHOLDERS' EQUITY AND OWNERS' DEFICIT
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                 THE COMPANY--SHAREHOLDERS' EQUITY
                                                                           (CONSOLIDATED)
                                                               --------------------------------------     TOWER
                                                                                          DIST. IN     PREDECESSOR
                                                                            ADDITIONAL     EXCESS        OWNERS'
                                                   PREFERRED     COMMON      PAID-IN     ACCUMULATED     DEFICIT
                                         TOTAL       SHARES      SHARES      CAPITAL      EARNINGS     (COMBINED)
                                       ----------  ----------  -----------  ----------  -------------  -----------
Balance at December 31, 1994.........          --          --          --           --            --    $ (51,169)
Net loss.............................          --          --          --           --            --       (8,649)
Contributions, net...................          --          --          --           --            --        2,730
                                       ----------  ----------       -----   ----------  -------------  -----------
Balance at December 31, 1995.........          --          --          --           --            --    $ (57,088)
Net loss and comprehensive loss......          --          --          --           --            --       (7,465)
Contributions, net...................          --          --          --           --            --        2,683
                                       ----------  ----------       -----   ----------  -------------  -----------
Balance at December 31, 1996.........          --          --          --           --            --      (61,870)
Net income 1/1/97--10/15/97..........          --          --          --           --            --        1,153
March 27, 1997, opening equity of the
  Company............................           1          --          --            1            --           --
                                       ----------  ----------       -----   ----------  -------------  -----------
Balance at October 16, 1997..........           1          --          --            1            --    $ (60,717)
                                                                                        -------------  -----------
                                                                                                       -----------
Acquisition of Tower Predecessor's
  Interest (including the issuance of
  1,949,455 common shares)...........  $   11,073          --          --   $   11,073            --    $  60,717
Net proceeds from issuance of common
  shares (14,971,000 common
  shares)............................     353,345          --   $     169      353,176            --           --
Distributions declared (.3536 per
  common share)......................      (5,983)         --          --           --   $    (5,983)          --
Net income and comprehensive
  income.............................       3,981          --          --           --         3,981           --
                                       ----------  ----------       -----   ----------  -------------  -----------
Balance at December 31, 1997.........     362,417          --         169      364,250        (2,002)          --
                                       ----------  ----------       -----   ----------  -------------  -----------
Net proceeds from issuance of
  preferred shares...................      40,000  $   40,000          --           --            --
                                       ----------  ----------       -----   ----------  -------------
Reclassification of amounts due for
  shares and OP units issued.........        (981)         --          --         (981)           --
Distributions declared ($1.69 per
  common share and .105 per preferred
  share).............................     (28,925)         --          --           --       (28,925)
Net income and comprehensive
  income.............................      11,907          --          --           --        11,907
Other capital transactions...........       1,564          --          --        1,564            --
                                       ----------  ----------       -----   ----------  -------------
Balance at December 31, 1998.........  $  385,982  $   40,000   $     169   $  364,833   $   (19,020)
                                       ----------  ----------       -----   ----------  -------------
                                       ----------  ----------       -----   ----------  -------------


   The accompanying notes are an integral part of these financial statements.

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                                                                TOWER
                                                                                             PREDECESSOR
                                                                       THE COMPANY            (COMBINED)
                                                                      (CONSOLIDATED) ----------------------------
                                                                        MARCH 27,     JANUARY 1,
                                                         YEAR ENDED   1997 THROUGH   1997 THROUGH    YEAR ENDED
                                                        DECEMBER 31,  DECEMBER 31,    OCTOBER 15,   DECEMBER 31,
                                                            1998          1997           1997          (1996)
                                                        ------------  -------------  -------------  -------------
Cash Flows from Operating Activities:
  Net income (loss)...................................   $   11,907     $   3,981      $   1,153      $  (7,465)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation and amortization...................       17,785         2,813          4,590          6,853
      Amortization of deferred financing costs........        2,053            84            906            504
      Unbilled rental income..........................       (6,712)         (936)         1,012          1,205
      Equity income in unconsolidated entities........         (297)         (353)            --           (461)
      Gain on disposal of assets......................                         --                           (39)
      Non-cash compensation expense...................          682            --             --             --
      Extraordinary gain of early extinguishment of
        debt..........................................                         --         (6,475)            --
      Changes in assets and liabilities:
          Receivables.................................         (756)       (2,529)        (1,593)          (867)
          Escrowed cash...............................        2,995        (5,765)          (352)           345
          Other assets................................        1,538        (5,610)           907           (116)
          Deferred real estate taxes..................         (603)           --            566             42
          Accounts payable and other liabilities......        4,030        14,096             --          1,267
          Minority interest...........................        1,234           373             --             --
          Other liabilities and amounts due to/from
            affiliates................................        4,659           372          4,576           (317)
                                                        ------------  -------------  -------------  -------------
Net cash provided by operating activities.............       38,515         6,526          5,290            951
                                                        ------------  -------------  -------------  -------------
Cash Flows from Investing Activities:
  Additions to real estate............................                     (1,103)        (3,362)        (2,659)
  Acquisition of real estate, joint venture and
    deferred charges..................................      (73,388)     (534,393)          (409)        (3,850)
  Contribution to Management Company..................                       (400)            --           (317)
  Deposits on future acquisitions.....................                     (3,937)            --             --
  Due from affiliated Company.........................                       (355)            --             --
  Proceeds from disposal of assets....................                         --             --             39
                                                        ------------  -------------  -------------  -------------
Net cash used in investing activities.................      (73,388)     (540,188)        (3,771)        (6,787)
                                                        ------------  -------------  -------------  -------------
Cash Flows from Financing Activities:
  Partner's contributions, net........................                         --             (6)         2,683
  Net proceeds from issuance of common shares.........                    353,345             --             --
  Net proceeds from issuance of preferred shares......       40,000
  Mortgage fees paid..................................       (1,549)
  Escrow for Mortgage Interest........................                       (608)            --             --
  Loan Origination Fees...............................                     (1,052)            --             --
  Proceeds from Lawrence H. Feldman in lieu of OP
  Units...............................................          200
  Distributions to OP Unitholders.....................       (2,706)
  Distributions to Common Stockholders................      (27,463)
  Proceeds from debt..................................      129,122       219,300         15,581          7,039
  Repayments of debt on real estate...................      (97,801)      (35,977)       (17,360)        (4,109)
                                                        ------------  -------------  -------------  -------------
Net cash provided by (used in) financing activities...       39,803       535,008         (1,785)         5,613
                                                        ------------  -------------  -------------  -------------
Net increase (decrease) in cash and cash
  equivalents.........................................        4,930         1,346           (266)          (223)
Cash and cash equivalents, beginning of periods.......        1,347             1          4,985          5,208
                                                        ------------  -------------  -------------  -------------
Cash and cash equivalents, end of periods.............   $    6,277     $   1,347      $   4,719      $   4,985
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------
Supplemental Cash Flow Information:
  Cash paid for interest, net of amounts
    capitalized.......................................   $   20,086     $   1,621      $   9,753      $  15,007
                                                        ------------  -------------  -------------  -------------
                                                        ------------  -------------  -------------  -------------


   The accompanying notes are an integral part of these financial statements.

(1) ORGANIZATION AND BASIS OF PRESENTATION

    TOWER REALTY TRUST, INC.


    Tower Realty Trust, Inc. (collectively with its subsidiaries, the "Company") was organized in the state of Maryland on March 27, 1997. The Company operates so as to qualify as a real estate investment trust ("REIT") for federal income tax purposes. As of October 16, 1997, the Company consummated an initial public offering of 13,817,250 shares of common stock par value $.01 per share (the "Common Stock") (including the exercise of the underwriters' over-allotment option of 1,802,250 shares), and effected concurrent private placements (the "Concurrent Private Placements") of 1,153,845 shares of Common Stock at a price of $26.00 per share and realized net proceeds therefrom of approximately $353.35 million. In addition, in connection with the formation transactions (the "Formation Transactions") related to the Offering, which included the acquisition of certain property interests and the cancellation of certain indebtedness, the Company issued 1,949,360 shares of Common Stock and other assets. Upon consummation of the Company's initial public offering on October 16, 1997 (the "Offering"), the Company acquired a sole 1% general partner interest in Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and a 90.4% limited partner interest in the Operating Partnership. At December 31, 1998, the Company had a .1% general partnership interest and a 89.9% limited partner interest in the Operating Partnership.



    The Company was formed to continue and expand the commercial real estate business of Tower Equities & Real Estate Corp. and its affiliates (collectively with its predecessor entities and affiliates, "Tower Equities"), including developing, acquiring, owning, renovating, managing, and leasing office properties in the Manhattan, Phoenix, Tucson, and Orlando markets. Upon consummation of the Offering and the Formation Transactions, the Operating Partnership owned or had interests in 21 office properties (the "Initial Properties"). On December 31, 1997, the Company purchased the approximately 700,000 square foot office tower located at 810 Seventh Avenue in midtown Manhattan ("810 Seventh Avenue") for approximately $150.0 million, including closing costs; on January 16, 1998, the Company purchased the approximately 126,000 square foot Blue Cross/Blue Shield office complex located in Phoenix, Arizona ("Blue Cross/Blue Shield") for $16.9 million (see Note 4). On May 6, 1998, the Company purchased the approximately 335,000 square foot, 25-story downtown New York City office building located on 90 Broad Street (the "90 Broad Property") for approximately $34.3 million (see Note 4). The Initial Properties, together with 810 Seventh Avenue, Blue Cross/Blue Shield and the 90 Broad Property, are collectively referred to herein as the "Properties." In November 1997, the Company exercised an option to purchase a parcel of land located in Phoenix, Arizona for approximately $10.3 million and is in the process of developing Phase I of this parcel which will consist of an approximately 160,000 square foot office building and parking facilities. At December 31, 1998 the Phase I development was 51% completed and of the $19.6 million estimated cost of completion, the Company has expended $8.9 million. The Company also owns or has an option to acquire three parcels of land adjacent to the Properties (the "Development Parcels"), which can support 2.0 million of rentable square feet of development.



    On March 31, 1997 interests in certain partnerships, properties and limited liability companies were contributed to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership ("OP Units"). Simultaneously with such contribution of interests, the Company issued $12.3 million of notes (the "MSAM Notes") to certain investors advised by Morgan Stanley Dean Witter Investment Management Inc. (formerly known as Morgan Stanley Asset Management, Inc.) ("MSAM"). The MSAM Notes were collateralized by certain interests in the Properties. Upon completion of the Offering, all MSAM Notes were converted into Common Stock of the Company.



    The net proceeds from the Offering were contributed to the Operating Partnership in exchange, in part, for the Company's 91.4% interest therein. The Operating Partnership used the proceeds received from the Company, the $107.0 million net cash proceeds from the Company's term loan facility (the "Term Loan"), borrowed concurrent with and subsequent to the Offering and approximately $12.3 million of proceeds received from MSAM, as follows: (i) approximately $281.0 million for repayment of certain indebtedness (including associated prepayment penalties) relating to the Initial Properties (the "Property Partnerships"); (ii) approximately $137.0 million to acquire certain equity, debt and fee interests in the Initial Properties; (iii) approximately $3.1 million to pay for commitment fees and expenses relating to the Term Loan and the Company's $200.0 million unsecured line of credit (the "Line of Credit"); (iv) approximately $3.0 million to pay transfer taxes and other expenses associated with the acquisitions of the Initial Properties; and
(v) the remaining approximately $48.6 million for working capital.



    The Tower Equities management and leasing companies and Properties Atlantic, Inc. management and leasing company (which, prior to the Offering, was controlled and operated by Clifford Stein, Managing Director, Southeast Region of the Company) (collectively the "Predecessor Management Companies") contributed an undivided 95% interest in the assets of such companies to the Operating Partnership which, in turn, recontributed such assets to Tower Equities Management, Inc. (the "Management Company") in exchange for 100% of the non-voting stock and 5% of the voting stock in the Management Company (which entitles the Company to receive 95% of the dividends of the Management Company).



    The Management Company and investors that hold interests in certain properties, which continued to be controlled by Tower Equities after the consummation of the Offering entered into management agreements with respect to each of the Properties. In consideration for the services to be provided under the management agreements, the Management Company will receive a property management fee and applicable construction fees and leasing commissions which will be determined by reference to existing market rates for similar transactions. As the result of a lender foreclosing on three third-party owned retail properties in the fourth quarter of 1998, at December 31, 1998, the Management Company held management agreements with only three retail properties.


    TOWER PREDECESSOR


    Lawrence H. Feldman, the former Chairman of the Board, Chief Executive Officer and President of the Company, owned a majority general partner interest in the partnerships owning the following properties and controlled Tower Equities which managed the properties. Accordingly, the Tower Predecessor financial statements reflect, on a combined basis, 100% of the assets, liabilities and operations of these properties. The following entities comprise the Tower Predecessor:



                                         LAWRENCE H. FELDMAN'S
                                          OWNERSHIP INTEREST                     LOCATION
                                      ---------------------------  ------------------------------------
Tower 45............................                   6%          New York City
120 Mineola Boulevard...............                   5%          Long Island, NY
Maitland Forum......................                  15%          Maitland, FL
Maitland Center Parkway
  (3 properties)....................                  90%          Maitland, FL
5750 Major Boulevard (purchased in
  October 1996).....................                   6%          Orlando, FL
Management Companies................                  90%          New York City and Maitland, FL



    Lawrence H. Feldman also held a non-controlling interest in the partnerships that own the following properties listed in the following table. Lawrence H. Feldman was a general partner in these partnerships and DRA Advisors, Inc. ("DRA") which was the managing general partner. These partnerships are collectively known as the "DRA Joint Ventures." The Tower Predecessor financial statements reflect the investments in the DRA Joint Ventures using the equity method of accounting.

Upon consummation of the Offering, the Company purchased all of the partnership interests in the DRA Joint Ventures.

                                       LAWRENCE H. FELDMAN'S
                                        OWNERSHIP INTEREST                    LOCATION
                                    ---------------------------  ----------------------------------
286 Madison.......................                   3%          New York City
290 Madison.......................                   3%          New York City
292 Madison.......................                   3%          New York City
Corporate Center Building
  (6 properties)..................                  20%          Phoenix, AZ
5151 East Broadway................                   3%          Tucson, AZ
One Orlando Center................                   3%          Orlando, FL

    Lawrence H. Feldman also held a 3.8% non-controlling interest in a partnership controlling the 2800 North Central Avenue Property ("2800 North Central"). The Tower Predecessor financial statements reflect this investment using the equity method of accounting. The Company, upon consummation of the Offering, acquired this interest and the interests of Tower Equities (10% aggregate interest).


    In connection with the acquisition of certain property and partnership interests, the Company also acquired certain assets and liabilities, the economic and obligations benefits of which were retained by the respective partners. The net remaining liability of such partners was reflected in the accompanying financial statements as due to affiliates and aggregate $370 thousand as of December 31, 1997. No balance remained as of December 31, 1998. Also in connection with these transactions the Company issued shares of Common Stock and OP Units, the proceeds of which are not fully received. The aggregate amount due of approximately $981,000 has been shown as a reduction of additional paid in capital in the accompanying statement of shareholders' equity. These amounts have been recorded consistent with the Company's understanding of the related formation transactions. However, the balances reflected in the financial statements may be subject to dispute with predecessor entities and their owners. In the opinion of the Company's management, the ultimate resolution of these potential disputes will not have a material adverse effect on the accompanying financial statements.



(2) SALE OF THE COMPANY:



    On December 8, 1998, the Company entered into an agreement (the "Merger Agreement") relating to the merger of the Company with Metropolitan Partners LLC, a subsidiary of Reckson Associates Realty Corp. ("Reckson"). The Merger Agreement and the transactions contemplated thereunder (collectively, the "Merger") were approved by the Company's Board of Directors on December 8, 1998.



    Pursuant to the Merger Agreement and the transactions contemplated thereby, each share of common stock, par value $.01 per share, of Tower ("Tower Common Stock") will, at the election of holders thereof and subject to proration, either (x) be converted into the right to receive $23.00 in cash payable to the holder thereof, without interest, or (y) be converted into either (1) .5725 of a share of class B exchangeable common stock, par value $.01 per share, of Reckson (the "Reckson Class B Common Stock") and $7.2565 principal amount of 7% senior unsecured notes due 2009 of Reckson Operating Partnership, L.P. ("Reckson OP") (the "Reckson OP 7% Notes"), guaranteed by Reckson, if the Share Issuance Approval (as defined below) is not obtained, or (2) .8364 of a share of Reckson Class B Common Stock if the Share Issuance Approval is obtained. If the Reckson board of directors withdraws or amends or materially modifies or withdraws its approval or recommendation of the Share Issuance (as defined below) and if the Share Issuance Approval has not been obtained, in addition to the consideration set forth in clauses (x) or (y)(1) above, each share of Tower Common Stock will be converted into an additional $.8046 principal amount of Reckson OP 7% Notes. As used herein, the "Share Issuance Approval" is defined as the approval, by a majority of votes cast at the special meeting of the common stockholders of Reckson, of the issuance of only Reckson Class B Common Stock as the non-cash portion of the merger consideration (the "Share Issuance"); PROVIDED THAT the total votes cast on the Share Issuance represent over 50% in interest of all shares of common stock of Reckson entitled to vote on the Share Issuance.



    In connection with the Merger and other strategic initiatives explored by the Company (the "Initiatives"), the Company entered into an agreement with Merrill Lynch & Co. ("Merrill Lynch") on April 16, 1998 whereby Merrill Lynch acts as the exclusive financial advisor to the Company in connection with the Initiatives. Pursuant to the terms of this agreement, Merrill Lynch is entitled to .6% of the aggregate purchase price paid to the Company for its sale upon closing of the applicable sale agreement. If the Merger does not occur as anticipated, the Company will be responsible for payments in the amount of approximately $1.0 million to Merrill Lynch. As of December 31, 1998, the Company has charged $1.0 million to operations, representing the retainer and the delivered fairness opinion under the agreement, which is included in the costs related to sale of the Company item on the condensed consolidated statements of operations.



    Other costs incurred in connection with the Initiatives which have been included in the Costs of Sale of the Company in the accompanying statement of income for the year ended December 31, 1998 include legal, accounting and consulting fees. The Company anticipates that significant additional costs will be incurred in connection with the Merger. These amounts have been recorded consistent with the Company's understanding of the related formation transactions. However, the balances reflected in the financial statements may be subject to dispute with predecessor entities and their owners. In the opinion of management, the ultimate resolution of these potential disputes will not have a material effect on the accompanying financial statements.



(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



    PRINCIPLES OF CONSOLIDATION AND COMBINATION



    The accompanying consolidated financial statements of the Company reflect the accounts of the Company, the Operating Partnership and their wholly-owned subsidiaries and majority owned partnerships, and from their date of acquisition, the entities comprising the Tower Predecessor and the DRA Joint Ventures. All significant inter-company balances and transactions have been eliminated in consolidation.



    The accompanying combined financial statements of Tower Predecessor have been presented on a combined historical cost basis because of common ownership and management, and because the assets, liabilities and operations of Tower Predecessor were acquired by the Company and the Operating Partnership in a business combination. All significant inter-company transactions have been eliminated in the combined financial statements.



    The Company's and Tower Predecessor's investments in unconsolidated entities and the Company's investment in the Management Company are reflected using the equity method of accounting.


    REAL ESTATE


    Real estate and leasehold improvements are stated at cost less accumulated depreciation. Whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, the Company's and Tower Predecessor's policy is to assess any impairment in value by making a comparison of the current and projected cash flows of each property over its remaining useful life (undiscounted and without interest charges) to the carrying amount of each property. In cases where the Company and Tower Predecessor do not expect to recover their carrying amounts, the

Company and Tower Predecessor recognize an impairment loss to reflect the property at its estimated fair value. No such impairment losses have been recognized in these financial statements.

    Depreciation on buildings and improvements is provided under the straight-line method over an estimated useful life of 40 years. Depreciation on tenant improvements is provided over the lesser of the useful life or the terms of the related leases. Depreciation on furniture and fixtures is provided under the straight-line method over an estimated useful life of five to seven years.

    Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income (loss).

    DEFERRED CHARGES

    Deferred financing costs are recorded at cost and are being amortized using the interest method over the life of the related debt. Leasing commissions are deferred and amortized over the lesser of the useful life or the terms of the related leases.

    CASH AND CASH EQUIVALENTS


    Cash and cash equivalents consist of cash on hand and short-term, highly liquid investments that have original maturities of three months or less when purchased. At December 31, 1998 and 1997, the Company had on deposit with a major financial institution substantially all of its cash and cash equivalents, which balances at times exceeded insurable limits.


    ESCROWED CASH


    Escrowed cash as of December 31, 1998 and 1997 are comprised of funds held for the payment of real estate taxes, mortgage interest and other. Of the total funds held in escrow, approximately $0.2 million and $2.3 million are restricted by agreement at December 31, 1998 and 1997, respectively.


    DEFERRED REAL ESTATE TAXES


    Deferred real estate taxes represent real estate taxes, attributable to the New York City Industrial and Commercial Incentive Program ("ICIP"), accrued from 1988 through 1995 for the Tower 45 property which are payable to the taxing authority commencing on July 1, 1998 in payments of approximately $1.3 million per year. This liability has been reflected in the Company's balance sheet at its present value using a discount rate of 6.24%.


    REVENUE RECOGNITION


    The Company and Tower Predecessor, each as lessor, have retained substantially all of the risks and benefits of the rental properties and account for the leases as operating leases.



    Rental income is recognized ratably over the terms of the leases. Unbilled rental revenue (unbilled receivables) represents the excess rental income recognized on a straight-line basis over minimum rent payments received pursuant to the terms of individual lease agreements. The unbilled receivable related to base rental income amounted to $6.8 million and $0.9 million at December 31, 1998 and 1997, respectively, and is included in tenant receivables.



    Prior to October 15, 1997 the Company and the Tower Predecessor earned management fees, construction fees and leasing fees. After such date the operations that generated these fees to the extent they related to third parties and unconsolidated entities were transferred to the Management Company whose results are reflected on the equity method of accounting. Prior to October 15, 1997 the Company and the Tower Predecessor recognized management fees as earned under the terms of the related agreements. Construction fees were recognized ratably over each project's construction period and leasing fees are generally recognized upon tenant occupancy of the leased premises unless such fees were irrevocably due and payable upon lease execution, in which case recognition occurred on the lease execution date.


    INCOME TAXES

    The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its short taxable year ended December 31, 1997. As a REIT, the Company generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income.


    The Company operates so as to qualify as a REIT for federal income tax purposes. The federal income tax provisions governing treatment of a REIT are highly technical, complex and subject to interpretation. Accordingly, there is no assurance that the Internal Revenue Service, upon examination would not interpret provisions in a manner that differs from the Company's interpretation of these provisions.



    No provision for income taxes is included in the combined financial statements of the Tower Predecessor since the Tower Predecessor's statements combine the operations and balances of partnerships, which are not directly subject to income tax. The tax effect of its activities accrues to the individual partners and/or principals of the respective entity. The Management Company is a legal entity subject to federal income tax on its taxable income at regular corporate rates.



    NET INCOME PER COMMON SHARE--BASIC AND DILUTED



    The Company has adopted the provisions of Statement of Financial Accounting Standard No. 128 ("SFAS 128") "Earnings Per Share". Net income per common share has been computed by dividing net income applicable to common stockholders by the weighted average number of Common Shares outstanding (16,946,286 and 16,920,455) for the years ended December 31, 1998 and the period March 27, 1997 to December 31, 1997, respectively. The effect of the outstanding options, which were issued at $26 per share, has been excluded from the calculation of net income per common share as these options had an antidilutive effect at December 31, 1998 and 1997.


    DISTRIBUTIONS


    The Company expects to make regular quarterly distributions. Earnings and profits, which will determine the taxability of distributions to shareholders, differ from income reported for financial reporting purposes due to the differences for federal tax purposes primarily in the estimated useful lives used to compute depreciation.


    On December 31, 1997, the Company declared a distribution payable in January 1998 equal to $.3536 per common share and OP Units outstanding at December 31, 1997. The common shares and OP Units outstanding at December 31, 1997, totaled 16,920,455 and 1,583,640, respectively.


    During 1998, the Company declared distributions payable of $.4225 per common share and OP unit and outstanding at March 31, June 30, September 30 and December 31, 1998. In addition, preferred stock dividends, in amounts equal to the common stock dividend, were prorated from the date of issuance, December 9, 1998, through December 31, 1998, or $.1056 per preferred share. At December 31, 1998 preferred shares outstanding totaled 2,197,167. Distributions of approximately $8.1 million were paid on January 15, 1999.

    MINORITY INTEREST

    Minority interest in the Operating Partnership represents the limited partners' proportionate share of the equity in the Operating Partnership. Income is allocated to minority partners based on the weighted average percentage ownership of OP Units throughout the year.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS


    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions are related to the recoverability and depreciable lives of real estate and the recoverability of billed and unbilled tenant receivables. Actual results could differ from those estimates.


    RECENTLY ISSUED ACCOUNTING STANDARDS


    Effective January 1, 1998, the Company adopted the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 specifies the presentation and disclosure requirements for reporting comprehensive income, which includes items which had been formerly reported as a component of stockholders' equity. SFAS 130 did not have a material impact on the Company's financial statements.



    During 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which are effective for fiscal years beginning after December 15, 1997. SFAS 131 establishes the disclosure requirements for reporting segment information. The adoption of SFAS 131 required the Company to report information regarding the Company's segments is provided in Note 18.



    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. This statement addresses the accounting for derivative instruments including certain derivative instruments embedded in other contracts and for activities. The Company does not expect that adoption of this Statement will have a material impact on its financial statements.



    During 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") and Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which are effective for the fiscal years beginning after December 15, 1998. SOP 98-1 provides guidance on whether the costs of computer software developed or obtained for internal use should be capitalized or expensed. Management believes that, when adopted, SOP 98-5 and SOP 98-1 will not have a significant impact on the Company's financial statements.


    RECLASSIFICATIONS


    Certain prior year amounts have been reclassified to conform to the 1998 financial statement presentation.

(4) REAL ESTATE



    Real estate consisted of the following at December 31, 1998 and 1997 (in thousands):



                                                                           1998        1997
                                                                        ----------  ----------
Land..................................................................  $  149,690  $  140,030
Building and improvements.............................................     521,544     462,842
Tenant improvements...................................................      20,210      17,658
Furniture, fixtures, and equipment....................................         116          27
                                                                        ----------  ----------
  Total...............................................................     691,560     620,557
Less: Accumulated depreciation........................................     (18,118)     (2,444)
                                                                        ----------  ----------
                                                                        $  673,442  $  618,113
                                                                        ----------  ----------
                                                                        ----------  ----------



(5) DEFERRED CHARGES AND OTHER ASSETS



    Deferred charges and Other Assets consisted of the following at December 31, 1998 and 1997 (in thousands):



                                                                           1998        1997
                                                                        ----------  ----------
Deferred leasing and tenant charges...................................  $    2,805  $    2,939
Deferred financing costs..............................................       6,528       4,301
Leasing commissions...................................................       7,371       4,499
Other deferred costs..................................................       1,496      --
Less: Accumulated amortization........................................      (4,508)       (244)
                                                                        ----------  ----------
                                                                        $   13,692  $   11,495
                                                                        ----------  ----------
                                                                        ----------  ----------



    Other assets consisted of the following at December 31, 1998 and 1997 (in thousands):



                                                                           1998        1997
                                                                        ----------  ----------
Deposits on future acquisitions.......................................  $   --      $    3,937
Goodwill, net.........................................................       2,366       2,990
Prepaid real estate tax and other prepaid expenses....................       6,446       5,610
Receivable from related party.........................................         150      --
                                                                        ----------  ----------
                                                                        $    8,962  $   12,537
                                                                        ----------  ----------
                                                                        ----------  ----------



    Deposits on future acquisitions at December 31, 1997 consisted of amounts related to the acquisition of the Blue Cross Building in Arizona and 90 Broad Street, which properties were acquired during 1998. Upon consummation of the acquisitions, these costs were recorded as part of the costs of the properties.



    Goodwill relates to the Company's purchase of Properties Atlantic, Inc., a brokerage and leasing company, as part of the Formation Transactions and is being amortized over 5 years. The Company has assessed the recoverability of this goodwill based on the estimated undiscounted cash flows, and has determined that no impairment write-down is necessary.

(6) RECEIVABLES



    Receivables consisted of the following at December 31, 1998 and 1997 (in thousands):



                                                                            1998       1997
                                                                          ---------  ---------
Due from tenants........................................................  $   3,463  $   2,080
Unbilled rent receivable................................................      7,648        936
Other miscellaneous receivables.........................................        177        804
                                                                          ---------  ---------
  Total.................................................................  $  11,288  $   3,820
                                                                          ---------  ---------
                                                                          ---------  ---------



(7) INVESTMENT IN JOINT VENTURE AND UNCONSOLIDATED ENTITIES



    Included in Investments in joint venture and unconsolidated entities at December 31, 1998 are the Company's investments in 2800 North Central and the Management Company. Also, the Company accounts for its 95% investment in the Management Company and its 10% investment in 2800 North Central using the equity method of accounting, and thus reports its share of income and losses based on its ownership interest in the respective entities.



    At December 31, 1998 and 1997 these investments have the following carrying amounts (in thousands):



                                                                               1998       1997
                                                                             ---------  ---------
Investment in Management Company...........................................  $     571  $     400
Investment in 2800 North Central...........................................      2,137      2,011
                                                                             ---------  ---------
  Total....................................................................  $   2,708  $   2,411
                                                                             ---------  ---------
                                                                             ---------  ---------



(8) DEBT



    Debt on real estate consisted of the following at December 31, 1998 and 1997 (in thousands):



                                                                           1998        1997
                                                                        ----------  ----------
Term loan.............................................................  $  107,000  $  107,000
Corporate Center......................................................      20,707      21,000
Corporate Center......................................................         974         990
810 Seventh Avenue....................................................      60,000     100,000
Construction loan.....................................................       1,212      --
                                                                        ----------  ----------
    Total Mortgage Debt Payable.......................................  $  189,893  $  228,990

Line of Credit........................................................  $   70,400          --
                                                                        ----------  ----------
                                                                        ----------  ----------



    During 1997 the Operating Partnership entered into a $107.0 million seven-year Term Loan with Merrill Lynch Credit Corporation and borrowed approximately $54.0 million under such facility at the closing of the Offering and an additional $53.0 million subsequent to the Offering but prior to December 31, 1997. Interest on the Term Loan was fixed at a rate equal to .9% in excess of seven-year United States Treasury Notes at the closing of the Offering and was 6.82% as of December 31, 1998 and 1997, respectively. Interest is due monthly. This debt is collateralized by the One Orlando and Tower 45 properties.



    The mortgage debt on Corporate Center is collateralized by the properties. At December 31, 1998 and 1997, the interest rate on the Corporate Center debt is 7.55% and 8.37%, related to the $20.7 million and $.974 million, respectively. Interest is due monthly and principal is due on January 1, 2006.

    The mortgage debt on 810 Seventh Avenue is collateralized by the property. On December 7, 1998, the Company entered into a mortgage extension agreement with the lender extending the mortgage's original maturity date of December 31, 1998 to April 30, 1999 with the further ability to extend to June 30, 1999. Costs associated with the mortgage modification agreement include a 1% backend fee in addition to other expenses paid by the Company on December 7, 1998. During the term of the mortgage extension agreement, the interest rate is LIBOR plus 400 basis points. On December 31, 1998, the Company prepaid $40.0 million of the $100.0 million mortgage from the proceeds of a preferred stock issuance. The related loss on early extinguishment of debt of $607,000 is shown as an extraordinary item net of minority interest of $60 thousand in the Company's consolidated statement of income for the year ended December 31, 1998.



    Principal repayments of debt on real estate at December 31, 1998, are due approximately as follows (in thousands):



YEARS ENDING DECEMBER 31:
------------------------------------------------------------
1999........................................................  $     60,319(1)
2000........................................................        70,742
2001........................................................           366
2002........................................................           391
2003........................................................           447
Thereafter..................................................       128,028
                                                              ------------
                                                              $    260,293
                                                              ------------
                                                              ------------


------------------------------


(1) Of the total amounts due in 1999, $60 million has been paid off with funds drawn on the Line of Credit facility in February of 1999.



    The Company has a revolving credit agreement with a group of lenders. The revolving credit agreement may be used, among other things, to finance its acquisition of additional office properties and other costs and expenses attendant with such acquisitions, to refinance existing indebtedness and for general working capital requirements. At December 31, 1998, $70.4 million was outstanding under the revolving credit agreement. No amounts were outstanding under the revolving credit agreement at December 31, 1997. Commitment fees to obtain such line amounted to approximately $1.1 million at December 31, 1997, which are being amortized on a straight-line basis over the three-year term of the credit facility. The Company pays monthly commitment fees equal to 25 basis points on the undrawn revolving line of credit commitment. In 1999 in connection with the refinancing of 810 Seventh Avenue, the Company modified its revolving credit agreement by adding 810 Seventh Avenue to the unencumbered borrowing base. In addition, the Line of Credit was reduced from $200.0 million to $165.0 million and the Company utilized $60 million of the line of credit to pay off the remaining $60 million secured mortgage. The Line of Credit has three-year term and bears interest at the rate of approximately 150 basis points over LIBOR (London Interbank Offered Rate).



    The line of credit expires in October 2000 but borrowings will become due upon consummation of the merger. In conjunction with the line of credit, the Company must maintain certain financial ratios:


     i. Total outstanding indebtedness must not exceed 55% of Total Value (as defined in the Line of Credit Agreement) during the first year of the facility and must not exceed 50% thereafter.

     ii. Collateral indebtedness must not exceed 40% of Total Value (as defined) during the first year of the facility and 35% thereafter;

    iii. Recourse Indebtedness cannot exceed 5% of Total Value (as defined).

     iv. Total outstanding unsecured indebtedness must not exceed 60% of total unencumbered asset value (as defined) during the first year of the facility and must not exceed 55% thereafter.



     v. Other financial covenants that must be met by the Company include interest expense to debt and fixed charges to debt ratios, amongst others.



    As of December 31, 1998 and 1997, the Company has complied with the financial debt covenants.



    As a general policy, the Company intends to maintain a debt policy limiting the Company's total consolidated indebtedness plus its pro rata share of joint venture debt to 50% of the Company's total market capitalization. As of December 31, 1998 and 1997 the debt to total market capitalization, including the Company's 10% interest in the debt of 2800 North Central, was 44% and 36%.



    Interest capitalized during 1998 was approximately $1.7 million. No interest was capitalized during 1997.



(9) ACCOUNTS PAYABLE AND OTHER LIABILITIES



    Accounts payable and other liabilities consisted of the following at December 31, 1998 and 1997 (in thousands):



                                                                             1998       1997
                                                                           ---------  ---------
Accrued interest.........................................................  $     203  $     748
Accounts payable.........................................................      4,074      4,498
Advanced rent and deposits...............................................      2,663        836
Deferred income..........................................................      3,376      1,412
                                                                           ---------  ---------
                                                                           $  10,316  $   7,494
                                                                           ---------  ---------
                                                                           ---------  ---------



    Included within accounts payable at December 31, 1997 is $.37 million due to an affiliated Company.



(10) LEASING ACTIVITIES AND CONCENTRATION OF CREDIT AND MARKET RISK



    The future minimum lease payments to be received by the Company as of December 31, 1998, under non-cancelable operating leases, which expire on various dates through 2011, are as follows:



Years ending December 31 (in thousands):
1999..............................................................  $  87,549
2000..............................................................     83,925
2001..............................................................     76,798
2002..............................................................     65,493
2003..............................................................     47,734
Thereafter........................................................    158,826
                                                                    ---------
                                                                    $ 520,325
                                                                    ---------
                                                                    ---------

    The geographic concentration of the future minimum lease payments to be received is detailed as follows (in thousands):



                                     LOCATION                                         AMOUNT
----------------------------------------------------------------------------------  ----------
New York, New York................................................................  $  397,808
Phoenix/Tucson, Arizona...........................................................      50,844
Orlando, Florida..................................................................      71,673
                                                                                    ----------
                                                                                    $  520,325
                                                                                    ----------
                                                                                    ----------



    Of the Company's total future minimum lease payments as of December 31, 1998, approximately 76% are derived from New York properties. Approximately 61% of the Company's rental income for the period October 16, 1997 through December 31, 1997 was generated from the New York Properties. No one tenant represents more than 5% of the Company's future minimum rentals.



(11) SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES



    The Company entered into the following non-cash investing and financing activities for the year ended December 31, 1998 and the period March 27, 1997 to December 31, 1997.



                                                                            1998       1997
                                                                          ---------  ---------
                                                                             (IN THOUSANDS)
Mortgage debt assumed...................................................  $  --      $  56,624
OP units and restricted stock issued for acquisitions of the Tower
  Predecessor properties and the DRA Joint Venture properties...........  $  --      $  40,954
OP units issued for the purchase of Properties Atlantic, Inc............  $  --      $   3,120
OP units issued for a portion of the Company's 10% interest
  in 2800 North Central.................................................  $  --      $   1,173
Assumption of deferred real estate tax liability related to Tower 45....  $  --      $   9,758
Conversion of MSAM debt to restricted stock.............................  $  --      $  12,299
OP units issued in connection with the purchase of 810 Seventh Avenue...  $   3,000  $  --
Exchange of OP units for shares of common stock.........................  $     677  $  --



    During the second quarter of 1998, Lawrence H. Feldman transferred 28,900 OP units and $200,000 of cash to the Company, and in turn, the Company issued 28,900 shares of Common Stock and paid $200,000 of cash to four current and former employees for their efforts during the time of the Offering. The transaction has been accounted for as a contribution of capital with corresponding charge to compensation expense in the accompanying financial statements.



    The Company declared a dividend of approximately $8.1 million on Preferred and Common Stock and OP units for holders of record on December 31, 1998 which was paid on January 15, 1999. The Company declared a dividend of approximately $6.5 million on December 31, 1997 which was paid on January 15, 1998.

(12) RELATED PARTY TRANSACTIONS



    Under the terms of various management agreements, prior to October 15, 1997, the Company and the Tower Predecessor received cost reimbursements and property management, leasing and tenant service fees from certain affiliates in which Tower Equities has ownership interests. Cost reimbursements are comprised primarily of salary and employee benefit recoveries and reimbursements of certain administrative costs. For the period from March 27, 1997 to December 31, 1997, the period from January 1, 1997 to October 15, 1997 and the year ended December 31, 1996, fees and cost reimbursements derived from these agreements totaled approximately $1.1 million, $0.2 million and $2.2 million, respectively.



(13) SHAREHOLDERS' EQUITY


    PREFERRED STOCK


    The Board of Directors is authorized to provide for the issuance of 50,000,000 preferred shares in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences, and rights of each such series and the qualifications, limitations or restrictions thereof.



    On December 8, 1998, in connection with the Merger Agreement, the Company issued 2,169,197 shares Preferred Stock to its acquiror for an aggregate price of $40.0 million. In connection with this issuance, the Company entered into a registration rights agreement providing for certain registration rights with respect to such Series A shares. The Preferred Stock will initially have a dividend equal to the dividend on the Company's common stock. Holders of Preferred Stock will not have conversion rights to common stock unless the merger is terminated. If the merger is terminated, conversion into the Company's common stock will be on a one-for-one basis. If the acquiror breaches its obligation to close the merger, it is required to return to the Company for no consideration 75% of the Company's Preferred Stock it purchased, equivalent to $30.0 million based on the purchase price.



    PARTNERSHIP OPERATING UNITS

    The outstanding OP Units are redeemable at the option of the holder for a like number of common shares, or at the option of the Company, the cash equivalent thereof. Total OP Units outstanding at December 31, 1998 and 1997, were 1,683,774 and 1,583,640, respectively.


    EARNINGS PER SHARE



    Preferred shareholders share in the dividends on a pro rata basis the common shareholders and the OP unitholders. In 1998 the preferred shareholder dividends were approximately $229,000 and which was deducted from net income to determine net income applicable to common shareholders.



    OP unitholders also share in the dividends on the same basis as common shareholders. Weighted average OP units outstanding were 1,671,179 and 1,583,640 for the year ended December 31, 1998 and the period ended December 31, 1997, respectively.


    SHARE-BASED COMPENSATION PLANS

    The Company has two fixed option plans which reserve shares of Common Stock for issuance to executives, key employees, and directors.

    During 1997 the Company adopted the disclosure-only provision of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, no compensation cost has been recognized for the options described above because the exercise price of the options equaled the fair market value on the date of the grant. Had the compensation cost for these options been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net income and net income per common share for 1998 and 1997 would have been reduced to the following pro forma amounts:



                                                         NET INCOME APPLICABLE
                                                               TO COMMON         NET INCOME PER
                                                             SHAREHOLDERS         COMMON SHARE
                                                         ---------------------  -----------------
Year ended December 31, 1998...........................       $    10,965           $    0.65
Period from March 27, 1997 through
  December 31, 1997....................................       $     3,796           $    0.22



    The fair value of each share option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: for 1998 the dividend yield of 8.40%; different risk-free interest rate of 5.62%; and volatility of 25.0% and for 1997 the dividend yield of 6.4%; different risk-free interest rate of 5.94%; and volatility of 15.0%. All options have an expected life of 4 years.



    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts.



    A summary of the status of the Company's share options as of December 31, 1998 and 1997, and the changes during the year ended December 31, 1998 and the period ended on December 31, 1997 is presented below:



                                                  1998                         1997
                                        -------------------------  ----------------------------
                                         # SHARES     WEIGHTED
                                            OF         AVERAGE     #SHARES OF      WEIGHTED
                                        UNDERLYING    EXERCISE     UNDERLYING       AVERAGE
                                         OPTIONS        PRICE        OPTIONS    EXERCISE PRICE
                                        ----------  -------------  -----------  ---------------
Outstanding at beginning of the
  year................................     975,000    $      26       975,000      $      26
Granted...............................     486,800           26            --             --
Exercised.............................                       --            --             --
Forfeited.............................    (343,213)          --            --             --
Expired...............................                       --            --             --
                                        ----------       ------    -----------         -----
Outstanding at end of year............   1,118,587    $      26       975,000      $      26
                                        ----------       ------    -----------         -----
                                        ----------       ------    -----------         -----
Weighted-average fair value of options
  granted during the year.............                     2.43                         2.27


    1997 PLAN


    The 1997 plan provides for the granting of stock options, restricted stock and performance shares and incentive awards from time to time with respect to up to a number of shares of Common Stock equal to 9.5% of the total number of issued and outstanding shares of Common Stock (on a fully diluted basis the exchange of all OP Units for shares of Common Stock) to executive or other key employees of the Company. Stock options may be granted in the form of "incentive stock options" or non-statutory stock options, and are exercisable for up to 10 years following the date of the grant. The exercise price of each option must be equal to or greater than the fair value of the Common Stock on the grant date. These options vest in three annual installments beginning on the first anniversary of the date of grant.


    DIRECTORS' PLAN

    A maximum of 200,000 shares of Common Stock will be issuable under the Directors' Plan to non-employee directors. The Directors' Plan will provide for the grant of options to purchase Common Stock.

    The Directors' Plan provides that each eligible director who is a member of the Board of Directors as of the date that the registration statement relating to the Offering is declared effective by the Securities and Exchange Commission (the "Commission") will be awarded nonqualified options to purchase 20,000 shares of Common Stock on the closing date of the Offering (each such director, a "Founding Director"). Each eligible director who is not a Founding Director (a "Non-Founding Director") will receive non-qualified options to purchase 20,000 shares of Common Stock on the date of the commencement of the term of office of such Non-Founding Director. The options granted Founding Directors upon effectiveness of the registration statement relating to the Offering will have an exercise price equal to the initial public offering price and will vest in three annual instalments beginning on the first anniversary of the date of grant, subject to the Director's continuous service through such vesting date. The exercise price of options under future grants will be 100% of the fair market value of the Common Stock on the date of grant. Upon termination of service as a director, options which have not vested will be forfeited and vested options may be exercised until they expire.


    As of December 31, 1998 and 1997, there were 1,118,587 and 975,000 options outstanding with a weighted-average remaining contractual life of 9.0 and 9.7 years and a weighted-average exercise price of $26 in each year. 337,500 of those options were exercisable at December 31, 1998 and none at December 31, 1997.



(14) COMMITMENTS AND CONTINGENCIES



    LEGAL MATTERS



    As a result of the acquisition of the Tower properties, Tower has become a successor party in interest to certain legal proceedings arising in the ordinary course of the business of Tower Equities & Realty and the other third-party predecessor entities.



    On or about January 21, 1999, an action captioned DBD INTERNATIONAL LIMITED, INC. V. TOWER REALTY TRUST, INC., Index No. 99 CV 9 (Cir. Ct. Dunn Co.), was commenced in the Circuit Court of the State of Wisconsin. The plaintiff alleges that Tower purportedly breached a contract regarding the plaintiff's provision of image management services to Tower. The plaintiff seeks, among other things, compensatory damages in the amount of $798,788, prejudgment interest and attorneys' fees.



    In July 1998, David Miller, a purported stockholder of Tower, commenced a putative class action against Tower and certain of its then directors and officers in the Supreme Court of New York, New York County captioned MILLER V. ADAMS, ET AL., Index No. 98/113363 (Sup. Ct. N.Y. Co.). This action challenges, among other things, the process employed by Tower and its directors in reviewing, approving and assessing the fairness of the Prior Merger Agreement. Following Tower's press release on November 2, 1998, this action was discontinued without prejudice. On or about December 18, 1998, David Miller commenced a putative class action in the Supreme Court of New York, New York County captioned MILLER V. ADAMS, ET. AL., Index No. 98/606208 (Sup. Ct. N.Y. Co.), among other things, challenging the process employed by Tower and its directors in reviewing, approving and assessing the fairness of the merger agreement. Miller is seeking, among other things, equitable and declaratory relief and unspecified compensatory damages.



    Tower intends to contest these claims vigorously. As with any litigation, however, it is not possible to predict the resolution of these pending actions and Tower therefore bears risks associated with these actions. However, although Tower management believes that the ultimate resolution of those matters will not have a material adverse effect on the financial position of Tower, the ultimate resolution may have a material adverse effect on the results of operations of any one period.



    On November 2, 1998, Tower commenced an action in New York State Supreme Court against Reckson, Crescent and Metropolitan Partners alleging breach of the merger agreement between the parties dated July 9, 1998. Tower sought $75 million in compensatory damages, declaratory and other relief. Tower's press release on November 2, 1998 stated that this action was filed because Tower had been informed by Crescent, Reckson and Metropolitan Partners that they would not proceed with the transactions contemplated by the Prior Merger Agreement. On December 22, 1998, the action was discontinued. As discussed under "The Merger Agreement--Release of Litigation; Litigation Trust," under certain limited circumstances this action can be recommenced following the merger by Tower against Crescent for the benefit of Tower's stockholders.



    On or about September 29, 1998, a complaint entitled STEPHEN MIKOLAS V. LAWRENCE FELDMAN, FELDMAN EQUITIES, TOWER 45 ASSET MANAGEMENT CORPORATION, 286 MADISON LP, 290 MADISON LP, 292 MADISON LP, TOWER EQUITIES & REALTY AND TOWER REALTY TRUST, INC., Index No. 98 Civ. 6079 (S.D.N.Y.) was filed in the U.S. District Court for the Southern District of New York in which the plaintiff alleges unlawful retaliation in violation of federal, state and city statutes. On or about March 19, 1999, the parties entered into a "Stipulation of Discontinuance," which provided that the action be discontinued, without prejudice, and subject to reinstatement in the event a formal settlement agreement is not executed by the parties within thirty days. The resolution contemplated by the parties, which would include a dismissal of the action with prejudice, is not expected to have a material adverse effect on the financial position or results of operations of Tower.



    On or about July 10, 1998, a complaint entitled KAREN SCHWARTZ (F/K/A KAREN RUSSO) V. LAWRENCE FELDMAN, FELDMAN EQUITIES, TOWER 45 ASSET MANAGEMENT CORPORATION, 286 MADISON LP, 290 MADISON LP, 292 MADISON LP, TOWER EQUITIES & REALTY AND TOWER REALTY TRUST, INC., Index No. 98 Civ. 4918 (S.D.N.Y.), was filed in the U.S. District Court for the Southern District of New York in which the plaintiff alleges she was discriminated against in the terms and conditions of her employment on the basis of her religion in violation of federal, state and city statutes. On or about March 19, 1999, the parties entered into a "Stipulation of Discontinuance," which provided that the action be discontinued, without prejudice, and subject to reinstatement in the event a formal settlement agreement is not executed by the parties within thirty days. The resolution contemplated by the parties, which would include a dismissal of the action with prejudice, is not expected to have a material adverse effect on the financial position or results of operations of Tower.



    SEVERANCE AND OTHER COMPENSATION COSTS



    The Company has written agreements with several key members of management providing for, among other things, severance and stay bonuses. Payment of such amounts described, will be triggered upon the occurrence of certain events, including a change in control, as defined in the agreements. The aggregate amounts due upon a change of control amount to approximately $4.9 million.



    On April 18, 1998, Joseph D. Kasman resigned as Senior Vice President and Chief Financial Officer of the Company. Pursuant to, and under the terms and conditions of his employment agreement with the Company, severance payments will be payable over the course of a 12-month period in monthly installments of approximately $46,000. A severance provision of approximately $556,000 has been charged to operations during the second quarter of 1998.



    During the second quarter of 1998, Lawrence H. Feldman transferred approximately 28,900 OP units and $200,000 of cash to the Company, and in turn, the Company issued 28,900 shares of Common Stock and paid $200,000 of cash to four current and former employees for their efforts during the time of the Offering. In connection with this event, the Company recorded $887,000 of compensation expense during the second quarter of 1998.



    On August 3, 1998, Lawrence H. Feldman resigned from his positions as Chairman of the Board, Chief Executive Officer and President of the Company. In connection with his resignation, the Company expects to pay Mr. Feldman a severance payment equal to 2.99 times his "base amount" as described in his employment agreement and the Company recorded approximately $1.0 million of severance expense to operations.

    AIR RIGHTS AND GROUND LEASES



    On November 30, 1980 Tower Predecessor entered into an air rights lease agreement with the Village of Mineola which expires in May 2012, subject to the Company's right to extend the term pursuant to two 30-year renewal options. The lease provides for a current annual lease payment of $33,000, increasing to $46,500 in 2001.



    On November 30, 1986, Tower Predecessor entered into an agreement to lease for 250 years the air and corresponding development rights adjacent to one of the properties. The Operating Partnership has an option that is exercisable through October 31, 2001 to acquire the lessor's site for a price, as of July 31, 1997, of $11 million. This price increases through the expiration of the option on October 31, 2001, at a rate of 50% of the percentage increase in the consumer price index as defined in the lease (approximately $13 million as of July 31, 1997). Upon the Company's exercise of this option, its obligation to pay rent under the air rights lease would automatically be eliminated.



    The Company is not aware of any environmental issues at any of its properties. The Company believes it has sufficient insurance coverage at each of its properties.



    OTHER



    The Company is obligated, in accordance with its lease provisions, to provide certain tenants with tenant improvements.



(15) SAVINGS PLAN



    Effective January 1, 1994, Tower Predecessor adopted a 401(k) Savings Plan (the "Plan") for its employees. Under the Plan, as amended, employees, age 21 and older, are eligible to participate in the Plan immediately upon employment. Base salary and wages are eligible for contribution to the Plan. Participants may make salary deferral contributions from 1% to 15% per payroll period. The Plan provides that matching employer contributions are to be determined at the discretion of Tower Predecessor. Pursuant to the Offering, the Plan was transferred to the Company. There were no discretionary matching contributions for the years ended December 31, 1998, 1997 and 1996. Participants are immediately vested in their pre-tax contributions, and are vested in the Company's and Tower Predecessor's discretionary matching contributions after two years of service.



(16) FAIR VALUE OF FINANCIAL INSTRUMENTS



    The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The Company determines the fair value based on the discounted future cash flows at a discount rate that approximates the Company's effective current borrowing rate. Except for the items noted below, the fair value of the Company's financial instruments (comprising receivables, cash and cash equivalents, escrowed cash and accounts payable and other liabilities) is not significantly different than their carrying values at December 31, 1998 and 1997 since they are of a relatively short term nature.



                                                         DECEMBER 31, 1998  DECEMBER 31,1998
                                                            FAIR VALUE       CARRYING VALUE
                                                         -----------------  -----------------
                                                                    (IN THOUSANDS)
Term loan..............................................     $   107,977        $   107,000



(17) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


    Due to the impact of the Offering, related formation transactions, and the 22 properties acquired in conjunction with and subsequent to the Offering, the historical results of operations are not indicative of future results of operations. The following Pro Forma Condensed Statements of Income for the years ended December 31, 1998 and 1997 are presented as if the Offering and related formation transactions and property acquisitions had occurred at January 1, 1998 and January 1, 1997. The following pro forma information is based upon historical information and does not purport to present what actual results would have been had such transactions, in fact, occurred at January 1, 1998 and January 1, 1997, or to project results for any future periods.


                                                                    YEARS ENDED DECEMBER
                                                                            31,
                                                                   ----------------------
                                                                      1998        1997
                                                                   ----------  ----------

                                                                   (IN THOUSANDS, EXCEPT
                                                                    FOR PER SHARE DATA)
Total revenues...................................................  $  113,547  $  103,306
Net income before early extinguishment of debt...................  $   17,015  $   20,540
Net income per common share--basic and dilutive..................  $     0.79  $     1.00



(18) SEGMENT REPORTING



    Tower operates in one business segment--real estate. Tower provides leasing, management, acquisition, development and construction for its portfolio. Tower does not have any foreign operations. The accounting policies of the segment are the same as those described in the summary of significant accounting policies, except that Tower excludes straight-line rent adjustments and depreciation and amortization.

    The Company evaluates performance based upon net operating income from the combined properties in the segment (which excludes straight line rent adjustments and depreciation and amortization).



                                                                                 TOTAL     CORPORATE     TOTAL
                                                                                SEGMENT    & OTHER(G)   COMPANY
                                                                               ----------  ----------  ----------
Total revenues(a):
  Tower(b):
    1998.....................................................................  $  103,404  $      990  $  104,394
    1997.....................................................................      15,511       2,266      17,777
  Tower Predecessor(c):
    1997.....................................................................  $   22,933  $      885  $   23,818
    1996.....................................................................      27,227       3,024      30,251
Total operating and interest expenses(d):
  Tower(b):
    1998.....................................................................  $   45,423  $   26,857  $   72,280
    1997.....................................................................       6,945       4,601      11,546
  Tower Predecessor(c):
    1997.....................................................................  $    9,964  $   12,753  $   22,717
    1996.....................................................................      12,599      17,208      29,807
Net operating income (loss)(e):
  Tower(b):
    1998.....................................................................  $   57,981  $  (25,867) $   32,114
    1997.....................................................................       8,566      (2,335)      6,231
  Tower Predecessor(c):
    1997.....................................................................  $   12,969  $  (11,868) $    1,101
    1996.....................................................................      14,628     (14,184)        444
Total assets (Tower):
  1998.......................................................................  $  712,517  $    7,230  $  719,747
  1997.......................................................................     631,643      24,453     656,096
Total long-lived assets (Tower)(f):
  1998.......................................................................  $  681,131  $    2,708  $  683,839
  1997.......................................................................     619,049       2,411     621,460


------------------------


(a) Total revenues represents all revenues during the period (including Tower and Tower Predecessor's equity in earnings of unconsolidated entities), excluding adjustments for straight-lining of rents and Tower and Tower Predecessor's share of straight-line rent adjustments from unconsolidated joint ventures. All interest income is excluded from the segment amounts and is classified in Corporate and Other for all periods.



(b) Segment information has been presented for Tower for the year ended December 31, 1998 and for the period from March 27, 1997 through December 31, 1997.



(c) Segment information has been presented for Tower Predecessor for the period from January 1, 1997 through October 15, 1997 and for the year ended December 31, 1996.



(d) Total operating and interest expenses represents the sum of real estate taxes, utilities, general and administrative, ground rents/air rights and interest expense. All interest expense (including property-level mortgages) is excluded from the segment amounts and is classified in corporate and other for all periods. Total segment information of Tower includes $3,108 and $512 of management fee expenses charged from the Management Company, for 1998 and 1997. Total segment information of Tower Predecessor for 1997 and 1996 includes management fee expense charged from the predecessor management companies of $761 and $1,672. Amounts presented exclude depreciation and amortization of $17,773 and $2,812 for Tower in 1998 and 1997, respectively, non-recurring merger-related charges of $5,019 and severance and other compensation costs of $2,471 in 1998. Amounts presented for Tower Predecessor exclude depreciation and amortization of $5,541 and $6,853 in 1997 and 1996, respectively.



(e) Net operating income represents total revenues as defined in Note (a) less total operating and interest expenses as defined in Note (d) for the period.



(f) Long-lived assets is comprised of total rental property, unbilled rents receivable and investments in unconsolidated entities.



(g) Corporate and other represents all corporate-level items (including interest income, interest expense and non-property general and administrative expense) as well as intercompany eliminations necessary to reconcile to consolidated Tower and Tower Predecessor totals.



(21) QUARTERLY FINANCIAL RESULTS (UNAUDITED)



    QUARTERLY FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1998 AND 1997 ARE AS FOLLOWS (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):



                                                                 THREE MONTHS ENDED
                                                 ---------------------------------------------------
                                                  MARCH 31,   JUNE 30,   SEPTEMBER 30,  DECEMBER 31,
                                                    1998        1998         1998           1998
                                                 -----------  ---------  -------------  ------------
Total Revenue..................................   $  25,944   $  28,640    $  28,644     $   27,766
Net income before extraordinary loss on early
  extinguishment of debt.......................       5,181       3,536        1,783          2,014
Extraordinary loss on early extinguishment of
  debt, net of minority interest...............          --          --           --           (607)
                                                 -----------  ---------  -------------  ------------
Net income.....................................   $   5,181   $   3,536    $   1,783     $    1,407
Preferred stock dividend.......................          --          --           --           (229)
Net income applicable to common shareholders...       5,181       3,536        1,783          1,178
                                                 -----------  ---------  -------------  ------------
                                                 -----------  ---------  -------------  ------------
Net income before extraordinary loss on early
  extinguishment of debt per share, basic and
  diluted......................................         .31         .21          .11            .09
Extraordinary loss on early extinguishment of
  debt per share, basic and diluted............          --          --           --           (.03)
                                                 -----------  ---------  -------------  ------------
Net income per share, basic and diluted........   $     .31   $     .21    $     .11     $      .06
                                                 -----------  ---------  -------------  ------------
                                                 -----------  ---------  -------------  ------------
Weighted average shares outstanding............      16,920      16,945       16,959         16,959



                                                                                  THREE MONTHS
                                                                                     ENDED
                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Total Revenue...................................................................   $   17,180
Net income......................................................................   $    4,375
                                                                                  ------------
Net income per share, basic and diluted.........................................   $      .26
                                                                                  ------------
                                                                                  ------------
Weighted average shares outstanding.............................................       16,920(1)


------------------------


(1) Weighted average shares outstanding from October 16, 1997 (the date of the initial public offering) through December 31, 1997.

                                                                    SCHEDULE III

                            TOWER REALTY TRUST, INC.

                            AND PREDECESSOR COMPANY

                    REAL ESTATE AND ACCUMULATED DEPRECIATION


                               DECEMBER 31, 1998


                                                                                                                    GROSS AMOUNT
                                                                                                                     CARRIED AT
                                                                                                         COSTS        CLOSE OF
                                                                              INITIAL COST            CAPITALIZED      PERIOD
                                                                      -----------------------------   SUBSEQUENT    -------------
                                                                                      BUILDING AND        TO          LAND AND
PROPERTY NAME                         LOCATION         ENCUMBRANCES       LAND        IMPROVEMENTS    ACQUISITION   IMPROVEMENTS
-----------------------------  ----------------------  -------------  -------------  --------------  -------------  -------------
286 Madison Avenue...........  New York, New York       $        --   $   2,226,307   $  8,754,798    $ 1,030,864    $ 2,176,316
290 Madison Avenue...........  New York, New York                --       1,137,721      4,550,886        327,518      1,127,683
292 Madison Avenue...........  New York, New York                --       5,089,907     20,359,628        824,497      5,049,866
Tower 45.....................  New York, New York        67,000,000      23,790,993    108,722,331        836,246     23,965,102
100 Wall Street..............  New York, New York                --      11,793,632     47,074,876      1,585,706     11,769,251
810 Seventh Avenue...........  New York, New York        60,000,000      30,317,000    119,826,465      3,792,597     30,347,784
120 Mineola Blvd.............  Mineola, New York                 --       2,740,776     11,862,871        332,983      2,740,776
90 Broad.....................                                             6,961,619     27,453,600      3,617,803      7,007,619
5151 East Broadway...........  Tucson, Arizona                   --       6,965,623     16,253,125        (55,318)     6,849,008
Corporate Center.............  Phoenix, Arizona          21,680,261       9,730,139     38,920,556        (16,098)     9,652,559
Century Plaza................  Phoenix, Arizona                  --       2,279,974      9,119,896        704,629      2,317,300
Black Canyon Loop............  Phoenix, Arizona                  --      10,742,974             --      7,666,033     10,742,974
Blue Cross/Blue Shield.......  Phoenix, Arizona                  --       3,391,398     13,565,593          4,469      3,391,398
One Orlando Center...........  Orlando, Florida          40,000,000      23,849,316     55,648,405       (457,470)    23,709,162
57-50 Major Blvd.............  Orlando, Florida                  --       1,565,009      6,795,112      2,639,385      1,565,009
Maitland Forum...............  Maitland, Florida                 --       5,708,302     24,886,810        502,859      5,748,794
Maitland West................  Maitland, Florida                 --       1,158,595      4,978,040          1,025      1,158,595
                                                       -------------  -------------  --------------  -------------  -------------
                                                        $188,680,261  $ 149,449,285   $518,772,992    $23,337,728    $149,319,195
                                                       -------------  -------------  --------------  -------------  -------------
                                                       -------------  -------------  --------------  -------------  -------------


                                 BUILDING AND
PROPERTY NAME                    IMPROVEMENTS         TOTAL
-----------------------------  -----------------  -------------
286 Madison Avenue...........    $   9,835,653    $  12,011,969
290 Madison Avenue...........        4,888,442        6,016,125
292 Madison Avenue...........       21,224,166       26,274,032
Tower 45.....................      109,384,468      133,349,570
100 Wall Street..............       48,684,963       60,454,214
810 Seventh Avenue...........      123,588,278      153,936,062
120 Mineola Blvd.............       12,195,854       14,936,630
90 Broad.....................       31,025,403       38,033,022
5151 East Broadway...........       16,314,422       23,163,430
Corporate Center.............       38,982,038       48,634,597
Century Plaza................        9,787,199       12,104,499
Black Canyon Loop............        7,666,033       18,409,007
Blue Cross/Blue Shield.......       13,570,062       16,961,460
One Orlando Center...........       55,331,089       79,040,251
57-50 Major Blvd.............        9,434,497       10,999,506
Maitland Forum...............       25,349,177       31,097,971
Maitland West................        4,979,065        6,137,660
                               -----------------  -------------
                                 $ 542,240,810    $ 691,560,005
                               -----------------  -------------
                               -----------------  -------------

                              TOWER REALTY TRUST, INC.              SCHEDULE III
                            AND PREDECESSOR COMPANY
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998



                                                    ACCUMULATED                             DATE ACQUIRED
PROPERTY NAME                     LOCATION          DEPRECIATION  DATE OF CONSTRUCTION         (YEARS)        DEPRECIABLE
------------------------  ------------------------  ------------  ---------------------  -------------------  -----------
286 Madison Avenue......       New York, New York    $  308,693              1929        October 16, 1997         S/L 40
290 Madison Avenue......       New York, New York       149,494              1929        October 16, 1997         S/L 40
292 Madison Avenue......       New York, New York       689,148              1955        October 16, 1997         S/L 40
Tower 45................       New York, New York     5,347,013              1987        October 16, 1997         S/L 40
100 Wall Street.........       New York, New York     1,509,584              1975        October 16, 1997         S/L 40
810 Seventh Avenue......       New York, New York     2,877,437              1970        December 31, 1997        S/L 40
120 Mineola Blvd........        Mineola, New York       649,821              1983        October 16, 1997         S/L 40
90 Broad Street.........       New York, New York       523,241              1930        May 6, 1998              S/L 40
5151 East Broadway......          Tucson, Arizona       546,891              1975        October 16, 1997         S/L 40
Corporate Center........         Phoenix, Arizona     1,205,302              1975        October 16, 1997         S/L 40
Century Plaza...........         Phoenix, Arizona       350,219                --        October 16, 1997         S/L 40
Black Canyon Loop.......         Phoenix, Arizona            --               N/A        November 24,1997            N/A
Blue Cross/Blue Shield..         Phoenix, Arizona       325,116              1982        January 16, 1998         S/L 40
One Orlando Center......         Orlando, Florida     1,689,041              1988        October 16, 1997         S/L 40
57-50 Major Blvd........         Orlando, Florida       437,491              1972        October 16, 1997         S/L 40
Maitland Forum..........        Maitland, Florida     1,230,702              1986        October 16, 1997         S/L 40
Maitland West...........        Maitland, Florida       278,371              1981        October 16, 1997         S/L 40
                                                    ------------
                                                     $18,117,564
                                                    ------------
                                                    ------------

                            TOWER REALTY TRUST, INC.
                             AND TOWER PREDECESSOR
                       NOTES TO CONSOLIDATED AND COMBINED
                              FINANCIAL STATEMENTS

                    Real Estate and Accumulated Depreciation

                             (dollars in thousands)

    A summary of activity for real estate and accumulated depreciation is as follows:


                                                                             JANUARY
                                                                 MARCH 27,     1,
                                                                   1997-      1997-
                                                                 DECEMBER    OCTOBER
                                                        1998     31, 1997   15, 1997     1996
                                                      ---------  ---------  ---------  ---------
Real estate:
    Balance at beginning of year....................  $ 620,557  $      --  $ 169,619  $ 163,879
    Additions to and improvement of real estate.....     73,388    620,557      3,350      6,509
    Disposition of real estate......................       (570)        --                  (769)
    Transfers to other accounts, net................     (1,815)
                                                      ---------  ---------  ---------  ---------
      Balance at end of year........................  $ 691,560  $ 620,557  $ 172,969  $ 169,619
                                                      ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------
Accumulated depreciation:
    Balance at beginning of year....................      2,444         --  $  40,555  $  35,741
    Depreciation expense............................     16,244      2,444      4,590      5,583
    Accumulated depreciation on real estate sold....       (570)        --                  (769)
                                                      ---------  ---------  ---------  ---------
      Balance at end of year........................  $  18,118  $   2,444  $  45,145  $  40,555
                                                      ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------

                         REPORT OF INDEPENDENT AUDITORS


To the Partners
Reckson Operating Partnership, L.P:


    We have audited the accompanying consolidated balance sheets of Reckson Operating Partnership, L. P. (the "Operating Partnership") as of December 31, 1998 and 1997, and the related consolidated statements of income, partners' capital, and cash flows for each of the three years in the period ended December 31 1998. We have also audited the financial statement schedule listed in the Index. These financial statements and financial statement schedule are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reckson Operating Partnership, L. P. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                    ERNST & YOUNG LLP

New York, New York
February 11, 1999

                      RECKSON OPERATING PARTNERSHIP, L.P.


                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
ASSETS
Commercial real estate properties, at cost (Notes 2, 3, 5, 7 and 8)
  Land................................................................................  $    212,540  $    138,526
  Buildings and improvements..........................................................     1,372,549       818,229
Developments in progress:
  Land................................................................................        69,143        36,857
  Development costs...................................................................        82,901        17,616
Furniture, fixtures and equipment.....................................................         6,090         4,054
                                                                                        ------------  ------------
                                                                                           1,743,223     1,015,282
      Less accumulated depreciation...................................................      (159,049)     (111,068)
                                                                                        ------------  ------------
                                                                                           1,584,174       904,214
Investments in real estate joint ventures.............................................        15,104         7,223
Investment in mortgage notes and notes receivable (Note 8)............................        99,268       104,509
Cash and cash equivalents (Note 12)...................................................         2,228        21,676
Tenant receivables....................................................................         5,159         4,975
Investments in and advances to affiliates (Note 7)....................................        53,154        18,090
Deferred rent receivable..............................................................        22,526        14,973
Prepaid expenses and other assets (Notes 7 and 8).....................................        46,372        13,705
Contract and land deposits and pre-acquisition costs..................................         2,253         7,559
Deferred lease and loan costs, less accumulated amortization of $18,170 and $14,844
  respectively........................................................................        24,282        16,181
                                                                                        ------------  ------------
    Total Assets......................................................................  $  1,854,520  $  1,113,105
                                                                                        ------------  ------------
                                                                                        ------------  ------------
LIABILITIES
Mortgage notes payable (Note 2).......................................................  $    253,463  $    180,023
Unsecured credit facility (Notes 3 and 12)............................................       465,850       210,250
Unsecured term loan (Note 3)..........................................................        20,000            --
Senior unsecured notes (Note 4).......................................................       150,000       150,000
Accrued expenses and other liabilities (Note 5).......................................        48,384        30,799
Distributions payable.................................................................        19,663           120
Affiliate payables (Note 7)...........................................................         2,395         1,764
                                                                                        ------------  ------------
    Total Liabilities.................................................................       959,755       572,956
                                                                                        ------------  ------------
Commitments and other comments (Notes 9, 10, and 12)..................................            --            --

Minority interests in consolidated partnerships.......................................        52,173         7,697
                                                                                        ------------  ------------
PARTNERS' CAPITAL (Note 6)

Preferred Capital, 9,234,518 and -- units outstanding, respectively...................       263,126            --
General Partner's Capital, 40,035,419 and 37,770,158 units outstanding,
  respectively........................................................................       485,341       446,702
Limited Partners' Capital, 7,764,630 and 7,218,688 units outstanding, respectively....        94,125        85,750
                                                                                        ------------  ------------
    Total Partners' Capital...........................................................       842,592       532,452
                                                                                        ------------  ------------
      Total Liabilities and Partners' Capital.........................................  $  1,854,520  $  1,113,105
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L.P.


                       CONSOLIDATED STATEMENTS OF INCOME

                        (IN THOUSANDS, EXCEPT UNIT DATA)

                                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------
                                                                          1998           1997           1996
                                                                      -------------  -------------  -------------
Revenues (Note 10):
Base rents..........................................................  $     224,703  $     128,778  $      82,150
Tenant escalations and reimbursements...............................         27,744         14,981         10,628
Equity in earnings of service companies.............................          1,233             55          1,031
Equity in earnings of real estate joint ventures....................            603            459            266
Interest income on mortgage notes and notes receivable..............          7,739          5,437             --
Investment and other income (Note 8)................................          4,290          3,638          1,955
                                                                      -------------  -------------  -------------
  Total Revenues....................................................        266,312        153,348         96,030
                                                                      -------------  -------------  -------------
Expenses:
Property operating expenses.........................................         47,919         28,943         18,959
Real estate taxes...................................................         35,541         20,579         13,935
Ground rents........................................................          1,761          1,269          1,107
Marketing, general and administrative...............................         15,030          8,026          5,933
Interest............................................................         47,795         21,585         13,331
Depreciation and amortization.......................................         52,957         27,237         17,670
                                                                      -------------  -------------  -------------
Total Expenses......................................................        201,003        107,639         70,935
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Income before distributions to preferred uniholders, minority
  interests and extraordinary items.................................         65,309         45,709         25,095
Preferred unit distributions........................................        (14,244)            --             --
Minority partners' interest in consolidated partnerships income.....         (2,819)          (920)          (915)
                                                                      -------------  -------------  -------------
Income before extraordinary items...................................         48,246         44,789         24,180
Extraordinary items--(loss) on extinguishment of debts. (Notes 1 and
  3)................................................................         (1,993)        (2,808)        (1,259)
                                                                      -------------  -------------  -------------
Net income available to common unitholders..........................  $      46,253  $      41,981  $      22,921
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net Income:
  General Partner...................................................  $      38,667  $      34,742  $      17,325
  Limited Partners'.................................................          7,586          7,239          5,596
                                                                      -------------  -------------  -------------
Total...............................................................  $      46,253  $      41,981  $      22,921
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net income per common unit:
  General Partner...................................................  $         .98  $        1.06  $         .87
  Limited Partners'.................................................  $         .98  $        1.03  $         .86
Weighted average common units outstanding:
  General Partner...................................................     39,473,000     32,727,000     19,928,000
  Limited Partners'.................................................      7,728,000      7,016,000      6,503,000

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L.P.


                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                                 (IN THOUSANDS)

                                                                 GENERAL           LIMITED            TOTAL
                                                 PREFERRED      PARTNER'S         PARTNERS'         PARTNERS'
                                                  CAPITAL        CAPITAL           CAPITAL           CAPITAL
                                                 ----------  ----------------  ----------------  ----------------
BALANCE DECEMBER 31, 1995......................  $       --     $   59,893        $   26,148       $     86,041
                                                 ----------       --------           -------           --------

Net Income.....................................          --         17,325             5,596             22,921
Contributions..................................          --        131,716            27,881            159,597
Distributions..................................          --        (24,136)           (7,746)           (31,882)
                                                 ----------       --------           -------           --------
BALANCE DECEMBER 31, 1996......................          --        184,798            51,879            236,677
                                                 ----------       --------           -------           --------
Net Income.....................................          --         34,742             7,239             41,981
Contributions..................................          --        267,827            35,339            303,166
Distributions..................................          --        (40,665)           (8,707)           (49,372)
                                                 ----------       --------           -------           --------
BALANCE DECEMBER 31, 1997......................          --        446,702            85,750            532,452

Net Income.....................................          --         38,667             7,586             46,253
Contributions..................................     263,126         54,089            11,484            328,699
Distributions..................................          --        (55,193)          (10,695)           (65,888)
Contribution of a 1% interest in Reckson FS
  Limited Partnership..........................          --          1,076                --              1,076
                                                 ----------       --------           -------           --------
BALANCE DECEMBER 31, 1998......................  $  263,126     $  485,341        $   94,125       $    842,592
                                                 ----------       --------           -------           --------
                                                 ----------       --------           -------           --------

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L.P.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1998       1997       1996
                                                                                     ---------  ---------  ---------
NET INCOME AVAILABLE TO COMMON UNITHOLDERS.........................................  $  46,253  $  41,981  $  22,921
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization....................................................     52,957     27,237     17,670
  Extraordinary loss on extinguishment of debts....................................      1,993      2,808      1,259
  Minority partners' interests in consolidated partnerships........................      2,819        920        915
  Gain on sale of interest in Reckson Executive Centers, LLC.......................         (9)        --         --
  Gain on sales of property and securities.........................................        (43)      (672)        --
  Distribution from and share of net loss (income) from investments in
    partnerships...................................................................        470        408        191
  Equity in earnings of service companies..........................................     (1,233)       (55)      (931)
  Equity in earnings of real estate joint ventures.................................       (603)      (459)      (266)
Changes in operating assets and liabilities:
  Prepaid expenses and other assets................................................     (6,499)    (1,931)      (619)
  Tenant and affiliate receivables.................................................       (184)    (1,183)      (256)
  Deferred rents receivable........................................................     (7,553)    (4,500)    (3,837)
  Accrued expenses and other liabilities...........................................     30,849     11,240      4,716
                                                                                     ---------  ---------  ---------
  Net cash provided by operating activities........................................    119,217     75,794     41,763
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in capital escrow reserves..............................................       (700)        --         --
  Cash from contributed net assets.................................................         --         --         --
  Purchases of commercial real estate properties...................................   (449,241)  (429,379)  (181,130)
  Interest receivables.............................................................      2,602     (2,392)      (870)
  Investment in mortgage notes and notes receivable................................      4,072    (50,282)   (50,892)
  Contract deposits and preacquisition costs.......................................      8,839     (1,303)    (6,668)
  Additions to developments in progress............................................    (97,570)   (40,367)    (8,427)
  Additions to commercial real estate properties...................................    (21,181)   (12,038)   (12,441)
  Payment of leasing costs.........................................................     (8,802)    (5,417)    (5,028)
  Investments in securities........................................................    (42,299)    (1,756)        --
  Additions to furniture, fixtures and equipment...................................     (2,071)    (1,159)      (115)
  Investments in real estate joint ventures........................................     (7,773)    (1,734)    (5,832)
  Investment in service companies..................................................         --     (4,241)    (3,170)
  Distribution from a service company..............................................         15         --         --
  Proceeds from sales of property and securities...................................        809        725         --
                                                                                     ---------  ---------  ---------
  Net cash (used in) investing activities..........................................   (613,300)  (549,343)  (274,573)
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings.........................................................         --         --     54,402
  Principal payments on borrowings.................................................     (4,735)    (1,624)      (380)
  Proceeds from issuance of senior unsecured notes.................................         --    150,000         --
  Proceeds from mortgage refinancing's, net of refinancing costs...................     11,458     20,134         --
  Payment of loan costs and prepayment penalties...................................     (4,738)    (4,983)    (2,525)
  Investments in and advances to affiliates........................................    (24,409)   (20,182)    (2,952)
  Proceeds from credit facilities..................................................    393,100    421,000    144,500
  Principal payments on credit facilities..........................................   (137,500)  (319,250)   (76,000)
  Proceeds from term loan..........................................................     20,000         --         --
  Contributions....................................................................    272,734    299,991    145,317
  Distributions....................................................................    (57,683)   (53,327)   (22,546)
  Contribution by a minority partner in a consolidated partnership.................     10,000         --         --
  Distributions to minority partners in consolidated partnerships..................     (3,592)    (8,855)    (1,492)
                                                                                     ---------  ---------  ---------
Net cash provided by financing activities..........................................    474,635    482,904    238,324
                                                                                     ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents...............................    (19,448)     9,355      5,514
Cash and cash equivalents at beginning of period...................................     21,676     12,321      6,807
                                                                                     ---------  ---------  ---------
Cash and cash equivalents at end of period.........................................  $   2,228  $  21,676  $  12,321
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.........................................  $  41,822  $  20,246  $  13,261
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L.P.


                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Reckson Operating Partnership, L. P. (the "Operating Partnership") is engaged in the ownership, management, operation, leasing and development of commercial real estate properties, principally office and industrial buildings and also own certain undeveloped land (collectively, the "Properties") located in the New York tri-state area (the "Tri State Area").

ORGANIZATION AND FORMATION OF THE OPERATING PARTNERSHIP

    The Operating Partnership commenced operations on June 2, 1995 and is the successor to the operations of the Reckson Group. The sole general partner in the Operating Partnership, Reckson Associates Realty Corp. (the "Company") is a self administered and self managed Real Estate Investment Trust ("REIT"). During June, 1995, the Company contributed approximately $162 million in cash to the Operating Partnership in exchange for an approximate 73% general partnership interest.

    The Operating Partnership executed various option and purchase agreements whereby it issued 2,758,960 units in the Operating Partnership ("Units") to the continuing investors and assumed approximately $163 million (net of the Omni mortgages) of indebtedness in exchange for interests in certain property partnerships, fee simple and leasehold interests in properties and development land, certain business assets of the executive center entities and 100% of the non-voting preferred stock of the management and construction companies.

    During 1997, the Company formed Reckson Service Industries, Inc. ("RSI") and Reckson Strategic Venture Partners, LLC ("RSVP"). The Operating Partnership owned a 95% non voting common stock interest in RSI through June 10, 1998. On June 11, 1998, the Operating Partnership distributed its 95% common stock interest in RSI of approximately $3 million to its owners, including the Company which, in turn, distributed the common stock of RSI to its stockholders. Additionally, during June 1998, the Operating Partnership established a credit facility with RSI (the "RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. As of December 31, 1998, the Company had advanced $33.7 million under the RSI facility all of which is outstanding. In addition, the Operating Partnership approved the funding of investments of up to $100 million with or in RSVP (the "RSVP Commitment"), through RSVP-controlled joint venture REIT-qualified investments or advances made to RSI under terms similar to the RSI Facility. As of December 31, 1998, approximately $17.3 million had been invested through the RSVP Commitment, of which $10.1 million represents RSVP controlled joint venture investments and $7.2 million represents advances to RSI under the RSVP Commitment. Such amounts have been included in investment in real estate joint ventures and investments in and advances to affiliates, respectively, on the Company's balance sheet. RSI serves as the managing member of RSVP. RSI invests in operating companies that generally provide commercial services to the RSI customer base which includes the tenants of RSI's executive suite business and to properties owned by the Company and its tenants and third parties. RSVP was formed to provide the Company with a research and development vehicle to invest in alternative real estate sectors. RSVP invests primarily in real estate and real estate related operating companies generally outside of the Company's core office and industrial focus. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as a platform for future growth.

                      RECKSON OPERATING PARTNERSHIP, L.P.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    On January 6, 1998, the Operating Partnership made an initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction the Morris Companies contributed 100% of their interests in certain industrial properties to Reckson Morris Operating Partnership, L.P. ("RMI") in exchange for operating partnership units in RMI. The Operating Partnership has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, the Operating Partnership has invested approximately $93.8 million for an approximate 71.8% controlling interest in RMI.

BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements include the consolidated financial position of the Operating Partnership and its subsidiaries as at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998. The Operating Partnership's investments in Metropolitan Partners, LLC, RMI and Omni Partners, L. P. ("Omni"), are reflected in the accompanying financial statements on a consolidated basis with a reduction for minority partners' interest. The operating results of the service businesses currently conducted by Reckson Management Group, Inc., ("RMG"), and Reckson Construction Group, Inc., are reflected in the accompanying financial statements on the equity method of accounting. The operating results of Reckson Executive Centers, L.L.C., ("REC"), a service business of the Operating Partnership were reflected in the accompanying financial statements on the equity method of accounting through March 31, 1998. On April 1, 1998, the Operating Partnership sold its 9.9% interest in REC to RSI. Additionally, the operating results of RSI were reflected in the accompanying financial statements on the equity method of accounting through June 10, 1998. On June 11, 1998 the Operating Partnership distributed its 95% common stock interest in RSI to its owners, including the Company which, in turn, distributed the common stock of RSI to its stockholders. The Operating Partnership also invests in real estate joint ventures where it may own less than a controlling interest, such investments are also reflected in the accompanying financial statements on the equity method of accounting. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

    During 1997 the Financial Accounting Standards Board ("FASB") issued statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") which is effective for fiscal years beginning after December 15, 1997. SFAS 130 established standards for reporting comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 requires that all components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The adoption of this standard had no impact on the Operating Partnership's financial position or results of operations. Additionally in June 1997, the FASB also issued SFAS No. 131 "Disclosures about segments of an Enterprise and Related Information" ("SFAS 131") which is effective for fiscal years beginning after December 15, 1997. SFAS 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of this standard had no impact on the Operating Partnership's financial position or results of operations, but did affect the disclosure of segment information. See Note 11.

                      RECKSON OPERATING PARTNERSHIP, L.P.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) The following table presents the minority partners' interest in the consolidated partnerships income:


                                                                                       DECEMBER 31,
                                                                           -------------------------------------
                                                                              1998         1997         1996
                                                                              -----        -----        -----
Omni Partners, L.P.......................................................          40%          40%          40%
Metropolitan Partners, LLC...............................................          25%          --           --
Reckson Morris Operating Partnership, L.P. (1)...........................          28%          --           --
Reckson FS Limited Partnership (2).......................................          --            1%           1%


------------------------

(1) Approximate

(2) On May 26, 1998, the general partner of Reckson FS Limited Partnership transferred and assigned its 1% general partnership interest to the Operating Partnership in exchange for 101,970 units of general partnership interest.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REAL ESTATE

    Depreciation is computed utilizing the straight-line method over the estimated useful lives of ten to thirty years for buildings and improvements and five to ten years for furniture, fixtures and equipment. Tenant improvements, which are included in buildings and improvements, are amortized on a straight-line basis over the term of the related leases.

CASH EQUIVALENTS

    The Operating Partnership considers highly liquid investments with a maturity of three months or less when purchased, to be cash equivalents.

DEFERRED COSTS

    Lease fees and loan costs are capitalized and amortized over the life of the related lease or loan.

INCOME TAXES

    No provision has been made for income taxes in the accompanying consolidated financial statements since such taxes, if any, are the responsibility of the individual partners.

REVENUE RECOGNITION

    Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in deferred rents receivable on the accompanying balance sheets. Contractually due but unpaid rents are included in tenant receivables on the accompanying balance sheets. Certain lease agreements provide for reimbursement of real estate

                      RECKSON OPERATING PARTNERSHIP, L.P.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) taxes, insurance, common area maintenance costs and indexed rental increases, which are recorded on an accrual basis.

    The Operating Partnership records interest income on investments in mortgage notes and notes receivable on an accrual basis of accounting. The Operating Partnership does not accrue interest on impaired loans where, in the judgment of management, collection of interest according to the contractual terms is considered doubtful. Among the factors the Operating Partnership considers in making an evaluation of the collectibility of interest are, the status of the loan, the value of the underlying collateral, the financial condition of the borrower and anticipated future events. Loan discounts are amortized over the life of the real estate using the constant interest method.

NET INCOME PER COMMON PARTNERSHIP UNIT

    Net income per common partnership unit is determined by allocating net income after preferred distributions to the general and limited partners' based on their weighted average common partnership units outstanding during the respective periods presented.

DISTRIBUTIONS TO PREFERRED UNIT HOLDERS

    Holders of preferred units of limited partnership interest are entitled to distributions based on the stated rates of return (subject to adjustment) for those units.

    Holders of preferred units of general partnership interest are entitled to distributions based on an annual distribution rate of 7.625%.

CAPITALIZED INTEREST


    Interest incurred on borrowings used to fund the property development and construction are capitalized as developments in progress and allocated to the individual property costs once construction is completed.


CONSTRUCTION OPERATIONS

    Construction operations are accounted for utilizing the completed contract method. Under this method, costs and related billings are deferred until the contract is substantially complete. Estimated losses on uncompleted contracts are recorded in the period that management determines that a loss may be incurred.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year presentation.

2. MORTGAGE NOTES PAYABLE

    At December 31, 1998, there were 17 mortgage notes payable with an aggregate outstanding principal amount of approximately $253 million. Properties with an aggregate carrying value at December 31, 1998 of approximately $330 million are pledged as collateral against the mortgage notes payable. In addition, $48.6 million of the $253 million are recourse to the Operating Partnership. The mortgage notes bear interest at rates ranging from 6.45% to 9.25%, and mature between 1999 and

                      RECKSON OPERATING PARTNERSHIP, L.P.

2. MORTGAGE NOTES PAYABLE (CONTINUED)
2012. The weighted average interest rate on the outstanding mortgage notes payable at December 31, 1998 is 7.8%. Certain of the mortgage notes payable are guaranteed by certain minority partners in the Operating Partnership.

    Scheduled principal repayments during the next five years and thereafter are as follows (in thousands):

YEAR ENDED DECEMBER 31,
----------------------------------------------------------------------------------
1999..............................................................................  $   10,752
2000..............................................................................      32,131
2001..............................................................................      19,440
2002..............................................................................      12,937
2003..............................................................................      19,295
Thereafter........................................................................     158,908
                                                                                    ----------
                                                                                    $  253,463
                                                                                    ----------
                                                                                    ----------

3. CREDIT FACILITIES

    On July 23, 1998, the Operating Partnership obtained a three year $500 million unsecured revolving credit facility (the "Credit Facility") from Chase Manhattan Bank, Union Bank of Switzerland and PNC Bank as co-managers of the credit facility bank group. Interest rates on borrowings under the Credit Facility are priced off of LIBOR plus a sliding scale ranging from 112.5 basis points to 137.5 basis points based on the leverage ratio of the Operating Partnership. Upon the Operating Partnership receiving an investment grade rating on its senior unsecured debt by two rating agencies, the pricing is adjusted based off of LIBOR plus a scale ranging from 65 basis points to 90 basis points depending upon the rating. The Credit Facility replaced and restructured the Operating Partnership's existing $250 million unsecured credit facility and $200 million unsecured bridge facility. As a result, certain deferred loan costs incurred in connection with those facilities were written off. Such amount has been reflected as an extraordinary loss on the Operating Partnership's statement of operations. The Operating Partnership utilizes the Credit Facility primarily to finance the acquisitions of properties and other real estate investments, fund its development activities and for working capital purposes. At December 31, 1998, the Operating Partnership had availability under the Credit Facility to borrow an additional $8.1 million (net of $26.1 million of outstanding undrawn letters of credit).

    On December 4, 1998, the Operating Partnership obtained a one year $50 million unsecured term loan (the "Term Loan") from Chase Manhattan Bank. On January 13, 1999, the Operating Partnership and Chase Manhattan Bank increased the total availability under the Term Loan to $75 million. Interest rates on borrowings under the Term Loan are priced off LIBOR plus 150 basis points for the first nine months and 175 basis points for the remaining three months. At December 31, 1998, the Operating Partnership had availability under the Term Loan to borrow an additional $30 million which was increased to $55 million on January 13, 1999.

    The Operating Partnership capitalized interest incurred on borrowings to fund certain development costs in the amount of $7,344,102, $2,351,201 and $800,434 for the years ended December 31, 1998, 1997 and 1996, respectively.

                      RECKSON OPERATING PARTNERSHIP, L.P.

4. SENIOR UNSECURED NOTES

    On August 28, 1997, the Operating Partnership sold $150 million of 10-year senior unsecured notes in a privately placed transaction. The senior unsecured notes were priced at par with interest at 110 basis points over the 10-year treasury note for an all in coupon of 7.2%. Interest is payable semiannually with principal and unpaid interest due on August 28, 2007.

5. LAND LEASES

    The Operating Partnership leases, pursuant to noncancellable operating leases, the land on which ten of its buildings were constructed. The leases, which contain renewal options, expire between 2018 and 2080. The leases contain provisions for scheduled increases in the minimum rent and one of the leases additionally provides for adjustments to rent based upon the fair market value of the underlying land at specified intervals. Minimum ground rent is recognized on a straight-line basis over the terms of the leases. The excess of amounts recognized over amounts contractually due is approximately $2,316,000 and $1,948,000 at December 31, 1998 and 1997 respectively. These amounts are included in accrued expenses and other liabilities on the accompanying balance sheets. Future minimum lease commitments relating to the land leases as of December 31, 1998 are as follows (in thousands):

1999...............................................................  $   1,781
2000...............................................................      1,783
2001...............................................................      1,800
2002...............................................................      1,819
2003...............................................................      1,818
Thereafter.........................................................     50,174
                                                                     ---------
                                                                     $  59,175
                                                                     ---------
                                                                     ---------

6. PARTNERS' CAPITAL

    The Operating Partnership made loans to certain senior officers to purchase units at market prices ranging from $12.13 per unit to $21.94 per unit. The loans bear interest at rates ranging between 8% to 8.5% and are secured by the units purchased. Approximately $436 thousand of such loans will be forgiven ratably at each anniversary of employment over a three to four year period and approximately $176,000 of such loans is due and payable with accrued interest on January 9, 2002. The loan balances of approximately $248,000 and $362,000 at December 31, 1998 and 1997, respectively have been included as a reduction of general partner's capital on the accompanying consolidated statement of partners' capital.

    On April 21, 1998, the Operating Partnership issued 25,000 Series B preferred units of limited partnership interest at a stated value of $1,000 per unit and 11,518 Series C preferred units of limited partnership interest at a stated valued of $1,000 per unit in connection with the acquisition of the Cappelli portfolio. The Series B preferred units have a current distribution rate of 6.25% and are convertible to common units at a conversion price of approximately $32.51 for each preferred unit. The Series C preferred units have a current distribution rate of 6.25% and are convertible to common units at a conversion price of approximately $29.39 for each preferred unit.

    During the year ended December 31, 1998, the Operating Partnership issued 2,265,261 units of general partnership interest to the Company in exchange for approximately $53 million. The proceeds were used to repay borrowings under the credit facilities.

                      RECKSON OPERATING PARTNERSHIP, L.P.

6. PARTNERS' CAPITAL (CONTINUED)
    Additionally, the Operating Partnership issued 9,200,000 Series A preferred units of general partnership interest to the Company in exchange for approximately $221 million. The Series A preferred units have a liquidation preference of $25 per unit, a distribution rate of 7.625% and are convertible to common units at a conversion rate of .8769 common units for each preferred unit.


    On July 2, 1998, the Operating Partnership issued 6,000 Series D preferred units of limited partnership interest at a stated value of $1,000 per unit in connection with the acquisition of the remaining 50% interest in 360 Hamilton Avenue located in White Plains, New York. The Series D preferred units have a current distribution rate of 6.25% and are convertible to common units at a conversion price of approximately $29.12 for each preferred unit.


7. RELATED PARTY TRANSACTIONS

    The Operating Partnership, through its subsidiaries and affiliates, provides management, leasing and other tenant related services to the Properties. Certain executive officers of the Company have continuing ownership interests in the unconsolidated service companies.

    The Operating Partnership in connection with its formation, was granted options, exercisable over a 10 year period to acquire six properties owned by the Reckson Group (the "Predecessor") (the "Reckson Option Properties") and four properties in which the Predecessor owns a non-controlling minority interest (the "Other Option Properties" and, together with the Reckson Option Properties, the "Option Properties") at a purchase price equal to the lesser of (i) a fixed purchase price and (ii) the Net Operating Income, as defined, attributable to such Option Property during the 12 month period preceding the exercise of the option divided by a capitalization rate of 11.5%, but the purchase price shall in no case be less than the outstanding balance of the mortgage debt encumbering the Option Property on the acquisition date.

    As of December 31, 1998, the Operating Partnership acquired four of the Reckson Option Properties for an aggregate purchase price of approximately $35 million. In connection with the purchase of such Option Properties the Operating Partnership issued 475,032 common units at prices ranging from $16.38 per unit to $21.00 per unit (split adjusted) as partial consideration in the transactions. Such units were issued to certain members of management and entities whose partners included members of management. Additionally, during 1998, one of the Other Option Properties was sold by the Predecessor to a third party.

    The Operating Partnership made construction loan advances to fund certain redevelopment and leasing costs relating to one of the Other Option Properties. At December 31, 1997 and 1996, advances due the Operating Partnership were approximately $4,200,000 and $2,940,000, respectively. Such amounts bear interest at the rate of 11% per annum and are due on demand. In January 1998, the outstanding advances including accrued and unpaid interest was repaid in full.

    The Operating Partnership and RSI have entered into an intercompany agreement (the "Reckson Intercompany Agreement") to formalize their relationship and to limit conflicts of interest. Under the Reckson Intercompany Agreement, RSI granted the Operating Partnership a right of first opportunity to make any REIT qualified investment that becomes available to RSI. In addition, if a REIT-qualified investment opportunity becomes available to an affiliate of RSI, including RSVP, the Reckson Intercompany Agreement requires such affiliate to allow the Operating Partnership to participate in such opportunity to the extent of RSI's interest.

                      RECKSON OPERATING PARTNERSHIP, L.P.

7. RELATED PARTY TRANSACTIONS (CONTINUED)
    Under the Reckson Intercompany Agreement, the Operating Partnership granted RSI a right of first opportunity to provide commercial services to the Operating Partnership and its tenants. RSI will provide services to the Operating Partnership at rates and on terms as attractive as either the best available for comparable services in the market or those offered by RSI to third parties. In addition, the Operating Partnership will give RSI access to its tenants with respect to commercial services that may be provided to such tenants and, under the Reckson Intercompany Agreement, subject to certain conditions, the Operating Partnership granted RSI a right of first refusal to become the lessee of any real property acquired by the Operating Partnership if the Operating Partnership determines that, consistent with Reckson's status as a REIT, it is required to enter into a "master" lease agreement.

    On March 23, 1998, the Company sold approximately $5.9 million of common stock to RSI at the market closing price of $25 per share. The Operating Partnership loaned RSI the $5.9 million to execute this transaction. Such amount was repaid to the Operating Partnership by RSI during August 1998.

    On June 11, 1998, the Operating Partnership distributed its 95% voting common stock interest in RSI of approximately $3 million to its partners. Additionally, during June 1998, the Operating Partnership established a credit facility with RSI (the "RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. As of December 31, 1998, the Company had advanced $33.7 million under the RSI facility all of which is outstanding. In addition, the Operating Partnership approved the funding of investments of up to $100 million with or in RSVP (the "RSVP Commitment"), through RSVP-controlled joint venture REIT-qualified investments or advances made to RSI under terms similar to the RSI Facility. As of December 31, 1998, approximately $17.3 million had been invested through the RSVP Commitment, of which $10.1 million represents RSVP controlled joint venture investments and $7.2 million represents advances to RSI under the RSVP Commitment. Such amounts have been included in investment in real estate joint ventures and investments in and advances to affiliates, respectively, on the Operating Partnership's balance sheet.

    On August 27, 1998 the Operating Partnership announced the formation of a joint venture with RSVP and the Dominion Group, an Oklahoma-based, privately-owned group of companies that focuses on the development, acquisition and ownership of government occupied office buildings and correctional facilities. The new venture, Dominion Properties LLC (the "Dominion Venture"), is owned by Dominion Venture Group LLC, and by a subsidiary of the Operating Partnership. The Dominion Venture will engage primarily in acquiring, developing and/or owning government-occupied office buildings and privately operated correctional facilities. Under the Dominion Venture's operating agreement, RSVP is to invest up to $100 million, some of which may be invested by the Operating Partnership (the "RSVP Capital"). The initial contribution of RSVP Capital was approximately $39 million of which approximately $10.1 million was invested by a subsidiary of the Operating Partnership. The Operating Partnership's subsidiary funded its capital contribution through the RSVP Commitment. In addition, the Operating Partnership advanced approximately $2.9 million to RSI through the RSVP Commitment for an investment in RSVP which was then invested on a joint venture basis with the Dominion Group in certain service business activities related to the real estate activities. As of December 31, 1998, the Dominion Venture had investments in 11 government office buildings and two correctional facilities.

    During 1998, the Operating Partnership made investments in and advances to RMG of approximately $29.5 million. Such investments and advances were used by RMG in connection with

                      RECKSON OPERATING PARTNERSHIP, L.P.

7. RELATED PARTY TRANSACTIONS (CONTINUED)
RMG's acquisition of an approximate 64% ownership interest in an executive office suite business. Concurrently with RMG's investment, RSI received an option to purchase RMG's interest at cost plus 8%. RMG is owned 97% by the Operating Partnership and 3% by an entity owned by certain officers of the Company. On November 9, 1998, RSI exercised its option and, as a result RMG earned income during the period of ownership of approximately $707,000. In addition, RSI assumed the outstanding debt plus accrued interest owing to the Operating Partnership.

8. COMMERCIAL REAL ESTATE INVESTMENTS

    During 1997, the Operating Partnership acquired five office properties encompassing approximately 881,000 square feet and 15 industrial properties encompassing approximately 968,000 square feet on Long Island for an aggregate purchase price of approximately $131 million.

    During 1997, the Operating Partnership acquired eight office properties encompassing approximately 830,000 square feet and three industrial properties encompassing approximately 163,000 square feet in Westchester for an aggregate purchase price of approximately $117 million. In addition, the Operating Partnership acquired approximately 32 acres of land located in Westchester for a purchase price of approximately $8 million.

    During 1997, the Operating Partnership acquired one industrial property encompassing approximately 452,000 square feet in Connecticut for a purchase price of approximately $27 million.

    During 1997, the Operating Partnership acquired 13 office properties encompassing approximately 1.5 million square feet and one industrial property encompassing approximately 128,000 square feet in New Jersey for an aggregate purchase price of approximately $156 million. In addition, the Operating Partnership acquired approximately 303 acres of land located in New Jersey for an aggregate purchase price of approximately $16.2 million.

    In October 1997, the Operating Partnership sold 671 Old Willets Path in Hauppauge, New York for approximately $725,000 and recorded a gain on the sale of approximately $672,000.

    On January 6, 1998, the Operating Partnership made an initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction the Morris Companies contributed 100% of their interests in certain industrial properties to RMI in exchange for operating partnership units in RMI. The Operating Partnership has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, the Operating Partnership has invested approximately $93.8 million for an approximate 71.8% controlling interest in RMI.

    During 1998, the Operating Partnership acquired three office properties encompassing approximately 674,000 square feet, two industrial properties encompassing approximately 200,000 square feet and approximately 79.9 acres of vacant land which allows for approximately 816,000 square feet of future development opportunities on Long Island for an aggregate purchase price of approximately $82.8 million.

    During 1998, the Operating Partnership acquired four office properties encompassing approximately 522,000 square feet, six industrial properties encompassing approximately 985,000 square feet and approximately 112.2 acres of vacant land which allows for approximately 815,000 square feet of

                      RECKSON OPERATING PARTNERSHIP, L.P.

8. COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED) future development opportunities in New Jersey for an aggregate purchase price of approximately $138.1 million.

    During 1998, the Operating Partnership acquired Stamford Towers located in Stamford, Connecticut for approximately $61.3 million. Stamford Towers is a Class A office complex consisting of two eleven story towers totaling approximately 325,000 square feet.

    During 1998, the Operating Partnership acquired a portfolio of six office properties encompassing approximately 980,000 square feet in Westchester County, New York from Cappelli Enterprises and affiliated entities ("Cappelli") for a purchase price of approximately $173 million. The Cappelli acquisition includes a five building, 850,000 square foot Class A office park in Valhalla and Court House Square, a 130,000 square foot Class A office building located in White Plains. The Operating Partnership also obtained from Cappelli the remaining 50% interest in 360 Hamilton Avenue, a 365,000 square foot vacant office tower in downtown White Plains for $10 million plus the return of his capital contributions of approximately $1.5 million. In addition, the Operating Partnership received an option from Cappelli to acquire the remaining development parcels within the Valhalla office park on which up to 875,000 square feet of office space can be developed. These acquisitions were financed in part through proceeds from a draw under the credit facilities, the issuance of 42,518 (approximately $42.5 million) preferred operating partnership units (the "Cappelli Preferred Units"), and the assumption of approximately $47.1 million of mortgage debt. Additionally, during 1998, the Operating Partnership issued and advanced to Cappelli $19 million under two liquidity loans (the "Cappelli Liquidity Loans"). The Cappelli Liquidity Loans bear interest at rates ranging from 10% to 10.5% per annum and are secured by Cappelli's right, title and interest in the Cappelli Preferred Units. Such amounts have been included in investments in mortgage notes and notes receivable on the accompanying balance sheet. On February 3, 1999, the Operating Partnership made an additional $5 million advance under the Cappelli Liquidity Loans.

    In July 1998, the Company formed a joint venture, Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan"), with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"). Pursuant to a merger agreement executed on July 9, 1998 and amended and restated on August 11, 1998 (the "Initial Merger Agreement") between Metropolitan, the Company, Crescent and Tower Realty Trust Inc., a Maryland corporation ("Tower"), Metropolitan agreed, subject to the terms and conditions of the Merger Agreement, to purchase the common stock of Tower.

    Prior to the execution of the Initial Merger Agreement, Metropolitan identified certain potential tax issues regarding Tower's operations. Metropolitan entered into the Initial Merger Agreement only after Tower made detailed representations and warranties purporting to address these issues. In the course of due diligence, however, Metropolitan, the Company and Crescent discovered that these representations and warranties may not be correct and discussed these concerns with Tower, specifically advising Tower that they were not terminating the Initial Merger Agreement at that time. Metropolitan, the Company and Crescent invited Tower to respond to these concerns. However, on November 2, 1998, Tower filed a complaint in the Supreme Court of the State of New York alleging Metropolitan, the Company and Crescent willfully breached the Initial Merger Agreement. Tower, in the complaint, was seeking declaratory and other relief, including damages of not less than $75 million and specific performance by Metropolitan, the Company and Crescent of their obligations under the Initial Merger Agreement.

                      RECKSON OPERATING PARTNERSHIP, L.P.

8. COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED)
    On December 8, 1998,the Company, Metropolitan and Tower executed a revised merger agreement (the "Revised Merger Agreement"), pursuant to which Tower will be merged (the "Merger") into Metropolitan, with Metropolitan surviving the Merger. Concurrently with the Merger, Tower Realty Operating Partnership, L.P. ("Tower OP") will be merged with and into a subsidiary of Metropolitan. The consideration to be issued in the mergers will be comprised of (i) 25% cash and
(ii) 75% of shares of Class B Exchangeable Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), or in certain circumstances described below, shares of Class B Common Stock and unsecured notes of the Operating Partnership. The Company controls Metropolitan and owns 100% of the common equity; Crescent owns a preferred equity investment in Metropolitan. The Revised Merger Agreement replaces the Initial Merger Agreement (which at that time was a 50/50 joint venture between the Company and Crescent) relating to the acquisition by Metropolitan of Tower for $24 per share.

    Pursuant to the terms of the Revised Merger Agreement, holders of shares of outstanding common stock of Tower ("Tower Common Stock"), and outstanding units of limited partnership interest of Tower OP will have the option to elect to receive cash or shares of Class B Common Stock, subject to proration. Under the terms of the transaction, Metropolitan will effectively pay for each share of Tower Common Stock and each unit of limited partnership interest of Tower OP the sum of (i) $5.75 in cash, and (ii) 0.6273 of a share of Class B Common Stock. The shares of Class B Common Stock are entitled to receive an initial annual dividend of $2.24 per share and is subject to adjustment annually. The shares of Class B Common Stock are exchangeable at any time, at the option of the holder, into an equal number of shares of common stock, par value $.01 per share, of the Company subject to customary antidilution adjustments. The Company, at its option, may redeem any or all of the Class B Common Stock in exchange for an equal number of shares of the Company's common stock at any time following the four year, six-month anniversary of the issuance of the Class B Common Stock. The Company's Board of Directors have recommended to the Company's stockholders the approval of a proposal to issue a number of shares of Class B Common Stock equal to 75% of the sum of (i) the number of outstanding shares of the Tower Common Stock and (ii) the number of Tower OP limited partnership units, in each case, at the effective time of the mergers. If the stockholders of the Company do not approve the issuance of the Class B Common Stock as proposed, the Revised Merger Agreement provides that approximately one-third of the consideration that was to be paid in the form of Class B Common Stock will be replaced by senior unsecured notes of the Operating Partnership, which notes will bear interest at the rate of 7% per annum and have a term of ten years. In addition, if the stockholders of the Company do not approve the issuance of Class B Common Stock as proposed and the Board of Directors of the Company withdraws or amends or modifies in any material respect its recommendation for, approval of such proposal, then the total principal amount of notes to be issued and distributed in the Merger will be increased by $15 million.


    Simultaneously with the execution of the Revised Merger Agreement, Metropolitan and Tower executed and consummated a stock purchase agreement (the "Series A Stock Purchase Agreement") pursuant to which Metropolitan purchased from Tower approximately 2.2 million shares of Series A Convertible Preferred Stock, par value $.01 per share, of Tower (the "Tower Preferred Stock"), for an aggregate purchase price of $40 million, $30 million of which was funded through a capital contribution by the Company to Metropolitan and which is included in prepaid expenses and other assets on the accompanying balance sheet. The Tower Preferred Stock has a stated value of $18.44 per share and is convertible by Metropolitan into an equal number of shares of Tower Common Stock at any time after the termination, if any, of the Revised Merger Agreement, subject to customary antidilution adjustments. The Tower Preferred Stock is entitled to receive dividends equivalent to those paid on the

                      RECKSON OPERATING PARTNERSHIP, L.P.

8. COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED)
Tower Common Stock. If the Revised Merger Agreement is not consummated and a court of competent jurisdiction issues a final, non-appealable judgment determining that the Company and Metropolitan are obligated to consummate the Merger but have failed to do so, or determining that the Company and Metropolitan failed to use their reasonable best efforts to take all actions necessary to cause certain closing conditions to be satisfied, Metropolitan is obligated to return to Tower $30 million of the Series A Preferred Stock.

    Immediately prior to the execution of the Revised Merger Agreement and consummation of the Series A Stock Purchase Agreement, the Company and Crescent executed the amended and restated operating agreement of Metropolitan (the "Metropolitan Operating Agreement") pursuant to which Crescent agreed to purchase a convertible preferred membership interest (the "Preferred Interest") in Metropolitan for an aggregate purchase price of $85 million. Ten million dollars of the purchase price was paid by Crescent to Metropolitan upon execution of the Metropolitan Operating Agreement to acquire the Tower Preferred Stock and the remaining portion is payable prior to the closing of the Merger and is expected to be used to fund a portion of the cash merger consideration. Upon closing of the Merger, Crescent's investment will accrue distributions at a rate of 7.5% per annum for a two-year period and may be redeemed by Metropolitan at any time during that period for $85 million, plus an amount sufficient to provide a 9.5% internal rate of return. If Metropolitan does not redeem the preferred interest, upon the expiration of the two-year period, Crescent must convert its interest into either (i) a common membership interest in Metropolitan or (ii) shares of the Company's common stock at a conversion price of $24.61.

    In connection with the revised transaction, Tower, the Company and Crescent have exchanged mutual releases for any claims relating to the Initial Merger Agreement.

    The Company anticipates that it will dispose of the assets in the Tower portfolio located outside of New York. In addition, the Company is also considering the disposition of certain of the Tower properties located in New York.

    In addition, the Operating Partnership has invested approximately $61.3 million in certain mortgage indebtedness encumbering four Class A office properties encompassing approximately 577,000 square feet, a 825,000 square foot industrial building located in New Jersey and a 400 acre parcel of land located in New Jersey. In addition, the Operating Partnership loaned approximately $17 million to its minority partner in Omni, its flagship Long Island office property, and effectively increased its economic interest in the property owning partnership.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosures of estimated fair value at December 31, 1998 were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1998. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

                      RECKSON OPERATING PARTNERSHIP, L.P.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Cash equivalents and variable rate debt are carried at amounts which reasonably approximate their fair values.

    Mortgage notes payable have an estimated aggregate fair value which approximates its carrying value. Estimated fair value is based on interest rates currently available to the Operating Partnership for issuance of debt with similar terms and remaining maturities.

10. RENTAL INCOME

    The Properties are being leased to tenants under operating leases. The minimum rental amount due under certain leases are generally either subject to scheduled fixed increases or indexed escalations. In addition, the leases generally also require that the tenants reimburse the Operating Partnership for increases in certain operating costs and real estate taxes above base year costs.

    Included in base rents and tenant escalations and reimbursements in the accompanying statements of operations are amounts from Reckson Executive Centers, LLC, a service business of the Operating Partnership through March 31, 1998 and, a related party as follows (in thousands):

                                                                                    TENANT
                                                                                ESCALATIONS AND
FOR THE PERIODS                                                   BASE RENTS    REIMBURSEMENTS
----------------------------------------------------------------  -----------  -----------------
January 1 through March 31, 1998................................   $     597       $     149
Year ended December 31, 1997....................................   $   2,154       $     441
Year ended December 31, 1996....................................   $   1,898       $     417

    Expected future minimum rents to be received over the next five years and thereafter from leases in effect at December 31, 1998 are as follows (in thousands):


1999............................................................  $ 241,071
2000............................................................    222,112
2001............................................................    187,503
2002............................................................    165,730
2003............................................................    135,441
Thereafter......................................................    386,953
                                                                  ---------
                                                                  $1,338,810
                                                                  ---------
                                                                  ---------


11. SEGMENT DISCLOSURE

    The Operating Partnership's portfolio consists of Class A suburban office and industrial properties located in the Tri-State Area of Long Island, Westchester, Southern Connecticut and New Jersey. In addition, with the acquisition and merger transaction with Tower, the Operating Partnership has entered the Manhattan office market. Additionally the Operating Partnership's portfolio includes 23 industrial properties owned by RMI. Each of the divisions has a managing director who reports directly to the Chief Operating Officer and Chief Financial Officer who have been identified as the Chief Operating Decision Makers ("CODM") because of their final authority over resource allocation decisions and performance assessment.

    The CODM evaluates the operating performance of these divisions based on geographic area. In addition, as the Operating Partnership expects to meet its short term liquidity requirements in part through the Credit Facility and Term Loan, interest incurred on borrowings under the Credit Facility and Term Loan is not considered as part of property operating performance. The accounting policies of

                      RECKSON OPERATING PARTNERSHIP, L.P.

11. SEGMENT DISCLOSURE (CONTINUED)
the reportable segments are the same as those described in the summary of significant accounting policies.

    The following table sets forth the components of the Operating Partnership's revenues and expenses and other related disclosures as required by FAS Statement 131 for the year ended December 31, 1998 (in thousands):

                                                                           SOUTHERN                            CONSOLIDATED
                                   LONG ISLAND  WESTCHESTER  NEW JERSEY   CONNECTICUT     RMI        OTHER        TOTALS
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
REVENUES:
  Base rents.....................   $ 102,421    $  51,983    $  35,425    $  22,134   $   12,740  $       --   $  224,703
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
  Tenant escalations and
    reimbursements...............      10,721        7,433        3,746        3,242        2,397         205       27,744
  Equity in earnings of service
    companies....................          --           --           --           --           --       1,233        1,233
  Equity in earnings of real
    estate joint ventures........          --           --           --           --           --         603          603
  Interest income on mortgage
    notes and notes receivable...          --           --           --           --           --       7,739        7,739
  Investment and other income....         407           15           29            9           --       3,830        4,290
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Total Revenues...................     113,549       59,431       39,200       25,385       15,137      13,610      266,312
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
EXPENSES:
  Property operating expenses....      20,774       13,476        5,245        5,932          392       2,100       47,919
  Real estate taxes..............      20,400        7,379        4,442        1,125        2,195          --       35,541
  Ground rents...................       1,681            1           34           --           --          45        1,761
  Marketing, general and
    administrative...............       6,835        1,530        1,820        1,514          456       2,875       15,030
  Interest.......................       9,281        3,421           15        3,934        1,101      30,043       47,795
  Depreciation and
    amortization.................      20,930       10,810        7,536        4,425        3,491       5,765       52,957
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Total Expenses...................      79,901       36,617       19,092       16,930        7,635      40,828      201,003
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Income before distributions to
  preferred unitholders, minority
  interests' and extraordinary
  items..........................   $  33,648    $  22,814    $  20,108    $   8,455   $    7,502  $  (27,218)  $   65,309
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Total Assets.....................   $ 518,648    $ 405,836    $ 170,623    $ 329,365   $  156,430  $  273,618   $1,854,520
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------

                      RECKSON OPERATING PARTNERSHIP, L.P.

12. NON-CASH INVESTING AND FINANCING ACTIVITIES

    Additional supplemental disclosures of non-cash investing and financing activities are as follows (in thousands):

    (1) In January 1997, the Operating Partnership acquired one of the Reckson Option Properties as follows:

Mortgage assumed....................................................  $   4,667
Issuance of 203,804 common units....................................      4,280
Cash paid...........................................................         61
                                                                      ---------
Total purchase price................................................  $   9,008
                                                                      ---------
                                                                      ---------

    (2) In November 1997, the Operating Partnership purchased a 181,000 square foot industrial building located in Hauppauge, New York as follows:

Mortgage assumed and repaid.........................................  $   3,037
Issuance of 62,905 common units.....................................      1,578
Cash paid...........................................................         10
                                                                      ---------
Total purchase price................................................  $   4,625
                                                                      ---------
                                                                      ---------

    (3) In December 1997, the Operating Partnership purchased a 92,000 square foot industrial building located in Elmsford, New York as follows:

Issuance of 183,469 common units....................................  $   4,700
                                                                      ---------
                                                                      ---------

    On January 2, 1998, the Operating Partnership issued an additional 18,752 common units in connection with the acquisition of a 92,000 square foot industrial building located in Elmsford, New York for an additional non cash investment of approximately $.48 million.

    On January 6, 1998, the Operating Partnership acquired an office property located in Uniondale, New York which included the issuance of 513,259 common units for a total non cash investment of $12 million. Additionally, in connection with the Operating Partnership's investment in the Morris Companies, the Operating Partnership assumed approximately $10.8 million of indebtedness net of minority partners interest.

    On April 21, 1998, in connection with the acquisition of the Cappelli portfolio, the Operating Partnership assumed approximately $45.1 million of indebtedness and issued 36,518 (approximately $36.6 million) units of limited partnership interest for a total non cash investment of approximately $81.6 million. Additionally, in connection with the acquisition of 155 Passaic Avenue in Fairfield, New Jersey, the Operating Partnership issued 1,979 common units for a total non cash investment of approximately $50,000.

    On June 11, 1998, the Operating Partnership distributed its 95% common stock interest in RSI of approximately $3 million to its partners.

    On July 2, 1998, in connection with the acquisition of 360 Hamilton Avenue located in White Plains, New York, the Operating Partnership issued 6,000 Series D preferred units for a total non cash

                      RECKSON OPERATING PARTNERSHIP, L.P.

12. NON-CASH INVESTING AND FINANCING ACTIVITIES (CONTINUED) investment of $6.0 million and assumed approximately $2.0 million of indebtedness for a total non cash investment of approximately $8.0 million.

    On August 13, 1998, in connection with the acquisition of two office properties located in Parsippany, New Jersey, the Operating Partnership issued 50,072 OP Units for a total non cash investment of approximately $1.2 million.

    During 1998, in connection with the Operating Partnership's investment in the Morris Companies, the Operating Partnership assumed approximately $23 million of indebtedness ($16.9 million net of minority partners interest). In addition, the Morris Companies contributed net assets of approximately $36 million to the Operating Partnership in exchange for an approximate 28.2% minority partners interest in RMI.

13. COMMITMENTS AND OTHER COMMENTS

    The Operating Partnership had outstanding undrawn letters of credit against its credit facilities of approximately $26.1 million and $4 million at December 31, 1998 and 1997, respectively

                      RECKSON OPERATING PARTNERSHIP, L.P.

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following summary represents the Operating Partnership's results of operations for each quarter during 1998 and 1997 (in thousands, except unit data):

                                                                                1998
                                                    ------------------------------------------------------------
                                                    FIRST QUARTER  SECOND QUARTER  THIRD QUARTER  FOURTH QUARTER
                                                    -------------  --------------  -------------  --------------
Total revenues....................................  $      55,062   $     66,267    $    71,595    $     73,388
                                                    -------------  --------------  -------------  --------------
                                                    -------------  --------------  -------------  --------------
Income before distributions to preferred
  unitholders, minority interests and
  extraordinary items.............................  $      12,387   $     17,664    $    17,348    $     17,910
Preferred distributions...........................             --         (4,168)        (5,034)         (5,042)
Minority partners' interest in consolidated
  partnerships income.............................           (561)          (712)          (665)           (881)
Extraordinary (loss)..............................             --             --         (1,993)             --
                                                    -------------  --------------  -------------  --------------
Net income available to common unitholders........  $      11,826   $     12,784    $     9,656    $     11,987
                                                    -------------  --------------  -------------  --------------
                                                    -------------  --------------  -------------  --------------
Net income:
  General Partner.................................  $       9,835   $     10,022    $     8,770    $     10,040
  Limited Partners'...............................          1,991          2,762            886           1,947
                                                    -------------  --------------  -------------  --------------
Total.............................................  $      11,826   $     12,784    $     9,656    $     11,987
                                                    -------------  --------------  -------------  --------------
                                                    -------------  --------------  -------------  --------------
Net income per common unit:
  General Partner.................................  $         .26   $        .25    $       .22    $        .25
  Limited Partners'...............................  $         .26   $        .36    $       .11    $        .25

Weighted average common units outstanding:
  General Partner.................................     38,182,577     39,636,815     40,011,627      40,034,781
  Limited Partners'...............................      7,709,228      7,694,349      7,741,227       7,764,630

                      RECKSON OPERATING PARTNERSHIP, L.P.

14. QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)


                                                                                1997
                                                    ------------------------------------------------------------
                                                    FIRST QUARTER  SECOND QUARTER  THIRD QUARTER  FOURTH QUARTER
                                                    -------------  --------------  -------------  --------------
Total revenues....................................  $      31,670   $     36,188    $    40,328    $     45,162
                                                    -------------  --------------  -------------  --------------
                                                    -------------  --------------  -------------  --------------
Income before minority interests and extraordinary
  items...........................................  $       8,806   $     12,006    $    11,544    $     13,353
Minority partners' interest in consolidated
  partnerships income.............................           (268)          (228)          (228)           (196)
Extraordinary (loss)..............................             --         (2,362)          (446)             --
                                                    -------------  --------------  -------------  --------------
Net income........................................  $       8,538   $      9,416    $    10,870    $     13,157
                                                    -------------  --------------  -------------  --------------
                                                    -------------  --------------  -------------  --------------
Net Income:
  General Partner.................................  $       6,760   $      7,823    $     9,039    $     11,120
  Limited Partners'...............................          1,778          1,593          1,831           2,037
                                                    -------------  --------------  -------------  --------------
Total.............................................  $       8,538   $      9,416    $    10,870    $     13,157
                                                    -------------  --------------  -------------  --------------
                                                    -------------  --------------  -------------  --------------
Net income per unit:
  General Partner.................................  $         .25   $        .23    $       .26    $        .31
  Limited Partners'...............................  $         .26   $        .23    $       .26    $        .29

Weighted average common units outstanding:
  General Partner.................................     26,569,162     34,298,137     34,477,050      35,445,213
  Limited Partners'...............................      6,960,428      6,974,814      6,974,031       7,153,848

                      RECKSON OPERATING PARTNERSHIP, L.P.

15. PRO FORMA RESULTS (UNAUDITED)

    The following unaudited pro forma operating results of the Operating Partnership for the year ended December 31, 1998 have been prepared as if the property acquisitions made during 1998 had occurred on January 1, 1998. Unaudited pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Operating Partnership would have been had the events occurred as of January 1, 1998, nor does it purport to represent the results of operations for future periods (in thousands):

Revenues..........................................................  $ 284,643
                                                                    ---------
                                                                    ---------
Income before extraordinary items.................................  $  57,480
                                                                    ---------
                                                                    ---------
Net Income........................................................  $  55,486
                                                                    ---------
                                                                    ---------
Net Income per common unit........................................  $    1.18
                                                                    ---------
                                                                    ---------


15. SUBSEQUENT EVENTS (UNAUDITED)



    On March 26, 1999, the Operating Partnership completed a $300 million offering of senior unsecured notes.

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                                                                   COLUMN D                    COLUMN E
                                                                          ---------------------------  -------------------------
                                                       COLUMN C
                                               -------------------------       COST CAPITALIZED          GROSS AMOUNT AT WHICH
                                                                                 SUBSEQUENT TO            CARRIED AT CLOSE OF
                                                     INITIAL COST                 ACQUISITION                   PERIOD
          COLUMN A               COLUMN B      -------------------------  ---------------------------  -------------------------
----------------------------  ---------------             BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
        DESCRIPTION             ENCUMBRANCE      LAND      IMPROVEMENTS      LAND       IMPROVEMENTS     LAND      IMPROVEMENTS
----------------------------  ---------------  ---------  --------------     -----     --------------  ---------  --------------
Vanderbilt Industrial Park,
  Hauppauge, New York (27
  buildings in an industrial
  park).....................             B     $   1,940   $      9,955           --     $    9,858    $   1,940   $     19,813
Airport International Plaza,
  Islip, New York (17
  buildings in an industrial
  park).....................         2,616(C)      1,263         13,608           --         10,133        1,263         23,741
County Line Industrial
  Center,
  Huntington, New York (3
  buildings in an industrial
  park).....................             B           628          3,686           --          2,638          628          6,324
32 Windsor Place,
  Islip, New York...........             B            32            321           --             46           32            367
42 Windsor Place,
  Islip, New York...........             B            48            327           --            542           48            869
505 Walt Whitman Rd.,
  Huntington, New York......             B           140             42           --             59          140            101
1170 Northern Blvd.,
  N. Great Neck, New York...             B            30             99           --             31           30            130
50 Charles Lindbergh Blvd.,
  Mitchel Field, New York...        15,479             A         12,089           --          4,179            0         16,268
200 Broadhollow Road,
  Melville, New York........         6,621           338          3,354           --          2,994          338          6,348
48 South Service Road,
  Melville, New York........             B         1,652         10,245           --          3,760        1,652         14,005
395 North Service Road,
  Melville, New York........        21,375             A         15,551           --          6,616            0         22,167
6800 Jericho Turnpike,
  Syosset, New York.........        15,001           582          6,566           --          7,238          582         13,804
6900 Jericho Turnpike,
  Syosset, New York.........         5,279           385          4,228           --          2,531          385          6,759
300 Motor Parkway,
  Hauppauge, New York.......             B           276          1,136           --          1,489          276          2,625
88 Duryea Road,
  Melville, New York........             B           200          1,565           --            669          200          2,234
210 Blydenburgh Road,
  Islandia, New York........             B            11            158           --            155           11            313
208 Blydenburgh Road,
  Islandia, New York........             B            12            192           --            145           12            337
71 Hoffman Lane,
  Islandia, New York........             B            19            260           --            171           19            431
933 Motor Parkway,
  Hauppauge, New York.......             B           106            375           --            356          106            731


                                                                                       COLUMN I
                                            COLUMN F       COLUMN G      COLUMN H    -------------
          COLUMN A                        -------------  -------------  -----------  LIFE ON WHICH
----------------------------               ACCUMULATED      DATE OF        DATE      DEPRECIATION
        DESCRIPTION             TOTAL     DEPRECIATION   CONSTRUCTION    ACQUIRED     IS COMPUTED
----------------------------  ----------  -------------  -------------  -----------  -------------
Vanderbilt Industrial Park,
  Hauppauge, New York (27
  buildings in an industrial
  park).....................  $   21,753   $    12,431     1961-1979     1961-1979    10-30 Years
Airport International Plaza,
  Islip, New York (17
  buildings in an industrial
  park).....................      25,004        13,555     1970-1988     1970-1988    10-30 Years
County Line Industrial
  Center,
  Huntington, New York (3
  buildings in an industrial
  park).....................       6,952         4,029     1975-1979     1975-1979    10-30 Years
32 Windsor Place,
  Islip, New York...........         399           315       1971          1971       10-30 Years
42 Windsor Place,
  Islip, New York...........         917           666       1972          1972       10-30 Years
505 Walt Whitman Rd.,
  Huntington, New York......         241            70       1950          1968       10-30 Years
1170 Northern Blvd.,
  N. Great Neck, New York...         160           121       1947          1962       10-30 Years
50 Charles Lindbergh Blvd.,
  Mitchel Field, New York...      16,268         8,155       1984          1984       10-30 Years
200 Broadhollow Road,
  Melville, New York........       6,686         3,454       1981          1981       10-30 Years
48 South Service Road,
  Melville, New York........      15,657         6,566       1986          1986       10-30 Years
395 North Service Road,
  Melville, New York........      22,167        10,014       1988          1988       10-30 Years
6800 Jericho Turnpike,
  Syosset, New York.........      14,386         7,918       1977          1978       10-30 Years
6900 Jericho Turnpike,
  Syosset, New York.........       7,144         3,261       1982          1982       10-30 Years
300 Motor Parkway,
  Hauppauge, New York.......       2,901         1,236       1979          1979       10-30 Years
88 Duryea Road,
  Melville, New York........       2,434         1,148       1980          1980       10-30 Years
210 Blydenburgh Road,
  Islandia, New York........         324           277       1969          1969       10-30 Years
208 Blydenburgh Road,
  Islandia, New York........         349           318       1969          1969       10-30 Years
71 Hoffman Lane,
  Islandia, New York........         450           379       1970          1970       10-30 Years
933 Motor Parkway,
  Hauppauge, New York.......         837           540       1973          1973       10-30 Years
                                                                                Continued

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)


                                                                                   COLUMN D                    COLUMN E
                                                                          ---------------------------  -------------------------
                                                       COLUMN C
                                               -------------------------       COST CAPITALIZED          GROSS AMOUNT AT WHICH
                                                                                 SUBSEQUENT TO            CARRIED AT CLOSE OF
                                                     INITIAL COST                 ACQUISITION                   PERIOD
          COLUMN A               COLUMN B      -------------------------  ---------------------------  -------------------------
----------------------------  ---------------             BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
        DESCRIPTION             ENCUMBRANCE      LAND      IMPROVEMENTS      LAND       IMPROVEMENTS     LAND      IMPROVEMENTS
----------------------------  ---------------  ---------  --------------     -----     --------------  ---------  --------------
65 and 85 South Service Road
  Plainview, New York.......             B            40            218           --             10           40            228
333 Earl Ovington Blvd.,
  Mitchel Field, New York
  (Omni)....................        57,162             A         67,221           --         16,548            0         83,769
135 Fell Court
  Islip, New York...........             B           462          1,265           --             47          462          1,312
40 Cragwood Road,
  South Plainfield, New
  Jersey....................             B           708          7,131           --          4,772          708         11,903
110 Marcus Drive,
  Huntington, New York......             B           390          1,499           --             97          390          1,596
333 East Shore Road,
  Great Neck, New York......             B             A            564           --            176            0            740
310 East Shore Road,
  Great Neck, New York......         2,322           485          2,009           --            304          485          2,313
70 Schmitt Blvd.,
  Farmingdale, New York.....           150           727          3,408           --             24          727          3,432
19 Nicholas Drive,
  Yaphank, New York.........             B           160          7,399           --             38          160          7,437
1516 Motor Parkway,
  Hauppauge, New York.......             B           603          6,722           --             13          603          6,735
125 Baylis Road,
  Melville, New York........             B         1,601          8,626           --            814        1,601          9,440
35 Pinelawn Road,
  Melville, New York........             B           999          7,073           --          1,937          999          9,010
520 Broadhollow Road,
  Melville, New York........             B           457          5,572           --          1,424          457          6,996
1660 Walt Whitman Road,
  Melville, New York........             B           370          5,072           --            429          370          5,501
70 Maxess Road,
  Melville, New York........             B           367          1,859           95          2,753          462          4,612
85 Nicon Court,
  Hauppauge, New York.......             B           797          2,818           --             54          797          2,872
104 Parkway Drive So.,
  Hauppauge, New York.......             B            54            804           --            130           54            934
20 Melville Park Rd.,
  Melville, New York........             B           391          2,650           --             96          391          2,746


                                                                                       COLUMN I
                                            COLUMN F       COLUMN G      COLUMN H    -------------
          COLUMN A                        -------------  -------------  -----------  LIFE ON WHICH
----------------------------               ACCUMULATED      DATE OF        DATE      DEPRECIATION
        DESCRIPTION             TOTAL     DEPRECIATION   CONSTRUCTION    ACQUIRED     IS COMPUTED
----------------------------  ----------  -------------  -------------  -----------  -------------
65 and 85 South Service Road
  Plainview, New York.......         268           223       1961          1961       10-30 Years
333 Earl Ovington Blvd.,
  Mitchel Field, New York
  (Omni)....................      83,769        15,947       1990          1995       10-30 Years
135 Fell Court
  Islip, New York...........       1,774           284       1965          1992       10-30 Years
40 Cragwood Road,
  South Plainfield, New
  Jersey....................      12,611         6,331       1970          1983       10-30 Years
110 Marcus Drive,
  Huntington, New York......       1,986         1,149       1980          1980       10-30 Years
333 East Shore Road,
  Great Neck, New York......         740           473       1976          1976       10-30 Years
310 East Shore Road,
  Great Neck, New York......       2,798         1,349       1981          1981       10-30 Years
70 Schmitt Blvd.,
  Farmingdale, New York.....       4,159           382       1965          1995       10-30 Years
19 Nicholas Drive,
  Yaphank, New York.........       7,597           845       1989          1995       10-30 Years
1516 Motor Parkway,
  Hauppauge, New York.......       7,338           785       1981          1995       10-30 Years
125 Baylis Road,
  Melville, New York........      11,041           980       1980          1995       10-30 Years
35 Pinelawn Road,
  Melville, New York........      10,009         1,089       1980          1995       10-30 Years
520 Broadhollow Road,
  Melville, New York........       7,453         1,097       1978          1995       10-30 Years
1660 Walt Whitman Road,
  Melville, New York........       5,871           621       1980          1995       10-30 Years
70 Maxess Road,
  Melville, New York........       5,074           385       1967          1995       10-30 Years
85 Nicon Court,
  Hauppauge, New York.......       3,669           286       1984          1995       10-30 Years
104 Parkway Drive So.,
  Hauppauge, New York.......         988            89       1985          1996       10-30 Years
20 Melville Park Rd.,
  Melville, New York........       3,137           208       1965          1996       10-30 Years
                                                                                Continued

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)

                                                                                   COLUMN D                    COLUMN E
                                                                          ---------------------------  -------------------------
                                                       COLUMN C
                                               -------------------------       COST CAPITALIZED          GROSS AMOUNT AT WHICH
                                                                                 SUBSEQUENT TO            CARRIED AT CLOSE OF
                                                     INITIAL COST                 ACQUISITION                   PERIOD
          COLUMN A               COLUMN B      -------------------------  ---------------------------  -------------------------
----------------------------  ---------------             BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
        DESCRIPTION             ENCUMBRANCE      LAND      IMPROVEMENTS      LAND       IMPROVEMENTS     LAND      IMPROVEMENTS
----------------------------  ---------------  ---------  --------------     -----     --------------  ---------  --------------
105 Price Parkway,
  Hauppauge, New York.......             B         2,030          6,327           --            453        2,030          6,780
48 Harbor Park Drive,
  Hauppauge, New York.......             B         1,304          2,247           --             93        1,304          2,340
125 Ricefield Lane,
  Hauppauge, New York.......             B            13            852           --            330           13          1,182
110 Ricefield Lane,
  Hauppauge, New York.......             B            33          1,043           --             52           33          1,095
120 Ricefield Lane,
  Hauppauge, New York.......             B            16          1,051           --             30           16          1,081
135 Ricefield Lane,
  Hauppauge, New York.......             B            24            906           --            473           24          1,379
30 Hub Drive,
  Huntington, New York......             B           469          1,571           --            295          469          1,866
60 Charles Lindbergh,
  Mitchel Field, New York...             B             A         20,800           --          1,594            0         22,394
155 White Plains Road,
  Tarrytown, New York.......             B         1,613          2,542           --            876        1,613          3,418
2 Church Street,
  Tarrytown, New York.......             B           232          1,307           --            375          232          1,682
235 Main Street,
  Tarrytown, New York.......             B           955          5,375           --            760          955          6,135
245 Main Street,
  Tarrytown, New York.......             B         1,294          7,284           --            849        1,294          8,133
505 White Plains Road,
  Tarrytown, New York.......             B           236          1,332           --            318          236          1,650
555 White Plains Road,
  Tarrytown, New York.......             B           712          4,133           51          2,668          763          6,801
560 White Plains Road,
  Tarrytown, New York.......             B         1,553          8,756           --          1,795        1,553         10,551
580 White Plains Road,
  Tarrytown, New York.......         8,503         2,591         14,595           --          2,040        2,591         16,635
660 White Plains Road,
  Tarrytown, New York.......             B         3,929         22,640           45          2,505        3,974         25,145
Landmark Square,
  Stamford, Connecticut.....        48,579        11,603         64,466           --         12,176       11,603         76,642
110 Bi-County Blvd.,
  Farmingdale, New York.....         4,383         2,342          6,665           --            123        2,342          6,788


                                                                                       COLUMN I
                                            COLUMN F       COLUMN G      COLUMN H    -------------
          COLUMN A                        -------------  -------------  -----------  LIFE ON WHICH
----------------------------               ACCUMULATED      DATE OF        DATE      DEPRECIATION
        DESCRIPTION             TOTAL     DEPRECIATION   CONSTRUCTION    ACQUIRED     IS COMPUTED
----------------------------  ----------  -------------  -------------  -----------  -------------
105 Price Parkway,
  Hauppauge, New York.......       8,810           603       1969          1996       10-30 Years
48 Harbor Park Drive,
  Hauppauge, New York.......       3,644           208       1976          1996       10-30 Years
125 Ricefield Lane,
  Hauppauge, New York.......       1,195           162       1973          1996       10-30 Years
110 Ricefield Lane,
  Hauppauge, New York.......       1,128           109       1980          1996       10-30 Years
120 Ricefield Lane,
  Hauppauge, New York.......       1,097            84       1983          1996       10-30 Years
135 Ricefield Lane,
  Hauppauge, New York.......       1,403           200       1981          1996       10-30 Years
30 Hub Drive,
  Huntington, New York......       2,335           181       1976          1996       10-30 Years
60 Charles Lindbergh,
  Mitchel Field, New York...      22,394         2,143       1989          1996       10-30 Years
155 White Plains Road,
  Tarrytown, New York.......       5,031           258       1963          1996       10-30 Years
2 Church Street,
  Tarrytown, New York.......       1,914           166       1979          1996       10-30 Years
235 Main Street,
  Tarrytown, New York.......       7,090           612       1974          1996       10-30 Years
245 Main Street,
  Tarrytown, New York.......       9,427           836       1983          1996       10-30 Years
505 White Plains Road,
  Tarrytown, New York.......       1,886           183       1974          1996       10-30 Years
555 White Plains Road,
  Tarrytown, New York.......       7,564         1,043       1972          1996       10-30 Years
560 White Plains Road,
  Tarrytown, New York.......      12,104         1,494       1980          1996       10-30 Years
580 White Plains Road,
  Tarrytown, New York.......      19,226         1,786       1997          1996       10-30 Years
660 White Plains Road,
  Tarrytown, New York.......      29,119         2,767       1983          1996       10-30 Years
Landmark Square,
  Stamford, Connecticut.....      88,245         5,438     1973-1984       1996       10-30 Years
110 Bi-County Blvd.,
  Farmingdale, New York.....       9,130           477       1984          1997       10-30 Years
                                                                                Continued

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)


                                                                                   COLUMN D                    COLUMN E
                                                                          ---------------------------  -------------------------
                                                       COLUMN C
                                               -------------------------       COST CAPITALIZED          GROSS AMOUNT AT WHICH
                                                                                 SUBSEQUENT TO            CARRIED AT CLOSE OF
                                                     INITIAL COST                 ACQUISITION                   PERIOD
          COLUMN A               COLUMN B      -------------------------  ---------------------------  -------------------------
----------------------------  ---------------             BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
        DESCRIPTION             ENCUMBRANCE      LAND      IMPROVEMENTS      LAND       IMPROVEMENTS     LAND      IMPROVEMENTS
----------------------------  ---------------  ---------  --------------     -----     --------------  ---------  --------------
RREEF Portfolio,
  Hauppauge, New York (10
  additional buildings in
  Vanderbilt Industrial
  Park).....................             B           930         20,619           --          1,880          930         22,499
275 Broadhollow Road,
  Melville, New York........             B         5,250         11,761           --            514        5,250         12,275
One Eagle Rock, East
  Hanover, New Jersey.......             B           803          7,563           --          1,580          803          9,143
710 Bridgeport Avenue,
  Shelton, Connecticut......             B         5,405         21,620            7            533        5,412         22,153
101 JFK Expressway,
  Short Hills, New Jersey...             B         7,745         43,889           --          1,019        7,745         44,908
10 Rooney Circle,
  West Orange, New Jersey...             B         1,302          4,615            1            418        1,303          5,033
Executive Hill Office Park,
  West Orange, New Jersey...             B         7,629         31,288            4            814        7,633         32,102
3 University Plaza,
  Hackensack, New Jersey....             B         7,894         11,846           --            595        7,894         12,441
400 Garden City Plaza,
  Garden City, New York.....             B        13,986         10,127           --            389       13,986         10,516
425 Rabro Drive,
  Hauppauge, New York.......             B           665          3,489           --             67          665          3,556
One Paragon Drive,
  Montvale, New Jersey......             B         2,773          9,901           --            463        2,773         10,364
90 Merrick Avenue,
  East Meadow, New York.....             B             A         19,193           --          2,152            0         21,345
150 Motor Parkway,
  Hauppauge, New York.......             B         1,114         20,430           --          2,365        1,114         22,795
390 Motor Parkway,
  Hauppauge, New York.......             B           240          4,459           --            237          240          4,696
Royal Executive Park,
  Ryebrook, New York........             B        18,343         55,028           --          1,191       18,343         56,219
120 White Plains Road,
  Tarrytown, New York.......             B         3,355         24,605           --             89        3,355         24,694
University Square,
  Princeton, New Jersey.....             B         3,288          8,888           --             70        3,288          8,958


                                                                                       COLUMN I
                                            COLUMN F       COLUMN G      COLUMN H    -------------
          COLUMN A                        -------------  -------------  -----------  LIFE ON WHICH
----------------------------               ACCUMULATED      DATE OF        DATE      DEPRECIATION
        DESCRIPTION             TOTAL     DEPRECIATION   CONSTRUCTION    ACQUIRED     IS COMPUTED
----------------------------  ----------  -------------  -------------  -----------  -------------
RREEF Portfolio,
  Hauppauge, New York (10
  additional buildings in
  Vanderbilt Industrial
  Park).....................      23,429         1,370     1974-1982       1997       10-30 Years
275 Broadhollow Road,
  Melville, New York........      17,525           740       1970          1997       10-30 Years
One Eagle Rock, East
  Hanover, New Jersey.......       9,946           566       1986          1997       10-30 Years
710 Bridgeport Avenue,
  Shelton, Connecticut......      27,565         1,295     1971-1979       1977       10-30 Years
101 JFK Expressway,
  Short Hills, New Jersey...      52,653         2,462       1981          1997       10-30 Years
10 Rooney Circle,
  West Orange, New Jersey...       6,336           312       1971          1997       10-30 Years
Executive Hill Office Park,
  West Orange, New Jersey...      39,735         1,619     1978-1984       1997       10-30 Years
3 University Plaza,
  Hackensack, New Jersey....      20,335           638       1985          1997       10-30 Years
400 Garden City Plaza,
  Garden City, New York.....      24,502           512       1989          1997       10-30 Years
425 Rabro Drive,
  Hauppauge, New York.......       4,221           176       1980          1997       10-30 Years
One Paragon Drive,
  Montvale, New Jersey......      13,137           456       1980          1997       10-30 Years
90 Merrick Avenue,
  East Meadow, New York.....      21,345           892       1985          1997       10-30 Years
150 Motor Parkway,
  Hauppauge, New York.......      23,909         1,028       1984          1997       10-30 Years
390 Motor Parkway,
  Hauppauge, New York.......       4,936           208       1980          1997       10-30 Years
Royal Executive Park,
  Ryebrook, New York........      74,562         2,133     1983-1986       1997       10-30 Years
120 White Plains Road,
  Tarrytown, New York.......      28,049           890       1984          1997       10-30 Years
University Square,
  Princeton, New Jersey.....      12,246           322       1987          1997       10-30 Years
                                                                                Continued

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)

                                                                                   COLUMN D                    COLUMN E
                                                                          ---------------------------  -------------------------
                                                       COLUMN C
                                               -------------------------       COST CAPITALIZED          GROSS AMOUNT AT WHICH
                                                                                 SUBSEQUENT TO            CARRIED AT CLOSE OF
                                                     INITIAL COST                 ACQUISITION                   PERIOD
          COLUMN A               COLUMN B      -------------------------  ---------------------------  -------------------------
----------------------------  ---------------             BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
        DESCRIPTION             ENCUMBRANCE      LAND      IMPROVEMENTS      LAND       IMPROVEMENTS     LAND      IMPROVEMENTS
----------------------------  ---------------  ---------  --------------     -----     --------------  ---------  --------------
100 Andrews Road,
  Hicksville, New York......             B         2,337          1,711          151          5,697        2,488          7,408
2 Macy Road,
  Harrison, New York........             B           642          2,131           --             47          642          2,178
80 Grasslands,
  Elmsford, New York........             B         1,208          6,728           --            175        1,208          6,903
65 Marcus Drive,
  Melvile, New York.........             B           295          1,966           57            885          352          2,851
200 Carter Drive,
  Edison, New Jersey........             B           240          2,745           --             --          240          2,745
118 Moonachie Avenue,
  Carlstadt, New Jersey.....             B         6,270         12,727           --             --        6,270         12,727
24 Abeel Road,
  Monroe, New Jersey........             B           138          1,195           --             --          138          1,195
275/285 Pierce Street,
  Franklin, New Jersey......             B           277          1,414           --             16          277          1,430
301/321 Herrod Blvd.,
  South Brunswick, New
  Jersey....................             B         3,833         19,342           --             --        3,833         19,342
1 Nixon Lane,
  Edison, New Jersey........             B         1,113          4,918           --             --        1,113          4,918
18 Madison Road,
  Fairfield, New Jersey.....             B            76            871           --             --           76            871
200/250 Kennedy Drive,
  Sayreville, New Jersey....             B         1,018          6,851           --             --        1,018          6,851
24 Madison Road,
  Fairfield, New Jersey.....             B           131          2,176           --             --          131          2,176
243 St. Nicholas Avenue,
  South Plainfield, New
  Jersey....................             B           172            551           --             --          172            551
26 Madison Road,
  Fairfield, New Jersey.....             B             A          1,492           --             --            0          1,492
300/350 Kennedy Drive,
  Sayreville, New Jersey....             B         1,003          7,303           --             --        1,003          7,303
309 Kennedy Drive,
  Sayreville, New Jersey....        10,345           297          9,102           --             --          297          9,102
34 Englehard Drive,
  Monroe, New Jersey........             B         1,073          6,656           --             --        1,073          6,656
409 Kennedy Drive,
  Sayreville, New Jersey....         4,434           126          9,650           --             --          126          9,650


                                                                                       COLUMN I
                                            COLUMN F       COLUMN G      COLUMN H    -------------
          COLUMN A                        -------------  -------------  -----------  LIFE ON WHICH
----------------------------               ACCUMULATED      DATE OF        DATE      DEPRECIATION
        DESCRIPTION             TOTAL     DEPRECIATION   CONSTRUCTION    ACQUIRED     IS COMPUTED
----------------------------  ----------  -------------  -------------  -----------  -------------
100 Andrews Road,
  Hicksville, New York......       9,896           463       1954          1996       10-30 Years
2 Macy Road,
  Harrison, New York........       2,820            83       1962          1997       10-30 Years
80 Grasslands,
  Elmsford, New York........       8,111           268     1989/1964       1997       10-30 Years
65 Marcus Drive,
  Melvile, New York.........       3,203           167       1968          1996       10-30 Years
200 Carter Drive,
  Edison, New Jersey........       2,985            91       1985          1998       10-30 Years
118 Moonachie Avenue,
  Carlstadt, New Jersey.....      18,997           423       1989          1998       10-30 Years
24 Abeel Road,
  Monroe, New Jersey........       1,333            40       1979          1998       10-30 Years
275/285 Pierce Street,
  Franklin, New Jersey......       1,707            48       1988          1998       10-30 Years
301/321 Herrod Blvd.,
  South Brunswick, New
  Jersey....................      23,175           643       1991          1998       10-30 Years
1 Nixon Lane,
  Edison, New Jersey........       6,031           164       1988          1998       10-30 Years
18 Madison Road,
  Fairfield, New Jersey.....         947            29       1979          1998       10-30 Years
200/250 Kennedy Drive,
  Sayreville, New Jersey....       7,869           228       1988          1998       10-30 Years
24 Madison Road,
  Fairfield, New Jersey.....       2,307            72       1980          1998       10-30 Years
243 St. Nicholas Avenue,
  South Plainfield, New
  Jersey....................         723            18       1974          1998       10-30 Years
26 Madison Road,
  Fairfield, New Jersey.....       1,492            50       1980          1998       10-30 Years
300/350 Kennedy Drive,
  Sayreville, New Jersey....       8,306           223       1988          1998       10-30 Years
309 Kennedy Drive,
  Sayreville, New Jersey....       9,399           303       1996          1998       10-30 Years
34 Englehard Drive,
  Monroe, New Jersey........       7,729           221       1980          1998       10-30 Years
409 Kennedy Drive,
  Sayreville, New Jersey....       9,776           321       1996          1998       10-30 Years
                                                                                Continued

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)


                                                                                   COLUMN D                    COLUMN E
                                                                          ---------------------------  -------------------------
                                                       COLUMN C
                                               -------------------------       COST CAPITALIZED          GROSS AMOUNT AT WHICH
                                                                                 SUBSEQUENT TO            CARRIED AT CLOSE OF
                                                     INITIAL COST                 ACQUISITION                   PERIOD
          COLUMN A               COLUMN B      -------------------------  ---------------------------  -------------------------
----------------------------  ---------------             BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
        DESCRIPTION             ENCUMBRANCE      LAND      IMPROVEMENTS      LAND       IMPROVEMENTS     LAND      IMPROVEMENTS
----------------------------  ---------------  ---------  --------------     -----     --------------  ---------  --------------
535 Secaucus Road,
  Secaucus, New Jersey......             B           798          2,713           --             --          798          2,713
55 Carter Drive,
  Edison, New Jersey........             B            84          3,905           --             30           84          3,935
Mount Ebo Corporate Park,
  Brewster, New Jersey......             B         1,031          7,204           --             16        1,031          7,220
Teterboro-Industrial Avenue,
  Teterboro, New Jersey.....             B         2,671         18,875           --             --        2,671         18,875
22 Madison Road,
  Fairfield, New Jersey.....             B           655          1,445           --              1          655          1,446
135 Fieldcrest Ave.,
  Edison, New Jersey........             B           370          3,774           --             --          370          3,774
400 Cabot Drive,
  Hamilton, New Jersey......             B         2,068         18,614           --             71        2,068         18,685
51 JFK Parkway,
  Short Hills, New York.....             B         8,732         58,437           --            323        8,732         58,760
Triad V--1979 Marcus Ave.,
  Lake Success, New York....             B         3,528         31,786           --          2,966        3,528         34,752
100 Forge Way,
  Rockaway, New Jersey......             B           315            902           --             53          315            955
200 Forge Way,
  Rockaway, New Jersey......             B         1,128          3,228           --            168        1,128          3,396
300 Forge Way,
  Rockaway, New Jersey......             B           376          1,075           --             63          376          1,138
400 Forge Way,
  Rockaway, New Jersey......             B         1,142          3,267           --            168        1,142          3,435
51-55 Charles Lindbergh
  Blvd.,
  Uniondale, New York.......             B             A         27,975           --          4,119            0         32,094
155 Passaic Avenue,
  Fairfield, New Jersey.....             B             3          3,538           --            174            3          3,712
100 Summit Drive,
  Valhalla, New York........        23,600         3,007         41,351           --          1,148        3,007         42,499
115/117 Stevens Avenue,
  Valhalla, New York........             B         1,094         22,490           --            407        1,094         22,897
200 Summit Lake Drive,
  Valhalla, New York........        20,764         4,343         37,305           --            349        4,343         37,654
140 Grand Street,
  Valhalla, New York........             B         1,931         18,743           --            149        1,931         18,892
500 Summit Lake Drive,
  Valhalla, New York........             B         7,052         37,309           --            242        7,052         37,551


                                                                                       COLUMN I
                                            COLUMN F       COLUMN G      COLUMN H    -------------
          COLUMN A                        -------------  -------------  -----------  LIFE ON WHICH
----------------------------               ACCUMULATED      DATE OF        DATE      DEPRECIATION
        DESCRIPTION             TOTAL     DEPRECIATION   CONSTRUCTION    ACQUIRED     IS COMPUTED
----------------------------  ----------  -------------  -------------  -----------  -------------
535 Secaucus Road,
  Secaucus, New Jersey......       3,511            90       1979          1998       10-30 Years
55 Carter Drive,
  Edison, New Jersey........       4,019           131       1987          1998       10-30 Years
Mount Ebo Corporate Park,
  Brewster, New Jersey......       8,251           120                     1998       10-30 Years
Teterboro-Industrial Avenue,
  Teterboro, New Jersey.....      21,546           224       1998          1998       10-30 Years
22 Madison Road,
  Fairfield, New Jersey.....       2,101            20       1980          1998       10-30 Years
135 Fieldcrest Ave.,
  Edison, New Jersey........       4,144            10       1980          1998       10-30 Years
400 Cabot Drive,
  Hamilton, New Jersey......      20,753           624       1989          1998       10-30 Years
51 JFK Parkway,
  Short Hills, New York.....      67,492         1,636       1988          1998       10-30 Years
Triad V--1979 Marcus Ave.,
  Lake Success, New York....      38,280         1,089       1987          1998       10-30 Years
100 Forge Way,
  Rockaway, New Jersey......       1,270            31       1986          1989       10-30 Years
200 Forge Way,
  Rockaway, New Jersey......       4,524           112       1989          1998       10-30 Years
300 Forge Way,
  Rockaway, New Jersey......       1,514            37       1989          1998       10-30 Years
400 Forge Way,
  Rockaway, New Jersey......       4,577           113       1989          1998       10-30 Years
51-55 Charles Lindbergh
  Blvd.,
  Uniondale, New York.......      32,094         1,469       1981          1998       10-30 Years
155 Passaic Avenue,
  Fairfield, New Jersey.....       3,715            83       1984          1998       10-30 Years
100 Summit Drive,
  Valhalla, New York........      45,506           986       1988          1998       10-30 Years
115/117 Stevens Avenue,
  Valhalla, New York........      23,991           514       1984          1998       10-30 Years
200 Summit Lake Drive,
  Valhalla, New York........      41,997           841       1990          1998       10-30 Years
140 Grand Street,
  Valhalla, New York........      20,823           424       1991          1998       10-30 Years
500 Summit Lake Drive,
  Valhalla, New York........      44,603           632       1986          1998       10-30 Years
                                                                                Continued

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)


                                                                                   COLUMN D                    COLUMN E
                                                                          ---------------------------  -------------------------
                                                       COLUMN C
                                               -------------------------       COST CAPITALIZED          GROSS AMOUNT AT WHICH
                                                                                 SUBSEQUENT TO            CARRIED AT CLOSE OF
                                                     INITIAL COST                 ACQUISITION                   PERIOD
          COLUMN A               COLUMN B      -------------------------  ---------------------------  -------------------------
----------------------------  ---------------             BUILDINGS AND                BUILDINGS AND              BUILDINGS AND
        DESCRIPTION             ENCUMBRANCE      LAND      IMPROVEMENTS      LAND       IMPROVEMENTS     LAND      IMPROVEMENTS
----------------------------  ---------------  ---------  --------------     -----     --------------  ---------  --------------
5 Henderson Drive,
  West Caldwell, New
  Jersey....................             B         2,450          6,984           --             30        2,450          7,014
Stamford Towers,
  Stamford, Connecticut.....             B        13,556         47,915           --            930       13,556         48,845
119 Cherry Hill Road,
  Parsipanny, New Jersey....             B         2,512          7,622           --            196        2,512          7,818
120 Wilbur Place,
  Bohemia, New York.........             B           202          1,154           --             44          202          1,198
99 Cherry Hill Road,
  Parsippany, New Jersey....             B         2,359          7,508           --             42        2,359          7,550
45 Melville Park Road,
  Melville, New York........             B           354          1,487           --          1,581          354          3,068
500 Saw Mill River Road,
  Elmsford, New York........             B         1,542          3,796           --            169        1,542          3,965
2004 Orville Drive,
  No. Bohemia, New York.....             B           633          4,225           --          1,208          633          5,433

Land held for development...             B        69,143             --           --             --       69,143              0
Development in progress.....         6,850            --         82,901           --             --           --         82,901
Other property..............             B            --             --           --          2,589           --          2,589
                                   -------     ---------  --------------       -----   --------------  ---------  --------------
Total.......................       253,463       281,272   $  1,305,937    $     411     $  149,513    $ 281,683   $  1,455,450
                                   -------     ---------  --------------       -----   --------------  ---------  --------------
                                   -------     ---------  --------------       -----   --------------  ---------  --------------


                                                                                       COLUMN I
                                            COLUMN F       COLUMN G      COLUMN H    -------------
          COLUMN A                        -------------  -------------  -----------  LIFE ON WHICH
----------------------------               ACCUMULATED      DATE OF        DATE      DEPRECIATION
        DESCRIPTION             TOTAL     DEPRECIATION   CONSTRUCTION    ACQUIRED     IS COMPUTED
----------------------------  ----------  -------------  -------------  -----------  -------------
5 Henderson Drive,
  West Caldwell, New
  Jersey....................       9,464           118       1967          1998       10-30 Years
Stamford Towers,
  Stamford, Connecticut.....      62,401           855       1989          1998       10-30 Years
119 Cherry Hill Road,
  Parsipanny, New Jersey....      10,330           108       1982          1998       10-30 Years
120 Wilbur Place,
  Bohemia, New York.........       1,400            16       1972          1998       10-30 Years
99 Cherry Hill Road,
  Parsippany, New Jersey....       9,909           106       1982          1998       10-30 Years
45 Melville Park Road,
  Melville, New York........       3,422            57       1998          1998       10-30 Years
500 Saw Mill River Road,
  Elmsford, New York........       5,507           132       1968          1998       10-30 Years
2004 Orville Drive,
  No. Bohemia, New York.....       6,066           128       1998          1998       10-30 Years
Land held for development...      69,143             0        N/A         Various             N/A
Development in progress.....      82,901             0
Other property..............       2,589           325
                              ----------  -------------
Total.......................  $1,737,133   $   156,231
                              ----------  -------------
                              ----------  -------------


----------------------------------
A  These land parcels are leased (see Note 4).
B  There are no encumbrances on these properties.
C  The encumbrance of $2,616 is related to one property.

The aggregate cost for Federal Income Tax purposes was approximately $1,575 million at December 31, 1998.

                      RECKSON OPERATING PARTNERSHIP, L.P.

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION

                         DECEMBER 31, 1997 (CONTINUED)

                                 (IN THOUSANDS)

    The changes in real estate for each of the periods in the three years ended December 31, 1998 are as follows:

                                                           JANUARY 1, 1998    JANUARY 1, 1997     JUNE 1, 1996
                                                                 TO                 TO                 TO
                                                          DECEMBER 31, 1998  DECEMBER 31, 1997  DECEMBER 31, 1996
                                                          -----------------  -----------------  -----------------
Real estate balance at beginning of period..............    $   1,011,228      $     516,768       $   288,056
Improvements............................................          134,582             37,778            15,174
Disposal, including write-off of fully depreciated
  building improvements.................................               --               (154)             (936)
Acquisitions............................................          591,323            456,836           214,474
                                                          -----------------  -----------------        --------
Balance at end of period................................    $   1,737,133      $   1,011,228       $   516,768
                                                          -----------------  -----------------        --------
                                                          -----------------  -----------------        --------

    The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, furniture and fixtures, for each of the periods in the three years ended December 31, 1998 are as follows:

                                                           JANUARY 1, 1998    JANUARY 1, 1997    JANUARY 1, 1996
                                                                 TO                 TO                 TO
                                                          DECEMBER 31, 1998  DECEMBER 31, 1997  DECEMBER 31, 1996
                                                          -----------------  -----------------  -----------------
Balance at beginning of period..........................     $   108,652        $    86,344         $  72,499
Depreciation for period.................................          47,579             22,442            14,781
Disposal, including write-off of fully depreciated
  building improvements.................................              --               (134)             (936)
                                                                --------           --------           -------
Balance at end of period................................     $   156,231        $   108,652         $  86,344
                                                                --------           --------           -------
                                                                --------           --------           -------

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           TOWER REALTY TRUST, INC.,

                        RECKSON ASSOCIATES REALTY CORP.,

                      RECKSON OPERATING PARTNERSHIP, L.P.

                                      AND

                           METROPOLITAN PARTNERS LLC

                          DATED AS OF DECEMBER 8, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                             PAGE
                                                                                                           ---------

                                                     ARTICLE I

                                                     THE MERGER
SECTION 1.1         The Merger...........................................................................        A-2
SECTION 1.2         Effect on Shares of Company Common Stock and Company OP Units........................        A-3
SECTION 1.3         Share Election.......................................................................        A-5
SECTION 1.4         Proration............................................................................        A-6
SECTION 1.5         Exchange of Certificates.............................................................        A-7
SECTION 1.6         Transfer Taxes; Withholding..........................................................        A-9
SECTION 1.7         No Further Ownership Rights in Shares of Company Common Stock........................       A-10
SECTION 1.8         Closing of Transfer Books and Records................................................       A-10
SECTION 1.9         Stock Options........................................................................       A-10
SECTION 1.10        Restricted Stock.....................................................................       A-10
SECTION 1.11        [Intentionally Omitted]..............................................................       A-10
SECTION 1.12        Closing..............................................................................       A-10

                                                     ARTICLE II

                                                THE SURVIVING ENTITY
SECTION 2.1         Certificate of Formation.............................................................       A-11
SECTION 2.2         Operating Agreement..................................................................       A-11
SECTION 2.3         Members and Managers.................................................................       A-11

                                                    ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 3.1         Corporate Existence and Power........................................................       A-11
SECTION 3.2         Corporate Authorization..............................................................       A-11
SECTION 3.3         Consents and Approvals; No Violations................................................       A-12
SECTION 3.4         Capitalization.......................................................................       A-13
SECTION 3.5         Subsidiaries.........................................................................       A-14
SECTION 3.6         SEC Documents........................................................................       A-15
SECTION 3.7         Financial Statements.................................................................       A-15
SECTION 3.8         [Intentionally Omitted]..............................................................       A-15
SECTION 3.9         Joint Proxy Statement; Form S-4 Registration Statement; Other Information............       A-15
SECTION 3.10        Absence of Material Adverse Changes, etc.............................................       A-15
SECTION 3.11        Taxes................................................................................       A-17
SECTION 3.12        Material Contracts...................................................................       A-17
SECTION 3.13        [Intentionally Omitted]..............................................................       A-17
SECTION 3.14        [Intentionally Omitted]..............................................................       A-17
SECTION 3.15        [Intentionally Omitted]..............................................................       A-17
SECTION 3.16        [Intentionally Omitted]..............................................................       A-17
SECTION 3.17        [Intentionally Omitted]..............................................................       A-17
SECTION 3.18        Finders' Fees........................................................................       A-17
SECTION 3.19        Opinion of Financial Advisors........................................................       A-18
SECTION 3.20        Board Recommendation.................................................................       A-18
SECTION 3.21        Vote Required; No Appraisal Rights...................................................       A-18
SECTION 3.22        [Intentionally Omitted]..............................................................       A-18
SECTION 3.23        Investment Company Act of 1940.......................................................       A-18
SECTION 3.24        Hart-Scott-Rodino Antitrust Improvements Act of 1976.................................       A-18

                                                                                                             PAGE
                                                                                                           ---------
SECTION 3.25        State Takeover Statutes..............................................................       A-18

                                                     ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF RECKSON, RECKSON OP AND BUYER
SECTION 4.1         Corporate Existence and Power........................................................       A-18
SECTION 4.2         Authorization........................................................................       A-19
SECTION 4.3         Consents and Approvals; No Violations................................................       A-19
SECTION 4.4         Capitalization.......................................................................       A-20
SECTION 4.5         SEC Documents........................................................................       A-20
SECTION 4.6         Financial Statements.................................................................       A-21
SECTION 4.7         [Intentionally Omitted]..............................................................       A-21
SECTION 4.8         Joint Proxy Statement; Form S-4 Registration Statement; Other Information............       A-21
SECTION 4.9         Absence of Material Adverse Changes, etc.............................................       A-21
SECTION 4.10        Taxes................................................................................       A-21
SECTION 4.11        Compliance with Laws.................................................................       A-22
SECTION 4.12        Environmental Matters................................................................       A-22
SECTION 4.13        Real Property........................................................................       A-23
SECTION 4.14        Litigation...........................................................................       A-25
SECTION 4.15        Finders' Fees........................................................................       A-25
SECTION 4.16        Share Ownership; Other Ownership.....................................................       A-25
SECTION 4.17        Investment Company Act of 1940.......................................................       A-25
SECTION 4.18        Hart-Scott-Rodino Antitrust Improvements Act of 1976.................................       A-25
SECTION 4.19        Financing............................................................................       A-25
SECTION 4.20        Authorization for Class B Stock......................................................       A-26
SECTION 4.21        Board Recommendation.................................................................       A-26
SECTION 4.22        Required Vote of Reckson Stockholders................................................       A-26
SECTION 4.23        Opinion of Financial Advisor.........................................................       A-26
SECTION 4.24        Buyer's Operations...................................................................       A-26
SECTION 4.25        Surviving Entity After the Merger....................................................       A-26
SECTION 4.26        Reckson and Buyer Knowledge..........................................................       A-26

                                                     ARTICLE V

                                                     COVENANTS
SECTION 5.1         Conduct of the Company...............................................................       A-27
SECTION 5.2         Conduct of Reckson...................................................................       A-31
SECTION 5.3         Stockholders' Meetings; Joint Proxy Material.........................................       A-32
SECTION 5.4         No Solicitation of Transactions by the Company.......................................       A-33
SECTION 5.5         Access to Information; Confidentiality Agreement.....................................       A-33
SECTION 5.6         Voting of Shares of Company Preferred Stock..........................................       A-34
SECTION 5.7         Director and Officer Liability.......................................................       A-35
SECTION 5.8         Reasonable Best Efforts; Cooperation.................................................       A-36
SECTION 5.9         Certain Filings......................................................................       A-37
SECTION 5.10        [Intentionally Omitted]..............................................................       A-37
SECTION 5.11        Public Announcements.................................................................       A-37
SECTION 5.12        Further Assurances...................................................................       A-37
SECTION 5.13        Employee Matters.....................................................................       A-37
SECTION 5.14        Transfer Taxes.......................................................................       A-38
SECTION 5.15        Advice of Changes....................................................................       A-38
SECTION 5.16        Guaranty.............................................................................       A-38
SECTION 5.17        Form S-4 Registration Statement......................................................       A-38
SECTION 5.18        Blue Sky Permits.....................................................................       A-39

                                                                                                             PAGE
                                                                                                           ---------
SECTION 5.19        Listing..............................................................................       A-39
SECTION 5.20        Affiliates...........................................................................       A-39

                                                     ARTICLE VI

                                              CONDITIONS TO THE MERGER
SECTION 6.1         Conditions to Each Party's Obligations...............................................       A-39
SECTION 6.2         Conditions to the Company's Obligations..............................................       A-40
SECTION 6.3         Conditions to Obligations of Reckson and Buyer.......................................       A-40

                                                    ARTICLE VII

                                                    TERMINATION
SECTION 7.1         Termination..........................................................................       A-41
SECTION 7.2         Effect of Termination................................................................       A-43
SECTION 7.3         Fees and Expenses....................................................................       A-43

                                                    ARTICLE VIII

                                                   MISCELLANEOUS
SECTION 8.1         Notices..............................................................................       A-44
SECTION 8.2         Survival of Representations and Warranties...........................................       A-45
SECTION 8.3         Interpretation.......................................................................       A-45
SECTION 8.4         Amendments, Modification and Waiver..................................................       A-46
SECTION 8.5         Successors and Assigns...............................................................       A-46
SECTION 8.6         Specific Performance.................................................................       A-46
SECTION 8.7         Governing Law........................................................................       A-46
SECTION 8.8         Severability.........................................................................       A-47
SECTION 8.9         Third Party Beneficiaries............................................................       A-47
SECTION 8.10        Entire Agreement.....................................................................       A-47
SECTION 8.11        Counterparts; Effectiveness..........................................................       A-47
SECTION 8.12        Litigation Trust; CPRs...............................................................       A-47

Exhibits
------------------

Exhibit A--Form of Reckson's Articles Supplementary
Exhibit B-1--Form of Indenture
Exhibit B-2--Form of Resolution

                             TABLE OF DEFINED TERMS


TERM                                                                                                     PAGE NO.
------------------------------------------------------------------------------------------------------  ----------
1940 Act..............................................................................................        A-18
1997 Plan.............................................................................................        A-13
Access Limitation Date................................................................................        A-34
Active Subsidiary.....................................................................................        A-14
Adverse Recommendation Event..........................................................................         A-1
affiliate(s)..........................................................................................        A-46
Amended Return........................................................................................        A-31
Applicable Break-Up Fee...............................................................................        A-43
Articles of Incorporation.............................................................................        A-11
Articles of Merger....................................................................................         A-3
associates............................................................................................        A-46
Base Amount...........................................................................................        A-43
Break-Up Fee Ruling...................................................................................        A-43
Buyer.................................................................................................         A-1
Buyer OP Unit.........................................................................................         A-4
Buyer Operating Partnership...........................................................................         A-1
Buying Entities.......................................................................................        A-11
Cash Election.........................................................................................         A-3
Cash Election Shares..................................................................................         A-3
Cash Proration Factor.................................................................................         A-6
Certificate of Merger.................................................................................         A-3
Certificates..........................................................................................         A-7
Chairman..............................................................................................        A-30
Class B Stock.........................................................................................         A-1
Class B Stock Number..................................................................................         A-6
Cleanup...............................................................................................        A-22
Closing...............................................................................................        A-10
Closing Date..........................................................................................        A-11
Code..................................................................................................         A-2
Commitment............................................................................................        A-16
Committee.............................................................................................        A-30
Company...............................................................................................         A-1
Company Acquisition Agreements........................................................................        A-33
Company Acquisition Proposal..........................................................................        A-33
Company By-laws.......................................................................................        A-11
Company Common Stock..................................................................................         A-1
Company Disclosure Schedule...........................................................................        A-10
Company Joint Ventures................................................................................        A-14
Company Leased Real Property..........................................................................        A-13
Company Leases........................................................................................        A-13
Company OP Cash Election..............................................................................         A-3
Company OP Cash Election Units........................................................................         A-3
Company OP Unit.......................................................................................         A-1
Company Operating Partnership.........................................................................         A-1
Company Operating Partnership Agreement...............................................................        A-13
Company Owned Real Property...........................................................................        A-13
Company Permitted Liens...............................................................................        A-13
Company Preferred Stock...............................................................................         A-2

TERM                                                                                                     PAGE NO.
------------------------------------------------------------------------------------------------------  ----------
Company Real Property.................................................................................        A-13
Company SEC Documents.................................................................................        A-15
Company Securities....................................................................................        A-14
Company Space Lease...................................................................................        A-13
Company Special Meeting...............................................................................        A-32
Company Stock Option..................................................................................        A-10
Company's Representatives.............................................................................        A-34
Continuing Employees..................................................................................        A-37
Costs.................................................................................................        A-35
CPR...................................................................................................        A-47
Crescent..............................................................................................         A-2
Crescent Litigation...................................................................................        A-47
Deal Litigation.......................................................................................        A-25
Delaware Secretary of State...........................................................................         A-3
DLLCA.................................................................................................         A-1
Effective Time........................................................................................         A-3
Election Date.........................................................................................         A-5
Environmental Claim...................................................................................        A-22
Environmental Laws....................................................................................        A-22
ERISA.................................................................................................        A-29
ERISA Affiliate.......................................................................................        A-29
Excess Shares.........................................................................................         A-9
Exchange Act..........................................................................................        A-12
Exchange Agent........................................................................................         A-5
Exchange Fund.........................................................................................         A-9
Expense Amount........................................................................................        A-44
Financing.............................................................................................        A-25
Form of Election......................................................................................         A-5
Form S-4 Registration Statement.......................................................................        A-38
Fractional Notes......................................................................................         A-4
Funding Notice........................................................................................        A-31
GAAP..................................................................................................        A-15
Governmental Entity...................................................................................        A-12
Guarantees............................................................................................         A-1
Hazardous Materials...................................................................................        A-22
HSR Act...............................................................................................        A-18
include...............................................................................................        A-46
includes..............................................................................................        A-46
including.............................................................................................        A-46
Indemnifiable Claim...................................................................................        A-35
Indemnitees...........................................................................................        A-35
Indenture.............................................................................................         A-1
Independent Counsel...................................................................................        A-36
Initial Sale..........................................................................................         A-2
Interim Period........................................................................................        A-31
Joint Proxy Statement.................................................................................        A-32
knowledge of the Company..............................................................................        A-46
Lenders...............................................................................................        A-33
Licenses..............................................................................................        A-11
Lien..................................................................................................        A-15
made available........................................................................................        A-46

TERM                                                                                                     PAGE NO.
------------------------------------------------------------------------------------------------------  ----------
Maryland Department...................................................................................         A-3
Material Adverse Effect...............................................................................        A-11
Maximum Amount........................................................................................        A-35
Merger................................................................................................         A-1
Merger Consideration..................................................................................         A-3
Merrill Lynch.........................................................................................        A-17
Metropolitan Agreement................................................................................        A-31
MGCL..................................................................................................         A-1
New York Courts.......................................................................................        A-46
Non-Cash Proration Factor.............................................................................         A-7
Non-Electing Securities...............................................................................         A-6
Non-Electing Shares...................................................................................         A-3
Non-Electing Units....................................................................................         A-4
Notes.................................................................................................           1
NYSE..................................................................................................         A-5
OP Merger.............................................................................................         A-1
Outside Termination Date..............................................................................        A-41
Permits...............................................................................................        A-22
Person................................................................................................        A-10
Qualifying Income.....................................................................................        A-43
reasonable best efforts...............................................................................        A-45
Reckson...............................................................................................         A-1
Reckson Common Stock..................................................................................         A-2
Reckson Confidentiality Agreement.....................................................................        A-34
Reckson Disclosure Schedule...........................................................................        A-19
Reckson Leased Real Property..........................................................................        A-23
Reckson Leases........................................................................................        A-23
Reckson OP............................................................................................         A-1
Reckson Owned Real Property...........................................................................        A-23
Reckson Permitted Liens...............................................................................        A-23
Reckson Preferred Stock...............................................................................        A-20
Reckson Real Property.................................................................................        A-23
Reckson Rent Roll.....................................................................................        A-25
Reckson SEC Documents.................................................................................        A-20
Reckson Space Lease...................................................................................        A-25
Reckson Special Meeting...............................................................................        A-32
REIT..................................................................................................         A-2
REIT Requirements.....................................................................................        A-43
Release...............................................................................................        A-22
Representation Letter.................................................................................         A-2
Resolution............................................................................................         A-1
Schedule..............................................................................................        A-31
SEC...................................................................................................        A-15
Securities Act........................................................................................        A-12
Share Issuance........................................................................................        A-26
Share Issuance Approval...............................................................................        A-26
Special Dividend......................................................................................         A-4
Standstill Date.......................................................................................        A-31
Stock Purchase Agreement..............................................................................         A-2
Subsidiary............................................................................................        A-14
Surviving Entity......................................................................................         A-2

TERM                                                                                                     PAGE NO.
------------------------------------------------------------------------------------------------------  ----------
Tax Return............................................................................................        A-21
Taxes.................................................................................................        A-10
Termination Year......................................................................................        A-43
TIA...................................................................................................        A-12
Tower Articles Supplementary..........................................................................         A-2
Tower Preferred Stock.................................................................................        A-13
Transactions..........................................................................................         A-1
Transfer Taxes........................................................................................        A-38
Trust.................................................................................................        A-47
WARN Act..............................................................................................        A-38
without limitation....................................................................................        A-46

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of December 8, 1998, by and among Tower Realty Trust, Inc., a Maryland corporation (the "COMPANY"), Metropolitan Partners LLC, a Delaware limited liability company ("BUYER"), Reckson Operating Partnership, L.P., a Delaware limited partnership ("RECKSON OP"), and Reckson Associates Realty Corp., a Maryland corporation ("RECKSON").

                              W I T N E S S E T H

    WHEREAS, the respective Boards of Directors of the Company, Buyer and Reckson have each approved this Agreement and the merger of the Company with and into Buyer (with Buyer being the surviving entity) (the "MERGER"), upon the terms and subject to the conditions set forth herein, and in accordance with the Maryland General Corporation Law (the "MGCL") and the Delaware Limited Liability Company Act (the "DLLCA"), whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") (other than shares owned directly or indirectly by Buyer, Reckson OP, Reckson, any wholly owned Subsidiary (as defined in Section 3.5(a) hereof) of Buyer, Reckson or Reckson OP or by the Company or any wholly owned Subsidiary of the Company immediately prior to the Effective Time (as defined in Section 1.1(b) hereof)), will, upon the terms and subject to the conditions and limitations set forth herein, (A) at the election of the holders thereof either (x) be converted into either (1) .5725 of a share of class B exchangeable common stock, par value $.01 per share, of Reckson, having substantially the terms and designations set forth in the form of articles supplementary attached hereto as Exhibit A (the "CLASS B STOCK") and $7.2565 principal amount of 7% senior unsecured notes due 2009 of Reckson OP (the "NOTES"), guaranteed by Reckson (such guarantees, the "GUARANTEES"; unless the context requires otherwise, references herein to the "Notes" shall include the Guarantees) issued under and governed by an indenture substantially in the form attached hereto as Exhibit B-1 (the "INDENTURE") and by the terms of the resolutions and officer's certificate, each in the form attached as Exhibit B-2 (collectively, the "RESOLUTION") to be adopted by the Board of Directors of Reckson, if the Share Issuance Approval (as defined in
Section 4.22 hereof) is not obtained, or (2) .8364 of a share of Class B Stock if the Share Issuance Approval is obtained or (y) be converted into the right to receive $23 in cash payable to the holder thereof, without interest, in each case subject to the proration provisions set forth herein and (B) if the Share Issuance Approval has not been obtained and there has occurred an Adverse Recommendation Event (as defined hereafter), in addition to the consideration set forth in (x)(1) or (y) above, be converted into an additional $.8046 principal amount of Notes. As used herein, an "ADVERSE RECOMMENDATION EVENT" shall be deemed to have occurred if the Board of Directors of Reckson withdraws or amends or modifies in any material respect (or publicly announces an intention to withdraw or amend or modify in any material respect) its approval or recommendation of the Share Issuance;

    WHEREAS, in connection with the Merger, the following additional transaction will be effected (the Merger, together with the other documents, agreements and transactions contemplated by this Agreement, being referred to collectively as the "TRANSACTIONS"): the parties hereto shall cause the merger (the "OP MERGER") of Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "COMPANY OPERATING PARTNERSHIP"), with and into a newly formed entity created by Buyer (which shall be a direct or indirect Subsidiary of Buyer) ("BUYER OPERATING PARTNERSHIP"), pursuant to which each limited partnership interest (a "COMPANY OP UNIT") in the Company Operating Partnership (other than Company OP Units owned directly or indirectly by the Company, any wholly owned Subsidiary of the Company, Reckson OP, Buyer, Reckson or any wholly owned Subsidiary of Buyer, Reckson or Reckson OP) immediately prior to the Effective Time, will, upon the terms and subject to the conditions and limitations set forth herein,
(A) at the election of the holders thereof either (x) be converted into either
(1) .5725 of a share of Class B Stock and $7.2565 principal amount of Notes, if the Share Issuance Approval is not obtained, or (2) .8364 of a share of Class B Stock if the Share Issuance Approval is obtained or (y) be converted into the right to receive $23 in cash payable to the holder thereof, without interest, in each case subject to the proration provisions set forth herein and

(B) if the Share Issuance Approval has not been obtained and there has occurred an Adverse Recommendation Event, in addition to the consideration set forth in
(x)(1) or (y) above, be converted into an additional $.8046 principal amount of Notes;

    WHEREAS, as a condition precedent to the execution of this Agreement, (i) Reckson, Buyer and certain stockholders of the Company have entered into certain voting agreements whereby each of such stockholders has agreed to, subject to the terms and conditions of this Agreement, vote (x) at the Company Special Meeting (as defined in Section 5.3(a) hereof), the shares of Company Common Stock owned by each in favor of this Agreement and the Merger and (y) at the Reckson Special Meeting (as defined in Section 5.3(b) hereof), the shares of common stock, par value $.01 per share, of Reckson ("RECKSON COMMON STOCK") owned by each in favor of the Share Issuance (as defined in Section 4.21 hereof); and (ii) the Company and certain stockholders of Reckson have entered into certain voting agreements whereby each of such stockholders has agreed to, subject to the terms and conditions of this Agreement, vote (x) at the Reckson Special Meeting, the shares of Reckson Common Stock owned by each in favor of the Share Issuance and (y) at the Company Special Meeting, the shares of Company Common Stock owned by each in favor of this Agreement and the Merger;

    WHEREAS, concurrently with the execution and delivery of this Agreement, Reckson and the Company are entering into the stock purchase agreement (the "STOCK PURCHASE AGREEMENT"), providing for the issuance and sale to Reckson of 2,169,197 shares of preferred stock of the Company (the "COMPANY PREFERRED STOCK") with the terms and designations set forth in the articles supplementary of the Company, substantially in the form attached as Exhibit A to the Stock Purchase Agreement (the "TOWER ARTICLES SUPPLEMENTARY") (the "INITIAL SALE") and, in connection therewith, Reckson is executing and delivering that certain representation letter dated the date of this Agreement (the "REPRESENTATION LETTER");

    WHEREAS, concurrently with execution and delivery of this Agreement, Battle Fowler L.L.P. shall deliver its opinion to Reckson as to certain matters relating to the qualification of the Company as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "CODE");

    WHEREAS, concurrently with execution and delivery of this Agreement, Brown & Wood LLP shall deliver its opinion to Reckson as to certain matters relating to the qualification of Reckson as a REIT under the Code; and

    WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Reckson and the Company and Crescent Real Estate Equities Company ("CRESCENT") are entering into certain mutual releases; PROVIDED THAT if Crescent fails to acquire $85 million of preferred interests in Buyer prior to the Closing, the foregoing shall be of no force and effect.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions hereafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1 THE MERGER.

    (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the DLLCA and the MGCL, at the Effective Time, the Company shall be merged with and into Buyer, whereupon the separate existence of the Company shall cease, and Buyer shall continue as the surviving entity (sometimes referred to herein as the "SURVIVING ENTITY") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "Metropolitan Partners LLC."

    (b) Concurrently with the Closing (as defined in Section 1.12 hereof), the Company and Buyer will cause (i) a certificate of merger or consolidation (the "CERTIFICATE OF MERGER") with respect to the Merger to be executed and filed with the Office of the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") pursuant to the DLLCA and (ii) articles of merger (the "ARTICLES OF MERGER") with respect to the Merger to be executed and filed with and accepted for record by the State Department of Assessment and Taxation of Maryland (the "MARYLAND DEPARTMENT") pursuant to the MGCL. The Merger shall become effective on the date and time at which both the Certificate of Merger and the Articles of Merger have been duly filed with the Delaware Secretary of State and accepted for record by the Maryland Department, respectively, or at such other date and time as is agreed between the parties and specified in the Certificate of Merger and the Articles of Merger (not to exceed 30 days after acceptance for record of the Articles of Merger by the Maryland Department), and such date and time is hereinafter referred to as the "EFFECTIVE TIME." The OP Merger shall occur at, and be effective as of, the Effective Time.

    (c) From and after the Effective Time, the Surviving Entity shall possess all the rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Buyer.

    SECTION 1.2 EFFECT ON SHARES OF COMPANY COMMON STOCK AND COMPANY OP UNITS. At the Effective Time (and by reason of the consummation of the Merger and the OP Merger):

    (a) CONVERSION OF COMPANY COMMON STOCK AND COMPANY OP UNITS. Except as otherwise provided herein and subject to Section 1.4 hereof, each share of Company Common Stock and each Company OP Unit issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock and Company OP Units owned directly or indirectly by the Company, any wholly owned Subsidiary of the Company, Reckson, Reckson OP, Buyer or any wholly owned Subsidiary of Buyer, Reckson or Reckson OP) shall be converted into (A) if the Share Issuance Approval has not been obtained and there has been an Adverse Recommendation Event, $.8046 principal amount of Notes and (B) the following (collectively, the "MERGER CONSIDERATION"):

        (i) for each share of Company Common Stock with respect to which an election to receive cash has been effectively made pursuant to Section 1.3 hereof and not revoked or lost (a "CASH ELECTION"), the right to receive in cash an amount equal to $23 (collectively, such shares in respect of which a Cash Election shall have been made without taking into account the provisions of Section 1.4 hereof are herein sometimes referred to as "CASH ELECTION SHARES");

        (ii) for each share of Company Common Stock other than Cash Election Shares, either (A) if the Share Issuance Approval has not been obtained, then $7.2565 principal amount of Notes and .5725 of a fully paid and nonassessable share of Class B Stock or (B) if the Share Issuance Approval has been obtained then .8364 of a fully paid and nonassessable share of Class B Stock (collectively, "NON-ELECTING SHARES");

        (iii) for each Company OP Unit with respect to which an election to receive cash has been effectively made in accordance with Section 1.3 hereof and not revoked or lost (a "COMPANY OP CASH ELECTION"), the right to receive in cash an amount equal to $23 (collectively, such OP Units in respect of which a Company OP Cash Election shall have been made without taking into account provisions of Section 1.4 hereof are sometimes referred to as "COMPANY OP CASH ELECTION UNITS"); and

        (iv) for each Company OP Unit other than Company OP Cash Election Units, if the Share Issuance Approval has not been obtained then either (A) $7.2565 principal amount of Notes and .5725 of a fully paid and nonassessable share of Class B Stock or (B) if the Share Issuance

    Approval has been obtained then .8364 of a fully paid and nonassessable share of Class B Stock (collectively, "NON-ELECTING UNITS").

    (b) CANCELLATION OF SHARES OF COMPANY COMMON STOCK COMPANY PREFERRED STOCK AND COMPANY OP UNITS. As of the Effective Time, each share of Company Common Stock and each share of Company Preferred Stock owned by the Company or owned by Buyer, Reckson or any wholly owned Subsidiary of Buyer, Reckson or the Company immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto. All shares of Company Common Stock to be converted into the Merger Consideration pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive (i) the Merger Consideration, (ii) any dividends and other distributions in accordance with Sections 1.2(c) and 1.5(c) hereof and interest (or other) payments on the Notes in accordance with Section 1.5(c) hereof and (iii) any cash to be paid in lieu of any fractional share of Class B Stock or Notes (in denominations other than multiples of $1,000 (any such denominations being referred to herein as "FRACTIONAL NOTES" or a "FRACTION OF A NOTE")) in accordance with Section 1.5(d) hereof. As of the Effective Time, each Company OP Unit owned by the Company, Reckson, Reckson OP, Buyer or any wholly owned Subsidiary of the Company, Reckson, Reckson OP or Buyer immediately prior to the Effective Time shall automatically be converted into a limited partnership interest in Buyer Operating Partnership (a "BUYER OP UNIT"). All Company OP Units converted into Merger Consideration shall, by virtue of the OP Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of such Company OP Units prior to the Effective Time shall thereafter cease to have any rights with respect to such Company OP Units, except the right to receive (i) the Merger Consideration,
(ii) any dividends and other distributions in accordance with Sections 1.2(c) and 1.5(c) hereof and interest (or other) payments on the Notes in accordance with Section 1.5(c) hereof and (iii) any cash to be paid in lieu of any fractional share of Class B Stock or Fractional Notes in accordance with Section 1.5(d) hereof and in the case of Company OP Units owned by the Company, Reckson, Reckson OP, Buyer or any wholly owned Subsidiary of the Company, Reckson, Reckson OP or Buyer immediately prior to the Effective Time, the right to receive Buyer OP Units. Company OP Units not converted into Merger Consideration shall remain outstanding following the Effective Time.

    (c) COMPANY SPECIAL DIVIDEND. The Company has the right to declare and pay a dividend (the "SPECIAL DIVIDEND") to its stockholders, the record date for which shall be the close of business on the last business day prior to the Closing. The Special Dividend shall be equal to the Company's most recent regular quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the Closing and divided by ninety-one
(91); PROVIDED, HOWEVER, that the Special Dividend shall be increased to the extent the Company reasonably determines that the amount provided in the preceding clause may not be sufficient for the Company to qualify as a REIT for its taxable year ended December 31, 1997, December 31, 1998 or its taxable year ended on the Closing Date; PROVIDED, FURTHER, that the Special Dividend shall be reduced to the extent that the Board of Directors of the Company determines to fund the Trust (as defined in Section 8.12 hereof) pursuant to Section 8.12 hereof. The Special Dividend shall be paid in the ordinary course of business consistent with past practices of the Company as to the manner and timing of payment. Concurrently with the Special Dividend, an equivalent distribution shall be made by the Company Operating Partnership.

    (d) None of this Agreement, any merger agreement related to the OP Merger, or any certificate of merger or similar instrument shall provide, or be deemed to provide, appraisal rights (contractual or otherwise) to holders of Company Common Stock or Company OP Units.

    SECTION 1.3 SHARE ELECTION.

    (a) Each Person (as defined in Section 1.6 hereof) who, as of the Election Date referred to in subsection (c) below, is a record holder of shares of Company Common Stock or a record holder of Company OP Units, as the case may be, shall have the right to submit a Form of Election (as defined in Section 1.3(c) hereof) specifying the number of shares of Company Common Stock or Company OP Units, as the case may be, that such Person desires to be converted into the right to receive $23 in cash pursuant to the Cash Election or Company OP Cash Election, as applicable.

    (b) Prior to the mailing of the Joint Proxy Statement (as defined in Section 5.3(c) hereof), Buyer shall designate the Company's registrar or transfer agent, or such other bank, trust company, Person or Persons as shall be acceptable to the Company to act as exchange agent (the "EXCHANGE AGENT") for the payment of the Merger Consideration.

    (c) Buyer shall prepare and mail a form of election (which shall include a letter of transmittal), which form shall be subject to the reasonable approval of the Company (the "FORM OF ELECTION"), with or at substantially the same time as the Joint Proxy Statement to the record holders of shares of Company Common Stock and the record holders of Company OP Units as of the record date for the Company Special Meeting, which Form of Election shall be used by each record holder of shares of Company Common Stock and each record holder of Company OP Units who wishes to elect to receive cash for any or all shares of Company Common Stock or Company OP Units, as the case may be, held, subject to the provisions of Section 1.4 hereof, by such holder and, in connection with such election, to surrender its certificates representing such Company Common Stock. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to the Certificates (as defined in Section 1.5 hereof) shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify and instructions for making a Cash Election and for delivering shares of Company Common Stock in connection with such election. The Form of Election shall contain an undertaking by the holder of Company OP Units executing such Form of Election that such holder agrees not to sell, transfer or dispose of any Company OP Units without first notifying the Exchange Agent that such holder was revoking its election with respect thereto, it being understood that such revocation must comply with subsection (d) below. The Company shall use its reasonable best efforts to make the Form of Election and the Joint Proxy Statement available to all Persons who become holders of shares of Company Common Stock during the period between such record date and the Election Date. Any such holder's election to receive cash shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "ELECTION DATE") next preceding the date of the Company Special Meeting, a Form of Election properly completed and signed (and not revoked) and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the New York Stock Exchange (the "NYSE") or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five NYSE trading days after the date of execution of such guarantee of delivery).

    (d) Any Form of Election may be revoked by the stockholder or unitholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Buyer and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the share of Company Common Stock, if any, to which such Form of Election relates shall promptly be returned to the stockholder submitting the same to the Exchange Agent.

    (e) The determination of the Exchange Agent shall be binding as to whether or not elections have been properly made or revoked pursuant to this Section 1.3 with respect to shares of Company Common Stock and Company OP Units and when elections and revocations were received by it. If the Exchange Agent determines that any Cash Election was not properly made with respect to shares of Company Common Stock, then such shares of Company Common Stock shall be treated by the Exchange Agent at the Effective Time as Non-Electing Shares and such shares shall be exchanged in the Merger for shares of Class B Stock, or Class B Stock and Notes, as the case may be, pursuant to Section 1.2(a)(ii) hereof. If the Exchange Agent determines that any Company OP Cash Election was not properly made with respect to Company OP Units, then such Company OP Units shall be treated by the Exchange Agent at the Effective Time as Non-Electing Units, and such units shall be exchanged for shares of Class B Stock, or for Notes and Class B Stock, as the case may be, pursuant to 1.2(a)(iv) hereof. The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 1.4 hereof, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock and the holders of Company OP Units. The Exchange Agent may, with the mutual agreement of Buyer and the Company, make such rules as are consistent with this Section 1.3 for the implementation of the elections provided for herein as shall be necessary or desirable to effect such elections fully.

    SECTION 1.4 PRORATION.

    (a) Notwithstanding anything in this Agreement to the contrary, the minimum aggregate number of shares of Company Common Stock and number of Company OP Units which shall be converted at the Effective Time into shares of Class B Stock or Notes if the Share Issuance Approval is not obtained and into shares of Class B Stock if the Share Issuance Approval is obtained shall be equal to 13,973,024 plus 75% of the number of shares of Company Common Stock issued pursuant to outstanding Company Stock Options (as defined in Section 1.9 hereof) after the date of this Agreement (the "CLASS B STOCK NUMBER").

    (b) If the sum of (x) the number of Non-Electing Shares and (y) the number of Non-Electing Units (such sum, the "NON-ELECTING SECURITIES") is less than or equal to the Class B Stock Number, then:

    (i) all Non-Electing Securities shall be converted into Notes and Class B Stock (if the Share Issuance Approval is not obtained), or Class B Stock (if the Share Issuance Approval is obtained), in accordance with the terms of Sections 1.2(a)(ii) and 1.2(a)(iv) hereof; and

    (ii) additional shares of Company Common Stock and Company OP Units, other than Non-Electing Securities, shall be converted into Notes and Class B Stock (if the Share Issuance Approval is not obtained), or Class B Stock (if the Share Issuance Approval is obtained), in accordance with the terms of
    Section 1.2(a) hereof in the following manner:

       (1) a proration factor (the "CASH PRORATION FACTOR") shall be determined by dividing (x) the difference between the Class B Stock Number and the Non-Electing Securities by (y) the sum of (A) the number of Cash Election Shares and (B) the number of Company OP Cash Election Units; and

       (2) the number of Cash Election Shares and Company OP Cash Election Units, in addition to Non-Electing Securities, to be converted into Class B Stock and Notes (if the Share Issuance Approval is not obtained) or Class B Stock (if the Share Issuance Approval is obtained) shall be determined by multiplying the Cash Proration Factor by the total number of Cash Election Shares and Company OP Cash Election Units; and

    (iii) shares of Company Common Stock and Company OP Units shall be converted into shares of Class B Stock and Notes (if the Share Issuance Approval is not obtained) or Class B Stock (if the Share Issuance Approval is obtained) in accordance with Section 1.4(b)(ii)(2) hereof on a consistent basis among stockholders and unitholders who held shares of Company Common Stock or Company OP Units, as the case may be, as to which they made the elections referred to in Sections 1.2(a)(i) and 1.2(a)(iii) hereof, pro rata based upon the number of shares of Company Common Stock and number of Company OP Units as to which such election was made. Holders of Company Common Stock who made a Cash Election pursuant to Section 1.2(a)(i) hereof and holders of Company OP Units who made a Company OP Cash Election in accordance with Section 1.2(a)(iii) hereof, but who receive Class B Stock and/or Notes in accordance with this Section 1.4(b), shall have the portion of their Merger Consideration received in cash reduced proportionately to account for the receipt of Class B Stock and/or Notes pursuant to this
    Section 1.4(b).

    (c) If the number of Non-Electing Securities exceeds the Class B Stock Number, then each Non-Electing Share and each Non-Electing Unit shall either (x) be converted into Notes and shares of Class B Stock (if the Share Issuance Approval is not obtained), or shares of Class B Stock (if the Share Issuance Approval is obtained), or (y) be converted into the right to receive cash in accordance with the terms of Section 1.2(a) hereof in the following manner:

       (i) A proration factor (the "NON-CASH PRORATION FACTOR") shall be determined by dividing the Class B Stock Number by the total number of Non-Electing Securities;

       (ii) The number of Non-Electing Shares and Non-Electing Units which are converted into Notes and Class B Stock (if the Share Issuance Approval is not obtained) or Class B Stock (if the Share Issuance Approval is obtained) shall be determined by multiplying the Non-Cash Proration Factor by the number of Non-Electing Securities;

       (iii) All Non-Electing Securities, other than those shares and units which are converted into Notes and Class B Stock (if the Share Issuance Approval is not obtained) or Class B Stock (if the Share Issuance Approval is obtained) in accordance with clause (ii) of this subsection (c), shall be converted into the right to receive cash on a consistent basis among stockholders and unitholders who did not make the elections referred to in Sections 1.2(a)(i) and 1.2(a)(iii) hereof, pro rata based upon the number of shares of Company Common Stock and number of Company OP Units as to which such election was not made. Holders of Company Common Stock who did not make a Cash Election pursuant to Section 1.2(a)(i) hereof and holders of Company OP Units who did not make a Company OP Cash Election in accordance with Section 1.2(a)(iii) hereof, but who receive cash in accordance with this Section 1.4(c), shall have the portion of their Merger Consideration received in Notes and Class B Stock (if the Share Issuance Approval is not obtained) or Class B Stock (if the Share Issuance Approval is obtained) reduced proportionately to account for the receipt of cash pursuant to this Section 1.4(c).

    SECTION 1.5 EXCHANGE OF CERTIFICATES.

    (a) At or promptly following the Effective Time, Buyer shall deposit, or cause to be deposited with the Exchange Agent for the benefit of holders of shares of Company Common Stock and Company OP Units, cash and certificates representing shares of Class B Stock or cash, Notes and certificates representing the shares of Class B Stock, as the case may be, constituting the Merger Consideration. For purposes of this Section 1.5, holders of Company OP Units shall be treated in the same manner as holders of shares of Company Common Stock, except as provided in the last sentence of Section 1.5(b) hereof.

    (b) As of or promptly after, and in any event not later than five business days following, the Effective Time, the Surviving Entity shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "CERTIFICATES"),

(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Buyer and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) a certificate or certificates representing the number of full shares of Class B Stock and Notes, if any, into which all or a portion of the number of shares of Company Common Stock previously represented by such Certificate have been converted pursuant to this Agreement and (B) the amount of cash, if any, into which all or a portion of the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three business days of receipt thereof (or, in the case of any holders that surrender Certificates with a Form of Election prior to the calculation of the Cash Proration Factor and the Non-Cash Proration Factor, three business days after such calculation), and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates, or for the Merger Consideration deliverable to the holder of Company OP Units pursuant to the following sentence, except for interest accruing on the Notes in accordance with their terms. Immediately following delivery to the Exchange Agent of the Merger Consideration contemplated by
Section 1.5(a) hereof, the Exchange Agent shall cause to be delivered to the holders of Company OP Units the Merger Consideration that they are entitled in accordance with this Article I.

    (c) No dividends or other distributions with respect to shares of Class B Stock or interest with respect to the Notes, as the case may be, with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class B Stock and Notes represented thereby or to the holder of any Company OP Units by reason of the conversion of shares of Company Common Stock and Company OP Units pursuant to Sections 1.2(a),
1.3 and 1.4 hereof and no cash payment in lieu of fractional shares or Fractional Notes shall be paid to any such holder pursuant to Section 1.5(d) hereof until the surrender of such Certificate in accordance with this Article I or the delivery of the Merger Consideration to the holders of Company OP Units pursuant to the last sentence of Section 1.5(b). Subject to the effect of applicable laws, following surrender of any such Certificate or concurrently with such delivery, there shall be paid to the Person in whose name the shares of Class B Stock and Notes are registered (i) at the time of such surrender or delivery or as promptly after the sale of the Excess Shares or Excess Notes (as defined in Section 1.5(d) hereof) as practicable, the amount of any cash payable in lieu of fractional shares of Class B Stock or Fractional Notes to which such holder is entitled pursuant to Section 1.5(d) hereof and the amount of dividends or other distributions or interest with a record date after the Effective Time theretofore paid with respect to such Class B Stock or Notes issued upon conversion of Company Common Stock and Company OP Units, and (ii) at the appropriate payment date, the amount of dividends or other distributions or interest with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Class B Stock or Notes.

    (d) Notwithstanding any other provision of this Agreement, no fraction of a share of Class B Stock or of a Note shall be issued in connection with the Merger, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of Reckson. In lieu of any such fractional security, each holder of shares of Company Common Stock and Company OP Units otherwise entitled to a fraction of a share of Class B Stock or of a Note will be entitled to receive in accordance with the provisions of this Section 1.5 from the Exchange Agent, a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Class B Stock or Notes, as the case may be, which would otherwise be issued (respectively, the "EXCESS SHARES" and the "EXCESS NOTES"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The sale of the Excess Notes by the Exchange Agent shall be executed in the over-the-counter market. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock and Company OP Units, the Exchange Agent will, subject to Section 1.5(e) hereof, hold such proceeds in trust for the holders of shares of Company Common Stock and Company OP Units. Buyer shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock and Company OP Units in lieu of any fractional Class B Stock or Fractional Notes, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock and Company OP Units.

    (e) Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 1.5 (the "EXCHANGE FUND") which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Buyer, upon demand, and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article I shall (to the extent permitted by applicable law) thereafter look only to Buyer and only as general creditors thereof for payment of their claim for (i) cash, if any, (ii) shares of Class B Stock, if any, (iii) Notes, if any, (iv) any cash in lieu of fractional shares of Class B Stock and Fractional Notes and (v) any dividends or distributions with respect to shares of Class B Stock or interest with respect to Notes to which such holders may be entitled.

    (f) None of Buyer, Reckson, the Company or the Exchange Agent shall be liable to any Person in respect of shares of Class B Stock, Notes or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any cash, (ii) any cash in lieu of fractional shares of Class B Stock or Fractional Notes, (iii) any shares of Class B Stock or Notes or (iv) any dividends or distributions with respect to shares of Class B Stock or interest with respect to Notes in respect of which such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(b) hereof)), any such shares of Class B Stock, Notes, cash, dividends or distributions or interest in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Buyer, free and clear of all claims or interest of any Person previously entitled thereto.

    (g) The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Buyer on a daily basis. Any interest and other income resulting from such investments shall be paid to Buyer. Nothing contained in this Section 1.5(g) shall relieve Buyer, Reckson or the Exchange Agent from making the payments required by this Article I to be made to the holders of shares of Company Common Stock and to holders of Company Stock Options.

    SECTION 1.6 TRANSFER TAXES; WITHHOLDING. If the Merger Consideration is to be paid to a Person other than a Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered in exchange therefor shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined hereafter) required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. "PERSON" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof. For purposes of this Agreement, "TAXES" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

    SECTION 1.7 NO FURTHER OWNERSHIP RIGHTS IN SHARES OF COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof or delivered in accordance with the last sentence of Section 1.5(b) hereof shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificate or pertaining to Company OP Units, as the case may be.

    SECTION 1.8 CLOSING OF TRANSFER BOOKS AND RECORDS. At the Effective Time, the stock transfer books of the Company and corresponding records of the Company Operating Partnership shall be closed, and no transfer of shares of Company Common Stock or of Company OP Units, as the case may be, shall thereafter be made. Subject to the last sentence of Section 1.5(f) hereof, if after the Effective Time Certificates are presented to the Surviving Entity or the Exchange Agent, they shall be cancelled and exchanged as provided in this
Article I.

    SECTION 1.9 STOCK OPTIONS. Each option to acquire shares of Company Common Stock ("COMPANY STOCK OPTION") set forth in Schedule 1.9 of the disclosure schedule of the Company attached hereto (the "COMPANY DISCLOSURE SCHEDULE") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, become fully exercisable and vested and each such Company Stock Option shall, subject to obtaining the required consent, if any, of each holder of Company Stock Options, be cancelled. In consideration of such cancellation, the Company shall, subject to reduction for required withholding taxes, pay to each such holder of Company Stock Options an amount in cash in respect thereof equal to the product of (1) the excess, if any, of $23 over the exercise price of such Common Stock Option and (2) the number of shares of Company Common Stock subject thereto. The Company's obligations to make such payment to any holder of Company Stock Options shall be subject to having received the required consent, if any, of such holder to the cancellation of such Options and the Company shall use its reasonable best effort to obtain such consents prior to the Effective Time.

    SECTION 1.10 RESTRICTED STOCK. All unvested shares of restricted stock of the Company, set forth in Schedule 1.10 of the Company Disclosure Schedule, shall, by virtue of this Agreement and without further action of the Company, Buyer or the holder of such restricted shares, to the extent required in the plan, agreement or instrument pursuant to which such restricted stock was granted, vest and become free of all restrictions immediately prior to the Effective Time and shall be converted into the Merger Consideration pursuant to
Section 1.2 hereof.

    SECTION 1.11 [Intentionally Omitted]

    SECTION 1.12 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the closing of the Merger (the "CLOSING") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties hereto, which shall be no later than the second business day after the satisfaction of the conditions set forth in Section 6.1 hereof, at the offices of

Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date, the "CLOSING DATE").

                                   ARTICLE II
                              THE SURVIVING ENTITY

    SECTION 2.1 CERTIFICATE OF FORMATION. The Certificate of Formation of Buyer shall be the certificate of formation of the Surviving Entity until thereafter amended in accordance with applicable law.

    SECTION 2.2 OPERATING AGREEMENT. The operating agreement of Buyer in effect at the Effective Time shall be the operating agreement of the Surviving Entity until thereafter amended in accordance with applicable law, the certificate of formation of the Surviving Entity and the operating agreement of the Surviving Entity.

    SECTION 2.3 MEMBERS AND MANAGERS. From and after the Effective Time, the members and managers of Buyer at the Effective Time shall be the initial members and managers of the Surviving Entity, in each case until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as otherwise provided in the letter referred to in Section 5.1(u) hereof, the Company represents and warrants to Buyer as follows:

    SECTION 3.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and except as set forth in Schedule 3.1 of the Company Disclosure Schedule, has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "LICENSES") required to carry on its business as now conducted except for failures to have any such License which would not, individually or in the aggregate, have a Material Adverse Effect (as defined hereafter). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified would not, in the aggregate, have a Material Adverse Effect. As used herein, the term "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries or Reckson and its Subsidiaries, as the case may be, in each case taken as a whole, that is not a result of a decline or deterioration in the economy in general or the real estate markets in which such entities operate. The Company has heretofore made available to Reckson, Reckson OP and Buyer (collectively, the "BUYING ENTITIES") complete and correct copies of its charter and the by-laws of the Company (the "ARTICLES OF INCORPORATION" and "COMPANY BY-LAWS," respectively) as currently in effect.

    SECTION 3.2 CORPORATE AUTHORIZATION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the Company's stockholders as contemplated by Section 5.3 hereof, to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and, other than the approval and adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes, assuming due authorization, execution and delivery of this Agreement by each of the Buying Entities, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS.

    (a) Except as set forth in Schedule 3.3(a) of the Company Disclosure Schedule and assuming the delivery and accuracy of the Representation Letter, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or the Company By-laws;
(ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or except as otherwise contemplated by Sections 1.9 and 1.10 hereof, accelerate vesting under, any of the Company stock option or other benefit plans, or any grant or award made under any of the foregoing; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) or result in the creation of any Lien (as defined in Section 3.5(b) hereof) upon any properties of the Company or any of its Subsidiaries (other than Company Permitted Liens) under any of the terms, conditions or provisions of, any note, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, license, lease or agreement or similar instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iv) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which the Company or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii), (iii) and
(iv) such requirements, defaults, breaches, rights, violations or creations of such liens, security interests, charges or encumbrances (A) that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which any of the Buying Entities or any of their respective affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, any of the Buying Entities.

    (b) Except as set forth in Schedule 3.3(b) of the Company Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, court, tribunal, commission, board bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign (each, a "GOVERNMENTAL ENTITY"), is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the DLLCA and the Articles of Merger in accordance with the MGCL and filings to maintain the good standing of the Surviving Entity; (ii) compliance with any applicable requirements of (A) the Securities Act of 1933 and the rules and regulations thereunder (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT") and (B) the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "TIA"); (iii) compliance with any applicable requirements of state takeover laws; (iv) any Tax Returns (as defined in Section 4.10 hereof) that may be required in connection with the Merger and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which any of the Buying Entities or any of their respective affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, any of the Buying Entities.

    (c) For purposes of this Agreement, "COMPANY PERMITTED LIENS" means (i) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Liens arising or incurred in the ordinary course of business for sums not yet due and payable and such Liens as are being contested by the Company in good faith, (ii) Liens arising or resulting from any action taken by any of the Buying Entities, (iii) matters that would be disclosed by an accurate survey or inspection of the Company Real Property (as defined hereafter), (iv) Liens for current Taxes not yet due or payable, (v) any covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments and other matters affecting title which are shown as exceptions on the Company's title insurance policies and/or title commitments or reports which have been made available to the Buying Entities, (vi) any other covenants, conditions, restrictions, reservations, rights, non-monetary Liens, easements, encumbrances, encroachments and other matters affecting title which do not individually or in the aggregate materially adversely affect the value or use of any of the Company Real Property as it is presently used, (vii) Company Space Leases (as defined hereafter) and (viii) matters set forth in Schedule 3.3(c) of the Company Disclosure Schedule and/or permitted pursuant to Sections 5.1(n), 5.1(r), 5.1(s) or 5.4 hereof. "COMPANY LEASES" means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which the Company or any of its Active Subsidiaries is the lessee, sublessee, licensee, user or occupant of Company Real Property, or interests therein. "COMPANY LEASED REAL PROPERTY" means all interests in real property pursuant to the Company Leases. "COMPANY OWNED REAL PROPERTY" means the real property owned in fee by the Company and its Subsidiaries necessary for the conduct of, or otherwise material to, the business of the Company and its Subsidiaries as it is currently conducted. "COMPANY REAL PROPERTY" means the Company Owned Real Property and the Company Leased Real Property. "COMPANY SPACE LEASE" means each lease or other right of occupancy affecting or relating to a property in which the Company or its Subsidiaries (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of a lease agreement or as successor to any prior landlord.

    SECTION 3.4 CAPITALIZATION.

    (a) The authorized stock of the Company consists of 150,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "TOWER PREFERRED STOCK"). As of October 31, 1998, there were (i) 16,958,355 shares of Company Common Stock, (ii) no shares of Tower Preferred Stock and (iii) 18,643,127 Company OP Units issued and outstanding. Except for the Company Preferred Stock, all shares of stock of the Company and all Company OP Units have been duly authorized and validly issued and are fully paid and nonassessable and are free of pre-emptive rights. As of October 31, 1998, there were (i) outstanding Company Stock Options in respect of 1,269,275 shares of Company Common Stock at an option price, in each case, equal to $26 per share, which Options were granted pursuant to the Company's 1997 Incentive Plan (the "1997 Plan") and an additional 338,846 shares of Company Common Stock available for future grants pursuant to the 1997 Plan through December 31, 1998, (ii) up to 200,000 shares of Company Common Stock authorized for possible issuance pursuant to the Company's 1997 Directors' Plan, (iii) no agreements with respect to stock bonuses for shares of Company Common Stock and
(iv) 2,000,000 shares of Company Common Stock reserved for issuance upon exchange of Company OP Units.

    (b) Except (i) as set forth in this Section 3.4, (ii) for Company OP Units (which, subject to certain restrictions, may be exchanged by holders thereof for shares of Company Common Stock), (iii) as required under the Second Amendment and Restatement of Agreement of Limited Partnership of the Company Operating Partnership, as amended (the "COMPANY OPERATING PARTNERSHIP AGREEMENT"), (iv) for changes since October 31, 1998 resulting from the exercise of Options outstanding on such date, (v) the Company Preferred Stock issued to Reckson in the Initial Sale and (vi) as set forth in Schedule 3.4 of the Company Disclosure Schedule, there are outstanding (A) no shares of stock or other voting securities or partnership interests of the Company, (B) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of stock or voting securities or partnership interests of the Company and
(C) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any stock, voting securities or partnership interests or securities convertible into or exchangeable for stock or voting securities of the Company (the items in clauses (A), (B) and (C) being referred to collectively as the "COMPANY SECURITIES"). Except (x) as required pursuant to rights of first refusal or rights of first offer, "buy-sell" provisions, anti-dilution provisions or pro-rata funding obligations set forth in the terms of any partnership or joint venture agreement governing any of the partnerships, joint ventures or business trusts in which the Company Operating Partnership owns an interest (collectively, the "COMPANY JOINT VENTURES") existing on the date of this Agreement, a list of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (y) as set forth in Schedule 3.4 of the Company Disclosure Schedule and (z) as required under the Company Operating Partnership Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or any stock, voting securities or other ownership interests in any Subsidiary of the Company or make any material investment (in the form of a loan, contribution or otherwise) in any Person (other than a Subsidiary of the Company or a wholly owned Company Joint Venture).

    SECTION 3.5 SUBSIDIARIES.

    (a) Each Subsidiary of the Company that is actively engaged in any business or owns any material assets (each, an "ACTIVE SUBSIDIARY") (i) that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization, (iii) except as set forth in
Schedule 3.5(a) of the Company Disclosure Schedule, has all corporate power and authority to, and all governmental licenses, authorizations, consents and approvals required to, carry on its business as now conducted and (iv) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensing necessary, except for failures of this representation and warranty to be true which would not, in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, "SUBSIDIARY" means with respect to any Person, any corporation, limited partnership or other entity of which such Person owns, directly or indirectly, more than 50% of the outstanding voting stock or other equity interests. All Subsidiaries and their respective jurisdictions of incorporation are identified in Schedule 3.5(a) of the Company Disclosure Schedule.

    (b) Except as set forth in Schedule 3.5(b) of the Company Disclosure Schedule, (i) all of the outstanding shares of stock of each Subsidiary of the Company that is a corporation are duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by the Company or by a Subsidiary of the Company (other than directors' qualifying shares and nominal shares held by other Persons as may be required by local law) free and clear of any Liens or limitations on voting rights and (ii) all equity interests in each Subsidiary of the Company that is a partnership, joint venture, limited liability company or trust are owned by the Company or by a Subsidiary of the Company, free and clear of any Liens or limitations on voting rights; PROVIDED THAT no representation is made as to any shares of stock or other equity interests owned by any Persons other than the Company. Except as set forth in Schedule 3.5(b) of the Company Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for, any of the stock or other equity interests of any of such Subsidiaries. Except as set forth in Schedule 3.5(b) of the Company Disclosure Schedule, there are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    (c) Except for interests in the Subsidiaries and except as set forth in
Schedule 3.5(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

    SECTION 3.6 SEC DOCUMENTS. The Company has timely filed all required reports, proxy statements, forms and other documents with the Securities and Exchange Commission (the "SEC") since October 16, 1997 (the "COMPANY SEC DOCUMENTS"). As of their respective dates, and giving effect to any amendments thereto, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and
(ii) none of the Company SEC Documents (except as to the financial statements contained therein, which are dealt with in Section 3.7 hereof) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 3.7 FINANCIAL STATEMENTS. The financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (a) comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) are in conformity with generally accepted accounting principles ("GAAP"), applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q as filed with the SEC under the Exchange Act) during the periods involved (except as may be indicated in the related notes and schedules thereto) and (c) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    SECTION 3.8 [Intentionally Omitted]

    SECTION 3.9 JOINT PROXY STATEMENT; FORM S-4 REGISTRATION STATEMENT; OTHER INFORMATION. None of the information with respect to the Company or its Subsidiaries to be included in the Joint Proxy Statement or any amendments thereof or supplements thereto or the Form S-4 Registration Statement (as defined in Section 5.17 hereof) will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or such amendments or supplements thereto, and at the time of the Company Special Meeting and, if different, the Reckson Special Meeting, or, in the case of the Form S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information related to any of the Buying Entities or any of their respective affiliates included in the Joint Proxy Statement or the Form S-4 Registration Statement, as the case may be. The Joint Proxy Statement and the Form S-4 Registration Statement will each comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations promulgated under each of such statutes.

    SECTION 3.10 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC. Except as disclosed in the Company SEC Documents filed by the Company and as set forth in Schedule
3.10 of the Company Disclosure Schedule, (i) since September 30, 1998, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been a Material Adverse Effect and (ii) since September 30, 1998, there has not been:

    (a) any declaration, setting aside or payment of any dividend or other distribution (other than regular quarterly dividends or regular distributions pursuant to the Company Operating Partnership Agreement (or as necessary to maintain REIT status)) with respect to the shares of Company Common Stock or the Company OP Units, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of (x) any outstanding shares of stock or other equity securities of, or other ownership interests in, the Company or
(y) the Company OP Units;

    (b) any amendment of any material term of any outstanding security issued by the Company or any Subsidiary of the Company;

    (c) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than in the ordinary course of business which, in any event, does not exceed $301,960,000 in the aggregate outstanding as of the date of this Agreement and, of which, no more than $8,000,000 represents an increase in aggregate outstanding indebtedness as of the date of this Agreement from that owed or guaranteed by the Company on September 30, 1998;

    (d) any creation or assumption by the Company or any Subsidiary of the Company of any Lien on any asset other than in the ordinary course of business and other than Liens which, in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

    (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which has had a Material Adverse Effect;

    (f) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in GAAP;

    (g) except as a result of increases permitted by clause (iv) below, any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or
(iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, in each case, other than in the ordinary course of business, including year-end bonuses and salary adjustments to the extent set forth in Schedule 5.1(q) of the Company Disclosure Schedule;

    (h) any commitment or contractual obligation relating to any capital expenditure (each, a "COMMITMENT") entered into by the Company or any of its Subsidiaries, other than immaterial Commitments in the ordinary course of business; or

    (i) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

    SECTION 3.11 TAXES.

    (a) The Company has exercised ordinary business care and prudence (within the meaning of Treasury Regulation section 1.856-7(c)) in attempting to satisfy the requirements of sections 856(c)(2) and (3) of the Code to the date hereof, and will continue to exercise such ordinary business care and prudence, to meet the requirements of sections 856(c)(2) and (3) of the Code, and if there is any failure of the Company to meet the requirements of sections 856(c)(2) or (3) of the Code, or of both such sections, all such failures would be with reasonable cause and none would be the result of willful neglect (within the meaning of section 856(c)(6)(C) of the Code).

    (b) Any incorrect information that is included by the Company in the schedule referred to in clause (ii) of the last paragraph of Section 5.1 hereof will not be due to fraud with intent to evade Tax.

    (c) The Company has delivered to Reckson copies of the federal and state income tax returns of the Company for its taxable year ending December 31, 1997 and, if previously filed, its taxable year ending December 31, 1998, all of which were timely filed with the applicable taxing authority. Such copies are complete copies of such tax returns as filed.

    (d) The Company has elected to be taxed as a REIT within the meaning of the Code for its taxable year ending December 31, 1997, and has not revoked such election.

    (e) As of the date of this Agreement, the Company and its Subsidiaries have not received any written notices of deficiency or assessment from any taxing authority with respect to Taxes of the Company or its Subsidiaries for any amount of Taxes that would be material to any of the Company or its Subsidiaries individually or in the aggregate that have not been fully paid or finally settled or are being contested in good faith.

    SECTION 3.12 MATERIAL CONTRACTS. As of the date of this Agreement, (i) except as set forth in Schedule 3.12 of the Company Disclosure Schedule and except for the Revolving Credit Agreement referred to in clause (ii) below, neither the Company nor any of its Subsidiaries is in default (nor with notice or lapse of time or both would the Company or any of its Subsidiaries be in default) under any contract or agreement, commitment and instrument which is required to be filed as an exhibit to the Company SEC Documents except for such defaults which, if not cured, would not in the aggregate reasonably be expected to have a Material Adverse Effect and (ii) assuming that Reckson has paid the purchase price payable under the Stock Purchase Agreement and that the Company applies the proceeds from the Initial Sale as provided in the Stock Purchase Agreement, there is not currently in existence any Default (as such term is defined in the Revolving Credit Agreement, dated as of October 20, 1997, among the Company Operating Partnership, Merrill Lynch and the Banks named therein).

    SECTION 3.13 [Intentionally Omitted]

    SECTION 3.14 [Intentionally Omitted]

    SECTION 3.15 [Intentionally Omitted]

    SECTION 3.16 [Intentionally Omitted]

    SECTION 3.17 [Intentionally Omitted]

    SECTION 3.18 FINDERS' FEES. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any Subsidiary of the Company that would be entitled to any fee or commission from the Company, any Subsidiary of the Company, any Buying Entity or any affiliate of any of the Buying Entities upon consummation of the Transactions.

    SECTION 3.19 OPINION OF FINANCIAL ADVISORS. The Company has received the opinion or advice of Merrill Lynch to the effect that, as of such date, the consideration to be received by holders of shares of Company Common Stock (other than any Buying Entity or any affiliate of any of the Buying Entities) pursuant to the Merger is fair from a financial point of view to such holders. A copy of the written opinion of Merrill Lynch will be delivered to Reckson as soon as practicable after the date of this Agreement.

    SECTION 3.20 BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has (a) determined that this Agreement and the Transactions, taken together, are advisable, fair to and in the best interests of the stockholders of the Company; (b) taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in
Section 3-602 of the MGCL inapplicable to this Agreement and the Merger; and (c) resolved to recommend that the stockholders of the Company approve this Agreement and the Transactions.

    SECTION 3.21 VOTE REQUIRED; NO APPRAISAL RIGHTS.

    (a) The affirmative vote of a majority of all of the votes of Company Common Stock entitled to be cast is the only vote of the holders of any class or series of the Company's stock necessary or required under this Agreement or under applicable law to approve the Merger, this Agreement and the Transactions.

    (b) No holder of Company Common Stock or Company OP Units is entitled to dissenters' rights, appraisal rights or similar rights to "fair value" in connection with the Merger or the OP Merger, whether under the MGCL, the DLLCA, or otherwise.

    SECTION 3.22 [Intentionally Omitted]

    SECTION 3.23 INVESTMENT COMPANY ACT OF 1940. Neither the Company nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT").

    SECTION 3.24 HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976. For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its stockholders.

    SECTION 3.25 STATE TAKEOVER STATUTES. The Company has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation of any applicable "fair price," "moratorium," "control share acquisition" or any other applicable anti-takeover statute enacted under the state or federal laws of the United States or similar statute or regulation.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF RECKSON,
                              RECKSON OP AND BUYER

    Each of Reckson, Reckson OP and Buyer, jointly and severally, represents and warrants to the Company as follows:

    SECTION 4.1 CORPORATE EXISTENCE AND POWER. Reckson is a corporation, Buyer is a limited liability company and Reckson OP is a limited partnership and each is duly organized, validly existing and in good standing under the laws of the state of Maryland, as to Reckson, and Delaware, as to Buyer and Reckson OP, and has all power and authority and Licenses to carry on its business as now conducted except for failures to have any such License which would not, individually or in the aggregate, have a Material Adverse Effect. Buyer is a direct or indirect Subsidiary of Reckson. Each of Reckson, Buyer and Reckson OP has heretofore delivered to the Company complete and correct copies of its governing documents or other organizational documents of like import, as currently in effect.

    SECTION 4.2 AUTHORIZATION. Each of Reckson, Reckson OP and Buyer has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, as the general partner of Reckson OP, to adopt the Resolution. Reckson OP has the requisite power and authority to execute and deliver the Notes and the Indenture and to perform its obligations thereunder. Reckson has the requisite power and authority to execute, deliver and perform the Guarantees. The execution and delivery of this Agreement, and the performance of their obligations hereunder have been duly and validly authorized by all requisite action by Reckson, Reckson OP and Buyer, the execution and delivery of the Notes and the Indenture and the performance of its obligations thereunder have been duly and validly authorized by all requisite action by Reckson OP, the execution and delivery of the Guarantees and the performance of its obligations thereunder have been (and the Resolution will, prior to the filing with the SEC of the Form S-4 Registration Statement and the filing of the preliminary Joint Proxy Statement, be) duly and validly authorized by all requisite action by Reckson, and no other corporate, limited liability company or partnership proceedings on the part of (and no approval of any stockholders or partners of) Reckson, Reckson OP or any other Subsidiary of Reckson are necessary to authorize the execution, delivery and performance of this Agreement, the Notes, the Guarantees and the Indenture; PROVIDED, HOWEVER, the Share Issuance is subject to the approval of the stockholders of Reckson in accordance with Section 4.22 hereof. This Agreement has been duly executed and delivered by Reckson, Reckson OP and Buyer. The Notes, the Guarantees and the Indenture, assuming that the Share Issuance Approval is not obtained, will prior to the Effective Time be duly executed and delivered by Reckson OP. This Agreement constitutes, and the Indenture and Notes when executed and delivered by Reckson OP (and, in the case of the Notes and Guarantees, when authenticated by the trustee under the Indenture), and the Guarantees when executed by Reckson, will constitute (assuming due authorization, execution and delivery of this Agreement by the Company), valid and binding obligations of Reckson, Reckson OP and Buyer (in the case of this Agreement) and of Reckson OP (in the case of the Notes and the Indenture) and Reckson (in the case of the Guarantees) enforceable against such respective companies in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The Notes, Indenture and Guarantees when executed, delivered and authenticated as aforesaid will reflect and, in the case of the Notes and Guarantees, be subject to the terms of the Resolution.

    SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS.

    (a) Except as set forth in Schedule 4.3(a) of the disclosure schedule of Reckson, Reckson OP and Buyer attached hereto (the "RECKSON DISCLOSURE SCHEDULE"), neither the execution and delivery of this Agreement, the Indenture, the Notes and the Guarantees, nor the performance by each of Reckson, Buyer and Reckson OP of their obligations hereunder and thereunder, including the adoption of the Resolution, will (i) conflict with or result in any breach of any provision of the articles of incorporation, by-laws or similar constituent documents of each of Reckson, Buyer and Reckson OP or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of, any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which Reckson or any of its Subsidiaries, including Reckson OP, is a party or by which any of them or any of their assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which Reckson, Buyer or any of their Subsidiaries, including Reckson OP, is subject, excluding from the foregoing clauses (ii) and
(iii) such
requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of Reckson, Reckson OP or Buyer to perform their obligations hereunder or under the Notes or the Indenture or (B) that become applicable as a result of the business or activities in which the Company or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, the Company.

    (b) Except as set forth in Schedule 4.3(b) of the Reckson Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by Reckson, Reckson OP or Buyer or of the Notes, the Guarantees and the Indenture by Reckson OP or the performance by Reckson, Reckson OP or Buyer of their obligations hereunder, including the adoption of the Resolution, or by Reckson OP of its obligations under the Notes and the Indenture, except (i) the filing of the Certificate of Merger in accordance with the DLLCA and the Articles of Merger in accordance with the MGCL and filings to maintain the good standing of the Surviving Entity; (ii) compliance with any applicable requirements of (A) the Securities Act, the Exchange Act and the TIA; (iii) compliance with any applicable requirements of state takeover laws; (iv) any Tax Returns that may be required in connection with the Merger and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the ability of Reckson or Buyer to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which the Company or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, the Company.

    SECTION 4.4 CAPITALIZATION. The authorized stock of Reckson consists of 100,000,000 shares of Reckson Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of Reckson (the "RECKSON PREFERRED STOCK"). As of December 3, 1998, there were (i) 40,035,419 shares of Reckson Common Stock and (ii) 9,192,000 shares of Reckson Preferred Stock issued and outstanding. All shares of capital stock of Reckson and all general and limited partnership interests in Reckson OP have been duly authorized and validly issued and are fully paid and, except with respect to the general partnership interest in Reckson OP, nonassessable. As of December 3, 1998, there were outstanding Options in respect of 4,733,144 shares of Reckson Common Stock at option prices ranging from $12.041 to $27.041 per share. Upon conversion of all existing units of limited partnership interest in the Reckson OP, there would be 47,800,047 (49,166,985 shares including the conversion of convertible preferred units) shares of Reckson Common Stock outstanding. Except as set forth in Schedule 4.4 of the Reckson Disclosure Schedule, there are outstanding (A) no shares of stock or other voting securities or partnership interests of Reckson or Reckson OP,
(B) no securities of Reckson or any Subsidiary of Reckson convertible into or exchangeable for shares of stock or voting securities or partnership interests of Reckson or Reckson OP and (C) no options or other rights to acquire from Reckson or any Subsidiary of Reckson, and no obligation of Reckson or Reckson OP to issue, any stock, voting securities or partnership interests or securities convertible into or exchangeable for stock or voting securities or partnership interests of Reckson or Reckson OP.

    SECTION 4.5 SEC DOCUMENTS. Reckson has timely filed all required reports, proxy statements, forms and other documents required to be filed by it with the SEC since January 1, 1997 (collectively, the "RECKSON SEC DOCUMENTS"). As of their respective dates, and giving effect to any amendments thereto, (a) the Reckson SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the Reckson SEC Documents (except as to the financial statements contained therein, which are dealt with in Section 4.6 hereof) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 4.6 FINANCIAL STATEMENTS. The financial statements of Reckson (including, in each case, any notes and schedules thereto) included in the Reckson SEC Documents (a) comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) are in conformity with GAAP, applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q as filed with the SEC under the Exchange Act) during the periods involved (except as may be indicated in the related notes and schedules thereto) and (c) fairly present, in all material respects, the consolidated financial position of Reckson and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

    SECTION 4.7 [Intentionally Omitted]

    SECTION 4.8 JOINT PROXY STATEMENT; FORM S-4 REGISTRATION STATEMENT; OTHER INFORMATION. None of the information with respect to Reckson or its Subsidiaries supplied by Reckson in writing specifically for inclusion in the Joint Proxy Statement or any amendments thereof or supplements thereto or in the Form S-4 Registration Statement will, in the case of the Joint Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement or any amendments or supplements thereto and at the time of the Company Special Meeting and, if different, the Reckson Special Meeting, or, in the case of the Form S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Reckson with respect to information related to the Company or any affiliate of the Company included in the Joint Proxy Statement or the Form S-4 Registration Statement, as the case may be. The Joint Proxy Statement and the Form S-4 Registration Statement will each comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations promulgated under each of such statutes.

    SECTION 4.9 ABSENCE OF MATERIAL ADVERSE CHANGES, ETC. Except as disclosed in the Reckson SEC Documents filed by Reckson and as set forth in Schedule 4.9 of the Reckson Disclosure Schedule, since September 30, 1998, Reckson and its Subsidiaries have conducted their business in the ordinary course of business and there has not been a Material Adverse Effect.

    SECTION 4.10 TAXES.

    (a) Except as set forth in Schedule 4.10 of the Reckson Disclosure Schedule,
(i) all Tax Returns required to be filed by or with respect to Taxes of Reckson and its Subsidiaries have been filed in a timely manner (taking into account all lawful extensions of due dates), other than those Tax Returns as to which the failure to file would not reasonably be expected to have a Material Adverse Effect and all such Tax Returns are true, complete and correct in all material respects, (ii) all Taxes due and payable have been paid or adequate provision in accordance with GAAP with respect to the matters covered by such Tax Returns has been made for the payment therefor, (iii) Reckson and its Subsidiaries have not received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of Reckson or its Subsidiaries that have not been fully paid, finally settled or contested in good faith and (iv) there are no Liens with respect to Taxes upon any of the properties or assets of Reckson or its Subsidiaries other than Liens for Taxes not yet due or payable or that are being contested in good faith and other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "TAX RETURN" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

    (b) Reckson (i) for all taxable years commencing with its taxable year ending December 31, 1996 has been subject to taxation as a REIT within the meaning of the Code and its proposed method of operation, taking into account the Merger and assuming the accuracy of the opinion of Battle Fowler L.L.P. referred to in Section 6.3(d) hereof, will enable it to continue to qualify as a REIT for each taxable year ending after the Closing and (ii) has not taken or omitted to take any action which would result in a successful challenge to its status as a REIT.

    SECTION 4.11 COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.11 of the Reckson Disclosure Schedule, Reckson and its Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any Governmental Entity applicable to their respective businesses and operations, except for such violations, if any, which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All governmental approvals, permits and licenses (collectively, "PERMITS") required to conduct the business of Reckson and its Subsidiaries have been obtained, are in full force and effect and are being complied with except for such violations and failures to have Permits in full force and effect, if any, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

    SECTION 4.12 ENVIRONMENTAL MATTERS.

        (a) (i) "CLEANUP" means all actions required to: (A) cleanup, remove, treat or remediate Hazardous Materials (as defined hereafter) in the indoor or outdoor environment; (B) prevent the Release (as defined hereafter) of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

        (ii) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (B) circumstances forming the basis of any violation of any Environmental Law (as defined hereafter).

        (iii) "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

        (iv) "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

        (v) "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        (b) (i) Except as set forth in Schedule 4.12(b)(i) of the Reckson Disclosure Schedule, to the knowledge of Reckson, Reckson and its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Reckson and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.12(b)(i) of the Reckson Disclosure Schedule, since January 1, 1996 and prior to the date of this Agreement, neither Reckson nor any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that Reckson or any of its Subsidiaries is not in such compliance, except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (ii) Except as set forth in Schedule 4.12(b)(ii) of the Reckson Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of Reckson, threatened against Reckson or any of its Subsidiaries or, to the knowledge of Reckson, against any Person whose liability for any Environmental Claim Reckson or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would reasonably be expected to have a Material Adverse Effect.

        (iii) Except as set forth in Schedule 4.12(b)(iii) of the Reckson Disclosure Schedule, there are no present or, to the knowledge of Reckson, past, actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material that could form the basis of any Environmental Claim against Reckson or any of its Subsidiaries or, to the knowledge of Reckson, against any Person whose liability for any Environmental Claim Reckson or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 4.13 REAL PROPERTY.

    (a) For purposes of this Agreement, "RECKSON PERMITTED LIENS" means (i) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Liens arising or incurred in the ordinary course of business for sums not yet due and payable and such Liens as are being contested by Reckson in good faith, (ii) Liens arising or resulting from any action taken by the Company, (iii) matters that would be disclosed by an accurate survey or inspection of the Reckson Real Property, (iv) Liens for current Taxes not yet due or payable, (v) any covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments and other matters affecting title which are shown as exceptions on Reckson's title insurance policies and/or title commitments or reports which have been made available to the Company, (vi) any other covenants, conditions, restrictions, reservations, rights, non-monetary Liens, easements, encumbrances, encroachments and other matters affecting title which would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (vii) matters set forth in Schedule 4.13(a) of the Reckson Disclosure Schedule. "RECKSON LEASES" means the real property leases, subleases, licenses and use or occupancy agreements pursuant to which Reckson or any of its Active Subsidiaries is the lessee, sublessee, licensee, user or occupant of real property other than Reckson Owned Real Property, or interests therein necessary for the conduct of, or otherwise material to, the business of Reckson and its Subsidiaries as it is currently conducted. "RECKSON LEASED REAL PROPERTY" means all interests in real property pursuant to the Reckson Leases. "RECKSON OWNED REAL PROPERTY" means the real property owned in fee by Reckson and its Subsidiaries necessary for the conduct of, or otherwise material to, the business of Reckson and its Subsidiaries as it is currently conducted. "RECKSON REAL PROPERTY" means Reckson Owned Real Property and Reckson Leased Real Property.

    (b) Schedule 4.13(b) of the Reckson Disclosure Schedule contains a complete and correct list of all Reckson Owned Real Property setting forth information sufficient to identify specifically such Reckson Owned Real Property. Reckson and its Subsidiaries have good, valid and insurable (at commercially reasonable rates) title to the Reckson Owned Real Property, free and clear of any Liens other than Reckson Permitted Liens.

    (c) Schedule 4.13(c) of the Reckson Disclosure Schedule contains a complete and correct list of all the Reckson Leased Real Property and Reckson Leases. Except for such exceptions as would not, in the aggregate, have a Material Adverse Effect (i) each Reckson Lease is valid and binding upon Reckson and its Subsidiaries and in full force and effect and grants the lessee under the Lease the exclusive right to use and occupy the premises and (ii) either Reckson or its Subsidiaries has good and valid title to the leasehold estate or other interest created under the Reckson Leases. To the knowledge of Reckson, no non-monetary defaults exist under the Reckson Leases which, individually or in the aggregate, would have a Material Adverse Effect.

    (d) The use and operation of the Reckson Real Property in the conduct of the business of Reckson and its Subsidiaries does not violate any instrument of record or agreement affecting the Reckson Real Property, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

    (e) To the best knowledge of Reckson, valid policies of title insurance have been issued insuring the applicable Reckson's or its Subsidiary's fee simple title to the Reckson Owned Real Property owned by it, subject only to Reckson Permitted Liens, except where the failure of such policies to be in full force and effect would not reasonably be expected, in the aggregate, to have a Material Adverse Effect. To the best knowledge of Reckson, such policies are, at the date hereof, in full force and effect, except where the failure to have such valid policies of title insurance would not reasonably be expected, in the aggregate, to have a Material Adverse Effect. To the best knowledge of Reckson, no material claim has been made against any such policy.

    (f) Except as provided in Schedule 4.13(f) of the Reckson Disclosure Schedule, Reckson and its Subsidiaries have no knowledge (i) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Reckson Real Property or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Reckson Real Property or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Reckson Real Property has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same which would have a Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement having a Material Adverse Effect issued by any Governmental Entity, (iii) of any structural defects relating to any Reckson Real Property which would have a Material Adverse Effect, (iv) of any Reckson Real Property whose building systems are not in working order so as to have a Material Adverse Effect, or (v) of any physical damage to any Reckson Real Property which would have a Material Adverse Effect for which there is no insurance in effect covering the cost of the restoration.

    (g) Neither Reckson nor any of its Subsidiaries has received any written or published notice that is required to be disclosed in the Reckson SEC Documents and is not disclosed therein to the effect that (i) any condemnation proceedings are pending or threatened with respect to any Reckson Real Property or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any Reckson Real Property or by the continued maintenance, operation or use of the parking areas, except for such notices that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

    (h) The rent roll set forth in Schedule 4.13(h) of the Reckson Disclosure Schedule (the "RECKSON RENT ROLL") lists each Reckson Space Lease (including the square footage of the leased premises (if set forth in the subject Reckson Space Lease)) in effect as of the date hereof. "RECKSON SPACE LEASE" means each lease or other right of occupancy affecting or relating to a property in which Reckson or its Subsidiaries (or an entity in which it directly or indirectly has an interest) is the landlord, either pursuant to the terms of a lease agreement or as successor to any prior landlord. Except for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, all information set forth in Reckson Rent Roll is true, correct and complete as of the date of this Agreement.

    (i) No default exists by Reckson or its Subsidiaries under any Reckson Space Lease, except for such defaults as would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 4.13(i) of the Reckson Disclosure Schedule, to Reckson's knowledge, no tenant is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both would constitute a material default by any tenant under any Reckson Space Lease, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 4.14 LITIGATION. Except as set forth in either Reckson SEC Documents or in Schedule 4.14 of the Reckson Disclosure Schedule or otherwise fully covered by insurance, there is no action, suit or proceeding pending against, or to the knowledge of Reckson threatened against, Reckson or any Subsidiary of Reckson or any of their respective properties before any court or arbitrator or any Governmental Entity which (i) is pending on the date of this Agreement and seeks to prevent or delay the Transactions or challenges any of the terms or provisions of this Agreement or seeks material damages in connection therewith ("DEAL LITIGATION") or (ii) would reasonably be expected to have a Material Adverse Effect.

    SECTION 4.15 FINDERS' FEES. Except for Salomon Smith Barney, Inc., whose fee will be paid by Reckson, there is no investment banker, broker, finder or other intermediary that might be entitled to any fee or commission in connection with or upon consummation of the Transactions based upon arrangements made by or on behalf of Reckson or Buyer.

    SECTION 4.16 SHARE OWNERSHIP; OTHER OWNERSHIP. Other than the shares of Company Preferred Stock acquired in the Initial Sale, neither Reckson nor Buyer beneficially owns any shares of capital stock of the Company. Since January 1, 1997, Reckson and Buyer have not acquired any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust or other entity which is, or will be, required to be reported by Reckson in a report to the SEC and which has not been so reported.

    SECTION 4.17 INVESTMENT COMPANY ACT OF 1940. Neither Reckson, Buyer nor any of their Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

    SECTION 4.18 HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976. For purposes of determining compliance with the HSR Act, Reckson confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its stockholders.

    SECTION 4.19 FINANCING. Reckson has provided, or will provide to Buyer at the Effective Time, the funds necessary, when taken together with cash of the Company available on the date hereof and on the Closing Date, to (i) pay the cash portion of the Merger Consideration, (ii) pay all fees and expenses required to be paid by the Buying Entities and the Company in connection with the Merger and the financing of the Transactions, (iii) perform Reckson's obligations hereunder and the obligations of the Surviving Entity hereunder and
(iv) provide the Surviving Entity with adequate working capital following the Effective Time (the "FINANCING").

    SECTION 4.20 AUTHORIZATION FOR CLASS B STOCK. Reckson has taken all necessary action to permit it to issue the shares of Class B Stock required to be issued by it pursuant to this Agreement and the shares of Reckson Common Stock issuable upon conversion thereof. Shares of Class B Stock to be issued pursuant to this Agreement, and the shares of Reckson Common Stock issuable upon conversion thereof, will, when issued, be validly issued, fully paid and nonassessable, and no Person will have any preemptive right of subscription or purchase in respect thereof. Shares of Class B Stock to be issued pursuant to this Agreement, and the shares of Reckson Common Stock issuable upon conversion thereof, will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.

    SECTION 4.21 BOARD RECOMMENDATION. The Board of Directors of Reckson, at a meeting duly called and held, has (a) determined that this Agreement and the Transactions, taken together, including both assuming that the Share Issuance occurs and assuming that it does not occur, are advisable and in the best interests of the stockholders of Reckson; and (b) resolved to recommend that the stockholders of Reckson approve, in connection with the Merger, the issuance of only Class B Stock as the non-cash portion of the Merger Consideration (the "SHARE ISSUANCE").

    SECTION 4.22 REQUIRED VOTE OF RECKSON STOCKHOLDERS. The approval by a majority of votes cast at the Reckson Special Meeting is required under the rules of the NYSE to approve the Share Issuance; PROVIDED THAT, the total vote cast on the Share Issuance represents over 50% in interest of all securities of Reckson entitled to vote on the Share Issuance (the "SHARE ISSUANCE APPROVAL"). No other vote of the stockholders of Reckson or holders of Reckson OP Units is required by law, the rules of the NYSE, the charter or by-laws of Reckson, the Amended and Restated Agreement of Limited Partnership of Reckson OP, as amended and supplemented or otherwise in order for Reckson to consummate the Merger and the transactions contemplated hereby.

    SECTION 4.23 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Reckson has received the opinion of Salomon Smith Barney, Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Reckson from a financial point of view. A copy of the written opinion of Salomon Smith Barney, Inc. will be delivered to the Company as soon as practicable after the date of this Agreement.

    SECTION 4.24 BUYER'S OPERATIONS. Buyer has been formed by Reckson solely to enter into this Agreement and consummate the Transactions and has not engaged in any business activities or conducted any operations other than in connection with this Agreement and the Transactions.

    SECTION 4.25 SURVIVING ENTITY AFTER THE MERGER. At and immediately after the Effective Time, and after giving effect to the Merger, the Financing and the other Transactions (and any changes in Reckson's, Reckson OP's and the Surviving Entity's assets and liabilities as a result thereof), each of Reckson, the Surviving Entity and Reckson OP will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liabilities on its debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred or plan to incur debts beyond its ability to pay as they mature.

    SECTION 4.26 RECKSON AND BUYER KNOWLEDGE. Without limiting the provisions of the letter referred to in Section 5.1(u) hereof, Reckson, Reckson OP and Buyer represent that they are aware of the information and planned actions set forth on Schedule 5.1 of the Company Disclosure Schedule and consent thereto.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.1 CONDUCT OF THE COMPANY. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course and in substantially the same manner as heretofore conducted and shall use their reasonable best efforts, consistent with the constraints set forth below, to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, other than (i) as set forth in Schedule 5.1 of the Company Disclosure Schedule, (ii) as specifically contemplated by this Agreement and (iii) with the written consent of Reckson (provided that Reckson shall be deemed to have given its written consent to any transaction as to which the Company has given Reckson written notice and as to which Reckson does not object in writing within five (5) business days after receipt of such notice), from the date of hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to:

    (a) confer on a regular basis with one or more representatives of Reckson to report operational matters of materiality and any proposals to engage in material transactions;

    (b) promptly notify Reckson after becoming aware of any material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its business or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    (c) promptly deliver to Reckson true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

    (d) duly and timely file, after Reckson's prior review (so long as such review does not interfere with such timely filing, assuming that the Company used its reasonable best efforts to give Reckson at least 5 business days prior review time), in the case of Material Tax Returns (as defined hereafter), all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided the Company notifies Reckson that it is availing itself of such extensions and provided such extensions do not adversely affect the Company's status as a qualified REIT under the Code; PROVIDED, HOWEVER, that in no event shall the Company or any of its Subsidiaries file any such report, tax return or other document that takes or asserts a position inconsistent with the Company's qualification as a REIT. As used herein, "MATERIAL TAX RETURNS" shall mean all federal, state and local income tax returns and, the Maryland Personal Property Tax Return and the New York State and City Real Estate Property Tax Returns;

    (e) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve the Company's status as a REIT or the status of any noncorporate Subsidiary of the Company as a partnership for federal income Tax purposes or as a Qualified REIT Subsidiary under section 856(i) of the Code, as the case may be);

    (f) not declare, set aside or pay any dividend (other than regular quarterly dividends, the Special Dividend or regular distributions pursuant to the Company Operating Partnership Agreement (or as necessary to maintain REIT status)) or other distribution with respect to any shares of stock of the Company or Company OP Units, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of stock or other equity securities of, or other ownership interests in, the Company;

    (g) not issue or sell shares of Company Common Stock or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire any such shares of Company Common Stock except for the issuance of (i) shares of Company Common Stock issued pursuant to Company stock-based benefits and options plans in accordance with their terms as of the date of this Agreement and (ii) shares of stock upon the exercise, exchange or conversion of securities, rights, warrants and options outstanding on the date of this Agreement or referred to in clause (i) above;

    (h) not amend any material term of any outstanding security issued by the Company or any Subsidiary of the Company;

    (i) not acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any Commitment (including any lease or amendment thereto), for the acquisition of, any real property or other transaction (but excluding Commitments referred to in the budget attached as Schedule 5.1(i) of the Company Disclosure Schedule) involving payments to or by the Company in excess of $75,000 or which is not included in such budget, encumber assets or commence construction of, or enter into any Commitment to develop or construct, other real estate projects;

    (j) not amend the Articles of Incorporation, or the Company By-Laws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any Active Subsidiary of the Company;

    (k) grant no options or other right or commitment relating to any Company Securities, or any other security the value of which is measured by shares of Company Common Stock, or any security subordinated to the claim of its general creditors;

    (l) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents;

    (m) not settle any tax certiorari proceeding with respect to the Company without the written consent of Reckson and Buyer (which consent shall not be unreasonably withheld or delayed);

    (n) except (1) in order to pay dividends permitted pursuant to this Agreement and to pay transaction expenses related to the Transactions or (2) to finance an acquisition permitted by clause (r) below (which is in accordance with the budget attached hereto as Schedule 5.1(i) of the Company Disclosure Schedule), not incur, assume or guarantee by the Company or any Subsidiary of the Company any indebtedness for borrowed money;

    (o) except in connection with a transaction that is permitted by the budget attached as Schedule 5.1(i) to the Company Disclosure Schedule, not create or assume by the Company or any Subsidiary of the Company any Lien on any asset other than Company Permitted Liens and Liens which, in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

    (p) maintain its books and records in accordance with GAAP consistently applied and not change any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in GAAP;

    (q) except as set forth in Schedule 5.1(q) of the Company Disclosure Schedule, not (i) grant any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreement, (iv) increase the compensation, bonus or other benefits payable to any director, officer or employee of the Company or any Subsidiary of the Company or (v) adopt any new plan, program or arrangement that would constitute a deferred compensation, incentive compensation and equity compensation plan; "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (each, an "ERISA AFFILIATE"), that together with the company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the company or any United States Subsidiary of the Company;

    (r) except as permitted by Section 5.4 hereof, not consummate (or enter into any agreement or agreement in principle with respect to or take any steps to facilitate) any acquisition of stock or assets or operations of another entity, other than any acquisition by the Company in respect of which the cash consideration paid by the Company is less than $100,000 individually and for all such transactions taken together, the aggregate cash consideration paid by the Company is less than $1,000,000;

    (s) not sell, lease (or amend any existing lease), mortgage, subject to Lien or otherwise dispose of any Company Real Property, except in connection with transactions as contemplated by the budget that is attached as Schedule 5.1(i) of the Company Disclosure Schedule or that does not involve any sale, lease, mortgage, Lien or disposition in excess of 7,500 square feet;

    (t) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to Subsidiaries of the Company in existence on the date hereof;

    (u) conduct its operations on or after the date hereof in conformity with the requirements for taxation as a REIT within the meaning of Section 856 of the Code; PROVIDED, HOWEVER, that this covenant shall be deemed satisfied if the Company conducts its operations as described in the letter dated as of the date hereof as signed by the Company and Reckson;

    (v) not acquire or enter into any option or agreement to acquire, any real property or other transaction involving in excess of $100,000 which is not included in the budget that is attached as Schedule 5.1(i) of the Company Disclosure Schedule;

    (w) not make any expenditure (capital or otherwise) in excess of $100,000 or enter into any Commitment for any such expenditure, whether or not set forth in
Schedule 5.1(i) of the Company Disclosure Schedule, except in connection with the following (all of which are permitted): (I) the commitment fee for the extension of the currently existing mortgage on 810 Seventh Avenue by Credit Suisse First Boston (not to exceed $1.5 million), (II) the development of Phase I of Deer Valley Corporate Center (a/k/a Loopland) (in accordance with the development budget prepared by the Company in connection with such project set forth in Schedule 5.1(w) of the Company Disclosure Schedule and not to exceed $11.3 million in the aggregate), (III) expenses of the Merger, the Initial Sale and the related transactions or the defense or prosecution of any action, proceeding or litigation, (IV) the annual employee bonuses for 1998 (not to exceed $1.4 million in the aggregate) and certain severance payments as disclosed in Schedule 3.3(a) of the Company Disclosure Schedule, and (V) such expenditures or Commitments which are of an emergency nature and to which prompt response is necessary in the proper performance, operation and maintenance of a building of its type (and the Company shall give prompt written notice to Reckson of any action taken pursuant to this clause (V));

    (x) comply with Section 3.1 of the Stock Purchase Agreement; or

    (y) not authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement.

PROVIDED THAT as soon as reasonably practicable, the Buying Entities shall appoint an individual as the representative of the Buying Entities for all purposes of this Section 5.1; PROVIDED FURTHER THAT the Buying Entities shall be entitled to change the identity of such representative upon notice to the Company of such change.

    In connection with Reckson's monitoring of the Company's operations and planning for an orderly transition of the business after the date hereof and Reckson's granting consents to Company action, the Company shall provide to Reckson information concerning the Company's current operations, reasonably requested by Reckson so long as doing so does not disrupt or interfere with the conduct of the Company's normal operations; PROVIDED THAT any such request for information shall be made in writing to the chief financial officer of the Company, shall be limited to information available without undue hardship; and PROVIDED FURTHER that without the consent of the chief financial officer of the Company no employee or representative of Reckson (including any of its accountants and advisors) shall be physically present at any of the Company's properties or executive offices. Notwithstanding the foregoing, the Company will deliver to Reckson (i) all monthly operating and executive summary reports (including budget vs. actual analyses and, to the extent available, accompanying commentary) prepared consistent with the Company's past practice, such reports to be delivered to Reckson no later than 45 days after the end of the month covered by such report, (ii) all financial data and reports provided to lenders by the Company or its Subsidiaries, such data and reports to be delivered to Reckson no later than provided to such lenders, (iii) and such other management reports and financial information that is requested by Reckson and is available without undue hardship through the Company's existing accounting and financial reporting system (including, without limitation, leases, lease amendments or supplements, and occupancy ledger, aged accounts receivable and related reports), and (iv) those documents solely relating to the Company Real Property located in Arizona and Florida which had been placed in the Company's diligence room located at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York; with respect to subclauses (iii) and (iv) of this paragraph, such information and reports to be delivered no more than 5 business days after requested.

    If any information requested by Reckson from the Company in accordance with the preceding paragraph is not provided within the time periods specified therein, Reckson may send notice of such failure to the chairman of the Board of Directors of the Company (the "CHAIRMAN") specifying the information requested. The Chairman shall use his reasonable best efforts to arrange for such information to be provided within five business days of his receipt of such notice unless he determines in his good faith judgment that a request is not in accordance with the preceding paragraph. If for any reason the Chairman does not arrange for such information to be provided within five business days of his receipt of such notice, Reckson may send notice to the Board of Directors of the Company requesting the formation of an independent committee of directors (the "COMMITTEE") to oversee all responses to further requests for information. If the Committee determines in its good faith judgment that a request is not in accordance with the foregoing paragraph, the Company will not be obligated to provide the information. If Reckson delivers more than three notices to the Chairman pursuant to this Section 5.1, the Chairman shall thereafter be responsible for arranging the Company's response to all further requests by Reckson for information in accordance with the procedures and time periods specified in the preceding paragraph. If the Chairman fails to timely arrange for such information to be provided in accordance with the preceding paragraph, Reckson may request the formation of the Committee as set forth above (if not previously formed) and that the Committee provide such information subject to the procedures and time periods specified in the immediately preceding sentence.

    The Company acknowledges that Reckson intends to use information provided to it in accordance with the foregoing to prepare to manage the assets of the Company, including by installing certain property operational information on Reckson's management system; PROVIDED, HOWEVER, it is expressly agreed and understood that Tower shall provide such information only in the form in which it currently prepares that information and shall have no obligation to provide or to assist in preparing information in the form used or desired to be used by Reckson that would require undue effort.

    On or before December 23, 1998, the Company shall deliver to Reckson (i) an amended federal income tax return for its taxable year ending December 31, 1997 (the "AMENDED RETURN") and (ii) the schedule required by Section 856(c)(6)(A) of the Code (the "SCHEDULE") for such taxable year. Reckson shall have the right to review the Amended Return, and to review the Schedule. On or before December 30, 1998, Reckson shall notify the Company, in writing, as to whether or not it approves the Schedule. If Reckson approves the Schedule, the Company shall file the Amended Return with the Schedule attached on or before December 31, 1998. If Reckson does not approve the Schedule, then Reckson and the Company shall work in good faith to resolve any differences pertaining to the Schedule through January 18, 1999 (the "INTERIM PERIOD"). If such differences cannot be resolved during the Interim Period, the Amended Return, with the Schedule attached, shall be filed no later than January 25, 1999. The Schedule attached to the Amended Return shall be the Schedule prepared by the Company, with any modifications agreed to by the Company during the Interim Period.

    SECTION 5.2 CONDUCT OF RECKSON.

    (a) Reckson covenants and agrees that it will not establish a record date for voting at a meeting of its stockholders or written consent of its stockholders in lieu of a meeting, a purpose of which meeting or consent in lieu of meeting is to approve a transaction (other than the Share Issuance) or recapitalization requiring the affirmative vote of Reckson's stockholders unless such record date is after the Standstill Date (as defined hereafter). Reckson shall not commence, or be a party to an agreement providing for, or recommend acceptance of, a tender or exchange offer for shares of Reckson Common Stock if the earliest date on which such offer can no longer be accepted by a Reckson stockholder is prior to the Standstill Date. Notwithstanding the foregoing, Reckson may, prior to the Standstill Date, (a) execute an agreement requiring it to convene a Special Meeting of its stockholders or (b) commence, or be a party to an agreement providing for, or recommend acceptance of, a tender or exchange offer for shares of Reckson Common Stock, so long as the foregoing requirements, to the extent applicable, are satisfied. As used herein, "STANDSTILL DATE" shall be the earlier of (i) tenth business day after the Exchange Agent has commenced delivering the Merger Consideration to holders of each of shares of Company Common Stock and Company OP Units or (ii) 30 days after the Outside Termination Date.

    (b) Reckson will comply with Section 3.1 of the Amended and Restated Operating Agreement (the "METROPOLITAN AGREEMENT") of Metropolitan Partners LLC (a copy of which has been delivered to the Company). In addition, Reckson will not deliver a written notice to Crescent pursuant to such Section 3.1, requiring it to fund into escrow its $75 million (the "FUNDING NOTICE"), unless (i) at the time of delivery of the Funding Notice the conditions set forth in Sections 6.1(b), (c), (d) and (e) hereof and Section 6.3(f) hereof shall have been satisfied (PROVIDED, THAT, Reckson's first such failure to comply with this subclause (i) shall not be deemed to be a breach of this covenant) and (ii) with respect to the fourth such Funding Notice (if there is a fourth such Notice), Reckson shall not deliver such Notice without the prior written consent of the Company, which consent shall not be unreasonably withheld. Reckson shall not agree to any amendment of the Metropolitan Agreement that adversely affects its rights under the aforesaid Section 3.1 with respect to such $75 million contribution and such Funding Notices without the written consent of the Company. Reckson shall deliver Funding Notices to Crescent at times intended, in its good faith judgment, to provide for the $75 million contribution to be made at or prior to the Closing.

    (c) Prior to the earlier of (i) the initial filing with the SEC of the Form S-4 Registration Statement and (ii) the initial filing with the SEC of the Joint Proxy Statement, the Board of Directors of Reckson shall adopt the Resolution.

    SECTION 5.3 STOCKHOLDERS' MEETINGS; JOINT PROXY MATERIAL.

    (a) The Company shall, in accordance with applicable law and the Articles of Incorporation and the Company By-laws, duly call, give notice of, convene and hold a special meeting of its stockholders (the "COMPANY SPECIAL MEETING") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger and such other matters as may in the reasonable judgment of the Company be appropriate for consideration at the Company Special Meeting. The Joint Proxy Statement shall, subject to the proviso set forth below, include the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of approval and adoption of this Agreement and the Merger; PROVIDED THAT the Board of Directors of the Company may withdraw, modify or change such recommendation if it has determined in good faith, after consultation with outside legal counsel, that the failure to withdraw, modify or change such recommendation would present a reasonable risk of a breach of the duties of the Board of Directors of the Company under applicable law.

    (b) Reckson shall, in accordance with applicable law and the charter and by-laws of Reckson, duly call, give notice of, convene and hold a special meeting of its stockholders (the "RECKSON SPECIAL MEETING") as promptly as practicable after the date hereof for the purpose of considering and taking action upon the Share Issuance in connection with the Merger and such other matters as may in the reasonable judgment of Reckson be appropriate for consideration at the Reckson Special Meeting. The Joint Proxy Statement shall include the recommendation of the Board of Directors of Reckson that the stockholders of Reckson vote in favor of approval and adoption of the Share Issuance in connection with the Merger; PROVIDED, HOWEVER, that the sole remedy in the event that the Joint Proxy Statement does not include such recommendation shall be the issuance of the Notes in accordance with Article I hereof if the Share Issuance Approval is not obtained. At Closing, the president and chief financial officer of Reckson will certify to the Company the results of the Reckson Special Meeting so as to enable the Company to determine whether the Share Issuance has been obtained.

    (c) (i) The Company and Reckson shall, as soon as practicable following the date of this Agreement, prepare and file with the SEC, shall use reasonable best efforts to have cleared by the SEC and shall thereafter mail to stockholders of the Company on the one hand, and to the stockholders of Reckson, on the other hand, as promptly as practicable, a joint proxy statement and a form of joint proxy, in connection with the vote of the Company's stockholders, on the one hand, and Reckson's stockholders on the other hand, with respect to, in the case of the Company, this Agreement and the Merger, and, in the case of Reckson, the Share Issuance (such joint proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders and Reckson's stockholders is herein called the "JOINT PROXY STATEMENT") and (ii) otherwise comply in all material respects with all legal requirements applicable to the Company Special Meeting and the Reckson Special Meeting. The Company and Reckson shall coordinate and cooperate with one another with respect to the timing of the Company Special Meeting and the Reckson Special Meeting and shall endeavor to hold such Meetings on the same day, unless the SEC objects thereto.

    (d) The Company and Reckson shall notify one another promptly of the receipt of any comments from the SEC or its staff and or any government officials for amendments or supplements to the Joint Proxy Statement or for additional information and will supply the other with copies of all correspondence between the Company or any of its representatives, or Reckson or any of its representatives, as the case may be, on the one hand, and the SEC, or its staff or any other government official, on the other hand, with respect to the Joint Proxy Statement. The Joint Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement, the Company and Reckson shall promptly inform one another of such occurrence and cooperate in filing with the SEC or its staff or any other governmental officials, and/or mailing to stockholders of the Company and Reckson, such amendment or supplement.

    SECTION 5.4 NO SOLICITATION OF TRANSACTIONS BY THE COMPANY.

    (a) From the date hereof until the termination of this Agreement, the Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall use its reasonable best efforts to ensure that the respective officers, directors, advisors, representatives or other agents of the Company will not, directly or indirectly, (i) solicit, initiate or encourage any Company Acquisition Proposal (as defined hereafter) or
(ii) engage in discussions (other than to disclose the provisions of this Agreement) or negotiations with, or disclose any non-public information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any Person that has made, or has indicated its interest in making, a Company Acquisition Proposal; PROVIDED THAT, if the Company's Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to engage in such negotiations or discussions or provide such information would present a reasonable risk of a breach of the duties of the Board of Directors of the Company under applicable law, the Company may furnish information with respect to the Company and its Subsidiaries and participate in negotiations and discussions and enter into agreements regarding such Company Acquisition Proposal with a third party ("COMPANY ACQUISITION AGREEMENTS"); PROVIDED FURTHER THAT prior to approving or recommending such a Company Acquisition Proposal or entering into a Company Acquisition Agreement or withdrawing, amending or modifying its recommendation of this Agreement and the Transactions, the Company shall (A) notify Reckson in writing that it intends to approve, recommend or accept such a Company Acquisition Proposal or enter into such a Company Acquisition Agreement or withdraw, amend or modify its recommendation, and (B) attach the most current version of any such Company Acquisition Proposal or Company Acquisition Agreement to such notice. For purposes of this Agreement, "COMPANY ACQUISITION PROPOSAL" means any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or any of its Subsidiaries or the acquisition or purchase of 50% or more of any class of equity securities of the Company or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of the Company or any of its Subsidiaries, or all or substantially all of the assets of, the Company and its Subsidiaries, other than the Transactions. Furthermore, nothing contained in this Section 5.4 shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act if failure to so disclose would be inconsistent with its obligations under applicable law or to make any other disclosures required in its judgment by applicable law. On the date of this Agreement, the Company shall immediately terminate discussions, if any, with all third parties relating to a Company Acquisition Proposal.

    SECTION 5.5 ACCESS TO INFORMATION; CONFIDENTIALITY AGREEMENT.

    (a) Upon reasonable advance notice, between the date hereof and the Effective Time, the Company shall (i) provide to Reckson's prospective lenders, and such lenders' accountants and counsel (collectively, the "LENDERS"), for the sole purposes of conducting customary diligence in connection with their obtaining the Financing, reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to the Lenders such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to fully cooperate with the Lenders in their investigation of the business of the Company and its Subsidiaries; PROVIDED THAT all requests for information, to visit properties or facilities or to interview the Company's employees or agents should be in writing and directed to and coordinated with the chief financial officer of the Company or such person or persons as he shall designate; and PROVIDED FURTHER that any information and documents received by Reckson or the Lenders (whether furnished before or after the date of this Agreement) shall be held in strict confidence in accordance with the Confidentiality Agreement dated April 20, 1998 between Reckson and the Company (the "RECKSON CONFIDENTIALITY AGREEMENT"), which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries shall be required to disclose any information to Reckson or the Lenders if doing so would violate any agreement, law, rule or regulation to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries is subject.

    (b) Upon reasonable advance notice, between the date hereof and the 45(th) day from the date hereof (except that with respect to specific inquiries and specific areas of inquiry as to which Reckson has not reasonably cooperated in responding, until Reckson has reasonably responded to such inquiries) (the "ACCESS LIMITATION DATE"), the Buying Entities shall (i) give the Company, and its counsel, financial advisors, auditors and other authorized representatives (collectively, the "COMPANY'S REPRESENTATIVES"), reasonable access during normal business hours to the offices, properties, books and records of Reckson and its Subsidiaries, (ii) furnish to the Company's Representatives such financial and operating data and other information as such Persons may reasonably request and
(iii) instruct Reckson's employees, counsel and financial advisors to fully cooperate with the Company in its investigation of the business of Reckson and its Subsidiaries; PROVIDED THAT (i) all requests for information, to visit plants or facilities or to interview Reckson employees or agents should be in writing and directed to and coordinated with the chief financial officer of Reckson or such person or persons as he shall designate and (ii) that any request for such information shall be limited to information available without undue hardship; and PROVIDED FURTHER that any information and documents received by the Company or the Company's Representatives (whether furnished before or after the date of this Agreement) shall be held in strict confidence to the same extent as Reckson is obligated to hold such information relating to the Company under the Reckson Confidentiality Agreement. Following the Access Limitation Date and until the Effective Time, the Buying Entities shall provide to the Company information concerning the Buying Entities' aggregate operations and any matters which might have a Material Adverse Effect on Reckson, reasonably requested by the Company so long as doing so does not disrupt or interfere with the conduct of the Buying Entities' normal operations; PROVIDED, THAT, any such request for information shall be made in writing to the chief financial officer of Reckson and shall be limited to information available without undue hardship; and PROVIDED FURTHER that without the consent of the chief financial officer of Reckson no employee or representative of the Company (including any of its accountants and advisors) shall be physically present at any of Reckson's properties or executive offices. Notwithstanding anything to the contrary herein, Reckson shall provide after the Access Limitation Date any material requested by the Company or the Company's Representatives that is reasonably related to the material supplied before the Access Limitation Date as is reasonably requested by the Company or the Company's Representatives. Notwithstanding anything to the contrary in this Agreement, neither Reckson nor any of its Subsidiaries shall be required to disclose any information to this Company or the Company's Representatives if doing so would violate any agreement, law, rule or regulation to which Reckson or any of its Subsidiaries is a party or to which Reckson or any of its Subsidiaries is subject.

    SECTION 5.6 VOTING OF SHARES OF COMPANY PREFERRED STOCK. Each of the Buying Entities shall vote all shares of securities of the Company entitled to vote, beneficially owned by it or its affiliates in favor of adoption and approval of the Merger and this Agreement at the Company Special Meeting.

    SECTION 5.7 DIRECTOR AND OFFICER LIABILITY.

    (a) From and after the Effective Time, Buyer shall provide exculpation and indemnification (including advance of expenses) for each Indemnitee (as defined hereafter) which is the same as the exculpation and indemnification (including advance of expenses) provided to such parties by the Company immediately prior to the Effective Time in the Articles of Incorporation, Company By-Laws or in its partnership, operating or similar agreement or an agreement between an Indemnitee and the Company or a Subsidiary of the Company, in each case as in effect on the date hereof and all of such rights shall survive the Merger and continue in full force and effect. To the extent permitted by the DLLCA, advancement of expenses pursuant to this Section 5.7 shall be mandatory rather than permissive and the Surviving Entity shall advance Costs (as defined in Section 5.7(b) hereof) in connection with such indemnification.

    (b) In addition to the other rights provided for in this Section 5.7 and not in limitation thereof, for a period of six years and ninety days after the Effective Time, Buyer shall, and shall cause the Surviving Entity to the fullest extent permitted by law to, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors, employees or agents of the Company and any of its Subsidiaries (the "INDEMNITEES") against all losses, expenses (including, without limitation, attorneys' fees and the cost of any investigation or preparation incurred in connection thereof), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "COSTS") in respect to any threatened, pending or contemplated claim, action, suit or proceeding, whether criminal, civil, administrative or investigative arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the Transactions) (an "INDEMNIFIABLE CLAIM") and (ii) advance promptly to such Indemnitees all Costs incurred in connection with any Indemnifiable Claim. In the event any Indemnifiable Claim is asserted or made within such six-year-and-ninety-day period, all rights to indemnification and advancement of costs in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied. The Indemnitees as a group shall be entitled to one counsel of their choice with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees, in which case such Indemnitee shall be entitled to separate counsel; PROVIDED THAT in all cases, Mr. Feldman shall be entitled to separate counsel from all other Indemnitees. The fees of such separate counsel shall be Costs, paid for by the Surviving Entity.

    (c) Buyer shall, and shall cause the Surviving Entity to, expressly assume and honor in accordance with their terms all indemnity agreements listed in
Schedule 5.7 of the Company Disclosure Schedule. For a period of three years and ninety days after the Effective Time, Buyer shall, and shall cause the Surviving Entity to, provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that in no event shall Buyer or Surviving Entity be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (the "MAXIMUM AMOUNT") to maintain or procure insurance coverage pursuant hereto (which the Company represents and warrants aggregates currently to $133,000 per annum); PROVIDED, FURTHER, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Buyer and Surviving Entity shall maintain or procure, for such three-year-and-ninety-day period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In the event that any Indemnitee is entitled to coverage under an officers' and directors' liability insurance policy pursuant to this Section 5.7(c) and such policy has lapsed, terminated, been repudiated or is otherwise in breach or default as a result of Buyer's failure to maintain and fulfill its obligations pursuant to such policy to the extent required by as provided in this Section 5.7(c); Buyer shall, and shall cause the Surviving Entity to, pay to the Indemnitee such amounts and provide any other coverage or benefits as the Indemnitee shall have received pursuant to such policy. Buyer agrees that, should the Surviving Entity fail to comply with the obligations of this Section 5.7, Buyer shall be responsible therefor.

    (d) To the fullest extent permitted by applicable law, to the extent Buyer fails to provide the indemnification contemplated by, or seeks to recover payments pursuant to, this Section 5.7, the following shall apply: Indemnitee's entitlement to indemnification and advancement of expenses shall be determined in a written opinion by Independent Counsel (as defined hereafter) agreed upon by the Surviving Entity and the Indemnitee. If the Surviving Entity and the Indemnitee cannot agree, the Independent Counsel shall be appointed by the American Arbitration Association. If Independent Counsel does not make any determination respecting Indemnitee's entitlement to indemnification or advance of expenses hereunder within 90 days after receipt by the Company of a written request therefor, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing) and shall be replaced by a successor, in the same manner as if originally appointed. As used hereunder "INDEPENDENT COUNSEL" means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the rights of Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements) or (ii) any other party to the action or proceeding giving rise to a claim for indemnification hereunder. Reckson or Buyer shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Section and in any action or proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed.

    (e) Notwithstanding any other provisions hereof, the obligations of the Company and Buyer contained in this Section 5.7 shall be binding upon the successors and assigns of Buyer. In the event the Company or Buyer or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Entity, as the case may be, honor the indemnification and expense advance obligations set forth in this Section 5.7.

    (f) The obligations of the Company and Buyer under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 5.7 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section
5.7 applies shall be third party beneficiaries of this Section 5.7).

    (g) Buyer shall, and shall cause the Surviving Entity to, advance promptly all Costs to any Indemnitee incurred by enforcing the indemnity or other obligations provided for in this Section 5.7.

    (h) Reckson unconditionally and irrevocably guarantees the obligations of Buyer under this Section 5.7.

    SECTION 5.8 REASONABLE BEST EFFORTS; COOPERATION. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use its reasonable best efforts (including with respect to the consents set forth in Schedule 5.8 of the Company Disclosure Schedule) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions. The Company shall use its reasonable best efforts to obtain the consent of The Carlyle Group to the transfer of the Company's interest in 2800 Associates, L.P. Reckson and the Company shall meet on a weekly basis (or, more frequently, as appropriate) for the purpose of coordinating the Company's operations prior to Closing. At the Effective Time, Reckson shall, at its expense, cause the satisfactory repayment and discharge of all indebtedness outstanding (including accrued interest, premiums, if any, and expense reimbursement, if required) under the Company's line of credit with Fleet Bank.

    SECTION 5.9 CERTAIN FILINGS. The Company and Buyer shall cooperate with one another (a) in connection with the preparation of the Joint Proxy Statement, (b) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Joint Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

    SECTION 5.10 [Intentionally Omitted]

    SECTION 5.11 PUBLIC ANNOUNCEMENTS. None of the Company, Reckson or Buyer nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation with the other party, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange.

    SECTION 5.12 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of the Company or Buyer, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Buyer, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

    SECTION 5.13 EMPLOYEE MATTERS.

    (a) The Buying Entities shall, and shall cause their Subsidiaries to, honor in accordance with their terms all agreements, contracts, arrangements, commitments and understandings described in Schedule 5.13 of the Company Disclosure Schedule.

    (b) Except with respect to accruals under any defined benefit pension plans, Reckson will, or will cause the Surviving Entity and its Subsidiaries to, give all active employees of the Company who continue to be employed by the Company as of the Effective Time ("CONTINUING EMPLOYEES") full credit for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans or arrangements maintained by Buyer, the Surviving Entity or any Subsidiary of Buyer or the Surviving Entity for such Continuing Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time. Reckson will, or will cause the Surviving Entity and its Subsidiaries to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

    (c) Reckson shall not, and shall not permit the Surviving Entity or any of its Subsidiaries to, at any time prior to 90 days following the date of the Closing, without complying fully with the notice and other requirements of the Worker Adjustment Retraining and Notification Act of 1988 (the "WARN ACT"), effectuate (i) a "plant closing" as defined in the WARN Act affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Surviving Entity or any of its Subsidiaries; or (ii) a "mass layoff" as defined in the WARN Act affecting any single site of employment of the Surviving Entity or any of its Subsidiaries; or any similar action under applicable state, local or foreign law requiring notice to employees in the event of a plant closing or layoff.

    (d) At or prior to the Closing, Reckson shall fully and unconditionally guaranty in accordance with their terms the severance agreements, contracts, arrangements and commitments and understandings described in Schedule 5.13 of the Company Disclosure Schedule.

    SECTION 5.14 TRANSFER TAXES. The Buying Entities and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions (together with any related interest, penalties or additions thereto, "TRANSFER TAXES"). The Company or its successor shall pay all Transfer Taxes.

    SECTION 5.15 ADVICE OF CHANGES. Each party hereto shall promptly advise the other parties hereto orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, and
(iii) any change or event having a Material Adverse Effect on the Company or on the truth of its representations and warranties or the ability of the conditions set forth in Article 7 to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.16 GUARANTY. Reckson hereby agrees to take all actions within their respective powers to cause Buyer to perform its obligations under this Agreement.

    SECTION 5.17 FORM S-4 REGISTRATION STATEMENT. The Buying Entities shall, as promptly as practicable following the date of this Agreement, prepare and file with the SEC a registration statement on Form S-4 (the "FORM S-4 REGISTRATION STATEMENT"), containing the Joint Proxy Statement and prospectus, in connection with the registration under the Securities Act, of (i) shares of Class B Stock to be issued in the Merger assuming that the Share Issuance Approval is obtained and (ii) shares of Class B Stock, Notes and Guarantees to be issued in the Merger, assuming that the Share Issuance Approval is not obtained (and with respect to both clauses (i) and (ii) the shares of Reckson Common Stock issuable upon conversion of the Class B Stock). The Buying Entities and the Company shall, and shall cause their accountants and attorneys to, use their reasonable best efforts to have or cause the Form S-4 Registration Statement declared effective and the Indenture qualified under the TIA, as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action reasonably required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. Prior to the Closing, Reckson will (i) provide a CUSIP number for the Notes, (ii) cause the Notes and Guarantees to be rated with the appropriate nationally recognized rating agencies and (iii) take such other steps required to permit the Notes to be deposited with the Depository Trust Company.

    SECTION 5.18 BLUE SKY PERMITS. The Buying Entities shall use their reasonable best efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger and the issuance of the Class B Stock and the Notes, and will pay all expenses incident thereto.

    SECTION 5.19 LISTING. Reckson and Reckson OP shall use their respective reasonable best efforts (i) to cause the shares of Class B Stock to be issued in the Merger (and the shares of Reckson Common Stock issuable upon conversion of the Class B Stock) to be listed on the NYSE, subject to notice of official issuance thereof, prior to the Closing Date and (ii) to cause the Notes to be issued in the Merger in the event the Share Issuance Approval is not obtained to be listed on the American Stock Exchange, Inc., subject to notice of official issuance thereof, prior to the Closing Date; PROVIDED THAT in connection with the listing of the Notes, Reckson shall not be obligated to comply with any requirements for listing on such exchange if such requirements (i) are not already obligations of Reckson or Reckson OP and (ii) fulfilling or maintaining such compliance requirements would require materially onerous efforts by Reckson or Reckson OP.

    SECTION 5.20 AFFILIATES. Prior to the Closing, the Company shall deliver to Buyer a list identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

    SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the Company and the Buying Entities to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

    (a) this Agreement shall have been adopted by the stockholders of the Company in accordance with applicable law;

    (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

    (c) no action or proceeding by any Governmental Entity shall have been commenced (and be pending), or, to the knowledge of the parties hereto, threatened, against the Company, Reckson, Reckson OP or Buyer or any of their respective affiliates, partners, associates, officers or directors, or any officers or directors of such partners, seeking to prevent or delay the Transactions or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith;

    (d) (i) the Form S-4 Registration Statement shall have become effective under the Securities Act, and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of (A) the shares of Class B Stock to be issued in the Merger assuming that the Share Issuance Approval is obtained and (B) the shares of Class B Stock, Notes and Guarantees to be issued in the Merger assuming that the Share Issuance Approval is not obtained (and with respect to clauses (A) and (B) the shares of Reckson Common Stock issuable upon conversion of the Class B Stock) shall have been complied with and (ii) the Indenture shall have been qualified under the TIA; and

    (e) the shares of Class B Stock to be issued in the Merger (and the shares of Reckson Common Stock issuable upon conversion of such Class B Stock) shall have been approved for listing on the NYSE, subject to official notice of issuance.

    SECTION 6.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to consummate the Merger shall be further subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

    (a) Reckson, Reckson OP and Buyer shall have performed in all material respects each of their respective agreements and covenants contained in or contemplated by this Agreement (other than Section 5.15 hereof) that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, except for such failures of performance as would not impair in any non DE MINIMIS respect the value of the Buying Entities, taken together;

    (b) the representations and warranties of Reckson, Reckson OP and Buyer contained in Article IV hereof shall be true and correct in all respects on and as of the Closing Date (it being understood that, for purposes of this Section 6.2(b), all representations and warranties shall be interpreted without giving effect to the words "materially" or "material" individually or as it appears in the term "Material Adverse Effect" or qualifications or exceptions based on such words), except (i) to the extent such representations and warranties speak as of an earlier date, in which case they shall be true in all respects as of such earlier date, (ii) as otherwise contemplated by this Agreement, (iii) as may result from any actions or transactions by or involving the Company or any of its affiliates and (iv) to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have a Material Adverse Effect. The Company and Reckson agree that, notwithstanding anything to the contrary in this Agreement, an aggregate effect or impact involving $40 million or more will be deemed to have or constitute a Material Adverse Effect and an aggregate effect or impact will not be deemed to have or constitute a Material Adverse Effect unless it involves $40 million or more;

    (c) the Company shall have received a certificate signed by the chief operating officer, general partner or managing member, as the case may be, of each of Reckson, Reckson OP and Buyer, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(d) hereof have been satisfied or waived;

    (d) the Company shall have received a bring-down opinion of Brown & Wood LLP, counsel to Reckson, dated as of the Closing Date, also covering the period through the Closing and otherwise substantially in the form of its opinion referred to in the penultimate recital to this Agreement and previously delivered to the Company; and

    (e) the Tower Articles Supplementary shall have been duly and validly filed with the Maryland Department.

    SECTION 6.3 CONDITIONS TO OBLIGATIONS OF RECKSON AND BUYER. The obligations of Reckson and Buyer to effect the Merger shall be further subject to the satisfaction, or to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

    (a) the Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement (other than Section 5.15 hereof) that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof, except for such failures of performance as would not impair in any non DE MINIMIS respect the value of the Company to Reckson;

    (b) the representations and warranties of the Company contained in Article III hereof shall be true and correct in all respects on and as of the Closing Date (it being understood that, for purposes of this Section 6.3(b), all representations and warranties shall be interpreted without giving effect to the words "materially" or "material" individually or as it appears in the term "Material Adverse Effect" or qualifications or exceptions based on such words), except (i) to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date, (ii) as otherwise contemplated by this Agreement, (iii) as may result from any actions or transactions by or involving either Reckson or Buyer or any of their respective affiliates and (iv) to the extent the failure of such representations and warranties to be true in all respects, individually or in the aggregate, would not have a Material Adverse Effect. The Company and Reckson agree that, notwithstanding anything to the contrary in this Agreement, an aggregate effect or impact involving $40 million or more will be deemed to have or constitute a Material Adverse Effect and an aggregate effect or impact will not be deemed to have or constitute a Material Adverse Effect unless it involves $40 million or more;

    (c) Reckson shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) hereof have been satisfied or waived;

    (d) the Company shall have delivered to Reckson a certificate of Battle Fowler L.L.P. stating that nothing has come to the attention of Battle Fowler L.L.P. which would cause it to revoke, rescind or modify in any material respect its opinion as to certain matters relating to the qualification of the Company as a REIT, delivered to Reckson and its counsel concurrently with the execution and delivery of this Agreement, as provided in the forepart of this Agreement; PROVIDED, HOWEVER, that the foregoing condition shall be deemed satisfied if the only reason that it would not otherwise be satisfied is the failure of the Representation Letter to be true and correct at all times since the execution hereof. Battle Fowler L.L.P. shall have no duty to conduct due diligence between the date of signing this Agreement and the date of the Closing in delivering the certification referred to in the preceding sentence;

    (e) [Intentionally Omitted;]

    (f) those consents, authorizations, orders and approvals of (or filings or registration with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement by the Company set forth in Schedule 6.3(f) of the Company Disclosure Schedule (which shall not include the financing agreements related to the properties located at or known as Corporate Center and 2800 North Central) shall have been obtained.

                                  ARTICLE VII
                                  TERMINATION

    SECTION 7.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the parties hereto have obtained stockholder approval:

    (a) by the mutual written consent of the Company and the Buying Entities;

    (b) by either the Company, on the one hand, or Reckson and Buyer, on the other hand, if the Merger has not been consummated by May 31, 1999, or such other date, if any, as the Company, on the one hand, and the Buying Entities, on the other hand, shall agree upon (the "OUTSIDE TERMINATION DATE"); PROVIDED THAT the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

    (c) by either the Company, on the one hand, or the Buying Entities, on the other hand, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining the Buying Entities or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

    (d) by the Buying Entities, (i) upon a material breach of any covenant or agreement of the Company set forth in this Agreement (other than clauses (i) and (ii) of the last paragraph of Section 5.1 hereof, which is dealt with in subsection (j) below) which remains uncured for twenty

(20) business days after notice of such breach has been delivered by the Buying Entities to the Company, or (ii) if any representation or warranty of the Company shall become untrue, in either case such that the conditions set forth in Section 6.3(a) hereof or Section 6.3(b) hereof, as the case may be, would be incapable of being satisfied;

    (e) by the Company, (i) upon a material breach of any covenant or agreement of any of the Buying Entities set forth in this Agreement which remains uncured for twenty (20) business days after notice of such breach has been delivered by the Company to the Buying Entities, or (ii) if any representation or warranty of Reckson or Buyer shall become untrue, in either case such that the conditions set forth in Section 6.2(a) hereof or Section 6.2(b) hereof, as the case may be, would be incapable of being satisfied;

    (f) by the Company, if the Board of Directors of the Company determines to accept a Company Acquisition Proposal; PROVIDED, HOWEVER, that in order for the termination of this Agreement pursuant to this Section 7.1(f) to be deemed effective, the Company shall have complied with the provisions contained in
Section 5.4 hereof, and shall simultaneously make payment of all amounts due under Section 7.3 hereof;

    (g) by Buyer, if prior to the Company Special Meeting, the Board of Directors of the Company (i) shall have withdrawn or modified or amended (or publicly announced an intention to withdraw) in any manner adverse to Buyer its approval or recommendation of the Merger; (ii) makes any recommendation with respect to any Company Acquisition Proposal other than a recommendation to reject such Company Acquisition Proposal; (iii) enters into any agreement which would result in consummation of a Company Acquisition Proposal other than this Agreement; or (iv) resolves to do any of the foregoing;

    (h) by the Company, if Reckson breaches Section 5.2(b) hereof;

    (i) by the Company or Buyer, if the stockholders of the Company fail to approve and adopt this Agreement and the Merger at the Company Special Meeting or any postponement thereof; and

    (j) by Buyer (X) if, pursuant to Section 5.1 hereof, Reckson shall have notified the Company in writing on or before December 30, 1998 that it approved the Schedule, and the Company shall have failed to file the Amended Return and the Schedule on or before December 31, 1998 in accordance with Section 5.1 hereof, PROVIDED, HOWEVER, that the termination right described in this clause
(X) can be exercised by Buyer only on or before January 31, 1999 or (Y) if, pursuant to Section 5.1 hereof, Reckson shall have notified the Company in writing on or before December 30, 1998 that it did not approve the Schedule, and either (i) the Company shall have failed to file the Amended Return and the Schedule on or before January 25, 1999 in accordance with Section 5.1 hereof or
(ii) the Company shall have filed the Amended Return and the Schedule on or before January 25, 1999 in accordance with Section 5.1 hereof, but the Schedule as filed was prepared in a fraudulent manner; PROVIDED, HOWEVER, that the termination right described in this clause (Y) can be exercised by Buyer only on or before February 24, 1999.

    The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

    SECTION 7.2 EFFECT OF TERMINATION.

    (a) Except for any breach of this Agreement by any party hereto (which breach and liability therefor shall not be affected by the termination of this Agreement), if this Agreement is terminated pursuant to Section 7.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; PROVIDED THAT the agreements contained in Sections 7.2, 7.3 and 8.2 hereof, the second proviso to the first sentence of Section 5.5(a) hereof, the second proviso to the first sentence of Section 5.5(b) hereof and the letter referred to in Section 5.1(u) hereof shall survive the termination hereof; and PROVIDED FURTHER that the Confidentiality Agreements shall remain in full force and effect.

    (b) Buyer agrees that neither the Company nor its directors, officers, employees, representatives or agents, nor any Person who shall make a Company Acquisition Proposal shall be deemed, by reason of the making of such proposal or any actions taken in connection with it not otherwise in violation of this Agreement, to have tortiously or otherwise wrongfully interfered with or caused a breach of this Agreement, or other agreements, instruments and documents executed in connection herewith, or the rights of Buyer or any of its affiliates hereunder.

    SECTION 7.3 FEES AND EXPENSES.

    (a) If this Agreement shall have been terminated (i) pursuant to Section 7.1(f) or 7.1(g) hereof or (ii) pursuant to Section 7.1(i) hereof and, at the time of such stockholder vote, a Company Acquisition Proposal shall have been publicly announced and not withdrawn, terminated or lapsed, which provides for consideration per share of Common Stock for all such shares which is greater than $23 per share and which is reasonably capable of being financed by the Person making such proposal or (iii) pursuant to Section 7.1(i) hereof in circumstances where clause (ii) above does not apply, then the Company shall, promptly, but in no event later than one business day after the termination of this Agreement (or in the case of clause (i) above by reason of a termination pursuant to Section 7.1(f) hereof, simultaneously with such termination), pay Reckson an amount equal to the Applicable Break-Up Fee (as defined hereafter); PROVIDED THAT neither Reckson nor Buyer was in material breach of any of its representations, warranties, covenants or agreements hereunder at the time of termination. Only one fee in an amount not to exceed the amount of the Applicable Break-up Fee shall be payable to Reckson pursuant to Section 7.3(a) hereof. Payment of the Applicable Break-Up Fee shall be made, as directed by Reckson, by wire transfer in immediately available funds promptly, but in no event later than two (2) business days following such termination.

    (b) The "APPLICABLE BREAK-UP FEE" shall be an amount equal to the lesser of
(x) $15 million in the case of clause (i) of Section 7.3(a), $7.5 million in the case of clause (ii) of Section 7.3(a) and $3.5 million in the case of clause
(iii) of Section 7.3(a), plus, in the case of a Break-Up Fee payable pursuant to clauses (i) or (ii) above, the Expense Amount (as defined hereafter) (the "BASE AMOUNT") and (y) the maximum amount that can be paid to the party entitled to the Applicable Breakup Fee in the year in which this Agreement is terminated (the "TERMINATION YEAR") and in all relevant taxable years thereafter without causing it to fail to meet the requirements of sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS") for such year, determined as if the payment of such amount did not constitute income described in sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("QUALIFYING INCOME"), as determined by independent accountants to the party entitled to the Applicable Breakup Fee. Notwithstanding the foregoing, in the event the party entitled to the Applicable Breakup Fee receives a ruling from the Internal Revenue Service (a "BREAK-UP FEE RULING") holding that such party's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, such party's Applicable Break-Up Fee shall be an amount equal to the Base Amount. If the amount payable for the Termination Year to the party entitled to the Applicable Break-up Fee under the preceding sentence is less than the Base Amount, the Company shall place the remaining portion of the Base Amount in escrow and shall not release any portion thereof to such party unless and until the Company receives either of the following: (i) a letter from such party's independent accountants indicating that additional amounts can be paid at that time to such party without causing such party to fail to meet the REIT Requirements for any relevant taxable year, in which event the Company shall pay to such party such amount, or (ii) a Break-Up Fee Ruling, in which event the Company shall pay to such party the unpaid Base Amount. The Company's obligation to pay any unpaid portion of the Applicable Break-Up Fee shall terminate three years from the date of this Agreement and the Company shall have no obligation to make any further payments notwithstanding that the entire Base Amount relating to such Applicable Break-Up Fee has not been paid as of such date. The "EXPENSE AMOUNT" relating to each Applicable Break-Up Fee shall be the amount of actual, direct out-of-pocket expenses incurred by the party entitled to the Applicable Break-Up Fee in connection with the transactions contemplated by this Agreement (but in any case, excluding any expenses relating to the existing litigation between the parties hereto and Crescent); PROVIDED, HOWEVER, in no event shall the Expense Amount relating to any Applicable Break-Up Fee exceed $1.75 million in the aggregate.

    (c) Except as provided otherwise in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

    (d) In the event of a suit by any party hereto for a breach of this Agreement, the prevailing party shall be entitled to actual, out-of-pocket litigation expenses incurred by such prevailing party in such action.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when received in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

    If to Reckson or Reckson OP, to:

            Reckson Associates Realty Corp.
            225 Broadhollow Road
            Melville, New York 11747
            Fax: (516) 622-6788
            Attention:  Jason M. Barnett, Esq.
                       General Counsel

    with a copy to:

            Brown & Wood LLP
            One World Trade Center
            New York, New York 10048
            Fax: (212) 839-5599
            Attention:  Joseph W. Armbrust Jr., Esq.
                       Peter T. Simor, Esq.

    and with a copy to:

            Fried, Frank, Harris, Shriver & Jacobson
            One New York Plaza
            New York, New York 10004
            Fax: (212) 859-4000
            Attention:  Stephen Fraidin, P.C.
                       Lee Parks, Esq.

    If to Buyer, to:

            Metropolitan Partners LLC
            c/o Reckson Associates Realty Corp.
            225 Broadhollow Road
            Melville, NY 11747
            Fax: (516) 622-6786
            Attention:  Jason M. Barnett, Esq.

    If to the Company, to:

            Tower Realty Trust, Inc.
            292 Madison Avenue
            New York, New York
            Fax: (212) 448-1865
            Attention:  Lester S. Garfinkel

    with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022-9931
            Fax: (212) 735-2000
            Attention:  Lou R. Kling, Esq.
                       Howard L. Ellin, Esq.

    and with a copy to:

            Battle Fowler L.L.P.
            Park Avenue Tower
            75 East 55th Street
            New York, New York 10022
            Fax: (212) 339-9150
            Attention:  Steven L. Lichtenfeld, Esq.

    SECTION 8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other representations, warranties and covenants contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms.

    SECTION 8.3 INTERPRETATION. References in this Agreement to "reasonable best efforts" shall not require a Person obligated to use its reasonable best efforts to incur other than de minimis out-of-pocket expenses or indebtedness in connection with such obligation under this Agreement, including to obtain any consent of a third party or, except as expressly provided herein, to institute litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the officers (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) of the Company or its Subsidiaries, or such knowledge that such officers would have had but for the gross negligence or bad faith of such officers. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the terms "affiliate(s)" and "associates" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. References herein to this Agreement shall be deemed to include the letter referred to in Section 5.1(u) hereof.

    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule of the Company Disclosure Schedule or the Reckson Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

    SECTION 8.4 AMENDMENTS, MODIFICATION AND WAIVER.

    (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Buying Entities or, in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED THAT after the adoption of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable law.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 8.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED THAT no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

    SECTION 8.6 SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

    SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof and except to the extent that the validity and effectiveness of the Merger are required to be governed by the laws of the State of Maryland or the State of Delaware) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies. Each of the Company and the Buying Entities hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "NEW YORK COURTS") for any litigation arising out of or relating to this Agreement or the Transactions (and agrees not to commence litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in any inconvenient forum.

    SECTION 8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

    SECTION 8.9 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of the Buying Entities, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of Section 5.7 hereof be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

    SECTION 8.10 ENTIRE AGREEMENT. This Agreement, including any exhibits or schedules hereto, the Confidentiality Agreement, the Stock Purchase Agreement, the Representation Letter and the letter referred to in Section 5.1(u) hereof constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

    SECTION 8.11 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    SECTION 8.12 LITIGATION TRUST; CPRS.

    (a) The Company, Reckson, Reckson OP and Buyer hereby agree that if the Company believes that all of the conditions set forth in Section 3.1 of the Metropolitan Agreement for the funding of the $75 million capital contribution of Crescent have been met, but Crescent fails to fully fund the $75 million capital contribution to Buyer, the following shall occur (it being agreed that such belief shall not affect the rights of Crescent and the Company under the Release delivered by the Company to Crescent):

        (i) the Board of Directors of the Company shall have the right, immediately preceding the Effective Time, to assign to a litigation trust (the "TRUST") formed by the Company for the purpose of pursuing the litigation (and related matters) which is the subject of the Release, dated as of December 8, 1998, entered into by the Company with Crescent (the "CRESCENT LITIGATION"), all of the Company's right, title and interest in and to such Crescent Litigation;

        (ii) holders of Company Common Stock and Company OP Units as in existence at the Effective Time will hold interests in the Trust entitling such holders to their pro rata portion of any amounts received by the Trust or otherwise in the Trust, net of expenses. As such, each share of Company Common Stock or Company OP Units outstanding at the Effective Time will, in addition to the consideration otherwise payable under this Agreement, receive one contingent payment right in the Trust ("CPR") representing the right to receive its pro rata portion of all Trust assets;

        (iii) the Trust shall be initially funded by: (A) reducing the Special Dividend by up to $4,000,000 (the exact amount to be determined by the Board of Directors of the Company) and (B) contributing such amount to the Trust;

        (iv) the Trust shall be managed by Trustees (the number and identity of which shall be designated by the Board of Directors of the Company prior to the Effective Time); and

        (v) the Surviving Corporation, Reckson, Reckson OP and Buyer and their respective affiliates shall fully cooperate with the Trust and its representatives in pursuing all related litigation against Crescent; PROVIDED THAT none of the Surviving Entity, Reckson or Reckson OP shall have any obligation to take any action under this clause requiring it to incur non DE MINIMIS out-of-pocket expenses.

    (b) The foregoing paragraph (a) represents the general intent of the parties with respect to the matters set forth therein. From the date hereof until the Effective Time, the parties shall take such actions, prepare such actions and otherwise endeavor to do those things necessary to provide to the holders of Company Common Stock and Common OP Units the full benefit of the foregoing.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              TOWER REALTY TRUST, INC.

                                              By:        /s/ LESTER S. GARFINKEL
                                                         ---------------------------------------
                                                         Name:      Lester S. Garfinkel
                                                         Title:     Executive Vice President,
                                                                    Finance and Administration
                                                                    and Chief Financial Officer

                                              RECKSON OPERATING PARTNERSHIP, L.P.

                                              By:        Reckson Associates Realty Corp.,
                                                         its general partner

                                              By:        /s/ SCOTT H. RECHLER
                                                         ---------------------------------------
                                                         Name:      Scott H. Rechler
                                                         Title:     President &
                                                                    Chief Operating Officer

                                              METROPOLITAN PARTNERS LLC

                                              By:        /s/ SCOTT H. RECHLER
                                                         ---------------------------------------
                                                         Name:      Scott H. Rechler
                                                         Title:     President

                                              RECKSON ASSOCIATES REALTY CORP.

                                              By:        /s/ SCOTT H. RECHLER
                                                         ---------------------------------------
                                                         Name:      Scott H. Rechler
                                                         Title:     President & Chief Operating
                                                                    Officer

                                                                         ANNEX B

                          [MERRILL LYNCH & CO. LETTERHEAD]

                                                      Investment Banking

                                                      Corporate and
                                                      Institutional
                                                      Client Group

                                                      World Financial Center
                                                      North Tower
                                                      New York, New York
                                                      10281-1326
                                                      212 449 1000

                                          December 8, 1998

Board of Directors
Tower Realty Trust, Inc.
292 Madison Avenue, 3(rd) Floor
New York, New York 10017

Gentlemen:

    Tower Realty Trust, Inc. (the "Company"), Metropolitan Partners LLC ("Buyer"), Reckson Associates Realty Corp. ("Reckson") and Reckson Operating Partnership, L.P. ("Reckson Partnership") propose to enter into that certain Agreement and Plan of Merger dated as of December 8, 1998 (the "Agreement") pursuant to which the Company would be merged with and into Buyer in a merger (the "Merger") in which each share of the Company's common stock, par value $.01 per share (the "Company Shares"), other than Company Shares held in treasury or owned directly or indirectly by Buyer, Reckson or Reckson Partnership, would be converted into the right to receive the Merger Consideration (as defined below). In connection with the Merger, Tower Realty Operating Partnership, L.P. (the "Operating Partnership") will be merged with and into a newly formed entity created by Buyer pursuant to which each limited partnership interest in the Operating Partnership (a "Unit"), other than Units owned directly or indirectly by the Company, Buyer, Reckson or Reckson Partnership, will be converted into the right to receive the Merger Consideration. "Merger Consideration" means (A) at the election of the holders of Company Shares and Operating Partnership Units either (x) either (1) 0.5725 of a share of Reckson's shares of class B exchangeable common stock, par value $.01 per share (the "Class B Stock"), and $7.2565 principal amount of 7% senior unsecured notes due 2009 of Reckson Partnership, guaranteed by Reckson (the "Notes"), if the Reckson shareholders fail to approve the issuance of Class B Stock in the Merger, or (2) 0.8364 of a share of Class B Stock, if the Reckson shareholders approve the issuance of the Class B Stock in the Merger (the "Share Issuance Approval") or (y) $23.00 in cash, in each case subject to the proration provisions of the Agreement and (B) if the Share Issuance Approval has not been obtained and there has occurred an Adverse Recommendation Event (as defined below), in addition to the consideration set forth in (a)(1) or (y) above, an additional $.8046 principal amount of Notes. An "Adverse Recommendation Event" shall be deemed to have occurred if the Board of Directors of Reckson withdraws or amends or modifies in any material respect (or publicly announces an intention to withdraw or amend or modify in any material respect) its approval or recommendation of the issuance of the Class B Stock in the Merger. The value of the cash portion of the Merger Consideration may not exceed 25% of the total Merger Consideration. To the extent the demand for cash exceeds the 25% limitation that is available to Company stockholders and Operating Partnership Unitholders, Company stockholders and Operating Partnership Unitholders electing cash generally will receive a pro rata portion of the amount of available cash with the remainder of the Merger Consideration payable in shares of Class B Stock and Notes (if the Share Issuance Approval is not obtained) or shares of Class B Stock (if the Share Issuance Approval is obtained). In accordance with the Merger Agreement, the Company and Buyer will enter into a Stock

Board of Directors Tower Realty Trust, Inc.
December 8, 1998
Page 2


Purchase Agreement pursuant to which Buyer will agree to purchase 2,169,197 shares of Company Series A Preferred Stock (the "Stock Purchase Agreement").

    We understand the financial terms of the Class B Stock to be as set forth in the draft dated December 5, 1998 of Articles Supplementary establishing and fixing the rights and preferences of the Class B Stock ("Reckson Articles Supplementary"). We understand the financial terms of the Notes, if any, to be as set forth in the draft dated December 5, 1998 of the 7% Note due 2009 of Reckson Partnership.

    You have asked us whether, in our opinion, the Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed the Company's Annual Report, Form 10-K and related financial information for the fiscal year ended December 31, 1997, and the Company's Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

    (2) Reviewed Reckson's Annual Report, Form 10-K and related information for the fiscal year ended December 31, 1997, and Reckson's Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

    (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, funds from operations, adjusted funds from operations, assets, liabilities and prospects of the Company furnished to us by the Company;

    (4) Reviewed Reckson's management's internal financial projections for the year ending December 31, 1999, furnished to us by Reckson;

    (5) Conducted discussions with members of senior management and representatives of the Company and Reckson concerning the matters described in clauses 1, 2, 3 and 4 above, as applicable, as well as their respective businesses and prospects before and after giving effect to the Merger;

    (6) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be reasonably similar to the Company, respectively;

    (7) Reviewed the proposed financial terms of the Class B Stock and compared them with the terms of convertible preferred issues of certain publicly traded companies that we deemed to be reasonably similar to the Class B Stock;

    (8) Reviewed the proposed financial terms of the Notes;

    (9) Reviewed the results of operations of the Company and Reckson and compared them with those of certain publicly traded companies that we deemed to be reasonably similar to the Company and Reckson, respectively;

   (10) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

Board of Directors Tower Realty Trust, Inc.
December 8, 1998
Page 3


   (11) Reviewed a pro forma analysis of the consequences of the Merger on funds from operations growth per share of Reckson common stock;

   (12) Participated in certain discussions and negotiations among representatives of the Company and Reckson and their financial and legal advisors;

   (13) Reviewed a draft dated December 5, 1998 of the Agreement;

   (14) Reviewed a draft dated December 5, 1998 of the Reckson Articles Supplementary;

   (15) Reviewed a draft dated December 5, 1998 of the form of Notes;

   (16) Reviewed a draft dated December 5, 1998 of the Stock Purchase Agreement; and

   (17) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

    In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Buyer, the Company, Reckson or Reckson Partnership or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Reckson. With respect to the financial forecast information furnished to or discussed with us by the Company or Reckson, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of the Company's or Reckson's management as to the expected future financial performance of the Company or Reckson, as the case may be. We have also assumed that the final forms of the Agreement, the Reckson Articles Supplementary, the Notes and the Stock Purchase Agreement will be substantially similar to the last drafts reviewed by us.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of the date hereof. In connection with the preparation of our opinion for the current transaction, we have not been asked by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

    We have assumed that, concurrently with the execution and delivery of the Agreement, the Company and Reckson and the Company and Crescent Real Estate Equities Company ("Crescent") will enter into mutual releases regarding certain litigation between them, and we did not value, or evaluate the merits of, such litigation for purposes of our opinion.

    We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently providing to Crescent and have, in the past, provided financial advisory and financial services to the Company, Reckson and Crescent and/or their

Board of Directors Tower Realty Trust, Inc.
December 8, 1998
Page 4


affiliates and may continue to do so, and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we have actively traded the Company Shares, as well as securities of Reckson or Crescent, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    We express no opinion as to the prices at which the Class B Stock will trade following consummation of the Merger or the prices at which the Company Shares or the Reckson common stock will trade between the announcement and consummation of the Merger. Our opinion does not address the relative merits of the Merger and alternative business combinations with third parties. We did not consider any tax consequences of the Merger or other transactions in connection therewith.

    This opinion is for the use and benefit of the Board of the Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger, whether a shareholder should elect to receive Reckson securities or cash in the Merger or any matter related thereto. We express no opinion as to the consequences to the Company or any Operating Partnership Unitholder of the Merger of the Operating Partnership into the entity to be created by the Buyer.

    On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the proposed Merger Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

                              Very truly yours,


                              /s/Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated


                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED

                                                         ANNEX C

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

December 8, 1998

The Board of Directors
Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to Reckson Associates Realty Corp. ("Reckson Associates") of the consideration to be paid pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of December 8, 1998 (the "Merger Agreement"), by and among Tower Realty Trust, Inc. ("Tower Realty"), Metropolitan Partners LLC ("Metropolitan"), Reckson Operating Partnership, L.P. ("Reckson OP" and, together with Reckson Associates, "Reckson"), and Reckson Associates. As more fully described in the Merger Agreement, (i) Tower Realty will be merged with and into Metropolitan (the "Tower Merger") and Tower Realty Operating Partnership, L.P. ("Tower OP" and, together with Tower Realty, "Tower") will be merged with and into a newly formed subsidiary of Reckson OP (the "Tower OP Merger" and, together with the Tower Merger, the "Merger") and
(ii) each outstanding share of the common stock, par value $0.01 per share, of Tower Realty (the "Tower Realty Common Stock"), and each outstanding limited partnership interest in Tower OP (the "Tower OP Unit"), will be converted, at the election of the holder thereof and subject to certain proration procedures specified in the Merger Agreement, into the right to receive either (A) $23.00 in cash (the "Cash Consideration") or (B) (x) subject to approval of the stockholders of Reckson Associates (the "Reckson Share Issuance Approval"),
0.8364 of a share of Class B Exchangeable Common Stock, par value $0.01 per share, of Reckson Associates (the "Reckson Class B Common Stock" and, such consideration, the "Stock Consideration") or (y) in the absence of the Reckson Share Issuance Approval, 0.5725 of a share of Reckson Class B Common Stock and $7.2565 principal amount of 7% senior unsecured notes due 2009 of Reckson OP (the "Reckson OP Notes" and, together with the Cash Consideration and the Stock Consideration, the "Merger Consideration").

    In arriving at our opinion, we reviewed the Merger Agreement, the terms of the Reckson Class B Common Stock as set forth in the proposed form of the Articles Supplementary of Reckson Associates and the terms of the Reckson OP Notes as set forth in the proposed form of Indenture attached as exhibits to the Merger Agreement, and held discussions with certain senior officers, directors and other representatives and advisors of Reckson and certain representatives and advisors of Tower concerning the businesses, operations and prospects of Reckson and Tower. We examined certain publicly available business and financial information relating to Reckson and Tower as well as certain financial forecasts and other information and data for Reckson and Tower which were provided to or otherwise discussed with us by the management of Reckson and representatives and advisors of Tower, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the common stock, par value $0.01 per share, of Reckson Associates and Tower Realty Common Stock; the historical and projected earnings and other operating data of Reckson and Tower; and the capitalization and financial condition of Reckson and Tower. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Reckson and Tower. We also evaluated the potential pro forma financial impact of the Merger on Reckson. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

The Board of Directors
Reckson Associates Realty Corp.
December 8, 1998
Page 2

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Reckson and representatives and advisors of Tower that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Reckson and Tower as to the future financial performance of Reckson and Tower, respectively, and the strategic implications and operational benefits anticipated to result from the Merger. We have assumed, with your consent, that Tower was organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") for federal income tax purposes and that the Merger and the transactions contemplated thereby will not adversely affect the REIT status of Reckson. We are not expressing any opinion as to what the value of the Reckson Class B Common Stock or the Reckson OP Notes will be when issued pursuant to the Merger or the prices at which the Reckson Class B Common Stock or the Reckson OP Notes will trade or otherwise be transferable subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Reckson or Tower nor have we made any physical inspection of the properties or assets of Reckson or Tower. We were not requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Reckson or the effect of any other transaction in which Reckson might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    Salomon Smith Barney Inc. has acted as financial advisor to Reckson in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Reckson Associates and Tower Realty for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have in the past provided investment banking services to Reckson and Tower unrelated to the proposed Merger, for which services we have received compensation. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Reckson, Tower and their respective affiliates.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Reckson Associates in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to any matter relating to the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney Inc. be made, without our prior written consent.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Reckson.

Very truly yours,

/s/ Salomon Smith Barney Inc.

SALOMON SMITH BARNEY INC.

                                                                         ANNEX D

                        RECKSON ASSOCIATES REALTY CORP.

                             ARTICLES SUPPLEMENTARY

                     ESTABLISHING AND FIXING THE RIGHTS AND
                PREFERENCES OF A CLASS OF SHARES OF COMMON STOCK

    Reckson Associates Realty Corp., a Maryland corporation (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: Pursuant to the authority expressly vested in the board of directors of the Corporation (the "Board of Directors") by Article VI of its charter, as heretofore amended and restated (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein called the "Articles"), the Board of Directors has, by resolution, duly designated and reclassified 12,000,000 shares of the common stock of the Corporation into a class designated Class B Exchangeable Common Stock and has provided for the issuance of such class.

    SECOND: The preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of such class of common stock, which upon any restatement of the Articles shall be included as part of Article VI of the Articles, are as follows:

                       CLASS B EXCHANGEABLE COMMON STOCK

    1. DESIGNATION AND NUMBER. A class of Common Stock of the Corporation, designated the "Class B Exchangeable Common Stock" (the "Class B Common"), is hereby established. The number of shares of the Class B Common shall be 12,000,000.

    2.  DISTRIBUTIONS.

        (a) For any quarterly period, holders of the shares of Class B Common shall be entitled to receive, if, when and as authorized by the Board of Directors out of funds legally available for the payment of distributions, cash distributions in an amount per share equal to the Class B Dividend Amount. Distributions on the Class B Common, if authorized, shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a Business Day, the next succeeding Business Day, commencing
              , 1999 (each, a "Distribution Payment Date"). Distributions will be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be such date designated by the Board of Directors of the Corporation for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Payment Record Date").

        (b) No distributions on the Class B Common shall be authorized by the Board of Directors of the Corporation or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

        (c) Distributions on the Class B Common will be noncumulative. If the Board of Directors of the Corporation does not authorize a dividend on the Class B Common payable on any Distribution Payment Date while any Class B Common is outstanding, then holders of the Class B Common will have no right to receive a distribution for that Distribution Payment Date, and the Corporation will have no obligation to pay a distribution for that Distribution Payment Date, whether or not distributions are declared and paid for any future Distribution Payment Date with respect to either the Common Stock, the preferred stock, par value $0.01 per share, of the Corporation or any other Capital Stock.

        (d) No distributions, whether in cash, securities or property, will be authorized or paid or set apart for payment to holders of Common Stock for any quarterly period unless for each share of Class B Common outstanding, a distribution equal to the Class B Dividend Amount with respect to such period has been or contemporaneously is authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment to holders of the Class B Common for the then current distribution period. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Class B Common which may be in arrears.

        (e) Subject to the rights and preferences of other classes or series of Capital Stock, the Corporation, at its election and as determined in the sole discretion of the Board of Directors of the Corporation, may authorize and pay a distribution to holders of Class B Common in excess of the Class B Dividend Amount.

        (f) Shares of Class B Common shall not entitle the holders thereof to receive any distribution made in respect of Common Stock.

    3.  LIQUIDATION.

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (referred to herein as a "liquidation"), the holders of the Class B Common will have no liquidation preference, but will be entitled to share ratably (treating each Class B Common share as the equivalent of that number of shares of Common Stock into which it may then be exchanged) in any distribution or payment made to holders of Common Stock.

    4.  REDEMPTION.

    Shares of Class B Common will not be redeemable; provided, however, that the foregoing shall not prohibit the Corporation from repurchasing shares of Class B Common from any holder if and to the extent such holder agrees to sell such shares.

    5.  VOTING RIGHTS.

    Holders of Class B Common shall have the right to vote on all matters submitted to a vote of the holders of Common Stock; holders of Class B Common and Common Stock shall vote together as a single class. In addition, the affirmative vote or consent of the Holders of at least two-thirds of the outstanding shares of Class B Common, given in person or by proxy, either in writing or at a meeting, voting separately as a class, shall be required to amend, alter or repeal these Articles Supplementary, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Class B Common or the Holders thereof; provided, however, with respect to the occurrence of any of the Events referred to above, so long as the Class B Common remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Holders of Class B Common. In any such vote, each holder of Class B Common shall be entitled to one vote with respect to each share of Class B Common held by such holder.

    6.  EXCHANGE AT HOLDER'S ELECTION.

        (a) Subject to Section 10, shares of Class B Common will be exchangeable at any time, at the option of the holders thereof, into Common Stock at a rate of one share of Common Stock per share of Class B Common, subject to adjustment as described below (the "Exchange Rate");

    provided, however, that the right of a holder to exchange shares of Class B Common for which the Corporation has mailed an Exchange Notice (as defined below) will terminate at the close of business on the fifth Business Day prior to the Exchange Date (as defined below).

        (b) To exercise the exchange right, the holder of Class B Common to be exchanged shall surrender the certificate representing such Class B Common, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Transfer Agent accompanied by written notice to the Corporation that such holder elects to exchange such Class B Common. Unless the shares issuable on exchange are to be issued in the same name as the name in which such Class B Common is registered, in which case the Corporation shall bear the related taxes, each share surrendered for exchange shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

        (c) Each exchange consummated pursuant to this Section 6 shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing shares of Class B Common shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates representing shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such exchange shall be at the Exchange Rate in effect at such time and on such date unless the stock transfer records of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer records are open, but such exchange shall be at the Exchange Rate in effect on the date on which such shares have been surrendered and such notice received by the Corporation.

        (d) Holders of shares of Class B Common at the close of business on a Distribution Payment Record Date shall be entitled to receive and retain the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the exchange of such shares following such Distribution Payment Record Date and on or prior to such Distribution Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on exchanged shares or for distribution on the Common Stock that is issued upon such exchange.

    As promptly as practicable after the surrender of certificates representing Class B Common as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the exchange of such shares in accordance with the provisions of this Section 6, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8.

    7.  EXCHANGE AT CORPORATION'S OPTION.

        (a) The Class B Common shall not be exchangeable by the Corporation prior to the end of the 54-month period commencing with the Class B Issue Date. Subject to Section 10, each share of Class B Common (and each share of Class B Excess Common (as defined below)) will be exchangeable at any time after the fifty-four (54) month period immediately following the Class B Issue Date, at the option of the Corporation, into Common Stock at the Exchange Rate, plus the amounts indicated in Section 7(e). If fewer than all of the outstanding shares of Class B Common are to be exchanged, the shares to be exchanged shall be determined pro rata or by lot or in such other manner as prescribed by the Board of Directors of the Corporation to be equitable. If fewer than all the shares of Class B Common represented by any certificate are exchanged, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

        (b) At least 30 days, but no more than 60 days, prior to a date fixed for exchange of some or all of the Class B Common (the "Exchange Date") in accordance with this Section 7, written notice (the "Exchange Notice") shall be given by first class mail, to each holder of record on a date no more than three business days prior to the mailing date of such notice at such holder's address as it appears in the stock transfer records of the Corporation; provided, however, neither failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any share of Class B Common to be exchanged. The Exchange Notice shall include the following information:

            (i) the Exchange Rate;

            (ii) the number of shares of Class B Common to be exchanged and, if fewer than all the shares held by such holders are to be exchanged, the number of such shares to be exchanged from such holder;

           (iii) the Exchange Date;

            (iv) the manner in which the holder is to surrender to the Corporation or the Transfer Agent, the certificate or certificates representing the shares of Class B Common to be exchanged;

            (v) that the holder's right to elect to exchange such holder's Class B Common for Common Stock will terminate on the fifth Business Day prior to the Exchange Date; and

            (vi) that dividends on the shares of Class B Common to be exchanged shall cease on the Exchange Date unless the Corporation defaults in the issuance of the Common Stock issuable upon exchange of such Class B Common.

        (c) Each holder shall surrender the certificate or certificates representing such shares of Class B Common so exchanged to the Corporation or the Transfer Agent, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Exchange Notice, and on the Exchange Date the number of full shares of Common Stock issuable upon the exchange of such shares of Class B Common shall be payable to the holder whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

        (d) On or after the Exchange Date, unless the Corporation defaults in the issuance of the shares of Common Stock as described above and except as provided in Section 7(e), (i) all distributions on any Class B Common so called for exchange shall cease on the Exchange Date, and all rights of the holders of such shares of Class B Common as holders of Class B Common shall terminate with respect thereto on the Exchange Date, other than the right to receive the shares of Common Stock issuable upon exchange thereof, (ii) the shares of Class B Common called for exchange will not be transferred (except with the consent of the Corporation) on the Corporation's stock transfer records, and (iii) such shares shall no longer be deemed outstanding for any purpose whatsoever. Until shares of Class B Common Stock called for exchange are surrendered in the manner described in the Exchange Notice, no shares of Common Stock will be issued in respect thereof. No provision will be made in respect of distributions payable on such Common Stock prior to the Exchange Date.

        (e) If the Exchange Date falls after a Distribution Payment Record Date and on or prior to the corresponding Distribution Payment Date, then each holder of Class B Common at the close of business on such Distribution Payment Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the exchange of such shares prior to such Distribution Payment Date.

        (f) Following the Exchange Date, the Corporation shall pay all distributions payable on the Common Stock to be exchanged for the Class B Common with a record date for such distribution following the Exchange Date notwithstanding the exchange of certificates representing such shares after such the Distribution Payment Record Date.

    8.  NO FRACTIONAL SHARES.

    No fractional shares of Common Stock shall be issued upon exchange of Class B Common. Instead of any fractional share of Common Stock that would otherwise be deliverable upon the exchange of a share of Class B Common, the Corporation shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of a share of Common Stock on the Trading Day immediately preceding the date of exchange. If more than one share of Class B Common shall be surrendered for exchange at one time by the same holder, the number of full shares of Common Stock issuable upon exchange thereof shall be computed on the basis of the aggregate number of shares of Class B Common so surrendered.

    9.  EXCHANGE RATE ADJUSTMENTS.

        (a) The Exchange Rate shall be adjusted from time to time as follows:

            (i) If the Corporation shall after the date on which shares of Class B Common are first issued (the "Class B Issue Date") (A) pay or make a distribution to holders of Common Stock in the form of Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares,
       (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any equity securities by reclassification of its Common Stock (other than any reclassification by way of merger or binding share exchange that is subject to Section 9(b)), then the Exchange Rate in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Class B Common thereafter surrendered for exchange shall be entitled to receive the number of shares of Common Stock and other equity securities issued by reclassification of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares been exchanged immediately prior to the record date in the case of a distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 9(e)) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

            (ii) If the Corporation shall issue after the Class B Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Exchange Rate in effect at the opening of business on the day following such record date shall be adjusted to equal the amount determined by multiplying (I) the Exchange Rate in effect immediately prior to the opening of business on the day following the record date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the record date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the record date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock would purchase at such Fair Market Value. Such adjustment shall become effective immediately after the opening of business on the day following such record date (except as provided in Section 9(e)). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors of the Corporation.

           (iii) If the Corporation shall distribute to all holders of its Common Stock any equity securities of the Corporation (other than Common
       Stock) or evidences of its             indebtedness or assets (excluding
       cash distributions and those rights, options and warrants referred to in and treated under subparagraph (ii) above), then the Exchange Rate shall be adjusted so that it shall equal the amount determined by multiplying
       (I) the Exchange Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for such determination and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date for such determination less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the equity securities, evidences of indebtedness or assets so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately at the opening of business on the day following such record date (except as provided in Section 9(e)). For the purposes of this subparagraph (iii), the distribution of equity securities, evidences of indebtedness or assets which are distributed not only to the holders of Common Stock on the record date fixed for the determination of stockholders entitled to such distribution, but also are distributed with each share of Common Stock delivered to a person exchanging a share of Class B Common at any time after such record date, shall not require an adjustment of the Exchange Rate pursuant to this subparagraph (iii), provided that on the date, if any, on which a person exchanging a share of Class B Common would no longer be entitled to receive such equity securities, evidences of indebtedness or assets with a share of Common Stock (other than as a result of the termination of all such equity securities, evidences of indebtedness or assets), a distribution of such equity securities, evidences of indebtedness or assets shall be deemed to have occurred, and the Exchange Rate shall be adjusted as provided in this subparagraph
       (iii) (and such day shall be deemed to be "the record date fixed for the determination of the stockholders entitled to receive such distribution" and the "record date" within the meaning of the two preceding sentences).

            (iv) The Exchange Rate may be further adjusted from time to time as described in this subparagraph (iv); provided, however, that the Exchange Rate as so adjusted shall only be applicable in the event that the exchange of Class B Common is effected pursuant to Section 6 and then, only to shares of Class B Common surrendered for exchange in accordance with Section 6(b); and all adjustments described in this subparagraph
       (iv) shall be
       disregarded in the event of any exchange pursuant to Section 7. If during any two consecutive quarters, the total distributions paid on a share of Class B Common for each such quarter and the immediately prior quarter is less than the sum of (x) 1/4th of the Unadjusted Class B Dividend Amount applicable to the current quarter plus (y) 1/4th of the Unadjusted Class B Dividend Amount applicable to the immediately prior quarter, then the Exchange Rate thereafter shall be subject to adjustment as follows. If at the time the exchange option is exercised pursuant to Section 6:

               (A) the Exchange Consideration Amount is equal to or greater than $27.50, then no additional adjustment is required;

               (B) the Exchange Consideration Amount is less than $27.50, but equal to or greater than $22.00, then the Exchange Rate will be multiplied by the quotient of (I) $27.50 divided by (II) the Exchange Consideration Amount; and

               (C) the Exchange Consideration Amount is less than $22.00, then the Exchange Rate will be multiplied by 1.25.

            (v) No adjustment in the Exchange Rate shall be required other than by reason of Section 9(a)(iv) unless such adjustment would require a cumulative increase or decrease of at least 1% in the Exchange Rate; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 9 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Exchange Rate for the issuance of any Common Stock pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan. All calculations under this Section 9 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (a) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such increases in the Exchange Rate, in addition to those required by this subsection (a), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Corporation to its stockholders shall not be taxable.

        (b) Except as otherwise provided for in Section 9(a)(i), if the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Common Stock, sale or transfer of all or substantially all of the Corporation's assets or recapitalization of the Common Stock) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), the Corporation (or its successor in such Transaction) shall make appropriate provision so that each share of Class B Common, if not converted into the right to receive shares, stock, securities or other property in connection with such Transaction in accordance with the third to last sentence of this subsection
    (b) shall thereafter be exchangeable into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Class B Common was convertible immediately prior to such Transaction, assuming such holder of Common Stock
    (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction (each, a "Non-Electing Share") (provided that if the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction is not the same for each Non-Electing Share, the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction in which any share of Class B Common is converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof) with an aggregate value (as determined by the Board of Directors in good faith, whose determination shall be conclusive) less than that receivable by the number of shares of Common Stock into which shares of Class B Common were exchangeable immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (b), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Class B Common that will contain provisions enabling holders of Class B Common that remains outstanding after such Transaction to exchange their Class B Common into the consideration received by holders of Common Stock at the Exchange Rate in effect immediately prior to such Transaction. The provisions of this subsection (b) shall similarly apply to successive Transactions.

        (c) If:

            (i) the Corporation shall declare a distribution on the Common Stock (other than cash distributions which do not constitute extraordinary dividends) or there shall be a reclassification, subdivision or combination of the Common Stock; or

            (ii) the Corporation shall grant to the holders of the Common Stock of rights, options or warrants to subscribe for or purchase Common Stock at less than Fair Market Value; or

           (iii) the Corporation shall enter into a Transaction; or

            (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

            (v) there shall occur the circumstances described in clause (a)(iv) of Section 9 that would cause the Exchange Rate to be adjusted,

    then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Class B Common at their addresses as shown on the stock transfer records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights, options or warrants are to be determined or (ii) the date on which such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, subdivision, combination, Transaction or liquidation, dissolution or winding up.

    Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 9.

        (d) Whenever the Exchange Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the holder of each share of Class B Common at such holder's last address as shown on the stock transfer records of the Corporation.

        (e) In any case in which Section 9(a) provides that an adjustment shall become effective on the day following the record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of Class B Common converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) fractionalizing any share of Class B Common and/or paying to such holder any amount of cash in lieu of any fraction pursuant to Section 8.

        (f) There shall be no adjustment of the Exchange Rate in case of the issuance of any equity securities of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 9. If any action or transaction would require adjustment of the Exchange Rate pursuant to more than one subsection of Section 9(a), only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

        (g) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 9, that in the opinion of the Board of Directors of the Corporation would materially adversely affect the exchange rights of the holders of the Class B Common, the Exchange Rate for the Class B Common shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors of the Corporation, in its sole discretion, determines to be equitable in the circumstances.

        (h) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of effecting any exchange of the Class B Common, the full number of shares of Common Stock deliverable upon the exchange of all outstanding shares of Class B Common not theretofore exchanged. For purposes of this subsection (h), the number of shares of Common Stock that shall be deliverable upon the exchange of all outstanding shares of Class B Common shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

        The Corporation covenants that any shares of Common Stock issued upon exchange of the Class B Common shall be validly issued, fully paid and non-assessable.

        The Corporation shall list the Common Stock required to be delivered upon exchange of the Class B Common, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

        Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon exchange of the Class B Common, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

        (i) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on exchange of the Class B Common pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the record holder of the Class B Common to be exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

    10. OWNERSHIP LIMITATIONS. Notwithstanding Article VII of the Articles, the provisions of this Section 10 shall apply with respect to the limitations on the ownership and acquisition of shares of Class B Common.

        (a)  RESTRICTION ON OWNERSHIP AND TRANSFER.

            (i) Except as provided in Section 10(h), no Person shall Beneficially Own or Constructively Own any shares of Class B Common such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit;

            (ii) Except as provided in Section 10(h), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange, Inc. (the "NYSE")) that, if effective, would result in any Person Beneficially Owning Class B Common in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class B Common which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class B Common;

           (iii) Except as provided in Section 10(h), any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Class B Common in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Class B Common which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Class B Common; and

            (iv) Notwithstanding any other provisions contained in this Section 10, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of
       Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Class B Common or other event which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Class B Common.

        (b) CONVERSION INTO AND EXCHANGE FOR CLASS B EXCESS COMMON. If, notwithstanding the other provisions contained in this Section 10, at any time after the date of the Class B Issue Date, there is a purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in

    Section 10(a), above, has been violated, then the Class B Common being Transferred (or in the case of an event other than a Transfer, the Class B Common owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Class B Common identified in the next sentence) which would cause the restriction on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Class B Common Excess Stock ("Class B Excess Common"). If at any time of such purported Transfer any of the shares of the Class B Common are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Class B Common, then shares of Class B Common that shall be converted to Class B Excess Common shall be first taken from any Class B Common that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of Section 10(a) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

        (c) REMEDIES FOR BREACH. If the Board of Directors of the Corporation or its designee shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 10(a) or that a Person intends to Transfer or acquire, has attempted to Transfer or acquire or may Transfer or acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of
    Section 10(a), the Board of Directors of the Corporation or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares for Fair Market Value upon the terms and conditions specified by the Board of Directors of the Corporation in its sole discretion, refusing to give effect to such Transfer, acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, acquisition or other event; provided, however, that any Transfer or acquisition (or, in the case of events other than a Transfer or acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 10(a) shall automatically result in the conversion described in Section 10(b), irrespective of any action (or non-action) by the Board of Directors of the Corporation.

        (d) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire or Beneficially Owns or Constructively Owns shares of Class B Common in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Class B Excess Common results under the provisions of these Articles, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the Corporation's status as a REIT.

        (e) OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Class B Issue Date, each Person who is a Beneficial Owner or Constructive Owner of Class B Common and each Person (including the stockholder of record) who is holding Class B Common for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information with respect to the direct, indirect and constructive ownership of Class B Common as the Corporation may request, in good faith, in order to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine such compliance.

        (f) REMEDIES NOT LIMITED. Nothing contained in this Section 10 (but subject to Section 10(l)) shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

        (g) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 10, including any definition contained in
    Section 11, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 10 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 10(l)).

        (h)  EXCEPTIONS.

            (i) Subject to Section 10(a)(iv), the Board of Directors of the Corporation, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Beneficially Owning Class B Common in excess of the Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficially Owning Class B Common will violate the Ownership Limit and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 10) or attempted violation will result in such Class B Common Beneficially Owned in excess of the Ownership Limit being exchanged for Class B Excess Common in accordance with Section 10(b).

            (ii) Subject to Section 10(a)(iv), the Board of Directors of the Corporation, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Constructively Owning Class B Common in excess of the Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Class B Common Constructively Owned in excess of the Ownership Limit being exchanged for Excess Stock in accordance with Section 10(b).

           (iii) Prior to granting any exception pursuant to Section 10(h)(i) or 10(h)(ii), the Board of Directors of this Corporation may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's organization and operation in conformity with the requirements for qualification as a REIT under the Code; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

        (i) INCREASE IN OWNERSHIP LIMIT. Notwithstanding anything herein to the contrary, Article VII, Section 9 of the charter of the Corporation shall apply to this Section 10.

        (j) LEGEND. Each certificate for Class B Common shall bear substantially the following legend:

           The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by
           Section 2-211(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which, including restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent. All capitalized terms in this legend have the meanings defined in the Charter.

           The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own any shares of Class B Common such that such Person would Beneficially Own or Constructively Own Common Equity in excess of 9% in value of the aggregate of the outstanding shares of Common Equity of the Corporation. Any Person who acquires or attempts to acquire or Beneficially Owns or Constructively Owns shares of Class B Common in excess of the aforementioned limitation, or any Person who is or attempts to become a transferee such that Class B Excess Common would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Class B Excess Common which will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations.

        (k) SEVERABILITY. If any provision of this Section 10 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        (l)  CLASS B EXCESS COMMON.

            (i) OWNERSHIP IN TRUST. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Class B Excess Common pursuant to Section 10(b), such Class B Excess Common shall be deemed to have been transferred to the Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. The Trustee shall be appointed by the Corporation, and shall be a person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee. By written notice to the Trustee, the Corporation shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Class B Excess Common such that (a) the shares of Class B Common from which the shares of Class B Excess Common held in the Trust were so converted would not violate the restrictions set forth in paragraph (a) of this Section 10 in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Code. The Trustee of the Trust will be deemed to own the Class B Excess Common for the benefit of the Charitable Beneficiary on the date of the purported Transfer or other event that results in Class B Excess Common pursuant to paragraph (b) of this Section 10. Class B Excess Common so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported

       Record Transferee shall have no rights in such Class B Excess Common except the right to designate a transferee of such Class B Excess Common upon the terms specified in Section 10(l)(v). The Purported Beneficial Transferee shall have no rights in such Class B Excess Common except as provided in this Section 10.

            (ii) DIVIDEND RIGHTS. Class B Excess Common will be entitled to dividends and distributions authorized and declared with respect to the Class B Common from which the Class B Excess Common was converted and will be payable to the Trustee of the Trust in which such Class B Excess Common is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Class B Excess Common in an amount equal to the dividends and distributions authorized and declared on each share of Class B Common from which the Class B Excess Common was converted. Any dividend or distribution paid to a Purported Record Transferee prior to the discovery by the Corporation that Class B Common has been transferred in violation of the provisions of this Section 10 shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

           (iii) CONVERSION RIGHTS. Holders of shares of Class B Excess Common shall not be entitled to exchange any shares of Class B Excess Common into shares of Common Stock. Any exchange of shares of Class B Common for shares of Common Stock made prior to the discovery by the Corporation that such shares of Class B Common have been converted into Class B Excess Common shall be void ab initio and the Purported Record Transferee shall return the shares of Common Stock into which the Class B Common was exchanged upon demand to the Corporation which shares of Common Stock shall be exchanged back into Class B Excess Common and deposited into the Trust. Notwithstanding the foregoing, at any time on or after the Class B Issue Date, the Corporation may elect to exchange Class B Excess Common for Common Stock in accordance with Section 7.

            (iv) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Class B Excess Common shall be entitled to receive, ratably (treating each Class B Excess Common share as the equivalent of that number of shares of Common Stock into which it may then be exchanged by the Corporation pursuant to Section 7) with each other holder of Class B Common and Class B Excess Common converted from Class B Common, any distribution or payment made to all holders of Common Stock.

           Any liquidation distributions to be distributed with respect to Class B Excess Common shall be distributed in the same manner as proceeds from the sale of Class B Excess Common are distributed as set forth in Section 10(l)(v).

            (v) NON-TRANSFERABILITY OF EXCESS STOCK. Class B Excess Common shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Class B Excess Common to any Person if the shares of Class B Excess Common would not be Class B Excess Common in the hands of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Class B Excess Common shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Class B Common that were converted into Class B Excess Common or, if the Purported Record Transferee did not give value for such shares (e.g. the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Class B Excess Common were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Class B Excess Common held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to
       Section 10(l)(ii). Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Class B Excess Common in the Trust shall be automatically exchanged for an equal number of shares of Class B Common and such shares of Class B Common shall be transferred of record to the transferee of the interest in the Trust if such shares of Class B Common would not be Class B Excess Common in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 10(l)(vii).

            (vi) VOTING RIGHTS FOR CLASS B EXCESS COMMON. Any vote cast by a Purported Record Transferee of Class B Excess Common prior to the discovery by the Corporation that Class B Common has been transferred in violation of the provisions of this Section 10 shall be void ab initio. While the Class B Excess Common is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Class B Common which have been converted into shares of Class B Excess Common for the benefit of the Charitable Beneficiary.

           (vii) PURCHASE RIGHTS IN CLASS B EXCESS COMMON. Notwithstanding the provisions of Section 10(l)(v), shares of Class B Excess Common shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Class B Excess Common (or, if the Transfer or other event that resulted in the issuance of Class B Excess Common was not a transaction in which the Purported Beneficial Transferee gave full value for such Class B Excess Common, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Class B Excess Common) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Class B Excess Common and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Class B Excess Common has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to Section 10(d). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Class B Excess Common by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Class B Common outstanding and such reduction results in the issuance of Class B Excess Common, the Corporation is required to exercise its option to repurchase such shares of Class B Excess Common if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Class B Excess Common.

        (m) SETTLEMENT. Nothing in this Section 10 shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

    11. DEFINITIONS. For purposes of the provisions included in Article VII of the Articles as a result of the Articles Supplementary adopted and filed in connection with the designation and reclassification of the Class B Common:

    "Aggregate FFO Growth" shall mean, with respect to any Class B Year, the fraction (expressed as a percentage), the numerator of which is the excess, if any, of FFO per share of Common Stock in such Class B Year over the FFO per share of Common Stock in the Base Year ("Base Year FFO"), in each case, calculated on a fully diluted basis and the denominator of which is the Base Year FFO, calculated on a fully diluted basis. For purposes of dilution calculation, the diluted weighted average number of shares shall be calculated in accordance with GAAP, except that all Class B Common Stock and Class B Excess Common will be deemed converted into Common Stock at then applicable Exchange Rate for an exchange at the election of a holder pursuant to Section 6.

    "Base Year" shall mean the twelve month period ending on the last day of the calendar quarter in which the Class B Issue Date occurs.

    "Base Year Quarterly Dividend" shall mean $.3375 per share.

    "Beneficial Ownership" shall mean ownership of Class B Common or Class B Excess Common by a Person who is or would be treated as an owner of such Class B Common or Class B Excess Common either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

    "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

    "Capital Stock" shall mean all classes of series of stock of the Corporation, including, without limitation, Common Stock, Class B Common, preferred stock, par value $0.01 per share and excess stock, par value $0.01 per share.

    "Charitable Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Section 10(l).

    "Class B Dividend Amount" shall mean, with respect to any quarterly period, an amount equal to 1/4th of the product of (a) the Unadjusted Class B Dividend Amount for the Class B Year in which such quarterly period occurs, multiplied by
(b) the Dividend Payment Percentage for such quarterly period; provided, however that if during any Class B Year after the second Class B Year, the Unadjusted Class B Dividend Amount for the then current Class B Year is less than the Unadjusted Class B Dividend Amount for the prior Class B Year, then for each quarter during such year having a Dividend Payment Percentage of 100%, the Class B Dividend Amount for such quarter shall not be less than the sum of (i) the dividends paid on a share of Common Stock plus (ii) $0.2225. Notwithstanding the foregoing, the Class B Dividend Amount for the quarter in which the Class B Issue Date occurs shall be equal to the product of (a) $.006222, multiplied by
(b) the number of days elapsed from the Class B Issue Date to the last day of the calendar quarter in which the Class B Issue Date occurs and multiplied by
(c) the Dividend Payment Percentage for such quarterly period.

    "Class B Year" shall mean the Base Year and each consecutive twelve-month period thereafter.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock and the Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Class B Issue Date, which has the right

(subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

    "Constructive Ownership" shall mean ownership of Class B Common or Class B Excess Common by a Person who is or would be treated as an owner of such Class B Common or Class B Excess Common either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

    "Current Market Price" of publicly traded Common Stock or any other equity security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation.

    "Dividend Payment Percentage" shall mean, with respect to any quarterly period, the lesser of (a) 1 and (b) the fraction (expressed as a percentage) equal to (i) the dividend paid per share on the Common Stock in such quarter over (ii) the Base Year Quarterly Dividend.

    "Exchange Consideration Amount" shall mean, on any date of determination, the product of (a) the Market Price of the Common Stock on such date multiplied by (b) the Exchange Rate on such date, without giving effect to the adjustment described in Section 9(a)(iv).

    "Fair Market Value" shall mean the average of the daily Current Market Prices per share of Common Stock during the ten consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex-date" with respect to the issuance or distribution requiring such computation. The term "ex-date", when used with respect to any issuance or distribution, means the first day on which the shares of Common Stock trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, for purposes of determining that day's Current Market Price.

    "FFO" shall mean "funds from operations" as defined by the National Association of Real Estate Investment Trusts from time to time and determined in good faith by the Corporation and set forth in its filings with the Securities and Exchange Commission.

    "GAAP" shall mean generally accepted accounting principles.

    "IRS" shall mean the United States Internal Revenue Service.

    "Market Price" as to any date shall mean the average of the last sales price reported on the NYSE of the Common Stock, on the ten trading days immediately preceding the relevant date, or if not then traded on the NYSE, the average of the last reported sales price of the Class B Common on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors.

    "Ownership Limit" shall mean 9% in value of the aggregate of the outstanding shares of Common Equity. The value of shares of the outstanding shares of Common Equity shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

    "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Class B Common or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

    "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Class B Excess Common, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Class B Common if such Transfer had been valid under Section 10(a) below.

    "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Class B Excess Common Stock, the record holder of the Class B Common if such Transfer had been valid under Section 10(a).

    "Set apart for payment" shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a dividend or other distribution by the Board of Directors of the Corporation, the allocation of funds to be so paid on any series or class of shares of the Corporation.

    "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted on the Nasdaq National Market, on the applicable securities market in which the securities are traded.

    "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Class B Common, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Class B Common or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Class B Common), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Class B Common), and whether by operation of law or otherwise. The term "Transferring" and "Transferred" shall have the correlative meanings.

    "Transfer Agent" shall mean American Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation or its designee as the transfer agent for the Class B Common.

    "Trust" shall mean the trust created pursuant to Section 10(l).

    "Trustee" shall mean the Person that is appointed by the Corporation pursuant to Section 10(l) to serve as trustee of the Trust, and any successor thereto.

    "Unadjusted Class B Dividend Amount" shall mean (a) $2.24 per share for the first Class B Year after the Base Year and (b) with respect to any Class B Year thereafter, an amount equal to $2.24 multiplied by the sum of (i) one plus (ii) 70% of Aggregate FFO Growth for the prior Class B Year, but in no event shall the Unadjusted Class B Dividend Amount be less than $2.24 per share.

    12. DETERMINATION BY BOARD. Any determination by the Board of Directors pursuant to the terms of the Class B Common shall be final and binding upon the holders thereof and shall be conclusive for all purposes.

    THIRD: The Class B Common shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

    FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

    FIFTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

    IN WITNESS WHEREOF, Reckson Associates Realty Corp. has caused these presents to be signed in its name and on its behalf by its President and Chief Operating Officer and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that, to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to approval are true in all material respects.

                                              RECKSON ASSOCIATES REALTY CORP.

                                                    By:
                                                         ----------------------------------------
                                                                     Scott H. Rechler,
                                                           President and Chief Operating Officer

(SEAL)

ATTEST:

-------------------------------------------
          Gregg Rechler, Secretary

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Reckson's charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

    Reckson's charter authorizes Reckson, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of Reckson and at the request of Reckson, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Reckson's bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Reckson and at the request of Reckson, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Reckson's charter and bylaws also permit Reckson to indemnify and advance expenses to any person who served a predecessor of Reckson in any of the capacities described above and to any employee or agent of Reckson or a predecessor of Reckson.

    The MGCL requires a corporation (unless its charter provides otherwise, which Reckson's charter does not) to indemnify a present of former director or officer or other individual serving in a capacity described above who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to its present and former directors and officers, among others, upon the corporation's receipt of (a) a written affirmation by such individual of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

    Reckson has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that Reckson indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Reckson must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under Reckson's directors' and officers' liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded by the Reckson bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by Reckson's board of directors or the stockholders to eliminate the rights they provide.

    Reckson OP's Partnership Agreement contains provisions indemnifying its partners and their officers and directors to the fullest extent permitted by the Delaware Revised Uniform Limited Partnership Act.

    In the Merger Agreement, Reckson and Metropolitan Partners have agreed that all rights to exculpation and indemnification existing in favor of the current or former directors, officers or employees of Tower or any of its subsidiaries as provided in Tower's charter or bylaws or in any agreement will survive the merger and continue in full force and effect. For six years and ninety days after the merger, Metropolitan Partners will indemnify such persons to the fullest extent permitted by applicable law. For three years and ninety days after the merger, Metropolitan Partners is obligated to maintain in effect directors' and officers' liability insurance covering those persons who were covered by Tower's insurance policy on the date the Merger Agreement was executed, with coverage no less favorable than the coverage in effect under Tower's directors' and officers' liability insurance on such date; provided that Metropolitan Partners will not be required to pay an annual premium for such insurance in excess of 200% of the annual premiums paid by Tower in 1998, but in that case must purchase as much coverage as possible for that amount. Reckson has unconditionally guaranteed the obligations of Metropolitan Partners described in this paragraph.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

    Set forth below is a list of the exhibits included as part of this Registration Statement. The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger, dated as of December 8, 1998, by and among Tower Realty Trust, Inc.,
             Reckson Associates Realty Corp. ("Reckson"), Reckson Operating Partnership, L.P. and Metropolitan
             Partners LLC previously filed as Exhibit 10.1 to Reckson's 8-K report filed with the SEC on December 22,
             1998 and incorporated herein by reference.

       3.1   Amended and Restated Articles of Incorporation previously filed as Exhibit 3.3 to Reckson's Registration
             Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

       3.2   By-Laws of Reckson previously filed as Exhibit 3.2 to Reckson's Registration Statement on Form S-11 (No.
             333-1280) and incorporated herein by reference.

       3.3   Reckson Associates Realty Corp. Articles Supplementary Establishing and Fixing the Rights and
             Preferences of a Class of Shares of Preferred Stock designating 7 5/8% series A convertible cumulative preferred stock previously filed as Exhibit 3.1 to Reckson's Form 8-K report filed with the SEC on March
             1, 1999 and incorporated herein by reference.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       3.4   Form of Reckson Associates Realty Corp. Articles Supplementary Establishing and Fixing the Rights and
             Preferences of a Class of Shares of Common Stock designating class B common stock (included as Annex B to the Joint Proxy Statement/Prospectus contained in this registration statement).*

       4.1   Specimen share certificate for Reckson common stock previously filed as Exhibit 4.1 to Reckson's
             Registration Statement on Form S-11 (No. 33-84324) and incorporated herein by reference.

       4.2   Specimen share certificate for Reckson 7 5/8% series A convertible cumulative preferred stock previously filed as Exhibit 4.1 to Reckson's Form 8-K report filed with the SEC on March 1, 1999 and incorporated herein by reference

       4.3   Form of share certificate for Reckson class B common stock.*

       4.4   Form of Indenture for Reckson OP 7% guaranteed notes due 2009 to be entered into by Reckson Operating
             Partnership, L.P., as issuer, Reckson, as guarantor, and The Bank of New York, as trustee, previously filed as Exhibit B to the Agreement and Plan of Merger described in Exhibit 2.1.

       4.5   Form of Reckson OP 7% guaranteed note due 2009.*

       4.6   Guarantee of Reckson (included in article 16 of the Indenture described in Exhibit 4.4).

       5.1   Opinion of Brown & Wood LLP re legality of the shares of Reckson class B common stock and enforceability of the Reckson OP 7% notes being offered.*

       8.1   Opinion of Brown & Wood LLP re tax matters and consequences.*

      10.1   Amended and Restated Agreement of Limited Partnership of Reckson Operating Partnership, L.P. previously filed as Exhibit 10.1 to Reckson's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

      10.2   Third Amended and Restated Agreement of Limited Partnership of Omni Partners, L.P. previously filed as
             Exhibit 10.2 to Reckson's Form 10-K report filed with the SEC on March 26, 1998 and incorporated herein by reference.

      10.3   Amendment and Restatement of Employment and Non-Competition Agreement between Reckson and Donald Rechler previously filed as Exhibit 10.7 to Reckson's Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

      10.4   Amendment and Restatement of Employment and Non-Competition Agreement between Reckson and Scott Rechler previously filed as Exhibit 10.8 to Reckson's Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

      10.5   Amendment and Restatement of Employment and Non-Competition Agreement between Reckson and Mitchell
             Rechler previously filed as Exhibit 10.9 to Reckson's Form 10-K report filed with the SEC on March 16,
             1999 and incorporated herein by reference.

      10.6   Amendment and Restatement of Employment and Non-Competition Agreement between Reckson and Gregg Rechler previously filed as Exhibit 10.10 to Reckson's Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

      10.7   Amendment and Restatement of Employment and Non-Competition Agreement between Reckson and Roger Rechler previously filed as Exhibit 10.11 to Reckson's Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

      10.8   Amendment and Restatement of Employment and Non-Competition Agreement between Reckson and J. Michael
             Maturo previously filed as Exhibit 10.12 to Reckson's Form 10-K report filed with the SEC on March 16,
             1999 and incorporated herein by reference.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
      10.9   Purchase Option Agreements relating to the Reckson Option Properties previously filed as Exhibit 10.14 to Reckson's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

     10.10   Purchase Option Agreements relating to the Other Option Properties previously filed as Exhibit 10.15 to
             Reckson's Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

     10.11   Amended 1995 Stock Option Plan previously filed as Exhibit 10.1 to Reckson's Form 8-K report filed with the SEC on November 25, 1996 and incorporated herein by reference.

     10.12   Unsecured Credit Agreement, dated as of July 23, 1998 among Reckson Operating Partnership, L.P., Reckson
             Morris Operating Partnership, L.P., The Chase Manhattan Bank, as Arranger, Book Manager and
             Administrative Agent, UBS AG, New York Branch, as Arranger, Book Manager and Syndication Agent, and PNC
             Bank, National Association, as Documentation Agent previously filed as Exhibit 1.1 to Reckson's Form 8-K report filed with the SEC on August 14, 1998 and incorporated herein by reference.

     10.13   1996 Employee Stock Option Plan previously filed as Exhibit 10.2 to Reckson's Form 8-K report filed with the SEC on November 25, 1996 and incorporated herein by reference.

     10.14   Ground leases for properties previously filed as Exhibit 10.17 to Reckson's Registration Statement on
             Form S-11 (No. 33-84324) and incorporated herein by reference.

     10.15   Third Amended and Restated Agreement of Limited Partnership of Reckson FS Limited Partnership previously filed as Exhibit 10.18 to Reckson's Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

     10.16   Indemnity Agreement relating to 100 Oser Avenue previously filed as Exhibit 10.23 to Reckson's
             Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

     10.17   Contribution Agreement by and among Reckson, Reckson Operating Partnership, L.P. and Tarrytown Corporate
             Center, Tarrytown Corporate Center IV, L.P., Tarrytown Corporate Center II, Crest Realties, 2 Church
             Street Associates, JAH Realties, and Jon Halpern previously filed as Exhibit 10.24 to Reckson's
             Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

     10.18   Amended and Restated 1997 Stock Option Plan previously filed as Exhibit 10.19 to Reckson's Form 10-K report filed with the SEC on March 26, 1998 and incorporated herein by reference.

     10.19   1998 Stock Option Plan previously filed as Exhibit 10.20 to Reckson's Form 10-K report filed with the
             SEC on March 26, 1998 and incorporated herein by reference

     10.20   Amended and Restated Agreement of Limited Partnership of Reckson Morris Operating Partnership, L.P.
             previously filed as Exhibit 10.21 to Reckson's Form 10-K report filed with the SEC on March 26, 1998 and incorporated herein by reference.

     10.21   Note Purchase Agreement for Reckson Operating Partnership, L.P.'s 7.2% senior unsecured notes due 2007 previously filed as Exhibit 10.23 to Reckson's Form 10-K report filed with the SEC on March 26, 1998 and incorporated herein by reference.

     10.22   Intercompany Agreement with Reckson Service Industries, Inc. previously filed as Exhibit 10.35 to
             Reckson's Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

     10.23   Credit Agreement with Reckson Service Industries, Inc. relating to the operations of Reckson Service
             Industries, Inc. previously filed as Exhibit 10.37 to Reckson's Form 10-K report filed with the SEC on
             March 16, 1999 and incorporated herein by reference.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
     10.24   Credit Agreement with Reckson Service Industries, Inc. relating to Reckson Strategic Venture Partners,
             LLC. previously filed as Exhibit 10.36 to Reckson's Form 10-K report filed with the SEC on March 16,
             1999 and incorporated herein by reference.

     10.25   Stock Purchase Agreement, dated as of December 8, 1998, by and between Tower Realty Trust, Inc. and
             Metropolitan Partners LLC previously filed as Exhibit 10.2 to Reckson's 8-K report filed with the SEC on
             December 22, 1998 and incorporated herein by reference.

     10.26   Registration Rights Agreement, dated as of December 8, 1998, by and among Tower Realty Trust, Inc.,
             Metropolitan Partners LLC and Reckson previously filed as Exhibit 10.10 to Tower Realty Trust, Inc.'s
             Form 8-K filed with the SEC on December 18, 1998 and incorporated herein by reference.

     10.27   Amended and Restated Operating Agreement of Metropolitan Partners LLC, dated as of December 8, 1998, by and between Reckson Operating Partnership, L.P. and Crescent Real Estate Equities Limited Partnership
             previously filed as Exhibit 10.3 to Reckson's 8-K report filed with the SEC on December 22, 1998 and incorporated herein by reference.

     10.28   Amended and Restated Credit Agreement, dated as of January 12, 1999, among Reckson Operating
             Partnership, L.P. and Reckson Morris Operating Partnership, L.P. and ING (U.S.) Capital, LLC, as
             Documentation Agent and The Chase Manhattan Bank, as Arranger, Book Manager and Administrative Agent
             previously filed as Exhibit 1.1 to Reckson's 8-K report filed with the SEC on February 5, 1999 and incorporated herein by reference.

     10.29   Amended and Restated Unconditional Guaranty of Payment by Reckson Operating Partnership, L.P., Reckson
             Associates Realty Corp., Reckson FS Limited Partnership, Reckson Morris Industrial Interim GP LLC and
             Reckson Morris Industrial Trust in favor of The Chase Manhattan Bank, as Arranger, Book Manager and
             Administrative Agent for the benefit of the lenders under the credit agreement described in Exhibit
             10.28 previously filed as Exhibit 1.2 to Reckson's 8-K report filed with the SEC on February 5, 1999 and incorporated herein by reference.

     10.30   Supplement to the Amended and Restated Agreement of Limited Partnership of Reckson Operating
             Partnership, L.P. establishing Series A Preferred Units of Limited Partnership Interest previously filed as Exhibit 10.1 to Reckson's Form 8-K report filed with the SEC on March 1, 1999 and incorporated herein by reference.

     10.31   Supplement to the Amended and Restated Agreement of Limited Partnership of Reckson Operating
             Partnership, L.P. establishing Series B Preferred Units of Limited Partnership Interest previously filed as Exhibit 10.2 to Reckson's Form 8-K report filed with the SEC on March 1, 1999 and incorporated herein by reference.

     10.32   Supplement to the Amended and Restated Agreement of Limited Partnership of Reckson Operating
             Partnership, L.P. establishing Series C Preferred Units of Limited Partnership Interest previously filed as Exhibit 10.3 to Reckson's Form 8-K report filed with the SEC on March 1, 1999 and incorporated herein by reference.

     10.33   Supplement to the Amended and Restated Agreement of Limited Partnership of Reckson Operating
             Partnership, L.P. establishing Series D Preferred Units of Limited Partnership Interest previously filed as Exhibit 10.4 to Reckson's Form 8-K report filed with the SEC on March 1, 1999 and incorporated herein by reference.

     10.34   Severance Agreement between Reckson and Donald Rechler previously filed as Exhibit 10.24 to Reckson's
             Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
     10.35   Severance Agreement between Reckson and Scott Rechler previously filed as Exhibit 10.25 to Reckson's
             Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

     10.36   Severance Agreement between Reckson and Mitchell Rechler previously filed as Exhibit 10.26 to Reckson's
             Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

     10.37   Severance Agreement between Reckson and Gregg Rechler previously filed as Exhibit 10.27 to Reckson's
             Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

     10.38   Severance Agreement between Reckson and Roger Rechler previously filed as Exhibit 10.28 to Reckson's
             Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

     10.39   Severance Agreement between Reckson and J. Michael Maturo previously filed as Exhibit 10.29 to Reckson's
             Form 10-K report filed with the SEC on March 16, 1999 and incorporated herein by reference.

      12.1   Statement re computation of Reckson ratios of earnings to fixed charges.***

      12.2   Statement re computation of Reckson OP ratios of earnings to fixed charges.***

      21.1   Subsidiaries of the registrants.***

      23.1   Consent of PricewaterhouseCoopers LLP independent auditors.*

      23.2   Consent of Ernst & Young LLP independent auditors.*

      23.3   Consent of Brown & Wood LLP (included in Exhibit 5.1).*

      24.1   Powers of Attorney.***

      25.1   Statement of Eligibility of Trustee on Form T-1.*

      99.1   Form of proxy card of Reckson.***

      99.2   Form of proxy card of Tower.***

      99.3   Form of Election (for holders of Tower common stock to make cash election).*

      99.4   Form of Election (for holders of Tower OP units to make cash election).*

      99.5   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated previously filed as Exhibit 99.4 to this
             Registration Statement.***

      99.6   Consent of Salomon Smith Barney Inc. previously filed as Exhibit 99.5 to this Registration Statement.***


------------------------

*   Filed herewith.

**  To be filed by amendment.


*** Previously filed as an exhibit to this Registration Statement.


(b) Financial Statement Schedules

    All the schedules are omitted because they are not required or the information is included in the consolidated financial statements or notes thereto contained in the Joint Proxy Statement/Prospectus.

ITEM 22. UNDERTAKINGS

    Reckson hereby undertakes and Reckson OP, except for paragraphs 4, 5 and 8 undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference to provide such interim financial information.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(7) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred by a director, officer or controlling person of a registrant of expenses incurred by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person of a registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Huntington, State of New York, on March 29, 1999.



                                RECKSON ASSOCIATES REALTY CORP.

                                By:             /s/ SCOTT H. RECHLER
                                     -----------------------------------------
                                                  Scott H. Rechler
                                                     PRESIDENT

                                RECKSON OPERATING PARTNERSHIP, L.P.

                                By: RECKSON ASSOCIATES REALTY CORP.

                                By:             /s/ SCOTT H. RECHLER
                                     -----------------------------------------
                                                  Scott H. Rechler
                                                     PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.



          SIGNATURE                       TITLE                   DATE
------------------------------  --------------------------  -----------------


                                Chairman, of the Board,
              *                   Chief Executive Officer
------------------------------    and Director (Principal
      Donald J. Rechler           Executive Officer)

     /s/ SCOTT H. RECHLER
------------------------------  President, Chief Operating
       Scott H. Rechler           Officer and Director         March 29, 1999

                                Executive Vice President,
                                  Treasurer and Chief
    /s/ J. MICHAEL MATURO         Financial Officer
------------------------------    (Principal Financial
      J. Michael Maturo           Officer and Principal
                                  Accounting Officer)          March 29, 1999

              *
------------------------------  Vice-Chairman of the Board
       Roger M. Rechler           and Director

              *
------------------------------  Executive Vice President
     Mitchell D. Rechler          and Director

              *
------------------------------  Director
        Harvey R. Blau

              *
------------------------------  Director
      Herve A. Kevenides

              *
------------------------------  Director
       John V.N. Klein

              *
------------------------------  Director
       Lewis S. Ranieri

              *
------------------------------  Director
     Conrad D. Stephenson

              *
------------------------------  Director
      Leonard Feinstein



*By:    /s/ J. MICHAEL MATURO
      -------------------------
          J. Michael Maturo                                    March 29, 1999
          ATTORNEY-IN-FACT